                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                               (Amendment No. 2)

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[X] Preliminary Proxy Statement           [_] Confidential, For Use of the
                                              Commission Only
[_] Definitive Proxy Statement                (as permitted by Rule 14a-6(e)(2))
[_] Definitive Additional Materials
[_] Soliciting Material under
    Rule 14a-12

                         SPEECHWORKS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   [X] No fee required.
   [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
   (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
   (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
   (5) Total fee paid:

--------------------------------------------------------------------------------
[_] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

--------------------------------------------------------------------------------
   (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
   (3) Filing Party:

--------------------------------------------------------------------------------
   (4) Date Filed:

--------------------------------------------------------------------------------

     THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. SCANSOFT MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                   SUBJECT TO COMPLETION, DATED JULY 2, 2003


                                (SCANSOFT LOGO)


                                                                    July 2, 2003


Dear ScanSoft, Inc. Stockholders:

     We will hold a special meeting of our stockholders at the offices of our headquarters, 9 Centennial Drive, Peabody, Massachusetts 01960, on Monday, August 11, 2003 at 10:00 am Eastern time.

     At the meeting, you will be asked to consider and vote upon the following proposals:

     Proposal No. 1 asks you to approve the issuance of shares of ScanSoft common stock pursuant to a merger agreement with SpeechWorks International, Inc. Upon completion of the merger, holders of SpeechWorks common stock will be entitled to receive 0.860 of a share of ScanSoft common stock for each share of SpeechWorks common stock they hold at that time. Immediately after the merger, SpeechWorks stockholders are expected to own approximately 32.8% of the outstanding shares of ScanSoft common stock, which assumes the exercise of in-the-money SpeechWorks options as of June 27, 2003. ScanSoft common stock is listed on the NASDAQ National Market under the trading symbol "SSFT."

     Proposal No. 2 asks you to approve the amendment of ScanSoft's 1995 Employee Stock Purchase Plan to increase the number of shares of ScanSoft common stock reserved for issuance under the plan from 1,000,000 to 1,500,000. The purpose of this increase is to facilitate ScanSoft stock ownership by ScanSoft employees and directors.

     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE PROPOSALS REFERRED TO ABOVE AND CONCLUDED THAT THEY ARE IN THE BEST INTERESTS OF SCANSOFT AND ITS STOCKHOLDERS. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS REFERRED TO ABOVE.

     In the material accompanying this letter, you will find a notice of special meeting of stockholders, a joint proxy statement/prospectus relating to the actions to be taken by the ScanSoft stockholders at the ScanSoft special meeting (as well as the actions to be taken by the SpeechWorks stockholders at their special meeting) and a proxy. The joint proxy statement/prospectus more fully describes the merger agreement and the proposed merger and includes information about SpeechWorks and ScanSoft.

     We encourage you to read the joint proxy statement/prospectus, which includes important information about the merger. IN ADDITION, THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 20 OF THE JOINT PROXY
STATEMENT/PROSPECTUS CONTAINS A DESCRIPTION OF RISKS THAT YOU SHOULD CONSIDER IN EVALUATING THE MERGER.

     It is important that you use this opportunity to take part in the affairs of ScanSoft by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. YOUR VOTE IS VERY IMPORTANT. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                                          Sincerely,

                                          /s/ Paul Ricci
                                          Paul A. Ricci
                                          Chairman and Chief Executive Officer

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR THE SECURITIES OF SCANSOFT TO BE ISSUED PURSUANT TO THE MERGER, OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     This joint proxy statement/prospectus is dated July 2, 2003, and is first being mailed to ScanSoft stockholders on or about July 3, 2003.

                               (SPEECHWORKS LOGO)


                                                                    July 2, 2003


Dear SpeechWorks International, Inc. Stockholders:

    We will hold a special meeting of our stockholders at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Monday, August 11, 2003 at 10:00 am Eastern time.

    At the meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement and approve the merger of a wholly owned subsidiary of ScanSoft, Inc. with SpeechWorks as described in detail in the attached notice of special meeting of stockholders and joint proxy statement/prospectus. Upon completion of the merger, holders of SpeechWorks common stock will be entitled to receive 0.860 of a share of ScanSoft common stock for each share of SpeechWorks common stock they hold at that time. SpeechWorks common stock is listed on the NASDAQ National Market under the trading symbol "SPWX." ScanSoft common stock is listed on the NASDAQ National Market under the trading symbol "SSFT."

    AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND RELATED TRANSACTIONS WITH SCANSOFT AND DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF SPEECHWORKS AND ITS STOCKHOLDERS. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER.

    In the material accompanying this letter, you will find a notice of special meeting of stockholders, a joint proxy statement/prospectus relating to the actions to be taken by SpeechWorks stockholders at the SpeechWorks special meeting (as well as the actions to be taken by the ScanSoft stockholders at their special meeting) and a proxy. The joint proxy statement/prospectus more fully describes the merger agreement and the proposed merger and includes information about SpeechWorks and ScanSoft.

    We encourage you to read the joint proxy statement/prospectus, which includes important information about the merger. IN ADDITION, THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 20 OF THE JOINT PROXY
STATEMENT/PROSPECTUS CONTAINS A DESCRIPTION OF RISKS THAT YOU SHOULD CONSIDER IN EVALUATING THE MERGER.

    It is important that you use this opportunity to take part in the affairs of SpeechWorks by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. YOUR VOTE IS VERY IMPORTANT. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                                          Sincerely,

                                          /s/ Stuart Patterson
                                          Stuart R. Patterson
                                          Chief Executive Officer

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR THE SECURITIES OF SCANSOFT TO BE ISSUED PURSUANT TO THE MERGER, OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    This joint proxy statement/prospectus is dated July 2, 2003, and is first being mailed to SpeechWorks stockholders on or about July 3, 2003.

                                 SCANSOFT, INC.
                               9 CENTENNIAL DRIVE
                               PEABODY, MA 01960
                                 (978) 977-2000

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 11, 2003

Dear ScanSoft, Inc. Stockholders:

     A special meeting of stockholders of ScanSoft, Inc. will be held at ScanSoft's headquarters, 9 Centennial Drive, Peabody, Massachusetts 01960, on Monday, August 11, 2003 at 10:00 am Eastern time for the purpose of considering and acting upon the following proposals:

     (1) To consider and vote upon a proposal to approve the issuance of shares of ScanSoft common stock in connection with a merger of Spiderman Acquisition Corporation with and into SpeechWorks International, Inc. contemplated by the Agreement and Plan of Reorganization among ScanSoft, Spiderman Acquisition Corporation and SpeechWorks;

     (2) To consider and vote upon a proposal to amend ScanSoft's 1995 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan from 1,000,000 to 1,500,000; and

     (3) To transact such other business as may properly come before the special meeting or any postponement or adjournment thereof.

     The ScanSoft Board of Directors has determined that the proposals described above are advisable and in the best interests of ScanSoft and its stockholders, and unanimously recommends that ScanSoft stockholders vote "FOR" each of the proposals. The terms of the proposed merger with SpeechWorks and the related merger agreement, as well as the other proposals described above, are more fully described in the joint proxy statement/prospectus attached to this notice.

     The ScanSoft Board of Directors has fixed the close of business on June 30, 2003 as the record date for determination of ScanSoft stockholders entitled to notice of, and to vote at, the ScanSoft special meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote will be available at 9 Centennial Drive, Peabody, Massachusetts 01960 for ten days prior to the ScanSoft special meeting during ordinary business hours.

     WE ENCOURAGE YOU TO VOTE ON THESE IMPORTANT MATTERS.

                                          By Order of the
                                          Board of Directors
                                          /s/ KATHARINE A. MARTIN
                                          Katharine A. Martin
                                          Secretary
Peabody, Massachusetts

July 2, 2003


YOU ARE CORDIALLY INVITED TO ATTEND THE SCANSOFT SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SCANSOFT SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                        SPEECHWORKS INTERNATIONAL, INC.
                              695 ATLANTIC AVENUE
                          BOSTON, MASSACHUSETTS 02111
                                 (617) 428-4444

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 11, 2003

Dear SpeechWorks International, Inc. Stockholders:

     A special meeting of stockholders of SpeechWorks International, Inc. will be held at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Monday, August 11, 2003 at 10:00 am Eastern time for the purpose of considering and acting upon the following proposals:

     (1) To consider and vote upon a proposal to adopt the Agreement and Plan of Reorganization among ScanSoft, Inc., Spiderman Acquisition Corporation and SpeechWorks, and approve the merger contemplated by the Agreement and Plan of Reorganization; and

     (2) To transact such other business as may properly come before the special meeting or any postponement or adjournment thereof.

     The SpeechWorks Board of Directors has determined that the merger agreement and the merger are advisable and in the best interests of SpeechWorks and its stockholders and that the terms of the merger are fair to SpeechWorks and to its stockholders, and unanimously recommends that SpeechWorks stockholders vote "FOR" the proposal to adopt the Agreement and Plan of Reorganization and approve the merger. The terms of the proposed merger with ScanSoft and the related merger agreement are more fully described in the joint proxy statement/prospectus attached to this notice.

     The SpeechWorks Board of Directors has fixed the close of business on June 30, 2003 as the record date for determination of SpeechWorks stockholders entitled to notice of, and to vote at, the SpeechWorks special meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote will be available at 695 Atlantic Avenue, Boston, Massachusetts 02111 for ten days prior to the SpeechWorks special meeting during ordinary business hours.

     WE ENCOURAGE YOU TO VOTE ON THIS IMPORTANT MATTER.

                                          By Order of the
                                          Board of Directors

                                          /s/ W. Robert Kellegrew, Jr.
                                          W. Robert Kellegrew, Jr.
                                          Secretary
Boston, Massachusetts

July 2, 2003


YOU ARE CORDIALLY INVITED TO ATTEND THE SPEECHWORKS SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SPEECHWORKS SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                             ADDITIONAL INFORMATION

     This joint proxy statement/prospectus incorporates important business and financial information about SpeechWorks from documents filed with the Securities and Exchange Commission, which we refer to as the SEC, that are not included in or delivered with this joint proxy statement/prospectus. SpeechWorks will provide you with copies of this information, without charge, upon written or oral request to:

                        SPEECHWORKS INTERNATIONAL, INC.
                              695 Atlantic Avenue
                          Boston, Massachusetts 02111
                          Attention: Legal Department
                        Telephone Number: (617) 428-4444

     ScanSoft files annual, quarterly and current reports, proxy and information statements and other information with the SEC. ScanSoft will provide you with copies of this information without charge, upon written or oral request to:

                                 SCANSOFT, INC.
                               9 Centennial Drive
                               Peabody, MA 01960
                         Attention: Investor Relations
                        Telephone Number: (978) 977-2000

     PLEASE REQUEST DOCUMENTS FROM EITHER COMPANY NOT LATER THAN AUGUST 4, 2003. UPON REQUEST, WE WILL MAIL ANY DOCUMENTS TO YOU BY FIRST CLASS MAIL BY THE NEXT BUSINESS DAY.

     See the section entitled "Where You Can Find More Information" on page 171 of this joint proxy statement/prospectus for more information about the documents referred to in this joint proxy statement/ prospectus.


     You should rely only on the information contained in, or incorporated by reference into, this joint proxy statement/prospectus in deciding how to vote on the respective ScanSoft and SpeechWorks proposals. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated July 2, 2003. You should not assume that the information contained in, or incorporated by reference into, this joint proxy statement/prospectus is accurate as of any date other than that date.


     This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this joint proxy statement/prospectus regarding ScanSoft and Spiderman Acquisition Corporation has been provided by ScanSoft and information contained in this joint proxy statement/prospectus regarding SpeechWorks has been provided by SpeechWorks.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER OF SCANSOFT AND
  SPEECHWORKS...............................................    1
SUMMARY OF THE MERGER.......................................    6
  The Companies.............................................    6
  Structure of the Merger...................................    7
  Voting Requirements.......................................    7
  Recommendation of the Boards of Directors.................    7
  Opinions of Financial Advisors............................    7
  Completion and Effectiveness of the Merger................    8
  Conditions to Completion of the Merger....................    8
  Termination of the Merger Agreement.......................    8
  Payment of Termination Fee................................    9
  SpeechWorks Prohibited from Soliciting Other Offers.......    9
  Voting Agreements.........................................    9
  Share Ownership of Directors and Executive Officers of
     ScanSoft and SpeechWorks...............................   10
  Interests of Directors and Executive Officers in the
     Merger.................................................   10
  Material United States Federal Income Tax Consequences....   11
  Restrictions on the Ability to Sell ScanSoft Stock........   11
  Regulatory Approvals......................................   11
  Listing of ScanSoft Common Stock..........................   12
  Appraisal Rights..........................................   12
SUMMARY CONSOLIDATED FINANCIAL DATA OF SCANSOFT.............   13
SUMMARY CONSOLIDATED FINANCIAL DATA OF SPEECHWORKS..........   14
SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
  FINANCIAL DATA............................................   15
COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA.........   16
COMPARATIVE PER SHARE MARKET PRICE DATA.....................   18
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...   19
RISK FACTORS................................................   20
  Risks Related to the Merger...............................   20
  Risks Related to ScanSoft and the Combined Company........   24
  Risks Related to SpeechWorks..............................   32
THE SPECIAL MEETING OF SCANSOFT STOCKHOLDERS................   40
  General...................................................   40
  Date, Time and Place......................................   40
  Purpose of the ScanSoft Special Meeting...................   40
  Record Date, Shares Entitled to Vote......................   40
  Voting Procedures.........................................   40
  Vote Required.............................................   41
  Quorum, Abstentions and Broker Non-Votes..................   41
  Shares Owned and Voted by ScanSoft Directors and Executive
     Officers...............................................   42
  Revoking Your Proxy.......................................   42
  Solicitation of Proxies and Expenses......................   42

                                                              PAGE
                                                              ----
  Other Matters.............................................   43
  Recommendation of the ScanSoft Board of Directors.........   43
THE SPECIAL MEETING OF SPEECHWORKS STOCKHOLDERS.............   44
  General...................................................   44
  Date, Time and Place......................................   44
  Purpose of the SpeechWorks Special Meeting................   44
  Record Date, Shares Entitled to Vote......................   44
  Voting Procedures.........................................   44
  Vote Required.............................................   45
  Quorum, Abstentions and Broker Non-Votes..................   45
  Shares Owned and Voted by SpeechWorks Directors and
     Executive Officers.....................................   46
  Revoking Your Proxy.......................................   46
  Solicitation of Proxies and Expenses......................   46
  Other Matters.............................................   46
  Recommendation of the SpeechWorks Board of Directors......   47
THE MERGER..................................................   48
  Background of the Merger..................................   48
  Consideration of the Merger by ScanSoft...................   51
     ScanSoft's Reasons for the Merger and Recommendation of
      the ScanSoft Board of Directors.......................   51
     Opinion of ScanSoft Financial Advisor..................   52
  Consideration of the Merger by SpeechWorks................   59
     SpeechWorks' Reasons for the Merger and Recommendation
      of the SpeechWorks Board of Directors.................   59
     Opinion of SpeechWorks Financial Advisor...............   61
  Interests of Certain Persons in the Merger................   69
     Interests of ScanSoft Directors and Executive Officers
      in the Merger.........................................   69
     Interests of SpeechWorks Directors and Executive
      Officers in the Merger................................   69
  Board of Directors and Management of ScanSoft Following
     the Merger.............................................   72
  United States Federal Income Tax Consequences of the
     Merger.................................................   72
  Accounting Treatment of the Merger........................   74
  Regulatory Approvals......................................   74
  Listing on the NASDAQ National Market of ScanSoft Shares
     Issued Pursuant to the Merger..........................   74
  Delisting and Deregistration of SpeechWorks Common Stock
     After the Merger.......................................   74
  Restrictions on Sales of Shares of ScanSoft Common Stock
     Received in the Merger.................................   74
  Appraisal Rights..........................................   75
AGREEMENTS RELATED TO THE MERGER............................   76
  The Merger Agreement......................................   76
     Structure of the Merger................................   76
     Effective Time and Timing of Closing...................   76
     Merger Consideration...................................   76
     Fractional Shares......................................   76
     Exchange of SpeechWorks Stock Certificates for ScanSoft
      Stock Certificates....................................   77
     Distributions with Respect to Unexchanged Shares.......   77
     Transfers of Ownership and Lost Stock Certificates.....   77

                                                              PAGE
                                                              ----
     Treatment of SpeechWorks Stock Options.................   77
     Treatment of Rights under the SpeechWorks Stock
      Purchase Plan.........................................   78
     Representations and Warranties.........................   78
     Covenants of SpeechWorks...............................   79
     Covenants of ScanSoft..................................   81
     Other Covenants........................................   82
     Indemnification and Insurance..........................   83
     Employee Benefits......................................   83
     Board of Directors and Management of ScanSoft Following
      the Merger............................................   84
     Regulatory Approvals...................................   84
     Limitation on Reasonable Efforts to Obtain Regulatory
      Approvals.............................................   84
     Conditions to Completion of the Merger.................   85
     Alternative Transactions...............................   86
     SpeechWorks Board of Directors Recommendations.........   88
     ScanSoft Board of Directors Recommendations............   88
     Definition of Material Adverse Effect..................   89
     Termination of the Merger Agreement....................   89
     Payment of Termination Fee.............................   91
     Costs and Expenses.....................................   92
  ScanSoft Voting Agreements................................   92
     Agreement to Vote......................................   92
     Transfer Restrictions..................................   93
     Termination............................................   93
  SpeechWorks Voting Agreements.............................   93
     Agreement to Vote......................................   93
     Transfer Restrictions..................................   94
     Termination............................................   94
  Affiliate Agreements......................................   94
  Employment Agreements.....................................   94
AMENDMENT OF THE SCANSOFT 1995 EMPLOYEE STOCK PURCHASE
  PLAN......................................................   96
  Plan Description..........................................   96
  Vote Required; Recommendation of the ScanSoft Board of
     Directors..............................................   98
  Equity Compensation Plan Information......................   98
SELECTED FINANCIAL DATA OF SCANSOFT.........................   99
SELECTED QUARTERLY OPERATING RESULTS OF SCANSOFT............  101
SELECTED FINANCIAL DATA OF SPEECHWORKS......................  103
SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA........  105
ADDITIONAL INFORMATION CONCERNING SCANSOFT..................  107
  ScanSoft's Management's Discussion and Analysis of
     Financial Condition and Results of Operations..........  107
     Recent Developments....................................  107
     Results of Operations..................................  108
     Liquidity and Capital Resources........................  120
  Changes in and Disagreements With Accountants on
     Accounting and Financial Disclosure....................  122

                                                              PAGE
                                                              ----
  Quantitative and Qualitative Disclosures About Market
     Risk...................................................  123
  ScanSoft's Business.......................................  123
     Business...............................................  123
     Properties.............................................  134
     Legal Proceedings......................................  134
  Management of ScanSoft....................................  136
  Compensation Committee Interlocks and Insider
     Participation..........................................  137
  Compensation of Non-Employee Directors....................  138
  ScanSoft Executive Compensation...........................  138
  ScanSoft Compensation Plans...............................  141
  Limitations on Directors' Liability and Indemnification...  154
  Certain Relationships and Related Transactions............  155
  Security Ownership of Certain Beneficial Owners and
     Management of ScanSoft.................................  156
  Description of ScanSoft's Capital Stock...................  158
  Transfer Agent and Registrar..............................  162
  NASDAQ National Market Listing............................  162
  Market Price of ScanSoft's Common Stock...................  162
  ScanSoft's Dividend Policy................................  162
SPEECHWORKS 2000 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK
  PLAN......................................................  163
COMPARISON OF RIGHTS OF HOLDERS OF SCANSOFT COMMON STOCK AND
  SPEECHWORKS COMMON STOCK..................................  165
  Authorized Capital Stock..................................  165
  Board of Directors........................................  165
  Removal of Directors......................................  166
  Filling Vacancies on the Board of Directors...............  166
  Stockholder Action by Written Consent.....................  166
  Ability to Call Special Meetings of Stockholders..........  166
  Advance Notice Provisions for Stockholder Nominations and
     Proposals..............................................  167
  Amendment of Certificate of Incorporation.................  167
  Amendment of Bylaws.......................................  167
  Indemnification of Officers and Directors.................  168
  Stockholder Rights Plan...................................  168
LEGAL MATTERS...............................................  170
EXPERTS.....................................................  170
DOCUMENTS INCORPORATED BY REFERENCE.........................  170
WHERE YOU CAN FIND MORE INFORMATION.........................  171
INDEX TO FINANCIAL STATEMENTS...............................  F-1
ANNEXES:
A -- Agreement and Plan of Reorganization...................  A-1
B -- Opinion of Evercore Partners...........................  B-1
C -- Opinion of Morgan Stanley & Co. Incorporated...........  C-1
D -- Form of Amended and Restated ScanSoft Voting
  Agreement.................................................  D-1
E -- Form of Amended and Restated SpeechWorks Voting
  Agreement.................................................  E-1

       QUESTIONS AND ANSWERS ABOUT THE MERGER OF SCANSOFT AND SPEECHWORKS

                         GENERAL QUESTIONS AND ANSWERS

     Q:  WHY ARE SCANSOFT AND SPEECHWORKS PROPOSING THE MERGER?

     A: We are proposing the merger because we believe the combination of our two companies will bring together the broadest set of speech technologies, products and professional services in a diversified organization that is able to support partners and customers on a global scale more effectively and efficiently. Furthermore, after reviewing numerous strategic alternatives for enhancing stockholder value, the boards of directors of both ScanSoft and SpeechWorks believes that the merger will:

     - broaden our technical strengths and resources to develop and deliver enhanced products;

     - strengthen our channel and partner capabilities with an expanded portfolio of technologies, applications and services;

     - enhance our competitive position in key vertical markets, including telecommunications, travel/ hospitality, financial services, automotive and government;

     - allow the combined company to utilize the skill and resources from both companies' management and employee teams;

     - provide a professional services organization to help the combined company better serve our major enterprise accounts, channel partners and telecommunications carriers; and

     - generate cost synergies through headcount reductions, office site consolidations and reductions in marketing and administrative expenses.

     Q:  WHAT WILL HAPPEN PURSUANT TO THE MERGER?


     A: Pursuant to the merger, a wholly owned subsidiary of ScanSoft will merge with SpeechWorks and SpeechWorks will survive the merger as a wholly owned subsidiary of ScanSoft, and SpeechWorks stockholders will become ScanSoft stockholders. Assuming the merger had been completed on June 27, 2003 and in-the-money options to purchase shares of SpeechWorks common stock had been exercised as of that date, SpeechWorks stockholders would have owned approximately 32.8% of the outstanding shares of ScanSoft common stock immediately after the merger and ScanSoft stockholders would have owned the remaining 67.2%. On a fully-diluted basis, SpeechWorks equity holders would have owned approximately 26.1% of the fully-diluted shares of ScanSoft common stock immediately after the merger. The calculation on a fully-diluted basis assumes the conversion or exercise, as the case may be, of: outstanding shares of ScanSoft preferred stock, the Philips convertible debenture, outstanding warrants and options to purchase shares of ScanSoft common stock, and in-the-money options to purchase shares of SpeechWorks common stock.


     Q:  WHAT STOCKHOLDER APPROVALS ARE REQUIRED TO COMPLETE THE MERGER?


     A: We cannot complete the merger unless, among other things, a majority of the outstanding shares of SpeechWorks common stock entitled to vote at the SpeechWorks special meeting vote to adopt the merger agreement and approve the merger. As of June 27, 2003, SpeechWorks directors and executive officers and certain of their affiliates were entitled to vote approximately 8.7% of the outstanding shares of SpeechWorks common stock. These directors and executive officers have already agreed with ScanSoft to vote their shares of SpeechWorks common stock in favor of the adoption of the merger agreement and the approval of the merger. The voting agreements permit the sale of certain shares of common stock by SpeechWorks directors and executive officers.


     In addition, a majority of the votes cast at the ScanSoft special meeting on the proposal to approve the issuance of shares of ScanSoft common stock in connection with the merger must be voted in favor of such issuance in order to complete the merger. As of June 27, 2003, ScanSoft directors and officers were entitled to vote approximately 1.0% of the outstanding shares of ScanSoft common stock. These directors and officers have already agreed with SpeechWorks to vote their shares of ScanSoft common stock in favor of the issuance of shares of ScanSoft common stock in connection with the merger. The voting agreements permit the sale of certain shares of common stock by ScanSoft directors and executive officers.

     Q: HOW DO THE BOARDS OF DIRECTORS OF SCANSOFT AND SPEECHWORKS RECOMMEND THAT I VOTE?

     A: The ScanSoft board of directors recommends that ScanSoft stockholders vote "FOR" the proposal to approve the issuance of shares of ScanSoft common stock in connection with the merger.

     The SpeechWorks board of directors recommends that SpeechWorks stockholders vote "FOR" the proposal to adopt the merger agreement and approve the merger.

     Q:  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

     A: We expect to complete the merger as quickly as possible once all the conditions to the merger, including obtaining the approvals of ScanSoft and SpeechWorks stockholders, are fulfilled. While we cannot predict the exact timing, we currently expect to complete the merger in the third quarter of calendar year 2003.

     Q:  WHERE CAN I FIND MORE INFORMATION ABOUT SCANSOFT AND SPEECHWORKS?

     A: You can find more information about ScanSoft and SpeechWorks from reading this joint proxy statement/prospectus and the various sources described in this joint proxy statement/prospectus under the section entitled "Where You Can Find More Information."

                QUESTIONS AND ANSWERS FOR SCANSOFT STOCKHOLDERS

     Q:  WHEN AND WHERE IS THE SCANSOFT SPECIAL MEETING?

     A: The ScanSoft special meeting will be held at ScanSoft's offices at 9 Centennial Drive, Peabody, Massachusetts on August 11, 2003 at 10:00 am, Eastern time.

     Q:  WHAT WILL HAPPEN AT THE SCANSOFT SPECIAL MEETING?

     A: At the ScanSoft special meeting, ScanSoft stockholders will vote on the issuance of shares of ScanSoft common stock in connection with the merger.

     Q:  ARE ANY OTHER MATTERS BEING VOTED UPON AT THE SCANSOFT SPECIAL MEETING?

     A: ScanSoft stockholders are being asked to vote to adopt an amendment to ScanSoft's 1995 Employee Stock Purchase Plan, which we sometimes refer to as the 1995 ESPP, to increase the number of shares of ScanSoft common stock reserved for issuance under the 1995 ESPP. The completion of the merger is not conditioned on the approval of the amendment to the 1995 ESPP, and the amendment to the 1995 ESPP is not conditioned on the completion of the merger.

     Q:  WHAT DO I NEED TO DO TO VOTE?

     A: After carefully reading and considering the information contained in this joint proxy statement/ prospectus, please mail your completed and signed proxy card in the enclosed postage-paid return envelope as soon as possible so that your shares may be represented at the ScanSoft special meeting. In order to assure that we obtain your vote, please vote as instructed on your proxy card even if you currently plan to attend the ScanSoft special meeting and vote in person.

     If you sign and mail your proxy and do not indicate how you want to vote, your proxy will be voted for the approval of the issuance of shares of ScanSoft common stock in connection with the merger and for the adoption of the amendment to the 1995 Employee Stock Purchase Plan.

     Q:  MAY I CHANGE MY VOTE EVEN AFTER RETURNING A PROXY CARD?

     A: Yes. If you want to change your vote, you may do so at any time before your proxy is voted at the ScanSoft special meeting. You can do this in one of three ways. First, you can complete and send a proxy with a later date. Second, you can send a written notice to the corporate secretary of ScanSoft stating that you would like to revoke your proxy. Third, you can attend the ScanSoft special meeting and vote in person. Your attendance at the ScanSoft special meeting alone will not revoke your proxy.

     Q:  IF MY BROKER HOLDS MY SHARES IN "STREET NAME," HOW DO I VOTE MY SHARES?

     A: You should contact your broker. You should follow the directions provided by your broker to vote your shares. Your broker will not be permitted to vote on the issuance of shares of common stock in connection with the merger unless your broker receives appropriate instructions from you. However, your broker will have discretionary voting authority to vote on the plan amendment if you do not provide your broker with appropriate instructions.

     If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions. You cannot vote shares held in "street name" by returning a proxy card directly to ScanSoft or by voting in person at the ScanSoft special meeting.

     Q: ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE ISSUANCE OF SHARES OF SCANSOFT COMMON STOCK IN CONNECTION WITH THE MERGER?

     A: Yes. You should consider the risk factors set out in the section entitled "Risk Factors" beginning on page 20 of this joint proxy statement/prospectus.

     Q:  WHO CAN HELP ANSWER MY QUESTIONS?

     A: If you have any questions about the merger or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact:

                                 SCANSOFT, INC.
                               9 Centennial Drive
                          Peabody, Massachusetts 01960
                       Attention: Chief Financial Officer
                        Telephone Number: (978) 977-2000

               QUESTIONS AND ANSWERS FOR SPEECHWORKS STOCKHOLDERS

     Q:  WHEN AND WHERE IS THE SPEECHWORKS SPECIAL MEETING?

     A: The SpeechWorks special meeting will be held at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on August 11, 2003 at 10:00 am, Eastern time.

     Q:  WHAT WILL HAPPEN AT THE SPEECHWORKS SPECIAL MEETING?

     A: At the SpeechWorks special meeting, SpeechWorks stockholders will be asked to consider and vote upon a proposal to adopt the merger agreement and to approve the merger.

     Q:  WHAT DO I NEED TO DO TO VOTE?

     A: After carefully reading and considering the information contained in this joint proxy statement/ prospectus and the other information to which you have been referred, please mail your completed and signed proxy card in the enclosed postage-paid return envelope as soon as possible so that your shares may be represented at the SpeechWorks special meeting. In order to assure that we obtain your vote, please vote as instructed on your proxy card even if you currently plan to attend the SpeechWorks special meeting and vote in person.

     If you sign and mail your proxy and do not indicate how you want to vote, your proxy will be voted for the adoption of the merger agreement and the approval of the merger.

     Q:  MAY I CHANGE MY VOTE EVEN AFTER RETURNING A PROXY CARD?

     A: Yes. If you want to change your vote, you may do so at any time before your proxy is voted at the SpeechWorks special meeting. You can do this in one of three ways. First, you can complete and send a proxy with a later date. Second, you can send a written notice to the corporate secretary of SpeechWorks stating that you would like to revoke your proxy. Third, you can attend the SpeechWorks special meeting and vote in person. Your attendance at the SpeechWorks special meeting alone will not revoke your proxy.

     Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

     A: No. You should contact your broker. You should follow the directions provided by your broker to vote your shares. Your broker will not vote your shares on the merger proposal unless your broker receives appropriate instructions from you. If you do not provide your broker with voting instructions, your shares will be considered present at the SpeechWorks special meeting for purposes of determining a quorum but will not be considered to have been voted in favor of adoption of the merger agreement and approval of the merger. As a result, your shares will have the effect of a vote against adoption of the merger agreement and approval of the merger if you do not give voting instructions to your broker.

     If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions. You cannot vote shares held in "street name" by returning a proxy card directly to SpeechWorks or by voting in person at the SpeechWorks special meeting.

     Q: WHAT WILL SPEECHWORKS STOCKHOLDERS BE ENTITLED TO RECEIVE PURSUANT TO THE MERGER?

     A: If the merger is completed, SpeechWorks stockholders will be entitled to receive 0.860 of a share of ScanSoft common stock for each share of SpeechWorks common stock held at the effective time of the merger. Instead of a fractional share of ScanSoft common stock, SpeechWorks stockholders will be entitled to receive an amount of cash equal to the value of the fractional share that the respective SpeechWorks stockholder would otherwise be entitled to receive after aggregating all of such stockholder's SpeechWorks shares in a single account, based on the average closing price of ScanSoft common stock as reported on the NASDAQ National Market.

     SpeechWorks will terminate and cancel all outstanding stock options to purchase shares of SpeechWorks common stock that are not exercised immediately before the effective time of the merger.

     ScanSoft will assume all outstanding warrants to purchase shares of SpeechWorks common stock that are not exercised immediately before the effective time of the merger. Assumed warrants will become exercisable to purchase shares of ScanSoft common stock and will generally have the same terms and conditions as were applicable under the applicable SpeechWorks warrants, except that the number of shares of ScanSoft common stock subject to such warrants, and the exercise price of such warrants, will each be adjusted by the exchange ratio.

     Q: WILL SPEECHWORKS STOCKHOLDERS BE ABLE TO TRADE THE SCANSOFT COMMON STOCK THAT THEY RECEIVE PURSUANT TO THE MERGER?

     A: Yes. The shares of ScanSoft common stock that SpeechWorks stockholders receive pursuant to the merger will be listed on the NASDAQ National Market under the symbol "SSFT." Certain persons who are deemed affiliates of SpeechWorks will be required to comply with Rule 145 promulgated under the Securities Act of 1933, as amended, which we refer to as the Securities Act, if they sell their shares of ScanSoft common stock received pursuant to the merger.

     Q:  SHOULD I SEND IN MY SPEECHWORKS STOCK CERTIFICATES NOW?

     A: No. If SpeechWorks stockholders adopt the merger agreement and approve the merger, after the merger is completed, ScanSoft will send SpeechWorks stockholders written instructions, including a letter of transmittal, that will explain how to exchange SpeechWorks stock certificates for ScanSoft common stock certificates. Please do not send in any SpeechWorks stock certificates until you receive these written instructions and the letter of transmittal.

     Q:  AM I ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER?

     A: No. You are not entitled to appraisal rights in connection with the merger.

     Q:  WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE
MERGER?

     A: Consummation of the merger is conditioned upon the receipt by ScanSoft and SpeechWorks of legal opinions to the effect that the merger will qualify as a reorganization under the Internal Revenue Code of 1986, as amended, which we refer to as the Internal Revenue Code. Assuming that the merger so qualifies, you will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of SpeechWorks common stock for shares of ScanSoft common stock pursuant to the merger, except for any gain or loss attributable to cash received instead of fractional ScanSoft shares. The tax consequences to you of the merger will depend on your particular circumstances. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

     Q: ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER?

     A: Yes. You should consider the risk factors set out in the section entitled "Risk Factors" beginning on page 20 of this joint proxy statement/prospectus.

     Q:  WHO CAN HELP ANSWER MY QUESTIONS?

     A: If you have any questions about the merger or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact:

                        SPEECHWORKS INTERNATIONAL, INC.
                              695 Atlantic Avenue
                          Boston, Massachusetts 02111
          Attention: Legal Department, W. Robert Kellegrew, Jr., Esq.
                        Telephone Number: (617) 428-4444

                             SUMMARY OF THE MERGER

     The following is a summary of the information contained in this document relating to the merger of ScanSoft and SpeechWorks. This summary may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/prospectus and the other documents to which we refer. In particular, you should read the annexes attached to this joint proxy statement/ prospectus, including the merger agreement which is attached as Annex A and is incorporated by reference into this joint proxy statement/prospectus. In addition, SpeechWorks incorporates by reference into this joint proxy statement/prospectus important business and financial information about SpeechWorks. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" beginning on page 171.

THE COMPANIES


ScanSoft, Inc.
9 Centennial Drive
Peabody, Massachusetts 01960
(978) 977-2000
http://www.scansoft.com


     ScanSoft is a leading provider of software that allows users to convert documents, images and speech into information used within digital applications. ScanSoft's products and technologies automate manual processes and help enterprises, professionals and consumers increase productivity, reduce costs and save time. ScanSoft's products are built upon digital capture and speech technologies, and are sold as solutions into the financial, legal, healthcare, government, telecommunications and automotive industries. ScanSoft's digital capture technologies transform text and images into digital documents and information. ScanSoft's speech technologies transform speech into text and text into speech, and enable the voice control of hardware and software applications. ScanSoft's common stock is traded on the NASDAQ National Market under the symbol "SSFT."

SpeechWorks International, Inc.
695 Atlantic Avenue
Boston, Massachusetts 02111
(617) 428-4444
http://www.speechworks.com

     SpeechWorks is a leading provider of software products and professional services that enable enterprises, carriers and government organizations to offer automated, speech-activated services over any telephone. SpeechWorks' network-based speech recognition solutions enable consumers to direct their own calls, obtain information and conduct transactions automatically, simply by speaking naturally over any telephone, anytime. SpeechWorks' network-based text-to-speech solutions enable consumers to experience natural-sounding synthesized speech that supports a number of applications, including unified messaging. SpeechWorks' embedded technologies in both speech recognition and text-to-speech enable automobile and device manufacturers to support both speech recognition and text-to-speech in the automobile or on the device itself. SpeechWorks' common stock is traded on the NASDAQ National Market under the symbol "SPWX."


Spiderman Acquisition Corporation
9 Centennial Drive
Peabody, Massachusetts 01960
(978) 977-2000


     Spiderman Acquisition Corporation is a wholly owned subsidiary of ScanSoft recently formed solely for the purpose of effecting the merger. It has no business operations.

STRUCTURE OF THE MERGER (SEE PAGE 76)

     We propose a merger pursuant to which Spiderman Acquisition Corporation, a wholly owned subsidiary of ScanSoft, will merge with and into SpeechWorks, and thereafter will cease to exist as a separate corporate entity. After the merger, SpeechWorks will be a wholly owned subsidiary of ScanSoft, and SpeechWorks stockholders will be entitled to become ScanSoft stockholders.

     The terms and conditions of the merger are contained in the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus. Please carefully read the merger agreement as it is the legal document that governs the proposed merger.

VOTING REQUIREMENTS (SEE PAGES 41 AND 45)

     ScanSoft and SpeechWorks cannot complete the merger unless ScanSoft stockholders vote to approve the issuance of shares of ScanSoft common stock in connection with the merger and SpeechWorks stockholders vote to adopt the merger agreement and approve the merger.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS REGARDING THE MERGER (SEE PAGES 51 AND 59)

     After careful consideration of numerous factors, the ScanSoft board of directors has determined that the proposed merger is advisable, and is fair to and in the best interests of ScanSoft and its stockholders and recommends that ScanSoft stockholders vote "FOR" the proposal to approve the issuance of shares of ScanSoft common stock in connection with the merger.

     After careful consideration of numerous factors, the SpeechWorks board of directors has determined that the merger agreement and the merger are advisable, and are fair to and in the best interests of SpeechWorks and its stockholders and recommends that SpeechWorks stockholders vote "FOR" the proposal to adopt the merger agreement and approve the merger.

OPINIONS OF FINANCIAL ADVISORS (SEE PAGES 52 AND 61)

     On April 23, 2003, Evercore Partners delivered its written opinion to the ScanSoft board of directors that, as of that date and based upon and subject to the assumptions, considerations and limitations set forth in its opinion, the exchange ratio in the merger agreement was fair, from a financial point of view, to the holders of ScanSoft common stock. The opinion of Evercore Partners does not constitute a recommendation as to how any ScanSoft stockholder should vote with respect to the issuance of shares of ScanSoft common stock in connection with the merger.

     The full text of the written opinion of Evercore Partners, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex B. ScanSoft stockholders are urged to read the opinion carefully and in its entirety. ScanSoft stockholders should carefully consider the discussion of Evercore Partners' analysis in the section entitled "Opinion of ScanSoft Financial Advisor" beginning on page 52 of this joint proxy statement/prospectus.

     On April 23, 2003, Morgan Stanley & Co. Incorporated delivered its written opinion to the SpeechWorks board of directors that, as of that date and based upon and subject to the assumptions, considerations and limitations set forth in its opinion, the exchange ratio in the merger agreement was fair, from a financial point of view, to the holders of SpeechWorks common stock. The opinion of Morgan Stanley does not constitute a recommendation as to how any SpeechWorks stockholder should vote with respect to the merger.

     The full text of the written opinion of Morgan Stanley, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex C. SpeechWorks stockholders are urged to read the opinion carefully and in its entirety. SpeechWorks stockholders should carefully consider the discussion of Morgan

Stanley's analysis in the section entitled "Opinion of SpeechWorks Financial Advisor" beginning on page 61 of this joint proxy statement/prospectus.

COMPLETION AND EFFECTIVENESS OF THE MERGER (SEE PAGE 76)

     We will complete the merger when all of the conditions to completion of the merger are satisfied or waived. The merger will become effective when we file a certificate of merger with the State of Delaware or at a later time if so specified in the certificate.

     While we cannot predict the exact timing, we currently expect to complete the merger in the third quarter of calendar year 2003.

CONDITIONS TO COMPLETION OF THE MERGER (SEE PAGE 85)

     Each of ScanSoft's and SpeechWorks' obligation to complete the merger is subject to the satisfaction or waiver of a number of conditions, including:

     - receipt of required approvals from ScanSoft stockholders and SpeechWorks stockholders;

     - the absence of any statute, rule, regulation, executive order, decree, injunction or other order which has the effect of making the merger or the issuance of shares of ScanSoft common stock pursuant to the merger agreement illegal or otherwise prohibiting consummation of the merger or the issuance of shares of ScanSoft common stock pursuant to the merger agreement;

     - expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and similar merger notification laws or regulations of foreign governmental entities;

     - the absence of any pending or overtly threatened suit, action or proceeding asserted by any governmental authority (i) challenging or seeking to restrain or prohibit the consummation of the merger or (ii) seeking to require ScanSoft or SpeechWorks to effect an action of divestiture;

     - effectiveness of the registration statement, of which this joint proxy statement/prospectus is a part;

     - receipt by each company of an opinion from its legal counsel that, for U.S. federal income tax purposes, the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

     - each company's representations and warranties in the merger agreement being true and correct, to the extent set forth in the merger agreement;

     - compliance in all material respects by each company with its covenants and agreements in the merger agreement, to the extent set forth in the merger agreement;

     - the absence of a material adverse effect on each company; and

     - the shares of ScanSoft common stock to be issued pursuant to the merger being authorized for listing on the NASDAQ National Market, subject to official notice of issuance.

     ScanSoft's obligation to complete the merger is also subject to (i) the satisfaction or waiver of the condition that each non-competition agreement entered into by and between SpeechWorks and each SpeechWorks' employee shall not have been modified or amended since April 23, 2003, and shall be enforceable by SpeechWorks and ScanSoft immediately following the merger to the full extent enforceable by SpeechWorks immediately prior to the merger, and (ii) the receipt of all required material consents, permits and approvals.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 89)

     ScanSoft and SpeechWorks may mutually agree at any time to terminate the merger agreement without completing the merger, even after receipt of the requisite approvals of the stockholders of

ScanSoft and SpeechWorks. In addition, either of ScanSoft or SpeechWorks may, without the consent of the other, terminate the merger agreement in any of the following circumstances:

     - if the merger is not completed by October 15, 2003, or a later specified date if the closing of the merger is delayed by reason of a pending acquisition of ScanSoft;

     - if any governmental order, decree or ruling enjoining or prohibiting the merger has become final and nonappealable;

     - if the other party breaches the merger agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the merger and, if permitted by the merger agreement, the breaching party does not cure the breach within 30 days;

     - if a material adverse effect (as defined in the merger agreement) on the other party shall have occurred since April 23, 2003, the date of the merger agreement, and is continuing;

     - if ScanSoft stockholders do not approve the issuance of shares of ScanSoft common stock pursuant to the merger agreement; or

     - if SpeechWorks stockholders do not adopt the merger agreement and approve the merger.

     In addition, ScanSoft may, without the consent of SpeechWorks, terminate the merger agreement prior to the adoption of the merger agreement and approval of the merger by SpeechWorks stockholders if the SpeechWorks board of directors:

     - fails to recommend adoption of the merger agreement and approval of the merger;

     - withdraws or adversely modifies its recommendation that SpeechWorks stockholders adopt the merger agreement and approve the merger or fails to reconfirm its recommendation of the merger following public announcement of a third party acquisition proposal;

     - recommends a third party acquisition proposal to SpeechWorks stockholders; or

     - fails to recommend against a tender offer or exchange offer that is commenced by a third party.

PAYMENT OF TERMINATION FEE (SEE PAGE 91)

     ScanSoft and SpeechWorks have each agreed to pay the other party a termination fee of $6.5 million if the merger agreement is terminated under certain circumstances.

SPEECHWORKS PROHIBITED FROM SOLICITING OTHER OFFERS (SEE PAGE 86)

     SpeechWorks has agreed that it will not solicit or encourage the initiation of any inquiries regarding any acquisition proposals by third parties. SpeechWorks may respond to unsolicited superior acquisition proposals if required by the SpeechWorks board of directors' fiduciary duties. SpeechWorks must promptly notify ScanSoft if SpeechWorks receives any other acquisition proposals.

VOTING AGREEMENTS (SEE PAGES 92 AND 93)


     As a condition to ScanSoft entering into the merger agreement, each of SpeechWorks' executive officers and directors entered into a voting agreement with ScanSoft in which each has agreed, among other things, to vote his or her shares of SpeechWorks common stock in favor of the adoption of the merger agreement and approval of the merger and against any action that would delay or prevent the merger and against any alternative transaction. These persons have the right, as of June 27, 2003, to vote a total of 3,033,900 shares of SpeechWorks common stock, or approximately 8.7% of the outstanding shares of SpeechWorks common stock. In connection with the voting agreements, these persons have granted an irrevocable proxy appointing members of the ScanSoft board of directors, and each of them individually, as their sole and exclusive attorneys and proxies to vote their shares in accordance with the terms of the voting agreements.

     As a condition to SpeechWorks entering into the merger agreement, each of ScanSoft's executive officers and directors entered into a voting agreement with SpeechWorks in which each has agreed, among other things, to vote his or her shares of ScanSoft common stock in favor of the issuance of shares of ScanSoft common stock in connection with the merger and against any action that would delay or prevent the merger and against any alternative transaction. These persons have the right, as of June 27, 2003, to vote a total of 579,948 shares of ScanSoft common stock, or approximately 1.0% of the outstanding shares of ScanSoft common stock as of such date. In connection with the voting agreements, these persons have granted an irrevocable proxy appointing members of the SpeechWorks board of directors, and each of them individually, as their sole and exclusive attorneys and proxies to vote their shares in accordance with the terms of the voting agreements.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF SCANSOFT AND SPEECHWORKS (SEE PAGES 42 AND 46)

     At the close of business on June 27, 2003, directors and executive officers of ScanSoft and their affiliates beneficially owned and were entitled to vote approximately 1.0% of the 66,206,640 shares of ScanSoft common stock outstanding on that date. The vote required for approval of the issuance of shares of ScanSoft common stock in connection with the merger is a majority of the votes cast on the matter.


     At the close of business on June 27, 2003, directors and executive officers of SpeechWorks and certain of their affiliates beneficially owned and were entitled to vote approximately 8.7% of the 34,874,927 shares of SpeechWorks common stock outstanding on that date. The vote required for the adoption of the merger agreement and approval of the merger is a majority of the outstanding shares of SpeechWorks common stock.


INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (SEE PAGE 69)

     You should be aware that certain ScanSoft and SpeechWorks executive officers and directors have interests in the merger that may be different from, or in addition to, interests of ScanSoft and SpeechWorks stockholders generally. These interests include, among others:

     - existing agreements and new employment agreements with ScanSoft that provide, among other things, for severance and other benefits as a result of the merger;

     - continued director and officer indemnification and insurance; and

     - acceleration of all SpeechWorks options held by officers and directors and the partial acceleration of shares of SpeechWorks restricted common stock held by officers.

     In order to eliminate the ongoing compensation expense and limit the number of outstanding options that would result from SpeechWorks options remaining outstanding as ScanSoft options after the merger, ScanSoft has required that all SpeechWorks options be accelerated and, to the extent not exercised, terminated prior to the closing of the merger. SpeechWorks cannot determine the number of options that SpeechWorks employees, officers and directors will exercise and, with respect to the shares of SpeechWorks common stock issued upon exercise, sell prior to the effective time of the merger. SpeechWorks expects, however, that all optionholders will exercise their in-the-money options prior to the closing of the merger and that most optionholders, including SpeechWorks executive officers and directors, will elect to sell at least the portion of the shares issued upon exercise as is necessary to recoup the exercise price and pay any tax liabilities which the optionholder incurs in connection with the option exercise. In addition, executive officers and directors and other employees may for personal reasons, including to diversify their investment holdings, elect to sell some or all of the remaining shares acquired upon exercise of options prior to the closing of the merger.

     The ScanSoft and SpeechWorks boards of directors were aware of these interests in approving the merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 72)

     Consummation of the merger is conditioned upon the receipt by ScanSoft and SpeechWorks of legal opinions to the effect that the merger will qualify as a reorganization under the Internal Revenue Code. Assuming that the merger so qualifies, SpeechWorks stockholders will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of SpeechWorks common stock for shares of ScanSoft common stock pursuant to the merger, except for any gain or loss attributable to cash received instead of fractional shares of ScanSoft common stock.

THIS TAX TREATMENT MAY NOT APPLY TO CERTAIN STOCKHOLDERS, AND YOU MAY BE SUBJECT TO TAXES OTHER THAN U.S. FEDERAL INCOME TAXES. SPEECHWORKS STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO THEM.

RESTRICTIONS ON THE ABILITY TO SELL SCANSOFT STOCK (SEE PAGE 74)

     SpeechWorks will use all commercially reasonable efforts to deliver to ScanSoft from each person who may reasonably be deemed to be an affiliate of SpeechWorks an executed affiliate agreement pursuant to which such affiliate shall agree to be bound by the provisions of Rule 145 promulgated under the Securities Act. ScanSoft will give stop transfer instructions to its transfer agent with respect to any ScanSoft common stock received pursuant to the merger by any stockholder of SpeechWorks who may reasonably be deemed to be an affiliate. The certificates will contain a legend stating that the shares were issued in a transaction to which Rule 145 applies and may only be transferred
(i) in conformity with Rule 145 or (ii) in accordance with a written opinion of counsel, reasonably acceptable to ScanSoft, in form and substance that such transfer is exempt from registration under the Securities Act.

REGULATORY APPROVALS (SEE PAGE 84)

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger may not be consummated unless certain filings have been submitted to the Federal Trade Commission, or the FTC, and the Antitrust Division of the U.S. Department of Justice, or the Antitrust Division, and certain waiting period requirements have been satisfied. ScanSoft and SpeechWorks filed the appropriate notification and report forms with the FTC and with the Antitrust Division and notice of the early termination of the waiting period was received on June 5, 2003.

     The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions like the proposed merger. At any time before or after the completion of the merger, the FTC or the Antitrust Division could take any action under the antitrust laws that it deems necessary or advisable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of ScanSoft or SpeechWorks. In addition, certain private parties, as well as state attorneys general and other antitrust authorities, may challenge the transaction under antitrust laws under certain circumstances.

     In addition, the merger may be subject to various foreign antitrust laws.

     ScanSoft and SpeechWorks believe that the completion of the merger will not violate any antitrust laws. There can be no assurance that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made that the result will be favorable.

LISTING OF SCANSOFT COMMON STOCK (SEE PAGE 74)

     ScanSoft will use all commercially reasonable efforts to cause the shares of ScanSoft common stock issued pursuant to the merger to be authorized for listing on the NASDAQ National Market.

APPRAISAL RIGHTS (SEE PAGE 75)

     Under Delaware law, ScanSoft and SpeechWorks stockholders are not entitled to appraisal rights in connection with the merger.

                SUMMARY CONSOLIDATED FINANCIAL DATA OF SCANSOFT

     The following table presents summary historical consolidated financial data of ScanSoft for the five most recent fiscal years and the first three months of the current year comparative to the same period in the prior year. The financial data are derived from ScanSoft's consolidated financial statements. Since the information in this table is only a summary and does not provide all of the information contained in ScanSoft's financial statements, including related notes, you should read "ScanSoft's Management's Discussion and Analysis of Financial Condition and Results of Operations," and ScanSoft's consolidated financial statements, including related notes, contained elsewhere in this joint proxy statement/prospectus or as filed by ScanSoft with the SEC. See "Where You Can Find More Information" on page 171.

                                     THREE MONTHS
                                    ENDED MARCH 31,                 YEAR ENDED DECEMBER 31,
                                   -----------------   --------------------------------------------------
                                   2003(4)    2002       2002       2001       2000      1999      1998
                                   -------   -------   --------   --------   --------   -------   -------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Total revenue....................  $27,836   $23,765   $106,619   $ 62,717   $ 47,961   $31,629   $79,070
Income (loss) from
  operations(1)(2)...............      149    (2,601)     6,603    (16,931)   (52,497)   (3,613)   (3,858)
Income (loss) before income
  taxes..........................      171    (2,676)     6,587    (17,194)   (52,779)   (2,598)   (3,805)
Net income (loss)................  $    76   $(2,882)  $  6,333   $(16,877)  $(53,251)  $(2,748)  $(3,805)
Net income (loss) per share:
  basic and diluted..............  $  0.00   $ (0.05)  $   0.09   $  (0.34)  $  (1.26)  $ (0.11)  $ (0.19)
Weighted average common shares
  outstanding
  Basic..........................   67,689    62,304     67,010     49,693     42,107    25,630    19,728
  Diluted........................   77,220    62,304     72,796     49,693     42,107    25,630    19,728

                                     AS OF
                                   MARCH 31,                            AS OF DECEMBER 31,
                                   ---------             -------------------------------------------------
                                     2003                  2002       2001       2000      1999      1998
                                   ---------             --------   --------   --------   -------   ------
                                                                          (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and
  short-term investments.........  $ 20,277              $ 18,853   $ 14,324   $  2,633   $ 5,224   $8,123
Working capital (deficit)........     5,314                16,842      9,318     (6,484)    7,031    6,569
Total assets.....................   197,756               143,690    142,070    109,480    29,982   28,445
Long-term liabilities............    30,969(3)                725      6,370      2,172        --       91
Total stockholders' equity.......  $125,625              $119,378   $114,534   $ 87,461   $21,924   $7,582

---------------

(1) See Notes 4, 5, 8 and 18 to Notes to Consolidated Financial Statements.

(2) See Notes 5 and 9 to Notes to Unaudited Consolidated Financial Statements.

(3) See Note 5 to Notes to Unaudited Consolidated Financial Statements.

(4) On January 30, 2003, ScanSoft acquired the Philips Speech Processing Telephony and Voice Control business units of Royal Philips Electronics ("PSP"). The acquisition was accounted for under the purchase method of accounting. The pro forma combined ScanSoft/PSP statement of operations data for the three months ended March 31, 2003 and the year ended December 31, 2002 reflecting the impact of the PSP acquisition as if it had occurred at the beginning of each period presented is set forth on pages F-6 and F-5, respectively.

               SUMMARY CONSOLIDATED FINANCIAL DATA OF SPEECHWORKS

     The following table presents summary historical consolidated financial data of SpeechWorks for the five most recent fiscal years and the first three months of the current year comparative to the same period in the prior year. The financial data are derived from SpeechWorks' consolidated financial statements. Since the information in this table is only a summary and does not provide all of the information contained in SpeechWorks' financial statements, including related notes, you should read SpeechWorks' "Management's Discussion and Analysis of Financial Condition and Results of Operations," and SpeechWorks' consolidated financial statements, including related notes, incorporated by reference into this joint proxy statement/prospectus or as filed by SpeechWorks with the SEC. See "Where You Can Find More Information" on page 171.

                                    THREE MONTHS
                                  ENDED MARCH 31,                    YEAR ENDED DECEMBER 31,
                                --------------------   ----------------------------------------------------
                                  2003        2002       2002       2001       2000       1999       1998
                                ---------   --------   --------   --------   --------   --------   --------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Total revenue.................   $ 8,731    $  9,473   $ 36,007   $ 43,136   $ 29,338   $ 14,011   $  5,850
Loss from operations..........    (9,518)    (11,673)   (52,364)   (50,562)   (32,531)   (15,739)    (5,979)
Loss before income taxes......    (9,430)    (11,501)   (52,072)   (46,804)   (29,287)   (15,463)    (5,760)
Net loss......................   $(9,395)   $(11,568)  $(51,897)  $(46,849)  $(29,596)  $(15,463)  $ (5,760)
Accretion and deemed dividends
  on redeemable convertible
  preferred stock.............        --          --         --         --     (6,955)    (1,904)      (789)
Net loss attributable to
  common stockholders.........   $(9,395)   $(11,568)  $(51,897)  $(46,849)  $(36,551)  $(17,367)  $ (6,549)
Basic and diluted net loss per
  common share................   $ (0.28)   $  (0.36)  $  (1.58)  $  (1.46)  $  (2.29)  $  (3.28)  $  (1.44)
Shares used in computing basic
  and diluted net loss per
  common share................    33,152      32,426     32,750     31,981     15,935      5,298      4,537

                                   AS OF                                AS OF DECEMBER 31,
                                 MARCH 31,              ---------------------------------------------------
                                   2003                  2002       2001       2000       1999       1998
                                 ---------              -------   --------   --------   --------   --------
                                                                          (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET
  DATA:
Cash and cash equivalents......   $42,675               $46,901   $ 55,534   $ 99,203   $ 11,474   $  4,486
Marketable securities..........        --                 2,009     24,264     14,370         --         --
Working capital................    41,579                47,212     79,002    115,920     12,133      5,156
Total assets...................    79,338                87,829    124,788    144,374     20,566      9,162
Long-term liabilities..........     6,763                 6,622      1,201        292        833        161
Redeemable convertible
  preferred stock..............        --                    --         --         --     43,507     17,749
Total stockholders' equity
  (deficit)....................   $57,801               $65,266   $107,859   $131,439   $(28,248)  $(11,457)

                 SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED
                          CONSOLIDATED FINANCIAL DATA

     The following table presents summary unaudited pro forma combined financial data which reflects the acquisition of the Philips Speech Processing Telephony and Voice Control business units of Royal Philips Electronics by ScanSoft, which was completed on January 30, 2003, and the proposed acquisition of SpeechWorks. The summary unaudited pro forma combined financial data are derived from and should be read in conjunction with the unaudited pro forma combined financial statements and related notes thereto included in this joint proxy statement/prospectus. See "Unaudited Pro Forma Financial Information" on page F-2.

                                                                                    YEAR ENDED
                                                              THREE MONTHS ENDED   DECEMBER 31,
                                                                MARCH 31, 2003         2002
                                                              ------------------   ------------
                                                                       (IN THOUSANDS)
PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA
Total revenue...............................................       $37,683           $158,429
Loss from operations........................................        (9,288)           (55,736)
Loss before income taxes....................................        (9,202)           (55,743)
Net loss....................................................        (9,262)          $(55,822)
Net loss per share:
  Basic and diluted.........................................       $ (0.10)          $  (0.60)
                                                                   =======           ========

Weighted average common shares outstanding:
  Basic and diluted.........................................        94,902             93,202
                                                                   =======           ========

                                                                  AS OF
                                                                MARCH 31,
                                                                   2003
                                                              --------------
                                                              (IN THOUSANDS)
PRO FORMA COMBINED BALANCE SHEET DATA:
Cash and cash equivalents...................................     $ 65,470
Working capital.............................................       45,734
Total assets................................................      390,910
Long-term liabilities.......................................       39,708
Total stockholders' equity..................................      292,232

              COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

     The following table reflects (i) the historical income (loss) from continuing operations and book value per share of ScanSoft common stock in comparison with the pro forma loss from continuing operations and book value per share after giving effect to the acquisition of the Philips Speech Processing Telephony and Voice Control Division of Royal Philips Electronics N.V. ("PSP") and to the proposed merger with SpeechWorks; and (ii) the historical loss from continuing operations and book value per share of SpeechWorks common stock in comparison with the equivalent pro forma loss from continuing operations and book value per share. The equivalent pro forma loss from continuing operations and book value per share are equal to the pro forma loss from continuing operations and book value per share of ScanSoft, after giving effect to the acquisition of PSP and to the proposed merger with SpeechWorks, multiplied by 0.860, the number of shares of ScanSoft common stock to be issued in exchange for each share of SpeechWorks common stock. The comparative historical and pro forma per share data should be read in conjunction with the unaudited pro forma combined financial statements and related notes thereto and the historical consolidated financial statements of ScanSoft and notes thereto, included in this joint proxy statement/prospectus, and the historical consolidated financial statements of SpeechWorks, which information is incorporated by reference in this joint proxy statement/prospectus.

     The pro forma combined financial data are not necessarily indicative of the operating results of future operations or the actual results that would have occurred had the merger been completed at the beginning of the period presented. The historical book value per common share was calculated by dividing stockholders' equity by the number of shares of common stock outstanding at March 31, 2003. ScanSoft's pro forma combined book value per share was computed by dividing pro forma stockholders' equity by the pro forma number of shares of ScanSoft common stock which would have been outstanding had the merger been completed as of the balance sheet date.

     ScanSoft and SpeechWorks did not declare or pay cash dividends on their common stock during the year ended December 31, 2002 or during the quarter ended March 31, 2003. They do not intend to pay dividends on their common stock in the foreseeable future. See "Comparative Per Share Market Price Data."

                                                                                    YEAR ENDED
                                                              THREE MONTHS ENDED   DECEMBER 31,
                                                                MARCH 31, 2003         2002
                                                              ------------------   ------------
ScanSoft:
Income (loss) from continuing operations per share:
Historical
  Basic.....................................................        $ 0.00            $ 0.09
  Diluted...................................................        $ 0.00            $ 0.09
Pro forma (ScanSoft and PSP only) -- basic and diluted......        $(0.01)           $(0.11)
Pro forma -- basic and diluted..............................        $(0.10)           $(0.60)
Book value per share:
Historical..................................................        $ 1.85
                                                                    ======
Pro forma...................................................        $ 2.93
                                                                    ======

                                                                                    YEAR ENDED
                                                              THREE MONTHS ENDED   DECEMBER 31,
                                                                MARCH 31, 2003         2002
                                                              ------------------   ------------
SpeechWorks:
Loss from continuing operations per share:
Historical -- basic and diluted.............................        $(0.28)           $(1.58)
                                                                    ======            ======
Equivalent pro forma -- basic and diluted...................        $(0.08)           $(0.52)
                                                                    ======            ======
Book Value per share:
Historical..................................................        $ 1.71
                                                                    ======
Equivalent pro forma........................................        $ 2.52
                                                                    ======

---------------

(1) Historical book value per share is computed by dividing stockholders' equity by the number of shares of ScanSoft or SpeechWorks common stock outstanding at the end of each period. Pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of ScanSoft common stock outstanding at the end of each period.

(2) The SpeechWorks equivalent pro forma combined per share amounts are calculated by multiplying ScanSoft combined pro forma share amounts by the
    0.860 exchange ratio for the merger.

                    COMPARATIVE PER SHARE MARKET PRICE DATA

     SpeechWorks common stock trades on the NASDAQ National Market under the symbol "SPWX." ScanSoft common stock trades on the NASDAQ National Market under the symbol "SSFT."


     The following table shows the high and low prices per share of SpeechWorks common stock and ScanSoft common stock each as reported on the NASDAQ National Market on (1) April 23, 2003, the last full trading day preceding public announcement that ScanSoft and SpeechWorks had entered into the merger agreement, and (2) June 30, 2003.


     The table also includes the equivalent high and low price per share of SpeechWorks common stock on those dates. This equivalent high and low price per share reflects the fluctuating value of the ScanSoft common stock that SpeechWorks stockholders would receive in exchange for each share of SpeechWorks common stock if the merger was completed on either of these dates applying the exchange ratio of 0.860 shares of ScanSoft common stock for each share of SpeechWorks common stock exchanged in the merger.


     As of June 30, 2003, there were approximately 300 holders of record of SpeechWorks common stock and 34,886,602 shares of SpeechWorks common stock outstanding.


                                                   SPEECHWORKS      SCANSOFT        EQUIVALENT
                                                  COMMON STOCK    COMMON STOCK    PRICE PER SHARE
                                                  -------------   -------------   ---------------
                                                  HIGH     LOW    HIGH     LOW     HIGH     LOW
                                                  -----   -----   -----   -----   ------   ------
April 23, 2003..................................  $2.63   $2.54   $5.60   $5.40   $4.81    $4.64
June 30, 2003...................................  $4.72   $4.25   $5.45   $5.10   $4.69    $4.39

     The foregoing table shows only historical comparisons. These comparisons may not provide meaningful information to you in determining whether to adopt the merger agreement and approve the merger. Because the number of shares of ScanSoft common stock to be issued for each share of SpeechWorks common stock is fixed, changes in the market price of ScanSoft common stock will affect the dollar value of ScanSoft common stock to be received by SpeechWorks stockholders pursuant to the merger. SpeechWorks stockholders are urged to obtain current market quotations for ScanSoft common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus in considering whether to adopt the merger agreement and approve the merger. See the section entitled "Where You Can Find More Information" on page 171.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause the results of ScanSoft, on the one hand, or SpeechWorks, on the other, to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements generally are identified by the words "expects," "anticipates," "believes," "intends," "estimates," "should," "would," "strategy," "plan" and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include projections of earnings, revenues, synergies, accretion or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings, approvals and the closing relating to the merger; any statements concerning proposed new products, services, developments or industry rankings; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the challenge of managing asset levels, including inventory; the difficulty of maintaining expense growth while increasing revenues; the assumption of maintaining revenues on a combined company basis following the merger; and other risks and uncertainties described in the section entitled "Risk Factors" and in the documents that are incorporated by reference into this joint proxy statement/prospectus.

     If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, results of ScanSoft and SpeechWorks could differ materially from the expectations in these statements. The forward-looking statements included in this joint proxy statement/prospectus are made only as of the date of this joint proxy statement/prospectus, and neither ScanSoft nor SpeechWorks is under any obligation to update their respective forward-looking statements and neither party intends to do so.

                                  RISK FACTORS

     You should carefully consider the risks described below before making your decision to approve the issuance of shares of ScanSoft common stock to SpeechWorks stockholders, or to adopt the merger agreement and approve the merger, as the case may be. The risks and uncertainties described below are not the only ones facing ScanSoft and SpeechWorks. Additional risks and uncertainties not presently known to us or that we do not currently believe are important to an investor may also harm our respective business operations. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, our respective businesses, financial condition or our results of operations could be seriously harmed. If that happens, the trading price of ScanSoft common stock or SpeechWorks common stock could decline and you may lose part or all of the value of any ScanSoft shares or SpeechWorks shares held by you.

RISKS RELATED TO THE MERGER

     By voting to adopt the merger agreement and approve the merger, SpeechWorks stockholders will be choosing to invest in ScanSoft common stock. In deciding whether to adopt the merger agreement and approve the merger, you should consider all of the information we have included in this joint proxy statement/prospectus and its annexes and all of the information included in the documents SpeechWorks has incorporated by reference into this joint proxy statement/prospectus. See the sections entitled "Documents Incorporated by Reference" and "Where You Can Find More Information." Additional risks and uncertainties not presently known to us or that we do not currently believe are important to an investor may also harm our respective business operations. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, our respective businesses, financial condition or our results of operations could be seriously harmed. If that happens, the trading price of ScanSoft common stock or SpeechWorks common stock could decline and you may lose part or all of the value of any ScanSoft shares or SpeechWorks shares held by you.

     You should pay particular attention to the following risks relating to the merger.

  SPEECHWORKS STOCKHOLDERS WILL RECEIVE A FIXED RATIO OF 0.860 OF A SHARE OF SCANSOFT COMMON STOCK FOR EACH SHARE OF SPEECHWORKS COMMON STOCK EXCHANGED IN THE MERGER REGARDLESS OF ANY CHANGES IN MARKET VALUE OF SPEECHWORKS COMMON STOCK OR SCANSOFT COMMON STOCK BEFORE THE COMPLETION OF THE MERGER.

     Upon completion of the merger, each share of SpeechWorks common stock will be converted into the right to receive 0.860 of a share of ScanSoft common stock. The market values of ScanSoft common stock and SpeechWorks common stock have varied since ScanSoft and SpeechWorks entered into the merger agreement and will continue to vary in the future due to changes in the business, operations or prospects of ScanSoft and SpeechWorks, market assessments of the merger, regulatory considerations, market and economic considerations, and other factors. The dollar value of ScanSoft common stock that SpeechWorks stockholders will receive upon completion of the merger will depend on the market value of ScanSoft common stock at the time of completion of the merger, which may be different from, and lower than, the closing price of ScanSoft common stock on the last full trading day preceding the public announcement that ScanSoft and SpeechWorks entered into the merger agreement, the last full trading day prior to the date of this joint proxy statement/prospectus or the date of the special meetings. Moreover, completion of the merger may occur some time after the requisite stockholder approvals have been obtained. There will be no adjustment to the exchange ratio (except for adjustments to reflect the effect of any stock split or other recapitalization of ScanSoft common stock or SpeechWorks common stock), and the parties do not have a right to terminate the merger agreement, based upon changes in the market price of either ScanSoft common stock or SpeechWorks common stock.

  SCANSOFT MAY FAIL TO INTEGRATE SUCCESSFULLY SCANSOFT'S AND SPEECHWORKS' OPERATIONS. AS A RESULT, SCANSOFT AND SPEECHWORKS MAY NOT ACHIEVE THE ANTICIPATED BENEFITS OF THE MERGER, WHICH COULD ADVERSELY AFFECT THE PRICE OF SCANSOFT COMMON STOCK.

     ScanSoft and SpeechWorks entered into the merger agreement with the expectation that the merger will result in benefits to ScanSoft and SpeechWorks, including establishing a greater global presence, stronger channel and partner capabilities, and ScanSoft's ability to sell complementary products and technologies to a wider range of customers. However, these expected benefits may not be fully realized. Failure of the combined company to meet the challenges involved with successfully integrating the personnel, products, technology and sales operations of the two companies following the merger or to realize any of the other anticipated benefits of the merger, could have a material adverse effect on the business, financial condition and results of operations of ScanSoft and its subsidiaries, including SpeechWorks. These integration efforts may be difficult and time consuming, especially considering the highly technical and complex nature of each company's products. The challenges involved in this integration include the following:

     - coordinating software development operations in a rapid and efficient manner to ensure timely release of products to market;

     - combining product offerings and product lines quickly and effectively;

     - successfully managing difficulties associated with transitioning current customers to new product lines;

     - demonstrating to our existing and potential customers that the merger will not result in adverse changes in customer service standards or business focus;

     - retaining key alliances with partners and suppliers;

     - coordinating sales and marketing efforts to communicate effectively the capabilities of the combined company;

     - absorbing costs and delays in implementing overlapping systems and procedures, including financial accounting systems;

     - persuading employees that ScanSoft's and SpeechWorks' business cultures are compatible, maintaining employee morale and retaining key employees; and

     - overcoming potential distraction of management attention and resources from the business of the combined company.

     The combined company may not successfully integrate the operations and technology of ScanSoft and SpeechWorks in a timely manner, or at all, and the combined company may not realize the anticipated benefits of the merger to the extent, or in the timeframe, anticipated, which could significantly harm its business.

  SCANSOFT'S OPERATING RESULTS COULD BE ADVERSELY AFFECTED AS A RESULT OF PURCHASE ACCOUNTING TREATMENT, AND THE CORRESPONDING IMPACT OF AMORTIZATION OF OTHER INTANGIBLES RELATING TO ITS PROPOSED MERGER WITH SPEECHWORKS, IF THE RESULTS OF THE COMBINED COMPANY DO NOT OFFSET THESE ADDITIONAL EXPENSES.

     Under accounting principles generally accepted in the United States of America, ScanSoft will account for the merger using the purchase method of accounting. Under purchase accounting, ScanSoft will record the market value of its common stock issued in connection with the merger and the amount of direct transaction costs as the cost of acquiring the business of SpeechWorks. ScanSoft will allocate that cost to the individual assets acquired and liabilities assumed, including various identifiable intangible assets such as acquired technology, acquired trade names, and acquired customer relationships and assumed above-market lease liabilities based on their respective fair values. Intangible assets generally will be amortized over a four to ten year period. The amount of purchase price allocated to goodwill will be approximately $112.8 million and the amount allocated to identifiable intangible assets will be approximately $13.9 million. Goodwill is not subject to amortization but is subject to at least an annual impairment analysis, which may result in an impairment charge if the carrying value exceeds its implied fair value. If other identifiable intangible assets were amortized in equal quarterly amounts over a six-year period following completion of the merger, the accounting charge attributable to these items would be approximately $0.6 million per quarter and $2.3 million per fiscal year. As a result, purchase accounting treatment of the merger could decrease net income for ScanSoft in the foreseeable future, which could have a material and adverse effect on the market value of ScanSoft common stock following completion of the merger.

  SCANSOFT AND SPEECHWORKS EXPECT TO INCUR SIGNIFICANT COSTS ASSOCIATED WITH THE MERGER.

     ScanSoft estimates that it will incur direct transaction costs of approximately $4.5 million associated with the merger, which will be included as a part of the total purchase cost for accounting purposes. In addition, SpeechWorks estimates that it will incur direct transaction costs for accounting, investment banking and legal services of approximately $3.4 million, which are expensed in the quarter in which they are incurred. A portion of the SpeechWorks costs will be determined upon the closing. ScanSoft and SpeechWorks believe the combined entity may incur charges to operations, which currently are not reasonably estimable, in the quarter in which the merger is completed or the following quarters, to reflect costs associated with integrating the two companies. There can be no assurance that the combined company will not incur additional material charges in subsequent quarters to reflect additional costs associated with the merger.

  SPEECHWORKS EXECUTIVE OFFICERS AND DIRECTORS HAVE INTERESTS THAT ARE DIFFERENT FROM, OR IN ADDITION TO, INTERESTS OF SPEECHWORKS STOCKHOLDERS GENERALLY, WHICH MAY INFLUENCE THEM TO SUPPORT THE MERGER.

     When considering the recommendation of the SpeechWorks board of directors regarding the merger, you should be aware of the interests that executive officers and directors of SpeechWorks have in the merger that are different from, or in addition to, interests of SpeechWorks stockholders generally. These interests include, among others:

     - existing agreements and new employment agreements with ScanSoft that provide, among other things, for severance and other benefits as a result of the merger;

     - continued director and officer indemnification and insurance; and

     - acceleration of all SpeechWorks options held by officers and directors and the partial acceleration of shares of SpeechWorks restricted stock held by officers.


     As a result, these directors and officers may be more likely to vote to adopt the merger agreement and approve the merger than if they did not have these other interests. As of June 27, 2003, SpeechWorks executive officers and their directors and certain of their affiliates, who together beneficially owned approximately 3,033,900 shares of SpeechWorks common stock (excluding options to purchase shares of SpeechWorks common stock), which represented approximately 8.7% of the outstanding shares of SpeechWorks common stock entitled to vote at the SpeechWorks special meeting, have agreed to vote in favor of the adoption of the merger agreement and the approval of the merger. The voting agreements permit the sale of certain shares of common stock by SpeechWorks directors and executive officers.


  WHETHER OR NOT THE MERGER IS COMPLETED, THE ANNOUNCEMENT AND PENDENCY OF THE PROPOSED MERGER HAS CAUSED DISRUPTIONS IN THE BUSINESS OF SPEECHWORKS AND MAY CAUSE FURTHER DISRUPTIONS IN THE BUSINESS OF SPEECHWORKS OR DISRUPTIONS IN THE BUSINESS OF SCANSOFT, WHICH COULD HAVE MATERIAL ADVERSE EFFECTS ON EACH COMPANY'S OR THE COMBINED COMPANY'S BUSINESS AND OPERATIONS.

     Whether or not the merger is completed, ScanSoft's and SpeechWorks' customers, in response to the announcement and pendency of the merger, may delay or defer purchase decisions, which could have a material adverse effect on the business of each company or the combined company. In addition, current and prospective ScanSoft and SpeechWorks employees may experience uncertainty about their future roles with the combined company. This uncertainty may adversely affect ScanSoft's and SpeechWorks' ability to attract and retain key management, sales, marketing and technical personnel. The extent of this adverse effect could depend on the length of time prior to completion of the merger or termination of the merger agreement.

  FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT SPEECHWORKS' STOCK PRICE, FUTURE BUSINESS AND OPERATIONS.

     If the merger is not completed for any reason, SpeechWorks may be subject to a number of material risks, including the following:

     - SpeechWorks would not realize any anticipated benefits from being a part of a combined company with ScanSoft;

     - SpeechWorks may be obligated to pay ScanSoft a fee of $6.5 million in liquidated damages if the merger agreement is terminated in certain circumstances in connection with an alternative transaction proposal;

     - the price of SpeechWorks common stock may decline to the extent that its current market price reflects a market assumption that the merger will be completed;

     - SpeechWorks may experience difficulties in attracting strategic customers and partners who were expecting to use the products proposed to be offered by the combined company;

     - SpeechWorks must pay certain costs relating to the merger, such as legal, accounting, financial advisor and printing fees, even if the merger is not completed, which costs will be substantial; and

     - SpeechWorks may not be able to find another buyer willing to pay an equivalent or higher price in an alternative transaction than the price that would be paid pursuant to the merger.

  REGULATORY AGENCIES, PRIVATE PARTIES, STATE ATTORNEYS GENERAL AND OTHER ANTITRUST AUTHORITIES MAY RAISE CHALLENGES TO THE MERGER ON ANTITRUST GROUNDS.

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger may not be consummated unless certain filings have been submitted to the Federal Trade Commission ("FTC") and the Antitrust Division and certain waiting period requirements have been satisfied. ScanSoft and SpeechWorks filed the appropriate notification and report forms with the FTC and with the Antitrust Division and notice of the early termination of the waiting period was received on June 5, 2003.

     The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions like the merger. At any time before or after the completion of the merger, the FTC or the Antitrust Division could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of ScanSoft or SpeechWorks. In addition, certain private parties, as well as state attorneys general and other antitrust authorities, may challenge the transaction under antitrust laws under certain circumstances.

     In addition, the merger may be subject to various foreign antitrust laws.

     ScanSoft and SpeechWorks believe that the completion of the merger will not violate any antitrust laws. There can be no assurance, however, that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.

  THE SALE OF A SUBSTANTIAL NUMBER OF SHARES OF SPEECHWORKS COMMON STOCK IN CONNECTION WITH THE ACCELERATION OF OPTIONS AND SHARES OF RESTRICTED COMMON STOCK MAY CAUSE THE PRICE OF SPEECHWORKS COMMON STOCK TO DECLINE.

     In order to eliminate the ongoing compensation expense and limit the number of outstanding options that would result from SpeechWorks options remaining outstanding as ScanSoft options after the merger,

ScanSoft has required that all SpeechWorks options be accelerated and, to the extent not exercised, terminated prior to the closing of the merger. The vesting of options held by non-officer employees were accelerated as of the second business day following the filing date of the registration statement of which this joint proxy statement/prospectus is a part. The vesting of all options and 50% of the shares of restricted stock held by officers and directors will accelerate as of the second business day following the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part. SpeechWorks cannot determine the number of options that SpeechWorks employees, officers and directors will exercise and, with respect to the shares of SpeechWorks common stock issued upon exercise, sell prior to the effective time of the merger. SpeechWorks expects, however, that all optionholders will exercise their in-the-money options prior to the closing of the merger and that many optionholders, including SpeechWorks executive officers and directors, will elect to sell at least the portion of the shares issued upon exercise as is necessary to recoup the exercise price and pay any tax liabilities which the optionholder incurs in connection with the option exercise. In addition, executive officers and directors and other employees may for personal reasons, including to diversify their investment holdings, elect to sell some or all of the remaining shares acquired upon exercise of options prior to the closing of the merger. As of May 28, 2003, officers and directors of SpeechWorks owned options to purchase an aggregate of 1,637,131 shares of SpeechWorks common stock, of which 513,032 were then unvested, and all other employees held options to purchase an aggregate of 3,451,222 shares of SpeechWorks common stock, of which 1,811,155 were then unvested, with an exercise price less than $4.95. The market price of SpeechWorks common stock could decline as a result of the sale of some or all of these shares or the perception that substantial sales could occur. See the section entitled "The Merger -- Interests of Certain Persons in the Merger -- Interests of SpeechWorks Directors and Executive Officers in the Merger."


  THE PRICE OF SCANSOFT COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF SPEECHWORKS COMMON STOCK.

     When the merger is completed, holders of SpeechWorks common stock will become holders of ScanSoft common stock. ScanSoft's business differs from that of SpeechWorks, and ScanSoft's results of operations, as well as the price of ScanSoft common stock, may be affected by factors different from those affecting SpeechWorks' results of operations and the price of SpeechWorks common stock.

RISKS RELATED TO SCANSOFT AND THE COMBINED COMPANY

  SCANSOFT'S QUARTERLY OPERATING RESULTS ARE SUBJECT TO FLUCTUATIONS AND SEASONALITY. IF WE FAIL TO MEET THE EXPECTATIONS OF SECURITIES ANALYSTS OR INVESTORS, SCANSOFT'S SHARE PRICE MAY DECREASE SIGNIFICANTLY.

     ScanSoft's revenue and operating results have fluctuated in the past and may not meet the expectations of securities analysts or investors in the future. If this occurs, the price of ScanSoft common stock would likely decline. Factors that may cause fluctuations in ScanSoft's operating results include the following:

     - slowing sales by ScanSoft's distribution and fulfillment partners to their customers, which may place pressure on these partners to reduce purchases of ScanSoft's products;

     - volume, timing and fulfillment of customer orders;

     - customers delaying their purchase decisions in anticipation of new versions of products;

     - customers delaying, canceling or limiting their purchases as result of the threat or results of terrorism or military actions taken by the United States or its allies;

     - introduction of new products by ScanSoft or ScanSoft's competitors;

     - seasonality;

     - reduction in the prices of ScanSoft's products in response to competition or market conditions;

     - returns and allowance charges in excess of recorded amounts;

     - timing of significant marketing and sales promotions;

     - increased expenditures incurred pursuing new product or market opportunities;

     - inability to adjust ScanSoft's operating expenses to compensate for shortfalls in revenue against forecast;

     - demand for products; and

     - general economic trends as they affect retail and corporate sales.

     Due to the foregoing factors, among others, ScanSoft's revenue and operating results are difficult to forecast. ScanSoft's expense levels are based in significant part on ScanSoft's expectations of future revenue. Therefore, ScanSoft's failure to meet revenue expectations would seriously harm ScanSoft's business, operating results, financial condition and cash flows. Further, an unanticipated decline in revenue for a particular quarter may disproportionately affect ScanSoft's profitability because a relatively small amount of ScanSoft's expenses are intended to vary with ScanSoft's revenue in the short term.

  SCANSOFT HAS A HISTORY OF LOSSES. SCANSOFT MAY INCUR LOSSES IN THE FUTURE.

     ScanSoft sustained recurring losses from operations in each reporting period through December 31, 2001. ScanSoft reported net income of $0.1 million and $6.3 million for the three months ended March 31, 2003 and the fiscal year ended December 31, 2002, respectively. If ScanSoft cannot maintain profitability, the market price for ScanSoft's stock may decline, perhaps substantially.

  SCANSOFT'S BUSINESS COULD BE HARMED IF SCANSOFT DOES NOT SUCCESSFULLY MANAGE THE INTEGRATION OF THE BUSINESSES THAT SCANSOFT ACQUIRES, INCLUDING SCANSOFT'S PLANNED MERGER WITH SPEECHWORKS AND THE RECENTLY COMPLETED ACQUISITION OF THE SPEECH PROCESSING TELEPHONY AND VOICE CONTROL BUSINESS UNITS OF PHILIPS.

     As part of ScanSoft's business strategy, ScanSoft has in the past acquired, and expects to continue to acquire, other businesses and technologies. ScanSoft's recent acquisitions of the speech and language technology operations of Lernout & Hauspie Speech Products N.V. and certain of its affiliates, including L&H Holdings USA, Inc. (collectively, L&H), and the Telephony and Voice Control business units of Philips Speech Processing required substantial integration and management efforts. ScanSoft's pending acquisition of SpeechWorks will pose similar, and potentially greater, challenges. Acquisitions of this nature involve a number of risks, including:

     - difficulty in transitioning and integrating the operations and personnel of the acquired businesses;

     - potential disruption of ScanSoft's ongoing business and distraction of management;

     - difficulty in incorporating acquired technology and rights into ScanSoft's products and technology;

     - unanticipated expenses and delays in completing acquired development projects and technology integration;

     - management of geographically remote units both in the United States and internationally;

     - impairment of relationships with partners and customers;

     - entering markets or types of businesses in which ScanSoft has limited experience; and

     - potential loss of key employees of the acquired company.

     As a result of these and other risks, ScanSoft may not realize anticipated benefits from ScanSoft's acquisitions. Any failure to achieve these benefits or failure to successfully integrate acquired businesses and technologies could seriously harm ScanSoft's business. The size of the SpeechWorks merger significantly increases both the scope and consequences of ScanSoft's integration risks.

  THE COMBINED COMPANY WILL BE MANAGED BY A MANAGEMENT TEAM CONSISTING OF CURRENT SCANSOFT AND SPEECHWORKS EXECUTIVES, AND THIS MANAGEMENT TEAM MAY UNDERTAKE A STRATEGY AND BUSINESS DIRECTION WHICH IS DIFFERENT FROM THAT WHICH WOULD BE UNDERTAKEN BY SCANSOFT'S CURRENT MANAGEMENT TEAM.

     After the merger, the new management team of the combined company will consist of certain current ScanSoft and SpeechWorks executives. The manner in which the new management team conducts the business of the combined company, and the direction in which the new management team moves the business, may differ from the manner and direction in which the current management of either ScanSoft or SpeechWorks would direct the combined or separate companies on a stand-alone basis. Such control by the new management team, together with the effects of future market factors and conditions, could ultimately evolve into an integration and business strategy that, when implemented, differs from the strategy and business direction currently recommended by ScanSoft's or SpeechWorks' current respective management and board of directors. The new management team, and any change in business or direction, may not improve, and could adversely impact, the combined company's financial condition and results of operations.

  A LARGE PART OF SCANSOFT'S REVENUE IS DEPENDENT ON CONTINUED DEMAND FOR SCANSOFT'S PRODUCTS FROM ORIGINAL EQUIPMENT MANUFACTURERS, OR OEM, PARTNERS. A SIGNIFICANT REDUCTION IN OEM REVENUE WOULD SERIOUSLY HARM SCANSOFT'S BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION AND STOCK PRICE.

     Many of ScanSoft's technologies are licensed to partners that incorporate ScanSoft's technologies into solutions that they sell to their customers. The commercial success of these licensed products depends to a substantial degree on the efforts of these licensees in developing and marketing products incorporating ScanSoft's technologies. The integration of ScanSoft's technologies into their products takes significant time, effort and investment, and products incorporating ScanSoft's technologies may not be successfully implemented or marketed by ScanSoft's licensees.

     OEM revenue represented 36% and 38% of ScanSoft's consolidated revenue for the three-month periods ended March 31, 2003 and 2002, respectively. A select few of ScanSoft's OEM partners account for a majority of ScanSoft's OEM revenues. ScanSoft's partners are not required to continue to bundle or embed ScanSoft's software, and they may choose the software products of ScanSoft's competitors in addition to, or in place of, ScanSoft's products. A significant reduction in OEM revenue would seriously harm ScanSoft's business, results of operations, financial condition and stock price.

  SPEECH TECHNOLOGIES MAY NOT ACHIEVE WIDESPREAD ACCEPTANCE BY BUSINESSES, WHICH COULD LIMIT SCANSOFT'S ABILITY TO GROW ITS SPEECH BUSINESS.

     The market for speech technologies is relatively new and rapidly evolving. ScanSoft's ability to increase revenue in the future depends in large measure on acceptance by both its customers and the end users of speech technologies in general and ScanSoft's products in particular. The continued development of the market for ScanSoft's current and future speech solutions will also depend on the following factors:

     - widespread deployment and acceptance of speech technologies;

     - consumer demand for speech-enabled applications;

     - development by third-party vendors of applications using speech technologies; and

     - continuous improvement in speech technology.

     Sales of ScanSoft's speech products would be harmed if the market for speech software does not continue to develop or develops more slowly than ScanSoft expects.

  SCANSOFT HAS GROWN AND MAY CONTINUE TO GROW, THROUGH ACQUISITIONS, WHICH MAY RESULT IN SIGNIFICANT INTANGIBLE ASSETS, DILUTION OF SCANSOFT'S EXISTING STOCKHOLDERS, USE OF CASH AND OTHER RISKS.

     ScanSoft has made several significant acquisitions over the last two years, has recently completed the purchase of certain businesses and intellectual property from Philips and has announced the pending acquisition of SpeechWorks and may acquire additional complementary assets, technologies or businesses in the future. ScanSoft's past acquisitions have given rise to, and future acquisitions may result in, substantial levels of intangible assets that will be amortized or subject to impairment analyses in future periods, and ScanSoft's future results will be adversely affected if ScanSoft does not realize benefits from these acquisitions commensurate with amortization and potential impairment charges. In addition, ScanSoft's acquisition of Caere Corporation included a substantial write-off of acquired in-process research and development costs, and similar write-offs may also occur as a result of other acquisitions.

     In connection with the Caere and L&H acquisitions, ScanSoft issued 19.0 million and 7.4 million shares of ScanSoft common stock, respectively, and in connection with the proposed SpeechWorks acquisition, ScanSoft expects to issue approximately 32.6 million shares of ScanSoft common stock, subject to adjustment based on the number of shares of SpeechWorks common stock outstanding at the closing of the merger. ScanSoft may continue to issue equity securities for future acquisitions and working capital purposes that could dilute ScanSoft's existing stockholders. In connection with the L&H acquisition, ScanSoft issued a promissory note for $3.5 million. Under the terms of the Philips acquisition, ScanSoft paid 3.1 million euros ($3.4 million) in cash at closing, subject to adjustment in accordance with the provisions of the purchase agreement, as amended, and agreed to a deferred payment of 1.0 million euros in cash prior to December 31, 2003, issued a 5.0 million euro note due December 31, 2003 and bearing 5.0% interest per annum and issued a $27.5 million three-year, zero-interest subordinated debenture, convertible at any time at Philips' option into shares of ScanSoft common stock at $6.00 per share. Future acquisitions may also require ScanSoft to expend significant funds or incur debt. If ScanSoft expends funds or incurs additional debt, ScanSoft's ability to obtain financing for working capital or other purposes could decrease.

  SALES OF SCANSOFT'S DOCUMENT AND PDF CONVERSION PRODUCTS AND SCANSOFT'S DIGITAL PAPER MANAGEMENT PRODUCTS REPRESENTED APPROXIMATELY 43% OF SCANSOFT'S REVENUE FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2003 AND APPROXIMATELY 51% FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2002. ANY REDUCTION IN REVENUE FROM THESE PRODUCT AREAS COULD SERIOUSLY HARM SCANSOFT'S BUSINESS.

     Historically, a few product areas have generated a substantial portion of ScanSoft's revenues. For the three months ended March 31, 2003, ScanSoft's document and PDF conversion products represented approximately 26% of ScanSoft's revenue and ScanSoft's digital paper management products represented approximately 17% of its revenue. For the three months ended March 31, 2002, ScanSoft's document and PDF conversion products represented approximately 36% of its revenue, and ScanSoft's digital paper management products represented approximately 15% of its revenue. Although the relative share of ScanSoft's revenue derived from these products decreased due to the inclusion of sales of its speech products after the L&H acquisition, a reduction in the revenue contribution from these product areas could seriously harm ScanSoft's business, results of operations, financial condition, cash flows and stock price.

  THE PROTECTION OF SCANSOFT'S PROPRIETARY TECHNOLOGY AND INTELLECTUAL PROPERTY IS KEY TO SCANSOFT'S SUCCESS.

     ScanSoft relies heavily on its proprietary technology, trade secrets and other intellectual property. Unauthorized parties may attempt to copy aspects of ScanSoft's products or to obtain and use information that ScanSoft regards as proprietary. Policing unauthorized use of ScanSoft's products is difficult and ScanSoft may not be able to protect ScanSoft's technology from unauthorized use. Additionally, ScanSoft's competitors may independently develop technologies that are substantially the same as or superior to ScanSoft's technologies. In addition, the laws of some foreign countries do not protect ScanSoft's proprietary rights to the same extent as the laws of the United States. Although the source code for ScanSoft's proprietary software is protected both as a trade secret and as a copyrighted work, litigation may be necessary to enforce ScanSoft's intellectual property rights, to protect ScanSoft's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation, regardless of the outcome, can be very expensive and can divert management efforts.

  THIRD PARTIES HAVE CLAIMED AND MAY CLAIM IN THE FUTURE THAT SCANSOFT IS INFRINGING THEIR INTELLECTUAL PROPERTY. SCANSOFT COULD BE EXPOSED TO SIGNIFICANT LITIGATION OR LICENSING EXPENSES OR BE PREVENTED FROM SELLING SCANSOFT'S PRODUCTS IF SUCH CLAIMS ARE SUCCESSFUL.

     Like other technology companies, from time to time, ScanSoft is subject to claims that ScanSoft or its customers may be infringing or contributing to the infringement of the intellectual property rights of others. ScanSoft may be unaware of the intellectual property rights of others that may cover some of ScanSoft's technologies and products. If it appears necessary or desirable, ScanSoft may seek licenses for these intellectual property rights. However, ScanSoft may not be able to obtain licenses from some or all claimants, the terms of any offered licenses may not be acceptable to ScanSoft, or ScanSoft may not be able to resolve disputes without litigation. Any litigation regarding intellectual property could be costly and time-consuming and could divert the attention of ScanSoft's management and key personnel from ScanSoft's business operations. In the event of a claim of intellectual property infringement, ScanSoft may be required to enter into costly royalty or license agreements. Third parties claiming intellectual property infringement may be able to obtain injunctive or other equitable relief that could effectively block ScanSoft's ability to develop and sell ScanSoft's products.

     On November 27, 2002, AllVoice Computing plc filed an action against ScanSoft in the United States District Court for the Southern District of Texas claiming patent infringement. Damages are sought in an unspecified amount. ScanSoft filed an Answer on December 23, 2002. ScanSoft believes this claim has no merit, and ScanSoft intends to defend the action vigorously.

     On December 28, 2001, ScanSoft was sued for patent infringement initiated by the Massachusetts Institute of Technology and Electronics For Imaging, Inc. ScanSoft was one of more than 200 defendants named in this lawsuit. Damages are sought in an unspecified amount. ScanSoft filed an Answer and Counterclaim on June 28, 2002. ScanSoft believes this claim has no merit, and ScanSoft intends to defend the action vigorously.

     On August 16, 2001, ScanSoft was sued by Horst Froessl for patent infringement. Damages are sought in an unspecified amount. ScanSoft filed an Answer and Counterclaim on September 19, 2001. ScanSoft believes this claim has no merit, and ScanSoft intends to defend the action vigorously.

     ScanSoft believes that the final outcome of the current litigation matters described above will not have a significant adverse effect on its financial position and results of operations, and ScanSoft believes that ScanSoft will not be required to expend a significant amount of resources defending such claims. However, should ScanSoft not prevail in these litigation matters or if ScanSoft is required to expend a significant amount of resources defending such claims, ScanSoft's operating results, financial position and cash flows could be adversely impacted. If any third parties are successful in intellectual property infringement claims against ScanSoft, ScanSoft may be subject to significant damages or injunctions, and ScanSoft's operating results and financial position could be harmed.

  THE MARKETS IN WHICH SCANSOFT OPERATES ARE HIGHLY COMPETITIVE AND RAPIDLY CHANGING. SCANSOFT MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST NEW ENTRANTS AND ESTABLISHED COMPANIES WITH GREATER RESOURCES.

     There are a number of companies that develop or may develop products that compete in ScanSoft's targeted markets; however, there is no one company that competes with ScanSoft in all of its product areas. The individual markets in which ScanSoft competes are highly competitive, and are rapidly changing. Within digital capture, ScanSoft competes directly with ABBYY, I.R.I.S. and NewSoft. Within speech, ScanSoft competes with AT&T, IBM, Loquendo, Microsoft, Nuance Communications, Rhetorical and Temic Speech Processing, among others. Vendors such as Adobe and Microsoft offer solutions that can be considered alternatives to some of ScanSoft's solutions. In addition, a number of smaller companies produce technologies or products that are in some markets competitive with ScanSoft's solutions. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the ability of their technologies to address the needs of ScanSoft's prospective customers.

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

     The competition in these markets could adversely affect ScanSoft's operating results by reducing the volume of the products ScanSoft sells or the prices ScanSoft can charge. Some of ScanSoft's current or potential competitors have significantly greater financial, technical and marketing resources than ScanSoft does. These competitors may be able to respond more rapidly than ScanSoft can to new or emerging technologies or changes in customer requirements. They may also devote greater resources to the development, promotion and sale of their products than ScanSoft does. The price and performance of ScanSoft's products and technologies may not be superior relative to the products of ScanSoft's competitors. As a result, ScanSoft may lose competitive position, which loss could result in lower prices, fewer customer orders, reduced revenue, reduced gross margins and loss of market share. ScanSoft's products and technologies may not achieve market acceptance or sell at favorable prices, which could hurt ScanSoft's revenue, results of operations and the price of ScanSoft common stock.

     Some of ScanSoft's customers, such as Microsoft, have developed or acquired products or technologies that compete with ScanSoft's products and technologies. These customers may give higher priority to the sale of these competitive products or technologies. To the extent they do so, market acceptance and penetration of ScanSoft's products, and therefore ScanSoft's revenue, may be adversely affected.

     ScanSoft's success will depend substantially upon its ability to enhance its products and technologies and to develop and introduce, on a timely and cost-effective basis, new products and features that meet changing customer requirements and incorporate technological advancements. If ScanSoft is unable to develop new products and enhance functionalities or technologies to adapt to these changes, or is unable to realize synergies among its acquired products and technologies, ScanSoft's business will suffer.

  SCANSOFT'S SOFTWARE PRODUCTS MAY HAVE BUGS, WHICH COULD RESULT IN DELAYED OR LOST REVENUE, EXPENSIVE CORRECTION, LIABILITY TO ITS CLIENTS AND CLAIMS AGAINST SCANSOFT.

     Complex software products such as ScanSoft's may contain errors, defects or other software bugs. Defects in the solutions or products that ScanSoft develops and sells to its customers could require expensive corrections and result in delayed or lost revenue, adverse client reaction and negative publicity about ScanSoft or its products and services. Customers who are not satisfied with any of ScanSoft's products could bring claims against ScanSoft for damages, which, even if unsuccessful, would likely be time-consuming to defend, and could result in costly litigation and payment of damages. Such claims could harm ScanSoft's financial results and competitive position.

  SCANSOFT RELIES ON A SMALL NUMBER OF DISTRIBUTION AND FULFILLMENT PARTNERS, INCLUDING 1450, DIGITAL RIVER, INGRAM MICRO AND TECH DATA, TO DISTRIBUTE MANY OF ITS PRODUCTS. ANY DISRUPTION IN THESE CHANNELS COULD HARM SCANSOFT'S RESULTS OF OPERATIONS.

     ScanSoft's products are sold through, and a substantial portion of its revenue is derived from, a network of over 2000 channel partners, including value-added resellers, computer superstores, consumer electronic stores, mail order houses, office superstores and eCommerce Web sites. ScanSoft relies on a small number of distribution and fulfillment partners, including 1450, Digital River, Ingram Micro and Tech Data to serve this network of channel partners. For the three-month period ended March 31, 2003, two distribution and fulfillment partners, Ingram Micro and Digital River, accounted for 25% and 17% of ScanSoft's consolidated revenue, respectively. During the three-month period ended March 31, 2002, Ingram Micro and Digital River accounted for 27% and 11% of ScanSoft's consolidated revenue, respectively. A disruption in these distribution and fulfillment partner relationships could negatively affect ScanSoft's results of operations in the short term. Any disruption for which ScanSoft is unable to compensate could have a more sustained impact on ScanSoft's results of operations.

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

  A SIGNIFICANT PORTION OF SCANSOFT'S ACCOUNTS RECEIVABLE IS CONCENTRATED AMONG SCANSOFT'S THREE LARGEST DISTRIBUTION AND FULFILLMENT PARTNERS, INGRAM MICRO, INC., TECH DATA CORPORATION, AND DIGITAL RIVER, INC.

     ScanSoft's products are sold through, and a substantial portion of its accounts receivable is derived from, three distribution and fulfillment partners. At March 31, 2003, Ingram Micro, Tech Data and Digital River represented 16%, 3% and 15% of ScanSoft's net accounts receivable, respectively. At March 31, 2002, Ingram Micro, Tech Data and Digital River represented 16%, 11% and 9%, of ScanSoft's net accounts receivable, respectively. In addition, although ScanSoft performs ongoing credit evaluations of its distribution and fulfillment partners' financial condition and maintain reserves for potential credit losses, ScanSoft does not require collateral. While, to date, such losses have been within ScanSoft's expectations, ScanSoft cannot assure you that these actions will be sufficient to meet future contingencies. If any of these distribution and fulfillment partners were unable to pay ScanSoft in a timely fashion or if ScanSoft were to experience significant credit losses in excess of its reserves, ScanSoft's results of operations, cash flows and financial condition would be seriously harmed.

  A SIGNIFICANT PORTION OF SCANSOFT'S REVENUE IS DERIVED FROM SALES IN EUROPE AND ASIA. SCANSOFT'S RESULTS COULD BE HARMED BY ECONOMIC, POLITICAL, REGULATORY AND OTHER RISKS ASSOCIATED WITH THESE AND OTHER INTERNATIONAL REGIONS.

     Since ScanSoft sells its products worldwide, ScanSoft's business is subject to risks associated with doing business internationally. ScanSoft anticipates that revenue from international operations will represent an increasing portion of its total revenue. Reported international revenue for the three-month periods ended March 31, 2003 and March 31, 2002, represented 26% and 22% of ScanSoft's consolidated revenue for those periods, respectively. Most of these international revenues are produced by sales in Europe and Asia. A number of ScanSoft's OEM partners distribute their products throughout the world and do not provide ScanSoft with the geographical dispersion of their products. However, based on an estimate that factors ScanSoft's OEM partners' geographical revenue mix into ScanSoft's revenue generated from these OEM partners, international revenue would have represented approximately 33% and 30% of ScanSoft's consolidated revenue for the three-month periods ended March 31, 2003 and March 31, 2002, respectively.

     Therefore, in addition to risks to ScanSoft's business based on a potential downturn in the world economy, a region-specific downturn affecting countries in Western Europe and/or Asia could have a negative effect on ScanSoft's future results of operations.

     In addition, some of ScanSoft's products are developed and manufactured outside the United States. A significant portion of the development and manufacturing of ScanSoft's speech products are completed in Belgium, and a significant portion of ScanSoft's digital capture research and development is conducted in Hungary. In addition, in connection with the Philips acquisition, ScanSoft has added an additional research and development location in Germany. ScanSoft's future results could be harmed by a variety of factors associated with international sales and operations in addition to the risks the company as a whole faces, including:

     - changes in a specific country's or region's political or economic conditions;

     - trade protection measures and import or export licensing requirements imposed by the United States or by other countries;

     - negative consequences from changes in applicable tax laws;

     - difficulties in staffing and managing operations in multiple locations in many countries;

     - difficulties in collecting trade accounts receivable in other countries; and

     - less effective protection of intellectual property.

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  SCANSOFT IS EXPOSED TO FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES.

     Because ScanSoft has international subsidiaries and distributors that operate and sell its products outside the United States, ScanSoft is exposed to the risk of changes in foreign currency exchange rates or declining economic conditions in these countries. ScanSoft generally does not engage in hedging transactions to manage its exposure to currency fluctuations. However, in connection with the Philips acquisition, on January 30, 2003, ScanSoft entered into a forward hedge in the amount of $5.3 million to meet ScanSoft's obligation to pay a 5.0 million euro promissory note issued to Philips as part of the acquisition. ScanSoft's exposure to currency rate fluctuations could affect its results of operations and cash flows.

  IF SCANSOFT IS UNABLE TO ATTRACT AND RETAIN TECHNICAL AND OPERATIONAL PERSONNEL, SCANSOFT'S BUSINESS COULD BE HARMED.

     If any of ScanSoft's key employees were to leave ScanSoft, ScanSoft could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any successor obtains the necessary training and experience. ScanSoft's employment relationships are generally at-will and ScanSoft has had key employees leave ScanSoft in the past. ScanSoft cannot assure you that one or more key employees will not leave ScanSoft in the future. ScanSoft intends to continue to hire additional highly qualified personnel, including software engineers and operational personnel, but ScanSoft may not be able to attract, assimilate or retain qualified personnel in the future. Any failure to attract, integrate, motivate and retain these employees could harm ScanSoft's business.

  THE STOCKHOLDINGS OF SCANSOFT'S TWO LARGEST STOCKHOLDERS MAY ENABLE THEM TO INFLUENCE MATTERS REQUIRING STOCKHOLDER APPROVAL.

     As of May 30, 2003, Xerox beneficially owned approximately 22.7% of ScanSoft's outstanding common stock, including warrants exercisable for up to 525,732 shares of ScanSoft common stock and 3,562,238 shares of ScanSoft's outstanding Series B Preferred Stock, each of which is convertible into one share of ScanSoft common stock. The number of shares of common stock issuable upon exercise of the Xerox warrants may increase in accordance with a formula defined in the warrant agreement. The State of Wisconsin Investment Board, or SWIB, is ScanSoft's second largest stockholder, owning approximately 17.7% of ScanSoft's common stock as of May 30, 2003. Because of their large holdings of ScanSoft's capital stock relative to other stockholders, Xerox and SWIB, acting individually or together, could have a strong influence over matters requiring approval by ScanSoft stockholders.

  THE MARKET PRICE OF SCANSOFT'S COMMON STOCK HAS BEEN AND MAY CONTINUE TO BE SUBJECT TO WIDE FLUCTUATIONS.

     ScanSoft's stock price historically has been and may continue to be volatile. Various factors contribute to the volatility of ScanSoft's stock price, including, for example, quarterly variations in ScanSoft's financial results, new product introductions by ScanSoft or ScanSoft's competitors and general economic and market conditions. While ScanSoft cannot predict the individual effect that these factors may have on the market price of ScanSoft's common stock, these factors, either individually or in the aggregate, could result in significant volatility in ScanSoft's stock price during any given period of time. Moreover, companies that have experienced volatility in the market price of their stock often are subject to securities class action litigation. If ScanSoft was the subject of such litigation, it could result in substantial costs and divert management's attention and resources.

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

  SCANSOFT HAS IMPLEMENTED ANTI-TAKEOVER PROVISIONS, WHICH COULD DISCOURAGE OR PREVENT A TAKEOVER, EVEN IF AN ACQUISITION WOULD BE BENEFICIAL TO SCANSOFT STOCKHOLDERS.

     Provisions of ScanSoft's amended and restated certificate of incorporation, bylaws and Delaware law could make it more difficult for a third party to acquire ScanSoft, even if doing so would be beneficial to ScanSoft stockholders. These provisions include:

     - a preferred shares rights agreement;

     - authorized "blank check" preferred stock;

     - a prohibition on cumulative voting in the election of directors;

     - a limitation on the ability of stockholders to call special meetings of stockholders;

     - a requirement that all stockholder actions be taken at meetings of ScanSoft stockholders; and

     - a requirement for advance notice for nominations of directors and for stockholder proposals.

RISKS RELATED TO SPEECHWORKS

  SPEECHWORKS HAS A HISTORY OF LOSSES AND SPEECHWORKS EXPECTS TO CONTINUE TO INCUR NET LOSSES FOR THE FORESEEABLE FUTURE, WHICH LOSSES MAY DEPRESS SPEECHWORKS' COMMON STOCK PRICE.

     SpeechWorks had an accumulated deficit of $174.1 million at March 31, 2003, and SpeechWorks expects to incur net losses for the foreseeable future. Net losses were $9.4 million for the three-month period ended March 31, 2003, $51.9 million for the year ended December 31, 2002, $46.8 million for the year ended December 31, 2001 and $29.6 million for the year ended December 31, 2000. SpeechWorks anticipates continuing to incur significant sales and marketing, research and development and general and administrative expenses and, as a result, SpeechWorks will need to generate higher revenues to achieve and sustain profitability. SpeechWorks cannot be certain that it will realize sufficient revenues to achieve profitability. Moreover, if SpeechWorks were to achieve profitability, SpeechWorks may not be able to sustain or increase its profitability on a quarterly or annual basis. Any additional financing that SpeechWorks may require in the future may not be available at all or, if available, may be on terms unfavorable to SpeechWorks. Failure to achieve or maintain profitability may depress the market price of SpeechWorks' common stock.

  SPEECHWORKS EXPECTS ITS QUARTERLY REVENUES AND OPERATING RESULTS TO FLUCTUATE. IF SPEECHWORKS' QUARTERLY OPERATING RESULTS FAIL TO MEET THE EXPECTATIONS OF FINANCIAL ANALYSTS AND INVESTORS, THE TRADING PRICE OF SPEECHWORKS' COMMON STOCK MAY DECLINE.

     SpeechWorks' revenues and operating results can vary significantly from quarter to quarter. A number of important factors are likely to cause these variations, including:

     - the timing of sales of SpeechWorks' products and services, particularly in light of SpeechWorks' dependence on a relatively small number of large orders, including international orders,

     - the mix of domestic and international sales,

     - the timing of product implementations, particularly large client design projects,

     - unexpected delays in introducing new products and services,

     - variation in capital spending budgets of SpeechWorks' clients and potential clients,

     - variation in SpeechWorks' expenses, whether related to sales and marketing, product development or administration,

     - deferral of recognition of SpeechWorks' revenue in accordance with applicable accounting principles due to the time required to complete projects,

     - the mix of product license and services revenue, and

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

     - costs related to possible acquisitions of technology or businesses or strategic business combinations involving the company.

     Because of the volatility of SpeechWorks' quarterly results and the difficulty in predicting SpeechWorks' future performance, SpeechWorks' operating results may fall below the expectations of analysts or investors and, as a result, the price of SpeechWorks' common stock may decline.

  IF THE ESTIMATES SPEECHWORKS MAKES, AND THE ASSUMPTIONS ON WHICH SPEECHWORKS RELIES, IN PREPARING ITS FINANCIAL STATEMENTS PROVE INACCURATE, SPEECHWORKS' ACTUAL RESULTS MAY VARY FROM THOSE REFLECTED IN SPEECHWORKS' PROJECTIONS AND ACCRUALS.

     SpeechWorks' financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires SpeechWorks to make estimates and judgments that affect the reported amounts of SpeechWorks' assets, liabilities, revenues and expenses, the amounts of charges accrued by SpeechWorks, such as those made in connection with SpeechWorks' restructurings, and related disclosure of contingent assets and liabilities. SpeechWorks bases its estimates on historical experience and on various other assumptions that SpeechWorks believes to be reasonable under the circumstances. There can be no assurance, however, that SpeechWorks' estimates, or the assumptions underlying them, will be correct.

  THE SLOWDOWN IN THE ECONOMY HAS AFFECTED THE MARKET FOR INFORMATION TECHNOLOGY PRODUCTS, AND SPEECHWORKS' FUTURE FINANCIAL RESULTS WILL DEPEND IN PART UPON WHETHER THIS SLOWDOWN CONTINUES.

     As a result of prolonged unfavorable economic conditions and reduced capital spending by SpeechWorks' customers and potential customers, demand for SpeechWorks' products and services has been adversely affected. This has resulted in decreased revenues. Many of SpeechWorks' customers are in the telecommunications and airline industries, which have been severely affected by the current economic downturn. If the current economic conditions continue or worsen, SpeechWorks may experience a material adverse impact on its business, operating results and financial condition.

  SOME OF SPEECHWORKS' CUSTOMERS AND PARTNERS ARE NEWLY FORMED BUSINESSES OR BUSINESSES THAT ARE NOT YET PROFITABLE. IF THESE COMPANIES FAIL OR EXPERIENCE FINANCIAL DIFFICULTIES, SPEECHWORKS' BUSINESS COULD BE NEGATIVELY AFFECTED.

     Some of SpeechWorks' customers and partners are financed by investments from venture capital investors. Given the current general economic conditions and investment climate, these companies could face difficulties in securing additional financing to fund their operations. If these companies are not yet profitable or self-sustaining based on their operations, they could be unable to satisfy their commitments to SpeechWorks. Even if they are able to meet current obligations to SpeechWorks, they may not be able to buy additional products and services from SpeechWorks. If these companies cannot meet their current obligations to SpeechWorks or fail, SpeechWorks' business could be significantly harmed and its revenue could decline.

  SPEECH-ACTIVATED SYSTEMS ARE RELATIVELY NEW PRODUCTS, AND SPEECHWORKS' SUCCESS WILL DEPEND ON ITS ABILITY TO CONTINUE TO EDUCATE PROSPECTIVE CLIENTS ON THE COMMERCIAL VIABILITY OF THE PRODUCTS. IF SPEECHWORKS' POTENTIAL CLIENTS AND THEIR CUSTOMERS DO NOT ACCEPT SPEECH-ACTIVATED SYSTEMS, SPEECHWORKS' BUSINESS WILL BE HARMED.

     SpeechWorks' business would be harmed if use of speech-activated, e-business solutions does not continue to develop, or develops more slowly than SpeechWorks expects. SpeechWorks' market is relatively new and rapidly evolving. SpeechWorks' future success depends on the acceptance by current and future clients and their customers of speech-activated services as an integral part of their businesses. The size of SpeechWorks' market will depend in part on consumer acceptance of automated speech systems and the actual and perceived quality of these systems. The adoption of speech-activated services could be hindered by the perceived costs of this new technology, as well as the reluctance of enterprises

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

that have invested substantial resources in existing call centers, touch-tone-based systems or internet-based infrastructures to replace or enhance their current systems with this new technology. Accordingly, in order to achieve commercial acceptance, SpeechWorks will have to educate prospective clients, including large, established telecommunications companies, about the uses and benefits of speech-activated services in general and SpeechWorks' products in particular. If these efforts fail, or if speech-activated software platforms do not achieve broad commercial acceptance, SpeechWorks' business could be significantly harmed and its revenues could decline. In addition, the continued development of new and evolving wireless technologies using a visual web browser interface could adversely affect the demand for speech-activated services.

  SPEECHWORKS CURRENTLY RELIES ON A LIMITED NUMBER OF LARGE ORDERS FOR A SIGNIFICANT PORTION OF ITS REVENUES. AS A RESULT, SPEECHWORKS' INABILITY TO SECURE ADDITIONAL SIGNIFICANT CLIENTS DURING A GIVEN PERIOD OR THE LOSS OF ONE MAJOR CLIENT COULD CAUSE SPEECHWORKS' QUARTERLY RESULTS OF OPERATIONS TO SUFFER. SPEECHWORKS' STOCK PRICE MAY ALSO BE ADVERSELY AFFECTED BY UNEXPECTED QUARTERLY REVENUE DECLINES CAUSED BY DELAYS IN REVENUE RECOGNITION.

     Due to the nature of SpeechWorks' business, in any quarter SpeechWorks is dependent upon a limited number of orders that are relatively large in relation to its overall revenues. There was no single customer that represented more than 10% of SpeechWorks' total revenues during the three-month period ended March 31, 2003 or for the year ended December 31, 2002. However, one of SpeechWorks' resellers accounted for 19.3% of SpeechWorks' total revenue in 2001 and 16.1% of SpeechWorks' total revenue in 2000. For the year ended December 31, 2002, there was a decline in demand from this reseller to less than 10% of SpeechWorks' total revenues. SpeechWorks' speech-activated products and services require significant expenditures by SpeechWorks' clients and typically involve lengthy sales cycles. SpeechWorks may spend significant time and incur substantial expenses educating and providing information to prospective clients. Any failure to complete a sale to a prospective client during a quarter could result in revenues and operating results for the quarter that are lower than expected.

     In addition, as a result of the significant time required to deliver or perform a client order, SpeechWorks may be unable to recognize revenue related to a client order until well after SpeechWorks receives the order. SpeechWorks' dependence on large client orders and the delay in recognizing revenue relating to these orders makes it difficult to forecast quarterly operating results. This could cause SpeechWorks' stock price to be volatile or to decline.

  SPEECHWORKS RELIES ON RESELLERS AND ORIGINAL EQUIPMENT MANUFACTURERS FOR A PORTION OF ITS SALES. THE LOSS OF ONE OR MORE RESELLERS OR ORIGINAL EQUIPMENT MANUFACTURERS COULD LIMIT SPEECHWORKS' ABILITY TO SUSTAIN AND GROW ITS REVENUES.

     For the three-month period ended March 31, 2003, 59.4% of SpeechWorks' sales were attributable to its resellers and original equipment manufacturers, or OEMs. For the year ended December 31, 2002, 60.1% of SpeechWorks' sales were attributable to its resellers and OEMs. In 2001, 58.1% of SpeechWorks' sales were attributable to its resellers and OEMs, especially InterVoice, Inc., which accounted for 19.3% of SpeechWorks' sales in 2001. SpeechWorks intends to increase its sales through resellers in the future. As a result, SpeechWorks is in part dependent upon the continued success and viability of its resellers and OEMs, as well as their continued interest in selling SpeechWorks' products. The loss of a key reseller or OEM or SpeechWorks' failure to develop and sustain new reseller and OEM relationships could limit SpeechWorks' ability to sustain and grow its revenues.

     SpeechWorks' contracts with its resellers and OEMs generally do not require them to purchase SpeechWorks' products. SpeechWorks' resellers and OEMs are independent companies over which SpeechWorks has limited control. SpeechWorks' resellers and OEMs could cease to market its products or devote significant resources to the sale of its products. Any failure of SpeechWorks' resellers or OEMs to successfully market and sell its products could result in revenues that are lower than anticipated. In addition, SpeechWorks' resellers and OEMs possess confidential information concerning its products and operations. Although SpeechWorks has nondisclosure agreements with its resellers and OEMs, a reseller or

OEM could use SpeechWorks' confidential information in competition with SpeechWorks, which competition could adversely affect SpeechWorks' competitive position and revenues.

  SPEECHWORKS HAS EXPANDED ITS INTERNATIONAL OPERATIONS. BECAUSE OF RISKS INVOLVED WITH OPERATING A BUSINESS IN FOREIGN COUNTRIES, SPEECHWORKS MAY NOT BE SUCCESSFUL IN MAINTAINING ITS INTERNATIONAL BUSINESS OPERATIONS AND SPEECHWORKS' BUSINESS COULD BE HARMED.

     SpeechWorks' international sales represented 19.1% of its revenue for the three-month period ended March 31, 2003, 21.4% of its revenue for the year ended December 31, 2002, 9.5% of its revenue in 2001 and 14.0% of its revenue in 2000. SpeechWorks expanded its direct and indirect international sales force in 2001, which helped SpeechWorks increase its international revenues in 2002. SpeechWorks has limited experience in international operations and international product and service sales, and there can be no assurance SpeechWorks will be successful in its international business. SpeechWorks is subject to a variety of risks associated with conducting business internationally, in addition to the risks its business as a whole faces, any of which could harm SpeechWorks' business. These risks include:

     - difficulties and costs of staffing and managing foreign operations,

     - difficulties in establishing and maintaining an effective international reseller network,

     - the burden of complying with a wide variety of foreign laws, particularly with respect to intellectual property and license requirements,

     - political and economic instability outside the United States,

     - import or export licensing and product certification requirements,

     - tariffs, duties, price controls or other restrictions on foreign currencies or trade barriers imposed by foreign countries,

     - potential adverse tax consequences, including higher marginal rates,

     - unfavorable fluctuations in currency exchange rates, and

     - limited ability to enforce agreements, intellectual property rights and other rights in some foreign countries.

  IN ORDER TO INCREASE SPEECHWORKS' INTERNATIONAL SALES, SPEECHWORKS MUST DEVELOP LOCALIZED VERSIONS OF ITS PRODUCTS. IF SPEECHWORKS IS UNABLE TO DO SO, SPEECHWORKS MAY BE UNABLE TO GROW ITS REVENUE AND EXECUTE ITS BUSINESS STRATEGY.

     In order to expand SpeechWorks' international sales, SpeechWorks intends to continue to invest significant resources to create and refine different speech recognition and synthesis models for particular languages or dialects. These speech-processing models are required to create versions of SpeechWorks' products that understand or reproduce the local language or dialect. If SpeechWorks fails to develop localized versions of its products, SpeechWorks' ability to address international market opportunities and to grow its business will be limited. In addition, SpeechWorks is required to invest resources to develop these versions of its products in advance of the receipt of revenues. SpeechWorks may be unable to recognize revenues sufficient to render these products profitable.

  IF SPEECHWORKS FAILS TO DEVELOP NEW PRODUCTS AND SERVICES IN THE FACE OF THE INDUSTRY'S RAPIDLY EVOLVING TECHNOLOGY, SPEECHWORKS' FUTURE OPERATING RESULTS MAY BE ADVERSELY AFFECTED.

     SpeechWorks' growth and future operating results will depend, in part, on SpeechWorks' ability to keep pace with:

     - rapidly changing speech recognition and speech synthesis technology,

     - evolving industry standards and practices,

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

     - frequent new speech-activated service and product introductions and enhancements, and

     - changing client requirements and preferences for their automated speech systems.

     Any delay or failure on SpeechWorks' part in responding quickly, cost-effectively and sufficiently to these developments could render SpeechWorks' existing speech-activated products and services noncompetitive or obsolete and have an adverse effect on SpeechWorks' competitive position. SpeechWorks may have to incur substantial expenditures to modify or adapt its speech-activated products and services to respond to technological changes. SpeechWorks must stay abreast of cutting-edge technological developments and evolving service offerings to remain competitive and increase the utility of its speech-activated services. SpeechWorks must be able to incorporate new technologies into the speech-activated solutions SpeechWorks designs and develops to address the increasingly complex and varied needs of SpeechWorks' client base. If SpeechWorks is unable, for technological or other reasons, to develop and introduce new and enhanced products and to respond to changing client requirements and preferences in a timely manner, SpeechWorks may lose existing customers and fail to attract new customers, which could result in a significant decline in SpeechWorks' revenues.

  IF SPEECHWORKS DOES NOT MANAGE ITS OPERATIONS IN ACCORDANCE WITH CHANGING ECONOMIC CONDITIONS, SPEECHWORKS' RESOURCES MAY BE STRAINED, WHICH COULD HARM SPEECHWORKS' ABILITY TO BECOME PROFITABLE.

     SpeechWorks' business operations have changed due to volatility in SpeechWorks' industry. SpeechWorks has experienced significant growth in the past. From December 31, 2000 to December 31, 2001, the number of SpeechWorks employees increased from 317 to 409. However, in July 2002, SpeechWorks reduced its headcount by approximately 17%. In January 2003, SpeechWorks further reduced its headcount by approximately 6%. SpeechWorks' headcount as of March 31, 2003 was 309. SpeechWorks may be required to expand or contract its business operations in the future, and as a result may need to expand or contract its management, operational, financial and human resources, as well as management information systems and controls, to respond to any such growth or contraction. SpeechWorks' failure to manage these types of changes would place a burden on SpeechWorks' business and its management team, which could cause SpeechWorks' business to suffer.

  SPEECHWORKS' APPLICATION SOFTWARE MAY CONTAIN DEFECTS, WHICH COULD RESULT IN DELAYED OR LOST REVENUE, EXPENSIVE CORRECTIONS, LIABILITY TO SPEECHWORKS' CLIENTS AND CLAIMS AGAINST SPEECHWORKS.

     SpeechWorks designs, develops and implements complex speech-activated solutions that are often crucial to the operation of SpeechWorks' clients' products and businesses. Defects in the solutions SpeechWorks develops could result in delayed or lost revenue, adverse client reaction and negative publicity about SpeechWorks or its products and services or require expensive and time consuming corrections. Also, due to the developing nature of speech recognition technology, text-to-speech technology and speaker verification technology, SpeechWorks' products are not currently and may never be accurate in every instance. In addition, third party technology that is included in SpeechWorks' products could contain errors or defects. Clients who are not satisfied with SpeechWorks' products or services could bring claims against SpeechWorks for substantial damages, which, even if unsuccessful, would likely be time consuming and could result in costly litigation and payment of damages. Such claims could have an adverse effect on SpeechWorks' financial results and competitive position.

  SPEECHWORKS' CURRENT AND POTENTIAL COMPETITORS IN THE SPEECH-ACTIVATED SOLUTIONS MARKET, SOME OF WHOM HAVE GREATER RESOURCES AND EXPERIENCE THAN SPEECHWORKS DOES, MAY OFFER PRODUCTS AND SERVICES THAT MAY CAUSE DEMAND FOR, AND THE PRICES OF, SPEECHWORKS' PRODUCTS TO DECLINE.

     A number of companies have developed, or are expected to develop, products that compete with SpeechWorks' products. Competitors in speech technology include AT&T, Elan, Fonix, IBM, Lucent Technologies, Microsoft, Nuance Communications, Philips Communications, Phonetic Systems, Rhetorical, Telisma and Temic speech processing. Furthermore, other companies may enter SpeechWorks' markets by acquiring, or entering into strategic relationships with, SpeechWorks' competitors. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the abilities of their advanced speech and language technology products to address the needs of SpeechWorks' prospective customers.

     Many of SpeechWorks' current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and/or larger client bases than SpeechWorks does. SpeechWorks' present or future competitors may be able to develop speech-activated products and services comparable or superior to those SpeechWorks offers, adapt more quickly than SpeechWorks does to new technologies, evolving industry trends and standards or client requirements, or devote greater resources to the development, promotion and sale of their products and services than SpeechWorks does. Accordingly, SpeechWorks may not be able to compete effectively in its markets, competition may intensify and future competition may cause demand for and the prices of SpeechWorks' products to decline, which could adversely affect SpeechWorks' sales and profitability.

  IF THE STANDARDS SPEECHWORKS HAS SELECTED TO SUPPORT ARE NOT ADOPTED AS THE INDUSTRY STANDARDS FOR SPEECH-ACTIVATED SOFTWARE, BUSINESSES MIGHT NOT USE SPEECHWORKS' SPEECH-ACTIVATED SOFTWARE PLATFORMS FOR DELIVERY OF APPLICATIONS AND SERVICES, AND SPEECHWORKS REVENUES COULD BE NEGATIVELY AFFECTED.

     The market for speech-activated services software is new and emerging and industry software standards have not yet been fully established. SpeechWorks may not be competitive unless its products support changing industry software standards. The emergence of industry standards other than those SpeechWorks has selected to support, whether through adoption by official standards committees or widespread usage, could require costly and time consuming redesign of SpeechWorks' products. If these standards become widespread and SpeechWorks' products do not support them, SpeechWorks' clients and potential clients may not purchase SpeechWorks' products, and SpeechWorks' revenues could be adversely affected. Multiple standards in the marketplace could also make it difficult for SpeechWorks to design its products to support all applicable standards, which could also result in decreased sales of SpeechWorks' products.

  SPEECHWORKS RELIES ON SPEECHWORKS' INTELLECTUAL PROPERTY RIGHTS AND IF SPEECHWORKS IS UNABLE TO PROTECT THESE RIGHTS, SPEECHWORKS MAY FACE INCREASED COMPETITION. PROTECTION OF SPEECHWORKS' INTELLECTUAL PROPERTY RIGHTS IS UNCERTAIN AND MAY BE COSTLY.

     Intellectual property rights are important in SpeechWorks' industry. SpeechWorks relies on a combination of patent, copyright, trademark and trade secret laws, as well as confidentiality, assignment of rights to inventions, and/or license agreements with its employees, consultants and corporate or strategic partners to protect its intellectual property rights. These legal protections afford only limited protection and may be time-consuming and expensive to obtain, maintain and enforce. Further, despite SpeechWorks' efforts, SpeechWorks may be unable to prevent third parties from unauthorized use of SpeechWorks' intellectual property. Monitoring unauthorized use of SpeechWorks' intellectual property is difficult, and SpeechWorks cannot be certain that the steps it has taken will be effective to prevent unauthorized use.

     Litigation may be necessary to enforce SpeechWorks' intellectual property rights and trade secrets. These lawsuits, regardless of their success, would likely be time consuming and expensive to resolve and would divert management's time and attention away from SpeechWorks' business.

  IF THE PROPOSED MERGER DOES NOT CLOSE, SPEECHWORKS MAY UNDERTAKE STRATEGIC ACQUISITIONS OR INVESTMENTS IN THE FUTURE AND ANY DIFFICULTIES FROM INTEGRATING SUCH ACQUISITIONS OR INVESTMENTS COULD DAMAGE SPEECHWORKS' ABILITY TO ATTAIN OR MAINTAIN PROFITABILITY. THE ANTICIPATED BENEFITS OF STRATEGIC ACQUISITIONS OR INVESTMENTS MAY NEVER BE REALIZED.

     If the proposed merger transaction does not close, SpeechWorks may acquire or make significant investments in businesses and technologies that complement or augment SpeechWorks' existing business and technologies. Integrating any newly acquired businesses or technologies could be expensive and time-consuming and could divert management's time and attention away from SpeechWorks' on-going business.

SpeechWorks may not be able to integrate any acquired business, products, employees or technology successfully and SpeechWorks' failure to do so could harm its business. SpeechWorks cannot guarantee that it will realize any anticipated benefits from such acquisitions or investments. Moreover, SpeechWorks may need to raise additional funds through public or private debt or equity financing to acquire or make significant investments in any businesses or technologies, which may result in dilution to SpeechWorks' current stockholders and the incurrence of indebtedness. SpeechWorks may not be able to operate acquired businesses profitably.

  SOME OF SPEECHWORKS' CUSTOMER CONTRACTS INCLUDE RIGHTS OF INDEMNIFICATION FOR INTELLECTUAL PROPERTY INFRINGEMENT. IN THE EVENT THAT SPEECHWORKS IS REQUIRED TO INDEMNIFY ITS CUSTOMERS THERE COULD BE A MATERIAL ADVERSE AFFECT ON ITS RESULTS OF OPERATIONS.

     SpeechWorks enters into standard indemnification agreements in the ordinary course of business through its customer contracts. Pursuant to these agreements, SpeechWorks indemnifies, holds harmless, and agrees to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally SpeechWorks' business partners or customers, in connection with any U.S. patent, or any copyright or other intellectual property infringement claim by any third party with respect to SpeechWorks' products. The term of these indemnification agreements is generally perpetual from the date of the agreement. The maximum potential amount of future payments SpeechWorks could be required to make under these indemnification agreements is unlimited. Although SpeechWorks has not incurred any material costs to date related to these indemnification agreements, in the event that any of SpeechWorks' products or solutions were found to violate intellectual property rights, then amounts paid to SpeechWorks' customers could have a material adverse effect on SpeechWorks' ongoing operations.

  SPEECHWORKS MAY EXPEND SIGNIFICANT RESOURCES TO DEFEND AGAINST CLAIMS OF INFRINGEMENT BY THIRD PARTIES, AND IF SPEECHWORKS IS NOT SUCCESSFUL SPEECHWORKS MAY LOSE SIGNIFICANT RIGHTS OR BE REQUIRED TO ENTER INTO DISADVANTAGEOUS LICENSE OR ROYALTY AGREEMENTS.

     Currently, in the software industry there are frequent assertions of patent infringement by owners of patents, and assertions of other violations of intellectual property rights such as trademarks, copyrights, and trade secrets. In addition, there are a large number of patents in the speech processing area. Although SpeechWorks does not believe that it is infringing on any patent rights, the holders of patents may claim that SpeechWorks is doing so. If any claim were made against SpeechWorks, SpeechWorks' business could be harmed, particularly if SpeechWorks is unsuccessful in defending such claim. If SpeechWorks is forced to defend any claim, whether it is with or without merit or is determined in SpeechWorks' favor, then SpeechWorks may face costly litigation, diversion of technical and management personnel, delays in future product releases or injunctions preventing SpeechWorks from selling its products and services. SpeechWorks may also be required to enter into costly and burdensome royalty and licensing agreements. Any royalty or licensing agreements, if required, may not be available on terms acceptable to SpeechWorks, or at all.

  SPEECHWORKS' PRODUCTS INCORPORATE TECHNOLOGY SPEECHWORKS LICENSES FROM OTHERS. SPEECHWORKS' INABILITY TO MAINTAIN THESE LICENSES COULD HAVE A MATERIAL ADVERSE EFFECT ON ITS BUSINESS.

     Some of the technology included in, or operating in conjunction with, SpeechWorks' products is licensed by SpeechWorks from others. For example, SpeechWorks currently licenses certain text-to-speech technology from IBM, text-to-speech and other technology relating to computer processing of the human voice from AT&T, speaker verification technology from Rutgers University and software and technology from MIT. Certain of these license agreements are for limited terms. If for any reason these license agreements terminate, SpeechWorks may be required to seek alternative vendors and may be unable to obtain similar technology on favorable terms, or at all. If SpeechWorks is unable to obtain alternative license agreements, SpeechWorks could be required to modify some features of its products, which could adversely affect sales of its products and services.

  SPEECHWORKS RELIES UPON THE CONTINUED SERVICE AND PERFORMANCE OF A RELATIVELY SMALL NUMBER OF SENIOR MANAGEMENT AND KEY TECHNICAL PERSONNEL. SPEECHWORKS MAY NOT BE ABLE TO RETAIN OR RECRUIT NECESSARY PERSONNEL, WHICH COULD AFFECT THE MANAGEMENT AND DEVELOPMENT OF SPEECHWORKS' BUSINESS.

     SpeechWorks' future success depends on its retention of a small number of senior management and key technical personnel, such as Stuart R. Patterson, SpeechWorks' President and Chief Executive Officer, and Michael S. Phillips, SpeechWorks' Chief Technology Officer and co-founder. SpeechWorks does not have key person life insurance policies covering any of its employees. The loss of services of any of SpeechWorks' executive officers or key personnel could have a negative effect on SpeechWorks' ability to grow its business.

     SpeechWorks needs to attract and retain managerial and highly skilled technical personnel. If SpeechWorks is unable to attract and retain managerial and qualified technical personnel, SpeechWorks' operations could suffer and SpeechWorks may never achieve profitability.

  SPEECHWORKS' BUSINESS WILL BE HARMED IF SPEECHWORKS FAILS TO HIRE OR RETAIN QUALIFIED SALES PERSONNEL, OR IF NEWLY HIRED SALES PEOPLE FAIL TO DEVELOP THE NECESSARY SALES SKILLS OR DEVELOP THESE SKILLS MORE SLOWLY THAN SPEECHWORKS ANTICIPATES.

     SpeechWorks' financial success depends to a large degree on the ability of its direct and indirect sales force to increase sales. Therefore, SpeechWorks' ability to increase revenue in the future depends considerably upon SpeechWorks' success in recruiting, training and retaining additional direct and indirect sales personnel and the success of its sales force. Also, a new salesperson may require a number of months before he or she becomes a productive member of SpeechWorks' sales force.

                  THE SPECIAL MEETING OF SCANSOFT STOCKHOLDERS

GENERAL

     ScanSoft is furnishing this joint proxy statement/prospectus to ScanSoft stockholders in connection with the solicitation of proxies by the ScanSoft board of directors for use at the special meeting of ScanSoft stockholders, including any adjournment or postponement of the meeting.

DATE, TIME AND PLACE

     The special meeting will be held at the ScanSoft headquarters, 9 Centennial Drive, Peabody, Massachusetts 01960, on August 11, 2003 at 10:00 am Eastern time.

PURPOSE OF THE SCANSOFT SPECIAL MEETING

     At the ScanSoft special meeting, including any adjournment or postponement thereof, ScanSoft stockholders will be asked:

          1. To consider and vote upon a proposal to approve the issuance of shares of ScanSoft common stock in connection with a merger of Spiderman Acquisition Corporation with and into SpeechWorks as contemplated by the Agreement and Plan of Reorganization among ScanSoft, Spiderman Acquisition Corporation and SpeechWorks, with SpeechWorks surviving as a wholly owned subsidiary of ScanSoft;

          2. To consider and vote upon a proposal to amend ScanSoft's 1995 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan from 1,000,000 to 1,500,000; and

          3. To transact such other business as may properly come before the ScanSoft special meeting or any postponement or adjournment thereof.

     A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A. ScanSoft stockholders are encouraged to read the merger agreement in its entirety.

THE MATTERS TO BE CONSIDERED AT THE SCANSOFT SPECIAL MEETING ARE OF GREAT IMPORTANCE TO SCANSOFT STOCKHOLDERS. ACCORDINGLY, SCANSOFT STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PRE-ADDRESSED POSTAGE-PAID ENVELOPE.

RECORD DATE, SHARES ENTITLED TO VOTE

     Only holders of ScanSoft common stock at the close of business on June 30, 2003, the record date for the ScanSoft special meeting, are entitled to notice of and to vote at the ScanSoft special meeting. On the record date, approximately 66,206,640 shares of ScanSoft common stock were issued and outstanding and there were approximately 568 holders of record. ScanSoft stockholders on the record date are each entitled to one vote per share of ScanSoft common stock on the proposals described above.

VOTING PROCEDURES

     You may vote in person at the ScanSoft special meeting or by proxy. ScanSoft recommends that you vote by proxy even if you plan to attend the special meeting and vote in person. You can change your vote at the ScanSoft special meeting at any time before the voting has been completed.

     ScanSoft stockholders holding shares of ScanSoft common stock directly as stockholders of record or in "street name" may direct the voting of their shares without attending the ScanSoft special meeting.

ScanSoft stockholders may vote by granting proxies or, for shares held in street name, by submitting voting instructions to their brokers or nominees.

     ScanSoft stockholders of record may submit proxies by completing, signing and dating the enclosed proxy card for the ScanSoft special meeting and mailing them in the enclosed pre-addressed postage-paid envelopes. All shares of ScanSoft common stock represented by properly executed proxies received in time for the ScanSoft special meeting and not revoked will be voted at the ScanSoft special meeting, and at any adjournment or postponement of the ScanSoft special meeting, in accordance with the instructions contained in the proxies. Properly executed proxies from ScanSoft stockholders holding shares directly as stockholders of record that do not contain voting instructions will be voted FOR the approval of the issuance of shares of ScanSoft common stock in connection with the merger and FOR the approval of the amendment of the 1995 Employee Stock Purchase Plan.

     If your broker holds your shares of ScanSoft common stock for you in "street name," you should instruct your broker to vote your shares, following the directions your broker provides to you. Most brokers have procedures for telephone or Internet voting. Check the material your broker sends you or call your account representative for more information. In the event you do not instruct your broker how to vote any shares held for you in street name, your shares will not be counted as a vote cast on the proposal to approve the issuance of shares of ScanSoft common stock in connection with the merger, and will therefore have no effect on that proposal. In addition, your broker will have discretionary voting authority on the proposal to approve the amendment of ScanSoft's 1995 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan from 1,000,000 to 1,500,000.

     ScanSoft stockholders of record may also vote in person at the special meeting by submitting their proxy cards or by filling out a ballot at the ScanSoft special meeting.

VOTE REQUIRED

     Under applicable rules of the NASDAQ National Market, the issuance of shares of ScanSoft common stock in connection with the merger requires an affirmative vote of a majority of the votes cast at the ScanSoft special meeting.

     The proposal to amend the ScanSoft 1995 Employee Stock Purchase Plan requires an affirmative vote of a majority of the votes cast at the ScanSoft special meeting.

QUORUM, ABSTENTIONS AND BROKER NON-VOTES

     A quorum of ScanSoft stockholders is required to have a valid ScanSoft special meeting of stockholders. A majority of the shares of ScanSoft common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy at the ScanSoft special meeting in order for a quorum to be established. ScanSoft's transfer agent will act as inspector of elections at the ScanSoft special meeting and will ascertain whether a quorum is present, tabulate the votes and determine the voting results on all matters presented to the ScanSoft stockholders at the special meeting. If a quorum is not present, ScanSoft expects that the ScanSoft special meeting will be adjourned to allow additional time to obtain additional proxies or votes, and at any subsequent reconvening of the ScanSoft special meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the reconvening of the ScanSoft special meeting.

     Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. The approval of the issuance of shares of ScanSoft common stock in connection with the merger is considered a non-routine matter, and the adoption of the amendment to the 1995 Employee Stock Purchase Plan at the special meeting is considered a routine matter. Accordingly, brokers will have discretionary voting authority to vote your shares at the special meeting on the proposal to approve the plan amendment, but not on the proposal to approve the issuance of shares of ScanSoft common stock in connection with the merger.

     A "broker non-vote" occurs when a broker returns a signed and dated proxy but fails to vote on a proposal, such as when a broker does not have discretionary voting authority and has not received instructions from the beneficial owners of the shares. A broker will not be permitted to vote on the share issuance without instruction from the owner of the shares of ScanSoft common stock held by that broker. Broker "non-votes" count as present for purposes of establishing a quorum described above, but will not be counted as a vote cast on either the proposal to approve the issuance of shares of ScanSoft common stock in connection with the merger or the proposal to approve the plan amendment, and will therefore have no effect on those proposals. ScanSoft stockholders are urged to return the enclosed proxy card marked to indicate their vote or to instruct their broker to vote shares held in "street name."

     Abstentions will have the effect of being cast against the proposal to approve the issuance of shares of ScanSoft common stock in connection with the merger and against the proposal to approve the plan amendment, even though the stockholder so abstaining may intend a different interpretation.

SHARES OWNED AND VOTED BY SCANSOFT DIRECTORS AND EXECUTIVE OFFICERS

     At the close of business on June 27, 2003, directors and executive officers of ScanSoft and certain of their affiliates beneficially owned and were entitled to vote, in the aggregate, 579,948 shares of ScanSoft common stock. These shares represent approximately 1.0% of the ScanSoft common stock outstanding as of such date.

     Each of these individuals has entered into a voting agreement with SpeechWorks in which he or she has agreed, among other things, to vote all shares of ScanSoft common stock beneficially owned by him or her in favor of the approval of the issuance of shares of ScanSoft common stock in connection with the merger, against any other acquisition proposal and against any action that would delay or prevent the merger. In connection with and in support of the voting agreements, these persons have granted an irrevocable proxy to an affiliate of SpeechWorks to vote the shares in accordance with the terms of the voting agreements.

REVOKING YOUR PROXY

     You may revoke your proxy at any time before the proxy is voted at the ScanSoft special meeting by:

     - submitting a written notice of revocation to the corporate secretary of ScanSoft at 9 Centennial Drive, Peabody, Massachusetts 01960 bearing a later date than the proxy;

     - granting a duly executed proxy relating to the same shares and bearing a later date (which automatically revokes the earlier proxy) and delivering it to the corporate secretary of ScanSoft; or

     - by attending the ScanSoft special meeting and voting in person.

     Simply attending the ScanSoft special meeting will not revoke a proxy. If you do not hold your shares of ScanSoft common stock in your own name, you may revoke a previously granted proxy by following the revocation instructions provided by the bank, broker or other party that is the registered owner of the shares.

SOLICITATION OF PROXIES AND EXPENSES

     ScanSoft and SpeechWorks will share equally expenses incurred in connection with the filing, printing and mailing of this joint proxy statement/prospectus. ScanSoft will be responsible for any fees incurred in connection with the solicitation of proxies for the ScanSoft special meeting. In addition to solicitation by mail, the directors, officers, employees and agents of ScanSoft may solicit proxies from ScanSoft stockholders by telephone or other electronic means or in person. Some of these individuals may have interests in the merger that are different from, or in addition to, the interests of ScanSoft stockholders generally. See the section entitled "The Merger -- Interests of Certain Persons in the Merger -- Interests of ScanSoft Directors and Executive Officers in the Merger." Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to the beneficial owners of shares held of record by these persons, and ScanSoft will reimburse them for their reasonable out-of-pocket expenses in sending proxy materials to beneficial owners.

OTHER MATTERS

     The ScanSoft board of directors is not aware of any other business to be brought before the ScanSoft special meeting or any adjournment or postponement of the meeting. If, however, other matters are properly brought before the ScanSoft special meeting (including any proposal to adjourn the special meeting to allow ScanSoft additional time to solicit proxies in favor of the proposal to approve the issuance of shares of ScanSoft common stock in connection with the merger or the proposal to approve the amendment to the 1995 Employee Stock Purchase Plan) or an adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the ScanSoft shares represented by duly executed proxies in accordance with their discretion and judgment.

RECOMMENDATION OF THE SCANSOFT BOARD OF DIRECTORS

     After careful consideration, the ScanSoft board of directors has unanimously determined it advisable and in the best interests of ScanSoft and its stockholders that ScanSoft proceed with the merger and that the terms of the merger agreement are fair to ScanSoft and its stockholders, and unanimously recommends that you vote FOR the proposal to approve the issuance of shares of ScanSoft common stock in connection with the merger and FOR the proposal to approve the amendment to the 1995 Employee Stock Purchase Plan.

     In considering such recommendation, ScanSoft stockholders should be aware that some ScanSoft directors and officers have interests in the merger that are different from, or in addition to, those of ScanSoft stockholders generally. See the section entitled "The Merger -- Interests of Certain Persons in the Merger -- Interests of ScanSoft Directors and Executive Officers in the Merger."

                THE SPECIAL MEETING OF SPEECHWORKS STOCKHOLDERS

GENERAL

     SpeechWorks is furnishing this joint proxy statement/prospectus to SpeechWorks stockholders in connection with the solicitation of proxies by the SpeechWorks board of directors for use at the special meeting of SpeechWorks stockholders, including any adjournment or postponement of the meeting.

DATE, TIME AND PLACE

     The special meeting will be held at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on August 11, 2003 at 10:00 am Eastern time.

PURPOSE OF THE SPEECHWORKS SPECIAL MEETING

     At the SpeechWorks special meeting, including any adjournment or postponement thereof, SpeechWorks stockholders will be asked:

          1. To consider and vote upon a proposal to adopt the Agreement and Plan of Reorganization among ScanSoft, Spiderman Acquisition Corporation and SpeechWorks, and approve the merger contemplated by the Agreement and Plan of Reorganization, pursuant to which SpeechWorks will become a wholly owned subsidiary of ScanSoft; and

          2. To transact such other business as may properly come before the SpeechWorks special meeting or any postponement or adjournment thereof.

     A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A. SpeechWorks stockholders are encouraged to read the merger agreement in its entirety.

THE MATTERS TO BE CONSIDERED AT THE SPEECHWORKS SPECIAL MEETING ARE OF GREAT IMPORTANCE TO SPEECHWORKS STOCKHOLDERS. ACCORDINGLY, SPEECHWORKS STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER INFORMATION INCORPORATED BY REFERENCE HEREIN, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PRE-ADDRESSED POSTAGE-PAID ENVELOPE.

RECORD DATE, SHARES ENTITLED TO VOTE


     Only holders of SpeechWorks common stock at the close of business on June 30, 2003, the record date for the SpeechWorks special meeting, are entitled to notice of and to vote at the SpeechWorks special meeting. On the record date, approximately 34,886,602 shares of SpeechWorks common stock were issued and outstanding and there were approximately 300 holders of record. SpeechWorks stockholders on the record date are each entitled to one vote per share of SpeechWorks common stock on the proposal to adopt the merger agreement and approve the merger.


VOTING PROCEDURES

     You may vote in person at the SpeechWorks special meeting or by proxy. SpeechWorks recommends that you vote by proxy even if you plan to attend the special meeting and vote in person. You can change your vote at the SpeechWorks special meeting at any time before the voting has been completed.

     SpeechWorks stockholders holding shares of SpeechWorks common stock directly as stockholders of record or in "street name" may direct the voting of their shares without attending the SpeechWorks special meeting. SpeechWorks stockholders may vote by granting proxies or, for shares held in street name, by submitting voting instructions to their brokers or nominees.

     SpeechWorks stockholders of record may submit proxies by completing, signing and dating the enclosed proxy card for the SpeechWorks special meeting and mailing them in the enclosed pre-addressed postage-paid envelopes. All shares of SpeechWorks common stock represented by properly executed proxies received in time for the special meeting and not revoked will be voted at the SpeechWorks special meeting, and at any adjournment or postponement of the meeting, in accordance with the instructions contained in the proxies. Properly executed proxies that do not contain voting instructions will be voted FOR the adoption of the merger agreement and approval of the merger.

     If your broker holds your shares of SpeechWorks common stock for you in "street name," you should instruct your broker to vote your shares, following the directions your broker provides to you. Most brokers have procedures for telephone or Internet voting. Check the material your broker sends you or call your account representative for more information. In the event you do not instruct your broker how to vote any shares held for you in street name, your shares will not be voted for the adoption of the merger agreement and approval of the merger.

     SpeechWorks stockholders of record may also vote in person at the SpeechWorks special meeting by submitting their proxy cards or by completing a ballot at the SpeechWorks special meeting.

VOTE REQUIRED

     In order for the merger to become effective, the holders of a majority of the outstanding shares of SpeechWorks common stock as of the record date must vote to adopt the merger agreement and approve the merger. As discussed below, abstentions and broker non-votes will each have the same effect as a vote against the proposal to adopt the merger agreement and approve the merger.

QUORUM, ABSTENTIONS AND BROKER NON-VOTES

     A quorum of SpeechWorks stockholders is required to have a valid SpeechWorks special meeting of stockholders. A majority of the shares of SpeechWorks common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy at the SpeechWorks special meeting in order for a quorum to be established. SpeechWorks' transfer agent will act as inspector of elections at the special meeting and will ascertain whether a quorum is present, tabulate the votes and determine the voting results on all matters presented to the SpeechWorks stockholders at the special meeting. If a quorum is not present, SpeechWorks expects that the SpeechWorks special meeting will be adjourned to allow additional time to obtain additional proxies or votes, and at any subsequent reconvening of the SpeechWorks special meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the reconvening of the SpeechWorks special meeting.

     Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. The adoption of the merger agreement and the approval of the merger at the special meeting are considered non-routine matters. Accordingly, brokers will not have discretionary voting authority to vote your shares at the special meeting. A "broker non-vote" occurs when brokers do not have discretionary voting authority and have not received instructions from the beneficial owners of the shares. A broker will not be permitted to vote on the merger proposal without instruction from the beneficial owner of the shares of SpeechWorks common stock held by that broker. Abstentions and broker "non-votes" count as present for purposes of establishing a quorum described above, but will not be voted on the proposal to adopt the merger agreement and approve the merger. Consequently, an abstention and broker non-vote will have the same effect as a vote against the proposal. SpeechWorks stockholders are urged to return the enclosed proxy card marked to indicate their vote or to instruct their broker to vote shares held in "street name."

SHARES OWNED AND VOTED BY SPEECHWORKS DIRECTORS AND EXECUTIVE OFFICERS


     At the close of business on June 27, 2003, directors and executive officers of SpeechWorks beneficially owned and were entitled to vote, in the aggregate, 3,033,900 shares of SpeechWorks common stock. These shares represent approximately 8.7% of the SpeechWorks common stock outstanding as of such date.


     Each of these individuals has entered into a voting agreement with ScanSoft in which he or she has agreed, among other things, to vote all shares of SpeechWorks common stock beneficially owned by him or her in favor of the merger agreement and the merger, against any other acquisition proposal and against any action that would delay or prevent the merger. In connection with and in support of the voting agreements, these persons have granted an irrevocable proxy to an affiliate of ScanSoft to vote the shares in accordance with the terms of the voting agreements. See "Agreements Related to the Merger -- SpeechWorks Voting Agreements."

REVOKING YOUR PROXY

     You may revoke your proxy at any time before the proxy is voted at the SpeechWorks special meeting by:

     - submitting a written notice of revocation to the corporate secretary of SpeechWorks at 695 Atlantic Avenue, Boston, Massachusetts 02111 bearing a later date than the proxy;

     - granting a duly executed proxy relating to the same shares and bearing a later date (which automatically revokes the earlier proxy) and delivering it to the corporate secretary of SpeechWorks; or

     - by attending the SpeechWorks special meeting and voting in person.

     Simply attending the SpeechWorks special meeting will not revoke a proxy. If you do not hold your shares of SpeechWorks common stock in your own name, you may revoke a previously granted proxy by following the revocation instructions provided by the bank, broker or other party that is the registered owner of the shares.

SOLICITATION OF PROXIES AND EXPENSES

     ScanSoft and SpeechWorks will share equally expenses incurred in connection with the filing, printing and mailing of this joint proxy statement/prospectus. SpeechWorks will be responsible for any fees incurred in connection with the solicitation of proxies for the SpeechWorks special meeting. In addition to solicitation by mail, the directors, officers, employees and agents of SpeechWorks may solicit proxies from SpeechWorks stockholders by telephone or other electronic means or in person. Some of these individuals may have interests in the merger that are different from, or in addition to, the interests of SpeechWorks stockholders generally. See the section entitled "The Merger -- Interests of Certain Persons in the Merger -- Interests of SpeechWorks Directors and Executive Officers in the Merger." Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to the beneficial owners of shares held of record by these persons, and SpeechWorks will reimburse them for their reasonable out-of-pocket expenses in sending proxy materials to beneficial owners.

OTHER MATTERS

     The SpeechWorks board of directors is not aware of any other business to be brought before the SpeechWorks special meeting or any adjournment or postponement of the meeting. If, however, other matters are properly brought before the SpeechWorks special meeting (including any proposal to adjourn the special meeting to allow SpeechWorks additional time to solicit proxies in favor of the proposal to adopt the merger agreement) or an adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares of SpeechWorks common stock represented by duly executed proxies in accordance with their discretion and judgment.

RECOMMENDATION OF THE SPEECHWORKS BOARD OF DIRECTORS

     After careful consideration, the SpeechWorks board of directors has unanimously determined it advisable and in the best interests of SpeechWorks and its stockholders that SpeechWorks proceed with the merger and that the terms of the merger agreement are fair to SpeechWorks and its stockholders, and unanimously recommends that you vote FOR the proposal to adopt the merger agreement and approve the merger.

     In considering such recommendation, SpeechWorks stockholders should be aware that some SpeechWorks directors and officers have interests in the merger that are different from, or in addition to, those of SpeechWorks stockholders generally. See the section entitled "The Merger -- Interests of Certain Persons in the Merger -- Interests of SpeechWorks Directors and Executive Officers in the Merger."

                                   THE MERGER

     The following is a description of the material aspects of the proposed merger and related transactions. The following description may not contain all of the information that is important to you. You should read this entire joint proxy statement/prospectus, including the section entitled "Agreements Related to the Merger," and the other documents we refer to carefully for a more complete understanding of the merger and the related transactions.

BACKGROUND OF THE MERGER

     Both ScanSoft and SpeechWorks regularly evaluate different strategies for improving their competitive positions and enhancing stockholder value, including opportunities for mergers with other companies, acquisitions of other companies or assets, and licensing, marketing and development alliances.

     In September 2002, Mr. Stuart Patterson, Chief Executive Officer of SpeechWorks, and Mr. Richard Westelman, Chief Financial Officer of SpeechWorks, met with representatives of Morgan Stanley & Co. Incorporated to discuss the possibility of retaining Morgan Stanley to advise SpeechWorks in connection with its consideration of specific strategic business opportunities. In October 2002, SpeechWorks engaged Morgan Stanley as its financial advisor.

     On October 18, 2002, Mr. Paul Ricci, Chairman and Chief Executive Officer of ScanSoft, and Mr. Patterson had a preliminary meeting to discuss ScanSoft's recent announcement of its planned acquisition of Philips' speech processing telephony and voice control business. At this meeting, they discussed the possibility of a potential business combination of ScanSoft and SpeechWorks. Mr. Ricci and Mr. Patterson discussed the complementary nature of the respective companies' technologies, assets and business strategies.

     On October 25, 2002, Mr. Ricci and Mr. Patterson, along with certain other members of SpeechWorks management, met to discuss the benefits of a potential business combination of ScanSoft and SpeechWorks and the potential synergies resulting from a combined company, as well as potential structures of a combined management team. They proposed a series of meetings between senior management teams of the respective companies to identify synergies and investigate strategic merits.

     On November 8, 2002, Mr. Ricci and Mr. Patterson met and discussed valuation methodologies. Mr. Ricci and Mr. Patterson concluded that it was advisable to continue discussions concerning a potential merger.

     On November 13, 2002, Ms. Jeanne McCann, Senior Vice President of Speech and Language Research and Development of ScanSoft, and Mr. Michael Phillips, Senior Vice President of SpeechWorks, met to discuss the resources and strengths of their respective organizations. Mr. Michael Tivnan, former President and Chief Operating Officer of ScanSoft, and Mr. William Wen, Manager of Mergers and Acquisitions of ScanSoft, met with Mr. Alan Schwartz, Vice President of Business Development of SpeechWorks, to evaluate the potential cost savings of a combined organization. ScanSoft and SpeechWorks entered into a confidentiality agreement dated as of November 19, 2002.

     On November 20, 2002, Mr. Ricci and Mr. Patterson met to discuss next steps and their respective teams' initial findings, and discussed potential terms and conditions of a merger involving ScanSoft and SpeechWorks. Later on November 20, 2002, Mr. Patterson updated the SpeechWorks board of directors, at a special meeting, on the status of discussions with ScanSoft.

     On December 16, 2002, Mr. Patterson, Mr. Westelman, Mr. Phillips and Mr. Schwartz and representatives of Morgan Stanley met with Mr. Ricci, Mr. Tivnan, Mr. Richard Palmer, Senior Vice President and Chief Financial Officer of ScanSoft, and Mr. Wen, and representatives of Evercore Partners, financial advisors to ScanSoft, to discuss the economic terms of a potential merger and potential synergies resulting from a merger. Each team provided an overview of its respective businesses.

     On December 19, 2002, Mr. Patterson updated the SpeechWorks board of directors, at a special meeting, on the status of discussions with ScanSoft.

     On January 14, 2003, the SpeechWorks board of directors held a regularly scheduled meeting, during which there was discussion regarding a potential merger of ScanSoft and SpeechWorks. Representatives of Morgan Stanley were present at the meeting and participated in the discussion.

     On January 21, 2003, Mr. Wen and Mr. Westelman met to discuss estimated potential synergies from the combined organization.

     On February 6, 2003, Mr. Ricci and Mr. Patterson met to discuss potential transaction terms and appropriate follow-up steps.

     Commencing in mid-February and continuing throughout March and April 2003, various members of management of ScanSoft and SpeechWorks, assisted by their financial, legal and accounting advisors, met from time to time to conduct business, legal and accounting due diligence.

     On February 12, 2003, representatives of Morgan Stanley, representing SpeechWorks, met with representatives of Evercore Partners, representing ScanSoft, to discuss the potential merger of ScanSoft and SpeechWorks, potential transaction terms and valuation methodologies.

     On February 14, 2003, Mr. Ricci and Mr. Patterson met to review the outcome of the Evercore Partners and Morgan Stanley meeting. They agreed to have Mr. Ricci meet with members of SpeechWorks board of directors.

     On February 17, 2003, the ScanSoft board of directors was updated on the status of discussions with SpeechWorks as part of a regularly scheduled meeting.

     On February 24 and February 25, 2003, Mr. Ricci met with members of the SpeechWorks board of directors to discuss ScanSoft's business and the strategic merits of a business combination.

     On February 25, 2003, Mr. Patterson updated the SpeechWorks board of directors, at a special meeting, on the status of discussions with ScanSoft.

     On March 5 and 6, 2003, Evercore Partners and Morgan Stanley met on behalf of ScanSoft and SpeechWorks, respectively, and discussed potential terms and conditions for a transaction.

     On March 7, 2003, Mr. Ricci, Mr. Wen, Mr. Patterson, Mr. Westelman and Mr. Schwartz met to discuss an analysis of anticipated cost synergies.

     On March 14, 2003, Mr. Ricci and Mr. Patterson met to discuss potential transaction terms and potential exchange ratios.

     On March 14, 2003, Mr. Patterson updated the SpeechWorks board of directors, at a special meeting, on the status of discussions with ScanSoft, and there was discussion with respect to a potential exchange ratio.

     On March 16, 2003, ScanSoft engaged PricewaterhouseCoopers LLP to assist it in the accounting due diligence review of SpeechWorks.

     In mid-March 2003, SpeechWorks engaged Ernst & Young LLP to assist it in the accounting due diligence review of ScanSoft.

     On April 2, 2003, Mr. Ricci updated the ScanSoft board of directors, at a special meeting, on the status of discussions with SpeechWorks.

     On April 4, 2003, Wilson Sonsini Goodrich & Rosati, outside legal counsel to ScanSoft, distributed an initial draft of the merger agreement to Hale and Dorr LLP, outside legal counsel to SpeechWorks.

     Throughout April 2003, Mr. Ricci and Mr. Patterson, assisted by their financial advisors, continued to discuss the economic and other terms of the potential merger. At the same time, ScanSoft and SpeechWorks, assisted by their advisors, continued to negotiate the terms of the merger agreement and related agreements.

     On April 10, 2003, the SpeechWorks board of directors, at a regularly scheduled meeting, discussed the potential merger with ScanSoft and the proposed terms of the merger agreement. At this meeting, representatives of Morgan Stanley discussed a preliminary financial analysis of a potential merger. Representatives of Hale and Dorr and Ernst & Young presented preliminary results of their respective legal and accounting due diligence review.

     During the week of April 14, 2003, the parties and their financial and legal advisors continued to negotiate the terms of the final agreements and conduct their due diligence reviews.

     On April 16, 2003, the ScanSoft board of directors held a special meeting to discuss the SpeechWorks transaction. Management presented strategic rationale, expected synergies and the expected financial model of the combined company, and representatives of Evercore Partners reviewed their preliminary financial analyses with respect to the proposed merger.

     On April 17, 2003, Mr. Patterson updated the SpeechWorks board of directors, at a special meeting, on the status of discussions with ScanSoft.

     On April 18, 2003, the parties and their financial advisors engaged in a series of discussions concerning the exchange ratio and conveyed a series of proposals and counterproposals.

     On April 20, 2003, the SpeechWorks board of directors held a special meeting to discuss the status of negotiations with ScanSoft.

     On April 21, 2003, the ScanSoft board of directors held a special meeting to discuss the current status and open issues in connection with the potential merger. At this meeting, representatives of Evercore Partners reviewed their financial analyses with respect to the proposed merger and delivered an oral opinion (subsequently confirmed in writing), based on and subject to the assumptions, considerations and limitations set forth in such opinion, that the exchange ratio was fair to the ScanSoft stockholders from a financial point of view. Representatives of Wilson Sonsini Goodrich & Rosati then reviewed with the directors their fiduciary duties and summarized for the directors the material terms of the merger agreement and related transaction documents.

     On the evening of April 23, 2003, the SpeechWorks board of directors held a special meeting to consider the proposed merger with ScanSoft. At this meeting, representatives of Morgan Stanley reported to the directors on their financial analyses of the merger and delivered their oral opinion (subsequently confirmed in writing), based on and subject to the assumptions, considerations and limitations set forth in such opinion, that the exchange ratio was fair to SpeechWorks stockholders from a financial point of view. Representatives of Hale and Dorr then reviewed with the directors their fiduciary duties and summarized for the directors the material terms of the merger agreement and related transaction documents. Following these presentations, the SpeechWorks board of directors asked various questions and discussed the proposed merger, following which, by unanimous vote, it approved the merger agreement and the merger and recommended that stockholders of SpeechWorks vote in favor of the adoption of the merger agreement and approval of the merger.

     On the evening of April 23, 2003, the ScanSoft board of directors held a special meeting at which management and representatives of Evercore Partners reported on the terms of the merger agreement and related agreements. At this meeting, representatives of Evercore Partners orally reviewed and confirmed its opinion previously delivered to the ScanSoft board of directors on April 21, 2003 that the exchange ratio was fair to the ScanSoft stockholders from a financial point of view. After consideration of the presentations made at the April 21, 2003 and April 23, 2003 board meetings, the ScanSoft board of directors unanimously approved the merger, the merger agreement and the issuance of shares of ScanSoft common stock in connection with the merger.

     During the late evening of April 23, 2003, ScanSoft and SpeechWorks executed the definitive merger agreement and related transaction documents.

     On April 24, 2003, ScanSoft and SpeechWorks jointly issued a press release announcing the proposed merger.

CONSIDERATION OF THE MERGER BY SCANSOFT

  SCANSOFT'S REASONS FOR THE MERGER AND RECOMMENDATION OF THE SCANSOFT BOARD OF DIRECTORS

     The ScanSoft board of directors considered a number of alternatives for enhancing its competitive position in the speech technology markets and increasing stockholder value. The ScanSoft board of directors believes that the proposed merger is in the best interest of ScanSoft and its stockholders. The ScanSoft board of directors unanimously approved the merger agreement and the merger and determined to recommend that its stockholders approve the issuance of shares of ScanSoft common stock in connection with the merger. This decision was based on a number of factors, including the potential benefits that the ScanSoft board of directors believes will contribute to the future success of the combined company. These benefits include:

     - the ability of the combined company to promote its products and comprehensively address the needs of the system integrators in the United States telephony markets;

     - SpeechWorks' strong professional services organization would enable the combined company to support major accounts, channel partners and telecommunications firms, as well as deliver complete solutions;

     - increased combined technical depth in the face of AT&T's, Microsoft's and IBM's investments in speech technology;

     - addition of strengths in key vertical markets, including multiple deployments in travel/hospitality, financial services and government, which would expand ScanSoft's expertise in developing applications and solutions for these industries;

     - the strength of the SpeechWorks management team and the ability of the combined company to employ the skills and resources of the combined management teams;

     - the transaction is expected to achieve synergies from the research and development, marketing, sales and administrative areas of the combined company following the merger;

     - the complementary nature of the technologies of the combined company;

     - SpeechWorks' complete portfolio of technologies for distributed conversational user interface applications; and

     - SpeechWorks' position as a leading provider of Speech technologies to the telephony market and the strength of their customer base.

     The ScanSoft board of directors evaluated all of the potential benefits described above in light of their knowledge of ScanSoft's business, financial condition and prospects, SpeechWorks' business, financial condition and prospects, and the market for speech technology solutions. The ScanSoft board of directors also identified and considered potentially negative factors that could result from the merger, including the risks posed by the necessary integration of the businesses and operations of the two companies and the risk that the combined company will not be able to fully realize potential synergies and cost saving opportunities. In addition, the ScanSoft board of directors considered a number of other factors in evaluating the proposed merger, including presentations given by ScanSoft's management and the opinion of Evercore Partners as financial advisor to ScanSoft. In view of the variety of factors considered by the ScanSoft board of directors in its evaluation of the merger, the ScanSoft board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weight to the specific factors considered in reaching its decision. In addition, individual members of the ScanSoft board of directors may have given different weight to different factors. While the list of potential benefits described in this section as having been considered by the ScanSoft board of directors is not intended to be the complete list of all of the potential benefits considered, it is believed to include the potential benefits considered by the ScanSoft board of directors to be material.

     The ScanSoft board of directors believes that the merger is advisable, and is fair to and in the best interests of ScanSoft and its stockholders, and recommends that ScanSoft stockholders approve the issuance of shares of ScanSoft common stock in connection with the merger.

  OPINION OF SCANSOFT FINANCIAL ADVISOR

     ScanSoft retained Evercore Partners to act as financial advisor to ScanSoft. On April 23, 2003, Evercore Partners delivered its oral opinion, which was subsequently confirmed in writing, to the ScanSoft board of directors that, as of that date and based upon and subject to the factors and assumptions set forth therein, the exchange ratio was fair, from a financial point of view, to ScanSoft.

     The full text of the written opinion of Evercore Partners is set forth as Annex B to this joint proxy statement/prospectus and describes the assumptions made, general procedures followed, matters considered and limits and qualifications on the review undertaken by Evercore Partners and is incorporated herein by reference. Evercore Partners' opinion is directed only to whether the exchange ratio is fair, from a financial point of view, to ScanSoft and does not constitute a recommendation to any ScanSoft stockholder as to how such stockholder should vote with respect to the merger. The summary of the opinion of Evercore Partners set forth below is qualified in its entirety by reference to the full text of such opinion. STOCKHOLDERS OF SCANSOFT ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY.

     In connection with rendering its opinion, Evercore Partners, among other things:

     - analyzed certain publicly available financial statements and other publicly available information relating to SpeechWorks and ScanSoft;

     - analyzed certain internal financial statements and other non-public financial and operating data relating to SpeechWorks and ScanSoft that were prepared and furnished to Evercore Partners by the managements of SpeechWorks and ScanSoft;

     - analyzed certain internal financial projections relating to SpeechWorks and ScanSoft that were prepared and furnished to Evercore Partners by the managements of SpeechWorks and ScanSoft;

     - discussed the past and current operations, financial projections and current financial condition of SpeechWorks and ScanSoft with the managements of SpeechWorks and ScanSoft;

     - reviewed certain internal presentations that the management of ScanSoft has previously made to the ScanSoft board of directors describing ScanSoft's customers, competitors and strategy;

     - reviewed the reported prices, trading activity and valuation multiples for each of SpeechWorks common stock and ScanSoft common stock;

     - compared the financial performance of SpeechWorks and the prices, trading activity and valuation multiples of the SpeechWorks common stock with that of certain other publicly-traded companies and their securities that Evercore Partners deemed relevant;

     - reviewed the financial terms, to the extent available, of certain comparable transactions and compared them to the proposed financial terms of the merger;

     - reviewed certain information concerning cost savings and combination benefits expected to result from the merger that was prepared by and furnished to Evercore Partners by the management of ScanSoft, including the amounts and timing of such synergies and related expenses;

     - participated in discussions and negotiations among representatives of SpeechWorks and ScanSoft, and their advisors;

     - reviewed the merger agreement in substantially final form and assumed that the final form of such merger agreement would not vary in any respect material to Evercore Partners' analysis; and

     - performed other examinations and analyses and considered other factors that Evercore Partners deemed appropriate.

     For purposes of its analysis and opinion, Evercore Partners assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of the information publicly available, and the information supplied or otherwise made available to, discussed with, or reviewed by or for Evercore Partners. With respect to the financial projections of ScanSoft and SpeechWorks and the underlying analysis concerning the potential synergies which were furnished to Evercore Partners, or discussed with Evercore Partners or reviewed for Evercore Partners by the managements of ScanSoft and SpeechWorks, Evercore Partners assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of ScanSoft and SpeechWorks. Evercore Partners further assumed that, in all material respects, such financial projections and synergies would be realized in the amounts and times indicated thereby. Evercore Partners expressed no view as to such financial projections or synergies, or the assumptions on which they were based. Additionally, Evercore Partners relied on ScanSoft management's views as to the future strategic benefits of the merger.

     Evercore Partners did not make nor assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of ScanSoft and SpeechWorks, nor was Evercore Partners furnished with any such appraisals, nor did Evercore Partners evaluate the solvency or fair value of SpeechWorks or ScanSoft under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore Partners' opinion is necessarily based on economic, market and other conditions as in effect on, and the information and merger agreement made available to Evercore Partners as of, the date of the opinion. Evercore Partners assumed the merger will qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. Evercore Partners did not evaluate, nor did ScanSoft request Evercore Partners to evaluate, alternative transaction structures or other financial alternatives other than the merger. Evercore Partners' opinion does not address ScanSoft's underlying business decision to effect the merger nor constitute a recommendation to any ScanSoft stockholder as to how such stockholder should vote with respect to the issuance of shares of ScanSoft common stock in connection with the merger. Furthermore, Evercore Partners expresses no opinion as to the price or range of prices at which the shares of ScanSoft common stock will trade at any future time.

     For purposes of rendering its opinion, Evercore Partners assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement are true and correct, that each party will perform all the covenants and agreements required under the merger agreement, and that all conditions to the consummation of the merger will be satisfied without waiver thereof. Evercore Partners also assumed that in the course of obtaining the necessary regulatory or other approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments and modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the merger.

     In connection with a presentation to the ScanSoft board of directors on April 23, 2003, Evercore Partners advised the ScanSoft board of directors that, in evaluating the fairness of the exchange ratio, Evercore Partners performed a variety of financial analyses with respect to ScanSoft and SpeechWorks. The following is a summary of the material analyses contained in the presentation. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses performed by Evercore Partners, the tables must be read together with the full text of each summary.

     Historical Exchange Ratio Analysis. Evercore Partners reviewed the daily closing prices of ScanSoft common stock and SpeechWorks common stock to determine the implied exchange ratio based upon the relative prices of these securities for each considered time period. Evercore Partners analyzed the implied exchange ratio between ScanSoft common stock and SpeechWorks common stock for various time periods between January 1, 2001 and April 22, 2003. Evercore Partners noted that the exchange ratio in the merger of 0.860 was within the range of historical implied exchange ratios in the periods examined. The historical implied exchange ratios for the periods examined are shown below:

PERIOD                                             IMPLIED EXCHANGE RATIO
------                                             ----------------------
April 22, 2003                                             0.475x
10-Day Average                                              0.493
1 Month Average                                             0.519
3 Month Average                                             0.526
6 Month Average                                             0.504
One Year Average                                            0.556
Two Year Average                                            2.777
One Year High                                               1.151
Two Year High                                              13.023
High Since January 1, 2001                                 57.048

     Comparable Public Company Analysis. Evercore Partners compared selected financial, market and operating information of SpeechWorks with corresponding data of selected publicly traded companies with operations Evercore Partners deemed to be similar in some respect to those of SpeechWorks for purposes of this analysis. In such analysis, Evercore Partners compared the multiples of enterprise value to certain financial data of SpeechWorks on a stand alone basis as well as based on the terms of the merger to the corresponding multiples for the selected comparable companies. The multiples that were analyzed by Evercore Partners were derived by dividing (i) the enterprise value of each company (based on closing stock prices on April 22, 2003) by its actual 2002 and estimated 2003 revenues and earnings before interest and taxes ("EBIT"), and
(ii) the stock price of each company on April 22, 2003 by its actual 2002 and estimated 2003 earnings per share. Evercore Partners divided the selected comparable companies into three subgroups as follows:

Speech Recognition Software Companies:

     - Nuance Communications, Inc.

     - ScanSoft, Inc.

Enterprise-Focused Voice Software Systems and Applications Companies:

     - Aspect Communications Corp.

     - Avaya Inc.

     - Brooktrout Inc.

     - Interactive Intelligence Inc.

     - Inter-Tel Inc.

     - InterVoice Brite Inc.

     - S1 Corp.

Carrier-Focused Voice Software Systems and Applications Companies:

     - Comverse Technology, Inc.

     - NMS Communications Corporation

     - Sonus Networks, Inc.

     For ScanSoft and SpeechWorks, projections were based on ScanSoft management's estimates for 2003. For the comparable companies, projections were based on publicly available Wall Street research estimates.

     To illustrate, Evercore Partners highlighted the multiples of enterprise value to actual 2002 revenue and projected 2003 revenue. Evercore Partners then derived reference ranges of such multiples from this analysis. Evercore Partners noted that the valuation multiples for SpeechWorks based on the terms of the merger fall within the range found for the selected companies.

                                                                   ENTERPRISE VALUE TO:
                                                              -------------------------------
                                                                               2003 ESTIMATED
                                                               2002 REVENUE       REVENUE
                                                              --------------   --------------
SPEECHWORKS TRANSACTION(1)(2)...............................       3.4X             2.9X
SpeechWorks(1)(2)...........................................       1.4x             1.2x
Speech Recognition Software
Nuance......................................................  Not meaningful   Not meaningful
ScanSoft(2).................................................       4.1x             3.1x
Enterprise-focused Voice Software Systems and Applications
  Companies
  Mean......................................................       0.5x             0.5x
  Median....................................................       0.5x             0.5x
Carrier-focused Voice Software Systems and Applications
  Companies
  Mean......................................................       3.6x             2.9x
  Median....................................................       1.5x             1.6x
For All Three Subgroups
  Max.......................................................       9.1x             7.0x
  Min.......................................................       0.2x             0.2x

---------------

(1) Excludes non-cash stock compensation expense.

(2) Estimated net debt as of June 30, 2003.

     Evercore Partners noted that no company used in the comparable company analyses summarized above is identical to SpeechWorks. Evercore Partners noted that because of the differences between the business mix, operations and other characteristics of SpeechWorks and the comparable public companies, Evercore Partners believed that an appropriate use of the comparable public company analysis would also involve qualitative judgments concerning the differences between SpeechWorks and the comparable companies which would affect the public trading values of the common stock of the companies. Accordingly, any analysis of the fairness of the exchange ratio involves complex considerations and judgments concerning differences in the financial and operating characteristics of the comparable companies and other factors in relation to the trading values of the comparable companies.

     Precedent Transactions Analysis. Evercore Partners reviewed and analyzed the implied transaction multiples paid in selected merger and acquisition transactions in the voice software systems and applications industry that Evercore Partners deemed to be similar in some respect to the merger and compared these multiples to the multiples implied for SpeechWorks based on the terms of the merger. The following table sets forth the transactions that were used for purposes of this analysis:

             ACQUIROR                                      TARGET
----------------------------------  -----------------------------------------------------
      ADC Telecommunications                      Centigram Communications
    Aspect Telecommunications                             Voicetek
          Cisco Systems                           Active Voice Corporation
          Cisco Systems                                Summa Four Inc.
       Comverse Technology                            Boston Technology
         InterVoice Inc.                             Brite Voice Systems
       Lucent Technologies                          Octel Communications
         Nortel Networks                           Periphonics Corporation
             ScanSoft                          Lernout & Hauspie Speech Assets
             ScanSoft               Philips Speech Processing Telephony and Voice Control

     To illustrate, Evercore Partners calculated the multiples of enterprise value to actual revenue for the last twelve months. Evercore Partners noted that the valuation multiple for SpeechWorks based on the terms of the merger falls within the range found for the selected companies.

                                                               ENTERPRISE VALUE TO
                                                                   LAST TWELVE
                                                                 MONTHS' REVENUE
                                                               -------------------
SPEECHWORKS TRANSACTION(1)..................................          3.4X
Voice Software Systems and Applications Transactions
  Mean......................................................          2.5x
  Median....................................................          2.6x
  Max.......................................................          4.5x
  Min.......................................................          1.1x

---------------

(1) Revenue for SpeechWorks excludes non-cash stock compensation expense.

     Among other factors, Evercore Partners noted that the merger and acquisition transaction environment varies over time because of macroeconomic factors such as interest rate and equity market fluctuations and microeconomic factors such as industry results and growth expectations. Evercore Partners noted that no transaction used in the comparable transaction analysis summarized above is identical to the terms of the proposed merger. Accordingly, the analysis performed by Evercore Partners involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable transactions and other factors in relation to the acquisition values of the comparable companies.

     Premiums Paid Analysis. Evercore Partners analyzed the premiums paid relative to public market pre-announcement trading prices for a selected group of transactions that Evercore Partners deemed to be similar in some respect to the merger and compared these premiums to the premium implied for SpeechWorks based on the terms of the merger.

     Evercore Partners identified and analyzed seven transactions that occurred since 1997 in the voice software systems and applications industry involving companies that Evercore Partners deemed to be similar to SpeechWorks for the purposes of this analysis. Evercore Partners also identified and analyzed a group of 20 acquisitions in the broader software industry that were announced since January 1, 2002. Additionally, Evercore Partners identified and analyzed a group of 32 acquisitions with enterprise values between $50 million and $175 million in all industries that were announced since January 1, 2001.

     Evercore Partners calculated and compared the premiums paid in these transactions based on the value of the per share consideration received in the transaction relative to the closing stock price of the target company one day and four weeks prior to the respective date of announcement of the transaction and relative to the one year average trading price and one year high trading price prior to announcement. The premium calculations for SpeechWorks based on the terms of the merger are based upon an assumed announcement date of April 23, 2003. Evercore Partners noted that the premiums for SpeechWorks based on the terms of the merger generally fall within the range found for the selected transactions. This analysis produced the following results:

                                                       PREMIUM BASED ON STOCK PRICE:
                                               ---------------------------------------------
                                                             4 WEEKS   1 YEAR
                                               1 DAY PRIOR    PRIOR    AVERAGE   1 YEAR HIGH
                                               -----------   -------   -------   -----------
SPEECHWORKS TRANSACTION......................      81.2%       76.5%     56.5%      (38.7%)
Voice Software Systems and Applications
  Transactions
  Mean.......................................      22.1%       51.9%     67.7%       (0.9%)
  Median.....................................      15.9%       41.3%     54.8%       (0.7%)
  Max........................................      48.6%      111.8%    156.5%       30.8%
  Min........................................      (3.7%)       6.7%     32.3%      (41.8%)
Software Transactions Since January 1, 2002
  Mean.......................................      53.8%       60.7%     52.2%       (6.3%)
  Median.....................................      40.7%       47.2%     54.2%       (3.5%)
  Max........................................     260.0%      296.5%    169.4%       85.5%
  Min........................................      (3.4%)     (10.8%)   (24.8%)     (77.4%)
Transactions from $50-$175 MM Since January
  1, 2001
  Mean.......................................      28.3%       46.8%     48.7%        0.1%
  Median.....................................      22.3%       37.9%     38.4%        4.6%
  Max........................................     113.4%      153.3%    183.9%      160.4%
  Min........................................     (18.6%)     (14.6%)   (28.8%)     (68.5%)

     Among other factors, Evercore Partners noted that the merger and acquisition transaction environment varies over time because of the macroeconomic factors such as interest rate and equity market fluctuations and microeconomic factors such as industry results and growth expectations. Evercore Partners noted that no transaction used in the premiums paid analysis summarized above is identical to the merger. Accordingly, the analysis performed by Evercore Partners involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable transactions and other factors in relation to the acquisition values of the comparable companies.

     Discounted Cash Flow Analysis. Relying on ScanSoft management's estimates of the projected financial performance of SpeechWorks, Evercore Partners estimated the present value of the future stand alone, unlevered free cash flows that could be produced by SpeechWorks. Evercore Partners estimated a range of theoretical values for SpeechWorks based on the net present value of its implied annual cash flows and a terminal value in 2007 calculated based upon perpetual growth rates of free cash flow, and adjusted for SpeechWorks estimated net cash balance as of June 30, 2003. Evercore Partners used a range of discount rates from 13.0% to 17.0%, a range of terminal value perpetual growth rates from 3.0% to 6.0% relative to estimated 2007 free cash flow, and an assumed net cash balance of $36.5 million. Perpetual growth rates were based on assumed long-term industry growth rates prevailing in 2007. The discount rates were based on weighted average cost of capital computations and qualitative assessments of SpeechWorks' projected results and the risks inherent therein. This analysis indicated values per share of SpeechWorks common stock ranging from $1.81 to $3.10.

     Relying on ScanSoft management's estimates of the projected financial performance of SpeechWorks and estimated synergies resulting from the merger, Evercore Partners estimated the present value of the future, unlevered free cash flows, including expected operating cost synergies of approximately

$27.5 million for a full year that could be produced through a combination with SpeechWorks, and net of one-time costs to achieve these synergies of approximately $10.1 million. Evercore Partners estimated a range of theoretical values for SpeechWorks based on the net present value of its implied annual cash flows and a terminal value in 2007 calculated based upon perpetual growth rates of free cash flow, and adjusted for SpeechWorks estimated net cash balance as of June 30, 2003. Evercore Partners used a range of discount rates of 13.0% to 17.0%, a range of terminal value perpetual growth rates of 3.0% to 6.0% relative to estimated 2007 free cash flow, and an assumed net cash balance of $45.8 million, which includes $9.3 million in estimated cash proceeds from the exercise of SpeechWorks' in the money options based on the per share closing price of SpeechWorks common stock on April 22, 2003. Perpetual growth rates were based on assumed long-term industry growth rates prevailing in 2007. The discount rates were based on weighted average cost of capital computations and qualitative assessments of SpeechWorks' projected results and the synergies and the risks inherent therein. This analysis indicated values per share of SpeechWorks common stock ranging from $4.87 to $8.35.

     Contribution Analysis. Evercore Partners analyzed the relative contributions of ScanSoft and SpeechWorks to the pro forma combined company with respect to a selected group of operating and financial statistics for the historical year 2002 and the projected years 2003 and 2004. Evercore Partners also reviewed the pro forma ownership of the combined company, taking into account ScanSoft's outstanding options and warrants to purchase shares of ScanSoft common stock treated under the treasury stock method and assuming that all SpeechWorks in the money options are converted into shares of ScanSoft common stock. For each of ScanSoft and SpeechWorks, Evercore Partners utilized ScanSoft management's estimates.

     To illustrate, Evercore Partners calculated the relative revenue contributions of ScanSoft and SpeechWorks to the pro forma combined company. Evercore Partners also calculated adjusted revenue contribution, which was defined to incorporate cash balances for both companies by valuing revenue at a 2x multiple (using information derived from the comparable public company analysis and the precedent transaction analysis described above) and net cash at face value to adjust for the capital structures of the two companies. Evercore Partners compared the relative ownership percentages implied by this analysis to the relative ownership percentages implied for the stockholders of the companies by the exchange ratio in the merger.

                                            2002                     2003                     2004
                                   ----------------------   ----------------------   ----------------------
                                   SCANSOFT   SPEECHWORKS   SCANSOFT   SPEECHWORKS   SCANSOFT   SPEECHWORKS
                                   --------   -----------   --------   -----------   --------   -----------
Contribution Percentage(1):
  Revenue........................    73.1%       26.9%        75.8%       24.2%        75.7%       24.3%
  Adjusted Revenue(2)............    61.3%       38.7%        66.3%       33.7%        67.2%       32.8%

Pro Forma Economic Ownership Based on Exchange Ratio:

                           SCANSOFT   SPEECHWORKS                              SCANSOFT   SPEECH\WORKS
                           --------   -----------                              --------   ------------
Assuming Philips                                    Assuming Philips
  Convertible Debentures                              Convertible Debentures
  Are Not Converted......   70.1%       29.9%       Are Converted............   71.3%        28.7%

---------------

(1) SpeechWorks values exclude non-cash stock compensation expense.

(2) Incorporates cash balances for both companies by valuing revenue at a 2x multiple and net cash at face value. SpeechWorks has estimated net cash as of June 30, 2003 of $45.8 million and ScanSoft has estimated net debt of $16.5 million.

     Pro Forma Merger Analysis. Relying on ScanSoft management's estimates, Evercore Partners analyzed the potential pro forma effects of the merger on ScanSoft's estimated 2003 and 2004 earnings per share before amortization and nonrecurring restructuring charges and ScanSoft's earnings per share after amortization but before nonrecurring restructuring charges based on various assumptions regarding the merger. Evercore Partners performed such analysis due to the fact that several Wall Street research analysts use earnings per share before amortization and nonrecurring charges, among other measurements, as a valuation measurement. This analysis, taking into account certain operating cost synergies estimated by ScanSoft management, indicated that the merger would be accretive to ScanSoft's projected earnings per share before amortization and nonrecurring restructuring charges in 2003 and 2004. The merger, taking into account certain operating cost synergies estimated by ScanSoft management, would be dilutive to ScanSoft's projected earnings per share after amortization but before nonrecurring restructuring charges in 2003 and accretive in 2004. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the opinion of Evercore Partners. In arriving at its fairness determination, Evercore Partners considered the results of all these constituent analyses and did not attribute any particular weight to any particular factor or analysis considered by it; rather, Evercore Partners made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. The foregoing summary does not purport to be a complete description of the analyses performed by Evercore Partners. As described above, Evercore Partners' opinion to the ScanSoft board of directors was among the many factors taken into consideration by the ScanSoft board of directors in making its determination to approve the merger agreement. The parties to the merger agreement determined the exchange ratio based on the result of arms' length negotiations, and Evercore Partners was not asked to, and did not, propose any alternative exchange ratio to the ScanSoft board of directors.

     Evercore Partners is a nationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. ScanSoft retained Evercore Partners based on these qualifications as well as its familiarity with ScanSoft. Evercore Partners has previously provided various investment banking and financial advisory services to ScanSoft, for which Evercore Partners received customary fees for the rendering of those services.

     Pursuant to the terms of an engagement letter with Evercore Partners, ScanSoft agreed to pay Evercore Partners a fee equal to $175,000 upon delivery of the fairness opinion and $825,000 upon the closing of the merger. Additionally, ScanSoft has agreed to issue a warrant to purchase an aggregate of 150,000 shares of ScanSoft common stock to Evercore Partners upon the closing of the merger. This warrant will have a strike price equal to the average closing price of ScanSoft common stock on the NASDAQ National Market for five consecutive trading days, starting two days before and ending two days after closing, will not be exercisable for three years and will have a term of eight years. Whether or not the merger is completed, ScanSoft has agreed under the engagement letter to reimburse Evercore Partners for all its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel, incurred in connection with its engagement by ScanSoft, and to indemnify Evercore Partners against liabilities, including liabilities under federal securities law, and expenses in connection with its engagement.

CONSIDERATION OF THE MERGER BY SPEECHWORKS

  SPEECHWORKS' REASONS FOR THE MERGER AND RECOMMENDATION OF THE SPEECHWORKS BOARD OF DIRECTORS

     In reaching its decision to approve the merger agreement and the merger, the SpeechWorks board of directors identified and considered a number of potential benefits for SpeechWorks and its stockholders that supported the SpeechWorks board of directors' decision to approve the merger agreement and the merger. These potential benefits include the following:

     - the belief that the combination of the product lines, sales channels and financial resources of ScanSoft and SpeechWorks will result in a combined company that is a leader in the speech recognition and imaging technologies market;

     - the ability to better serve the customer base of each company with an expanded portfolio of technologies and applications, and a deeper set of services and support capabilities;

     - the opportunity for each company to introduce its complementary product lines into the customer base of the other company;

     - the greater global presence of the combined company, which will include representation in more than 70 countries with speech solutions that support 45 languages, and employ approximately 800 individuals, with nearly half located internationally;

     - the revenue diversification of the combined company, as compared to SpeechWorks' primary reliance on sub-segments of the speech recognition technology market;

     - the expected synergies and cost-saving opportunities that should result from office site consolidations and eliminating redundant operations; and

     - the belief that the merger would combine two experienced and respected management teams, resulting in a combined management team that is stronger than the management teams of each of the individual companies.

     In addition to the potential benefits accruing to SpeechWorks and its stockholders from the merger, the SpeechWorks board of directors also considered a number of other factors in approving the merger, including the following:

     - the number of shares of ScanSoft common stock to be exchanged pursuant to the merger for each share of SpeechWorks common stock, and the premium that such exchange ratio represented over the then current market price of SpeechWorks common stock;

     - SpeechWorks management's view of the business and prospects of SpeechWorks and ScanSoft as stand-alone companies and as a combined company, including the strategic options which might become available to SpeechWorks if it were or were not to proceed with the merger and the effectiveness of the merger in implementing and accelerating SpeechWorks' long-term growth strategy;

     - the belief that a merger with ScanSoft could enhance SpeechWorks' ability to compete with larger, better-financed competitors by providing SpeechWorks with access to the financial resources, distribution channels, client base and industry contacts of ScanSoft;

     - historical information concerning SpeechWorks' and ScanSoft's respective businesses, financial performance and common stock market prices and trading information;

     - the intent that the merger be tax-free to SpeechWorks' U.S. stockholders who receive shares of ScanSoft common stock in exchange for their SpeechWorks common stock pursuant to the merger (except to the extent they receive cash for any fractional shares);

     - the financial analyses and presentation of Morgan Stanley & Co. Incorporated delivered to the SpeechWorks board of directors on April 23, 2003, as well as its opinion of the same date that, as of such date, and based on and subject to the assumptions, considerations and limitations set forth in its opinion, the exchange ratio of 0.860 shares of ScanSoft common stock for each share of SpeechWorks common stock in the merger agreement was fair from a financial point of view to the holders of SpeechWorks common stock (a copy of such written opinion is attached as Annex C to this joint proxy statement/prospectus);

     - the results of the due diligence investigation of ScanSoft conducted by SpeechWorks' management, financial advisor, accountants and legal counsel;

     - the SpeechWorks board of directors' own knowledge of SpeechWorks, ScanSoft and their respective businesses;

     - the likelihood of the merger being approved by the appropriate regulatory authorities;

     - the contractual terms of the merger agreement and related transaction documents; and

     - the interest that certain SpeechWorks officers and directors may have in the merger, in addition to their interest as SpeechWorks stockholders, (as described in the section entitled "The Merger -- Interests of Certain Persons in the Merger -- Interests of SpeechWorks Directors and Executive Officers in the Merger").

     In reaching its decision to approve the merger agreement and the merger, the SpeechWorks board of directors also identified and considered a number of potentially negative factors that could result from the merger, including the following:

     - the risks that the integration of the businesses, products and personnel of the two companies will not be successfully implemented and may require a significant amount of management time and resources;

     - the risk that the potential synergies and cost-saving opportunities identified by ScanSoft and SpeechWorks will not be fully realized or not fully realized in the time frame anticipated;

     - the risk that the merger may not be completed and the effect of the public announcement of the merger on the retention of SpeechWorks' customers, business partners and employees;

     - the significant cost that will be incurred in seeking to complete the merger; and

     - the other risks described in this joint proxy statement/prospectus in the section entitled "Risk Factors."

     The SpeechWorks board of directors evaluated all of the factors described above in light of their knowledge of SpeechWorks' business, financial condition and prospects, ScanSoft's business, financial condition and prospects, and the market for speech technology solutions. In view of the variety of factors considered by the SpeechWorks board of directors in its evaluation of the merger, the SpeechWorks board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weight to the specific factors considered in reaching its decision. In addition, individual members of the SpeechWorks board of directors may have given different weight to different factors. The list of factors described in this section as having been considered by the SpeechWorks board of directors is not intended to be the complete list of all factors considered but is believed to include all of the factors considered by the SpeechWorks board of directors to be material.

     After considering all of the information and factors described in this section, the SpeechWorks board of directors unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement. The SpeechWorks board of directors believes that the merger agreement and the merger are fair to, advisable and in the best interests of SpeechWorks and its stockholders. The SpeechWorks board of directors has unanimously recommended that the SpeechWorks stockholders vote FOR the adoption of the merger agreement and approval of the merger.

  OPINION OF SPEECHWORKS FINANCIAL ADVISOR

     Pursuant to a letter dated October 15, 2002, Morgan Stanley & Co. Incorporated was engaged to provide financial advisory services, including a financial opinion letter in connection with the merger. Morgan Stanley was selected by the SpeechWorks board of directors to act as SpeechWorks' financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of SpeechWorks and the market in which it competes.

     At the April 23, 2003 meeting of the SpeechWorks board of directors, Morgan Stanley rendered its oral opinion that, as of such date and based upon and subject to the various considerations set forth in its opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to holders of the SpeechWorks common stock. Morgan Stanley confirmed its opinion in writing by delivery to the SpeechWorks board of directors of a written opinion dated April 23, 2003.

     The full text of the Morgan Stanley opinion, dated April 23, 2003, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex C to this joint proxy statement/prospectus. The Morgan Stanley opinion is directed to the SpeechWorks board of directors and addresses only the fairness of the exchange ratio from a financial point of view to holders of the SpeechWorks common stock as of the date of such opinion and does not address any other aspect of the merger. The summary of the Morgan Stanley opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the Morgan Stanley opinion attached as Annex C hereto, which should be read carefully and in its entirety.

     In arriving at the Morgan Stanley opinion, Morgan Stanley, among other things:

     - reviewed certain publicly available financial statements and other information of SpeechWorks and ScanSoft, respectively;

     - reviewed certain internal financial statements and other financial and operating data concerning SpeechWorks and ScanSoft prepared by the management of SpeechWorks and ScanSoft, respectively;

     - reviewed certain financial projections prepared by the managements of SpeechWorks and ScanSoft, respectively;

     - discussed the past and current operations and financial condition and the prospects of SpeechWorks and ScanSoft, including information relating to certain strategic, financial, and operational benefits anticipated from the merger, with senior executives of SpeechWorks and ScanSoft, respectively;

     - reviewed the reported prices and trading activity for the SpeechWorks common stock and the ScanSoft common stock;

     - compared the financial performance of SpeechWorks and ScanSoft and the prices and trading activity of the common stock with that of certain other comparable publicly-traded companies and their securities;

     - reviewed the pro forma impact of the merger on ScanSoft's earnings per share;

     - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     - participated in discussions and negotiations among representatives of SpeechWorks and ScanSoft and their financial and legal advisors;

     - reviewed the merger agreement and certain related documents; and

     - considered such other factors as Morgan Stanley deemed appropriate.

     In arriving at the Morgan Stanley opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, including information relating to certain strategic, financial, and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of SpeechWorks and ScanSoft. Morgan Stanley relied upon, without independent verification, the assessment by the managements of SpeechWorks and ScanSoft of SpeechWorks' and ScanSoft's technologies, products, and intellectual property, the timing and risks associated with the integration of SpeechWorks with ScanSoft and the validity of, and risks associated with SpeechWorks' and ScanSoft's existing and future technologies, products, and intellectual property.

     In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement, including, among other things, that the merger would be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of SpeechWorks, nor was it furnished with any such appraisals. The Morgan Stanley opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

     In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction, involving SpeechWorks.

     The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the opinion letter. Certain of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     Historical Common Stock Performance. Morgan Stanley's analysis of SpeechWorks' common stock performance consisted of a review of closing prices and trading volumes during the period from October 22, 2002 to April 22, 2003. During that period, based on closing prices as reported on the NASDAQ National Market, SpeechWorks common stock achieved a high closing price per share of $3.86 on December 2, 2002 and a low closing price per share of $2.05 on February 5, 2003. Additionally, Morgan Stanley noted that SpeechWorks common stock closed at a price of $2.61 per share on April 22, 2003.

     Morgan Stanley's analysis of ScanSoft's common stock performance consisted of a review of closing prices and trading volumes during the period from October 22, 2002 to April 22, 2003. During that period, based on closing prices as reported on the NASDAQ National Market, ScanSoft common stock achieved a high closing price per share of $7.50 on November 27, 2002 and a low closing price per share of $3.95 on February 12, 2003. Additionally, Morgan Stanley noted that ScanSoft common stock closed at a price of $5.50 per share on April 22, 2003.

     Based on the closing stock prices of SpeechWorks common stock and ScanSoft common stock as of April 22, 2003, and the exchange ratio, the implied consideration for the SpeechWorks common stock was approximately $4.73 per share.

     Comparative Stock Price Performance. Morgan Stanley reviewed the closing prices of SpeechWorks common stock, ScanSoft common stock, the NASDAQ index and the common stock of a comparable speech company, Nuance Communications Inc., during the period from October 22, 2002 to April 22, 2003. Morgan Stanley observed that, during the period from October 22, 2002 to April 22, 2003, SpeechWorks' common stock increased 17.6%, ScanSoft's common stock increased 29.7%, the NASDAQ index increased 12.3%, and Nuance's common stock increased 30.0%.

     Comparable Public Company Analysis. As part of its analysis, Morgan Stanley compared selected publicly available financial information of selected digital imaging and speech software companies as listed below. Morgan Stanley also compared composites (the "comparable composites") of selected publicly available information of selected application software companies ("application vendors") and selected system management companies ("system management vendors") with ScanSoft and SpeechWorks, digital imaging and speech software companies. Morgan Stanley did not include Nuance in any of these groups due to the fact that its aggregate value and EPS estimates were negative at the time, rendering the multiples not meaningful.

                COMPARABLE DIGITAL IMAGING AND SPEECH SOFTWARE COMPANIES
                --------------------------------------------------------
-    Adobe Systems Inc.                      -    ScanSoft
-    Brooktrout Inc.                         -    SpeechWorks
-    Documentum Inc.                         -    Verity Inc.
-    Interactive Intelligence Inc.           -    Composite of Application Vendors
-    InterVoice Brite Inc.                   -    Composite of System Management Vendors
-    Macromedia Inc.

     While noting that none of the comparable public companies listed above are identical to SpeechWorks or ScanSoft, Morgan Stanley compared the publicly available financial information of those companies to the financial performance of SpeechWorks and ScanSoft. Such information included the stock trading price divided by the 2003 and 2004 estimated earnings per share ("EPS") adjusted for a calendar year end (the "2003 price/estimated earnings multiple" and the "2004 price/estimated earnings multiple") and the aggregate value divided by 2003 and 2004 estimated revenue (the "aggregate value/ 2003 estimated revenue multiple" and the "aggregate value/2004 estimated revenue multiple"). The estimated EPS and estimated revenue were derived from I/B/E/S International mean EPS estimates, with the exception of the 2003 estimated EPS and estimated revenue for SpeechWorks and ScanSoft (the "Street Case"), which were obtained from selected publicly available equity research for each company. The SpeechWorks Street Case was based on C.E. Unterberg Towbin equity research published January 30, 2003. The ScanSoft Street Case was based on Needham equity research published February 25, 2003. I/B/E/S is a database owned and operated by Thomson Financial, which contains estimated and actual earnings, cash flows, dividends, sales, and pre-tax income data for companies in the United States, Europe, Asia and emerging markets.

     The ScanSoft 2003 estimated EPS and 2004 estimated EPS were derived using a 10% and 15% effective tax rate, respectively. These tax rates were derived from the equity research used in developing the Street Case for ScanSoft and are primarily the result of the expected effect of ScanSoft's net operating losses on net income in 2003. Morgan Stanley also compared the ScanSoft 2003 price/estimated earnings multiple and 2004 price/estimated earnings multiple using EPS estimates derived using a 35% effective tax rate (the "adjusted 2003 price/estimated earnings multiple" and "adjusted 2004 price/estimated earnings multiple".)

     The following table presents, as of April 22, 2003, the 2003 aggregate value/estimated revenue multiples and the 2003 price/estimated earnings multiples for the comparable companies and composites:

                                                                          2003 PRICE/ ESTIMATED
                                                                           EARNINGS MULTIPLE/
                                                AGGREGATE VALUE/ 2003         ADJUSTED 2003
COMPARABLE DIGITAL IMAGING                        ESTIMATED REVENUE     PRICE/ ESTIMATED EARNINGS
AND SPEECH SOFTWARE COMPANIES                         MULTIPLE                  MULTIPLE
-----------------------------                   ---------------------   -------------------------
- Adobe Systems Inc...........................         6.3x                      33.3x
- Brooktrout Inc..............................         0.3x                        NM
- Documentum Inc..............................         2.8x                      48.2x
- Interactive Intelligence Inc................         0.8x                        NM
- InterVoice Brite Inc........................         0.5x                        NM
- Macromedia Inc..............................         1.9x                      26.9x
- ScanSoft....................................         3.2x                   16.9x/23.4x
- SpeechWorks.................................         1.1x                        NM
- Verity Inc..................................         5.0x                      34.5x
Comparable Composites
- Application Vendors (Low/Median/High).......    1.7x/2.9x/6.2x           27.9x/29.2x/60.8x
- System Management Vendors (Low/Median/
  High).......................................    1.5x/2.9x/6.3x           19.5x/34.1x/56.4x

     The following table presents, as of April 22, 2003, the 2004 aggregate value/estimated revenue multiples and the 2004 price/estimated earnings multiples for the comparable companies and composites:

                                                                         2004 PRICE/ESTIMATED
                                                                          EARNINGS MULTIPLE/
                                                AGGREGATE VALUE/2004        ADJUSTED 2004
COMPARABLE DIGITAL IMAGING AND SPEECH            ESTIMATED REVENUE     PRICE/ESTIMATED EARNINGS
SOFTWARE COMPANIES                                    MULTIPLE                 MULTIPLE
-------------------------------------           --------------------   ------------------------
- Adobe Systems Inc. .........................        5.8x                    29.0x
- Brooktrout Inc. ............................        0.2x                      NM
- Documentum Inc. ............................        2.4x                    32.5x
- Interactive Intelligence Inc. ..............        0.7x                      NM
- InterVoice Brite Inc. ......................        0.4x                    15.2x
- Macromedia Inc. ............................        1.8x                    20.1x
- ScanSoft ...................................        2.9x                 14.0x/18.3x
- SpeechWorks ................................        1.0x                      NM
- Verity Inc. ................................        3.9x                    28.3x
Comparable Composites
- Application Vendors (Low/Median/High) ......   1.6x/2.8x/6.1x          25.0/25.5x/36.1x
- System Management Vendors
 (Low/Median/High) ...........................   1.3x/2.6x/5.5x         15.7x/23.7x/34.6x

     Morgan Stanley noted that the ScanSoft trading multiples and the SpeechWorks trading multiples implied by the exchange ratio were in line with trading multiples of comparable public companies within the digital imaging and speech software sector.

     No company utilized in the comparable company comparison analysis is identical to SpeechWorks or ScanSoft. In evaluating the peer group, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of SpeechWorks or ScanSoft. These other matters include the impact of competition on the business of SpeechWorks or ScanSoft and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of SpeechWorks or ScanSoft or in the industry or financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using peer group data.

     Exchange Ratio Analysis. Morgan Stanley analyzed the ratios of the closing prices of the SpeechWorks common stock divided by the corresponding prices of ScanSoft common stock over various periods during the period from October 22, 2002 to April 22, 2003. Morgan Stanley observed the following implied exchange ratios and implied equity value premiums over various periods ending on April 22, 2003 and as of April 22, 2003:

                                                     AVERAGE IMPLIED
PERIOD ENDING APRIL 22, 2003                         EXCHANGE RATIO    IMPLIED EQUITY PREMIUM
----------------------------                         ---------------   ----------------------
October 22, 2002 -- April 22, 2003 Average.........       0.50x                  71%
October 22, 2002 -- April 22, 2003 High............       0.64x                  35%
October 22, 2002 -- April 22, 2003 Low.............       0.33x                 159%
Prior 90 Trading Days..............................       0.52x                  65%
Prior 60 Trading Days..............................       0.53x                  63%
Prior 30 Trading Days..............................       0.53x                  62%
Prior 10 Trading Days..............................       0.49x                  74%
As of April 22, 2003...............................       0.47x                  81%

     Morgan Stanley noted that during the prior six month period for which it conducted its analysis, the average exchange ratio between SpeechWorks and ScanSoft was 0.50, which was lower than the 0.860 merger exchange ratio to be paid by ScanSoft pursuant to the merger agreement.

     Pro Forma Contribution Analysis. Morgan Stanley analyzed the pro forma financial contribution of each of ScanSoft and SpeechWorks to the combined company based on, among other things, a street case derived from publicly available equity research. Morgan Stanley did not use contribution from net income because SpeechWorks' 2003 estimated net income is not positive. The following table presents the relative pro forma equity ownership implied by SpeechWorks' and ScanSoft's relative revenue and gross margins contribution, adjusted for each company's net cash contribution:

                                                    SPEECHWORKS            SCANSOFT
                                                 ------------------   -------------------
                                                        % PRO FORMA           % PRO FORMA
                                                 $MM     OWNERSHIP     $MM     OWNERSHIP
                                                 ----   -----------   -----   -----------
Calendar Year 2003
Estimated Revenue
  Street Case..................................  44.2      31.2%      134.6      68.8%
Calendar Year 2003
Estimated Gross Margin
  Street Case..................................  29.3      26.8%      117.0      73.2%

     The implied offer prices in the above table did not take into account any estimates by the managements of SpeechWorks or ScanSoft of the synergies or cost savings anticipated from the merger, nor did they take into account any accounting adjustments or potential changes in capital structure as a result of the merger. Morgan Stanley noted that the SpeechWorks ownership split of the combined entity of 29% implied by the 0.860 merger exchange ratio was consistent with the relative financial contributions of SpeechWorks to the combined entity.

     Analysis of Precedent Transactions. Morgan Stanley compared selected publicly available statistics for up to 55 public software stock-for-stock transactions valued at less than $1 billion at announcement from January 1, 1998 to April 22, 2003. The following table presents the indicated premiums paid above the exchange ratio determined by the closing share prices one day before the announcement of the respective transaction and the premiums to the average exchange ratio 30 days, 60 days and 90 days before the announcement of the respective transaction:

                                                      EXCHANGE RATIO PREMIUM
                                  --------------------------------------------------------------
                                  1 DAY PRIOR   30 DAY AVERAGE   60 DAY AVERAGE   90 DAY AVERAGE
                                  -----------   --------------   --------------   --------------
Sample Size.....................        55             55               54               53
Mean............................      35.7%          51.0%            55.1%            46.9%
Median..........................      25.2%          36.0%            41.4%            37.0%
Maximum.........................     188.2%         351.1%           277.3%           240.5%
Minimum.........................     (15.6%)        (26.6%)          (16.3%)          (11.1%)

     Morgan Stanley noted that the exchange ratio premiums implied for SpeechWorks of 62% and 63%, for the 30-day and 60-day averages, respectively, were above the mean and median exchange ratio premium paid for the transactions represented in the table above. No transaction utilized as a comparison in the precedent transactions analysis is identical to the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions regarding industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of ScanSoft or SpeechWorks, such as the impact of competition on SpeechWorks or ScanSoft and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of ScanSoft or SpeechWorks or the industry or in the financial markets in general. Mathematical analysis such as determining the average or median is not in itself a meaningful method of using comparable transaction data.

     Discounted Equity Value Analysis. Morgan Stanley analyzed the value per share of SpeechWorks by calculating the SpeechWorks stock price in 2005 by estimating its 2006 revenues, applying an aggregate value/revenue ratio, adding net cash, dividing by the fully-diluted number of shares and discounting that figure to March 2003. Morgan Stanley also calculated the SpeechWorks stock price in 2003 by estimating its 2004 revenues, applying an aggregate value/revenue ratio, adding net cash, dividing by the fully-diluted number of shares and discounting that figure to March 2003. Morgan Stanley used a revenue growth rate of 12.5% to 22.5%, a discount rate of 13%, net cash of $32.5 million and an aggregate value/revenue ratio range of 0.3x to 1.1x.

     The following table presents the high and low of the discounted SpeechWorks stock price based on various revenue growth rates and aggregate value/revenue ratios:

                                                IMPLIED SPEECHWORKS STOCK
                                                 PRICE FOR CALENDAR YEAR
                                                -------------------------
                                                 2004              2006
                                                -------           -------
Low...........................................   $1.24             $1.05
High..........................................   $2.55             $2.66

     Morgan Stanley analyzed the value per share of ScanSoft by calculating ScanSoft's stock price in 2005 by estimating its 2006 earnings per share, applying a price to earnings ratio and discounting that figure to March 2003. Morgan Stanley estimated the 2006 EPS by applying a growth rate to 2002 revenues to derive 2006 revenues, multiplying by an operating margin, subtracting tax expense, and dividing by the fully-diluted number of shares. Morgan Stanley also calculated ScanSoft's stock price in 2003 by estimating its 2004 earnings per share, applying a price to earnings ratio and discounting that figure to March 2003. Morgan Stanley estimated the 2003 EPS by applying a growth rate to 2002 revenues to derive 2004 revenues, multiplying by an operating margin, subtracting tax expense, and dividing by the fully-diluted number of shares. ScanSoft 2002 revenues were pro forma for a full year of results from the businesses acquired from Philips and Lernout & Hauspie. Morgan Stanley used a discount rate of 13%, a price to earnings ratio of 20x, a tax rate of 35%, an operating margin range of 17.5% to 25.0% and a revenue growth rate of 10.0% to 20.0%.

     The following table presents the high and low of the discounted ScanSoft stock price based on various revenue growth rates and price to earnings ratios:

                                                    IMPLIED SCANSOFT STOCK
                                                   PRICE FOR CALENDAR YEAR
                                                   ------------------------
                                                     2004            2006
                                                   --------        --------
Low..............................................   $4.18           $3.96
High.............................................   $7.10           $8.01

     Morgan Stanley analyzed the value per share of ScanSoft pro forma for the transaction on a SpeechWorks per share basis. Morgan Stanley calculated the ScanSoft stock price in 2005 by estimating the 2006 earnings per share, applying a price to earnings ratio and discounting that figure to March 2003. Morgan Stanley estimated the 2006 EPS by applying a growth rate to 2002 revenues to derive 2006 revenues, multiplying by an operating margin, subtracting tax expense, dividing by the fully-diluted number of shares and multiplying by the exchange ratio of 0.860. Morgan Stanley calculated the ScanSoft stock price in 2003 by estimating the 2004 earnings per share, applying a price to earnings ratio and discounting that figure to March 2003. Morgan Stanley estimated the 2003 EPS by applying a growth rate to 2002 revenues to derive 2004 revenues, multiplying by an operating margin, subtracting tax expense, dividing by the fully-diluted number of shares and multiplying by the exchange ratio of 0.860. 2002 revenues were derived by combining the SpeechWorks 2002 revenues and the ScanSoft 2002 revenues, pro forma for a full year of results from the businesses acquired from Philips and Lernout & Hauspie. Morgan Stanley used a discount rate of 13%, a price to earnings ratio of 20x, a tax rate of 35%, an operating margin range of 17.5% to 25.0% and a revenue growth rate of 10.5% to 20.5%.

     The following table presents the high and low of the discounted ScanSoft stock price pro forma for the transaction, on a per SpeechWorks share basis, based on various revenue growth rates and price to earnings ratios:

                                                      IMPLIED SCANSOFT
                                                   PRO FORMA STOCK PRICE
                                                     FOR CALENDAR YEAR
                                                   ----------------------
                                                    2004           2006
                                                   -------        -------
Low..............................................   $3.38          $3.23
High.............................................   $5.74          $6.52

     Pro Forma Analysis of the Merger. Morgan Stanley analyzed the pro forma impact of the merger on estimated EPS for ScanSoft for the calendar year 2003. The pro forma results were calculated as if the merger had closed at the beginning of ScanSoft's calendar 2003 first quarter and were based on publicly available equity research and earnings estimates and other information provided in discussions with management of both companies.

     The results of Morgan Stanley's pro forma analyses indicated that the merger would be dilutive to ScanSoft's 2003 estimated EPS by between $.20 and $.22. Morgan Stanley estimated that pre-tax synergies on an earnings (excluding amortization and extraordinary items) basis, of between $24.6 million and $26.7 million would be required in order for the merger not to be dilutive to ScanSoft's earnings per share in calendar year 2003.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of Morgan Stanley's analyses, without considering all its analyses, would create an incomplete view of the process underlying the Morgan Stanley opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of SpeechWorks or ScanSoft.

     In performing its analysis, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of SpeechWorks or ScanSoft. Any estimates contained in the analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement and were provided to the SpeechWorks board of directors in connection with the delivery of the Morgan Stanley opinion to SpeechWorks. The analyses do not purport to be appraisals of value or to reflect the prices at which SpeechWorks or ScanSoft might actually be sold. In addition, as described above, the Morgan Stanley opinion was one of the many factors taken into consideration by the SpeechWorks board of directors in making its determination to approve the merger. The exchange ratio pursuant to the merger agreement was determined through arm's-length negotiations between SpeechWorks and ScanSoft and was approved by the SpeechWorks board of directors. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the SpeechWorks board of directors with respect to the value of SpeechWorks or of whether the SpeechWorks board of directors would have been willing to agree to different consideration.

     Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. Morgan Stanley may continue to provide investment banking services to the combined entity in the future. In the ordinary course of its trading, brokerage, investment management and financing activities, Morgan Stanley and its affiliates may, at any time, have a long or short position in, and buy and sell the debt or equity securities and senior loans of SpeechWorks or ScanSoft for its account or the account of its customers.

     Pursuant to an engagement letter dated as of October 15, 2002, Morgan Stanley provided financial advisory services and a financial fairness opinion in connection with the merger, and SpeechWorks agreed to pay Morgan Stanley a fee based on a percentage of the aggregate consideration to be received by SpeechWorks stockholders at the closing of the merger, subject to Morgan Stanley receiving a minimum fee of $2.0 million. Assuming that the merger closed on June 10, 2003, Morgan Stanley would be entitled to a fee of approximately $2.6 million. SpeechWorks also agreed to reimburse Morgan Stanley for expenses incurred by Morgan Stanley in performing its services. In addition, SpeechWorks has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     When ScanSoft and SpeechWorks stockholders consider the recommendation of the boards of directors of ScanSoft and SpeechWorks with respect to the merger, they should be aware that some of the executive officers and directors of ScanSoft and SpeechWorks have interests in connection with the merger that are different from, or in addition to, the interests of their respective stockholders, as summarized below. In making their decision to recommend the merger, the boards of directors of ScanSoft and SpeechWorks were aware of these interests and considered them among the other matters described above under the sections entitled "The Merger -- Consideration of the Merger by ScanSoft -- ScanSoft's Reasons for the Merger and Recommendation of the ScanSoft Board of Directors" on page 51 and "The Merger -- Consideration of the Merger by SpeechWorks -- SpeechWorks' Reasons for the Merger and Recommendation of the SpeechWorks Board of Directors" on page 59.

  INTERESTS OF SCANSOFT DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     Ms. Katharine Martin, one of ScanSoft's directors, and the owner of record of 1,000 shares of ScanSoft common stock and options to purchase an aggregate of 100,000 shares of ScanSoft common stock, is a member of Wilson Sonsini Goodrich & Rosati, the law firm representing ScanSoft in connection with the merger.

     As a result of this interest, Ms. Martin could be more likely to vote to approve the issuance of shares of ScanSoft common stock in the merger than if she did not hold this interest, and may have reasons for doing so that are not the same as your interests. ScanSoft stockholders should consider whether this interest may have influenced Ms. Martin to support or recommend the merger.

  INTERESTS OF SPEECHWORKS DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     Executive Officer and Directors. Mr. Stuart R. Patterson, Chief Executive Officer of SpeechWorks, will be appointed as President of the combined company following the effective time of the merger. In addition, Mr. Patterson, Mr. Finch and Mr. Freker, will remain on the board of directors of the combined company.

     Employment. In connection with the merger, Mr. Patterson entered into an employment agreement with ScanSoft, whereby Mr. Patterson has been provided with certain incentives to serve as President of the combined company following the merger. In addition, SpeechWorks is party to an employment agreement with Mr. Richard J. Westelman, Chief Financial Officer of SpeechWorks, dated June 21, 2000. Under that agreement, Mr. Westelman is entitled to certain remuneration if, among other things, he voluntarily terminates his employment or his employment is terminated without cause by SpeechWorks, including as the surviving corporation in the merger. See the section entitled "Agreements Related to the Merger -- Employment Agreements" beginning on page 94 for a description of these agreements.

     Acceleration of Stock Options. In order to eliminate the ongoing compensation expense and limit the number of outstanding options that would result from SpeechWorks options remaining outstanding as ScanSoft options after the merger, ScanSoft has required that all SpeechWorks options be accelerated and, to the extent not exercised, terminated prior to the closing of the merger. Accordingly, under the terms of the merger agreement, all outstanding options to purchase shares of SpeechWorks common stock held by SpeechWorks employees, officers and directors will fully vest prior to the effective time of the merger. The vesting of all options held by non-officer employees were accelerated as of the second business day following the initial filing with the SEC of the registration statement of which this joint proxy statement/prospectus is a part. The vesting of options held by officers and directors will accelerate as of the second business day following the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part. As of May 28, 2003, officers and directors of SpeechWorks owned options to purchase an aggregate of 1,637,131 shares of SpeechWorks common stock, of which 513,032 were then unvested, and all other employees (current and former) held options to purchase an aggregate of 3,451,222 shares of SpeechWorks common stock, of which 1,811,155 were then unvested, all with an exercise price less than $4.95. Any option not exercised prior to the effective time of the merger will be cancelled. As of May 28, 2003, the closing price of a share of SpeechWorks common stock, as reported on the NASDAQ National Market, was $4.95. The following table sets forth, as of May 28, 2003, the number of unvested and vested options with exercise prices below and above $4.95 per share, all of which will accelerate, owned by each SpeechWorks officer and director.

                                                                NUMBER OF
                                               NUMBER OF         UNVESTED                          NUMBER OF
                                                UNVESTED       OPTIONS WITH       NUMBER OF      VESTED OPTIONS
                                              OPTIONS WITH    EXERCISE PRICE   VESTED OPTIONS    WITH EXERCISE
                                             EXERCISE PRICE    EQUAL TO OR      WITH EXERCISE    PRICE EQUAL TO
                                               LESS THAN        MORE THAN      PRICE LESS THAN    OR MORE THAN
NAME                                             $4.95            $4.95             $4.95            $4.95
----                                         --------------   --------------   ---------------   --------------
Axel Bichara...............................      16,667               --             8,333           20,000
Richard Burnes.............................      16,667               --             8,333           20,000
Steven G. Chambers.........................      65,246           33,960           115,311           56,040
Robert Finch...............................      16,667               --            33,833           20,000
John C. Freker, Jr.........................      16,667               --            38,333           20,000
W. Robert Kellegrew, Jr....................       8,542               --                --               --
Alexandra Lamaster.........................      15,035           19,125            13,962           22,875
William Ledingham..........................      34,670           12,188            30,272           22,812
William J. O'Farrell.......................      16,667               --             8,333           20,000
Stuart R. Patterson........................      82,673           84,375           590,627          115,625
Michael S. Phillips........................       8,009               --            45,533               --
Charles Rutledge...........................      55,346           25,522            62,921           44,478
Alan Schwartz..............................      98,806           47,399            19,336           97,601
Richard J. Westelman.......................      61,370           20,522           148,972           29,478

     SpeechWorks cannot determine the number of options that SpeechWorks employees, officers and directors will exercise and, with respect to the shares of SpeechWorks common stock issued upon exercise, sell prior to the effective time of the merger. SpeechWorks expects, however, that all optionholders will exercise their in-the-money options prior to the closing of the merger and that many optionholders, including SpeechWorks executive officers and directors, will elect to sell at least the portion of the shares issued upon exercise as is necessary to recoup the exercise price and pay any tax liabilities which the optionholder incurs in connection with the option exercise. In addition, executive officers and directors and other employees may for personal reasons, including to diversify their investment holdings, elect to sell some or all of the remaining shares acquired upon exercise of options prior to the closing of the merger. In order to decrease the number of shares of SpeechWorks common stock that are expected to be sold in the market in connection with the acceleration of options and, as described below, shares of restricted common stock, SpeechWorks officers and directors will be permitted to pay the exercise price of certain of their options and/or satisfy any withholding taxes resulting from such exercise or from the vesting of their restricted stock by surrendering to SpeechWorks that number of shares of SpeechWorks common stock that the respective officer or director would otherwise be entitled to under his respective option or restricted stock award grant, as the case may be. Consequently, up to an aggregate of approximately 352,000 shares of SpeechWorks common stock that may otherwise have been sold in the market to satisfy such exercise price or tax withholding obligations may be surrendered to SpeechWorks by officers and directors.

     As discussed below and in the section entitled "Agreements Related to the Merger - SpeechWorks Voting Agreements," SpeechWorks directors and officers have entered into voting agreements with ScanSoft. These voting agreements permit the sale of vested restricted common stock, as well as shares of SpeechWorks common stock issued after the date of the initial filing date of the registration statement of which this joint proxy statement/prospectus is a part with the SEC and pursuant to the exercise of SpeechWorks stock options. Such agreements also permit the sale of all shares of common stock held by William O'Farrell and up to 200,000 shares held by Michael Phillips.

     Acceleration of Restricted Stock Awards. In March 2003, as part of its annual equity incentive program, SpeechWorks granted an aggregate of 650,192 shares of restricted common stock to certain SpeechWorks employees, including the officers named below. These awards vest on March 26, 2007, provided that they will vest as to 50% of the then unvested shares upon an acquisition. The merger will constitute an acquisition for these purposes and such shares will vest as of the second business day following the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part. As discussed above, officers and directors will be permitted to satisfy any withholding taxes due in connection with such acceleration by surrendering to SpeechWorks shares of SpeechWorks common stock. In addition to the acceleration in connection with the merger, if, within one year of the effective date of the closing, the individual's employment is terminated without cause or for good reason, as defined in the restricted stock agreement evidencing such grants, 100% of any then unvested shares would vest. In addition, the award would fully vest upon the recipient's death or disability. As of May 28, 2003, no such shares of restricted common stock had vested. The following table sets forth the aggregate number of shares of restricted common stock beneficially owned by each SpeechWorks executive officer.

                                             AGGREGATE NUMBER OF SHARES OF SPEECHWORKS
NAME                                       COMMON STOCK SUBJECT TO RESTRICTED STOCK AWARD
----                                       ----------------------------------------------
Steven G. Chambers......................                       59,580
W. Robert Kellegrew, Jr.................                       59,580
Alexandra Lamaster......................                       22,000
William Ledingham.......................                       59,580
Stuart R. Patterson.....................                      150,000
Michael S. Phillips.....................                       59,580
Charles Rutledge........................                       59,580
Alan Schwartz...........................                       59,580
Richard J. Westelman....................                       59,580

     Indemnification. ScanSoft and SpeechWorks directors and officers have customary rights to indemnification against losses incurred as a result of actions or omissions occurring prior to the effective time of the merger. The merger agreement provides that, for a period of six years after the completion of the merger, ScanSoft shall, and will cause SpeechWorks (as a wholly owned subsidiary) to, fulfill all obligations of SpeechWorks to indemnify SpeechWorks directors and officers under the certificate of incorporation and by-laws of SpeechWorks, and the certificate of incorporation and by-laws of the surviving corporation will contain provisions with respect to exculpation, advancement of expenses and indemnification that are at least as favorable to SpeechWorks directors and officers as those contained in the certificate of incorporation and by-laws of SpeechWorks prior to the effective time of the merger. In addition, for a period of three years after the effective time of the merger, ScanSoft will also cause SpeechWorks to maintain $10 million of directors' and officers' liability insurance to cover any such liabilities.

     Voting Agreements. SpeechWorks directors and officers have entered into voting agreements with ScanSoft in connection with the merger. See the section entitled "Agreements Related to the Merger -- SpeechWorks Voting Agreements" beginning on page 93 for a description of these agreements.

BOARD OF DIRECTORS AND MANAGEMENT OF SCANSOFT FOLLOWING THE MERGER

     ScanSoft currently intends to make changes to the ScanSoft board of directors following completion of the merger such that the ScanSoft board of directors will be comprised of eight directors, and shall include three directors designated by SpeechWorks, who shall initially be Mr. Stuart R. Patterson, Mr. Robert Finch and Mr. John C. Freker, Jr., currently directors of SpeechWorks.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following summary discusses the material United States federal income tax consequences of the merger to stockholders of SpeechWorks. The following discussion is based on existing provisions of the Internal Revenue Code, existing Treasury Regulations, and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect. This discussion assumes that stockholders of SpeechWorks hold their shares of SpeechWorks common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code (generally, property held as an investment).

     We do not discuss all United States federal income tax considerations that may be relevant to a particular stockholder in light of such stockholder's particular circumstances, or to stockholders subject to special treatment under the federal income tax laws, including:

     - dealers in securities or foreign currencies;

     - stockholders who are subject to the alternative minimum tax provisions of the Internal Revenue Code;

     - tax-exempt organizations;

     - non-United States persons or entities;

     - financial institutions or insurance companies;

     - stockholders who acquired SpeechWorks common stock in connection with stock option or stock purchase plans or in other compensatory transactions; or

     - stockholders who hold SpeechWorks common stock as part of an integrated investment, including a "straddle," comprised of shares of SpeechWorks common stock and one or more other positions.

     In addition, we do not discuss the tax consequences of the merger under foreign, state or local tax law.

     ACCORDINGLY, WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING ANY APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

     Based on factual representations contained in letters provided by ScanSoft and SpeechWorks, and on certain customary factual assumptions, all of which must continue to be true and accurate as of the closing date of the merger, each of, Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to ScanSoft, and Hale and Dorr LLP, counsel to SpeechWorks, has delivered its opinion (attached as exhibits 8.1 and 8.2, respectively, to the registration statement, of which this joint proxy statement/prospectus is a part) that the merger will qualify as a "reorganization" for United States federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code. The following material United States federal income tax consequences will result from such qualification:

     - a SpeechWorks stockholder will not recognize any gain or loss upon the receipt of ScanSoft common stock solely in exchange for SpeechWorks common stock pursuant to the merger, except for cash received instead of a fractional share of ScanSoft common stock;

     - the aggregate tax basis of the ScanSoft common stock received by a SpeechWorks stockholder in the merger, including any fractional share of ScanSoft common stock not actually received, will be equal to the aggregate tax basis of the SpeechWorks common stock surrendered in exchange for ScanSoft common stock pursuant to the merger;

     - the holding period of the ScanSoft common stock received by a SpeechWorks stockholder in the merger will include the holding period of the SpeechWorks common stock surrendered in exchange therefor in the merger;

     - a cash payment received by a SpeechWorks stockholder instead of a fractional share of ScanSoft common stock will be treated as if such fractional share had been issued pursuant to the merger and then redeemed by ScanSoft, and the SpeechWorks stockholder will recognize capital gain or loss with respect to such cash payment, measured by the difference, if any, between the amount of cash received and the tax basis in such fractional share. Such gain or loss will be long-term capital gain or loss if the SpeechWorks common stock in respect of which such cash payment is received has been held for more than one year at the closing date of the merger; and

     - ScanSoft, Spiderman Acquisition Corporation and SpeechWorks will not recognize gain or loss solely as a result of the merger.

     The completion of the merger is conditioned upon the delivery of an opinion by each of, Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to ScanSoft, and Hale and Dorr LLP, counsel to SpeechWorks, that the merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code. These opinions will be based on updated representation letters to be provided by ScanSoft and SpeechWorks at the closing date of the merger, and on customary factual assumptions. Although the merger agreement allows ScanSoft and SpeechWorks to waive this condition to the completion of the merger, neither ScanSoft nor SpeechWorks currently anticipates doing so. If either ScanSoft or SpeechWorks does waive this condition, stockholders of ScanSoft and SpeechWorks will be informed of this decision and asked to vote in connection with the merger, taking this waiver into consideration.

     Neither ScanSoft nor SpeechWorks will request a ruling from the Internal Revenue Service regarding the tax consequences of the merger. The tax opinions do not bind the Internal Revenue Service and do not prevent the Internal Revenue Service from successfully asserting a contrary position. In addition, if any of the representations or assumptions upon which the opinions are based is inconsistent with the actual facts, such opinions by their terms no longer apply, and the tax consequences of the merger could be adversely affected.

     A successful Internal Revenue Service challenge to the reorganization status of the merger would result in the recognition of taxable gain or loss by a SpeechWorks stockholder with respect to each share of SpeechWorks common stock exchanged in the merger equal to the difference between such stockholder's basis in such share and the sum of the fair market value, as of the closing date of the merger, of the ScanSoft common stock received in the exchange and any cash received instead of a fractional share. In such event, the stockholder's aggregate tax basis in the ScanSoft common stock so received would equal its fair market value as of the closing date of the merger, and the stockholder's holding period for such stock would begin the day after the merger.

ACCOUNTING TREATMENT OF THE MERGER

     ScanSoft will account for the merger using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." As such, the assets acquired and liabilities assumed of SpeechWorks will be recorded at their fair values as of the date of the merger. Any excess of the purchase price over the fair value of the net tangible assets and identifiable intangible assets acquired will be recorded as goodwill. The results of operations of SpeechWorks will be included in ScanSoft's results of operations from the date of the closing of the merger.

REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger may not be consummated unless certain filings have been submitted to the FTC and the Antitrust Division and certain waiting period requirements have been satisfied. ScanSoft and SpeechWorks filed the appropriate notification and report forms with the FTC and with the Antitrust Division and notice of the early termination of the waiting period was received on June 5, 2003.

     The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions like the merger. At any time before or after the completion of the merger, the FTC or the Antitrust Division could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of ScanSoft or SpeechWorks. In addition, certain private parties, as well as state attorneys general and other antitrust authorities, may challenge the transaction under antitrust laws under certain circumstances.

     In addition, the merger may be subject to various foreign antitrust laws.

     ScanSoft and SpeechWorks believe that the completion of the merger will not violate any antitrust laws. There can be no assurance, however, that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.

LISTING ON THE NASDAQ NATIONAL MARKET OF SCANSOFT SHARES ISSUED PURSUANT TO THE MERGER

     ScanSoft will use all commercially reasonable efforts to cause the shares of ScanSoft common stock to be issued in connection with the merger to be authorized for listing on the NASDAQ National Market before the completion of the merger, subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF SPEECHWORKS COMMON STOCK AFTER THE MERGER

     When the merger is completed, SpeechWorks common stock will be delisted from the NASDAQ National Market and deregistered under the Exchange Act.

RESTRICTIONS ON SALES OF SHARES OF SCANSOFT COMMON STOCK RECEIVED IN THE MERGER

     The shares of ScanSoft common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable, except for shares of ScanSoft common stock issued to any person who is deemed to be an "affiliate" of SpeechWorks prior to the merger. Persons who may be deemed to be "affiliates" of SpeechWorks prior to the merger include individuals or entities that control, are controlled by, or are under common control of SpeechWorks prior to the merger, and may include officers and directors, as well as principal stockholders of SpeechWorks prior to the merger. Affiliates of SpeechWorks will be notified separately of their affiliate status.

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     Persons who may be deemed to be affiliates of SpeechWorks prior to the merger may not sell any of the shares of ScanSoft common stock received by them in connection with the merger except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

     - any other applicable exemption under the Securities Act.

     ScanSoft's registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, does not cover the resale of shares of ScanSoft common stock to be received in connection with the merger by persons who may be deemed to be affiliates of SpeechWorks prior to the merger.

APPRAISAL RIGHTS

     Neither ScanSoft stockholders nor SpeechWorks stockholders are entitled to appraisal rights for their shares under the General Corporation Law of the State of Delaware in connection with the merger.

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                        AGREEMENTS RELATED TO THE MERGER

THE MERGER AGREEMENT

     The following is a summary of the material provisions of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. You should read the merger agreement in its entirety, as it is the legal document governing this merger, and the provisions of the merger agreement are not easily summarized.

  STRUCTURE OF THE MERGER

     Spiderman Acquisition Corporation, a wholly owned subsidiary of ScanSoft, will merge with and into SpeechWorks, and, as a result, SpeechWorks will become a wholly owned subsidiary of ScanSoft.

  EFFECTIVE TIME AND TIMING OF CLOSING

     The merger will be completed and become effective when the certificate of merger is filed with the Secretary of State of the State of Delaware, or at such later time as we may agree and as is specified in the certificate of merger, in accordance with Delaware law. The closing of the merger will take place no later than the fifth business day after all conditions to the merger have been satisfied or waived, or on such other date as we may agree. We currently anticipate that we will complete the merger four business days after the ScanSoft and SpeechWorks special meetings, assuming ScanSoft's and SpeechWorks stockholders give their requisite approvals and all conditions to the merger have been satisfied or waived.

  MERGER CONSIDERATION

     Upon completion of the merger, each share of SpeechWorks common stock outstanding immediately prior to the effective time of the merger will be canceled and extinguished and automatically converted into the right to receive
0.860 of a share of ScanSoft common stock upon surrender of the certificate representing such share of SpeechWorks common stock in the manner provided in the merger agreement. Upon completion of the merger, ScanSoft also will assume all outstanding warrants to purchase shares of SpeechWorks common stock in accordance with the terms of each such warrant.

     The exchange ratio in the merger will be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into ScanSoft common stock or SpeechWorks common stock), reorganization, recapitalization, reclassification or other like change with respect to ScanSoft common stock or SpeechWorks common stock having a record date on or after the date of the merger agreement and prior to completion of the merger.

     Based on the exchange ratio and the number of shares of SpeechWorks common stock outstanding as of June 27, 2003, and assuming the exercise of approximately 2,763,142 outstanding options to purchase shares of SpeechWorks common stock which were in-the-money as of June 27, 2003, a total of approximately 32,368,739 shares of ScanSoft common stock will be issued in connection with the merger to holders of shares of SpeechWorks common stock.

  FRACTIONAL SHARES

     ScanSoft will not issue any fractional shares of common stock in connection with the merger. Instead, each holder of SpeechWorks common stock who would otherwise be entitled to receive a fraction of a share of ScanSoft common stock (after aggregating all fractional shares of ScanSoft common stock that would otherwise be received by such SpeechWorks stockholder) will be entitled to receive cash, without interest, in an amount equal to the fractional shares multiplied by the average closing price of one share of ScanSoft common stock for the ten most recent trading days that ScanSoft common stock has traded, ending on the trading day one day prior to the date the merger is completed, as reported on the NASDAQ Stock Market, Inc.

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  EXCHANGE OF SPEECHWORKS STOCK CERTIFICATES FOR SCANSOFT STOCK CERTIFICATES

     Promptly following completion of the merger, U.S. Stock Transfer Corporation, the exchange agent for the merger, will mail to each record holder of SpeechWorks common stock a letter of transmittal and instructions for surrendering the record holder's SpeechWorks stock certificates in exchange for certificates representing whole shares of ScanSoft common stock, and cash in lieu of any fractional shares. Only those holders of SpeechWorks common stock who properly surrender their SpeechWorks stock certificates in accordance with the exchange agent's instructions will receive:

     - certificates representing the number of whole shares of ScanSoft common stock to which such holder is entitled pursuant to the merger agreement;

     - cash in lieu of any fractional share of ScanSoft common stock; and

     - dividends or other distributions, if any, to which they are entitled under the terms of the merger agreement.

     The surrendered certificates representing SpeechWorks common stock will be canceled. After the effective time of the merger, each certificate representing shares of SpeechWorks common stock that has not been surrendered will represent only the right to receive each of the items, as the case may be, enumerated above. Following the completion of the merger, SpeechWorks will not register any transfers of SpeechWorks common stock on its stock transfer books. Holders of SpeechWorks common stock should not send in their SpeechWorks stock certificates until they receive a letter of transmittal from U.S. Stock Transfer Corporation, the exchange agent for the merger, with instructions for the surrender of SpeechWorks stock certificates.

  DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES

     Holders of SpeechWorks common stock are not entitled to receive any dividends or other distributions on ScanSoft common stock until the merger is completed. After the merger is completed, holders of SpeechWorks common stock certificates will be entitled to dividends and other distributions declared or made after completion of the merger with respect to the number of whole shares of ScanSoft common stock which they are entitled to receive upon exchange of their SpeechWorks stock certificates, but they will not be paid any dividends or other distributions on the ScanSoft common stock until they surrender their SpeechWorks stock certificates to the exchange agent in accordance with the exchange agent instructions.

  TRANSFERS OF OWNERSHIP AND LOST STOCK CERTIFICATES

     ScanSoft will issue only (1) certificates representing the number of whole shares of ScanSoft common stock to which such holder is entitled pursuant to the merger agreement, (2) cash in lieu of any fractional share of ScanSoft common stock, and (3) any dividends or other distributions, if any, to which they are entitled under the terms of the merger agreement, in a name other than the name in which a surrendered SpeechWorks stock certificate is registered if the person requesting such exchange presents to the exchange agent all documents required to show and effect the unrecorded transfer of ownership and to show that such person paid any applicable stock transfer taxes. If a SpeechWorks stock certificate is lost, stolen or destroyed, the holder of such certificate may need to deliver a bond prior to receiving any ScanSoft common stock certificate.

  TREATMENT OF SPEECHWORKS STOCK OPTIONS

     In order to eliminate the ongoing compensation expense and limit the number of outstanding options that would result from SpeechWorks options remaining outstanding as ScanSoft options after the merger, ScanSoft has required that all SpeechWorks options be accelerated and, to the extent not exercised, terminated prior to the closing of the merger. Accordingly, under the terms of the merger agreement, all outstanding options to purchase shares of SpeechWorks common stock held by SpeechWorks employees, officers and directors will fully vest, to the extent that they do not vest sooner in accordance with their

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normal vesting schedules, prior to the effective time of the merger. The vesting of all options held by non-officer employees will accelerate as of the second business day following the initial filing with the SEC of the registration statement of which this joint proxy statement/prospectus is a part. The vesting of options held by officers and directors will be subsequently accelerated, prior to the effective time of the merger, on a date to be determined by the SpeechWorks board of directors. SpeechWorks will take all actions necessary or appropriate to terminate, effective immediately prior to the effective time of the merger, each outstanding option to purchase shares of SpeechWorks common stock.

  TREATMENT OF RIGHTS UNDER THE SPEECHWORKS STOCK PURCHASE PLAN

     Prior to the effective time of the merger, the SpeechWorks' employee stock purchase plan shall be terminated. Any offering period then underway under the SpeechWorks' employee stock purchase plan shall be shortened, if necessary, and pro rata adjustments to the rights of employees in the SpeechWorks' employee stock purchase plan will be made to reflect the shortened offering period. Each offering period will otherwise be treated as a fully effective and completed offering period for all purposes under the SpeechWorks employee stock purchase plan.

  REPRESENTATIONS AND WARRANTIES

     The merger agreement contains generally reciprocal representations and warranties made by each of ScanSoft and Spiderman Acquisition Corporation, on the one hand, and SpeechWorks, on the other, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the merger. These representations and warranties relate to the following subject matters with respect to each party:

     - corporate organization, qualifications to do business, corporate standing and corporate power;

     - absence of any breach of the certificate of incorporation and bylaws and the certificates of incorporation, bylaws and similar organizational documents of subsidiaries;

     - ownership of subsidiary capital stock and the absence of restrictions or encumbrances with respect to the capital stock of any significant subsidiary;

     - capitalization;

     - corporate authorization to enter into and consummate the transactions contemplated by the merger agreement and the enforceability of the merger agreement;

     - governmental and regulatory approvals required to complete the merger;

     - absence of any conflict or violation of any applicable legal requirements, corporate charter and bylaws, and the charter, bylaws and similar organizational documents of subsidiaries as a result of entering into and consummating the transactions contemplated by the merger agreement;

     - the effect of entering into and consummating the transactions contemplated by the merger agreement on material contracts;

     - filings and reports with the SEC;

     - financial statements;

     - the absence of undisclosed liabilities;

     - absence of any material adverse change in business between the date of its last audited balance sheet and April 23, 2003, the date of the merger agreement;

     - taxes;

     - intellectual property;

     - compliance with applicable laws;

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     - possession of and compliance with permits required for the operation of business;

     - litigation;

     - payment, if any, required to be made to brokers and agents on account of the merger;

     - affiliates;

     - employee benefit plans and labor relations;

     - real property and environmental matters;

     - absence of breaches of material contracts;

     - accuracy of information supplied in this joint proxy statement/prospectus and the related registration statement filed by ScanSoft with the SEC;

     - approvals by the board of directors; and

     - the receipt of a fairness opinion.

In addition, SpeechWorks made representations and warranties regarding:

     - the inapplicability of certain state takeover statutes to ScanSoft during the pendency of the merger agreement; and

     - non-competition agreements.

In addition, ScanSoft made representations and warranties regarding:

     - the absence of any resolution to the effect that ScanSoft common stock issued pursuant to the merger shall not be entitled to the benefits of its rights plan.

     The representations and warranties contained in the merger agreement will not survive the merger, but they form the basis of certain conditions to ScanSoft's and SpeechWorks' obligations to complete the merger.

  COVENANTS OF SPEECHWORKS

     Except as contemplated by the merger agreement, SpeechWorks has agreed that, until completion of the merger or termination of the merger agreement, it will (i) conduct its and its subsidiaries' business in the usual, regular and ordinary course, in substantially the same manner as previously conducted and in compliance with all applicable laws and regulations, (ii) pay its debts and taxes when due, and pay or perform other material obligations when due (subject to good faith disputes over such debts, taxes or obligations), and (iii) use all commercially reasonable efforts consistent with past practices and policies to:

     - preserve intact its present business organization;

     - keep available the services of its present executive officers and employees; and

     - preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings.

     Under the merger agreement, SpeechWorks also agreed that, until the earlier of the completion of the merger or termination of the merger agreement, or unless ScanSoft consents in writing, SpeechWorks and its subsidiaries will conduct their businesses in compliance with restrictions relating to the following:

     - declaring or paying dividends or making any other distributions;

     - purchasing, redeeming or acquiring its capital stock or the capital stock of its subsidiaries other than repurchases of unvested shares at cost under stock option or purchase agreements existing as of April 23, 2003 to which an employee is party;

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     - issuing, delivering, selling, authorizing or encumbering its capital stock, or securities convertible into its capital stock, or entering into any agreement or obligation to do the same other than:

      - issuances of common stock upon the exercise or conversion of employee stock options or other stock based awards existing prior to April 23, 2003; or

      - issuances of options to purchase up to an aggregate of 200,000 shares of SpeechWorks common stock issuable to new hires;

     - modifying or amending its certificate of incorporation and bylaws or the certificate of incorporation, bylaws or similar organizational documents of its subsidiaries;

     - acquiring or agreeing to acquire by merger or consolidation with, or by purchasing any equity or voting interest in or a portion of the assets of, any business of any person or entity, or otherwise acquiring any assets which are material to SpeechWorks business;

     - entering into binding agreements, agreement in principles, letters of intent, memorandums of understanding or similar agreements with respect to any joint venture, strategic partnership or alliance, other than in connection with certain customer arrangements;

     - selling, leasing, licensing, encumbering or otherwise disposing of any property material to its business except in the ordinary course of business consistent with past practice;

     - making any loans, advances or capital contributions to, or investments in, any other person, other than employee advances for travel, business and entertainment expenses made in the ordinary course of business consistent with past practice, provided such employee loans are in compliance with applicable law;

     - making any material change in its methods or principles of accounting since December 31, 2002, except as required by generally accepted accounting principles or the SEC;

     - making or changing any material tax election or adopting or changing any accounting method;

     - revaluing any of its assets;

     - paying, discharging, settling or satisfying any claims (including any tax claim), liabilities or obligations, or litigation (whether or not commenced prior to April 23, 2003, the date of the merger agreement) other than (x) in the ordinary course of business consistent with past practice, or in accordance with their terms, of claims not in excess of $100,000 individually or $500,000 in the aggregate, or (y) to the extent subject to reserves on the SpeechWorks' financials existing as of April 23, 2003, in accordance with generally accepted accounting principles;

     - waiving the benefits of, agreeing to modify in any manner, terminating, releasing any person from or knowingly fail to enforce any confidentiality or similar agreement to which SpeechWorks or any of its subsidiaries is a party or a beneficiary;

     - except as required by applicable law or existing contract, increasing the compensation of, or making severance or termination payment to, any director or officer or other key employee of SpeechWorks; or making any increase in or commitment to increase any SpeechWorks employee benefit plan, subject to certain exceptions;

     - waiving any stock repurchase rights, accelerating, amending or changing the period of exercisability of any options to purchase shares of SpeechWorks common stock, or repricing any options or authorizing cash payments in exchange for any option to purchase shares of SpeechWorks common stock;

     - entering into any employment, severance, termination or indemnification agreement with any SpeechWorks employee or entering into any collective bargaining agreement;

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     - making any material oral or written representation or commitment with respect to any material aspect of any SpeechWorks employee benefit plan that is not materially in accordance with the existing written terms and provision of such SpeechWorks employee benefit plan;

     - granting any stock appreciation right, phantom stock award, stock-related award or performance award to any person, or entering into any agreement with any SpeechWorks employee, the benefits of which are contingent or the terms of which are materially altered in favor of the SpeechWorks employee upon the occurrence of a change in control;

     - granting any exclusive rights with respect to any intellectual property of SpeechWorks;

     - entering into or renewing any contracts containing any non-competition, exclusivity or other material restrictions on SpeechWorks or the combined company following the closing of the merger;

     - entering into any agreement or commitment the effect of which would be to grant to a third party following the merger any actual or potential right of license to any intellectual property owned by ScanSoft or any of its subsidiaries;

     - engaging in any action that could reasonably be expected to cause the merger to fail to qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code;

     - hiring or offering to hire employees, subject to certain limited exceptions;

     - incurring any indebtedness for borrowed money or guarantee any such indebtedness of another person or issuing or selling any debt securities or any option to acquire any such debt securities;

     - making any individual or series of related payments outside of the ordinary course of business or commit to make capital expenditures beyond certain specified capital expenditures;

     - entering into, modifying or amending in a manner adverse in any material respect to SpeechWorks, or terminating any lease, sublease or material contract of SpeechWorks, or waiving, releasing or assigning any material rights or claims thereunder;

     - permitting SpeechWorks employees to exercise their options to purchase shares of SpeechWorks common stock with a promissory note or through a net exercise, subject to certain exceptions;

     - entering into any contract requiring SpeechWorks or any of its subsidiaries to pay in excess of an aggregate of $250,000; or

     - entering into any oral or written agreement with respect to any of the foregoing.

  COVENANTS OF SCANSOFT

     Except as contemplated by the merger agreement, ScanSoft has agreed that, until completion of the merger or termination of the merger agreement, ScanSoft will not:

     - cause, permit or propose any amendments to its certificate of incorporation or bylaws or the certificate of incorporation or bylaws of its subsidiaries that would materially impair or adversely affect the ability of ScanSoft to consummate the merger;

     - declare, set aside or pay any dividends on or make any other distributions in respect of any ScanSoft capital stock unless the exchange ratio is appropriately adjusted;

     - adopt a plan of liquidation or dissolution;

     - purchase, redeem or otherwise acquire, directly or indirectly, shares of its or its subsidiaries' capital stock for an aggregate repurchase price in excess of $10,000,000, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on April 23, 2003, the date of the merger agreement;

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     - perform any acquisition that is likely to delay the merger;

     - except as required by GAAP or the SEC (and upon consultation with its independent auditors), revalue any of its assets or make any change in accounting methods, principles or practices; or

     - adopt any resolution that is intended to treat the shares of ScanSoft common stock issued pursuant to the merger differently under the ScanSoft's rights agreement than other outstanding shares of ScanSoft common stock, subject to certain exceptions.

     ScanSoft has agreed that, until completion of the merger or termination of the merger agreement, it will consult with SpeechWorks prior to: (A) granting any exclusive rights with respect to any intellectual property of ScanSoft, (B) entering into any settlement agreement obligating ScanSoft to make cash payments in excess of $100,000 individually or $1,000,000 in the aggregate in settlement of claims with respect to the intellectual property of ScanSoft or its subsidiaries, or (C) entering into any agreement or commitment the effect of which would be to grant to a third party following the merger a right to use any material intellectual property owned by SpeechWorks.

  OTHER COVENANTS

     The merger agreement contains a number of other covenants by SpeechWorks and ScanSoft, including:

     - Preparation of Registration Statement and Proxy Statement. SpeechWorks and ScanSoft agreed to promptly prepare and file the joint proxy statement/prospectus included as part of the registration statement, and ScanSoft agreed to promptly prepare and file the registration statement following the execution of the merger agreement. Both parties also agreed to use commercially reasonable efforts to have the registration statement declared effective by the SEC as promptly as practicable, and ScanSoft agreed to take any action required by applicable state securities laws. SpeechWorks agreed to furnish information regarding SpeechWorks and its stockholders as reasonably required.

     - Meeting of Stockholders. SpeechWorks agreed to take all actions necessary to hold the SpeechWorks special meeting to consider and vote upon the adoption of the merger agreement and the approval of the merger. ScanSoft agreed to take all actions necessary to hold the ScanSoft special meeting to consider and vote upon the approval of the issuance of shares of ScanSoft common stock in connection with the merger.

     - Treatment as a Reorganization. ScanSoft, Spiderman Acquisition Corporation and SpeechWorks have agreed not to, and agreed not to permit any of their respective subsidiaries to, take any action prior to or following the closing that would reasonably be expected to cause the merger to fail to qualify as a reorganization within Section 368(a) of the Internal Revenue Code.

     - Stock Exchange Listing. ScanSoft has agreed to use all commercially reasonable efforts to authorize for listing on the NASDAQ National Market the shares of ScanSoft common stock issuable, and those required to be reserved for issuance, in connection with the merger, subject to official notice of issuance.

     - Access to Information. Each party has agreed to afford the other party's accountants, counsel and other identified representatives reasonable access during normal business hours to its properties, books, records and personnel during the period prior to the effective time of the merger to obtain all reasonable information concerning its business as may be reasonably requested, except as prohibited or restricted by applicable law or the confidentiality agreement between the parties.

     - Public Announcements. SpeechWorks and ScanSoft have agreed to consult with one another before issuing any press release or otherwise making any public statements about the merger or related transactions, unless otherwise required by any applicable laws or regulations.

     - Notification of Certain Matters. ScanSoft and SpeechWorks each agreed to give prompt notice to the other of any representation or warranty in the merger agreement becoming untrue or inaccurate,

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       or any failure to comply with or satisfy in any material respect any covenant or condition to be complied with or satisfied under the merger agreement, in each case where the respective party could not satisfy the closing condition with respect to representations or warranties.

     - Affiliates. SpeechWorks has agreed to use all commercially reasonable efforts to obtain a letter agreement from all SpeechWorks stockholders who may be affiliates of SpeechWorks or ScanSoft pursuant to which those stockholders would, among other things, agree not to transfer shares of ScanSoft common stock they receive pursuant to the merger in violation of the Securities Act and related rules and regulations.

     - Third Party Consents. SpeechWorks and ScanSoft each agreed to use all commercially reasonable efforts to obtain any material consents, waivers or approvals under any of its respective contracts which are required to be obtained in connection with the consummation of the merger.

     - Termination of 401(k) Plans. SpeechWorks has agreed to adopt resolutions to terminate its 401(k) plans effective no later than the date immediately preceding the effective date of the merger, if so requested by ScanSoft, no later than 5 days prior to the effective date of the merger.

     - Comfort Letter. SpeechWorks has agreed to use all commercially reasonable efforts to cause its independent public accountants to deliver a letter dated not more than five days prior to the date on which the registration statement, of which this joint proxy statement/prospectus is a part, shall become effective and addressed to SpeechWorks and ScanSoft and their respective boards of directors which shall be in form and substance reasonably satisfactory to ScanSoft and customary in scope and substance with respect to letters delivered by independent public accountants in connection with similar registration statements.

     - Section 16 Matters. Prior to the effective time of the merger, (i) SpeechWorks has agreed to take all such steps as may be required to cause any dispositions of SpeechWorks common stock resulting from the transactions contemplated by the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to SpeechWorks to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act, and (ii) ScanSoft has agreed to take all such steps as may be required to cause any acquisitions of ScanSoft common stock resulting from the transactions contemplated by the merger agreement by each individual who will, as a result of the transactions contemplated by the merger agreement, be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to ScanSoft to be exempt under Rule 16b-3 promulgated under the Exchange Act.

  INDEMNIFICATION AND INSURANCE

     The merger agreement provides that, for a period of six years after the completion of the merger, ScanSoft shall, and will cause SpeechWorks (as a wholly owned subsidiary) to, fulfill all obligations of SpeechWorks to indemnify SpeechWorks directors and officers under the certificate of incorporation and by-laws of SpeechWorks, and the certificate of incorporation and by-laws of the surviving corporation will contain provisions with respect to exculpation, advancement of expenses and indemnification that are at least as favorable to SpeechWorks directors and officers as those contained in the certificate of incorporation and by-laws of SpeechWorks prior to the effective time of the merger. In addition, for a period of three years after the effective time of the merger, ScanSoft will also cause SpeechWorks to maintain $10 million of directors' and officers' liability insurance to cover any such liabilities.

  EMPLOYEE BENEFITS

     As soon as practicable after completion of the merger and in any event within one year of the completion of the merger, ScanSoft shall use commercially reasonable efforts to provide the employees of SpeechWorks who are employed by ScanSoft or one of its subsidiaries after the effective time of the merger with similar types and levels of employee benefits as those provided to similarly situated employees of ScanSoft. For purposes of determining eligibility to participate, vesting and entitlement to benefits

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where length of service is relevant under any benefit plan or arrangement (other than a defined benefit plan) of ScanSoft and to the extent permitted by applicable law, ScanSoft shall provide service credit under ScanSoft's benefit plans or arrangements for their period of service with SpeechWorks prior to the closing of the merger. ScanSoft may continue one or more of SpeechWorks' benefit plans, provided the employee benefits provided would, in the aggregate, in the reasonable judgment of ScanSoft, be no less favorable than those provided under the SpeechWorks benefit plans.

  BOARD OF DIRECTORS AND MANAGEMENT OF SCANSOFT FOLLOWING THE MERGER

     The ScanSoft board of directors agreed to take all actions necessary such that, immediately following completion of the merger, the ScanSoft board of directors will be comprised of eight directors, and shall include three directors designated by SpeechWorks, who shall initially be Mr. Stuart R. Patterson, Mr. Robert Finch and Mr. John C. Freker, Jr., currently directors of SpeechWorks.

  REGULATORY APPROVALS

     Each of ScanSoft, Spiderman Acquisition Corporation and SpeechWorks agreed to coordinate and cooperate with one another and use commercially reasonable efforts to comply with, and refrain from actions that would impede compliance with, applicable laws, regulations and any other requirements of any governmental entity. ScanSoft, Spiderman Acquisition Corporation and SpeechWorks also agreed, as promptly as practicable, to make all filings and submissions required by any governmental entity in connection with the merger and the other transactions contemplated by the merger agreement, including the following:

     - those filings or submissions required under the Hart-Scott-Rodino Act, as well as any other comparable merger notification or control laws of any applicable jurisdiction, as agreed by the parties; and

     - any filings required under the Securities Act, the Exchange Act, any applicable state or securities or "blue sky" laws and the securities laws of any foreign country.

     Except as prohibited or restricted by applicable law or the confidentiality agreement among the parties, each of ScanSoft, Spiderman Acquisition Corporation and SpeechWorks generally agreed to do the following:

     - consult with the other with respect to the filings or submissions described above, coordinate with the other in preparing and exchanging information with respect to such filing or submissions and provide the other party an opportunity to review and comment on such filings or submissions;

     - promptly notify the other upon the receipt of any comments or requests for amendments or supplements to any filings or submissions made pursuant to, or information provided to comply with, any applicable laws, regulations and any other requirements of any governmental entity; and

     - promptly provide the other copies of any filing or submission made with any governmental entity.

  LIMITATION ON REASONABLE EFFORTS TO OBTAIN REGULATORY APPROVALS

     Neither ScanSoft nor SpeechWorks nor any of their respective subsidiaries or affiliates is required to take any of the following actions:

     - make proposals, execute or carry out agreements or submit to any applicable laws, regulations or any other requirements of any governmental entity providing for:

        - the license, sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets that are material to ScanSoft, SpeechWorks or any of their respective subsidiaries;

        - the holding separate of SpeechWorks common stock; or

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        - the imposition of any limitation on the ability of the respective company to conduct their respective businesses or own such assets or to acquire, hold or exercise full rights of ownership of SpeechWorks' business; or

     - otherwise take any step to avoid or eliminate any impediment which may be asserted under any applicable laws, regulations or any other requirements of any governmental entity governing competition, monopolies or restrictive trade practices.

  CONDITIONS TO COMPLETION OF THE MERGER

     The respective obligations of ScanSoft and Spiderman Acquisition Corporation, on the one hand, and SpeechWorks, on the other, to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver, by the party entitled to waive such condition, of each of the following conditions before completion of the merger:

     - the merger agreement shall have been adopted and the merger shall have been duly approved by the stockholders of SpeechWorks and, with respect to the issuance of shares of ScanSoft common stock, by the stockholders of ScanSoft, in each case as required under applicable law or marketplace rules;

     - no law, regulation or order has been enacted or issued by a governmental entity of competent jurisdiction which is in effect and has the effect of making the merger illegal or otherwise prohibiting completion of the merger or the issuance of shares of ScanSoft common stock;

     - the SEC has declared ScanSoft's registration statement, of which this joint proxy statement/ prospectus is a part, effective, and no stop order suspending its effectiveness has been issued and no proceedings for suspension of the registration statement's effectiveness, or a similar proceeding in respect of this joint proxy statement/prospectus, has been initiated or threatened in writing by the SEC;

     - all waiting periods (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act with respect to the merger and the other transactions contemplated by the merger agreement have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the merger have been obtained;

     - there is no pending or overtly threatened suit, action or proceeding asserted by any governmental authority (i) challenging or seeking to restrain or prohibit the completion of the merger or any of the other transactions contemplated by the merger agreement, the effect of which would be an order making the merger illegal or otherwise prohibiting completion of the merger or (ii) seeking to require ScanSoft, SpeechWorks or any of their respective subsidiaries to effect an action of divestiture;

     - ScanSoft and SpeechWorks have each received from its respective tax counsel an opinion to the effect that the merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and such opinions have not been withdrawn, provided that if one of their counsels does not render such an opinion, the opinion of the other counsel shall satisfy this condition; and

     - the shares of ScanSoft common stock to be issued pursuant to the merger have been authorized for listing on the NASDAQ National Market, subject to official notice of issuance.

     In addition, individually, the respective obligations of ScanSoft and Spiderman Acquisition Corporation on the one hand, and SpeechWorks on the other, to effect the merger and the other

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transactions contemplated by the merger agreement are subject to the satisfaction or waiver of the following additional conditions:

     - the representations and warranties of the other party were true and correct on April 23, 2003 and are true and correct as of the date the merger is to be completed as if made at and as of that time, except:

      - to the extent the representations and warranties of the other party address matters only as of a particular date, then they must be true and correct as of that date; and

      - if any of the representations and warranties are not true and correct but the effect in each case, or in the aggregate, of such inaccuracy or breach is not and does not have a material adverse effect, as defined below, on the other party, then this condition will be deemed satisfied;

     - the other party has performed or complied in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by it before completion of the merger; and

     - no material adverse effect, as defined below, on the other party has occurred since April 23, 2003 and is continuing.

     Finally, obligations of ScanSoft and Spiderman Acquisition Corporation to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of the following additional conditions:

     - the non-competition agreements entered into by and between SpeechWorks and certain SpeechWorks employees have not been modified or amended since April 23, 2003, and all such agreements are enforceable by each of SpeechWorks and ScanSoft immediately following the merger to the full extent enforceable by SpeechWorks prior to the merger; and

     - the receipt of all required third party consents, permits and approvals.

  ALTERNATIVE TRANSACTIONS

     SpeechWorks has agreed that neither it, nor any of its subsidiaries, nor any of the officers or directors of it or its subsidiaries shall and that it shall use all commercially reasonable efforts to cause its and its subsidiaries employees, agents and representatives not to, directly or indirectly:

     - solicit or initiate, or knowingly encourage, facilitate or induce the making, submission or announcement of any acquisition proposal, as defined below;

     - participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to knowingly encourage, facilitate or induce any inquiries or the making of any proposal that constitutes, or that may reasonably be expected to lead to any acquisition proposal;

     - engage in any discussions with any person with respect to any acquisition proposal, except as provided below;

     - approve, endorse or recommend any acquisition proposal, except as provided below; or

     - enter into any agreement or commitment regarding any acquisition proposal.

     However, if SpeechWorks receives an unsolicited, bona fide written acquisition proposal from a third party, then SpeechWorks may:

     - furnish nonpublic information with respect to SpeechWorks pursuant to a confidentiality agreement containing customary limitations and with terms at least as restrictive as the confidentiality agreement in place between ScanSoft and SpeechWorks, provided that SpeechWorks gives concurrent written notice to ScanSoft of its intention to furnish this information and provides ScanSoft with a complete list of the nonpublic information furnished to the third party; and

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     - engage in negotiations with the third party with respect to the acquisition proposal, provided that it gives ScanSoft concurrent written notice of its intention to enter into negotiations and keeps ScanSoft informed regarding all material developments with respect to the status of the negotiations;

     but only if:

     - the SpeechWorks board of directors has concluded in good faith, following consultation with its outside legal counsel, that such action is required for it to comply with its fiduciary duties under applicable law; and

     - the SpeechWorks board of directors has in good faith concluded, following consultation with its outside legal counsel and its financial advisor, that such acquisition proposal is, or is reasonably likely to result in, a superior offer, as defined below.

     An "acquisition proposal" means any offer or proposal relating to any transaction or series of related transactions, other than the merger, involving:

     - any purchase or acquisition by any person or group of more than a 15% interest in the total outstanding voting securities of SpeechWorks or any of its subsidiaries or any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning 15% or more of the total outstanding voting securities of SpeechWorks or any of its subsidiaries;

     - any merger, consolidation, business combination or similar transaction involving SpeechWorks or any of its subsidiaries;

     - any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of assets of SpeechWorks (including its subsidiaries taken as a whole) representing more than 15% of the aggregate fair market value of SpeechWorks' business immediately prior to such transaction; or

     - any liquidation or dissolution (or the adoption of a plan pertaining thereto) of SpeechWorks or the declaration or payment of an extraordinary dividend (whether in cash or other property).

     A "superior offer" means an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of SpeechWorks or all of the outstanding voting securities of SpeechWorks and as a result of which SpeechWorks stockholders immediately preceding such transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof. The terms of which offer the SpeechWorks board of directors has in good faith concluded (following consultation with its outside legal counsel and its financial advisers), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the person making the offer, to be more favorable to SpeechWorks stockholders (in their capacities as stockholders) than the terms of the merger with ScanSoft and is reasonably capable of being consummated.

     SpeechWorks also has agreed to notify ScanSoft as promptly as practicable after if it receives any acquisition proposal (as defined above), request for nonpublic information or inquiry from a third party regarding the making of an acquisition proposal or as to the manner in which such third party could proceed with the making of an acquisition proposal, and to provide ScanSoft with oral and written notice of the material terms and conditions of the proposal, request or inquiry, the identity of the person or group making the proposal, request or inquiry and a copy of such written proposal, request or inquiry. SpeechWorks has further agreed to provide ScanSoft with oral and written notice as promptly as practicable setting forth reasonable details of any material amendments or proposed material amendments to the proposal, request or inquiry and to keep ScanSoft informed, on a current basis, of all material developments with respect to the status of any negotiations or related discussions in connection with such acquisition proposal. In addition, SpeechWorks and its subsidiaries have agreed to cease immediately all

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existing activities, discussions or negotiations with any third parties with respect to any acquisition proposal.

  SPEECHWORKS BOARD OF DIRECTORS RECOMMENDATIONS

     The merger agreement requires the SpeechWorks board of directors:

     - to recommend that its stockholders vote in favor of the adoption of the merger agreement and approval of the merger; and

     - not to withdraw, amend or modify, or to propose to withdraw amend or modify, its recommendation of the merger in a manner adverse to ScanSoft.

     However, in response to an acquisition proposal, the SpeechWorks board of directors may withhold, withdraw, amend or modify its recommendation in favor of the merger and, in the case of a superior offer that is a tender or exchange offer made directly to the stockholders of SpeechWorks, recommend that the stockholders accept the tender or exchange offer, if:

     - the SpeechWorks board of directors determines in good faith that the acquisition proposal constitutes a superior offer and such acquisition proposal has been made and has not been withdrawn;

     - the SpeechWorks' special meeting of stockholders has not occurred;

     - SpeechWorks has delivered to ScanSoft a written notice at least three business days before effecting its change of recommendation, which notice states that SpeechWorks has received an acquisition proposal which it has determined is a superior offer, that the SpeechWorks board of directors intends to change its recommendation and the manner in which it intends to do so or may intend to do so; and

     - the SpeechWorks board of directors has complied with its non-solicitation obligations, provided the requisite notice of the acquisition proposal to ScanSoft and has complied with all specified requirements before furnishing any nonpublic information or engaging in negotiations with a third party, including concluding that such change in recommendation is required for it to comply with its fiduciary duties under applicable law.

     During the required three business day notice period, the SpeechWorks board of directors shall provide ScanSoft the opportunity to make adjustments to the terms and conditions of the merger, and shall give due consideration to these alternative proposals.

     The merger agreement also permits SpeechWorks to comply with Rule 14d-9 and Rule 14e-2(a) under the Exchange Act in connection with any third party acquisition proposal. In addition, the merger agreement does not prohibit the SpeechWorks board of directors from fulfilling its duty of candor or disclosure to SpeechWorks stockholders.

     The merger agreement requires SpeechWorks to submit the adoption of the merger agreement and approval of the merger to a stockholder vote even if the SpeechWorks board of directors no longer recommends adoption of the merger agreement and approval of the merger.

  SCANSOFT BOARD OF DIRECTORS RECOMMENDATIONS

     The merger agreement requires that the ScanSoft board of directors:

     - recommend that its stockholders vote in favor of the issuance of shares of ScanSoft common stock in connection with the merger; and

     - not withdraw, amend or modify, or propose to withdraw amend or modify, its recommendation that ScanSoft stockholders vote in favor of the stock issuance.

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     However, the merger agreement does not prohibit the board of directors of
ScanSoft from fulfilling its duty of candor or disclosure to ScanSoft stockholders.

  DEFINITION OF MATERIAL ADVERSE EFFECT

     Under the terms of the merger agreement, a material adverse effect on either ScanSoft, Spiderman Acquisition Corporation or SpeechWorks is defined to mean any change, event, violation, inaccuracy, circumstance or effect, individually or when taken together, that is or is reasonably likely (i) to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of the respective company taken as a whole with its subsidiaries or (ii) to materially impede the authority of the respective company to complete the transactions contemplated by the merger agreement in accordance with its terms and applicable law.

     However, under the terms of the merger agreement, for purposes of clause
(i) above, none of the following, individually or in combination, will be deemed to constitute, and none of the following will be taken into account in determining, whether there has been or will be, a material adverse effect on ScanSoft, Spiderman Acquisition Corporation or SpeechWorks, as the case may be:

     - any change, event, violation, inaccuracy, circumstance or effect resulting from compliance with the terms and conditions of the merger agreement;

     - any change, event, violation, inaccuracy, circumstance or effect resulting from the announcement or pendency of the merger, provided that this exception does not apply to any breach of a company's respective representations and warranties with respect to (1) intellectual property and (2) material contracts, which shall be considered for purposes of determining whether there has been a material adverse effect, even if such breaches result from the announcement or pendency of the merger;

     - any change in the stock price or trading volume, of ScanSoft or SpeechWorks, as the case may be;

     - any change, event, violation, inaccuracy, circumstance or effect resulting from changes affecting any of the industries in which the respective company operates generally or the United States economy generally (which changes in each case do not disproportionately affect ScanSoft, Spiderman Acquisition Corporation or SpeechWorks, as the case may be, in any material respect); or

     - any change, event, violation, inaccuracy, circumstance or effect resulting from changes affecting generally worldwide economic or capital market conditions (which changes in each case do not disproportionately affect ScanSoft, Spiderman Acquisition Corporation or SpeechWorks, as the case may be, in any material respect).

  TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated in accordance with its terms at any time, except as set forth below, prior to completion of the merger, whether before or after adoption of the merger agreement and approval of the merger by SpeechWorks stockholders or the approval of the issuance of shares of ScanSoft common stock in connection with the merger by ScanSoft stockholders:

     - by mutual written consent of ScanSoft and SpeechWorks;

     - by ScanSoft or SpeechWorks if the merger is not completed by October 15, 2003 (which will be extended by one day for each day the merger is delayed as a result of a pending acquisition of all or substantially all of the assets or all of the securities of ScanSoft as a result of which the stockholders of ScanSoft would own less than 50% of the surviving entity), except that this right to terminate the merger agreement is not available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or before that date, and the action or failure to act constitutes a material breach of the merger agreement;

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     - by ScanSoft or SpeechWorks, if there is any order of a court or other action or inaction of any governmental entity having the effect of permanently restraining, enjoining or prohibiting the completion of the merger which is final and nonappealable;

     - by ScanSoft or SpeechWorks if the proposal for the issuance of shares of ScanSoft common stock in connection with the merger fails to receive the requisite affirmative vote by ScanSoft stockholders at the ScanSoft special meeting or at any adjournment of that meeting, except that the right to terminate the merger agreement is not available to ScanSoft where the failure to obtain ScanSoft stockholder approval was caused by ScanSoft's action or failure to act and the action or failure to act constitutes a material breach by ScanSoft of the merger agreement;

     - by ScanSoft or SpeechWorks if the proposal for the adoption of the merger agreement and approval of the merger fails to receive the requisite affirmative vote at the SpeechWorks special meeting or at any adjournment of that meeting, except that this right to terminate the merger agreement is not available to SpeechWorks where the failure to obtain SpeechWorks stockholder approval was caused by SpeechWorks' action or failure to act, and the action or failure to act constitutes a material breach by SpeechWorks of the merger agreement;

     - by ScanSoft, at any time prior to the adoption of the merger agreement and the approval of the merger by the required vote of SpeechWorks stockholders, if any of the following "triggering events" occur with respect to SpeechWorks:

      - the SpeechWorks board of directors withdraws, amends or modifies, in a manner adverse to ScanSoft, its recommendation described in the section entitled "Agreements Related to the Merger -- The Merger
        Agreement -- SpeechWorks Board of Directors Recommendations" beginning on page 88 of this joint proxy statement/prospectus;

      - it fails to include in this joint proxy statement/prospectus the recommendation of its board of directors;

      - the SpeechWorks board of directors fails to reaffirm (publicly, if ScanSoft requests) its recommendation that its stockholders vote in favor of the adoption of the merger agreement and approval of the merger within 10 business days after being requested in writing by ScanSoft to reaffirm such recommendation following public announcement of an acquisition proposal;

      - the SpeechWorks board of directors approves or recommends any acquisition proposal of the type described in the section entitled "Agreements Related to the Merger -- The Merger Agreement -- Alternative Transactions" beginning on page 86 of this joint proxy statement/prospectus; or

      - a tender or exchange offer relating to SpeechWorks securities is initiated by a third party and SpeechWorks does not send to its securityholders, pursuant to Rule 14e-2 promulgated under the Exchange Act within 10 business days after the tender or exchange offer is first published, sent or given, a statement disclosing that its board of directors recommends rejection of the tender or exchange offer;

     - by SpeechWorks upon a breach of any representation, warranty, covenant or agreement on the part of ScanSoft in the merger agreement or if any representation or warranty of ScanSoft has become untrue so that the condition to completion of the merger regarding ScanSoft's representations and warranties or covenants would not be met. However, if the breach or inaccuracy is curable by ScanSoft by the termination date of the merger agreement through the exercise of reasonable efforts, then SpeechWorks may not terminate the merger agreement for 30 days after receipt of written notice from SpeechWorks to ScanSoft of the breach, so long as ScanSoft continues to use all commercially reasonable efforts to cure the breach during this period. If the breach is cured during those 30 days, or if SpeechWorks is otherwise in material breach of the merger agreement, SpeechWorks may not exercise this termination right;

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     - by ScanSoft upon a breach of any representation, warranty, covenant or agreement on the part of SpeechWorks in the merger agreement or if any representation or warranty of SpeechWorks has become untrue so that the condition to completion of the merger regarding SpeechWorks' representations and warranties or covenants would not be met. However, if the breach or inaccuracy is curable by SpeechWorks by the termination date of the merger agreement through the exercise of reasonable efforts, then ScanSoft may not terminate the merger agreement for 30 days after receipt of written notice from ScanSoft to SpeechWorks of the breach, so long as SpeechWorks continues to use all commercially reasonable efforts to cure the breach during this period. If the breach is cured during those 30 days, or if ScanSoft is otherwise in material breach of the merger agreement, ScanSoft may not exercise this termination right;

     - by ScanSoft, if there is a material adverse effect on SpeechWorks since April 23, 2003; or

     - by SpeechWorks, if there is a material adverse effect on ScanSoft since April 23, 2003.

  PAYMENT OF TERMINATION FEE

     Under the terms of the merger agreement, ScanSoft must pay a termination fee of $6.5 million to SpeechWorks if all of the following conditions are met:

     - between April 23, 2003 and the date of the ScanSoft special meeting there has been public disclosure of a bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of ScanSoft or all of the outstanding voting securities of ScanSoft and as a result of which the stockholders of ScanSoft immediately preceding the transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction, or any direct or indirect subsidiary thereof;

     - the merger agreement has been terminated because the ScanSoft stockholders failed to approve the issuance of shares of ScanSoft common stock in connection with the merger at the ScanSoft special meeting or an adjournment of that meeting; and

     - such acquisition is consummated within 12 months following termination of the merger agreement.

     If all of these conditions are met, ScanSoft must pay the termination fee to SpeechWorks within two business days following the acquisition of ScanSoft.

     Under the terms of the merger agreement, SpeechWorks must pay a termination fee of $6.5 million to ScanSoft if all of the following conditions are met:

     - between April 23, 2003 and the termination of the merger agreement there has been public disclosure of an acquisition proposal by a third party with respect to SpeechWorks of the type described in the section entitled "Agreements Related to the Merger -- The Merger Agreement -- Alternative Transactions" beginning on page 86 of this joint proxy statement/prospectus; and

     - the merger agreement has been terminated on either of the following bases:

      - the merger has not been completed by October 15, 2003 (or such later date representing an extension as a result of a pending acquisition of ScanSoft, as described above); or

      - SpeechWorks stockholders failed to adopt the merger agreement and approve the merger at the SpeechWorks special meeting or an adjournment of that meeting; and

     - either of the following has occurred:

      - within 12 months following termination of the merger agreement, SpeechWorks is the subject of an acquisition of the type described below; or

      - within 12 months following termination of the merger agreement, SpeechWorks enters into an agreement contemplating an acquisition of it in the type described below and, within 24 months

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        following the termination of the merger agreement, an acquisition of the type described below is completed.

     In this case, the termination fee must be paid to ScanSoft within two business days following the acquisition of SpeechWorks.

     Under the terms of the merger agreement, an acquisition of SpeechWorks for the purposes of these termination provisions, means any of the following:

     - a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving SpeechWorks pursuant to which its stockholders immediately preceding such transaction hold less than 60% of the aggregate equity interests in the surviving or resulting entity of such transaction, or any direct or indirect parent thereof;

     - a sale or other disposition by SpeechWorks of assets representing in excess of 40% of the aggregate fair market value of its business, immediately prior to such sale; or

     - the acquisition by any person or group, including by way of a tender offer or an exchange offer or issuance by SpeechWorks, directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 40% of the voting power of the then outstanding shares of SpeechWorks capital stock.

     In addition, SpeechWorks must pay a termination fee of $6.5 million to ScanSoft if the merger agreement is terminated by ScanSoft as a result of the occurrence of any of the conditions described above under the sixth bullet of the section entitled "Agreements Related to the Merger -- The Merger
Agreement -- Termination of the Merger Agreement" with respect to SpeechWorks. In this event, the termination fee must be paid to ScanSoft within two business days following the termination by ScanSoft.

     Payment of a termination fee by ScanSoft or SpeechWorks is not in lieu of damages incurred in the event of breach of the merger agreement. If the party entitled to payment of the termination fee has to make a claim against the other party to obtain such payment and such claim results in a judgment against the other party, the party required to pay the termination fee will also have to pay the other party's reasonable costs and expenses, including reasonable attorneys' fees and expenses, in connection with the suit together with interest on the unpaid termination fee.

  COSTS AND EXPENSES

     In general, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses whether or not the merger is consummated, except that those expenses incurred in connection with filing the registration statement of which this joint proxy statement/prospectus is a part, including any amendments, printing and filing this joint proxy statement/prospectus and making required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or other similar foreign merger notification laws will be shared equally by ScanSoft and SpeechWorks.

SCANSOFT VOTING AGREEMENTS

     The following is a summary of certain material provisions of the ScanSoft voting agreements. This summary is qualified in its entirety by reference to the form of voting agreement, a copy of which is attached as Annex D to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference.

  AGREEMENT TO VOTE

     Each of Wayne Crandall, Robert Frankenberg, Katharine Martin, Jeanne McCann, Mark Myers, Richard Palmer, Paul Ricci, Robert Teresi, Michael Tivnan, Robert Weideman and Ben Wittner has entered into a voting agreement with SpeechWorks. Each of these ScanSoft directors and executive officers has agreed to vote his or her shares of ScanSoft common stock, and all options, warrants and other rights to acquire shares of ScanSoft common stock, in favor of the issuance of shares of ScanSoft common
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stock in connection with the merger, against any proposal in competition with the merger as contemplated by the merger agreement, against any action that would delay or prevent the merger, against any proposal that would result in a breach by ScanSoft of the merger agreement and against an election of a group of individuals to replace a majority or more of the individuals on the board of directors of ScanSoft. Each stockholder's obligation to vote in this manner applies whether or not the ScanSoft board of directors continues to recommend the merger to ScanSoft stockholders. These stockholders have the right, as of June 27, 2003, to vote a total of 579,948 shares of ScanSoft common stock, or approximately 1.0% of the outstanding shares of ScanSoft common stock as of such date.

     Each stockholder has also granted the directors on the board of directors of SpeechWorks an irrevocable proxy to vote the shares of ScanSoft common stock owned by such stockholder, including additional shares of ScanSoft common stock subsequently acquired, as described above.

  TRANSFER RESTRICTIONS

     The voting agreement, subject to certain exceptions, restricts or limits the ability of each stockholder that is a party to the agreement to sell, tender, transfer, pledge, encumber, assign or otherwise dispose of any of his or her shares of ScanSoft common stock, or to agree to do the foregoing, other than with SpeechWorks' prior written consent.

     Several exceptions to this restriction exist, such as (i) the authorization for certain officers and directors to sell shares of ScanSoft common stock pursuant to 10b5-1 plans, and (ii) the authorization for Michael Tivnan to sell up to 300,000 shares of ScanSoft common stock.

  TERMINATION

     The irrevocable proxy and voting agreement will terminate upon the earlier to occur of:

     - the completion of the merger;

     - the termination of the merger agreement in accordance with its terms; or

     - the date as of which the stockholder's employment with ScanSoft has been terminated by ScanSoft.

SPEECHWORKS VOTING AGREEMENTS

     The following is a summary of certain material provisions of the SpeechWorks voting agreements. This summary is qualified in its entirety by reference to the form of voting agreement, a copy of which is attached as Annex E to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference.

  AGREEMENT TO VOTE


     Each of Axel Bichara, Richard Burnes, Steven Chambers, Robert Finch, John Freker, W. Robert Kellegrew, Stuart Patterson, Michael Phillips and Richard Westelman has entered into a voting agreement with ScanSoft. Each of these SpeechWorks directors and executive officers has agreed to vote his or her shares of SpeechWorks common stock, and any and all options, warrants and other rights to acquire shares of SpeechWorks common stock, (i) in favor of the merger and the adoption and approval of the merger agreement, (ii) against any proposal made in opposition to or in competition with the merger, (iii) against any action that would delay, interfere or prevent the merger, (iv) against any proposal that would result in a breach by SpeechWorks of the merger agreement, and (v) against an election of a group of individuals to replace a majority or more of the individuals on the SpeechWorks board of directors. Each stockholder's obligation to vote in this manner applies whether or not the SpeechWorks board of directors continues to recommend the merger to SpeechWorks stockholders. These stockholders have the right, as of June 27, 2003, to vote a total of 3,033,900 shares of SpeechWorks common stock, or approximately 8.7% of the outstanding shares of SpeechWorks common stock as of such date.

     Each stockholder has also granted the directors on the board of directors of ScanSoft an irrevocable proxy to vote the shares of SpeechWorks common stock owned by such stockholder, including additional shares of SpeechWorks common stock subsequently acquired, as described above.

  TRANSFER RESTRICTIONS

     The voting agreement, subject to certain exceptions, restricts or limits the ability of each stockholder that is a party to the agreement to sell, transfer, tender pledge, encumber, assign or otherwise dispose of any of his or her shares of SpeechWorks common stock, or to agree to do the foregoing, other than with ScanSoft's prior written consent. One exception to this restriction allows each stockholder to sell shares of SpeechWorks common stock issued after the initial filing of this joint proxy statement/prospectus upon the exercise of stock options and to sell shares of restricted common stock that have had vesting accelerated in connection with the merger. In addition, the voting agreement entered into by William O'Farrell, a member of the SpeechWorks board of directors, allows him to sell any or all of his shares of SpeechWorks common stock and the voting agreement entered into by Michael Phillips, a director and Chief Technology Officer of Speechworks, allows him to sell up to 200,000 of his shares of SpeechWorks common stock.

     SpeechWorks cannot determine the number of options that SpeechWorks employees, officers and directors will exercise and, with respect to the shares of SpeechWorks common stock issued upon exercise, sell prior to the effective time of the merger. SpeechWorks expects, however, that all optionholders will exercise their in-the-money options prior to the closing of the merger and that most optionholders, including SpeechWorks executive officers and directors, will elect to sell at least the portion of the shares issued upon exercise as is necessary to recoup the exercise price and pay any tax liabilities which the optionholder incurs in connection with the option exercise. In addition, executive officers and directors and other employees may for personal reasons, including to diversify their investment holdings, elect to sell the remaining shares acquired upon exercise of options prior to the closing of the merger.

  TERMINATION

     The irrevocable proxy and voting agreement will terminate upon the earlier to occur of:

     - the completion of the merger;

     - the termination of the merger agreement in accordance with its terms; or

     - the date as of which the stockholder's employment with SpeechWorks has been terminated by SpeechWorks.

AFFILIATE AGREEMENTS

     Each executive officer and director of SpeechWorks executed affiliate agreements in his or her capacity as a stockholder. Under the affiliate agreements, ScanSoft will be entitled to place appropriate legends on the certificates evidencing any ScanSoft common stock to be received by each of the persons who have entered into an affiliate agreement and to issue stop transfer instructions to the transfer agent for ScanSoft common stock.

EMPLOYMENT AGREEMENTS

     Stuart R. Patterson. On April 23, 2003, in connection with the execution of the merger agreement, ScanSoft entered into an employment agreement with Mr. Stuart R. Patterson, Chief Executive Officer of SpeechWorks, which is effective upon the closing of the merger. Under the agreement, Mr. Patterson will serve as President of ScanSoft and a member of its board of directors commencing with the closing of the merger. Mr. Patterson will receive an annual base salary of $275,000 through the first year of his employment, $300,000 through the second year of his employment and $325,000 through the third year of his employment. If other terms have not been agreed to by Mr. Patterson and ScanSoft, the base salary will increase by $25,000 each year thereafter. For each fiscal year that Mr. Patterson serves as President, Mr. Patterson will be eligible to receive a bonus of up to 50% of his then annual base salary upon the achievement of performance criteria established by the ScanSoft compensation committee within four months of the commencement date of the applicable bonus period. In addition, on the first anniversary of the effective date of the merger, if ScanSoft has achieved certain performance goals related to the integration of SpeechWorks and ScanSoft, then 50% of any then unvested shares of SpeechWorks restricted common stock that were assumed in the merger by ScanSoft will vest. Mr. Patterson's employment agreement may be terminated at any time, upon 90 days written notice, with or without cause.

     On the closing date of the merger, Mr. Patterson will be granted a stock option to purchase an aggregate of 1,000,000 shares of ScanSoft common stock at an exercise price equal to the fair market value of ScanSoft common stock on the date of grant. The stock option will vest as to 1/16 of the original number of shares subject to the option commencing on the date that is three months from the closing date of the merger and on each three-month period thereafter. Under the employment agreement, Mr. Patterson will also be entitled to participate in the employee benefit plans of ScanSoft in which other ScanSoft senior executive officers are entitled to participate, including medical, dental and life insurance plans.

     If Mr. Patterson's employment is terminated by Mr. Patterson after the one year anniversary of the effective date of the merger or, at any time, for a reason other than (i) cause, (ii) good reason or (iii) death or disablement, then, subject to Mr. Patterson's compliance with the surviving provisions of a confidentiality agreement entered into with ScanSoft and his execution of a general release for the benefit of ScanSoft, Mr. Patterson is entitled to receive the following benefits:

     - payment of his then annual base salary during the applicable severance period, which ranges from 18 months if termination occurs within six months of the merger to 12 months if termination occurs after 12 months of the merger;

     - continued participation in the employee benefit plans of ScanSoft; and

     - acceleration of any then unvested options to purchase shares of ScanSoft common stock or restricted common stock of ScanSoft that would have vested during the applicable severance period, with the right to exercise any vested stock option until the earlier of one year from the date of termination or the expiration of the applicable stock option.

     In addition to any other benefits Mr. Patterson may be entitled to, if, within six months following a change of control of ScanSoft, Mr. Patterson's employment is terminated for a reason other than (i) cause, (ii) good reason or
(iii) death or disablement, then, subject to Mr. Patterson's compliance with the confidentiality agreement and his execution of a general release, Mr. Patterson is entitled to full acceleration of any then unvested options to purchase shares of ScanSoft common stock or restricted common stock of ScanSoft.

     Richard J. Westelman. SpeechWorks is a party to an at-will employment agreement with Mr. Richard J. Westelman, Chief Financial Officer of SpeechWorks, dated June 21, 2000. Under the agreement, Mr. Westelman currently receives a base salary of $162,000. If Mr. Westelman is terminated without cause, all outstanding options previously granted to him will become immediately exercisable to the extent that they are not already vested, and SpeechWorks, including as the surviving corporation in the merger, is required to pay Mr. Westelman his then current base salary for a period of 12 months and his health insurance premiums for the earlier of 12 months or until he becomes eligible for another comparable plan. In addition, if Mr. Westelman is terminated without cause, his employment agreement provides that he is entitled to receive a one-year recourse loan from SpeechWorks for up to $426,000 at the prime rate to enable him to exercise his stock options. If Mr. Westelman voluntarily terminates his employment, 50% of all outstanding options previously granted to him which are then unvested will become immediately exercisable, and SpeechWorks is required to pay Mr. Westelman his then current base salary for six months and his health insurance premiums for the earlier of six months or until he becomes eligible for another comparable plan.

          AMENDMENT OF THE SCANSOFT 1995 EMPLOYEE STOCK PURCHASE PLAN

     The ScanSoft 1995 Employee Stock Purchase Plan (the "1995 ESPP") provides ScanSoft employees with an opportunity to purchase ScanSoft common stock through accumulated payroll deductions. Employees make such purchases by participation in regular offering periods from which they may withdraw at any time.

     The ScanSoft board of directors has approved an amendment to the 1995 ESPP, subject to stockholder approval, to increase the number of shares authorized for issuance thereunder from 1,000,000 to 1,500,000. If the amendment is approved,
Section 12 of the 1995 ESPP would read in its entirety as follows:

        "The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be one million five hundred thousand (1,500,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18." (Change shown in italics.)

PLAN DESCRIPTION

GENERAL

     The 1995 ESPP is intended to qualify under the provisions of Section 423 of the Code, is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of ERISA. A total of 1,000,000 shares are currently authorized to be issued under the 1995 ESPP. As of December 31, 2002, a total of 688,388 shares had been issued to ScanSoft's employees under the 1995 ESPP, and 311,612 shares remained available for future issuance. The average per share issuance price for shares purchased by employees under the 1995 ESPP to date is approximately $2.74. As of December 31, 2002, approximately 264 employees were eligible to participate in the 1995 ESPP.

PURPOSE

     The purpose of the 1995 ESPP is to provide employees with an opportunity to purchase ScanSoft common stock through accumulated payroll deductions. Employees make such purchases by participation in regular offering periods from which they may withdraw at any time.

ADMINISTRATION

     The 1995 ESPP may be administered by the ScanSoft board of directors or a committee appointed by the ScanSoft board of directors. Currently the 1995 ESPP is administered by the ScanSoft board of directors. The ScanSoft board of directors or its committee has full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the 1995 ESPP, to construe and interpret the 1995 ESPP, and to make all other determinations necessary or advisable for the administration of the 1995 ESPP.

ELIGIBILITY

     Any person who, on the first day of an offering period, is customarily employed by ScanSoft for at least 20 hours per week and more than five months in any calendar year is eligible to participate in the 1995 ESPP.

OFFERING DATES

     In general, the 1995 ESPP is implemented by a series of offering periods of 12 months duration, with new offering periods commencing on or about February 16 and August 16 of each year. Each offering period consists of two consecutive purchase periods of six months duration, with the last day of such period being designated a purchase date. The ScanSoft board of directors has the power to change the duration and frequency of the offering and purchase periods with respect to future offerings without stockholder approval if such change is announced at least fifteen days prior to the scheduled beginning of the first offering or purchase period to be affected.

PARTICIPATION IN THE PLAN

     Eligible employees may participate in the 1995 ESPP by completing an enrollment form provided by ScanSoft and filing it with ScanSoft prior to the applicable offering date, unless a later time for filing the enrollment form is set by the ScanSoft board of directors for all eligible employees with respect to a given offering. The enrollment form currently authorizes payroll deductions of not less than 1% and not more than 12% of the participant's eligible compensation on the date of the purchase.

PURCHASE PRICE

     The purchase price per share sold under the 1995 ESPP is a price equal to the lower of 85% of the fair market value of the common stock at the beginning of the offering period or the purchase date. The fair market value is the per share closing price of the common stock on the NASDAQ National Market as of such date reported by NASDAQ.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may be up to 12% of a participant's eligible compensation received on each payday during the offering period. Eligible compensation is defined in the 1995 ESPP to include the regular straight time gross earnings excluding payments for overtime, shift premium, incentive compensation, bonuses and commissions. A participant may discontinue his or her participation in the 1995 ESPP at any time during the offering period prior to a purchase date, and may decrease the rate of his or her payroll deductions once during the offering period by completing and filing a new enrollment form. No interest accrues on the payroll deductions of a participant in the 1995 ESPP.

PURCHASE OF STOCK; EXERCISE OF OPTION

     By executing an enrollment form to participate in the 1995 ESPP, the participant is entitled to have shares placed under option. Unless the participant's participation is discontinued, each participant's option for the purchase of shares will be exercised automatically at the end of each purchase period at the applicable price. Notwithstanding the foregoing, no participant shall be permitted to subscribe for shares under the 1995 ESPP if immediately after the grant of the option he or she would own 5% or more of the voting power or value of all classes of ScanSoft's stock or of any of ScanSoft's subsidiaries (including stock which may be purchased under the 1995 ESPP or pursuant to any other options), nor shall any participant be granted an option which would permit the participant to buy pursuant to all of ScanSoft's employee stock purchase plans more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

TERMINATION OF EMPLOYMENT

     Upon termination of a participant's continuous status as an employee prior to the purchase date of an offering period for any reason, including retirement or death, he or she will be deemed to have elected to withdraw from the Plan and the contributions credited to his or her account but not yet used to exercise his or her option under the Plan will be returned to him or her.

NONTRANSFERABILITY

     No rights or accumulated payroll deductions of a participant under the 1995 ESPP may be pledged, assigned or transferred for any reason.

AMENDMENT AND TERMINATION OF THE PLAN

     The board of directors may at any time amend or terminate the 1995 ESPP, except that such termination shall not affect options previously granted.

CERTAIN FEDERAL INCOME TAX INFORMATION

     The following brief summary of the effect of federal income taxation upon the participant and ScanSoft with respect to the shares purchased under the 1995 ESPP does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

     The 1995 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ScanSoft ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. ScanSoft generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

VOTE REQUIRED; RECOMMENDATION OF THE SCANSOFT BOARD OF DIRECTORS

     The proposal to amend the ScanSoft 1995 ESPP requires the affirmative vote of a majority of the votes of ScanSoft common stock, voting as a single class, cast at the ScanSoft special meeting.

     THE SCANSOFT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SCANSOFT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT OF THE SCANSOFT 1995 EMPLOYEE STOCK PURCHASE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information, as of December 31, 2002 concerning shares of common stock authorized for issuance under all of ScanSoft's equity compensation plans (shares in thousands).

                                                                                      (C)
                                                                              NUMBER OF SECURITIES
                                           (A)                              REMAINING AVAILABLE FOR
                                        NUMBER OF              (B)           FUTURE ISSUANCE UNDER
                                     SECURITIES TO BE   WEIGHTED AVERAGE      EQUITY COMPENSATION
                                       ISSUED UPON      EXERCISE PRICE OF       PLANS (EXCLUDING
                                       EXERCISE OF         OUTSTANDING      SECURITIES REFLECTED IN
                                         OPTIONS             OPTIONS              COLUMN (A))
                                     ----------------   -----------------   ------------------------
Equity compensation plans approved
  by shareholders..................      7,823,849(1)         $2.89                2,542,230(2)
Equity compensation plans not
  approved by shareholders.........      7,321,858(3)         $3.54                  651,779
                                        ----------            -----                ---------
Total equity compensation
  plans(4).........................     15,145,707            $3.20                3,194,009
                                        ==========            =====                =========

---------------
(1) Includes 522,816 stock options that ScanSoft assumed in connection with the Caere acquisition.

(2) Of these shares, 311,612 shares remain available for purchase under the 1995 ESPP.

(3) Includes a non-plan option granted to Paul Ricci (1,500,000 shares) and a non-plan option granted to Michael Tivnan (10,000 shares).

(4) See the section entitled "ScanSoft Compensation Plans" for a description of ScanSoft's equity compensation plans.

                      SELECTED FINANCIAL DATA OF SCANSOFT

     The following selected consolidated financial data is not necessarily indicative of the results of future operations and should be read in conjunction with "ScanSoft's Management's Discussion and Analysis of Financial Condition and Results of Operations" and ScanSoft's consolidated financial statements and related notes included elsewhere in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 171. This selected consolidated financial data reflects the adoption of EITF 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products), as described in Note 2 to the Notes to the Consolidated Financial Statements included elsewhere in the joint proxy statement/prospectus.

     The statement of operations data for the years ended December 31, 2002, 2001, and 2000 and the balance sheet data as of December 31, 2002 and 2001 have been derived from ScanSoft's consolidated financial statements audited by PricewaterhouseCoopers LLP, independent accountants, included elsewhere in this joint proxy statement/prospectus. The statement of operations data for the three months ended March 31, 2003 and 2002 and the balance sheet data as of March 31, 2003 have been derived from ScanSoft's unaudited consolidated financial statements included elsewhere in this joint proxy statement/ prospectus, which in the opinion of ScanSoft's management, reflect all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations for these periods.

     On March 2, 1999, ScanSoft's predecessor acquired ScanSoft, Inc., an indirect wholly owned subsidiary of Xerox Corporation. On June 30, 1999, ScanSoft acquired certain assets and liabilities of MetaCreations Corporation. On March 13, 2000, ScanSoft acquired Caere Corporation. On December 12, 2001, ScanSoft acquired substantially all of the speech and language technology operations of Lernout & Hauspie Speech Products N.V. ("L&H"). On January 30, 2003, ScanSoft acquired the Philips Speech Processing Telephony and Voice Control business units of Royal Philips Electronics ("PSP"). These acquisitions were each accounted for under the purchase method of accounting. Accordingly, the results of operations from the ScanSoft, MetaCreations, Caere, L&H and PSP acquisitions are included in ScanSoft's results of operations from the applicable acquisition dates.

     Through December 1998, ScanSoft developed and sold scanner hardware and software products. On January 6, 1999, ScanSoft sold its hardware business. Accordingly, the results of the hardware business are included in ScanSoft's results of operations through the date of disposal.

                                    THREE MONTHS ENDED
                                         MARCH 31,                     YEAR ENDED DECEMBER 31,
                                    -------------------   --------------------------------------------------
                                      2003       2002       2002       2001       2000      1999      1998
                                    --------   --------   --------   --------   --------   -------   -------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Total revenue.....................  $27,836    $23,765    $106,619   $ 62,717   $ 47,961   $31,629   $79,070
                                    -------    -------    --------   --------   --------   -------   -------
Costs and expenses:
  Cost of revenue.................    4,302      4,129      16,419     12,849     12,692     7,602    59,370
  Cost of revenue from
    amortization of intangible
    assets........................    2,057      3,542       9,470     14,192     11,569     1,405        --
  Research and development........    7,177      6,986      27,633     13,968     14,967     6,920     4,408
  Selling, general and
    administrative................   13,261      9,711      43,771     25,311     27,111    14,509    19,150
  Amortization of goodwill and
    other intangible assets(1)....      361        957       1,682     13,328     11,017       516        --
  Restructuring and other charges,
    net(2)(3).....................      529      1,041       1,041         --      4,811       346        --

                                    THREE MONTHS ENDED
                                         MARCH 31,                     YEAR ENDED DECEMBER 31,
                                    -------------------   --------------------------------------------------
                                      2003       2002       2002       2001       2000      1999      1998
                                    --------   --------   --------   --------   --------   -------   -------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
  Acquired in-process research and
    development(4)................       --         --          --         --     18,291     3,944        --
                                    -------    -------    --------   --------   --------   -------   -------
  Total costs and expenses........   27,687     26,366     100,016     79,648    100,458    35,242    82,928
                                    -------    -------    --------   --------   --------   -------   -------
Income (loss) from operations.....      149     (2,601)      6,603    (16,931)   (52,497)   (3,613)   (3,858)
Other income (expense), net.......       22        (75)        (16)      (263)      (282)    1,015        53
                                    -------    -------    --------   --------   --------   -------   -------
Income (loss) before income
  taxes...........................      171     (2,676)      6,587    (17,194)   (52,779)   (2,598)   (3,805)
Provision for (benefit from)
  income taxes....................       95        206         254       (317)       472       150        --
                                    -------    -------    --------   --------   --------   -------   -------
Net income (loss).................  $    76    $(2,882)   $  6,333   $(16,877)  $(53,251)  $(2,748)  $(3,805)
                                    =======    =======    ========   ========   ========   =======   =======
Net income (loss) per share: basic
  and diluted.....................  $  0.00    $ (0.05)   $   0.09   $  (0.34)  $  (1.26)  $ (0.11)  $ (0.19)
                                    =======    =======    ========   ========   ========   =======   =======
Weighted average common shares
  outstanding:
  Basic...........................   67,689     62,304      67,010     49,693     42,107    25,630    19,728
                                    =======    =======    ========   ========   ========   =======   =======
  Diluted.........................   77,220     62,304      72,796     49,693     42,107    25,630    19,728
                                    =======    =======    ========   ========   ========   =======   =======

                                     AS OF                               AS OF DECEMBER 31,
                                   MARCH 31,             --------------------------------------------------
                                     2003                  2002       2001       2000      1999      1998
                                   ---------             --------   --------   --------   -------   -------
                                                                           (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash, cash equivalents and
  short-term investments.........  $ 20,277              $ 18,853   $ 14,324   $  2,633   $ 5,224   $ 8,123
Working capital (deficit)........     5,314                16,842      9,318     (6,484)    7,031     6,569
Total assets.....................   197,756               143,690    142,070    109,480    29,982    28,445
Long-term liabilities............    30,969                   725      6,370      2,172        --        91
Total stockholders' equity.......  $125,625              $119,378   $114,534   $ 87,461   $21,924   $ 7,582

---------------

(1) See Notes 4 and 5 to Notes to Consolidated Financial Statements.

(2) See Note 8 to Notes to Consolidated Financial Statements.

(3) See Note 9 to Notes to Unaudited Consolidated Financial Statements.

(4) See Note 18 to Notes to Consolidated Financial Statements.

                SELECTED QUARTERLY OPERATING RESULTS OF SCANSOFT

     The following table sets forth unaudited quarterly consolidated statement of operations data for the nine quarters ended March 31, 2003 as well as the percentage of total revenue represented by each item. The information for each of these quarters has been prepared on substantially the same basis as the audited financial statements included elsewhere in this joint proxy statement/prospectus, and, in the opinion of ScanSoft's management, includes all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of operations for such periods. This quarterly information reflects the adoption of EITF 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products), as described in Note 2 to the Notes to the Consolidated Financial Statements included elsewhere in the joint proxy statement/prospectus. The financial data as presented in table should be read in conjunction with such consolidated financial statements. These quarterly operating results are not necessarily indicative of the operating results for the full year ending December 31, 2003 or any future period.

                                                                         QUARTER ENDED
                               --------------------------------------------------------------------------------------------------
                               MAR. 31,   DEC. 31,   SEPT. 30,   JUNE 30,   MAR. 31,   DEC. 31,   SEPT. 30,   JUNE 30,   MAR. 31,
                                 2003       2002       2002        2002       2002       2001       2001        2001       2001
                               --------   --------   ---------   --------   --------   --------   ---------   --------   --------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Total revenue................  $27,836    $28,435     $28,235    $26,184    $23,765    $18,587     $16,765    $14,864    $12,501
Costs and expenses:
Cost of revenue..............    4,302      3,482       4,199      4,609      4,129      3,634       3,497      2,828      2,890
Cost of revenue from
  amortization of intangible
  assets.....................    2,057      1,976       1,976      1,976      3,542      3,656       3,512      3,512      3,512
Research and development.....    7,177      6,323       7,257      7,067      6,986      3,952       3,581      3,238      3,197
Selling, general and
  administrative.............   13,261     11,720      11,412     10,928      9,711      6,367       6,545      6,113      6,286
Amortization of goodwill and
  other intangible
  assets(1)..................      361        236         236        253        957      3,364       3,321      3,321      3,322
Restructuring and other
  charges, net(2)(3).........      529         --          --         --      1,041         --          --         --         --
                               -------    -------     -------    -------    -------    -------     -------    -------    -------
Total costs and expenses.....   27,687     23,737      25,080     24,833     26,366     20,973      20,456     19,012     19,207
                               -------    -------     -------    -------    -------    -------     -------    -------    -------
Income (loss) from
  operations.................      149      4,698       3,155      1,351     (2,601)    (2,386)     (3,691)    (4,148)    (6,706)
Other income (expense),
  net........................       22        162        (168)        65        (75)      (137)         12         (5)      (133)
                               -------    -------     -------    -------    -------    -------     -------    -------    -------
Income (loss) before income
  taxes......................      171      4,860       2,987      1,416     (2,676)    (2,523)     (3,679)    (4,153)    (6,839)
Provision for (benefit from)
  income taxes...............       95        420         162       (534)       206       (155)       (465)       242         61
                               -------    -------     -------    -------    -------    -------     -------    -------    -------
Net income (loss)............  $    76    $ 4,440     $ 2,825    $ 1,950    $(2,882)   $(2,368)    $(3,214)   $(4,395)   $(6,900)
                               =======    =======     =======    =======    =======    =======     =======    =======    =======
Net income (loss) per share:
  Basic......................  $  0.00    $  0.07     $  0.04    $  0.03    $ (0.05)   $ (0.04)    $ (0.06)   $ (0.09)   $ (0.15)
                               =======    =======     =======    =======    =======    =======     =======    =======    =======
  Diluted....................  $  0.00    $  0.06     $  0.04    $  0.03    $ (0.05)   $ (0.04)    $ (0.06)   $ (0.09)   $ (0.15)
                               =======    =======     =======    =======    =======    =======     =======    =======    =======
Weighted average common
  shares outstanding:
  Basic......................   67,689     66,709      67,865     67,595     62,304     52,858      50,875     48,939     46,100
                               =======    =======     =======    =======    =======    =======     =======    =======    =======
  Diluted....................   77,220     73,850      74,787     76,677     62,304     52,858      50,875     48,939     46,100
                               =======    =======     =======    =======    =======    =======     =======    =======    =======

                                                                         QUARTER ENDED
                               --------------------------------------------------------------------------------------------------
                               MAR. 31,   DEC. 31,   SEPT. 30,   JUNE 30,   MAR. 31,   DEC. 31,   SEPT. 30,   JUNE 30,   MAR. 31,
                                 2003       2002       2002        2002       2002       2001       2001        2001       2001
                               --------   --------   ---------   --------   --------   --------   ---------   --------   --------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
AS A PERCENTAGE OF TOTAL
  REVENUE:
Total revenue................    100.0%     100.0%      100.0%     100.0%     100.0%     100.0%      100.0%     100.0%     100.0%
Costs and expenses:
Cost of revenue..............     15.5       12.3        14.9       17.6       17.4       19.5        20.9       19.1       23.0
Cost of revenue from
  amortization of intangible
  assets.....................      7.4        7.0         7.0        7.5       14.9       19.5        20.9       23.6       28.0
Research and development.....     25.8       22.2        25.7       27.0       29.3       21.1        21.4       21.9       25.5
Selling, general and
  administrative.............     47.6       41.2        40.4       41.7       40.9       34.3        39.0       41.1       50.1
Amortization of goodwill and
  other intangible assets....      1.3        0.8         0.8        1.0        4.0       18.1        19.8       22.3       26.5
Restructuring and other
  charges, net...............      1.9        0.0          --         --        4.4         --          --         --         --
                               -------    -------     -------    -------    -------    -------     -------    -------    -------
Total costs and expenses.....     99.5       83.5        88.8       94.8      110.9      112.5       122.0      128.0      153.1
                               -------    -------     -------    -------    -------    -------     -------    -------    -------
Income (loss) from
  operations.................      0.5       16.5        11.2        5.2      (10.9)     (12.5)      (22.0)     (28.0)     (53.1)
Other income (expense),
  net........................      0.0        0.6        (0.6)       0.2       (0.3)      (0.7)        0.1        0.0       (1.1)
                               -------    -------     -------    -------    -------    -------     -------    -------    -------
Income (loss) before income
  taxes......................      0.5       17.1        10.6        5.4      (11.2)     (13.2)      (21.9)     (28.0)     (54.2)
Provision for (benefit from)
  income taxes...............      0.3        1.5         0.6       (2.0)       0.9       (0.8)       (2.7)       1.6        1.0
                               -------    -------     -------    -------    -------    -------     -------    -------    -------
Net income (loss)............      0.2%      15.6%       10.0%       7.4%     (12.1)%    (12.4)%     (19.2)%    (29.6)%    (55.2)%
                               =======    =======     =======    =======    =======    =======     =======    =======    =======

---------------

(1) See Notes 4 and 5 to Notes to Consolidated Financial Statements.

(2) See Note 8 to Notes to Consolidated Financial Statements.

(3) See Note 9 to Notes to Unaudited Consolidated Financial Statements.

                     SELECTED FINANCIAL DATA OF SPEECHWORKS

     The following selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of SpeechWorks and related notes thereto included in SpeechWorks annual reports, quarterly reports and other information on file with the SEC. See "Where You Can Find More Information" on page 171.

     The statement of operations data for the years ended December 31, 2002, 2001, and 2000 and the balance sheet data as of December 31, 2002 and 2001 have been derived from SpeechWorks' consolidated financial statements audited by PricewaterhouseCoopers LLP, independent accountants, which have been incorporated by reference in this joint proxy statement/ prospectus. The statement of operations data for the years ended December 31, 1999 and 1998 and the balance sheet data as of December 31, 2000, 1999 and 1998 have been derived from SpeechWorks' consolidated financial statements audited by PricewaterhouseCoopers LLP, independent accountants, which are not included elsewhere in this joint proxy statement/ prospectus. The statement of operations data for the three months ended March 31, 2003 and 2002 and the balance sheet data as of March 31, 2003 have been derived from SpeechWorks' unaudited consolidated financial statements, which have been incorporated by reference in this joint proxy statement/ prospectus, and in the opinion of SpeechWorks' management, reflect all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations for these periods.

     On January 1, 2002, SpeechWorks adopted Statement of Accounting Standards No. 142, Goodwill and Intangible Assets and ceased amortizing goodwill. During the year ended December 31, 2001, SpeechWorks' operating results included $2,677,000 of goodwill amortization expense; there was no goodwill amortization recorded in years prior to 2001. In addition, certain amounts of SpeechWorks' financial statements for the years prior to December 31, 2002 have been reclassified to conform to the presentation in the financial statements for the year ended December 31, 2002. These reclassifications had no effect on reported net loss.

                                  THREE MONTHS ENDED
                                      MARCH 31,                       YEAR ENDED DECEMBER 31,
                                 --------------------   ---------------------------------------------------
                                   2003        2002       2002       2001       2000       1999      1998
                                 ---------   --------   --------   --------   --------   --------   -------
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Revenue:
  Product licenses.............   $ 4,066    $  4,595   $ 17,773   $ 25,837   $ 16,356   $  3,680   $ 1,567
  Professional services........     5,413       5,205     19,663     16,561     11,509      5,944     2,873
  Other revenues...............       280         349      1,873      3,051      2,681      4,387     1,410
  Non-cash stock
    compensation...............    (1,028)       (676)    (3,302)    (2,313)    (1,208)        --        --
                                  -------    --------   --------   --------   --------   --------   -------
Total revenue..................     8,731       9,473     36,007     43,136     29,338     14,011     5,850
                                  -------    --------   --------   --------   --------   --------   -------
Costs of revenue:
  Cost of product licenses.....       103          36        307        350        214        153        52
  Cost of professional
    services: non-cash
    compensation...............       120         154        554        617        538        139        --
    all other expenses.........     3,636       3,178     12,776     13,363     10,796      4,991     1,982
  Cost of other revenues.......       301         365      1,991      2,512      1,844      2,987       890
  Amortization of purchased
    technology.................       374         283      1,284      1,131         --         --        --
                                  -------    --------   --------   --------   --------   --------   -------
Total cost of revenue..........     4,534       4,016     16,912     17,973     13,392      8,270     2,924
                                  -------    --------   --------   --------   --------   --------   -------
Gross profit...................     4,197       5,457     19,095     25,163     15,946      5,741     2,926
                                  -------    --------   --------   --------   --------   --------   -------

                                  THREE MONTHS ENDED
                                      MARCH 31,                       YEAR ENDED DECEMBER 31,
                                 --------------------   ---------------------------------------------------
                                   2003        2002       2002       2001       2000       1999      1998
                                 ---------   --------   --------   --------   --------   --------   -------
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating expenses:
  Selling and marketing:
    non-cash stock
    compensation...............       345         990      2,859      4,347      2,110        225        --
    all other expenses.........     5,774       7,721     29,726     30,846     21,906      9,254     3,867
  Research and development:
    non-cash stock
    compensation...............       106         140        527        559        472         97        --
    all other expenses.........     2,800       4,021     14,674     17,076     10,596      5,164     1,881
  General and administrative:
    non-cash compensation......        76         106        368        425        398         47        --
    all other expenses.........     2,969       3,194     11,467     15,963     11,079      6,693     3,157
  Amortization of intangible
    assets.....................       958         958      3,832      6,509      1,916         --        --
  Restructuring costs..........       687          --      8,006         --         --         --        --
                                  -------    --------   --------   --------   --------   --------   -------
Total operating expenses.......    13,715      17,130     71,459     75,725     48,477     21,480     8,905
                                  -------    --------   --------   --------   --------   --------   -------
Loss from operations...........    (9,518)    (11,673)   (52,364)   (50,562)   (32,531)   (15,739)   (5,979)
Interest and other income,
  net..........................        88         172        292      3,758      3,244        276       219
                                  -------    --------   --------   --------   --------   --------   -------
Loss before income taxes.......    (9,430)    (11,501)   (52,072)   (46,804)   (29,287)   (15,463)   (5,760)
Benefit from (provision for)
  income taxes.................       (35)         67       (175)        45        309         --        --
                                  -------    --------   --------   --------   --------   --------   -------
Net loss.......................    (9,395)    (11,568)   (51,897)   (46,849)   (29,596)   (15,463)   (5,760)
                                  =======    ========   ========   ========   ========   ========   =======
Accretion and deemed dividends
  on redeemable convertible
  preferred shareholders.......        --          --         --         --     (6,955)    (1,904)     (789)
                                  -------    --------   --------   --------   --------   --------   -------
Net loss attributable to common
  stockholders.................   $(9,395)   $(11,568)  $(51,897)  $(46,849)  $(36,551)  $(17,367)  $(6,549)
                                  =======    ========   ========   ========   ========   ========   =======
Basic and diluted net loss per
  common share.................   $ (0.28)   $  (0.36)  $  (1.58)  $  (1.46)  $  (2.29)  $  (3.28)  $ (1.44)
                                  =======    ========   ========   ========   ========   ========   =======
Shares used in computing basic
  and diluted net loss per
  common share.................    33,152      32,426     32,750     31,981     15,935      5,298     4,537
                                  =======    ========   ========   ========   ========   ========   =======

                                  AS OF                                 AS OF DECEMBER 31,
                                MARCH 31,              ----------------------------------------------------
                                  2003                   2002       2001       2000       1999       1998
                                ---------              --------   --------   --------   --------   --------
                                                                          (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET
  DATA:
Cash and cash equivalents.....   $42,675               $ 46,901   $ 55,534   $ 99,203   $ 11,474   $  4,486
Marketable securities.........        --                  2,009     24,264     14,370         --         --
Working capital...............    41,579                 47,212     79,002    115,920     12,133      5,156
Total assets..................    79,338                 87,829    124,788    144,374     20,566      9,162
Long-term liabilities.........     6,763                  6,622      1,201        292        833        161
Redeemable convertible
  preferred stock.............        --                     --         --         --     43,507     17,749
Total stockholders' equity
  (deficit)...................   $57,801               $ 65,266   $107,859   $131,439   $(28,248)  $(11,457)

                     SELECTED UNAUDITED PRO FORMA COMBINED
                                 FINANCIAL DATA

     The following tables show summary unaudited pro forma financial information as if ScanSoft, SpeechWorks, and the Philips Speech Processing Telephony and Voice Control business units of Royal Philips Electronics ("PSP") had been combined as of the beginning of the period for statement of operations purposes and as if ScanSoft and SpeechWorks had been combined as of March 31, 2003 for balance sheet purposes. On January 30, 2003, ScanSoft completed the acquisition of PSP on the terms set forth in the purchase agreement dated October 7, 2002, as amended. PSP offers speech-enabled services including directory assistance, interactive voice response and voice portal applications for enterprise customers, telephony vendors and carriers through its Telephony business unit and a product portfolio including small footprint speech recognition engines for embedded applications such as voice-controlled climate, navigation and entertainment features in automotive vehicles, as well as voice dialing for mobile phones through its Voice Control business unit. The acquisition of PSP was accounted for as a purchase of a business. The consolidated balance sheet of ScanSoft at March 31, 2003 includes the assets acquired and liabilities assumed of PSP. The results of operations of PSP for the period subsequent to January 30, 2003 are included in the unaudited historical consolidated statement of operations data of ScanSoft.

     The selected unaudited pro forma combined financial data are derived from the unaudited pro forma combined financial statements, which give effect to ScanSoft's acquisition of PSP in January 2003 and the proposed merger of ScanSoft and SpeechWorks using the purchase method of accounting and should be read in conjunction with the unaudited pro forma combined financial statements and the notes thereto included in this joint proxy statement/prospectus. The unaudited pro forma combined financial data are based on estimates and assumptions, which are preliminary and have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the acquisitions of PSP and SpeechWorks are derived from the estimated purchase price and estimated fair values of the assets acquired and liabilities assumed. The final determination of purchase price, fair value of the assets acquired and liabilities assumed and resulting goodwill may differ significantly from that reflected in the pro forma statement of operations and balance sheet. The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of January 1, 2002 for the statement of operations or March 31, 2003 for the balance sheet, respectively, nor are the pro forma data necessarily indicative of future operating results or financial position.

     The selected unaudited pro forma combined financial data should be read in conjunction with the unaudited pro forma combined financial statements and related notes thereto, the historical consolidated financial statements of ScanSoft and PSP, and related notes thereto, and "ScanSoft's Management's Discussion and Analysis of Financial Condition and Results of Operations", included in this joint proxy statement/prospectus, and the historical consolidated financial statements of SpeechWorks, incorporated by reference in this joint proxy statement/prospectus or as filed by SpeechWorks with the SEC. See "Where You Can Find More Information" on page 171.

                                                                                  YEAR ENDED
                                                          THREE MONTHS ENDED     DECEMBER 31,
                                                            MARCH 31, 2003           2002
                                                         --------------------   --------------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA
  Revenue:
  Product licenses.....................................         $31,698            $134,550
  Professional services................................           5,300              19,371
  Related party........................................           1,444               6,023
  Other revenues.......................................             269               1,787
  Non-cash stock compensation..........................          (1,028)             (3,302)
                                                                -------            --------
Total revenue..........................................          37,683             158,429
                                                                -------            --------
Costs of revenue:
  Cost of product licenses.............................           4,414              19,079
  Cost of professional services: non-cash
     compensation......................................             120                 554
     all other expenses................................           3,636              12,776
  Cost of other revenues...............................             301               1,991
  Cost of revenue from amortization of intangible
     assets............................................           2,230              10,485
  Research and development: non-cash stock
     compensation......................................             106                 527
     all other expenses................................          10,814              52,163
  Selling general and administrative: non-cash stock
     compensation......................................             421               3,227
     all other expenses................................          22,878             100,243
  Amortization of other intangible assets..............             835               4,073
  Restructuring and other charges......................           1,216               9,047
                                                                -------            --------
Total costs and expenses...............................          46,971             214,165
                                                                -------            --------
Loss from operations...................................          (9,288)            (55,736)
Other income (expense), net............................              86                  (7)
                                                                -------            --------
Loss before income taxes...............................          (9,202)            (55,743)
Provision for income taxes.............................              60                  79
                                                                -------            --------
Net loss...............................................         $(9,262)           $(55,822)
                                                                =======            ========
Net loss per common share:
  Basic and diluted....................................         $ (0.10)           $  (0.60)
Weighted average common shares:
  Basic and diluted....................................          94,902              93,202

                                                                  AS OF
                                                              MARCH 31, 2003
                                                              --------------
                                                              (IN THOUSANDS)
PRO FORMA COMBINED BALANCE SHEET DATA:
Cash and cash equivalents...................................     $ 65,470
Working capital.............................................       45,734
Total assets................................................      390,910
Long-term liabilities.......................................       39,708
Total stockholders' equity..................................      292,232

                   ADDITIONAL INFORMATION CONCERNING SCANSOFT

SCANSOFT'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  RECENT DEVELOPMENTS

     On January 3, 2003, ScanSoft paid $3.3 million in full settlement of all principal and accrued interest on the promissory note issued in connection with its acquisition of substantially all of the speech and language technology operations of Lernout & Hauspie Speech Products N.V. ("L&H") on December 12, 2001. Additionally, on December 18, 2002, ScanSoft issued 81,900 and 68,100 shares of its common stock to L&H and L&H Holdings USA, Inc., respectively. These shares were issued in accordance with the terms and conditions of the share repurchase agreement entered into with L&H in September 2002.

     On January 30, 2003, ScanSoft completed the acquisition of the Speech Processing Telephony and Voice Control business units of Royal Philips Electronics N.V. ("Philips"), and related intellectual property, on the terms set forth in the purchase agreement dated October 7, 2002, as amended. The Telephony business unit offers speech-enabled services, including directory assistance, interactive voice response and voice portal applications for enterprise customers, telephony vendors and carriers. The Voice Control business unit offers a product portfolio including small footprint speech recognition engines for embedded applications such as voice-controlled climate, navigation and entertainment features in automotive vehicles, as well as voice dialing for mobile phones. As consideration for these business units and intellectual property, ScanSoft paid 3.1 million euros ($3.4 million) in cash at closing, subject to adjustment in accordance with the provisions of the purchase agreement, as amended, and agreed to pay an additional 1.0 million euros in cash prior to December 31, 2003, issued a 5.0 million euro note due December 31, 2003 and bearing 5.0% interest per annum and issued a $27.5 million three-year, zero-interest subordinated debenture, convertible at any time at Philips' option into shares of ScanSoft common stock at $6.00 per share. ScanSoft anticipates that all related adjustments will be completed no later than December 31, 2003. The technology acquired includes several speech recognition and voice control products. In conjunction with the acquisition, the business operations of ScanSoft were significantly restructured, which has caused disruption in the employee and customer base of ScanSoft. The Philips operations had consisted of approximately 250 employees of which ScanSoft hired only 116. Based on its prior acquisition experience, ScanSoft expects revenue and earnings to be weighted toward the second half of the year as ScanSoft completes the integration of its sales team and re-engages Philip customers, partners and channels.

     On February 14, 2003, ScanSoft completed an underwritten public offering of 7,184,406 shares of its common stock at $3.80 per share. Of the total shares sold, 6,184,406 shares were sold on behalf of L&H and L&H Holdings USA, Inc. ScanSoft sold 1,000,000 common shares and received gross proceeds of $3.8 million. On March 12, 2003, ScanSoft received $4.1 million of gross proceeds from the exercise of the over allotment option of 1,072,500 shares granted to the underwriters as part of the underwritten offering. After considering offering costs, the net proceeds of the underwritten public offering amounted to approximately $5.5 million.

     On April 24, 2003, ScanSoft announced it had entered into a merger agreement to acquire SpeechWorks. Upon the closing of the merger, ScanSoft intends to initiate the repurchase of up to $25 million of ScanSoft common stock, provided that ScanSoft will not repurchase more than 20% of the number of shares of ScanSoft common stock issued to SpeechWorks stockholders in the merger. Repurchases of stock will occur from time to time on the open market or in privately negotiated transactions. The timing and amount of any shares repurchased will be determined by ScanSoft's management based on its evaluation of market conditions and other factors. The repurchase program is expected to extend for a period of twelve months following the closing of the merger and may be suspended or discontinued at any time. Any repurchased shares will be available for use in connection with general corporate purposes.

  RESULTS OF OPERATIONS

     The following table presents, as a percentage of total revenue, certain selected financial data for the three months ended March 31, 2003 and 2002 and for each of the three years in the period ended December 31:

                                             THREE MONTHS ENDED
                                                  MARCH 31         YEAR ENDED DECEMBER 31,
                                             ------------------   -------------------------
                                              2003        2002     2002     2001     2000
                                             ------      ------   ------   ------   -------
Total revenue..............................  100.0%      100.0%   100.0%   100.0%    100.0%
Costs and expenses:
  Cost of revenue..........................   15.5        17.4     15.4     20.5      26.5
  Cost of revenue from amortization of
     intangible assets.....................    7.4        14.9      8.9     22.6      24.1
  Research and development.................   25.8        29.3     25.9     22.3      31.2
  Selling, general and administrative......   47.6        40.9     41.1     40.4      56.5
  Amortization of goodwill and other
     intangible assets(1)(4)...............    1.3         4.0      1.6     21.3      22.9
  Restructuring and other charges,
     net(2)(5).............................    1.9         4.4      0.9       --      10.0
  Acquired in-process research and
     development(3)........................     --          --       --       --      38.1
                                             -----       -----    -----    -----    ------
  Total costs and expenses.................   99.5       110.9     93.8    127.1     209.3
                                             -----       -----    -----    -----    ------
  Income (loss) from operations............    0.5       (10.9)     6.2    (27.1)   (109.3)
  Other income (expense), net..............    0.0        (0.3)      --     (0.4)     (0.6)
                                             -----       -----    -----    -----    ------
  Income (loss) before income taxes........    0.5       (11.2)     6.2    (27.5)   (109.9)
  Provision for (benefit from) income
     taxes.................................    0.3         0.9      0.2     (0.5)      1.0
                                             -----       -----    -----    -----    ------
  Net income (loss)........................    0.2%      (12.1)%    6.0%   (27.0)%  (110.9)%
                                             =====       =====    =====    =====    ======

---------------

(1) See Notes 4 and 5 of Notes to Consolidated Financial Statements.

(2) See Note 8 of Notes to Consolidated Financial Statements.

(3) See Note 18 of Notes to Consolidated Financial Statements.

(4) See Notes 6 and 7 to Unaudited Consolidated Financial Statements.

(5) See Note 9 to Unaudited Consolidated Financial Statements.

GENERAL

     ScanSoft derives its revenue from sales of its software products to customers through distribution partners and value-added resellers, royalty revenues from OEM partners, license fees from sales of its products to customers and from services, primarily maintenance associated with software license transactions.

     Sales of its software products through distributors and value-added resellers provide rights of return for as long as the distributors or resellers hold the inventory. As a result, ScanSoft recognizes revenues from sales to distributors and resellers only when products have been sold by the distributors or resellers to retailers and end-users. Title and risk of loss pass to the distributor or reseller upon shipment, at which time the transaction is invoiced and payment is due. Based on reports from distributors and resellers of their inventory balances at the end of each period, ScanSoft records an allowance against accounts receivable for the sales price of all inventory subject to return. If ScanSoft experiences significant returns from distributors or resellers, its liquidity may be adversely impacted. ScanSoft makes an estimate of sales returns by retailers or by end users, whether to ScanSoft directly or through ScanSoft's distributors or resellers based on historical returns experience. The provision for these estimated returns is recorded as a reduction of revenue at the time that the related revenue is recorded. Historically, ScanSoft has not experienced significant returns from retailers or end-users. If actual returns differ significantly from its estimates, such differences could have a material impact on the results of operations for the period in which the actual returns become known.

     Royalty revenue derived from sales to OEM customers is recognized when software copies are deployed based upon reports of actual deployments received from OEM customers and payment is due.

     Cost of revenue consists primarily of material and fulfillment costs, third-party royalties, salaries for product support personnel, and engineering costs associated with certain contracts which are accounted for under the percentage-of-completion method of accounting.

     Cost of revenue from amortization of intangible assets includes the amortization of acquired patents and core and completed technology.

     Research and development expense consists primarily of salary and benefits costs of engineers. ScanSoft believes that the development of new products and the enhancement of existing products are essential to its success. Accordingly, ScanSoft plans to continue to invest in research and development activities. To date, ScanSoft has not capitalized any development costs as the cost incurred after technological feasibility but before release of product has not been significant.

     Selling expenses include salaries, commissions, advertising, direct mail, public relations, trade shows, travel and other related sales and marketing expenses. General and administrative expenses include personnel costs for administration, finance, human resources, information systems and general management, in addition to legal and accounting expenses and other professional services. ScanSoft attempts to control selling, general and administrative expense; however, if revenue continues to grow, ScanSoft expects selling, general and administrative expense to increase to support its growing operations. In addition, ScanSoft may increase selling, general and administrative expenses in advance of revenue to support expected future revenue growth in specific product lines or geographic regions.

     Amortization of other intangible assets excludes amortization of acquired patents and core and completed technology which is included in cost of revenue from amortization of intangible assets.

CRITICAL ACCOUNTING POLICIES

  GENERAL

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. On an ongoing basis, ScanSoft evaluates its estimates and judgments, including those related to revenue recognition, including estimating valuation allowances (specifically sales returns and other allowances); the recoverability of intangible assets, including goodwill; and valuation allowances for deferred tax assets. Actual amounts could differ significantly from these estimates. ScanSoft bases its estimates and judgments on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the amounts of revenue and expenses that are not readily apparent from other sources.

     ScanSoft believes the following critical accounting policies most significantly affect the portrayal of its financial condition and results of operations and require its most difficult and subjective judgments.

  REVENUE RECOGNITION

     ScanSoft derives its revenue from sales of its software products to customers through distribution partners and value-added resellers, royalty revenues from OEM partners, license fees from sales of its

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

products to customers and from services, primarily maintenance associated with software license transactions.

     Sales of its software products through distributors and value-added resellers provide rights of return for as long as the distributors or resellers hold the inventory. As a result, ScanSoft recognizes revenues from sales to distributors and resellers only when products have been sold by the distributors or resellers to retailers and end-users. Title and risk of loss pass to the distributor or reseller upon shipment, at which time the transaction is invoiced and payment is due. Based on reports from distributors and resellers of their inventory balances at the end of each period, ScanSoft records an allowance against accounts receivable for the sales price of all inventory subject to return. If ScanSoft experiences significant returns from distributors or resellers, its liquidity may be adversely impacted. ScanSoft makes an estimate of sales returns by retailers or by end users, whether to ScanSoft directly or through ScanSoft's distributors or resellers, based on historical returns experience. The provision for these estimated returns is recorded as a reduction of revenue at the time that the related revenue is recorded. Historically, ScanSoft has not experienced significant returns from retailers or end-users. If actual returns differ significantly from its estimates, such differences could have a material impact on the results of operations for the period in which the actual returns become known. ScanSoft's accounts receivable balance, including accounts receivable from a related party, was $20.7 million, $17.2 million and $14.3 million at March 31, 2003, December 31, 2002 and December 31, 2001, respectively. These balances are net of sales returns and other allowances of $8.6 million, $5.4 million and $5.5 million and allowances for doubtful accounts of $0.6 million, $0.5 million and $0.8 million as of March 31, 2003, December 31, 2002 and December 31, 2001, respectively.

     Royalty revenue derived from sales to OEM customers is recognized when software copies are deployed, based upon reports of actual deployments received from OEM customers, and payment is due.

     ScanSoft may enter into software license agreements that require significant modification of its software. ScanSoft recognizes revenue with respect to these agreements under the percentage-of-completion method. ScanSoft determines progress toward completion based upon costs incurred to date as compared with total estimated costs at the contract completion date. If ScanSoft's total costs significantly differ from its estimates, or ScanSoft incurs losses on these contracts, its results of operations may be materially impacted. ScanSoft did not have any significant contracts requiring customization or modification of its software at March 31, 2003.

     In accordance with EITF 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products), ScanSoft accounts for amounts paid to customers as a reduction of revenue, unless the consideration relates to an identifiable benefit and the benefit's fair value can be established, in which case ScanSoft records the consideration as an operating expense. In order to determine the appropriate classification of the marketing program costs, ScanSoft reviews the nature of the program, the documentation supporting the fair value of the program, and whether the programs could be provided independent of the sale of the goods and services. ScanSoft evaluates its marketing programs quarterly to determine whether costs meet the criteria for expense classification. Generally, its programs meet the criteria; therefore, ScanSoft does not report any material costs as a reduction of revenue. If in the future, the nature of ScanSoft's marketing programs change or could not be provided independent of the sale of the related goods or services, it may require reclassification of these programs in its statement of operations.

  VALUATION OF LONG-LIVED AND INTANGIBLE ASSETS AND GOODWILL

     ScanSoft has significant long-lived tangible and intangible assets and goodwill, which are susceptible to valuation adjustments as a result of changes in various factors or conditions. The most significant long-lived tangible and intangible assets are fixed assets, patents, core technology, and trademarks, which are amortized using the straight-line method over their estimated useful lives. The values of intangible assets, with the exception of goodwill, were initially determined by a risk-adjusted, discounted cash flow approach. ScanSoft assesses the potential impairment of identifiable intangible assets and fixed assets whenever

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

events or changes in circumstances indicate that the carrying value may not be recoverable. Factors ScanSoft considers important, which could trigger an impairment of such assets, include the following:

     - significant underperformance relative to historical or projected future operating results;

     - significant changes in the manner of or use of the acquired assets or the strategy for its overall business;

     - significant negative industry or economic trends;

     - significant decline in its stock price for a sustained period; and

     - a decline in its market capitalization below net book value.

     Future adverse changes in these or other unforeseeable factors could result in an impairment charge that would impact future results of operations and financial position in the reporting period identified.

     Effective January 1, 2002, ScanSoft adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, or SFAS 142. SFAS 142 requires, among other things, the discontinuance of goodwill amortization, the identification of reporting units for purposes of assessing potential future impairments of goodwill and the assessment of goodwill impairment at least annually, or more frequently when events and circumstances occur indicating that the recorded goodwill might be impaired. ScanSoft has determined that it operates in one reporting unit.

     Significant judgments and estimates are involved in determining the useful lives of ScanSoft's intangible assets, determining what reporting units exist and assessing when events or circumstances would require an interim impairment analysis of goodwill or other long-lived assets to be performed. Changes in events or circumstances, including but not limited to technological advances or competition that could result in shorter useful lives, additional reporting units that may require alternative methods of estimating fair value, or economic or market conditions that may affect previous assumptions and estimates, could have a significant impact on ScanSoft's results of operations or financial position through accelerated amortization expense or impairment charges.

  ACCOUNTING FOR ACQUISITIONS

     ScanSoft has completed five significant business acquisitions, including the Philips acquisition on January 30, 2003, which have resulted in significant goodwill and other intangible asset balances. ScanSoft's future business strategy contemplates that it may continue to pursue additional acquisitions in the future. ScanSoft's accounting for acquisitions involves significant judgments and estimates, including primarily, but not limited to: the fair value of certain forms of consideration, the fair value of acquired intangible assets, which involve projections of future revenues and cash flows, the fair value of other acquired assets and assumed liabilities, including potential contingencies, and the useful lives and, as applicable, the reporting unit, of the assets. The impact of prior or future acquisitions on ScanSoft's financial position or results of operations may be materially impacted by the change in or initial selection of assumptions and estimates. Additionally, under SFAS 142, ScanSoft determines the fair value of the reporting unit, for purposes of the first step in its annual goodwill impairment test, based on its stock price. If prior or future acquisitions are not accretive to ScanSoft's results of operations as expected, or its stock price declines dramatically, ScanSoft may be required to complete the second step in its annual goodwill impairment test, which requires significant judgments and estimates and which may result in material impairment charges in the period in which they are determined.

  INCOME TAXES

     At December 31, 2002, ScanSoft has gross deferred tax assets of $45.6 million, which have been offset by a full valuation allowance as a result of cumulative historical losses. ScanSoft's income tax provision reflects state and foreign withholding and income taxes. ScanSoft has not incurred any significant federal income tax provision in the three months ended March 31, 2003 and 2002 or the years ended December 31, 2002, 2001 or 2000 because of the ability to fully utilize its net operating loss carry-forwards
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

or because ScanSoft did not generate taxable income. A significant portion of ScanSoft's gross deferred tax assets relates to net operating loss carry-forwards, the full utilization of which is based on a number of factors, including future profitability, if any, and potential limitations resulting from tax laws.

     ScanSoft's income tax provisions and its assessment of the realizability of its deferred tax assets involve significant judgments and estimates. If ScanSoft continues to generate taxable income through profitable operations in future years, it will be required to recognize these deferred tax assets through the reduction of the valuation allowance, which would result in a material benefit to ScanSoft's results of operations in the period in which the benefit is determined.

THREE MONTHS ENDED MARCH 31, 2003 COMPARED TO THREE MONTHS ENDED MARCH 31, 2002

  TOTAL REVENUE

     Total revenue for the three months ended March 31, 2003 increased by $4.1 million, or 17% from the comparable period in 2002. This growth in revenue was the result of revenue generated from ScanSoft's speech and language products. Revenue from ScanSoft's speech and language products was $15.2 million and $7.4 million for the three months ended March 31, 2003 and 2002, respectively. The increase of $7.8 million in speech revenue was due to an increase of $2.9 million resulting from greater market acceptance and the launch of Dragon Naturally Speaking 7.0, increased demand from OEMs for ScanSoft's Real Speak product (text to speech) of $3.3 million, and $1.9 million in incremental revenue from products acquired in the Philips acquisition, which occurred on January 30, 2003. Revenue from ScanSoft's digital capture products was $12.6 million and $16.4 million for the three months ended March 31, 2003 and 2002, respectively. The net decrease of $3.8 million in revenue from ScanSoft's digital capture products from 2002 was due primarily to the recognition in the first quarter 2002 of deferred revenue items associated with completed OEM services, and the lower sales of ScanSoft's OmniPage product, offset by the launch of PaperPort 9.0.

     Geographic revenue classification is based on the country in which the sale is invoiced. Revenue for the quarter ended March 31, 2003 was 74% North America and 26% international, versus 78% North America and 22% international for the same period 2002.

     A number of ScanSoft's OEM partners distribute their products throughout the world and do not provide ScanSoft with the geographical dispersion of their products. ScanSoft believes that, if ScanSoft were provided with this information, ScanSoft's geographical revenue classification would indicate a higher international percentage. Based on an estimate that factors ScanSoft's OEM partners' geographical revenue mix into ScanSoft's revenues generated from these OEM partners, revenue for the period ending March 31, 2003 was approximately 67% North America and 33% international versus 70% North America and 30% international for the comparable period in 2002. The increase in ScanSoft's international revenue percentage for the period ending March 31, 2003 was a direct result of ScanSoft's increased focus on international markets.

     The following table presents the breakdown of ScanSoft's total revenue by distribution channel:

                                                            QUARTER
                                                             ENDED
                                                           MARCH 31,
                                                          -----------
                                                          2003   2002
                                                          ----   ----
VAR/Retail..............................................   36%    40%
Direct..................................................   28%    22%
OEM.....................................................   36%    38%
                                                          ---    ---
                                                          100%   100%
                                                          ===    ===

     The increase in ScanSoft's direct revenues and the corresponding decrease in ScanSoft's other sales channels, as a percent of revenue, for the first quarter 2003 as compared to the same period 2002, was due to the launch of two of ScanSoft's flagship products, PaperPort 9.0 and Dragon Naturally Speaking 7.0.

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

  COST OF REVENUE

     Cost of revenue for the three months ended March 31, 2003 was $4.3 million, or 15.5% of revenue, compared to $4.1 million or 17.4% for the comparable period in 2002. The increase in cost of revenue in absolute dollars for the three-month period ended March 31, 2003 was directly attributable to the overall increase in ScanSoft's direct revenue. The decrease in cost of revenue as a percentage of total revenue was due to continued productivity gains in ScanSoft's manufacturing and fulfillment operations and an increase in higher-margin license revenue.

  COST OF REVENUE FROM AMORTIZATION OF INTANGIBLE ASSETS

     Cost of revenue from amortization of intangible assets for the three months ended March 31, 2003 was $2.1 million or 7.4% of revenue, compared to $3.5 million, or 14.9% for the comparable period in 2002. The decrease in cost of revenue from amortization of intangible assets of $1.4 million was due to $1.6 million of intangible assets that became fully amortized during fiscal year 2002. This reduction was partially offset by $0.1 million of amortization related to the Philips acquisition completed on January 30, 2003.

  RESEARCH AND DEVELOPMENT EXPENSE

     Research and development expense for the three months ended March 31, 2003 was $7.2 million, or 25.8% of revenue, compared to $7.0 million or 29.4% for the comparable period in 2002. The increase in research and development expense of $0.2 million was primarily the result of increased headcount associated with the Philips acquisition. Before consideration of the SpeechWorks acquisition, research and development expenses are expected to decline as a percentage of revenue over the remainder of the year as revenue from the Philips products grows and research and development spending is held flat.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

     Selling, general and administrative expense for the three months ended March 31, 2003 was $13.3 million, or 47.6% of revenue, compared to $9.7 million, or 40.9% for the comparable period in 2002. The increase in selling, general and administrative expense in absolute dollars was primarily the result of increased headcount costs resulting from the addition of 19 sales and marketing employees associated with the Philips acquisition. The remaining increase in general and administrative expenses is due primarily to increased legal expenses, and transition expenses associated with the Philips integration. Before consideration of the SpeechWorks acquisition, as a percentage of revenue, ScanSoft expects selling, general and administrative expenses for the full year to approximate 40% of revenue.

  AMORTIZATION OF OTHER INTANGIBLE ASSETS

     Amortization of other intangible assets for the three months ended March 31, 2003, was $0.4 million or 1.3% of revenue, compared to $1.0 million or 4.0% for the comparable period in 2002. The decrease in this amortization expense is due to $0.6 million of intangible assets that became fully amortized during fiscal year 2002. This reduction was partially offset by $0.1 million of amortization related to the Philips acquisition.

  RESTRUCTURING AND OTHER CHARGES, NET

     In connection with the Philips acquisition, ScanSoft eliminated 25 ScanSoft personnel across all functional areas, resulting in approximately $0.5 million in severance related restructuring costs in the three month period ended March 31, 2003.

     In January 2002, ScanSoft announced, and in March 2002 completed, a restructuring plan to consolidate facilities, worldwide sales organizations, research and development teams and other personnel following the L&H acquisition on December 12, 2001. As a result, ScanSoft exited certain facilities in both North America and Europe, eliminating 21 employee positions, including 12 in research and

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

development and 9 in selling, general and administrative functions. In the first quarter of 2002, ScanSoft recorded a restructuring charge in the amount of $0.6 million for severance payments to these employees and a charge of $0.4 million for certain termination fees to be incurred as a result of exiting the facilities, including the write-off of previously recorded assembled workforce assets of $0.1 million.

  INCOME (LOSS) FROM OPERATIONS

     As a result of the above factors, income from operations was $0.1 million for the three months ended March 31, 2003 or 0.5% of revenue, compared with a loss of ($2.6) million or (11.0)% for the comparable period in 2002.

  OTHER INCOME (EXPENSE), NET

     Interest income was $41,000 and $54,000 for the three months ended March 31, 2003 and 2002, respectively. Interest expense was $81,000 and $85,000 for the three months ended March 31, 2003 and 2002, respectively. Other expense for the three months ended March 31, 2003 consists primarily of foreign exchange gains of $107,000 and other expenses of $46,000, compared to foreign exchange losses of $19,000 and other expenses of $25,000 for the three months ended March 31, 2002.

  INCOME (LOSS) BEFORE INCOME TAXES

     Income before income taxes was $0.2 million for the three months ended March 31, 2003 or 0.5% of revenue, compared with a loss of ($2.7) million or (11.3)% for the comparable period in 2002.

  INCOME TAXES

     The provision for income taxes for the three months ended March 31, 2003 was $0.1 million or 0.3% of revenue, compared to $0.2 million or 0.8% in the comparable period for 2002. The provision for income taxes consists primarily of foreign tax provisions for which no net operating loss carryforwards are available to offset income and foreign withholding and state income taxes.

  NET INCOME (LOSS)

     As a result of all these factors, net income totaled $0.1 million for the three months ended March 31, 2003, compared with a loss of ($2.9) million or (12.1)% for the comparable period in 2002.

DECEMBER 31, 2002 COMPARED TO DECEMBER 31, 2001

  TOTAL REVENUE

     Total revenue for 2002 increased by $43.9 million or 70% compared to 2001. The growth in revenue for the year ended December 31, 2002 was primarily the result of revenue generated from ScanSoft's speech products. Revenue from ScanSoft's speech products was $44.2 million and $1.8 million for 2002 and 2001, respectively. The increase in speech revenue was due to the L&H acquisition, which occurred in December 2001. Revenue from ScanSoft's digital capture products was $62.4 million and $60.9 million for 2002 and 2001, respectively. The net increase of $1.5 million in revenue from ScanSoft's digital capture products from 2001 was due primarily to an increase of $3.6 million in sales of digital capture products through the channel network, partially offset by a decrease in revenue of $2.1 million from Xerox, a related party, due to the cancellation of its retail multi-function product line in late 2001.

     Geographic revenue classification is based on the country in which the sale is invoiced. Revenue for 2002 was 73% North America and 27% international, versus 79% North America and 21% international for 2001.

     A number of ScanSoft's OEM partners distribute their products throughout the world and do not provide ScanSoft with the geographical dispersion of their products. ScanSoft believes that, if it were provided with this information, its geographical revenue classification would indicate a higher international

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

percentage. Based on an estimate that factors ScanSoft's OEM partners' geographical revenue mix into ScanSoft's revenues generated from these OEM partners, revenue for 2002 was approximately 67% North America and 33% international versus 70% North America and 30% international for 2001. The increase in ScanSoft's international revenue percentage for 2002 was driven primarily from Europe and Asia and was the result of increased sales and marketing efforts and additional resellers.

     The following table presents the breakdown of ScanSoft's total revenue by distribution channel:

                                                           YEAR ENDED
                                                          DECEMBER 31,
                                                          -------------
                                                          2002    2001
                                                          -----   -----
VAR/retail..............................................    43%     45%
Direct..................................................    23%     24%
OEM.....................................................    34%     31%
                                                           ---     ---
                                                           100%    100%
                                                           ===     ===

     The increase in OEM, and the corresponding decrease in VAR/retail, as a percent of revenue for 2002 as compared to 2001, was due to the addition of speech products in 2002. OEMs represent a higher percentage of revenue for ScanSoft's speech products than for its digital capture products.

     Effective January 1, 2002, ScanSoft implemented EITF 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products). The implementation resulted in a $0.3 million reduction to total revenue and a corresponding reduction of selling, general and administrative expense for 2002. Additionally, it resulted in the reclassification of $1.1 million from selling, general and administrative expense to net revenue for 2001.

  COST OF REVENUE

     Cost of revenue for 2002 was $16.4 million or 15.4% of revenue, compared to $12.8 million or 20.5% for 2001. The increase in cost of revenue in absolute dollars for 2002 was directly attributable to the increase in the volume of product sales to VAR/retail customers as well as increased embedded text-to-speech revenue, which bears a higher cost of revenue than ScanSoft's traditional software products. The decrease in cost of revenue as a percentage of total revenue for 2002, as compared to 2001, was due to lower supply chain logistics and fulfillment costs, partially offset by the higher cost of embedded text-to-speech revenue.

  COST OF REVENUE FROM AMORTIZATION OF INTANGIBLE ASSETS

     Cost of revenue from amortization of intangible assets for 2002 was $9.5 million compared to $14.2 million for 2001. The decrease in cost of revenue from amortization of intangible assets of $4.7 million was due to $6.6 million of intangible assets that became fully amortized in the first quarter of 2002. This reduction was partially offset by $1.9 million of amortization recorded for the acquired L&H and Audiomining assets.

  RESEARCH AND DEVELOPMENT EXPENSE

     Research and development costs for 2002 were $27.6 million or 25.9% of total revenue, compared to $14.0 million or 22.3% of total revenue for 2001. The increase in research and development expenses of $13.6 million for 2002 was primarily the result of increased headcount of 138 employees associated with the L&H acquisition. Cost savings from the restructuring actions taken in 2002 for 2002 was approximately $1.3 million. Due to ScanSoft's acquisition of the core research and development assets of Philips speech business units, ScanSoft expected 2003 research and development expenses as a percentage of revenue to increase over 2002 initially, but decline by the end of the year, as revenue from the Philips products grows and research and development spending is held flat, ending the year slightly better than 2002 as a percentage of revenue.

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

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

     Selling, general and administrative expense for 2002 was $43.8 million or 41.1% of total revenue, compared to $25.3 million or 40.4% for 2001. The increase in selling, general and administrative expense in absolute dollars for 2002 was primarily the result of increased headcount costs of $9.9 million resulting from the addition of 74 employees, primarily in sales and marketing, as well as $3.1 million of increased marketing programs in support of the higher revenue. These increases were largely attributable to the L&H acquisition and expanded focus on international sales and marketing. As a percentage of revenue, ScanSoft expects selling, general and administrative expenses to remain consistent on an annual basis with 2002 even after consideration of the Philips acquisition.

  AMORTIZATION OF GOODWILL AND OTHER INTANGIBLE ASSETS

     Amortization of goodwill and other intangible assets for 2002 was $1.7 million compared to $13.3 million for 2001. The decrease in amortization expense is directly attributable to the adoption of SFAS 142, as a result of which ScanSoft ceased the amortization of goodwill and acquired workforce of approximately $2.6 million per quarter. Additionally, amortization expense decreased $1.4 million in 2002, due to intangible assets that became fully amortized in the first quarter of 2002. This reduction was partially offset by additional amortization of approximately $0.2 million for 2002 from the L&H and Audiomining acquisitions.

  RESTRUCTURING AND OTHER CHARGES, NET

     In January 2002, ScanSoft announced, and in March 2002 completed, a restructuring plan to consolidate facilities, worldwide sales organizations, research and development teams and other personnel following the L&H acquisition on December 12, 2001. As a result, ScanSoft exited certain facilities in both North America and Europe, eliminating 21 employee positions, including 12 in research and development and 9 in selling, general and administrative functions. In the first quarter of 2002, ScanSoft recorded a restructuring charge in the amount of $0.6 million for severance payments to these employees and a charge of $0.4 million for certain termination fees to be incurred as a result of exiting the facilities, including the write-off of previously recorded assembled workforce assets of $0.1 million.

     During 2002, ScanSoft paid a total of $0.8 million in severance payments, of which $0.6 million related to the March 2002 restructuring and $0.2 million related to severance paid to the former Caere President and CEO, pursuant to a 2000 restructuring.

     At December 31, 2002, the remaining restructuring accrual from the current and prior restructuring activities amounted to $0.7 million. This balance is comprised of $0.2 million of lease exit costs resulting from the 2002 restructuring and $0.5 million of severance to the former Caere President and CEO. The lease exit costs and severance due to the former Caere President and CEO will be paid through January 2004 and March 2005, respectively.

  INCOME (LOSS) FROM OPERATIONS

     As a result of the above factors, income from operations was $6.6 million for 2002 compared with a loss of ($16.9) million for 2001.

  OTHER INCOME (EXPENSE), NET

     Interest income was $0.4 million and $0.2 million for 2002 and 2001, respectively. The increase in interest income from 2001 to 2002 was a result of higher cash and cash equivalent balances, which grew from $14.3 million at December 31, 2001 to $18.9 million at December 31, 2002. Interest expense consists primarily of interest related to the $3.5 million note resulting from the acquisition of L&H. Interest expense was $0.4 million and $0.2 million for 2002 and 2001, respectively. Other expense in 2002 consists primarily of foreign exchange losses of $2,000, other expenses of $42,000, partially offset by a gain on the disposal of assets of $41,000. Other expense in 2001 consists primarily of foreign exchange losses of

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

$0.2 million and the write-off of an investment of $0.2 million recorded under the cost method, which was deemed to be impaired, partially offset by other income of $0.1 million.

  INCOME (LOSS) BEFORE INCOME TAXES

     Income before income taxes was $6.6 million for 2002, compared with a loss of ($17.2) million for 2001.

  INCOME TAXES

     The provision for income taxes of $0.3 million for 2002 consisted of foreign and state tax provisions of $1.2 million, offset by a federal tax benefit of ($0.9) million, related to a refund of taxes paid by Caere Corporation prior to its acquisition by ScanSoft. The (benefit from) income taxes of ($0.3) million for 2001 consisted of foreign and state tax provisions of $0.4 million offset by the state tax benefit of ($0.7) million.

     At December 31, 2002, ScanSoft had federal net operating loss carryforwards of approximately $82 million, of which approximately $9.1 million relate to tax deductions from stock compensation. The tax benefit related to the stock compensation, when realized, will be accounted for as additional paid-in capital rather than as a reduction of the provision for income tax. At December 31, 2002 ScanSoft had federal and state research and development credit carryforwards of approximately $3.4 million. The net operating loss and credit carryforwards will expire at various dates through 2021, if not utilized. Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

     At December 31, 2002, gross deferred tax assets amounted to $45.6 million. A full valuation allowance has been provided against the deferred tax assets due to the uncertainty of their realization as a result of ScanSoft's cumulative historical losses. During 2002, ScanSoft generated income before income taxes of $6.6 million. If ScanSoft continues to generate taxable income through profitable operations in future years ScanSoft may be required to recognize these deferred tax assets through the reduction of the valuation allowance, which would result in a material benefit to ScanSoft's results of operations in the period in which the benefit is determined.

  NET INCOME (LOSS)

     As a result of all these factors, net income totaled $6.3 million for 2002, compared with a net loss of ($16.9) million for 2001.

DECEMBER 31, 2001 COMPARED TO DECEMBER 31, 2000

  TOTAL REVENUE

     Total revenue of $62.7 million for 2001 increased by $14.8 million or 31% from the comparable period in 2000. The primary factors responsible for this growth include a $12.0 million revenue increase from ScanSoft's document and PDF conversion product line driven primarily by its release of OmniPage 11, which contained significant enhancements over the prior version, and secondarily by an increased usage of its document conversion tool kits by software vendors, integrators and in-house developers; $0.9 million revenue increase in ScanSoft's digital paper management product line, also driven by the release of a significantly improved new version of its PaperPort product; and a $2.7 million revenue increase driven by a contract with an OEM customer. ScanSoft also generated additional revenue in the amount of $1.7 million from its speech products as a result of the L&H acquisition on December 12, 2001.

     North America accounted for 79% and International accounted for 21% of 2001 total revenue, versus 82% and 18%, respectively, for the comparable period in 2000. The release of international versions for two of ScanSoft's digital capture products and additional sales and marketing resources in Europe expanded

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the market opportunity for ScanSoft's digital capture products, thereby contributing to the revenue growth in Europe for 2001.

     The following table presents the breakdown of ScanSoft's total revenue by distribution channel:

                                                           YEAR ENDED
                                                          DECEMBER 31,
                                                          -------------
                                                          2001    2000
                                                          -----   -----
VAR/retail..............................................    45%     50%
Direct..................................................    24%     21%
OEM.....................................................    31%     29%
                                                           ---     ---
                                                           100%    100%
                                                           ===     ===

     During 2001, ScanSoft's distribution and fulfillment partners, Ingram Micro and Digital River, accounted for 28% and 15% of ScanSoft's total revenue, respectively. In addition Xerox, an OEM customer, accounted for 11% of ScanSoft's total revenue. During 2000, Ingram Micro, Digital River and Xerox accounted for 7%, 11% and 12% of ScanSoft's total revenue, respectively.

  COST OF REVENUE

     Cost of revenue in 2001 was $12.8 million, or 21%, of revenue compared to $12.7 million, or 27%, of revenue in the comparable period of 2000. The decrease in cost of revenue as a percentage of total revenue from the comparable period in 2000 is directly attributed to the consolidation of ScanSoft's worldwide manufacturing fulfillment activities and cost savings initiatives ScanSoft introduced in the second quarter of 2000. This decrease was partially offset by an increase of $1.2 million in the cost of revenue in the second half of 2001, as a result of costs associated with engineering efforts under an OEM contract.

  COST OF REVENUE FROM AMORTIZATION OF INTANGIBLE ASSETS

     Cost of revenue from amortization of intangible assets for 2001 was $14.2 million compared to $11.6 million for the same period in 2000. The increase in cost of revenue from amortization of intangible assets of $2.6 million was primarily attributable to a full year in 2001 of amortization expense for patents and core and completed technology acquired from Caere late in the first quarter of 2000.

  RESEARCH AND DEVELOPMENT EXPENSE

     Research and development costs were $14.0 million, or 22%, of revenue in 2001 compared to $15.0 million, or 31%, of revenue in 2000. The decrease in research and development expense as a percentage of total revenue is a result of $1.2 million of expenses associated with engineering efforts on an OEM contract being charged to cost of revenues as well as increased revenues of $14.8 million compared to the prior period. Additionally, during 2000, ScanSoft transferred certain digital capture development activities from Los Gatos, California to Budapest, Hungary.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSE

     Selling, general and administrative expenses were $25.3 million, or 40%, of total revenue in 2001 compared to $27.1 million, or 57%, of total revenue for the same period in 2000. The absolute dollar decrease in selling, general and administrative expense from the same period in 2000 was a result of cost reduction efforts undertaken during the first and second quarters of 2000. Additionally, ScanSoft realized a gain of approximately $1.0 million, primarily due to the favorable settlement of investment banking fees associated with the Caere acquisition. The decrease in selling, general and administrative expense as a percentage of revenue from the same period in 2000 is a result of the decreased expenses as noted above, the realized gain and increased revenues compared to the prior period.

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  AMORTIZATION OF GOODWILL AND OTHER INTANGIBLE ASSETS AND ACQUIRED IN-PROCESS
  RESEARCH AND DEVELOPMENT

     Amortization of goodwill and other intangible assets for 2001 was $13.3 million compared to $11.0 million for the same period in 2000. The increase in amortization of intangible assets of $2.3 million compared to the same period in 2000 resulted from a full 12 months of amortization for the Caere acquisition being taken during 2001 versus approximately nine months in 2000 due to the timing of the Caere acquisition which was completed on March 13, 2000. In connection with the Caere acquisition, $18.3 million was charged to operations upon consummation of the acquisition, which represented acquired in-process research and development on development projects that had not yet reached technological feasibility and had no alternative future use.

  RESTRUCTURING AND OTHER CHARGES, NET

     There were no restructuring or other charges in 2001, compared with approximately $4.8 million in 2000. In connection with the acquisition of Caere in the first quarter of 2000, ScanSoft identified 46 employees of Caere whose positions were eliminated upon consummation of the acquisition. These positions included 22 in research and development, 14 in general and administrative functions, and 10 in sales and marketing. Additionally, the Caere president and CEO position was eliminated. As a result, ScanSoft established, as part of the purchase price allocation, a restructuring reserve of $0.5 million for severance payments to employees, and a restructuring reserve of $1.1 million for severance to the Caere former president and CEO, the payments of which will continue through March 2005.

     In June 2000, ScanSoft implemented a restructuring plan to strategically refocus its business and bring operating expenses in line with net revenues. As a result, ScanSoft eliminated 65 employee positions, including 29 in research and development, 13 in general and administrative functions and 23 in support and marketing. ScanSoft recorded a restructuring charge in the amount of $1.1 million for severance payments to these employees and a restructuring charge of $0.4 million for certain termination fees to be incurred as a result of exiting the Los Gatos, California facility. Additionally, ScanSoft wrote off $3.5 million of net intangible assets acquired as part of the Caere acquisition, including the acquired work force of $1.1 million and the favorable building lease of $2.4 million, which were impaired as a result of the restructuring action. At the time of the restructuring, management expected these restructuring actions to reduce operating expenses by approximately $10 million on an annualized basis. Annualized cost savings realized from these actions amounted to $13.6 million.

     For the years ended December 31, 2001 and 2000, ScanSoft paid $0.8 million and $1.1 million, respectively in severance payments related to these restructuring actions. The remaining severance balance of $0.6 million primarily relates to severance for the former Caere President and CEO and will be paid through March 2005.

  LOSS FROM OPERATIONS

     As a result of the above factors, loss from operations totaled approximately ($16.9) million in 2001 compared to loss from operations of approximately ($52.5) million in 2000.

  OTHER INCOME (EXPENSE)

     Interest income was $0.2 million and $0.1 million for 2001 and 2000, respectively. The increase in interest income from 2000 to 2001 was a result of significantly higher cash and cash equivalent balances, which grew from $2.6 million at December 31, 2000 to $14.3 million at December 31, 2001 and short-term investments, which were generated from operations. Interest expense consists of interest incurred for borrowings under credit facilities and short-term notes. Interest expense was $0.2 million and $0.6 million for 2001 and 2000, respectively. The decrease in interest expense from 2000 to 2001 resulted from the repayment of all bank borrowings, including accrued interest, of $3.4 million, under the bank credit facility during May 2001. Other expense in 2001 consists primarily of foreign exchange losses of $0.2 million and

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

the write-off of an investment of $0.2 million recorded under the cost method, which was deemed to be impaired, partially offset by other income of $0.1 million.

  LOSS BEFORE INCOME TAXES

     As a result of the above factors, loss before income taxes was approximately ($17.2) million in 2001 compared to a loss before income taxes of approximately ($52.8) million in 2000.

  INCOME TAXES

     The (benefit from) income taxes of ($0.3) million for the year ended December 31, 2001 reflects a reduction of approximately $0.7 million in amounts accrued for income taxes upon favorable completion of a state tax audit of Caere for 1996 and 1997. This benefit was offset by tax provisions of $0.4 million for foreign and state jurisdictions for which net operating losses were limited or for which no net operating loss carryforwards were available. This compares to tax provisions of $0.5 million for the year ended December 31, 2000, which related to foreign and state income taxes.

  NET LOSS

     As a result of all these factors, net loss totaled approximately ($16.9) million in 2001, compared to a net loss of approximately ($53.3) million in 2000.

  LIQUIDITY AND CAPITAL RESOURCES

  Three Months Ended March 31, 2003

     As of March 31, 2003, ScanSoft had cash and cash equivalents of $20.3 million and net working capital of $5.3 million as compared to $18.9 million in cash and cash equivalents and net working capital of $16.8 million at December 31, 2002.

     Net cash provided by operating activities for the three months ended March 31, 2003 was $2.9 million compared to $0.2 million for the comparable period in 2002. Cash provided by operations in the 2003 period came primarily from operating income, net of non-cash adjustments, and an increase in accounts payable, offset by payments of accrued expenses assumed in the Philips acquisition. The increase in accounts receivable allowances at March 31, 2003 as compared to December 31, 2002 is attributable to higher shipments of ScanSoft's products to distributors at the end of the quarter ended March 31, 2003 in connection with its release of two new products, Dragon Naturally Speaking 7.0 and PaperPort 9.0. Historically, ScanSoft has not incurred any significant losses on its accounts receivable balances.

     Net cash used in investing activities for the three months ended March 31, 2003 was $4.9 million compared to $1.8 million for the comparable period in 2002. Net cash used in investing activities during the 2003 period consisted of $0.6 million in capital expenditures, which included costs to build out facilities in both North America and Europe and $4.3 million of payments associated with acquisitions. Net cash used in investing activities during 2002 consisted of $0.7 million in capital expenditures to build-out facilities in both North America and Europe, $0.5 million for the acquisition of the L&H Audiomining assets and $0.7 million related to the payment of acquisition related liabilities.

     Net cash provided by financing activities for the three months ended March 31, 2003 was $3.6 million compared to $0.1 million for the comparable period in 2002. Net cash provided by financing activities during the three months ended March 31, 2003 consisted of proceeds of $0.5 million from the issuance of common stock in connection with employee stock compensation plans and net proceeds of $6.8 million excluding offering costs of $1.3 million paid in the prior year, from the public issuance of ScanSoft's common stock. This was offset by a $0.4 million payment to the former Caere President and CEO in connection with the settlement of the non-competition and consulting agreement, and the payment of the $3.3 million note payable related to the acquisition of L&H assets during 2001. Net cash provided by financing activities during 2002 consisted of proceeds of $1.2 million from the exercise of stock options, offset by a $0.1 million payment on ScanSoft's capital lease obligation, a $0.1 million principal payment on
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

a note payable that was issued in connection with the acquisition of the L&H assets and a $1.0 million payment to the former Caere President and CEO in connection with the settlement of the non-competition and consulting agreement.

     On January 30, 2003, ScanSoft completed the Philips acquisition. As consideration for the acquisition, ScanSoft paid 3.1 million euros ($3.4 million) in cash at closing, subject to adjustment in accordance with the provisions of the purchase agreement, as amended, and agreed to pay an additional 1.0 million euros in cash due no later than December 31, 2003, issued a 5.0 million euro note due December 31, 2003 and bearing 5.0% interest per annum and issued a $27.5 million three-year, zero-interest subordinated debenture, convertible at any time at Philips' option into shares of ScanSoft's common stock at $6.00 per share.

     The following table outlines ScanSoft's contractual payment obligations as of March 31, 2003:

                                                          PAYMENTS DUE BY PERIOD
                                          -------------------------------------------------------
                                                    LESS THAN                           MORE THAN
CONTRACTUAL OBLIGATIONS                    TOTAL     1 YEAR     1-3 YEARS   3-5 YEARS    5 YEARS
-----------------------                   -------   ---------   ---------   ---------   ---------
                                                              (IN THOUSANDS)
Convertible debenture...................  $27,524    $    --     $27,524     $ --          --
Deferred payment associated with Philips
  acquisition, including imputed
  interest..............................    1,052      1,052          --       --          --
Euro denominated note (5 million)
  associated with Philips acquisition...    5,407      5,407          --       --          --
Deferred payments for technology
  license...............................   12,328      9,434       2,894       --          --
Operating leases........................    8,099      2,123       4,310     1,666         --
Caere acquisition related costs.........    2,048      2,048          --       --          --
Imputed interest........................      652        246         406       --          --
                                          -------    -------     -------     -------     -------
Total contractual cash obligations......  $57,110    $20,310     $35,134     $1,666        --
                                          =======    =======     =======     =======     =======

     Through March 31, 2003, ScanSoft has not entered into any off balance sheet arrangements or transactions with unconsolidated entities or other persons.

     Historically and through December 31, 2001 ScanSoft sustained recurring losses from operations in each reporting period. ScanSoft reported net income of approximately $6.3 million for 2002 and $0.1 million for the three months ended March 31, 2003, and has an accumulated deficit of $146.9 million at March 31, 2003. ScanSoft believes that it has the ability to maintain operating expenses at levels commensurate with revenues to maintain positive cash flows from operations. ScanSoft also believes that its existing working capital, cash flows from future operations and available borrowings under its line of credit facility will be sufficient to meet its operating, investing and financing needs, for at least the next twelve months, including the integration of the Philips acquisition and the pending acquisition of SpeechWorks, and the debt obligations incurred in connection with the Philips acquisition.

  Year Ended December 31, 2002

     As of December 31, 2002, ScanSoft had cash and cash equivalents of $18.9 million and net working capital of $16.8 million as compared to $14.3 million in cash and cash equivalents and net working capital of $9.3 million at December 31, 2001.

     Net cash provided by operating activities for the fiscal year ended December 31, 2002 was $12.3 million compared to $10.4 million for the same period in 2001. Cash provided by operations in the 2002 period came primarily from operating income, net of non-cash adjustments, offset primarily by the net impact of higher balances in accounts receivable, prepaid expenses and other assets, and accrued expenses and lower deferred revenue due to the recognition of revenue on a long-term contract that was classified as deferred revenue at December 31, 2001, for which cash was collected in a prior period. The increase in accounts receivable of $3.2 million at December 31, 2002, as compared to December 31, 2001

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

was the result of significantly higher revenue, partially offset by improvement in days sales outstanding. Historically, ScanSoft has not incurred any significant losses on its accounts receivable balances.

     Net cash used in investing activities for 2002 was $6.0 million compared to $10.7 million for 2001. Net cash used in investing activities during the 2002 period consisted of $2.4 million in capital expenditures, which included costs to build out facilities in both North America and Europe and $3.6 million of payments associated with acquisitions. Net cash used in investing activities during 2001 included capital expenditures of $0.9 million and $10.1 million of payments associated with acquisitions, offset by $0.3 million in proceeds from the sale of property and equipment.

     Net cash used in financing activities for 2002 was $1.9 million compared to $12.4 million of net cash provided by financing activities for 2001. Net cash used in financing activities during 2002 consisted of proceeds of $2.7 million from the issuance of common stock in connection with employee stock compensation plans and net proceeds of $5.6 million from a private placement of ScanSoft's common stock. This was offset by a $0.3 million payment on ScanSoft's capital lease obligation, a $7.0 million payment to repurchase shares of ScanSoft's common stock held by L&H, $0.6 million in payments of notes payable related to prior acquisitions and a $2.2 million payment to the former Caere President and CEO in connection with the settlement of the non-competition and consulting agreement. Net cash provided by financing activities during the comparable period in 2001 included proceeds of $15.7 million from a private placement of ScanSoft's common stock, proceeds of $1.1 million from the exercise of stock options partly offset by payments of $3.4 million to repay in full ScanSoft's prior line of credit and payments of $1.0 million to repurchase shares of ScanSoft's stock on the open market.

  Foreign Operations

     ScanSoft develops and sells its products throughout the world. As a result of the Caere acquisition in March 2000, the L&H acquisition in December 2001 and its recent acquisition of certain assets of Philips, ScanSoft significantly increased its presence in Europe and added operations in Asia. With ScanSoft's increased international presence in a number of geographic locations and with international revenues projected to increase in 2003, ScanSoft is exposed to changes in foreign currencies including the euro, Japanese yen and the Hungarian forint. Changes in the value of the euro or other foreign currencies relative to the value of the United States dollar could adversely affect future revenues and operating results. ScanSoft does not generally hedge any of its foreign-currency denominated transactions or expected cash flows. However, in connection with the Philips acquisition on January 30, 2003, ScanSoft entered into a forward hedge in the amount of $5.3 million to meet its obligation to pay the 5.0 million euro promissory note issued as part of the acquisition.

  Recently Issued Accounting Pronouncements

     In November 2002, the Emerging Issues Task Force ("EITF") issued EITF No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." EITF No. 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. EITF No. 00-21 establishes three principles: revenue should be recognized separately for separate units of accounting, revenue for a separate unit of accounting should be recognized only when the arrangement consideration is reliably measurable and the earnings process is substantially complete, and consideration should be allocated among the separate units of accounting in an arrangement based on their fair value. EITF No. 00-21 is effective for all revenue arrangements entered into in fiscal periods beginning after June 15, 2003, with early adoption permitted. ScanSoft does not expect the adoption of EITF No. 00-21 to have a material impact on its results of operations or financial condition.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     There have been no changes in and disagreements with accountants on accounting and financial disclosure during the three months ended March 31, 2003 or the years ended December 31, 2002 and 2001.

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

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     ScanSoft faces exposure to adverse movements in foreign currency exchange rates, as a significant portion of its revenues, expenses, assets, and liabilities are denominated in currencies other than the U.S. Dollar, primarily the Euro Dollar. These exposures may change over time as business practices evolve. ScanSoft evaluates its foreign currency exposures on an ongoing basis and makes adjustments to its foreign currency risk management program as circumstances change.

     In certain instances, ScanSoft enters into forward exchange contracts to hedge against foreign currency fluctuations. These contracts are used to reduce ScanSoft's risk associated with exchange rate movements, as the gains or losses on these contracts are intended to offset the exchange rate losses or gains on the underlying exposures. ScanSoft does not engage in foreign currency speculation. The success of ScanSoft's foreign currency risk management program depends upon the ability of the forward exchange contracts to offset the foreign currency risk associated with the hedged transaction. To the extent that the amount or duration of the forward exchange contract and hedged transaction vary, ScanSoft could experience unanticipated foreign currency gains or losses that could have a material impact on ScanSoft's results of operations.

     ScanSoft entered into a forward exchange contract to hedge the foreign currency exposure of its 5 million euro note payable to Philips. A forward exchange contract to exchange a total of $5.3 million for 5.0 million euros with a weighted-average settlement price of 1.0636 euro/USD, with an original term of 11 months, was outstanding at March 31, 2003.

SCANSOFT'S BUSINESS

  BUSINESS

     ScanSoft is a leading provider of software that allows users to convert documents, images and speech into information used within digital applications. ScanSoft's products and technologies automate manual processes and help enterprises, professionals and consumers increase productivity, reduce costs and save time. ScanSoft's products are built upon digital capture and speech technologies, and are sold as solutions into the financial, legal, healthcare, government, telecommunications and automotive industries. ScanSoft's digital capture technologies transform text and images into digital documents and information. ScanSoft's speech technologies transform speech into text and text into speech, and enable the voice control of hardware and software applications.

     ScanSoft's software is delivered as independent applications or as technology included by others into larger integrated systems, such as enabling document conversion capabilities within networked digital copiers or enabling voice control within customer service call centers. ScanSoft's digital capture solutions eliminate the need to manually reproduce documents, automate the integration of documents into business systems, and enable the use of electronic documents and forms within XML, Internet, mobile and other business applications. ScanSoft's speech solutions automatically create documents from speech, transform text into synthesized speech, and enable seamless interaction with hardware and software systems simply by speaking. ScanSoft's products and technologies deliver a measurable return on investment to its customers.

     ScanSoft's technologies are based on complex mathematical formulas, which require large amounts of linguistic and image data, acoustic models and recognition techniques. A significant investment in capital and time would be necessary to replicate ScanSoft's current capabilities, and ScanSoft continues to build upon its leadership position. ScanSoft's digital capture technology is recognized as the most accurate in the industry, with rates as high as 99.8%, and supports more than 100 languages. ScanSoft's speech technology has industry-leading recognition accuracy, provides natural sounding synthesized speech in 20 languages, and supports a broad range of hardware platforms and operating systems. ScanSoft's technologies are covered by more than 300 patents or patent applications.

     ScanSoft has established relationships with more than 2,000 resellers, including leading system vendors, independent software vendors, value-added resellers and distributors, through which it markets
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

and distributes its products and solutions. In digital capture, companies such as Brother, Canon, Hewlett-Packard, Visioneer and Xerox include ScanSoft's technology in digital copiers, printers and scanners, as well as multifunction devices that combine these capabilities. In addition, companies such as Corel, Kofax, Lockheed Martin, Microsoft and Symantec embed ScanSoft's digital capture technology into their commercial software applications. In speech, companies such as Cisco, Dictaphone, Lucent, GSL and Microsoft embed ScanSoft's technologies into telecommunications systems, as well as automotive, PC or multimedia applications. Each of these listed companies is one of ScanSoft's five largest revenue producing OEM customers, in their respective category, for the year ended December 31, 2002. ScanSoft also maintains an extensive network of value-added resellers to address the needs of specific markets, such as financial, legal, healthcare and government. ScanSoft sells its applications to enterprises, professionals and consumers through major independent distributors that deliver ScanSoft's products to computer superstores, consumer electronic stores, mail order houses, office superstores and eCommerce Web sites.

     ScanSoft incorporated as Visioneer, Inc. in March 1992 and through December 1998 developed and sold scanner hardware and software products. On January 6, 1999, Visioneer sold the hardware business and the Visioneer brand name to Primax Electronics, Ltd., and on March 2, 1999, Visioneer acquired ScanSoft, then a wholly owned subsidiary of Xerox Corporation, in a cash election merger from Xerox Corporation.

     The corporate entity "Visioneer" survived the merger, but changed its name to "ScanSoft, Inc." In addition, Visioneer changed the ticker symbol for its common stock that trades on the NASDAQ National Market, to "SSFT." On March 13, 2000, ScanSoft merged with Caere Corporation, a California-based digital imaging software company. In December 2001, ScanSoft acquired certain assets and intellectual property relating to the former L&H entities that were in bankruptcy under the jurisdiction of both the United States Bankruptcy Court for the District of Delaware and the Belgium Court of Ieper and hired certain employees from those entities. In January 2003, ScanSoft acquired Royal Philips Electronics' Speech Processing Telephony and Voice Control business units and related intellectual property for aggregate consideration of approximately $39.4 million. Since 1997 and through March 2003, ScanSoft made five significant business acquisitions and acquired several key technologies for aggregate consideration totaling approximately $273 million.

     ScanSoft's focus on providing solutions that enable the capture and conversion of information requires a broad set of technologies and channel capabilities. ScanSoft has made and expects to continue to make acquisitions of other companies, businesses and technologies to complement its internal investments in these areas. ScanSoft has a small team that focuses on evaluating market needs and potential acquisitions to fulfill them. In addition, ScanSoft has a disciplined methodology for integrating acquired companies and businesses after the transaction is complete.

SCANSOFT'S MARKETS AND PRODUCTS

  DIGITAL CAPTURE MARKET

     Document and PDF Conversion. Despite the broad use of computing systems in enterprises, the majority of business information is still maintained in paper form. The proliferation of PDF as a digital document standard does not resolve the problem of accessing and utilizing information trapped in a static form. In addition, manually reproducing static documents in digital form is time consuming, costly and subject to error, taking valuable resources away from more productive activities. Enterprises and workgroups seek solutions that integrate paper and static PDF documents into their business processes, allowing them to automate the way they store, edit, use and share information.

     ScanSoft's solutions help businesses save time and money by automatically converting paper documents and PDF files into editable and usable business documents. Based on optical character recognition, ScanSoft's software delivers highly accurate document and PDF conversion, replacing the need to manually re-create documents. ScanSoft's software preserves document formatting and provides editing capabilities that re-create the complex components in a typical document, including formatted text, columns, graphics, tables and spreadsheets. ScanSoft's products can be used with existing business
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

applications and enable the distribution and publishing of documents to email, Internet and mobile applications using standard file formats, including XML, HTML, PDF and Open eBook.

     The proliferation of multifunction devices and digital copiers connected over a network has increased the number of documents that individuals within an enterprise are transforming into digital format. ScanSoft's software solutions create a more efficient method to process static documents in enterprise content management and database systems, thereby enhancing the value of their investments in these systems. All of these documents can then be more easily archived, edited and combined within the enterprise.

     ScanSoft's solutions are used in professional office settings, particularly in the government, legal, finance and education sectors. ScanSoft's software is available in 11 languages. ScanSoft utilizes a combination of its global reseller network and direct sales to distribute its document and PDF conversion products. ScanSoft licenses its software to companies such as Canon, Hewlett-Packard and Xerox, which bundle its solutions with multifunction devices, digital copiers, printers and scanners.

     ScanSoft also licenses software development toolkits to independent software vendors, integrators and in-house developers to add document and PDF conversion capabilities to their applications. ScanSoft's independent software vendor customers include vendors, such as Microsoft and Symantec. ScanSoft's technology is also used within high-end enterprise systems from vendors such as Kofax and Lockheed Martin.

     Digital Paper Management. As the volume and complexity of corporate data continues to multiply, organizations are increasingly challenged in their efforts to manage all of their paper and digital documents. The wide dispersion of documents makes finding complete and specific information even more difficult, time-consuming and costly. As a result, businesses need solutions that allow individuals, workgroups or the entire organization to more efficiently organize, find and share business documents.

     ScanSoft's solutions convert paper into digital documents that can be easily archived, retrieved and shared. ScanSoft's software can be used in conjunction with network scanning devices to preserve an image of a document exactly as it appears on paper. ScanSoft's software automatically indexes the scanned image, so that it can be stored together with other digital documents on a desktop, over a network or within an enterprise content management system. In a single search, users can quickly find scanned documents and existing digital files that match the search criteria.

     Within enterprises, workgroups and distributed teams, ScanSoft's products also facilitate the movement of scanned paper and digital documents into email, print and other business applications. This streamlines the flow of documents between workers, decreasing the time and costs associated with managing and using paper documents. ScanSoft's solution integrates with established file systems, such as Oracle 9i Collaboration Suite, to simplify the transfer of documents between desktop and enterprise content management systems.

     ScanSoft's solutions are used in enterprises and workgroups, especially those within the legal, healthcare, financial, government, real estate and education industries. ScanSoft's software is available in eight languages. ScanSoft utilizes a combination of its global reseller network and direct sales to distribute its digital paper management products. It also licenses its software to companies such as Brother, Hewlett-Packard, and Xerox, which bundle ScanSoft's solutions with multifunction devices, digital copiers, printers and scanners.

     Electronic Forms. Paper forms are expensive to print, store and distribute. They must be physically circulated for approval and, when completed, paper forms must be collected, verified and archived. Processing paper forms adds to this expense by requiring the manual transfer of data on completed forms into business applications. As a result, organizations seek solutions that implement online alternatives to the use of paper forms in order to reduce costs and increase operational efficiency.

     ScanSoft's products automatically convert paper forms into fillable electronic forms that can be easily used by enterprises and other organizations. ScanSoft's products also convert static PDF and Microsoft

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Word forms into fillable electronic forms using XML, HTML and PDF standards.
ScanSoft's solutions simplify the design and creation of new forms that can be delivered electronically with the same appearance as paper. ScanSoft's products enable the access and distribution of forms through the Web and email, and can be electronically routed, approved and digitally signed. ScanSoft's solution validates form information and automates data collection by connecting electronic forms with standard database and back office applications.

     ScanSoft's solutions are used in enterprises and workgroups, especially those within the government, financial, public safety, education, legal, healthcare and real estate industries. ScanSoft's software is available in English, French and German. ScanSoft utilizes a combination of its global reseller network and direct sales to distribute its electronic forms products. Companies such as Hewlett-Packard bundle ScanSoft's solutions with multifunction devices, digital copiers, printers and scanners, and organizations such as the U.S. Internal Revenue Service and the Law School Admission Council license ScanSoft's solutions.

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     The following table summarizes ScanSoft's digital capture products:

PRODUCT                                            HIGHLIGHTS
-------                                            ----------
DOCUMENT AND PDF          - Converts paper and PDF into documents that can be edited,
CONVERSION                archived and shared
  OmniPage                - Most widely used optical character recognition product
                          - Accuracy of up to 99.8%, the highest in the industry
                          - Converts into XML, HTML, Open eBook, Microsoft Word, Excel and PowerPoint
                          - Retains precise document layout and formatting
                          - Integrates with enterprise content management systems
                          - Recognizes 114 languages
                          - Recent Editors' Choice Awards from PC Magazine and CNET
                          - Localized in 11 languages
                          - Available on Microsoft Windows 98/NT/2000/XP and Apple
                          Macintosh operating systems
  Capture Development     - Toolkit of sophisticated imaging, PDF and capture
  System                  capabilities
                          - Optical character recognition, handprint, checkbox and
                          barcode recognition
                          - Supports PDF, JPEG, TIFF and other image formats
                          - Exports Microsoft Word and Excel, RTF, ASCII, HTML, PDF
                          and other document formats
                          - Recognizes more than 100 languages
                          - Supports over 200 scanning devices
                          - Available on Microsoft Windows NT/2000/XP operating
                          systems
DIGITAL PAPER MANAGEMENT  - Simplifies scanning, organizing and sharing paper
  PaperPort               documents
                          - Index, search and retrieve scanned paper and digital
                          documents
                          - Adds document management and collaboration capabilities to
                          Microsoft Windows
                          - Thumbnail based visual file management
                          - Adds scanning and creation of searchable PDF files to
                          Oracle 9i
                          - Integrates with network file systems and content
                          management applications
                          - Speeds document set assembly and connectivity to workgroup
                          - Localized in eight languages
                          - Available on Microsoft Windows 98/NT/2000/XP operating
                          systems
ELECTRONIC FORMS          - Converts paper, static PDF and Microsoft Word forms into
  OmniForm                fillable electronic forms
                          - Supports online filling, routing, electronic signing,
                          validation and collection of forms
                          - Connectivity with Microsoft Access, Excel, SQL Server,
                          Oracle and other database applications
                          - Supports XML, HTML and PDF standards
                          - Localized in English, French and German
                          - Available on Microsoft Windows 98/NT/2000/XP operating
                          systems

 SPEECH MARKET

     Speech Recognition and Dictation. Organizations demand solutions that increase productivity by automating repetitive business processes, including the creation of documents, data entry and completing forms. They also look for ways to maximize the productivity of their existing workers, including those with disabilities, and to comply with government requirements relating to workplace safety and accessibility. Organizations also seek solutions that can reduce the cost associated with manual transcription of

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professional documents. Since most people can talk more quickly than they can type, speech is a natural way to interact with computers to address these problems.

     ScanSoft's speech recognition and dictation solutions increase productivity in the workplace by using speech to create documents, streamline repetitive and complex tasks, input data, complete forms and automate manual transcription processes. ScanSoft's solutions allow users to automatically convert speech into text at up to 160 words-per-minute, much faster than most people can type. ScanSoft's software supports a vocabulary of more than 250,000 words that can be expanded by users to include specialized words and phrases. ScanSoft's software is designed to adapt to individual voice patterns and accents and is highly accurate, able to achieve accuracy rates of approximately 95%, with the ability to achieve still greater accuracy with frequent use. ScanSoft's software supports multiple languages, including Dutch, French, German, Italian, Japanese, Spanish, Swedish, and U.S./U.K. English.

     ScanSoft's solutions are valuable within enterprises and workgroups for a number of reasons. ScanSoft's software can operate within a distributed network environment, where speaker profiles can be stored on a server and accessed from any networked computer. ScanSoft's solutions also speech enable existing business systems and applications, including electronic records management systems and customer service and billing applications. ScanSoft's software allows a user to interact with a computer without a keyboard or mouse, increasing the productivity of disabled workers and those suffering from repetitive stress injury. ScanSoft's solutions also help government agencies address accessibility mandates, such as those described in Section 508 of the U.S. Government Rehabilitation Act. ScanSoft also delivers versions of its products that are specialized for the medical, legal and public safety vertical markets.

     ScanSoft offers a range of implementations, each with features that match a specific customer target. ScanSoft's solutions are also used in enterprises and workgroups, particularly in the medical, legal, government, finance and education sectors. ScanSoft's software is available in eight languages. ScanSoft utilizes a combination of its global reseller network and direct sales to distribute its speech recognition and dictation products. ScanSoft believes that it gains a competitive advantage through its established value-added reseller community, who provide local sales, integration, training and support services to ScanSoft's professional end-user community. ScanSoft also licenses its software to companies such as Corel and Panasonic, which bundle ScanSoft's solutions with some of their products.

     Telephony Solutions. Organizations look for ways to reduce the costs associated with serving their customers without sacrificing the quality of service that they deliver. They also seek solutions that more effectively connect their mobile workforce with real-time enterprise information, including customer data, email and schedules, while at the same time reducing operating costs. Speech-based telephony technologies are used to implement systems and applications to achieve these goals.

     ScanSoft's telephony solutions allow enterprise customers, telephony vendors and carriers to speech-enable a range of services, including call center automation, directory assistance, interactive voice response and voice portal applications. ScanSoft's solutions are highly scalable, able to handle large call volumes, and are available on many hardware platforms and operating systems. These solutions are based on text-to-speech and speech recognition technologies.

     ScanSoft's text-to-speech solutions deliver natural sounding results by using segments of real human speech, thereby increasing listener satisfaction especially in the delivery of multiple phrases and sentences. ScanSoft's solutions provide a single, standardized interface that supports the creation of speech-enabled applications in 20 languages, more than any other vendor. ScanSoft's products also support the rapid and cost-effective implementation of customized voices for specific customers.

     ScanSoft's telephony speech recognition solutions are speaker-independent technology that adds voice control capabilities to applications. This technology identifies specific words and phrases at any moment in time, converting spoken words into instructions that control functions within applications. ScanSoft technology supports 45 languages and can process a vocabulary of more than one million words.

     The technology is also used in ScanSoft's corporate voice dialing and automated directory assistance applications.
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     ScanSoft's solutions are used within a wide range of applications, including accessing emails through unified messaging systems, automating call centers and customer service operations, and adding voice capabilities to telecommunications services such as directory assistance and name directories. These solutions are intended to help organizations improve customer service, lower administrative costs, and provide new productivity and communications services.

     ScanSoft licenses products to systems integrators, technology providers and telecommunications companies that in turn sell an integrated solution to businesses and end-users. This indirect, or channel-based, method of selling allows ScanSoft to focus on technology advancement instead of custom deployments. ScanSoft licenses its solutions to developers of telephony applications, including Cisco and Lucent, which integrate ScanSoft's solutions into hardware and software platforms.

     Voice Control. Automobile and mobile communications manufacturers and their suppliers are accelerating the development of products that require enhanced voice control capabilities. In addition, a growing number of independent software and hardware vendors are incorporating voice control into multimedia applications.

     ScanSoft's voice control solutions are based upon automatic speech recognition technologies that allow users to interact with devices simply by speaking. ScanSoft's solutions for automotive and mobile applications support large, dynamic vocabularies and have sophisticated noise management capabilities that ensure accuracy, even at high vehicle speeds. ScanSoft's products scale to meet the size and accuracy requirements for automotive and navigation systems and offer rapid application development tools, extensive compatibility with hardware and operating systems, and support for up to 16 languages. By scale, ScanSoft means that it offers a variety of voice control solutions that are designed to meet the individual vocabulary, operating system and memory requirements of different applications and devices. ScanSoft includes toolkits with its engines that help developers add ScanSoft's technologies to applications such as navigation systems, hands-free cell phone devices and voice-activated controls in an automobile.

     ScanSoft's voice control solutions are embedded by tier-one, automobile, cell phone and aftermarket system manufacturers, including Citroen, Daimler Chrysler, Delphi, General Motors, Microsoft and Pioneer. By embedded, ScanSoft means its technologies are included as part of a larger system, application or solution that is designed, manufactured and sold by its partners. These partners include tier-one suppliers, companies whose size and importance qualifies them to be direct suppliers to the major automotive manufacturers, and in-dash radio, navigation system and other electronic device manufacturers, also known as aftermarket systems providers. In addition, Microsoft ships ScanSoft's product as the reference speech software development toolkit for Windows CE for Automotive, and independent software developers embed ScanSoft's speech recognition technologies into multimedia applications.

     AudioMining. ScanSoft's AudioMining products are based on its speech recognition and dictation solutions and are used to automatically create index information for words spoken in audio and video content. ScanSoft's products allow users to search for specific audio and video content using standard text queries. ScanSoft's solutions not only present matched audio and video files, but also provide random access to precise match locations within each audio and video file. ScanSoft's solutions can also be used to time-align existing transcripts with video clips, automating the creation of captions. ScanSoft's AudioMining solutions provide efficient access to the information currently hidden within media files and reduce the cost associated with creating captioned video. AudioMining is used within call center and security applications to facilitate the retrieval of specific recorded conversations based on the identification of key words and phrases. AudioMining is also used by content providers to enable text queries for specific Web-based media content, such as news, financial analyst reports, sports and talk radio.

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     The following table summarizes ScanSoft's speech-related products:

PRODUCT                                           HIGHLIGHTS
-------                                           ----------
SPEECH RECOGNITION AND   - Highly accurate automatic speech recognition
DICTATION                - Converts speech into text at up to 160 words per minute
  Dragon                 - Recognizes more than 250,000 words
  NaturallySpeaking      - Speech-enables Microsoft Windows applications
                         - Adds voice control to Microsoft Windows operating system
                         - Available in eight languages
                         - Vertical implementations for medical, legal and public
                         safety markets
                         - Performs complex tasks simply by speaking
                         - Complements accessibility efforts for disabled workers
                         - Supports Microsoft Windows 98/NT/2000/XP
AudioMining Development  - Automatically converts speech within audio and video into
System                   XML search index data
                         - Allows text-based search for content in audio and video
                         content
                         - Time-aligns captions for video content
                         - Supports word-spotting for call center and security
                         applications
TELEPHONY SOLUTIONS      - Industry-leading synthesized human speech solution
  RealSpeak              - Converts text into speech in 20 languages
                         - Scalable, high-density capabilities
                         - Supports Microsoft Windows 98/NT/2000/XP, Windows CE,
                         Windows CE for Automotive; Sun Solaris; and Linux operating systems
                         - Available on Hitachi, Intel, MIPS and NEC hardware systems
  SpeechPearl            - Provides accurate speech recognition and natural speech
                         understanding to automate telephony applications
                         - Recognizes a vocabulary of more than 1 million words
                         - Provides developer modules to simplify application
                         integration
                         - Supports 45 languages
                         - Supports Microsoft Windows 98/NT/2000/XP
VOICE CONTROL            - Highly accurate speaker-independent embedded voice
                         recognition solution in 13 languages
                         - Adds sophisticated command and control applications into automotive, mobile, PC and multimedia applications
                         - Rapid application development tools
                         - Accurate speech recognition engine in noisy environments, even at high vehicle speeds
                         - Supports Microsoft Windows 98/NT/2000/XP, Windows CE,
                         Windows CE for Automotive; QNX; and Linux operating systems
                         - Available on Hitachi, Intel, MIPS and NEC hardware systems

 SCANSOFT'S COMPETITIVE STRENGTHS

     Core Technology Assets. In recent years, ScanSoft has developed and acquired extensive technology assets, intellectual property and industry expertise in digital capture and speech. ScanSoft's technologies are based on complex mathematical formulas, which require extensive linguistic and image data, acoustic models and recognition techniques. A significant investment in capital and time would be necessary to replicate ScanSoft's current capabilities. ScanSoft continues to invest in the advancement of its technologies to maintain its market leading position and to develop new applications. As of December 31, 2002 ScanSoft had 250 full-time employees in research and development, and its technologies are covered by more than 300 patents or patent applications. Additionally, in connection with the Philips acquisition

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ScanSoft hired approximately 116 employees and acquired 132 patents and 189 pending patent applications in speech. ScanSoft also received licenses to additional speech patents retained by Philips.

     Broad Distribution Channels. ScanSoft has established relationships with more than 2,000 resellers, including leading system vendors, independent software vendors and distributors. ScanSoft maintains an extensive network of value-added resellers to address the needs of specific markets, such as financial, legal, healthcare and government. In addition, ScanSoft's channel network enables it to introduce new products quickly and effectively into the global marketplace.

     Leading Market Share. ScanSoft has a strong market position in each of its product categories and is the market leader in document and PDF conversion, speech recognition and dictation, and text-to-speech. Approximately 79% of its revenue for the year ended December 31, 2002 was derived from markets where it is the established leader. As the established brand in its markets, ScanSoft believes it can target and win more partnership arrangements and new customers than its competition.

     International Focus. The broad language coverage within ScanSoft's products increases the likelihood that it will be a selected technology provider to vendors selling globally. With nearly one half of its staff located outside of North America, ScanSoft is able to efficiently compete on a global basis.

     Multiple End Markets. ScanSoft sells to a range of end markets and maintain a tiered distribution model that provides a diversified revenue stream and broad market exposure. ScanSoft is not dependent on any single market segment or set of end customers and earn revenue from both established and emerging markets.

 SCANSOFT'S STRATEGY

     Expand Digital Capture Solutions. ScanSoft intends to enhance the value of its digital capture solutions for enterprises to address the expanded use of content management systems, the proliferation of PDF and the widespread adoption of networked multifunction and digital scanning devices. ScanSoft expects to introduce new products or new versions of existing products to take advantage of these growth opportunities. ScanSoft also plans to enhance its software development toolkits so its technologies can be integrated with more third-party solutions. ScanSoft expects to maintain product development and delivery cycles that range from 12 to 18 months for each of its digital capture products and applications.

     Pursue High Growth Markets In Speech. ScanSoft intends to leverage its technologies and market leadership in speech to expand its opportunities in the automotive, healthcare, telecommunications, telematic and mobile markets. ScanSoft also intends to pursue emerging opportunities to use its speech technology within consumer devices, games and other embedded applications. To expand its position, ScanSoft has introduced new versions of its products that are designed for specific markets; completed new license agreements with customers and partners that will resell its technologies; and completed the acquisition of Philips Speech Processing Telephony and Voice Control business units that ScanSoft believes complement its existing solutions and resources in the telecommunications, automotive and electronics markets.

     Grow Market Share. ScanSoft intends to increase its market share in each of its product categories. In particular, ScanSoft intends to expand and add features and functions to its products to make its solutions more useful to and useable by a larger customer base. In addition, ScanSoft intends to aggressively pursue sales and partnership opportunities to build on its leading positions in text-to-speech and speech recognition, and to capture additional market share and increase the penetration of its products.

     Expand Worldwide Channels. ScanSoft intends to expand its global channel network and build upon its existing distribution channels, especially in Europe, Asia and Latin America. In particular, ScanSoft intends to replicate its successful North American value-added reseller channel in Europe. Along these lines, ScanSoft has added sales employees in different geographic regions and launched programs and events to help recruit new partners for its channel network.

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     Capitalize on Government Initiatives.  ScanSoft intends to market its products aggressively in North America and abroad to capitalize on legislative mandates and government initiatives to put government processes online, to enhance opportunities for workers with disabilities and to promote public safety.

     Pursue Strategic Acquisitions. ScanSoft has selectively pursued strategic acquisitions. For example, during the last year ScanSoft completed the L&H acquisition and completed the Philips acquisition. ScanSoft intends to continue to pursue strategic acquisitions as a part of its growth strategy.

  SALES, DISTRIBUTION AND FULFILLMENT

     ScanSoft has established relationships with more than 2,000 channel partners, including leading system vendors, independent software vendors, value-added resellers and distributors, through which it markets and distributes its products and solutions. In digital capture, companies such as Brother, Canon, Hewlett-Packard, Visioneer and Xerox include ScanSoft's technology in digital copiers, printers and scanners, as well as multifunction devices that combine these capabilities. In addition, companies such as Corel, Kofax, Lockheed Martin, Microsoft and Symantec embed ScanSoft's digital capture technology into their commercial software applications. In speech, companies such as Cisco, Dictaphone, Lucent, Matsushita and Microsoft embed ScanSoft's technologies into telecommunications systems, as well as automotive, PC or multimedia applications.

     ScanSoft also maintains an extensive network of value-added resellers to address the needs of specific markets, such as financial, legal, healthcare and government. ScanSoft sells its applications to enterprises, professionals and consumers through distribution and fulfillment partners, including 1450, Ingram Micro, Tech Data and Digital River. These distribution and fulfillment partners provide ScanSoft's products to computer superstores, consumer electronic stores, eCommerce Web sites, mail order houses and office superstores, such as Amazon.com, Best Buy, CDW, MicroWarehouse, Circuit City, CompUSA, Fry's Electronics, Office Depot, PC Connection and Staples. ScanSoft also maintains an extensive network of value added resellers to address the needs of specific markets such as medical, legal and public safety. ScanSoft also sells products through its Web site at www.ScanSoft.com.

     Until recently, most of ScanSoft's software products were manufactured, packaged and shipped by GlobalWare Solutions on a worldwide basis. In June 2003, ScanSoft transitioned its manufacturing and fulfillment activity to Hewlett-Packard Corporation. This agreement strengthens the strategic relationship between Hewlett-Packard and ScanSoft.

     As of May 31, 2003, ScanSoft employed 147 full-time sales and marketing employees in offices worldwide.

  PROPRIETARY TECHNOLOGY

     ScanSoft exploits its proprietary technology, trade secrets, know-how, continuing technological innovations and licensing opportunities to maintain its competitive position. ScanSoft relies on patent law, copyright law, trade secret laws, secrecy, technical measures, licensee agreements and non-disclosure agreements to protect its technology, trade secrets and other proprietary rights. ScanSoft's policy is to file patent applications to protect technology, inventions and improvements that are important to the development of its business, to maintain a technological advantage over its competitors and to generate licensing revenue. In this regard, ScanSoft has obtained patents that directly relate to its products. Furthermore, ScanSoft obtained in the L&H acquisition 131 patents and 165 pending patent applications in speech. ScanSoft's digital capture and speech technologies are covered by more than 300 patents or patent applications. These patents expire on various dates between 2005 and 2016.

     In connection with the Philips acquisition ScanSoft acquired 132 patents and 189 pending patent applications in speech. ScanSoft also received licenses to additional speech patents retained by Philips.

     In order to protect its ownership rights in its software products, ScanSoft licenses its products to OEMs and resellers on a non-exclusive basis with contractual restrictions on reproduction, distribution and

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transferability. In addition, ScanSoft generally licenses its software in object code form only. ScanSoft licenses certain of its software products to end-users by use of a "shrink-wrap" or "click wrap" customer license that restricts the end-user to personal use of the product.

     ScanSoft requires its employees to execute confidentiality and invention assignment agreements in order to protect its proprietary technology and other proprietary rights. ScanSoft also relies on trade secrets and proprietary know-how.

  RESEARCH AND DEVELOPMENT

     The market for ScanSoft's products and services is characterized by rapid technological change, frequent new product introductions and enhancements, evolving industry standards, and rapidly changing client requirements. As a result, ScanSoft believes that its future growth is highly dependent on the timely and efficient introduction of new and updated products and technology. As of May 31, 2003, ScanSoft employed 326 people in research and development, over half of whom are located in international locations. ScanSoft employees based in overseas facilities extend its global focus while often lowering its overall cost of research and development. To promote efficiency in its research and development efforts, ScanSoft has organized the effective use of global development teams and a comprehensively integrated development process. In addition, ScanSoft has developed and refined its time-to-market process, which contributes to cost-effective resource management while promoting technology sharing across programs.

     ScanSoft's future success will depend in part on its ability to anticipate changes, enhance its current products, develop and introduce new products that keep pace with technological advancements and address the increasingly sophisticated needs of its clients. ScanSoft's research and development expenses for the years ending December 31, 2002, 2001 and 2000 were $27.6 million, $14.0 million and $15.0 million, respectively. ScanSoft expects that it will continue to commit significant resources to research and development in the future and that research and development expenses will continue to increase, particularly in 2003 as a result of the Philips acquisition. All research and development expenses have been expensed as incurred.

  INTERNATIONAL OPERATIONS

     ScanSoft currently has offices in a number of international locations including: Australia, Belgium, Denmark, England, France, Germany, Hong Kong, Hungary, Italy, Japan, the Netherlands, Poland, and Taiwan. The scope of its international operations includes research and development, customer support and sales and marketing. ScanSoft's international research and development is conducted in Budapest, Hungary; Merelbeke, Belgium and Aachen, Germany. Additionally sales and support offices are located throughout the world to support ScanSoft's current international customers and to expand its international revenue opportunities.

     Geographic revenue classification is based on the country in which the sale is invoiced. Revenue for the year ended December 31, 2002 was 73% North America and 27% international, versus 79% North America and 21% international for the comparable period in 2001.

     A number of ScanSoft's OEM partners distribute their products throughout the world and do not provide ScanSoft with the geographical dispersion of their products. ScanSoft believes that if provided with this information, its geographical revenue classification would indicate a higher international percentage. Based on an estimate that factors its OEM partners' geographical revenue mix into its revenues generated from these OEM partners, revenue for the year ended December 31, 2002, is approximately 67% North America and 33% international, compared to 70% North America and 30% international for the comparable period in 2001.

  COMPETITION

     There are a number of companies that develop or may develop products that compete in ScanSoft's targeted markets; however, there is no one company that competes with ScanSoft in all of its product

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areas. The individual markets in which ScanSoft competes are highly competitive, and are rapidly changing. Within digital capture, ScanSoft competes directly with ABBYY, I.R.I.S. and NewSoft. Within speech, ScanSoft competes with AT&T, IBM, Nuance Communications and SpeechWorks International, among others. Vendors such as Adobe and Microsoft offer solutions that can be considered alternatives to some of ScanSoft's solutions. In addition, a number of smaller companies produce technologies or products that are in some markets competitive with ScanSoft's solutions. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the ability of their technologies to address the needs of ScanSoft's prospective customers.

     Some of ScanSoft's competitors or potential competitors in its markets have significantly greater financial, technical and marketing resources than ScanSoft does. These competitors may be able to respond more rapidly than ScanSoft can to new or emerging technologies or changes in customer requirements. They may also devote greater resources to the development, promotion and sale of their products than ScanSoft does.

  EMPLOYEES

     As of May 31, 2003 ScanSoft employed 618 people on a full-time basis, 297 in the United States and 321 internationally. Of the total, 326 were in product research and development, 147 in sales and marketing, 95 in operations and support, and 50 in finance and administration. Of these employees, 116 were hired in connection with the Philips acquisition completed on January 30, 2003. Of the total employees hired, 88 were in product research and development, 24 in sales and marketing and 4 in operations and support. None of ScanSoft's employees are subject to collective bargaining agreements. ScanSoft has experienced no work stoppages and believes that its employee relations are good. ScanSoft has utilized the services of consultants, third-party developers, and other vendors in its sales, development, and manufacturing activities.

  PROPERTIES

     ScanSoft's principal administrative, sales, marketing and support functions along with its North American imaging research and development functions occupy 45,860 square feet of space that ScanSoft leases in Peabody, Massachusetts. ScanSoft also leases 26,568 square feet of space in Waltham, Massachusetts where its North American speech and language research and development is performed. These leases expire in July 2006 and September 2006, respectively. Additionally, ScanSoft leases approximately 21,180 square feet of research and development space located in Budapest, Hungary and 20,085 square feet in Merelbeke, Belgium, which houses ScanSoft's research and development and international headquarters space. These leases expire in December 2006 and April 2008, respectively. In connection with the Philips acquisition, ScanSoft assumed a lease for approximately 39,000 square feet of research and development space located in Aachen, Germany. This lease expires in March 2006. ScanSoft also leases a number of small sales and marketing offices in Asia and Europe, including offices located in Amsterdam, the Netherlands; Hong Kong, China; Taipei, Taiwan; Milan, Italy; Munich, Germany; Goteborg, Sweden; Paris, France; Reading, England; Budapest, Hungary; and Tokyo, Japan.

     ScanSoft believes that its existing facilities are adequate for its needs for at least the next twelve months.

  LEGAL PROCEEDINGS

     Like many companies in the software industry, ScanSoft has from time to time been notified of claims that it may be infringing the intellectual property rights of others. These claims have been referred to legal counsel, and they are in various stages of evaluation and negotiation. In addition, the following claims are in litigation:

     On November 27, 2002, AllVoice Computing plc filed an action against ScanSoft in the United States District Court for the Southern District of Texas claiming patent infringement. In the lawsuit, AllVoice alleges that ScanSoft is infringing United States Patent No. 5,799,273 entitled "Automated
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Proofreading Using Interface Linking Recognized Words to Their Audio Data While
Text Is Being Changed" (the "'273 Patent"). The '273 Patent generally discloses techniques for manipulating audio data associated with text generated by a speech recognition engine. Although ScanSoft has several products in the speech recognition technology field, ScanSoft believes that its products do not infringe the '273 Patent because they do not use the claimed techniques. Damages are sought in an unspecified amount. ScanSoft filed an Answer on December 23, 2002. For the reasons described here, ScanSoft believes this claim has no merit, and it intends to defend the action vigorously.

     In December 2001, the Massachusetts Institute of Technology and Electronics For Imaging, Inc. sued ScanSoft in the United States District Court for the Eastern District of Texas for patent infringement. The patent infringement claim was filed against more than 200 defendants. In their lawsuit, MIT and EFI allege that ScanSoft infringes United States Patent No. 4,500,919 entitled "Color Reproduction System" (the "'919 Patent"). MIT and EFI allege that the '919 Patent discloses a system for adjusting the colors of a scanned image on a television screen and outputting the modified image to a device. ScanSoft has several products that permit a user to adjust the color of an image on a computer monitor. ScanSoft has asserted that its products do not infringe the '919 Patent because its products do not contain all elements of the structure required by the claimed invention and because its products do not perform all of the steps required by the claimed method. Further, ScanSoft believes there may be prior art that would render the '919 Patent invalid. The '919 Patent expired on May 6, 2002. Damages are sought in an unspecified amount. ScanSoft filed an Answer and Counterclaim on June 28, 2002. For the reasons described here, ScanSoft believes this claim has no merit, and it intends to defend the action vigorously.

     On August 16, 2001, Horst Froessl sued ScanSoft in the United States District Court for the Northern District of California for patent infringement. In his lawsuit, Froessl alleges that ScanSoft infringes United States Patent No. 4,553,261 entitled "Document and Data Handling and Retrieval System" (the "'261 Patent"). Froessl alleges that the '261 Patent discloses a system for receiving and optically scanning documents, converting selected segments of the digitalized scan data into machine code, and storing and retrieving the documents and the digitalized and converted segments. Although ScanSoft has several products in the scanning technology field, ScanSoft has asserted that its products do not infringe the '261 Patent because its products do not contain all elements of the structure required by the claimed invention and because its products do not perform all of the steps required by the claimed method. Further, ScanSoft believes there may be prior art that would render the '261 Patent invalid. Damages are sought in an unspecified amount. ScanSoft filed an Answer and Counterclaim on September 19, 2001. For the reasons described here, ScanSoft believes this claim has no merit, and it intends to defend the action vigorously.

     ScanSoft believes that the final outcome of these matters will not have a significant adverse effect on its financial position and results of operations, and it believes it will not be required to expend a significant amount of resources defending such claims. However, should ScanSoft not prevail in any such litigation, its operating results and financial position could be adversely impacted.

     From time to time, ScanSoft receives information concerning possible infringement by third parties of its intellectual property rights, whether developed, purchased or licensed by ScanSoft. In response to any such circumstance, ScanSoft has its counsel investigate the matter thoroughly and it takes all appropriate action to defend its rights in these matters.

MANAGEMENT OF SCANSOFT

  EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information with respect to ScanSoft's executive officers and directors as of June 30, 2003.

NAME                                   AGE                      POSITION
----                                   ---                      --------
Paul A. Ricci........................  46    Chief Executive Officer and Chairman of the
                                             Board
Wayne S. Crandall....................  44    Senior Vice President of Worldwide Sales and
                                             Business Development
Jeanne McCann........................  52    Senior Vice President of Speech Research and
                                             Development
Richard S. Palmer....................  52    Senior Vice President and Chief Financial
                                             Officer
Robert J. Weideman...................  45    Senior Vice President and Chief Marketing
                                             Officer
Ben S. Wittner.......................  45    Senior Vice President Imaging Research and
                                             Development
Robert J. Frankenberg(1)(2)..........  56    Director
Katharine A. Martin..................  40    Director and Corporate Secretary
Mark B. Myers(1).....................  64    Director
Robert G. Teresi(1)(2)...............  61    Director

---------------

(1) Member of the audit committee.

(2) Member of the compensation committee.

     Paul A. Ricci has served as ScanSoft's Chairman since March 2, 1999 and ScanSoft's Chief Executive Officer since August 21, 2000. From January 1998 to August 2000, Mr. Ricci was the Vice President, Corporate Business Development of Xerox. Prior to 1998, Mr. Ricci held several positions within Xerox, including serving as President, Software Solutions Division and as President of the Desktop Document Systems Division. Between June 1997 and March 1999, Mr. Ricci served as Chairman of the Board of Directors of ScanSoft, Inc., which was then operating as an indirect wholly owned subsidiary of Xerox.

     Wayne S. Crandall has served as ScanSoft's Senior Vice President Sales and Business Development since January of 2002. Mr. Crandall served as Senior Vice President Sales and Marketing from November 2000 until December of 2001. From March 2000 to November 2000, Mr. Crandall was Senior Vice President Sales, and from March 1995 to March 2000, he was Vice President Sales and Channel Marketing. From January of 1993 until March 1995, Mr. Crandall was ScanSoft's Managing Director of International Sales, Marketing and Operations based in the United Kingdom. From December 1989 until January of 1993, Mr. Crandall was Vice President of North American Sales for Xerox Imaging Systems, a wholly owned subsidiary of Xerox. From January of 1984 until December of 1989, Mr. Crandall was the Director of North American Sales for Kurzweil Computer Products. From 1978 until January of 1984, Mr. Crandall held several sales and marketing positions with Philips N.V., Lexitron, a Division of Raytheon and Savin Corporation.

     Jeanne McCann has served as ScanSoft's Senior Vice President of Speech Research and Development since December 2001. From June 2000 to December 2001, Ms. McCann served as Senior Vice President, Development - SLS Division of Lernout & Hauspie. From July 1998 to June 2000, Ms. McCann served as Vice President, Development for Dragon Systems, Inc., and from March 1997 to July 1998, as Vice President, Development for Eastman Software, Inc.

     Richard S. Palmer has served as ScanSoft's Senior Vice President and Chief Financial Officer since May 2000. From July 1994 to April 2000, Mr. Palmer was the Director of Corporate Development at Xerox Corporation. Prior to that, Mr. Palmer worked in a number of financial management positions at

Xerox, including Vice President of Business Analysis for Xerox Financial Services, Inc., Corporate Assistant Treasurer, and Manager of Planning and Pricing for Xerox's Latin American Operations.

     Robert J. Weideman became the Chief Marketing Officer and Senior Vice President of ScanSoft in August 2002. Mr. Weideman has served as Vice President, Marketing since November 2001. From February 1999 until November 2001, Mr. Weideman was Vice President of Marketing for Cardiff Software, Inc. From August 1994 to January 1999, Mr. Weideman was Vice President of Marketing for TGS N.V. (TGS Inc., Europe).

     Ben S. Wittner has served as ScanSoft's Senior Vice President Imaging Research and Development since August 2000. From March 2000 to August 2000, Dr. Wittner served as Vice President Technology Research and Development. From February 1995 until March 2000, Dr. Wittner was Director of OCR Research and Development of ScanSoft, Inc., which was operating as an indirect wholly owned subsidiary of Xerox until March 1999. Dr. Wittner joined ScanSoft in 1992 as manager of text recognition for OCR development. Previously, Dr. Wittner was an individual contributor and then supervisor for the handwriting recognition project at NYNEX. Prior to that, he held a post-doctoral position at AT&T Bell Laboratories, researching fundamentals and applications of neural networks. Dr. Wittner earned a Ph.D. in mathematics from Cornell University.

     Robert J. Frankenberg has served as a director since March 13, 2000. Since December 1999, Mr. Frankenberg has served as Chairman of Kinzan, Inc., an Internet Services software platform provider. From May 1997 to July 2000, Mr. Frankenberg served as the Chairman, President and Chief Executive Officer of Encanto Networks, Inc., a developer of hardware and software designed to enable creation of businesses on the Internet. Since July 2000, Mr. Frankenberg has continued as Chairman, and since January 2001, has served as Acting President and CEO of Encanto. From April 1994 to August 1996, Mr. Frankenberg was Chairman, President and Chief Executive Officer of Novell, Inc., a producer of network software. Mr. Frankenberg is a director of Electroglas, Inc., National Semiconductor, Daw Technologies, Inc. and Secure Computing Corporation.

     Katharine A. Martin has served as a director since December 17, 1999. Since March 2, 1999, Ms. Martin has served as ScanSoft's Corporate Secretary. Since September 1999, Ms. Martin has served as a Member of Wilson Sonsini Goodrich & Rosati, Professional Corporation. Wilson Sonsini Goodrich & Rosati serves as ScanSoft's primary outside corporate and securities counsel. Prior thereto, Ms. Martin was a Partner of Pillsbury Madison & Sutro LLP.

     Mark B. Myers has served as a director since March 2, 1999. Dr. Myers served as Senior Vice President, Xerox Research and Technology, responsible for worldwide research and technology from February 1992 until April 2000. Dr. Myers is presently on the faculty of the Wharton Business School, The University of Pennsylvania.

     Robert G. Teresi has served as a director since March 13, 2000. Mr. Teresi served as the Chairman of the Board, Chief Executive Officer and President of Caere Corporation from May 1985 until March 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     ScanSoft's compensation committee consists of Messrs. Frankenberg and Teresi. Ms. Martin was a member of the compensation committee until she resigned from the committee in October 2002. The compensation committee reviews and recommends to the Board of Directors the compensation and benefits of ScanSoft's employees.

     During 2002, no member of the compensation committee was an officer or employee of ScanSoft. During 2002, no member of the compensation committee or executive officer of ScanSoft served as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of the ScanSoft board of directors or compensation committee.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Non-employee directors are entitled to participate in the 1995 Directors' Stock Option Plan. Options granted under this plan constitute the sole compensation for board service. The plan, as amended in June 2001, provides that each non-employee director will receive an initial option grant to purchase 50,000 shares of common stock at an exercise price equal to the fair market value of the stock on the respective effective date of the grant. Each option is exercisable in installments, 25% each year beginning on the first anniversary of the grant so that the options are 100% exercisable four years after the effective date of the grant. The plan also provides for the automatic annual grant of stock options to purchase 15,000 shares of common stock, which was 5,000 prior to the June 2001 amendment, to each non-employee director on January 1 of each year, provided that, on such date, he or she shall have served on the board for at least six months. These annual grants become fully vested and exercisable on the first anniversary of the date of grant. Pursuant to the automatic grant provisions, on January 2, 2001, each non-employee director was granted an option to purchase 5,000 shares of common stock at an exercise price of $.6563, the market price on that date, which amounted to 25,000 shares in the aggregate. Also pursuant to these automatic grant provision as stated in the plan, on January 2, 2002, each non-employee director was granted an option to purchase 15,000 shares of common stock at an exercise price of $4.45, the market price on that date, which amounted to 75,000 shares in the aggregate. The June 2001 amendment also allowed for the non-automatic grant of an option to purchase 40,000 shares of common stock to all non-employee directors who were outside directors on January 23, 2001 ("Eligible Directors"). Accordingly, each Eligible Director received a grant of an option to purchase 40,000 shares on June 27, 2001 at an exercise price of $1.18, the market price on that date, which amounted to 160,000 shares in the aggregate. These June 27, 2001 options became fully vested and exercisable on June 27, 2002, the first anniversary of the date of grant. Effective July 1, 2003, non-employee directors will receive an annual stipend of $25,000.

SCANSOFT EXECUTIVE COMPENSATION

     The following table provides certain summary information for the fiscal years 2002, 2001 and 2000 concerning compensation earned by ScanSoft's Chief Executive Officer and by ScanSoft's four other most highly compensated named executive officers whose compensation exceeded $100,000 in 2002 (the "Named Executive Officers").

                                                                              LONG-TERM
                                                                         COMPENSATION AWARDS
                                        ANNUAL COMPENSATION            ------------------------
                                 ----------------------------------    RESTRICTED    SECURITIES      ALL OTHER
NAME AND                                               OTHER ANNUAL       STOCK      UNDERLYING       ANNUAL
PRINCIPAL POSITION      YEAR      SALARY    BONUS(1)   COMPENSATION    AWARD(S)($)   OPTIONS(#)   COMPENSATION(2)
------------------      ----     --------   --------   ------------    -----------   ----------   ---------------
Paul A. Ricci.........  2002     $299,000   $25,000(3)   $107,000(4)    $     --     1,011,554        $   --
  Chief Executive       2001      300,000    39,700        52,746(4)(5)        --           --            --
  Officer               2000(6)   110,385    12,248            --             --     2,505,000            --
Michael K. Tivnan.....  2002     $274,516   $25,000(3)   $     --       $     --       122,918        $8,000
  President and Chief   2001      275,016    99,250         5,289(5)          --            --         7,062
  Operating Officer     2000(7)   269,180    36,378         5,289(5)          --       330,000         8,250
Wayne S. Crandall.....  2002     $224,500   $    --      $     --       $     --       263,125        $7,125
  Senior Vice
  President,            2001      225,000    67,382         4,327(5)          --            --         9,154
  Sales and Business    2000      180,673    58,102           577(5)          --       200,000         6,773
  Development
Richard S. Palmer.....  2002     $219,500   $    --      $     --       $     --        14,667        $6,967
  Senior Vice
  President             2001      220,000    69,872         4,231(5)      90,750(8)    100,000         7,017
  and Chief Financial   2000(9)   155,833    25,868         4,231(5)                   550,000            --
  Officer
Robert J. Weideman....  2002(10) $209,500   $42,000      $ 19,943(12)   $200,002(11)    10,500        $6,650
  Chief Marketing
  Officer, Senior Vice
  President

---------------

 (1) Unless specified otherwise, bonuses were paid pursuant to Bonus Incentive Plans.

 (2) Represents Company contributions to ScanSoft's 401(k) plan.

 (3) Represents a bonus paid for successful completion of the Lernout & Hauspie acquisition.

 (4) Includes allowance paid for remote living expenses.

 (5) Includes payment of one week of accrued vacation.

 (6) Mr. Ricci began serving in this capacity in August 2000.

 (7) Mr. Tivnan served as President and Chief Executive Officer from March 1999 to August 2000, and thereafter as President and Chief Operating Officer. Mr. Tivnan tendered his resignation as an executive officer and director of ScanSoft effective April 30, 2003.

 (8) Mr. Palmer received a Restricted Stock Award for 75,000 shares. This Restricted Stock Award has a 2 1/2 year cliff vesting, which vests 100% on April 17, 2004. The value of the Restricted Stock Award as of December 31, 2002 was $390,000.

 (9) Mr. Palmer joined ScanSoft in May 2000.

(10) Mr. Weideman began serving in this capacity in August 2002.

(11) Mr. Weideman received a Restricted Stock Award in November 2001 for 58,824 shares. This Restricted Stock Award vests in equal installments of 1/3 on each anniversary date. On November 27, 2002, 19,608 shares vested at a value of $147,060. The value of the unvested Restricted Stock holdings as of December 31, 2002 was $203,923.

(12) Represents reimbursement of relocation expenses.

CHANGE IN CONTROL AND EMPLOYMENT AGREEMENTS

     The ScanSoft board of directors approved the acceleration of vesting of options for certain officers and the directors in the event of a change in control. A change in control includes a merger or consolidation of ScanSoft not approved by the ScanSoft board of directors, certain changes in the composition of the Board, and certain changes in the ownership of ScanSoft.

     Mr. Ricci serves as ScanSoft's Chief Executive Officer and Chairman of the Board. Under the terms of his August 21, 2000 employment agreement, his annual base compensation is $300,000 and he is eligible to receive a target bonus of $50,000 per year. The agreement also provided for a grant of 2,500,000 options at $1.3438 per share, subject to 1/8 vesting per quarter over a two-year period. Mr. Ricci's severance (in the event of involuntary termination other than for cause, death or disability) under the employment agreement would entitle him to, among other things, a lump-sum payment equal to 8.5% of his base salary and target bonus, and acceleration of vesting of all options held by him that were unvested immediately prior to termination. Additionally, upon a change in control, Mr. Ricci would be entitled to vesting of all of his unvested options. Mr. Ricci's employment agreement was amended in July 2001 to provide him with a living expenses allowance, not to exceed $107,000 annually, in connection with his relocation to the Massachusetts area, where ScanSoft's corporate headquarters are located.

     Mr. Tivnan served as ScanSoft's President, Chief Operating Officer from August 2000 to April 2003. Mr. Tivnan tendered his resignation as an executive officer and director of ScanSoft effective April 30, 2003. As a result of Mr. Tivnan's resignation, per an amended agreement, Mr. Tivnan will receive one-year salary of $250,000, which will be paid over a one-year period. In addition, he will receive six years of ScanSoft medical benefits.

     Mr. Crandall serves as ScanSoft's Senior Vice President Sales and Business Development. Under the terms of a vesting agreement that he entered into in April 1999, all of Mr. Crandall's unvested stock options will immediately vest upon his involuntarily or constructive termination prior to, but in contemplation of, or within twelve months after, a change in control.

     Ms. McCann serves as Senior Vice President of Speech and Language Research and Development. Under the terms of a Company letter addressed to Ms. McCann on February 17, 2003, in the event there is a change in control of ScanSoft and Ms. McCann's employment is terminated within six months of the change in control, all of her stock options will become fully vested as of the effective date of the termination of her employment.

     Mr. Weideman serves as ScanSoft's Chief Marketing Officer. Under the terms of a Company letter addressed to Mr. Weideman on September 26, 2002, in the event there is a change in control of ScanSoft and Mr. Weideman's employment is terminated within six months of the change in control, all of his stock options will become fully vested as of the effective date of the termination of his employment.

     Mr. Wittner serves as ScanSoft's Senior Vice President of Imaging Research and Development. Under the terms of a Company letter addressed to Mr. Wittner in July 2000, in the event there is a change in control of ScanSoft and Mr. Wittner's employment is terminated within twelve months of the change in control, all of his stock options will become fully vested as of the effective date of the termination of his employment. Additionally, in the event that Mr. Wittner's position with ScanSoft is eliminated for any reason other than for cause, Mr. Wittner would be entitled to 52 weeks of severance pay, based on his base salary at the time of termination.

RECENT OPTION GRANTS

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2002 to the Named Executive Officers.

                                        PERCENT OF
                                          TOTAL                                 POTENTIAL REALIZABLE VALUE AT
                                         OPTIONS                                   ASSUMED ANNUAL RATES OF
                        SECURITIES      GRANTED TO                              STOCK PRICE APPRECIATION FOR
                        UNDERLYING      EMPLOYEES    EXERCISE OR                      OPTION TERM($)(2)
                         OPTIONS        IN FISCAL    BASE PRICE    EXPIRATION   -----------------------------
NAME                    GRANTED(#)      YEAR(%)(1)    ($/SHARE)       DATE           5%              10%
----                    ----------      ----------   -----------   ----------   -------------   -------------
Paul Ricci............    11,554(3)        .2362       5.3600       04/29/12       38,947.09       98,699.58
                         550,000(4)      11.2453       5.3600       04/29/12    1,853,981.36    4,698,352.77
                         450,000(4)       9.2007       6.9700       06/14/12    1,972,528.00    4,998,773.23
Michael Tivnan........    22,918(3)(6)     .4686       5.3600       04/29/12       77,253.72      195,776.09
                         100,000(5)(6)    2.0446       5.3600       04/29/12      337,087.52      854,245.96
Wayne Crandall........    50,000(7)       1.0223       4.7000       02/11/12      147,790.24      374,529.48
                          13,125(3)        .2684       5.3600       04/29/12       44,242.74      112,119.78
                         100,000(8)       2.0446       5.3600       04/29/12      337,087.52      854,245.96
                         100,000(8)       2.0446       6.9700       06/14/12      438,339.55    1,110,838.49
Richard S. Palmer.....    14,667(3)        .2999       5.3600       04/29/12       49,440.63      125,292.25
Robert J. Weideman....    10,500(3)        .2147       5.3600       04/29/12       35,394.19       89,695.83

---------------

(1) Based on options to purchase an aggregate of 4,890,913 shares of common stock granted to employees during fiscal 2002.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of five percent (5%) and ten percent (10%) compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of ScanSoft's common stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares of common stock. The actual gains, if any, on the stock option exercises will depend on the future performance of ScanSoft's common stock, the optionee's continued employment through applicable vesting periods and the date on which the options are exercised.

(3) Options granted to Mr. Ricci, Mr. Tivnan, Mr. Crandall, Mr. Palmer and Mr. Weideman have a ten year term, and are exercisable 50% on 8/31/02 and 50% on 2/28/03.

(4) Options granted to Mr. Ricci have a ten year term, and are exercisable over a two year period commencing one month after grant date.

(5) Options granted to Mr. Tivnan have a ten year term, and are 100% exercisable on the grant anniversary date.

(6) Mr. Tivnan tendered his resignation as an executive officer and director of ScanSoft effective April 30, 2003. As a result of Mr. Tivnan's resignation, per an amended agreement with Mr. Tivnan approved by ScanSoft's compensation committee, Mr. Tivnan will be able to exercise all vested stock options with an exercise price equal to or greater than $1.3438 for a period of one (1) year following his effective termination date of April 30, 2004, and any vested stock options with an exercise price less than $1.3438 for a period of eighty (80) days following his effective termination date.

(7) Options granted to Mr. Crandall have a ten year term, and are exercisable over a two year period commencing three months after grant date and monthly thereafter.

(8) Options granted to Mr. Crandall have a ten year term, and are exercisable over a four year period commencing one year after grant date and monthly thereafter.

     The following table shows the number of shares of common stock represented by outstanding stock options held by each of the Named Executive Officers as of December 31, 2002. No stock appreciation rights were granted by ScanSoft in 2002 and none were outstanding at December 31, 2002.

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                   VALUES(1)

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                              SHARES                 UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS/SARS
                             ACQUIRED                  OPTIONS AT 12/31/02               AT 12/31/02
                                ON       VALUE     ---------------------------   ---------------------------
                             EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                             --------   --------   -----------   -------------   -----------   -------------
Paul A. Ricci..............    --         --        2,821,609       714,945      $9,695,400      $ 17,550
Michael K. Tivnan..........    --         --          988,395       216,459       3,640,686       232,050
Wayne Crandall.............    --         --          502,781       315,126       1,779,034       198,281
Richard S. Palmer..........    --         --          494,834       169,833       1,463,055       401,750
Robert J. Weideman.........    --         --          140,666       369,834         243,749       656,251

---------------

(1) Based on a per share price of $5.20, the closing price of ScanSoft's common stock as reported by the NASDAQ National Market on December 31, 2002, the last trading day of the fiscal year, less the exercise price. The actual value of unexercised options fluctuates with stock market activity.

SCANSOFT COMPENSATION PLANS

  1993 INCENTIVE STOCK OPTION PLAN

     ScanSoft's 1993 Incentive Stock Option Plan (the "1993 Plan") was adopted by the ScanSoft board of directors and approved by ScanSoft stockholders in February 1993. The 1993 Plan was last amended by the ScanSoft board of directors in June 2000.

     General. The 1993 Plan provides for the granting of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting of nonstatutory stock options. As of December 31, 2002, 1,363,904 shares had been issued upon exercise of options granted under the 1993 Plan, options to purchase 2,506,085 shares were outstanding, and 11 shares remained available for future grant. As of December 31, 2002, the fair market value of all shares of common stock subject to outstanding options was $13,031,642, based on the closing sale price of $5.20 for ScanSoft's common stock as reported on the NASDAQ National Market on December 31, 2002. As of December 31, 2002, (i) options to purchase 1,883,713 shares of common stock were outstanding under the 1993 Plan and held by all current executive officers as a group, (ii) no options were outstanding and held by current directors who are not executive officers and (iii) options to purchase 622,372 shares of common stock were outstanding and held by employees, including current officers who are not executive officers, and consultants.

     The 1993 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The maximum aggregate number of shares which may be optioned and sold under the Plan is 3,870,000.

     Purpose. The 1993 Plan seeks to attract and retain the best available personnel for ScanSoft, give ScanSoft's employees, officers, directors and consultants a greater personal stake in the success of ScanSoft's business, and provide these individuals with added incentive to continue and advance in their employment or services to ScanSoft.

     Administration. The 1993 Plan may be administered by the ScanSoft board of directors or by a committee designated by the ScanSoft board of directors; it is currently administered by the ScanSoft board of directors and the compensation committee of the board. Members of the board receive no additional compensation for their services in connection with the administration of the 1993 Plan. All questions of interpretation of the 1993 Plan are determined by the administrator, and decisions of the administrator are final and binding upon all participants.

     Eligibility. The 1993 Plan provides that options may be granted to ScanSoft's employees (including officers and directors who are also employees) and consultants. Incentive stock options may be granted only to employees. The administrator selects the optionees and determines the number of shares and the exercise price to be associated with each option. In making such determination, there are taken into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to ScanSoft's success, and other relevant factors. As of December 31, 2002, there were approximately 489 employees eligible to participate in the 1993 Plan. The 1993 Plan provides that the maximum number of shares of common stock which may be granted under options to any one employee during any fiscal year is 500,000, subject to certain adjustments. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

     Terms of Options. The terms of options granted under the 1993 Plan are determined by the administrator. Each option is evidenced by a stock option agreement between ScanSoft and the optionee and is subject to, among other things, the following terms and conditions:

          (a) Exercise of the Option. The optionee must earn the right to exercise the option by continuing to work for us. The administrator determines when options are exercisable. An option is exercised by giving written notice of exercise to ScanSoft specifying the number of full shares of common stock to be purchased, and by tendering payment of the purchase price to ScanSoft. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the administrator.

          (b) Exercise Price. The exercise price of options granted under the 1993 Plan is determined by the administrator, and must be at least equal to the fair market value of the shares on the date of the first grant, in the case of incentive stock options, and must not be less than 100% of the fair market value per share on the date of grant, in the case of nonstatutory incentive stock options, based upon the closing price on the NASDAQ National Market on the date of grant. Incentive stock options granted to stockholders owning more than 10% of ScanSoft's outstanding stock are subject to the additional restriction that the exercise price on such options must be at least 110% of the fair market value on the date of the grant. Nonstatutory stock options granted to a covered employee under
     Section 162(m) of the Code are subject to the additional restriction that the exercise price on such options must be at least 100% of the fair market value on the date of grant.

          (c) Termination of Employment. If the optionee's employment or consulting relationship with ScanSoft is terminated for any reason other than death or total and permanent disability, options under the 1993 Plan may be exercised not later than three months (or such other period of time not exceeding 3 months and no less than 30 days as determined by the administrator) after the date of such termination to the extent the option was exercisable on the date of such termination. In no event may an option be exercised by any person after the expiration of its term.

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          (d) Termination of Options.  Incentive stock options granted under the
     1993 Plan expire 10 years from the date of grant unless a shorter period is provided in the option agreement. Incentive stock options and nonstatutory stock options granted to stockholders owning more than 10% of ScanSoft's outstanding stock may not have a term of more than five years and five years and one day, respectively.

          (e) Nontransferability of Options. Options are nontransferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime.

          (f) Acceleration of Option. In the event of a sale of all or substantially all of ScanSoft's assets, or the merger of ScanSoft with another corporation, an option granted under the 1993 Plan will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation. The administrator may, in its discretion, make provisions for the acceleration of the optionee's right to exercise his or her outstanding options in full.

     Amendment and Termination. The board of directors may amend the 1993 Plan at any time or from time to time or may terminate it without approval of the stockholders, with certain exceptions. The 1993 Plan will terminate in February 2003, but any options then outstanding under the 1993 Plan will remain outstanding until they expire by their terms.

  1995 EMPLOYEE STOCK PURCHASE PLAN

     ScanSoft's 1995 Employee Stock Purchase Plan (the "1995 ESPP") was adopted by the ScanSoft board of directors and approved by ScanSoft stockholders in November 1995. It was last amended and restated as of April 27, 2000.

     General.  The 1995 ESPP is intended to qualify under the provisions of
Section 423 of the Code, is not a qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of ERISA. A total of 1,000,000 shares are currently authorized to be issued under the 1995 ESPP. The ScanSoft board of directors has approved an amendment to the 1995 ESPP, subject to stockholder approval, to increase the number of shares authorized for issuance thereunder from 1,000,000 to 1,500,000. See the section entitled "Amendment of the ScanSoft 1995 Employee Stock Purchase Plan" beginning on page 96 of this joint proxy statement/prospectus. As of December 31, 2002, a total of 688,388 shares had been issued to ScanSoft's employees under the 1995 ESPP, and 311,612 shares remained available for future issuance. The average per share issuance price for shares purchased by employees under the 1995 ESPP to date is approximately $2.7414. As of December 31, 2002, approximately 264 employees were eligible to participate in the 1995 ESPP.

     Purpose. The purpose of the 1995 ESPP is to provide employees with an opportunity to purchase ScanSoft common stock through accumulated payroll deductions. Employees make such purchases by participation in regular offering periods from which they may withdraw at any time.

     Administration. The 1995 ESPP may be administered by the ScanSoft board of directors or a committee appointed by the ScanSoft board of directors. Currently the 1995 ESPP is administered by the ScanSoft board of directors. The ScanSoft board of directors or its committee has full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the 1995 ESPP, to construe and interpret the 1995 ESPP, and to make all other determinations necessary or advisable for the administration of the 1995 ESPP.

     Eligibility. Any person who, on the first day of an offering period, is customarily employed by ScanSoft for at least 20 hours per week and more than five months in any calendar year is eligible to participate in the 1995 ESPP.

     Offering Dates. In general, the 1995 ESPP is implemented by a series of offering periods of 12 months duration, with new offering periods commencing on or about February 16 and August 16 of each year. Each offering period consists of two consecutive purchase periods of six months duration, with

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the last day of such period being designated a purchase date. The ScanSoft board of directors has the power to change the duration and frequency of the offering and purchase periods with respect to future offerings without stockholder approval if such change is announced at least fifteen days prior to the scheduled beginning of the first offering or purchase period to be affected.

     Participation in the 1995 ESPP. Eligible employees may participate in the 1995 ESPP by completing an enrollment form provided by ScanSoft and filing it with ScanSoft prior to the applicable offering date, unless a later time for filing the enrollment form is set by the ScanSoft board of directors for all eligible employees with respect to a given offering. The enrollment form currently authorizes payroll deductions of not less than 1% and not more than 12% of the participant's eligible compensation on the date of the purchase.

     Purchase Price. The purchase price per share sold under the 1995 ESPP is a price equal to the lower of 85% of the fair market value of the common stock at the beginning of the offering period or the purchase date. The fair market value is the per share closing price of the common stock on the NASDAQ National Market as of such date reported by NASDAQ.

     Payment of Purchase Price; Payroll Deductions. The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may be up to 12% of a participant's eligible compensation received on each payday during the offering period. Eligible compensation is defined in the 1995 ESPP to include the regular straight time gross earnings excluding payments for overtime, shift premium, incentive compensation, bonuses and commissions. A participant may discontinue his or her participation in the 1995 ESPP at any time during the offering period prior to a purchase date, and may decrease the rate of his or her payroll deductions once during the offering period by completing and filing a new enrollment form. No interest accrues on the payroll deductions of a participant in the 1995 ESPP.

     Purchase of Stock; Exercise of Option. By executing an enrollment form to participate in the 1995 ESPP, the participant is entitled to have shares placed under option. Unless the participant's participation is discontinued, each participant's option for the purchase of shares will be exercised automatically at the end of each purchase period at the applicable price. Notwithstanding the foregoing, no participant shall be permitted to subscribe for shares under the 1995 ESPP if immediately after the grant of the option he or she would own 5% or more of the voting power or value of all classes of ScanSoft's stock or of any of ScanSoft's subsidiaries (including stock which may be purchased under the 1995 ESPP or pursuant to any other options), nor shall any participant be granted an option which would permit the participant to buy pursuant to all of ScanSoft's employee stock purchase plans more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

     Termination of Employment. Upon termination of a participant's continuous status as an employee prior to the purchase date of an offering period for any reason, including retirement or death, he or she will be deemed to have elected to withdraw from the 1995 ESPP and the contributions credited to his or her account but not yet used to exercise his or her option under the 1995 ESPP will be returned to him or her.

     Nontransferability. No rights or accumulated payroll deductions of a participant under the 1995 ESPP may be pledged, assigned or transferred for any reason.

     Amendment and Termination of the 1995 ESPP. The board of directors may at any time amend or terminate the 1995 ESPP, except that such termination shall not affect options previously granted.

  1995 DIRECTORS' STOCK OPTION PLAN

     ScanSoft's 1995 Directors' Stock Option Plan (the "1995 Directors' Plan") was adopted by the ScanSoft board of directors and approved by ScanSoft stockholders in October, 1995, and was last amended by the ScanSoft board of directors on April 5, 2002 and by ScanSoft stockholders on June 14, 2002. As of December 31, 2002, there were options to purchase 355,000 shares of common stock outstanding under the 1995 Directors' Plan, with exercise prices ranging from $0.6563 to $5.9375 per

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share. Additionally, as of the same date, 450,000 shares remained available for future grant under the 1995 Directors' Plan.

     General. The 1995 Directors' Plan currently provides for the non-discretionary grant of non-statutory stock options. Non-statutory stock options granted under the 1995 Directors' Plan are intended not to qualify as incentive stock options within the meaning of Section 422 of the Code.

     Purpose. ScanSoft, by means of the 1995 Directors' Plan, seeks to attract and retain the best available personnel for service as directors of ScanSoft, to provide additional incentive for such persons to exert maximum efforts to promote the success of ScanSoft, and to encourage their continued service on the ScanSoft board of directors.

     Administration. The ScanSoft board of directors administers the 1995 Directors' Plan. The board has the power to construe and interpret the 1995 Directors' Plan and options granted under it, to establish, amend, and revoke rules and regulations for its administration, to amend the 1995 Directors' Plan, and generally to exercise such powers and to perform such acts as the board deems necessary or expedient to promote ScanSoft's best interests.

     Eligibility. Options may be granted under the 1995 Directors' Plan only to ScanSoft's non-employee directors. A "non-employee director" is a director who is not an employee of ScanSoft or of any "parent" or "subsidiary" of ScanSoft, as those terms are defined in the Code. The payment of a director's fee by ScanSoft is not sufficient in and of itself to constitute "employment" by ScanSoft. Four of ScanSoft's five current directors (all except Mr. Ricci) are eligible to participate in the 1995 Directors' Plan.

     Stock Subject to the 1995 Directors' Plan. If options granted under the 1995 Directors' Plan expire or otherwise terminate without being exercised, the common stock not purchased pursuant to such options again becomes available for issuance under the 1995 Directors' Plan. The number of shares authorized for issuance under the 1995 Directors' Plan is 820,000.

     Terms and Conditions of Options. Each option under the 1995 Directors' Plan is subject to the following terms and conditions:

          (a) Non-Discretionary Grants. Option grants are non-discretionary. Each non-employee director is automatically granted an option to purchase shares of common stock as follows:

        - an initial grant of 50,000 on the date the person first becomes a non-employee director; and

        - an annual, subsequent grant of 15,000 on January 1 of each year, provided that, on such date, the non-employee director has served on the ScanSoft board of directors for at least six months.

          At the June 2001 meeting, the stockholders approved a non-automatic grant to any director who was an eligible director on January 23, 2001 of an additional 40,000 shares. The 40,000 shares consist of (i) 30,000 shares to raise their initial grant from 20,000 to 50,000 and (ii) 10,000 shares to raise their subsequent grant from 5,000 to 15,000 (before the June 2001 amendment, the initial grant comprised 20,000 shares and the subsequent grant comprised 5,000 shares). Each eligible director was granted 40,000 options on June 27, 2001.

          (b) Exercise Price; Payment. The exercise price of each option granted under the 1995 Directors' Plan is equal to 100% of the fair market value of the common stock subject to such option on the date such option is granted.

          ScanSoft may not: reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future under the 1995 Directors' Plan; cancel and re-grant options at a lower exercise price (including entering into any "6 month and 1 day" cancellation and re-grant scheme), whether or not the cancelled options are put back into the available pool for grant; replace underwater options with restricted stock in an exchange, buy-back or other scheme; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme.
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          (c) Option Vesting.  Options granted pursuant to the 1995 Directors'
     Plan may be exercised while the non-employee director is a director of ScanSoft and for a period of 90 days after ceasing to be a director. The exercise price per share of the option is 100% of the fair market value per share on the grant date. The initial grant vests over four years in 25% installments on the anniversary of the grant date. The subsequent grant is exercisable as to 100% of the shares subject to the subsequent grant on the first anniversary of the date of grant of the subsequent grant.

          (d) Termination of Options. Currently no option granted under the 1995 Directors' Plan is exercisable after the expiration of ten years from the date the option was granted.

          (e) Non-transferability of Options. Options granted under the 1995 Directors' Plan are not transferable except by will or by the laws of descent and distribution, and are exercisable during the lifetime of the person to whom the option is granted only by such person or by his or her guardian or legal representative.

     Adjustment Provisions. If there is any change in the stock subject to the 1995 Directors' Plan or subject to any option granted under the 1995 Directors' Plan (through merger, consolidation, reorganization, re-capitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise), the 1995 Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and maximum number of shares subject to the 1995 Directors' Plan and the class, number of shares, and price per share of stock subject to such outstanding options.

     Effect of Certain Corporate Events. In the event of (i) a dissolution or liquidation of ScanSoft, (ii) a sale of all or substantially all of ScanSoft's assets, (iii) a merger or consolidation in which ScanSoft is not the surviving corporation, or (iv) any other capital reorganization in which more than 50% of the shares of ScanSoft entitled to vote are exchanged, ScanSoft shall give to directors, at the time of adoption of the 1995 Directors' Plan for liquidation, dissolution, sale, merger, consolidation or reorganization, either a reasonable time thereafter within which to exercise the option, including shares as to which the option would not be otherwise exercisable, prior to the effectiveness of such liquidation, dissolution, sale, merger, consolidation or reorganization, at the end of which time the option shall terminate, or the right to exercise the option, including shares as to which the option would not be otherwise exercisable (or receive a substitute option with comparable terms), as to an equivalent number of shares of stock of the corporation succeeding ScanSoft or acquiring ScanSoft's business by reason of such liquidation, dissolution, sale, merger, consolidation or reorganization.

     Duration, Amendment, and Termination. The board may suspend or terminate the 1995 Directors' Plan at any time. Unless sooner terminated, the 1995 Directors' Plan terminates in October 2005. The board also may amend or terminate the 1995 Directors' Plan from time to time in such respects as the board may deem advisable.

  1997 EMPLOYEE STOCK OPTION PLAN

     ScanSoft's 1997 Employee Stock Option Plan (the "1997 Plan") became effective on January 1, 1997 and was last amended by the ScanSoft board of directors effective June, 2000.

     General. The 1997 Plan provides for the granting of nonstatutory stock options within the meaning of Section 422 of the Code. As of December 31, 2002, 312,476 shares had been issued upon exercise of options granted under the 1997 Plan, options to purchase 908,030 shares were outstanding, and 79,494 shares remained available for future grant. As of December 31, 2002, the fair market value of all shares of common stock subject to outstanding options was $4,721,756, based on the closing sale price of $5.20 for ScanSoft's common stock as reported on the NASDAQ National Market on December 31, 2002. As of December 31, 2002, (i) options to purchase 164,667 shares of common stock were outstanding under the 1997 Plan and held by all current executive officers as a group (3 persons), (ii) options to purchase 20,000 shares were outstanding under the 1997 Plan and held by current directors (one person) who are

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not executive officers and (iii) options to purchase 723,363 shares of common stock were outstanding and held by employees, including current officers who are not executive officers, and consultants.

     Purpose. The purposes of the 1997 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to ScanSoft's employees and consultants and to promote the success of ScanSoft's business.

     Administration. The 1997 Plan may be administered by the ScanSoft board of directors or by a committee designated by the ScanSoft board of directors; it is currently administered by the ScanSoft board of directors and the compensation committee of the board. Members of the board receive no additional compensation for their services in connection with the administration of the 1997 Plan. All questions of interpretation of the 1997 Plan are determined by the administrator, and decisions of the administrator are final and binding upon all participants.

     Eligibility. The 1997 Plan provides that options may be granted to ScanSoft's employees and consultants. For the purposes of the 1997 Plan, officers, named executive officers and directors are not considered employees and are not eligible to receive grants under the 1997 Plan unless they fall under a special exception. The exception is that officers who are not previously employed by ScanSoft and for whom an option grant is an essential inducement for the officer to join ScanSoft may be treated as an employee for purposes of receiving a grant under the 1997 Plan. As of December 31, 2002, ScanSoft had approximately 489 employees, seven directors (including two employee directors), and 24 consultants. The administrator, in its discretion, selects the employees and consultants to whom options may be granted, the time or times at which such options are granted, and the exercise price (within the limits described below) and number of shares subject to each such grant.

     Terms of Options. The terms of options granted under the 1997 Plan are determined by the administrator. Each option is evidenced by a stock option agreement between ScanSoft and the optionee and is subject to, among other things, the following terms and conditions:

          (a) Exercise of the Option. The optionee must earn the right to exercise the option by continuing to work for us. The administrator determines when options are exercisable. An option is exercised by giving written notice of exercise to ScanSoft specifying the number of full shares of common stock to be purchased, and by tendering payment of the purchase price to ScanSoft. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the administrator.

          (b) Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price of a stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sales price for the common stock (or the closing bid if no sales were reported) on the date the option is granted.

          ScanSoft may not: reduce the exercise price of any stock option outstanding or to be granted in the future under the 1997 Plan; cancel and re-grant options at a lower exercise price (including entering into any "6 month and 1 day" cancellation and re-grant scheme), whether or not the cancelled options are put back into the available pool for grant; replace underwater options with restricted stock in an exchange, buy-back or other scheme; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme.

          (c) Termination of Employment. If the optionee's employment or consulting relationship with ScanSoft is terminated for any reason other than death or total and permanent disability, options under the 1997 Plan may be exercised not later than thirty days (or such other period of time not exceeding the expiration of the term of the option, as determined by the administrator) after the date of such termination to the extent the option was exercisable on the date of such termination. In no event may an option be exercised by any person after the expiration of its term.

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          (d) Termination of Options.  Nonstatutory options granted under the
     1997 Plan expire ten years from the date of grant unless a shorter period is provided in the option agreement.

          (e) Nontransferability of Options. Generally, options under the 1997 Plan are nontransferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime. However, the administrator may, in its discretion, grant transferable nonstatutory stock options pursuant to option agreements specifying (i) the manner in which the nonstatutory options are transferable and (ii) that any such transfer be subject to applicable law.

          (f) Effect of Corporate Transactions. In the event of ScanSoft's proposed dissolution or liquidation, the options under the 1997 Plan will terminate immediately prior to the consummation of the proposed action, unless otherwise provided by the administrator. The administrator may, in the exercise of its sole discretion in such instances, declare that any option be terminated as of a date fixed by the administrator and give each optionee the right to exercise the optionee's option as to all or any part of the option, including shares as to which the option would not otherwise be exercisable. In the event of a sale of all or substantially all of ScanSoft's assets, or ScanSoft's merger with another corporation, an option granted under the 1997 Plan will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation does not assume or provide substitute options, the administrator will make provisions for the acceleration of the optionee's right to exercise his or her outstanding options in full. If the administrator makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the administrator will notify the optionee that the option will be fully exercisable for a period of 15 days from the date of the notice, and the option will terminate upon the expiration of such period.

     Amendment and Termination. The ScanSoft board of directors may terminate the 1997 Plan, or may amend the 1997 Plan from time to time in any respect, as it feels advisable. The 1997 Plan will terminate in January, 2007, but any options then outstanding under the 1997 Plan will remain outstanding until they expire by their terms.

  1998 STOCK OPTION PLAN

     ScanSoft's 1998 Stock Option Plan (the "1998 Plan") was assumed by ScanSoft upon the consummation of the merger between Visioneer, Inc. and ScanSoft, Inc. on March 12, 1999. As of December 31, 2002, there were outstanding options to purchase 919,081 shares of common stock under the 1998 Plan, with exercise prices ranging from $0.6100 to $1.3438 per share. As of December 31, 2002, there were no shares available for future grants.

     General. The purpose of the 1998 Plan is to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to ScanSoft's long range success and to provide incentives which are linked directly to increases in share value which will benefit all of ScanSoft stockholders. Options granted under the 1998 Plan may be either "incentive stock options" or nonstatutory stock options. However, only officers and employees are eligible to be granted incentive stock options.

     Administration. The 1998 Plan may be administered by the ScanSoft board of directors or a committee appointed by the ScanSoft board of directors. The administrator may make any determinations deemed necessary or advisable for the 1998 Plan.

     Eligibility. Directors, officers, employees and consultants who, as determined by the administrator, are responsible for or contribute to the management, growth or profitability of ScanSoft's business may be granted stock options under the 1998 Plan. However, only officers and employees may be granted incentive stock options. As of December 31, 2002, ScanSoft had approximately 489 employees, six directors (including two employee directors), and 24 consultants. The administrator, in its discretion, selects the directors, officers, employees and consultants to whom options may be granted, the time or times at which

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such options are granted, and the exercise price (within the limits described below) and number of shares subject to each such grant.

     Limitations. The 1998 Plan provides that no one may be granted, during any one year period, options to purchase more than 1,000,000 shares of ScanSoft's common stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between ScanSoft and the optionee, and is subject to the following terms and conditions:

          (a) Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price for incentive stock options may not be less than 100% of the fair market value of the shares of stock on the grant date. In the case of nonstatutory options, the exercise price may be determined in the sole discretion of the administrator, provided, that the exercise price may not be less than 85% of the fair market value of the shares of stock on the grant date of the nonstatutory option. In the case of either an incentive stock option or a nonstatutory option granted to a 10% stockholder, the exercise price may not be less than 110% of the fair market value. The fair market value of ScanSoft's common stock is generally determined with reference to the closing sale price for the common stock on the last market trading day prior to the date the option is granted.

          (b) Exercise of Option; Form of Consideration. The administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The 1998 Plan provides that options granted under the 1998 Plan must vest at a rate of at least 20% per year over a period of five years from the grant date, unless a lower vesting rate or longer vesting period is permitted by applicable law or regulation. In the case of an incentive stock option granted to a 10% stockholder, the vesting or exercise period may not exceed five years from the grant date. The 1998 Plan provides that the exercise price must be paid in full at the time of exercise in cash.

          (c) Term of Option. The term of an incentive stock option may be no more than ten years from the grant date; provided, however, that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Service. If an optionee's service relationship terminates for any reason, then the optionee generally may exercise the option within 80 days of such termination, to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

          (e) Nontransferability of Options. Unless otherwise determined by the administrator, options granted under the 1998 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee or by the optionee's guardian or legal representative.

          (f) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1998 Plan as may be determined by the administrator.

     Adjustments Upon Changes in Capitalization. In the event that ScanSoft's stock changes by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification in ScanSoft's capital structure, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1998 Plan, the number and class of shares of stock subject to any option outstanding under the 1998 Plan, and the exercise price of any such outstanding option or stock purchase right.

     In the event of a liquidation or dissolution, the administrator may provide that the holder of any option then exercisable have the right to exercise that option subsequent to the liquidation or dissolution, and for the balance of its term, solely for the kind and amount of shares of stock and other securities, cash or other property receivable upon such liquidation or dissolution by a holder of the number of shares of stock for which the option might have been exercised immediately prior to the liquidation or dissolution. The administrator may also provide, in the alternative, that each option granted under the 1998 Plan
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terminate as of a date to be fixed by the Board provided that written notice is given to each optionee at least 30 days prior to the termination date. Each option holder then has the right, during the 30 days preceding the option termination, to exercise the option as to all or any part of the shares of stock covered by the option, to the extent that the option is then exercisable.

     In the case of any capital reorganization, any reclassification of the common stock (other than a change in par value or recapitalization), or the consolidation of ScanSoft with, or a sale of substantially all of ScanSoft's assets (which sale is followed by ScanSoft's liquidation or dissolution), or merger of ScanSoft with another person (a "Reorganization Event"), the administrator is to determine whether the Reorganization Event constitutes a liquidation or dissolution and to deliver to optionees at least 15 days prior to the Reorganization Event a notice which (i) indicates whether the Reorganization Event is a liquidation or dissolution, and (ii) advises the optionee of his or her rights pursuant to the stock option agreement.

     If the Reorganization Event is determined to be a liquidation or dissolution, in its sole and absolute discretion, the surviving corporation may, but is not be obligated to, (i) tender stock options to the optionee with respect to the surviving corporation which contains terms and provisions that substantially preserve the rights and benefits of the optionee, and (ii) in the event that no stock options have been tendered by the surviving corporation, the optionee has the right exercisable during a 10-day period ending on the fifth day prior to the Reorganization Event to exercise his or her options, to the extent that such options are then exercisable.

     If the Reorganization Event is not determined to be a liquidation or dissolution, the optionee is entitled upon exercise of the option to purchase the kind and number of shares of stock or other securities, cash or other property of the surviving corporation receivable upon such event by a holder of the number of shares of the common stock which the option entitles the optionee to purchase from ScanSoft immediately prior to such event. In the case of any Reorganization Event that is a reorganization, merger or consolidation in which ScanSoft is not the surviving corporation, the administrator may, in its sole and absolute discretion, accelerate the vesting period of the options.

     Amendment and Termination of the 1998 Plan. The Board may amend, alter, or discontinue the 1998 Plan. However, ScanSoft must obtain stockholder approval for any amendment to the 1998 Plan which would: (i) increase the total number of shares of stock reserved for the purposes of the 1998 Plan; (ii) materially increase the benefits accruing to eligible persons under the 1998 Plan; or (iii) materially modify the requirements for eligibility under the 1998 Plan. No such action by the Board or stockholders may alter or impair any option previously granted under the 1998 Plan without the written consent of the optionee. No options may be granted under the 1998 Plan on or after December 31, 2002.

  2000 STOCK PLAN

     ScanSoft's 2000 Stock Plan (the "2000 Plan") was adopted by the ScanSoft board of directors and approved by ScanSoft stockholders in May, 2000, and was last amended by the board on April 5, 2002 and by the stockholders on June 14, 2002. As of December 31, 2002, there were options to purchase 2,612,837 shares of common stock under the 2000 Plan, with exercise prices ranging from $1.2813 to $6.97 per share. In addition, as of the same date, there were available for future grant options to purchase 1,701,113 shares of common stock.

     General. The purpose of the 2000 Plan is to attract and retain the best available personnel for positions of substantial responsibility with ScanSoft, to provide additional incentive to ScanSoft's employees and consultants and to promote the success of ScanSoft's business. Options granted under the 2000 Plan may be either incentive stock options or nonstatutory stock options. Stock purchase rights may also be granted under the 2000 Plan.

     Administration. The 2000 Plan generally may be administered by the board or a committee appointed by the board. The administrator may make any determinations deemed necessary or advisable for the 2000 Plan.

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

     Eligibility. Nonstatutory stock options and stock purchase rights may be granted under the 2000 Plan to ScanSoft's employees, directors and consultants. As of December 31, 2002, ScanSoft had approximately 489 employees, seven directors (including two employee directors), and 24 consultants. Incentive stock options may be granted only to employees. The administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the exercise price and number of shares subject to each such grant; provided, however, the exercise price of a stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted.

     Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain of ScanSoft's executive officers. In order to preserve ScanSoft's ability to deduct the compensation income associated with options granted to such persons, the 2000 Plan provides that no employee may be granted, in any fiscal year, options or stock purchase rights to purchase more than 750,000 shares of common stock. Notwithstanding this limit, however, in connection with such individual's initial employment with us, he or she may be granted options or stock purchase rights to purchase up to an additional 750,000 shares of common stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between ScanSoft and the optionee, and is subject to the following terms and conditions:

          (a) Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price of a stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

          ScanSoft may not: reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future under the 2000 Plan; cancel and re-grant options at a lower exercise price (including entering into any "6 month and 1 day" cancellation and re-grant scheme), whether or not the cancelled options are put back into the available pool for grant; replace underwater options with restricted stock in an exchange, buy-back or other scheme; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme.

          (b) Exercise of Option; Form of Consideration. The administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2000 Plan permits payment to be made by cash, check, promissory note, other shares of ScanSoft's common stock (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The term of an incentive stock option may be no more than ten years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Service. If an optionee's service relationship terminates for any reason (excluding death or disability), then the optionee generally may exercise the option within 90 days of such termination or within such time period as specified in the option agreement, to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's service relationship terminates due to the optionee's disability, the optionee generally may exercise the option, to the extent the option was vested on the date of termination, within 12 months, or as specified in the option agreement, from the date of such termination. If an optionee's service relationship terminates due to

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

     the optionee's death, the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance generally may exercise the option, as to the vested shares subject to the option (not including unvested shares), within 12 months from the date of such termination or as defined in the option agreement.

          (e) Nontransferability of Options. Unless otherwise determined by the administrator, options granted under the 2000 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (f) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2000 Plan as may be determined by the administrator.

     Stock Purchase Rights. In the case of stock purchase rights, unless the administrator determines otherwise, the restricted stock purchase agreement shall grant ScanSoft a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with ScanSoft for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The repurchase option shall lapse at a rate determined by the administrator.

     Adjustments Upon Certain Corporate Transactions. In connection with any merger of ScanSoft with or into another corporation or the sale of all or substantially all of ScanSoft's assets, each outstanding option and stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options or rights or to substitute substantially equivalent options or rights, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen days from the date of such notice and that the option terminates upon expiration of such period.

     Amendment and Termination of the 2000 Plan. The board may amend, alter, suspend or terminate the 2000 Plan, or any part thereof, at any time and for any reason. Unless terminated earlier, the 2000 Plan shall terminate ten years from the date the 2000 Plan or any amendment to add shares to the 2000 Plan was last adopted by the board.

     2000 Plan Benefits. The amount and timing of options and awards granted under the 2000 Plan are determined in the sole discretion of the administrator. As a result, the benefits or amounts that will be received by, or allocated to, ScanSoft's CEO, ScanSoft's other named executive officers and ScanSoft's current directors under the 2000 Plan for 2003 are not determinable. However, the following sets forth the options or awards granted to such persons in fiscal year 2002. Amounts granted in 2002 may not be representative of amounts granted in the future.

  2000 NONSTATUTORY STOCK PLAN

     ScanSoft's 2000 Nonstatutory Stock Plan (the "2000 Nonstatutory Plan") was adopted by the ScanSoft board of directors in May 2000. As of December 31, 2002, there were options to purchase 5,811,858 shares of common stock outstanding under the 2000 Nonstatutory Plan, with exercise prices ranging from $0.6563 to $8.74 per share. In addition, as of the same date, there were available for future grant options to purchase 651,779 shares of common stock. Since that date, the ScanSoft board of directors has twice amended the 2000 Nonstatutory Plan, on February 17, 2003 and June 2, 2003, thereby increasing the number of shares reserved for issuance under the 2000 Nonstatutory Plan by 3,000,000 shares.

     General. The purpose of the 2000 Nonstatutory Plan is to attract and retain the best available personnel for positions of substantial responsibility with ScanSoft, to provide additional incentive to ScanSoft's employees and consultants and to promote the success of ScanSoft's business. Options granted under the 2000 Nonstatutory Plan are nonstatutory stock options.

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

     Administration. The 2000 Nonstatutory Plan generally may be administered by the board or a committee appointed by the board. The administrator may make any determinations deemed necessary or advisable for the 2000 Nonstatutory Plan.

     Eligibility. Nonstatutory stock options may be granted under the 2000 Nonstatutory Plan to ScanSoft's employees, directors and consultants. As of December 31, 2002, ScanSoft had approximately 489 employees, seven directors (including two employee directors), and 24 consultants. The administrator, in its discretion, selects the employees, directors and consultants to whom options may be granted, the time or times at which such options shall be granted, and the exercise price and number of shares subject to each such grant; provided, however, the exercise price of a stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between ScanSoft and the optionee, and is subject to the following terms and conditions:

          (a) Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price of a stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

          ScanSoft may not: reduce the exercise price of any stock option outstanding or to be granted in the future under the 2000 Nonstatutory Plan; cancel and re-grant options at a lower exercise price (including entering into any "6 month and 1 day" cancellation and re-grant scheme), whether or not the cancelled options are put back into the available pool for grant; replace underwater options with restricted stock in an exchange, buy-back or other scheme; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme.

          (b) Exercise of Option; Form of Consideration. The administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2000 Nonstatutory Plan permits payment to be made by cash, check, promissory note, other shares of ScanSoft's common stock (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The term of each stock option is specified in each option agreement. No option may be exercised after the expiration of its term.

          (d) Termination of Service. If an optionee's service relationship terminates for any reason (excluding death or disability), then the optionee generally may exercise the option within 3 months of such termination or within such time period as specified in the option agreement, to the extent that the option is vested on the date of termination, (but in no event later than the expiration of the term of such option as set forth in the option agreement). If an optionee's service relationship terminates due to the optionee's disability, the optionee generally may exercise the option, to the extent the option was vested on the date of termination, within 12 months, or as specified in the option agreement, from the date of such termination. If an optionee's service relationship terminates due to the optionee's death, the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance generally may exercise the option, as to the vested shares subject to the option (not including unvested shares), within 12 months from the date of such termination or as defined in the option agreement.

          (e) Nontransferability of Options. Unless otherwise determined by the administrator, options granted under the 2000 Nonstatutory Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

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

          (f) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2000 Nonstatutory Plan as may be determined by the administrator.

     Adjustments Upon Certain Corporate Transactions. In connection with any merger of ScanSoft with or into another corporation or the sale of all or substantially all of ScanSoft's assets, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the administrator shall notify the optionee that the option is fully exercisable for 15 days from the date of such notice and that the option terminates upon expiration of such period.

     Amendment and Termination of the 2000 Nonstatutory Plan. The board may amend, alter, suspend or terminate the 2000 Nonstatutory Plan, or any part thereof, at any time and for any reason. Unless terminated earlier, the 2000 Nonstatutory Plan shall terminate ten years from the date the 2000 Nonstatutory Plan or any amendment to add shares to the 2000 Nonstatutory Plan was last adopted by the board.

401(K) RETIREMENT PLAN

     The 401(k) plan provides that each participant may contribute up to 15% of his or her pre-tax gross compensation up to the statutory limit, which was $11,000 in calendar year 2002. Through October 15, 2002, ScanSoft provided a match of an employee's contributions dollar for dollar up to 4%. For example, if an employee contributed 6% ScanSoft matched at 4%; if the employee contributed 4% ScanSoft matched the 4%; if the employee contributed 2% ScanSoft matched the 2%, and so on. Employees are 100% vested into the plan as soon as they start to contribute to the plan. Effective October 16, 2002, this match was discontinued.

LIMITATIONS ON DIRECTORS' LIABILITY AND INDEMNIFICATION

     ScanSoft's certificate of incorporation provides that its directors will not be personally liable to ScanSoft or ScanSoft stockholders for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

     - any breach of their duty of loyalty to the corporation or its stockholders;

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - payments of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law; or

     - any transaction from which the director derived an improper personal benefit.

     This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

     ScanSoft's certificate of incorporation and bylaws provide that ScanSoft shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by law. ScanSoft believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of indemnified parties. ScanSoft's bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether Delaware law would permit indemnification.

     ScanSoft has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in ScanSoft's certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of ScanSoft's directors and officers for expenses,

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

judgments, fines, penalties and settlement amounts incurred by any such person in any action or proceeding arising out of such person's services as a director or officer or at ScanSoft's request.

     ScanSoft believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. There is no pending litigation or proceeding involving any of ScanSoft's directors, officers, employees or agents. ScanSoft is not aware of any pending or threatened litigation or proceeding that might result in a claim for indemnification by a director, officer, employee or agent.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  RELATED PARTY TRANSACTIONS

     At December 31, 2002, Xerox owned approximately 19% of ScanSoft's outstanding common stock and all of ScanSoft's outstanding Series B Preferred Stock. In connection with ScanSoft's acquisition of ScanSoft, then a wholly owned subsidiary of Xerox, in 1999 (in which ScanSoft assumed the name "ScanSoft"), ScanSoft issued 3,562,238 shares of Series B Preferred Stock to Xerox. The Series B Preferred Stock is convertible into shares of common stock on a share for share basis. The Series B Preferred Stock has a liquidation preference of $1.30 per share plus all declared but unpaid dividends. The Series B Preferred Stockholders are entitled to non-cumulative dividends at the rate of $0.065 per annum per share, payable when, as and if declared by the ScanSoft board of directors. To date no dividends have been declared by the ScanSoft board of directors. Holders of Series B Preferred Stock have no voting rights, except those rights provided under Delaware law.

     In addition, Xerox has the opportunity to acquire additional shares of common stock pursuant to a ten-year warrant. The warrant allows Xerox to acquire a number of shares of common stock equal to the number of options (whether vested or unvested) that remain unexercised at the expiration of any ScanSoft option assumed by ScanSoft in the merger. The exercise price for each warrant share is $0.61. If all of the assumed ScanSoft options expire without being exercised, Xerox would be entitled to purchase 1,736,630 shares of common stock. The warrant was fully vested on the date of grant; however, Xerox could not exercise the warrant prior to March 2, 2002, unless, immediately after such exercise, Xerox owned directly or indirectly less than 45% of ScanSoft's shares of common stock outstanding immediately after such exercise. From the date of acquisition through May 30, 2003, approximately 525,732 ScanSoft options have been forfeited and accordingly, the Xerox warrant was exercisable for the purchase of 525,732 shares of ScanSoft's common stock.

     ScanSoft and Xerox have entered into multiple non-exclusive agreements in which ScanSoft grants Xerox the royalty-bearing right to copy and distribute certain versions of ScanSoft's software programs with Xerox's multi-function peripherals. Xerox accounted for 5%, 11% and 12% of total net revenues during each of the years ended December 31, 2002, 2001 and 2000, respectively, amounting to $5.1 million, $7.2 million and $6.0 million, respectively. As of December 31, 2002 and 2001, Xerox owed ScanSoft $1.5 million and $1.8 million, respectively, pursuant to these agreements, which are included in accounts receivable. ScanSoft believes that the terms of its agreements with Xerox are no more favorable than those with unrelated parties.

     In connection with the Caere acquisition in the first quarter of 2000 and pursuant to a concurrent non-competition and consulting agreement, ScanSoft agreed to pay the former Caere President and CEO, Robert Teresi, a current member of the board of directors of ScanSoft, on the second anniversary of the merger, March 13, 2002, the difference between $13.50 and the closing price per share of ScanSoft common stock at that time, multiplied by 486,548. On March 5, 2002, ScanSoft negotiated a deferred payment agreement with the former Caere President and CEO to terminate this agreement. Under the terms of the deferred payment agreement, ScanSoft paid the former Caere President and CEO $1.0 million in cash on March 5, 2002, and agreed to make future cash payments totaling $3.3 million, with such amounts payable in equal quarterly installments of approximately $0.4 million over the following two years. During the year ended December 31, 2002, ScanSoft paid three quarterly installments under this agreement totaling $1.2 million. The total consideration under the original agreement was accounted for in
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

the Caere purchase price and accordingly had no effect on the results of operations. The remaining liability at December 31, 2002 is $2.1 million, of which $1.6 million is included in other current liabilities and $0.5 million is included in other long-term liabilities.

     During the year ended December 31, 2002, the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation acted as primary outside corporate and securities counsel to ScanSoft. Ms. Martin, a director of ScanSoft, is a member of Wilson Sonsini Goodrich & Rosati. Aggregate fees and costs billed to ScanSoft during the year ended December 31, 2002 by Wilson Sonsini Goodrich & Rosati were approximately $935,000. ScanSoft believes that the services performed by Wilson Sonsini Goodrich & Rosati were provided on terms no more favorable than those with unrelated parties.

  SECURITIES TRANSACTIONS

     On September 13, 1999, ScanSoft purchased 600,000 shares of Series A Preferred Stock at a cost of $0.25 per share for a total investment of $150,000 in BookmarkCentral.com (which was recently renamed EchoBahn.com, Inc.). One of ScanSoft's former directors is a founder and the current President and Chief Executive Officer of EchoBahn. During 2001, ScanSoft wrote-off its investment in EchoBahn after determining that the investment was impaired. ScanSoft accounted for the investment under the cost basis method of accounting.

     In September 2002, ScanSoft repurchased 1,461,378 shares of common stock from L&H and certain other parties for $7.0 million. These shares represented a portion of the common shares that ScanSoft issued to the selling stockholders in connection with ScanSoft's December 12, 2001 acquisition of certain of L&H's speech and language technology operations and ScanSoft's March 21, 2002 acquisition of the AudioMining assets of L&H Holdings USA, Inc. ScanSoft agreed to issue 150,000 shares of its common stock to the selling stockholders if ScanSoft did not complete an underwritten public offering for the selling stockholders by December 15, 2002. To fulfill this obligation, on December 18, 2002, ScanSoft issued 81,900 shares to Lernout & Hauspie Speech Products, N.V. and 68,100 shares to L&H Holdings USA, Inc.

     In connection with the Philips acquisition, in January 2003 ScanSoft issued to Philips a $27.5 million three-year, zero-interest convertible subordinate debenture. This debenture is convertible into shares of ScanSoft's common stock at any time at the option of Philips at a conversion price of $6.00 per share. ScanSoft also issued a note to Philips with a principal amount of euro 5 million due December 31, 2003 and bearing 5.0% interest per annum.

     In connection with the March 31, 2003 acquisition of certain intellectual property assets related to multimodal speech technology from Lobby7, Inc., ScanSoft issued a warrant expiring October 31, 2005, for the purchase of 78,000 shares of ScanSoft common stock at an exercise price of $8.10 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SCANSOFT

     The following table sets forth certain information with respect to the beneficial ownership of ScanSoft's common stock as of May 30, 2003, as to (1) each person (or group of affiliated persons) who is known by ScanSoft to own beneficially more than 5% of ScanSoft's common stock; (2) each of ScanSoft's directors; (3) each officer named in the Summary Compensation Table; and (4) all current directors and executive officers of ScanSoft as a group.

     Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. All shares of common stock subject to options exercisable within 60 days of May 30, 2003 are deemed to be outstanding and beneficially owned by the persons holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

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

     Subject to the paragraph above, percentage ownership of outstanding shares is based on 66,150,349 shares of common stock outstanding as of May 30, 2003.

                                                                             PERCENT OF
                                                                 NUMBER      OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                         OWNED         SHARES
----------------------------------------                      ------------   -----------
Xerox Imaging Systems, Inc.(2)..............................   15,941,572       22.7%
  800 Long Ridge Road
  Stamford, CT 06904
State of Wisconsin Investment Board.........................   11,735,000       17.7%
  P.O. Box 7842
  Madison, WI 53707
Koninklijke Philips Electronics N.V.(3).....................    4,587,334        6.5%
  Breitner Centre
  Amstelplein 2
  107 MX Amsterdam, The Netherlands
Paul A. Ricci(4)............................................    3,279,054        4.7%
Michael K. Tivnan(5)........................................    1,027,554        1.5%
Mark B. Myers(6)............................................       85,000          *
Katharine A. Martin(7)......................................      101,000          *
Robert G. Teresi(8).........................................      247,186          *
Robert J. Frankenberg(9)....................................      216,708          *
Wayne S. Crandall(10).......................................      658,406        1.0%
Richard S. Palmer(11).......................................      672,917        1.0%
Robert J. Weideman(12)......................................      278,687          *
All directors and executive officers as a group (11
  persons)(13)..............................................    7,061,735        9.7%

---------------

  *  Less than 1%.

 (1) Unless otherwise indicated, the address for the following stockholders is c/o ScanSoft, Inc., 9 Centennial Drive, Peabody, Massachusetts 01960.

 (2) Includes a warrant that as of May 30, 2003 was exercisable for up to 525,732 shares of ScanSoft's common stock, and 3,562,238 shares of non-voting Series B Preferred Stock. The shares that underlie this warrant and the Series B shares have not been converted into common stock and are factored into the calculation of Xerox's beneficial ownership only for the purposes of this table. As of May 30, 2003, Xerox owned 11,853,602 shares of ScanSoft's common stock. All of these securities are owned of record by Xerox Imaging Systems, Inc., a wholly owned subsidiary of Xerox Corporation.

 (3) Represents shares issuable upon conversion of a $27.5 million three-year, zero-interest convertible debenture, convertible at any time at the option of Koninklijke Philips Electronics N.V.

 (4) Includes options to acquire 3,124,054 shares of ScanSoft's common stock that are exercisable through July 29, 2003.

 (5) Includes options to acquire 945,054 shares of ScanSoft's common stock that are exercisable through July 29, 2003. Mr. Tivnan tendered his resignation as an executive officer and director of ScanSoft effective April 30, 2003.

 (6) Represents options to acquire shares of ScanSoft's common stock that are exercisable through July 29, 2003.

 (7) Includes options to acquire 100,000 shares of ScanSoft's common stock that are exercisable through July 29, 2003.

 (8) Includes options to acquire 75,000 shares of ScanSoft's common stock that are exercisable through July 29, 2003.

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

 (9) Represents options to acquire shares of ScanSoft's common stock that are exercisable through July 29, 2003.

(10) Includes options to acquire 630,406 shares of ScanSoft's common stock that are exercisable through July 29, 2003.

(11) Includes 75,000 shares of restricted stock with a 2 1/2 year cliff vesting, which vest 100% on April 17, 2004, and options to acquire 595,917 shares of ScanSoft's common stock that are exercisable through July 29, 2003.

(12) Includes 58,854 shares of restricted stock, with restrictions lapsing 1/3 on each anniversary of the date of grant, of which 19,608 shares have been released as of May 30, 2003 and options to acquire 218,833 shares of ScanSoft's common stock that are exercisable through July 29, 2003.

(13) Includes 75,000 shares of restricted stock issued to Mr. Palmer (see note 11 above); 58,854 shares of restricted stock issued to Mr. Weideman (see note 12 above); and options to acquire 6,481,787 shares of ScanSoft's common stock that are exercisable through July 29, 2003.

DESCRIPTION OF SCANSOFT'S CAPITAL STOCK

     The following description of ScanSoft's capital stock is qualified in its entirety by the provisions of ScanSoft's amended and restated certificate of incorporation and bylaws, which have been incorporated by reference into this joint proxy/prospectus.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

     ScanSoft's charter provides that ScanSoft is authorized to issue 140,000,000 shares of common stock, $0.001 par value per share, and 40,000,000 shares of preferred stock, $0.001 par value per share. As of May 30, 2003, there were outstanding 66,150,349 shares of common stock held by approximately 570 stockholders of record, and 3,562,238 shares of Series B preferred stock held by Xerox. As of May 30, 2003, there were no shares of Series A preferred stock outstanding.

COMMON STOCK

     The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock (see the section entitled "Preferred Stock" below), the holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the ScanSoft board of directors out of legally available funds. In the event of a liquidation, dissolution or winding up of ScanSoft, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior rights of the preferred stock. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the common stock. The rights, preferences, and privileges of holders of the common stock are subject to, and may be adversely affected by, the rights of holders of shares of ScanSoft's preferred stock, as discussed below.

PREFERRED STOCK

     The ScanSoft board of directors may issue preferred stock in different series and classes and fix the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), liquidation preferences, and other rights and preferences of preferred stock not in conflict with ScanSoft's charter or Delaware law.

     ScanSoft's charter currently designates two series of preferred stock: the Series A Participating Preferred Stock consisting of 100,000 shares and the Series B Preferred Stock consisting of 15,000,000 shares. ScanSoft's preferred stock may have the effect of delaying, deferring or preventing a change in control of ScanSoft without further action by the stockholders (see the section entitled "Anti-Takeover

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Provisions" below). Additionally, the issuance of preferred stock may adversely affect the rights of the holders of common stock as follows:

     - Dividends. ScanSoft's preferred stock is entitled to receive dividends out of any legally available assets, when and if declared by the ScanSoft board of directors prior and in preference to any declaration or payment of any dividend on the common stock. In addition, after the first issuance of the Series A Participating Preferred Stock, ScanSoft cannot declare a dividend or make any distribution on the common stock unless ScanSoft concurrently declares a dividend on such Series A Participating Preferred Stock. Moreover, ScanSoft cannot pay dividends or make any distribution on the common stock as long as dividends payable to the Series A Participating Preferred Stock are in arrears. With respect to the Series B Preferred Stock, ScanSoft cannot declare a dividend or make any distribution on the common stock unless full dividends on the Series B Preferred Stock have been paid or declared and the sum sufficient for the payment set apart.

     - Voting Rights. Each share of Series A Participating Preferred Stock entitles its holder to 1,000 votes on all matters submitted to a vote of ScanSoft stockholders. In addition, the Series A Participating Preferred and the common stock holders vote together as one class on all matters submitted to a vote of ScanSoft stockholders. The holders of Series B Preferred Stock are not entitled to vote on any matter (except as provided in Delaware law in connection with amendments to ScanSoft's charter that, among other things, would alter or change the rights and preferences of the class, in which case each share of Series B Preferred Stock would be entitled to one vote). However, the Series B Preferred Stock is convertible into common stock, and as a result, may dilute the voting power of the common stock.

     - Liquidation, Dissolution or Winding Up. The preferred stock is entitled to certain liquidation preferences upon the occurrence of a liquidation dissolution or winding up of ScanSoft. If there are insufficient assets or funds to permit this preferential amount, then ScanSoft's entire assets and all of its funds legally available for distribution will be distributed ratably among the preferred stockholders. The remaining assets, if any, will be distributed to the common stockholders on a pro rata basis.

     - Preemptive Rights. ScanSoft's Series A and Series B preferred stock do not have any preemptive rights.

WARRANTS

     As of May 30, 2003, Xerox owned a warrant to purchase up to a maximum of 525,732 shares of ScanSoft common stock at an exercise price of $0.61 per share, and Lobby7, Inc. owned a warrant to purchase up to a maximum of 78,000 shares of ScanSoft common stock at an exercise price of $8.10 per share.

REGISTRATION RIGHTS

     Certain parties are entitled to have some of their shares of ScanSoft's stock registered under the Securities Act pursuant to registration rights or share purchase agreements between ScanSoft and each of these parties. Specifically, Xerox has the right to register all of its 11,441,572 shares, consisting of common, preferred and warrant shares; and Merrill Lynch, Pierce Fenner & Smith Incorporated ("Merrill Lynch") has the right to register 65,100 shares of ScanSoft's common stock.

  XEROX

     Under a Registration Rights Agreement dated as of March 2, 1999 between ScanSoft and Xerox, if Xerox requests that at least 10% of its registrable securities be registered, ScanSoft may be required, on up to three occasions, to register Xerox's common, preferred and warrant shares for public resale. If ScanSoft is eligible to file registration statements on Form S-3, Xerox may require ScanSoft to register their

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remaining shares for public resale on Form S-3 up to two times per 12-month period. Depending on market conditions, however, ScanSoft may defer such registration for up to 60 days.

     Furthermore, in the event ScanSoft elects to register any of ScanSoft's shares of common stock for purposes of effecting any public offering, Xerox is entitled to include a portion of its shares of common stock in the registration, but ScanSoft may reduce the number of shares proposed to be registered in view of market conditions.

     All expenses in connection with any registration, other than underwriting discounts and commissions, will be borne by ScanSoft. Xerox's registration rights will terminate when Xerox is entitled to sell all of its shares in any 90-day period under Rule 144 of the Securities Act.

  MERRILL LYNCH

     Under a Registration Rights Agreement between ScanSoft and Merrill Lynch, upon written request, Merrill Lynch may demand to have its registrable securities registered for public resale on a Form S-3. In certain cases, ScanSoft may defer such registration for up to 60 days. All registration expenses incurred in connection with ScanSoft's obligations under the Registration Rights Agreement will be borne by ScanSoft. The registration rights of Merrill Lynch are subordinate in all respects to the registration rights of Xerox described above.

  PHILIPS

     Under a Plan of Distribution Agreement dated January 30, 2003 between ScanSoft and Philips, Philips has agreed that prior to January 30, 2004, it will not transfer or otherwise dispose of any shares of common stock it receives upon conversion of its $27.5 million convertible debenture. After this date, Philips may provide ScanSoft with notice of its desire to sell any of its shares, and ScanSoft must discuss with Philips in good faith a mutually agreeable plan of distribution for the shares desired to be sold. This plan may include the registration of the shares for sale to the public or a private placement. If ScanSoft cannot mutually agree on a plan of distribution, Philips may sell pursuant to Rule 144 or other applicable exemption from registration a number of shares per fiscal quarter not greater than 25% of the shares into which the convertible debenture was initially convertible. In any event, after January 30, 2004, in the event ScanSoft elects to register any of ScanSoft's shares of common stock for purposes of effecting any public offering, Philips is entitled to include a portion of its shares of common stock in the registration, subject to reduction in certain circumstances.

ANTI-TAKEOVER PROVISIONS

     Certain provisions of Delaware law, ScanSoft's Preferred Shares Rights Agreement, and ScanSoft's certificate of incorporation and bylaws could make the following more difficult: the acquisition of ScanSoft by means of a tender offer, or the acquisition of control of ScanSoft by means of a proxy contest or otherwise. These provisions, summarized below, are intended to discourage certain types of coercive takeover practices and inadequate takeover bids, and are designed to encourage persons seeking to acquire control of ScanSoft to negotiate with the ScanSoft board of directors. ScanSoft believes that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure ScanSoft outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms.

     The Delaware Business Combination Statute. ScanSoft is subject to Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time the person became an interested stockholder, unless, subject to certain other exceptions, the "business combination" or the transaction in which the person became an interested stockholder is approved by the ScanSoft board of directors in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates
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and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

     Preferred Shares Rights Agreement. On October 23, 1996, the ScanSoft board of directors adopted a resolution creating a series of preferred stock designated as Series A Participating Preferred Stock and declaring a dividend of one preferred share purchase right for each outstanding share of ScanSoft's common stock with each right entitling the registered holder to purchase one one-thousandth of a share of ScanSoft's Series A Participating Preferred Stock. The terms of the preferred share purchase rights are contained in a Preferred Share Rights Agreement. This arrangement is designed to protect and maximize the value of ScanSoft's outstanding equity interests in the company in the event of an unsolicited attempt by an acquiror to take over ScanSoft in a manner or on terms not approved by the ScanSoft board of directors. Takeover attempts frequently include coercive tactics to deprive a corporation's board of directors and its stockholders of any real opportunity to determine the direction of the corporation.

     The Preferred Shares Rights Agreement is aimed to deter such tactics. It may have the effect of rendering more difficult or discouraging an acquisition of ScanSoft deemed undesirable by the ScanSoft board of directors, by, for example, causing substantial dilution to a person or group that attempts to acquire ScanSoft on terms or in a manner not approved by the ScanSoft board of directors. The preferred share purchase rights described above are triggered within ten days after the accumulation of 20% or more of ScanSoft's outstanding common stocks by a single acquiror or group.

     ScanSoft's Preferred Share Rights Agreement and accompanying preferred share purchase rights do not in any way weaken the financial strength of ScanSoft or interfere with its business plans. Rather, ScanSoft believes that they represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment. Additionally, they should not preclude any merger or business combination approved by the ScanSoft board of directors.

     Other Provisions in ScanSoft's Charter and Bylaws. ScanSoft's charter and bylaws provide other mechanisms that may help to delay, defer or prevent a change in control. For example, ScanSoft's charter provides that stockholders may not take action by written consent without a meeting, but must take any action at a duly called annual or special meeting. This provision makes it more difficult for stockholders to take action opposed by the ScanSoft board of directors.

     ScanSoft's charter does not provide for cumulative voting in the election of directors, which under Delaware law, precludes stockholders from cumulating their votes in the election of directors, which consequently frustrates the ability of minority stockholders to obtain representation on the board of directors.

     Under ScanSoft's charter, 24,900,000 shares of preferred stock remain undesignated. The authorization of undesignated preferred stock makes it possible for the board of directors, without stockholder approval, to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of ScanSoft (see the section entitled "Preferred Shares Rights Agreement" above).

     Lastly, ScanSoft's bylaws contain advance notice procedures which apply to stockholder proposals and the nomination of candidates for election as directors by stockholders rather than the board.

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TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for ScanSoft's common stock is U.S. Stock Transfer Corporation.

NASDAQ NATIONAL MARKET LISTING

     ScanSoft's common stock is quoted on the NASDAQ National Market under the symbol "SSFT." On June 30, 2003, the last reported sale price of ScanSoft's common stock was $5.44 per share.

MARKET PRICE OF SCANSOFT COMMON STOCK

     ScanSoft's common stock commenced trading on the NASDAQ National Market on December 11, 1995 under the symbol "VSNR," and traded under that symbol until March 3, 1999. ScanSoft's common stock is now traded under the symbol "SSFT." As of June 30, 2003, there were outstanding 66,206,640 shares of common stock held by approximately 568 stockholders of record. The following table sets forth for the periods indicated the high and low sale prices for ScanSoft's common stock as reported on the NASDAQ National Market.

                                                              HIGH     LOW
                                                              -----   -----
FISCAL 2003:
  First Quarter.............................................  $6.50   $3.81
  Second Quarter (through June 30, 2003)                       6.55    4.45
FISCAL 2002:
  First Quarter.............................................  $6.00   $2.88
  Second Quarter............................................   8.85    5.30
  Third Quarter.............................................   7.94    3.15
  Fourth Quarter............................................   7.77    3.16
FISCAL 2001:
  First Quarter.............................................  $1.69   $0.66
  Second Quarter............................................   1.69    0.50
  Third Quarter.............................................   1.68    1.20
  Fourth Quarter............................................   5.50    1.35

     On June 30, 2003, the last reported sale price of ScanSoft's common stock on the NASDAQ National Market was $5.44 per share.

SCANSOFT DIVIDEND POLICY

     ScanSoft has never declared or paid any cash dividends on its capital stock. ScanSoft currently expects to retain future earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.

     ScanSoft's loan and security agreement with Silicon Valley Bank, dated October 31, 2002, contains a restrictive covenant which prohibits ScanSoft from paying or declaring any dividends on its capital stock during the term of the agreement (except for dividends payable solely in capital stock) without Silicon Valley Bank's prior written consent. In addition, the zero coupon convertible subordinated debenture due in 2006 that was issued to Koninklijke Royal Philips Electronics N.V. ("Philips") in connection with ScanSoft's acquisition of the Speech Processing Telephony and Voice Control business units of Philips contains a restrictive covenant which prohibits ScanSoft from paying or declaring any dividend or distribution (other than distributions of ScanSoft's equity securities) on ScanSoft's capital stock while the note is outstanding. This restriction terminates if one half or more of the note is converted by Philips into common stock.

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         SPEECHWORKS 2000 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

     The SpeechWorks Amended and Restated 2000 Employee, Director and Consultant Stock Plan (the "SpeechWorks Plan") was adopted by the SpeechWorks board of directors in April 2000, and was last amended by the SpeechWorks board of directors in April 2002. ScanSoft will, upon effectiveness of the merger, assume the SpeechWorks Plan. As of June 10, 2003, an aggregate of approximately 1,569,468 shares remain available for grant under the SpeechWorks Plan. In connection with the proposed merger, the vesting of all options held by non-officer employees were accelerated as of the second business day following the initial filing with the SEC of the registration statement of which this joint proxy statement/prospectus is a part. The vesting of options held by officers and directors will accelerate as of the second business day following the effectiveness of the registration statement of which this joint proxy statement/prospectus is a part. Any option not exercised prior to the closing of the merger will be cancelled.

     General. The purpose of the SpeechWorks Plan is to encourage ownership of SpeechWorks common stock by SpeechWorks employees, directors and consultants, and to attract and incentivize such individuals to promote SpeechWorks' success.

     Administration. The SpeechWorks Plan generally may be administered by the SpeechWorks board of directors or a committee appointed by the SpeechWorks board of directors. The administrator may make all rules and make any determinations deemed necessary or advisable for the administration of the SpeechWorks Plan. The board of directors has authorized the compensation committee to administer certain aspects of the SpeechWorks Plan.

     Eligibility. The administrator, in its discretion, selects the employees, directors and consultants to whom options may be granted, the number of shares of common stock covered by options and the dates upon which such options become exercisable, the exercise price of options, the duration of options, any restrictions imposed on shares subject to options and the number of shares of common stock subject to any stock awards and the terms and conditions of such awards; provided, however, that incentive stock options, as such term is defined under the Internal Revenue Code, may only be granted to employees.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between SpeechWorks and the optionee, and is subject to the following terms and conditions:

          (a) Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price for incentive stock options cannot be less than the fair market value per share of the underlying common stock on the grant date. The exercise price for incentive stock options granted to holders of more than 10% of the voting stock of SpeechWorks cannot be less than 110% of the fair market value per share of the underlying common stock on the grant date. The maximum fair market value of the underlying stock with respect to which incentive stock options are exercisable for the first time in any calendar year may not exceed $100,000. The maximum number of shares with respect to which awards may be granted to any participant may not exceed 1,000,000 shares per calendar year.

          (b) Term of Option. The term of incentive stock options and non-qualified options cannot exceed ten years. In the case of incentive stock options granted to holders of more than 10% of the voting stock of SpeechWorks, the term cannot exceed five years.

          (c) Exercise of Options; Form or Consideration. The SpeechWorks Plan permits payment of the exercise price of options in cash, or at the discretion of the SpeechWorks board of directors, by delivery of shares of SpeechWorks common stock having a fair market value equal to the purchase price, in connection with a "cashless exercise" of the option, by delivery to SpeechWorks of a promissory note or by any combination of the foregoing.

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

     Terms and Conditions of Stock Grants. Each restricted or unrestricted stock award is subject to the following terms and conditions:

          (a) Repurchase Right. Stock awards entitle recipients to acquire shares of SpeechWorks common stock, subject to any right of SpeechWorks to repurchase all or part of the shares from the recipient as specified in the applicable award.

          (b) Form or Consideration. The SpeechWorks Plan permits payment of the purchase price of shares pursuant to a stock award in cash, or at the discretion of the SpeechWorks board of directors, by delivery of shares of SpeechWorks common stock having a fair market value equal to the purchase price, by delivery to SpeechWorks of a promissory note or by any combination of the foregoing.

     Adjustments Upon Certain Corporate Transactions. The SpeechWorks board of directors is required to make appropriate adjustments in connection with the SpeechWorks Plan and any outstanding awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, consolidation or other acquisition event, as defined in the SpeechWorks Plan, the SpeechWorks board of directors shall either provide for (i) outstanding options or other stock awards to be assumed or substituted for, (ii) the acceleration of awards to make them fully exercisable for a specified period, after which they will terminate or (iii) a cash out of the value of any outstanding options. Upon the liquidation or dissolution of SpeechWorks, all outstanding option and stock awards will terminate, subject to exercise or acceptance immediately prior to such event of the vested option or stock award. If any award expires or is terminated, surrendered, cancelled or forfeited, the unused shares of common stock covered by the award will again be available for grant under the SpeechWorks Plan subject, however, in the case of incentive stock options, to any limitations under the Code.

     Amendment and Termination of the SpeechWorks Plan. No award under the SpeechWorks Plan may be made after May 9, 2010, but awards previously granted may extend beyond that date. The SpeechWorks board of directors may at any time amend, suspend or terminate the SpeechWorks Plan, except to the extent such amendment requires the approval of the SpeechWorks stockholders.

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               COMPARISON OF RIGHTS OF HOLDERS OF SCANSOFT COMMON
                       STOCK AND SPEECHWORKS COMMON STOCK


     The following is a description of the material differences between the rights of holders of ScanSoft common stock and the rights of holders of SpeechWorks common stock. While we believe that this description covers the material differences between the two, this summary may not contain all of the information that is important to you. This summary is not intended to be a complete discussion of the certificates of incorporation and bylaws of ScanSoft and SpeechWorks and it is qualified in its entirety by applicable Delaware law as well as by ScanSoft's and SpeechWorks' respective certificates of incorporation and bylaws. You should carefully read this entire joint proxy statement/prospectus and the other documents we refer to for a more complete understanding of the differences between being a stockholder of ScanSoft and being a stockholder of SpeechWorks. ScanSoft and SpeechWorks have filed with the SEC their respective certificates of incorporation and bylaws and will send copies of these documents to you upon your request. See the section entitled "Where You Can Find More Information" on page 171.


     ScanSoft and SpeechWorks are both Delaware corporations. The rights of each company's stockholders are generally governed by the law of the State of Delaware and each company's certificate of incorporation and bylaws. Upon completion of the merger, stockholders of SpeechWorks will be entitled to become stockholders of ScanSoft, and the ScanSoft certificate of incorporation and bylaws will govern the rights of former SpeechWorks stockholders. No changes to the ScanSoft certificate of incorporation or bylaws will be adopted in connection with the merger.

     The following is only a summary comparison of the material rights of a SpeechWorks stockholder to the material rights of a ScanSoft stockholder arising from the governing organizational instruments of these companies. The following summary is not intended to be a complete discussion of the respective certificates of incorporation and bylaws of ScanSoft and SpeechWorks. We encourage you to read carefully the certificates of incorporation and bylaws of ScanSoft and SpeechWorks. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. For information on how to obtain these documents, see the section entitled "Where You Can Find More Information." You are encouraged to obtain and read these documents along with this entire joint proxy/prospectus, as this summary may not contain all of the information important to you.

     If your shares are held by a broker or other financial intermediary in "street name" rather than directly by you as a person whose name is entered on the share register of either ScanSoft or SpeechWorks, you must rely on procedures established by that broker or financial intermediary in order to assert your rights as a stockholder against either ScanSoft or SpeechWorks, as applicable.

AUTHORIZED CAPITAL STOCK

     ScanSoft's amended and restated certificate of incorporation authorizes the issuance of 180,000,000 shares of capital stock, consisting of:

     - 140,000,000 shares of common stock, par value $0.001 per share; and

     - 40,000,000 shares of preferred stock, par value $0.001 per share.

     SpeechWorks' restated certificate of incorporation authorizes the issuance of 110,000,000 shares of capital stock, consisting of:

     - 100,000,000 shares of common stock, par value $0.001 per share; and

     - 10,000,000 shares of preferred stock, par value $0.001 per share.

BOARD OF DIRECTORS

     ScanSoft's certificate of incorporation provides that the number of directors comprising the ScanSoft board of directors shall be fixed, and may be changed from time to time, by an amendment to ScanSoft's bylaws that has been duly adopted by the ScanSoft board of directors or by the ScanSoft stockholders at

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

an annual meeting. ScanSoft's bylaws provide that the number of directors comprising the ScanSoft board of directors shall be determined by resolution of the ScanSoft board of directors or the ScanSoft stockholders. The ScanSoft board of directors currently has five members. Upon completion of the merger, the ScanSoft board of directors will have eight members.

     SpeechWorks' certificate of incorporation provides that the number of directors comprising the SpeechWorks board of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the SpeechWorks board of directors. The SpeechWorks board of directors currently has seven members. SpeechWorks' certificate of incorporation provides that the directors are to be divided into three classes. At each annual meeting of SpeechWorks stockholders, the members of one of the three classes of directors are to be elected by SpeechWorks stockholders to serve until the third succeeding annual meeting of stockholders after their election.

REMOVAL OF DIRECTORS

     ScanSoft's bylaws provide that any director, or the entire ScanSoft board of directors, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     SpeechWorks' certificate of incorporation provides that any director, or the entire SpeechWorks board of directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of capital stock then entitled to vote an election of the directors voting as a single class. SpeechWorks' certificate of incorporation further provides that a director may be removed for cause only after reasonable notice and an opportunity to be heard by the stockholders.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     ScanSoft's bylaws provide that vacancies on the ScanSoft board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director.

     SpeechWorks' certificate of incorporation provides that newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the SpeechWorks board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director and not by the stockholders.

STOCKHOLDER ACTION BY WRITTEN CONSENT

     ScanSoft's certificate of incorporation provides that no action required to be taken or that may be taken at any annual or special meeting of the ScanSoft stockholders may be taken without a meeting, and that the power of the ScanSoft stockholders to consent in writing without a meeting to the taking of action is specifically denied.

     SpeechWorks' certificate of incorporation provides that action required or permitted to be taken by the SpeechWorks stockholders may be effected only at a duly called annual or special meeting of the SpeechWorks stockholders and not by written consent.

ABILITY TO CALL SPECIAL MEETINGS OF STOCKHOLDERS

     ScanSoft's bylaws provide that special meetings of the ScanSoft board of directors may be called by the president or any two of the directors in office. ScanSoft's bylaws provide that special meetings of the ScanSoft stockholders may be called by the president or secretary at the request in writing of a majority of the ScanSoft board of directors, or at the request in writing of stockholders owning not less than 10% of the entire capital stock of ScanSoft issued and outstanding and entitled to vote.

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

     SpeechWorks' bylaws provide that special meetings of the SpeechWorks board of directors may be called by the chairman of the board of directors or the chief executive officer, or by a majority of the board of directors. SpeechWorks' certificate of incorporation provides that a special meeting of the SpeechWorks stockholders may only be called by the board of directors.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

     ScanSoft's bylaws provide that for nominations or other proposals to be properly brought by a stockholder before any stockholder meeting the stockholder must have given timely notice thereof in writing to ScanSoft's Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 20 days nor more than 60 days prior to the date of the meeting. If the presiding officer of the meeting determines that business was not properly brought before the meeting, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     SpeechWorks' bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must have given timely notice of the proposal in writing to SpeechWorks' Secretary. For an annual meeting, a stockholder's notice generally must be delivered not less than 45 days nor more than 75 days prior to the anniversary of the mailing date of the proxy statement for the previous year's annual meeting. For a special meeting, the notice must generally be delivered not earlier than 90 days prior to the special meeting or 10 days following the day on which public announcement of the meeting is first made. If it is determined that business was not properly brought before a meeting, such business will not be conducted at the meeting.

AMENDMENT OF CERTIFICATE OF INCORPORATION

     ScanSoft's certificate of incorporation may be amended as provided by Delaware law; provided, however, that ScanSoft's certificate of incorporation may not be amended in any manner which would materially alter or change the powers, preferences or special rights of ScanSoft's Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of ScanSoft's Series A Participating Preferred Stock, voting separately as a class.

     SpeechWorks' certificate of incorporation may be amended in the manner prescribed by Delaware General Corporation Law; provided, however, that in addition to the vote of the holders of any class or series of stock of SpeechWorks required by law, the affirmative vote of the holders of shares of voting stock of SpeechWorks representing at least 80% of the voting power of all of the then outstanding shares of capital stock of SpeechWorks entitled to vote generally in the election of directors shall be required to amend certain enumerated articles of SpeechWorks' certificate of incorporation.

AMENDMENT OF BYLAWS

     ScanSoft's certificate of incorporation provides that the ScanSoft board of directors is expressly authorized to make, repeal, alter, amend and rescind any or all of ScanSoft's bylaws. ScanSoft's bylaws provide that, except for Section 7 of Article VII, ScanSoft's bylaws may be altered, amended or repealed or new bylaws adopted by ScanSoft stockholders and the ScanSoft board of directors.

     SpeechWorks certificate of incorporation provides (i) that the SpeechWorks board of directors is expressly empowered to adopt, amend or repeal SpeechWorks' bylaws and (ii) that SpeechWorks stockholders shall also have the power to adopt, amend or repeal the by-laws of the corporation, provided that the affirmative vote of the holders of 80% of the voting power of all of the outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the by-laws of the corporation.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person's status as such, whether or not the corporation would otherwise have the power to indemnify such person against liability under Section 145.

     Each of ScanSoft and SpeechWorks' certificates of incorporation contains a provision eliminating the personal liability of its directors to the company or its stockholders for monetary damages for breach of fiduciary duty as a director. ScanSoft's certificate of incorporation further provides that ScanSoft is authorized to provide, to the fullest extent permitted by applicable law, indemnification for its agents through bylaw provisions, agreements with such agents, vote of stockholders or disinterested directors or otherwise, with respect to actions for breach of duty to ScanSoft, it stockholders and others. SpeechWorks' certificate of incorporation provides that SpeechWorks shall indemnify and advance expenses to its directors and officers to fullest extent permitted by applicable law. The bylaws of ScanSoft generally provide for the mandatory indemnification of, and payment of expenses incurred by, its directors and officers to the fullest extent permitted by applicable law unless the proceedings were initiated by the director or officer and not authorized by the board of directors. The bylaws of SpeechWorks generally provide for the indemnification of, and payment of expenses incurred by its directors and officers to fullest extent permitted by applicable law. ScanSoft and SpeechWorks have also entered into indemnification agreements with their respective directors and officers.

     In addition, in accordance with the terms of the merger agreement and upon completion of the merger, ScanSoft has agreed, as permitted by law, to indemnify persons who were directors or officers of SpeechWorks or its subsidiaries before the effective time of the merger who incur liabilities or losses from any threatened or actual claim or proceeding based on the merger agreement or a claim arising from the fact that the person was a director or officer of SpeechWorks or its subsidiaries. ScanSoft has also agreed for a period of three years after the effective time of the merger, to maintain directors' and officers' liability insurance covering those persons who were covered by SpeechWorks directors' and officers' liability insurance policy as of April 23, 2003, on comparable terms to those applicable as of April 23, 2003 to ScanSoft directors and officers.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

STOCKHOLDER RIGHTS PLAN

     Under General Corporation Law of the State of Delaware, every corporation may create and issue rights entitling the holders of such rights to purchase from the corporation shares of its capital stock of any class or classes, subject to any provisions in its certificate of incorporation. The price and terms of such shares must be stated in the certificate of incorporation or in a resolution adopted by the board of directors for the creation and issuance of such rights.

  SCANSOFT RIGHTS PLAN

     On October 23, 1996, the ScanSoft board of directors adopted a resolution creating a series of preferred stock designated as Series A Participating Preferred Stock and declaring a dividend of one preferred share purchase right for each outstanding share of ScanSoft common stock with each right entitling the registering holder to purchase one one-thousandth of a share of ScanSoft's Series A Participating Preferred Stock at an exercise price of $27.50, subject to adjustment. Each share of ScanSoft common stock issued in connection with the merger will have one right attached.

     The rights under ScanSoft's rights agreement currently are attached to and trade only together with outstanding certificates representing ScanSoft common stock. The rights will separate from ScanSoft common stock and be represented by separate and distinct certificates approximately 10 days after someone acquires or commences a tender offer for 20% or more of the outstanding ScanSoft common stock. After the rights separate from ScanSoft's common stock, certificates representing the rights will be mailed to record holders of ScanSoft common stock. Once distributed, the rights certificates alone will represent the rights.

     If an acquiror (which could be a person or group) obtains 20% or more of ScanSoft common stock, then each right will entitle the holder to purchase a number of shares of ScanSoft common stock having a then current market value equal to two times the exercise price.

     Each right will entitle the holder to purchase a number of shares of common stock of the acquiring entity having a then current market value of twice the purchase price if an acquiror obtains, or commences a tender or exchange offer to obtain, 20% or more of ScanSoft common stock and any of the following occurs:

     - ScanSoft merges into another entity;

     - an acquiring entity merges into ScanSoft; or

     - ScanSoft sells more than 50% in the aggregate of its assets or earning power.

     Under ScanSoft's rights agreement, any rights that are or were owned by an acquiror or its affiliates of more than 20% of ScanSoft's outstanding common stock will be null and void.

     ScanSoft's rights agreement provides that after an acquiror obtains 20% or more of ScanSoft's outstanding common stock, but less than 50% of ScanSoft's outstanding common stock, the ScanSoft board of directors may, at its option, exchange all or part of the then outstanding and exercisable rights (other than rights owned by the acquiror or its affiliates) for ScanSoft common stock. In such an event, the exchange ratio will be one common share per right, adjusted to reflect any stock split, stock dividend or similar transaction.

     At its option, the ScanSoft board of directors may redeem all of the outstanding rights under the ScanSoft rights agreement at any time on or prior to the close of business on the earlier of (1) the tenth day following the time that an acquiror obtains 20% or more of ScanSoft's outstanding common stock or such later date as may be determined by a majority of the board and publicly announced by ScanSoft, or (2) October 23, 2006. The redemption price under ScanSoft's rights agreement is $0.01 per right. The right to exercise the rights will terminate upon the action of the ScanSoft board of directors ordering the redemption of the rights and the only right of the holders of the rights will be to receive the redemption price.

     Holders of rights will have no rights as stockholders of ScanSoft, including without limitation the right to vote or receive dividends, simply by virtue of holding the rights.

     The provisions of ScanSoft's rights agreement may be amended by the board of directors prior to the date 10 days after any person acquires 20% or more of ScanSoft's common stock without approval of the holders of the rights. However, after the date any person acquires 20% or more of ScanSoft's common stock, the rights agreement may not be amended in any manner that would adversely affect the interests of the holders of the rights, excluding any interests of the acquiror.

     The rights issued under ScanSoft's rights agreement are designed to protect and maximize the value of the outstanding equity interests in ScanSoft in the event of an unsolicited attempt by an acquiror to take over ScanSoft in a manner or on terms that are not approved by the ScanSoft board of directors. The rights are designed to deter unfair tactics, including a gradual accumulation of shares in the open market of a 20% or greater position, followed by a merger or a partial or two-tier tender offer that does not treat all ScanSoft stockholders equally.

     Subject to the restrictions described above, the rights may be redeemed by ScanSoft at $0.01 per right at any time prior to the time when the rights separate from the common stock. Accordingly, the rights should not interfere with any merger or business combination approved by the ScanSoft board of directors. The rights are not intended to prevent a takeover of ScanSoft. However, the rights may have the effect of rendering more difficult or discouraging an acquisition of ScanSoft deemed undesirable by the ScanSoft board of directors. The rights will cause substantial dilution to a person or group that attempts to acquire ScanSoft on terms or in a manner not approved by the ScanSoft board of directors, except pursuant to an offer conditioned upon redemption of the rights.

     SpeechWorks has not adopted a stockholders rights plan.

                                 LEGAL MATTERS

     The validity of the shares of ScanSoft common stock offered by this joint proxy statement/prospectus and certain federal income tax consequences of the merger will be passed upon for ScanSoft by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

     Hale and Dorr LLP, Boston, Massachusetts will pass upon certain federal income tax consequences of the merger for SpeechWorks.

                                    EXPERTS

     The financial statements of ScanSoft, Inc. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 included in this joint proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of SpeechWorks International Inc. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 incorporated by reference into this joint proxy statement/prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The combined balance sheets of Philips Speech Processing Telephony and Voice Control (a division of Royal Philips Electronics N.V.) as of December 31, 2002 and 2001, and the related combined statements of operations and comprehensive loss, changes in the net investment of the Philips Group, and cash flows for each of the years in the two-year period ended December 31, 2002, appearing elsewhere herein have been included in reliance upon the report of KPMG Accountants N.V., Eindhoven, The Netherlands, independent accountants, upon the authority of said firm as experts in auditing and accounting.

     The financial statements of the Speech and Language Technologies operations of Lernout & Hauspie Speech Products N.V. as of September 30, 2001 and for the nine months ended September 30, 2001 included in this joint proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      DOCUMENTS INCORPORATED BY REFERENCE

     This joint proxy statement/prospectus incorporates documents by reference that are not included in or delivered with this document. The SEC allows SpeechWorks to "incorporate by reference" the information that it files with it, which means that SpeechWorks can disclose important information to you by referring you to those documents. Documents that are incorporated by reference contain important information about SpeechWorks and its finances.

     All documents filed by SpeechWorks under section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the date of the respective special meeting of stockholders are incorporated by reference into and are a part of this joint proxy statement/prospectus from the date of filing of each such document.

     You should rely only on the information contained in this document or that ScanSoft or SpeechWorks has referred to you. Neither ScanSoft nor SpeechWorks has authorized anyone to provide you with information that is different.

     The following documents, which were filed by SpeechWorks with the SEC, are incorporated by reference into this joint proxy statement/prospectus:

     - SpeechWorks' registration statement on Form 8-A, as filed with the SEC on June 20, 2000;

     - SpeechWorks' annual report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the SEC on March 26, 2003;

     - SpeechWorks' definitive proxy statement on Schedule 14A, as filed with the SEC on April 25, 2003; and

     - SpeechWorks' quarterly report on Form 10-Q for the quarter ended March 31, 2003, as filed with the SEC on May 15, 2003.

     Any statement contained in a document incorporated or deemed to be incorporated in this document by reference will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated in this document by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

     The documents incorporated by reference into this joint proxy statement/prospectus are available from SpeechWorks upon request. SpeechWorks will provide a copy of any and all of the information that is incorporated by reference in this joint proxy statement/prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this joint proxy statement/prospectus) to any person, without charge, upon written or oral request. Any request for documents should be made by August 4, 2003 to ensure timely delivery of the documents.

                      WHERE YOU CAN FIND MORE INFORMATION

     ScanSoft has filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to ScanSoft common stock to be issued to SpeechWorks stockholders pursuant to the merger. This joint proxy statement/prospectus constitutes the prospectus of ScanSoft filed as part of the registration statement. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth below.

     In addition, ScanSoft and SpeechWorks file annual, quarterly and current reports, proxy and information statements and other information with the SEC under the Exchange Act of 1934. Copies of these reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

                                Judiciary Plaza
                                   Room 1024
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

     Reports, proxy statements and other information concerning ScanSoft and SpeechWorks may be inspected at:

                 The National Association of Securities Dealers
                              1735 K Street, N.W.
                             Washington, D.C. 20006

     Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a Website that contains reports, proxy statements and other information regarding each of us. The address of the SEC web site is http://www.sec.gov.

     You may also obtain these documents by requesting them in writing or by telephone from the appropriate company at the following addresses:

Requests for documents relating to ScanSoft    Requests for documents relating to
should be directed to:                         SpeechWorks should be directed to:
  ScanSoft, Inc.                               SpeechWorks International, Inc.
  Investor Relations                           Legal Department
  9 Centennial Drive                           695 Atlantic Avenue
  Peabody, Massachusetts 01960                 Boston, Massachusetts 02111
  (978) 977-2000                               (617) 428-4444

     ScanSoft stockholders should call Richard Mack (978) 977-2000 with any questions about the merger.

     SpeechWorks stockholders should call W. Robert Kellegrew, Jr., Esq. of the SpeechWorks legal department at (617) 428-444 with any questions about the merger.

INFORMATION ON SCANSOFT WEB SITE

     Information on any ScanSoft Internet web site is not part of this document and you should not rely on that information in deciding whether to approve the share issuance, unless that information is also in this joint proxy statement/prospectus or in a document that is incorporated by reference in this joint proxy statement/prospectus.

INFORMATION ON SPEECHWORKS WEB SITE

     Information on any SpeechWorks Internet web site is not part of this document and you should not rely on that information in deciding whether to adopt the merger agreement and approve the merger, unless that information is also in this joint proxy statement/prospectus or in a document that is incorporated by reference in this joint proxy statement/prospectus.

     THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS JOINT PROXY STATEMENT/PROSPECTUS BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS. THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS WITH RESPECT TO SPEECHWORKS AND ITS SUBSIDIARIES WAS PROVIDED BY SPEECHWORKS AND ITS SUBSIDIARIES AND THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS WITH RESPECT TO SCANSOFT AND ITS SUBSIDIARIES WAS PROVIDED BY SCANSOFT AND ITS SUBSIDIARIES, AS THE CASE MAY BE.

                                 SCANSOFT, INC

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
  Introduction to the Unaudited Pro Forma Combined Financial
     Statements.............................................   F-2
  Unaudited Pro Forma Combined Balance Sheet as of March 31,
     2003...................................................   F-4
  Unaudited Pro Forma Combined Statement of Operations for
     the Year Ended December 31, 2002.......................   F-5
  Unaudited Pro Forma Combined Statement of Operations for
     the Three Months Ended March 31, 2003..................   F-6
  Notes to Unaudited Pro Forma Combined Financial
     Statements.............................................   F-7
CONSOLIDATED FINANCIAL STATEMENTS OF SCANSOFT, INC. AS OF
  DECEMBER 31, 2002 AND 2001 AND FOR THE YEARS ENDED
  DECEMBER 31, 2002, 2001 AND 2000
  Report of Independent Accounts............................  F-12
  Consolidated Balance Sheets...............................  F-13
  Consolidated Statements of Operations.....................  F-14
  Consolidated Statements of Stockholders' Equity...........  F-15
  Consolidated Statements of Cash Flows.....................  F-16
  Notes to Consolidated Financial Statements................  F-17
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF SCANSOFT,
  INC. AS OF MARCH 31, 2003 AND FOR THREE MONTHS ENDED MARCH
  31, 2003 AND 2002
  Consolidated Balance Sheet (Unaudited)....................  F-51
  Consolidated Statements of Operations (Unaudited).........  F-52
  Consolidated Statements of Cash Flows (Unaudited).........  F-53
  Notes to Unaudited Consolidated Financial Statements......  F-54
COMBINED FINANCIAL STATEMENTS OF THE PHILIPS SPEECH
  PROCESSING TELEPHONY AND VOICE CONTROL DIVISION OF ROYAL
  PHILIPS ELECTRONICS N.V. AS OF DECEMBER 31, 2002 AND 2001
  Independent Auditors' Report..............................  F-69
  Combined Balance Sheets...................................  F-70
  Combined Statements of Operations and Comprehensive
     Loss...................................................  F-71
  Changes in the Net Investment of the Philips Group........  F-72
  Combined Statements of Cash Flows.........................  F-73
  Notes to the Combined Financial Statements................  F-74
FINANCIAL STATEMENTS OF THE SPEECH AND LANGUAGE TECHNOLOGIES
  OPERATIONS OF LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.
  Report of Independent Accountants.........................  F-92
  Statement of Assets and Liabilities as of September 30,
     2001...................................................  F-93
  Statement of Revenue and Direct Operating Expenses for the
     Nine Months Ended September 30, 2001...................  F-94
  Notes to Financial Statements.............................  F-95

       INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


     On April 23, 2003, ScanSoft and SpeechWorks signed a definitive merger agreement. Pursuant to the merger agreement and subject to its terms and conditions, SpeechWorks common stockholders will receive 0.860 shares of ScanSoft common stock for each share of SpeechWorks common stock.

     The merger, which is expected to close in the third calendar quarter of 2003, is contingent upon the fulfillment of specified conditions, including all required regulatory approvals, the adoption of the merger agreement and the approval of the merger by SpeechWorks stockholders and the approval of the issuance of shares of ScanSoft common stock in connection with the merger by ScanSoft stockholders. The merger will be a tax-free merger and will be accounted for as a purchase of a business.

     On October 7, 2002, ScanSoft entered into a definitive agreement with Royal Philips Electronics ("Philips") to acquire the Philips Speech Processing Telephony and Voice Control business units ("PSP") and related intellectual property. On January 30, 2003, ScanSoft completed the acquisition of PSP on the terms set forth in the purchase agreement dated October 7, 2002, as amended. As consideration for these business units and intellectual property, ScanSoft paid
3.1 million euros ($3.4 million) in cash at closing, subject to adjustment in accordance with the provisions of the purchase agreement, as amended, and agreed to a deferred payment of 1.0 million euros in cash prior to December 31, 2003, issued a 5.0 million euro note due December 31, 2003 and bearing 5.0% interest per annum and issued a $27.5 million three-year, zero-interest subordinated debenture, convertible at any time at Philips' option into shares of our common stock at $6.00 per share. The transaction was accounted for as a purchase, as such the consolidated balance sheet of ScanSoft at March 31, 2003 includes the assets acquired and liabilities assumed of PSP. The results of operations of PSP for the period subsequent to January 30, 2003 are included within the unaudited historical consolidated statement of operations of ScanSoft for the three months ended March 31, 2003.

     The following tables show summary unaudited pro forma financial information as if ScanSoft, PSP and SpeechWorks had been combined as of the first day of the earliest year presented for statement of operations purposes and as if ScanSoft and SpeechWorks had been combined as of March 31, 2003 for balance sheet purposes.

     The unaudited pro forma combined financial information of SpeechWorks is based on estimates and assumptions, which are preliminary and have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the proposed acquisition of SpeechWorks are derived from the estimated purchase price and estimated fair values of the assets acquired and liabilities assumed. Based on the fair value of ScanSoft's common stock for a period of five days before and after the announcement of the proposed merger with SpeechWorks, the average per share fair value of ScanSoft common stock for purposes of accounting for the merger in accordance with generally accepted accounting standards is $5.26. Accordingly, the final purchase price will be determined based on the total shares of SpeechWorks common stock outstanding, after applying the exchange ratio of 0.860, multiplied by $5.26. Accordingly, the final stock-related purchase price is expected to differ from the estimated purchase price of $167,865,000 reflected in the unaudited pro forma financial information, primarily as a result of the actual number of shares of common stock that will be issued prior to the completion of the merger based on the exercise of stock options which will fully vest prior to the merger. The final determination of purchase price, fair value and resulting goodwill may differ significantly from that reflected in the pro forma statement of operations and balance sheet.

     The unaudited pro forma combined balance sheet data reflects the preliminary purchase price of PSP. The final purchase price of PSP is preliminary, pending resolution of the determination of the fair value of allocation of certain contractual liabilities assumed by ScanSoft that are still being determined based on the contractual nature of assignability of these contracts. Additionally, the purchase price is subject to adjustment based on a calculation set forth in the purchase agreement, as amended, which must be agreed upon by the parties and which may result in an adjustment either to increase or decrease the total purchase consideration. Upon final determination of the fair value of the liabilities referred to above and the purchase price adjustment, a corresponding adjustment will be recorded to goodwill.

     The historical PSP financial information for the year ended December 31, 2002 has been derived from the audited financial statements of PSP included in this joint proxy statement/prospectus and have been translated from euros to US dollars using the exchange rates in effect at the end of the period for the balance sheet and using average exchange rates for the respective periods for the statement operations. The historical PSP financial information for the period from January 1, 2003 to January 30, 2003 has been derived from the unaudited financial statements of PSP which are not included in this joint proxy statement/prospectus.

     The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of January 1, 2002 for statement of operations or March 31, 2003, for financial position respectively, nor are the data necessarily indicative of future operating results or financial position. The unaudited pro forma combined financial statements and related notes thereto should be read in conjunction with the historical consolidated financial statements of ScanSoft and PSP, and related notes thereto, and "ScanSoft's Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this joint proxy statement/prospectus and the historical consolidated financial statements of SpeechWorks incorporated by reference in this joint proxy statement/prospectus or as filed by SpeechWorks with the SEC. See the section entitled "Where You Can Find More Information" on page 171.

                                 SCANSOFT, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 2003

                                                                          SPEECHWORKS
                                                                          ACQUISITION
                                          HISTORICAL      HISTORICAL       PRO FORMA         PRO FORMA
                                         SCANSOFT (A)   SPEECHWORKS (B)   ADJUSTMENTS        COMBINED
                                         ------------   ---------------   -----------        ---------
                                                                (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents............   $  20,277        $  42,675       $   2,518(1)      $  65,470
  Accounts receivable, net.............      19,482           11,188            (731)(1)(2)     29,939
  Receivables from related party.......       1,231               --              88(2)          1,319
  Inventory............................       1,367              433              --             1,800
  Prepaid expenses and other current
     assets............................       4,119            2,057              --             6,176
                                          ---------        ---------       ---------         ---------
       Total current assets............      46,476           56,353           1,875           104,704
Goodwill...............................      97,117           10,707         (10,707)(1)
                                                                             112,764(1)        209,881
Other intangible assets, net...........      49,569            4,926          (4,926)(1)
                                                                              13,910(1)         63,479
Property and equipment, net............       3,387            5,031              --             8,418
Other assets...........................       1,207            2,321             900(1)          4,428
                                          ---------        ---------       ---------         ---------
Total Assets...........................   $ 197,756        $  79,338       $ 113,816         $ 390,910
                                          =========        =========       =========         =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................       8,847            1,450              --            10,297
  Accrued expenses.....................      11,923            4,817           4,500(1)         21,240
  Deferred revenue.....................       2,782            7,603          (1,466)(1)         8,919
  Note payable.........................       5,458              904              --             6,362
  Deferred payment for business
     acquisition.......................       1,052               --              --             1,052
  Deferred payment for technology
     license...........................       9,434               --              --             9,434
  Other current liabilities............       1,666               --              --             1,666
                                          ---------        ---------       ---------         ---------
       Total current liabilities.......      41,162           14,774           3,034            58,970
Deferred revenue.......................         209              250              --               459
Note payable, net of current portion...      27,524            1,020              --            28,544
Other liabilities......................       3,236            5,493           1,976(1)         10,705
                                          ---------        ---------       ---------         ---------
       Total liabilities...............      72,131           21,537           5,010            98,678
                                          ---------        ---------       ---------         ---------
Stockholders' equity:
  Preferred stock......................       4,631               --              --             4,631
  Common stock.........................          68               34             (34)(1)
                                                                                  32(1)            100
  Additional paid-in capital...........     276,007          236,979        (236,979)(1)
                                                                             167,833(1)        443,840
  Treasury stock.......................      (8,031)              --              --            (8,031)
  Deferred compensation................        (147)          (5,118)          5,118(1)
                                                                              (1,258)(1)        (1,405)
  Accumulated other comprehensive
     loss..............................         (53)              (1)              1(1)            (53)
  Accumulated deficit..................    (146,850)        (174,093)        174,093(1)       (146,850)
                                          ---------        ---------       ---------         ---------
       Total stockholders' equity......     125,625           57,801         108,806           292,232
                                          ---------        ---------       ---------         ---------
Total Liabilities and Stockholders'
  Equity...............................   $ 197,756        $  79,338       $ 113,816         $ 390,910
                                          =========        =========       =========         =========

---------------

(A) As reported in ScanSoft's Quarterly Report on Form 10-Q for the three months ended March 31, 2003, as filed with the SEC.

(B) As reported in SpeechWorks' Quarterly Report on Form 10-Q for the three months ended March 31, 2003, as filed with the SEC.

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                 SCANSOFT, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                      PSP
                                                                  ACQUISITION            PRO FORMA
                                       HISTORICAL    HISTORICAL    PRO FORMA              COMBINED
                                      SCANSOFT (A)      PSP       ADJUSTMENTS           SCANSOFT/PSP
                                      ------------   ----------   -----------           ------------
                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Product licenses....................    $101,524      $ 15,253      $    --               $116,777
Professional services...............          --                         --                     --
Related party.......................       5,095           550           --                  5,645
Other revenues......................          --            --           --                     --
Non-cash stock compensation.........                                     --                     --
                                        --------      --------      -------               --------
Total revenue.......................     106,619        15,803           --                122,422
                                        --------      --------      -------               --------
Costs and expenses:
 Cost of revenue....................      16,419         2,382          (29)(5)             18,772
 Cost of professional services
   -- non-cash compensation.........          --            --           --                     --
   -- all other expenses............          --            --           --                     --
 Cost of other revenue..............          --            --           --                     --
 Cost of revenue from amortization
   of intangible assets.............       9,470            --          484(6)               9,954
 Research and development
   -- non-cash stock compensation...          --            --           --                     --
   -- all other expenses............      27,633         9,856           --                 37,489
 Selling general and administrative
   -- non-cash stock compensation...          --            --           --                     --
   -- all other expenses............      43,771        15,279           --                 59,050
 Amortization of other intangible
   assets...........................       1,682            --          749(6)               2,431
 Restructuring and other charges....       1,041            --           --                  1,041
                                        --------      --------      -------               --------
Total costs and expenses............     100,016        27,517        1,204                128,737
                                        --------      --------      -------               --------
Income (loss) from operations.......       6,603       (11,714)      (1,204)                (6,315)
Other income (expense), net.........         (16)            3         (286)(7)(8)(9)         (299)
                                        --------      --------      -------               --------
Income (loss) before income taxes...       6,587       (11,711)      (1,490)                (6,614)
Provision for (benefit from) income
 taxes..............................         254          (315)         315(10)                254
                                        --------      --------      -------               --------
Net income (loss)...................    $  6,333      $(11,396)     $(1,805)                (6,868)
                                        ========      ========      =======               ========
Net income (loss) per common share:
 Basic..............................    $   0.09                                          $  (0.11)
 Diluted............................    $   0.09                                          $  (0.11)
Weighted average common shares:
 Basic..............................      67,010                     (3,562)(11)            63,448
 Diluted............................      72,796                     (9,348)(11)            63,448

                                                    SPEECHWORKS
                                      HISTORICAL    ACQUISITION
                                      SPEECHWORKS    PRO FORMA         PRO FORMA
                                          (B)       ADJUSTMENTS        COMBINED
                                      -----------   -----------        ---------
                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Product licenses....................   $ 17,773       $    --          $134,550
Professional services...............     19,663          (292)(2)        19,371
Related party.......................         --           378(2)          6,023
Other revenues......................      1,873           (86)(2)         1,787
Non-cash stock compensation.........     (3,302)                         (3,302)
                                       --------       -------          --------
Total revenue.......................     36,007            --           158,429
                                       --------       -------          --------
Costs and expenses:
 Cost of revenue....................        307            --            19,079
 Cost of professional services
   -- non-cash compensation.........        554            --               554
   -- all other expenses............     12,776            --            12,776
 Cost of other revenue..............      1,991            --             1,991
 Cost of revenue from amortization
   of intangible assets.............      1,284          (753)(3)(4)     10,485
 Research and development
   -- non-cash stock compensation...        527            --               527
   -- all other expenses............     14,674            --            52,163
 Selling general and administrative
   -- non-cash stock compensation...      3,227            --             3,227
   -- all other expenses............     41,193            --           100,243
 Amortization of other intangible
   assets...........................      3,832        (2,190)(3)(4)      4,073
 Restructuring and other charges....      8,006            --             9,047
                                       --------       -------          --------
Total costs and expenses............     88,371        (2,943)          214,165
                                       --------       -------          --------
Income (loss) from operations.......    (52,364)        2,943           (55,736)
Other income (expense), net.........        292            --                (7)
                                       --------       -------          --------
Income (loss) before income taxes...    (52,072)        2,943           (55,743)
Provision for (benefit from) income
 taxes..............................       (175)           --                79
                                       --------       -------          --------
Net income (loss)...................   $(51,897)      $ 2,943          $(55,822)
                                       ========       =======          ========
Net income (loss) per common share:
 Basic..............................                                   $  (0.60)
 Diluted............................                                   $  (0.60)
Weighted average common shares:
 Basic..............................                   29,754(12)        93,202
 Diluted............................                   29,754(12)        93,202

---------------

(A) As reported in ScanSoft's annual financial statements for the year ended December 31, 2002 included elsewhere in this joint proxy statement/prospectus.

(B) As reported in SpeechWorks' annual financial statements for the year ended December 31, 2002 incorporated by reference in this joint proxy statement/prospectus.

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                 SCANSOFT, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2003

                                                                      PSP
                                                                  ACQUISITION            PRO FORMA
                                       HISTORICAL    HISTORICAL    PRO FORMA              COMBINED
                                      SCANSOFT (A)    PSP (C)     ADJUSTMENTS           SCANSOFT/PSP
                                      ------------   ----------   -----------           ------------
                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Product licenses....................    $26,516        $1,116      $     --               $27,632
Professional services...............         --            --            --                    --
Related party.......................      1,320            --            --                 1,320
Other revenues......................                       --            --                    --
Non-cash stock compensation.........         --            --            --                    --
                                        -------        ------      --------               -------
Total revenue.......................     27,836         1,116            --                28,952
                                        -------        ------      --------               -------
Costs and expenses:
 Cost of revenue....................      4,302            11            (2)(5)             4,311
 Cost of professional services
   -- non-cash compensation.........         --            --            --                    --
   -- all other expenses............         --            --            --                    --
 Cost of other revenue..............         --            --            --                    --
 Cost of revenue from amortization
   of intangible assets.............      2,057            --            40(6)              2,097
 Research and development
   -- non-cash stock compensation...         --            --            --                    --
   -- all other expenses............      7,177           837            --                 8,014
 Selling general and administrative
   -- non-cash stock compensation...         --            --            --                    --
   -- all other expenses............     13,261           874            --                14,135
 Amortization of other intangible
   assets...........................        361            --            63(6)                424
 Restructuring and other charges....        529            --            --                   529
                                        -------        ------      --------               -------
Total costs and expenses............     27,687         1,722           101                29,510
                                        -------        ------      --------               -------
Income (loss) from operations.......        149          (606)         (101)                 (558)
Other income (expense), net.........         22           (10)          (14)(7)(8)(9)          (2)
                                        -------        ------      --------               -------
Income (loss) before income taxes...        171          (616)         (115)                 (560)
Provision for (benefit from) income
 taxes..............................         95            --            --                    95
                                        -------        ------      --------               -------
Net income (loss)...................    $    76        $ (616)     $   (115)                 (655)
                                        =======        ======      ========               =======
Net income (loss) per common share:
 Basic..............................    $  0.00                                           $ (0.01)
 Diluted............................    $  0.00                                           $ (0.01)
Weighted average common shares:
 Basic..............................     67,689                      (3,562)(11)           64,127
 Diluted............................     77,220                     (13,093)(11)           64,127

                                                    SPEECHWORKS
                                      HISTORICAL    ACQUISITION
                                      SPEECHWORKS    PRO FORMA         PRO FORMA
                                          (B)       ADJUSTMENTS        COMBINED
                                      -----------   -----------        ---------
                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Product licenses....................    $ 4,066       $    --           $31,698
Professional services...............      5,413          (113)(2)         5,300
Related party.......................         --           124(2)          1,444
Other revenues......................        280           (11)(2)           269
Non-cash stock compensation.........     (1,028)           --            (1,028)
                                        -------       -------           -------
Total revenue.......................      8,731            --            37,683
                                        -------       -------           -------
Costs and expenses:
 Cost of revenue....................        103            --             4,414
 Cost of professional services
   -- non-cash compensation.........        120            --               120
   -- all other expenses............      3,636            --             3,636
 Cost of other revenue..............        301            --               301
 Cost of revenue from amortization
   of intangible assets.............        374          (241)(3)(4)      2,230
 Research and development
   -- non-cash stock compensation...        106            --               106
   -- all other expenses............      2,800            --            10,814
 Selling general and administrative
   -- non-cash stock compensation...        421            --               421
   -- all other expenses............      8,743            --            22,878
 Amortization of other intangible
   assets...........................        958          (547)(3)(4)        835
 Restructuring and other charges....        687            --             1,216
                                        -------       -------           -------
Total costs and expenses............     18,249          (788)           46,971
                                        -------       -------           -------
Income (loss) from operations.......     (9,518)          788            (9,288)
Other income (expense), net.........         88            --                86
                                        -------       -------           -------
Income (loss) before income taxes...     (9,430)          788            (9,202)
Provision for (benefit from) income
 taxes..............................        (35)           --                60
                                        -------       -------           -------
Net income (loss)...................    $(9,395)      $   788           $(9,262)
                                        =======       =======           =======
Net income (loss) per common share:
 Basic..............................                                    $ (0.10)
 Diluted............................                                    $ (0.10)
Weighted average common shares:
 Basic..............................                   30,775(13)        94,902
 Diluted............................                   30,775(13)        94,902

---------------

(A) As reported in ScanSoft's quarterly report on Form 10-Q for the three months ended March 31, 2003, as filed with the SEC.

(B) As reported in SpeechWorks' quarterly report on Form 10-Q for the three months ended March 31, 2003, as filed with the SEC.

(C) Derived from PSP financial information for the period from January 1, 2003 through January 30, 2003.

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                 SCANSOFT, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies which will not be known until the later of the closing of the transactions or the resolution of the contingency. Pro forma adjustments include the following:

     (1) To record the fair value of the assets to be acquired and the liabilities to be assumed of SpeechWorks, subject to adjustment pending the completion of a post-closing review of the purchased assets. The pro forma information assumes that ScanSoft will issue 31,913,545 shares of its common stock valued at $167,865,000 (based on average closing price of ScanSoft's common stock of $5.26 per share for a period of five days before and after the announcement of the proposed acquisition) as the consideration for the merger with SpeechWorks. The shares are based upon the outstanding shares of SpeechWorks common stock at March 31, 2003 of 33,883,537 plus 3,225,236 additional shares of SpeechWorks common stock assumed to be outstanding on March 31, 2003. The 3,225,236 additional shares of SpeechWorks common stock are based upon the assumed exercise of stock options which will fully vest prior to the effective time of the merger. The number of shares assumed to be exercised based on the exercise prices of SpeechWorks stock options outstanding at March 31, 2003 which are below the price of ScanSoft's common stock at March 31, 2003 after consideration of the exchange ratio, or $3.87 per share. In addition, the pro forma adjustments include $5,918,000 of cash received associated with the assumed exercise of SpeechWorks stock options just prior to closing and the payment of $3,400,000 related to investment bankers fees and legal and accounting fees. ScanSoft also has accounted for $4,500,000 for anticipated transaction fees as additional purchase consideration, which include legal and accounting fees, investment bankers' fees, tax structuring fees, intellectual property filing fees, due diligence fees and fees paid for directors' and officers' liability insurance premiums for the former SpeechWorks board of directors.

     The acquisition of SpeechWorks by ScanSoft is expected to give rise to the consolidation and elimination of certain SpeechWorks and ScanSoft personnel and duplicate facilities. The pro forma balance sheet adjustments do not include any amounts which may be recorded in accordance with Emerging Issue Task Force No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination" as ScanSoft does not expect that a final integration plan will be established until just prior to or immediately after the closing of the transaction. However, ScanSoft, along with its' financial advisors Evercore Partners, has prepared a preliminary analysis of the restructuring activities. Based on this analysis, ScanSoft currently estimates that the integration actions will result in costs of approximately $10.1 million primarily associated with severance and duplicate facilities. ScanSoft estimates full year operating synergies of approximately $27.5 million resulting from these actions. In connection with the acquisition, ScanSoft will assume lease obligations associated with office space which will become available beginning in January 2005. The gross lease payments associated with this additional office space, amounting to $13,400,000, have not been recorded in the historical financial statements of SpeechWorks. ScanSoft's plans with respect to this space will be assessed in connection with the integration plan, however, the estimated operating synergies and related costs do not reflect any plans with respect to this space by ScanSoft. ScanSoft has not recorded the lease payments associated with this office space in the pro forma financial statements, except with respect to the above market lease rate.

     ScanSoft believes that certain restructuring actions are an integral component of the acquisition plan to enable the benefits of the combined companies to be optimized and the benefits of the acquisition to be realized. ScanSoft expects to complete these restructuring efforts within one year of the closing.

                                 SCANSOFT, INC.
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     A summary of the transaction is as follows (in thousands):

Estimated consideration:
  Common stock..............................................   $167,865
  Transaction costs.........................................      4,500
                                                               --------
     Total estimated purchase consideration.................   $172,365
                                                               ========
Preliminary allocation of the purchase consideration:
  Fair value of net tangible assets acquired................   $ 45,691
  Identifiable intangible assets............................     13,910
  Goodwill..................................................    112,764
                                                               --------
                                                               $172,365
                                                               ========

     ScanSoft believes that the $13,910,000 of value ascribed to identifiable intangible assets will be allocated to completed and core technology, customer relationships (including license agreements) and tradenames.

     The pro forma adjustments to SpeechWorks historical data made in determining the net tangible assets acquired include the elimination of $4,926,000 of intangible assets, $10,707,000 of goodwill and $57,801,000 of stockholders' equity. The pro forma adjustments also include the following adjustments to record the fair value of net tangible assets acquired and liabilities assumed:

     - Adjustment to reduce deferred revenue to the fair value associated with performance obligations assumed by ScanSoft. A corresponding adjustment to reduce accounts receivable associated with amounts which are due from customers under sales transactions for which revenue was deferred by SpeechWorks due to uncertainty of collectibility and which do not meet the criteria of a performance obligation under Emerging Issues Task Force Issue No. 01-03 Accounting in a Business Combination for Deferred Revenue of an Acquiree.

     - Adjustment of $1,100,000 to record the fair value of the liability associated with ScanSoft's indemnification of former SpeechWorks directors and $900,000 to record an asset for the related fair value of the insurance policy associated with the indemnification provision.

     - Adjustment of $824,000 to reduce the long-term facilities restructuring accrual to its net present value. The difference between the undiscounted and discounted lease payments will be recorded as non-cash interest expense over the remaining lease term of 13 years.

     - Adjustment of $1,700,000 to record a liability associated with the above-market lease rate associated with certain assumed operating leases for facilities.

     - Adjustment to record $1,258,000 of deferred compensation associated with unvested restricted stock which will be amortized to income over the remaining vesting periods.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the pro forma adjustments to SpeechWorks historical income statement data do not include the elimination of non-cash stock-based compensation expense recorded in the historical financial statements which will not continue in the post-acquisition financial statements of ScanSoft.

     (2) Adjustment to reclassify related party transactions. For the year ended December 31, 2002, SpeechWorks recognized professional services revenue and other revenues of $292,000 and $86,000, respectively, from a transaction entered into with a related party of ScanSoft. For the three months ended March 31, 2003, SpeechWorks recognized professional services revenue and other revenues of $113,000

                                 SCANSOFT, INC.
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

and $11,000, respectively, from this related party. At March 31, 2003, SpeechWorks had accounts receivable of $88,000 due from this related party.

     (3) Adjustment to record amortization expense of $2,173,000 and $544,000 for the identifiable intangible assets associated with the SpeechWorks acquisition for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively. Finalization of the allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of FAS 141. ScanSoft expects this process and subsequent allocation of purchase price to be complete within 180 days of the closing of the transaction. ScanSoft's preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be six years. The acquired identifiable intangible assets will be amortized using the straight-line method. An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the SpeechWorks acquisition of $1,000,000 would result in a change in pro forma annual amortization expense of approximately $166,000. An increase in the weighted average useful life of the acquired identifiable intangible assets from six years to seven years would result in a decrease in pro forma amortization expense of approximately $331,000 and $83,000 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively. A decrease in the weighted average useful life of the acquired identifiable intangible assets from six years to five years would result in an increase in pro forma amortization expense of approximately $464,000 and $116,000 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively.

     (4) Adjustment to eliminate amortization expense of $5,116,000 and $1,332,000 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively, related to intangible assets of SpeechWorks existing prior to the acquisition.

     (5) Adjustment to eliminate amortization expense of $29,000 and $2,000 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively, related to intangible assets of PSP existing prior to the acquisition.

     (6) Adjustment to record amortization expense of $1,233,000 and $103,000 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively, for the identifiable intangible assets associated with the PSP acquisition, as if the acquisition had occurred on January 1, 2002.

     (7) Adjustment to record interest expense of $236,000 and $20,000 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively, on the 5.0 million euro promissory note issued as partial purchase consideration for the PSP acquisition, bearing interest at five percent per year, as if the acquisition had occurred on January 1, 2002.

     (8) Adjustment to record imputed interest expense of $47,000 and $4,000 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively, on the non-interest bearing deferred payment of 1.0 million euro to be paid on December 31, 2003 as partial consideration for the PSP acquisition, as if the acquisition had occurred on January 1, 2002.

     (9) Adjustment to eliminate interest income (expense) of $3,000 and ($10,000) for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively, recorded on intercompany balances between PSP and Philips, as if the acquisition had occurred on January 1, 2002.

     (10) Adjustment to eliminate the income tax benefit of $315,000 for the year ended December 31, 2002 recorded by PSP in its historical statements of operations which would not have been realized by ScanSoft had the acquisition occurred on January 1, 2002.

                                 SCANSOFT, INC.
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     (11) Adjustment to exclude the assumed conversion of Series B participating preferred stock of 3,562,000 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively, and to exclude common stock equivalents totaling 9,348,000 and 13,093,000 for the year ended December 31, 2002 and the three months ended March 31, 2003, respectively, because their impact would be antidilutive. The pro forma net loss per share and the shares used in pro forma net loss per share do not include the effects of the assumed conversion to common stock of the convertible debenture issued to Philips as partial purchase consideration for the PSP acquisition because the impact would be antidilutive. The total shares of common stock to be issued upon conversion of the debenture would be 4,583,333.

     (12) Adjustment to include the issuance of 29,754,000 shares of ScanSoft common stock upon closing as if the acquisition had occurred on January 1, 2002. The 29,754,000 shares reflect 27,819,000 shares of SpeechWorks common stock outstanding on January 1, 2002 and the assumed conversion of stock options for 1,935,000 shares of SpeechWorks common stock, which will fully vest prior to the effective time of the merger and for which exercise prices are below market value on January 1, 2002, multiplied by the exchange ratio of 0.860.

     (13) Adjustment to include the issuance of 30,775,000 shares of ScanSoft common stock upon closing as if the acquisition had occurred on January 1, 2002. The 30,775,000 shares reflect 28,477,000 shares of SpeechWorks common stock outstanding on January 1, 2002 and the assumed conversion of stock options for 2,298,000 shares of SpeechWorks common stock, which will fully vest prior to the effective time of the merger and for which exercise prices are below market value on January 1, 2002, multiplied by the exchange ratio of 0.860.

                  SCANSOFT'S CONSOLIDATED FINANCIAL STATEMENTS

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of ScanSoft, Inc.:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of ScanSoft, Inc. and its subsidiaries at December 31, 2002 and December 31, 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 2 to the consolidated financial statements, effective January 1, 2002, the Company changed its method of accounting for goodwill and other intangible assets.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 9, 2003, except as to Note 20
  for which the date is March 11, 2003

                                 SCANSOFT, INC.

                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                2002         2001
                                                              ---------    ---------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  18,853    $  14,324
  Accounts receivable, less allowances of $5,903 and $6,273,
     respectively...........................................     15,650       12,464
  Receivables from related party (Note 19)..................      1,518        1,802
  Inventory.................................................      1,241          507
  Prepaid expenses and other current assets.................      3,167        1,614
                                                              ---------    ---------
     Total current assets...................................     40,429       30,711
  Goodwill..................................................     63,059       65,231
  Other intangible assets, net..............................     33,823       43,301
  Property and equipment, net...............................      2,846        2,150
  Other assets..............................................      3,533          677
                                                              ---------    ---------
     Total assets...........................................  $ 143,690    $ 142,070
                                                              =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................  $   7,085    $   5,320
  Accrued expenses..........................................      9,773       14,471
  Deferred revenue..........................................      1,790        1,375
  Note payable (Note 9).....................................      3,273          227
  Other current liabilities (Note 19).......................      1,666           --
                                                              ---------    ---------
     Total current liabilities..............................     23,587       21,393
Deferred revenue............................................        244        2,534
Long-term note payable, net of current portion..............         --        3,273
Other liabilities (Note 19).................................        481          336
                                                              ---------    ---------
     Total liabilities......................................     24,312       27,536
                                                              ---------    ---------
Commitments and contingencies (Notes 10, 13 and 20)
Stockholders' equity:
  Preferred stock, $0.001 par value; 40,000,000 shares
     authorized; 3,562,238 shares issued and outstanding
     (liquidation preference $4,631)........................      4,631        4,631
  Common stock, $0.001 par value; 140,000,000 shares
     authorized; 65,540,154 and 62,754,211 shares issued and
     63,422,776 and 62,098,211 shares outstanding,
     respectively...........................................         66           63
  Additional paid-in capital................................    269,858      264,893
  Treasury stock, at cost (2,117,378 and 656,000 shares,
     respectively)..........................................     (8,031)      (1,031)
  Deferred compensation.....................................       (173)        (276)
  Accumulated other comprehensive loss......................        (47)        (487)
  Accumulated deficit.......................................   (146,926)    (153,259)
                                                              ---------    ---------
     Total stockholders' equity.............................    119,378      114,534
                                                              ---------    ---------
     Total liabilities and stockholders' equity.............  $ 143,690    $ 142,070
                                                              =========    =========

  The accompanying notes are an integral part of these consolidated financial statements.

                                 SCANSOFT, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                2002       2001       2000
                                                              --------   --------   --------
Revenue, third parties......................................  $101,524   $ 55,509   $ 41,977
Revenue, related party......................................     5,095      7,208      5,984
                                                              --------   --------   --------
     Total revenue..........................................   106,619     62,717     47,961
                                                              --------   --------   --------
COSTS AND EXPENSES:
  Cost of revenue...........................................    16,419     12,849     12,692
  Cost of revenue from amortization of intangible assets....     9,470     14,192     11,569
  Research and development..................................    27,633     13,968     14,967
  Selling, general and administrative.......................    43,771     25,311     27,111
  Amortization of goodwill and other intangible assets......     1,682     13,328     11,017
  Restructuring and other charges, net......................     1,041         --      4,811
  Acquired in-process research and development..............        --         --     18,291
                                                              --------   --------   --------
     Total costs and expenses...............................   100,016     79,648    100,458
                                                              --------   --------   --------
Income (loss) from operations...............................     6,603    (16,931)   (52,497)
Other income (expense):
  Interest income...........................................       354        209        112
  Interest expense..........................................      (369)      (166)      (620)
  Other (expense) income, net...............................        (1)      (306)       226
                                                              --------   --------   --------
Income (loss) before income taxes...........................     6,587    (17,194)   (52,779)
Provision for (benefit from) income taxes...................       254       (317)       472
                                                              --------   --------   --------
Net income (loss)...........................................  $  6,333   $(16,877)  $(53,251)
                                                              ========   ========   ========
Net income (loss) per share: basic..........................  $   0.09   $  (0.34)  $  (1.26)
                                                              ========   ========   ========
Net income (loss) per share: diluted........................  $   0.09   $  (0.34)  $  (1.26)
                                                              ========   ========   ========
Weighted average common shares outstanding: basic...........    67,010     49,693     42,107
                                                              ========   ========   ========
Weighted average common shares outstanding: diluted.........    72,796     49,693     42,107
                                                              ========   ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                 SCANSOFT, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                            PREFERRED STOCK        COMMON STOCK       ADDITIONAL
                                                           ------------------   -------------------    PAID-IN
                                                            SHARES     AMOUNT     SHARES     AMOUNT    CAPITAL
                                                           ---------   ------   ----------   ------   ----------
Balance at December 31, 1999.............................  3,562,238   $4,631   26,690,027    $27      $100,397
Issuance of common stock under employee stock
 compensation plans......................................                          354,203                  815
Issuance of common stock and common stock options in
 connection with Caere merger............................                       19,028,518     19       118,047
Comprehensive loss:
   Net loss..............................................
   Foreign currency translation adjustment...............
   Comprehensive loss....................................
                                                           ---------   ------   ----------    ---      --------
Balance at December 31, 2000.............................  3,562,238    4,631   46,072,748     46       219,259
Issuance of common stock under employee stock
 compensation plans......................................                          623,534      1         1,130
Issuance of common stock in connection with L&H
 acquisition.............................................                        7,400,000      8        27,792
Issuance of common stock in private placement............                        8,261,905      8        15,721
Issuance of common stock in connection with settlement of
 Caere acquisition liability.............................                          262,200                  700
Issuance of restricted stock.............................                          133,824                  291
Compensation expense associated with restricted stock....
Repurchase of common stock at cost.......................
Comprehensive loss:
   Net loss..............................................
   Foreign currency translation adjustment...............
   Comprehensive loss....................................
                                                           ---------   ------   ----------    ---      --------
Balance at December 31, 2001.............................  3,562,238    4,631   62,754,211     63       264,893
Issuance of common stock under employee stock
 compensation plans......................................                        1,449,484      1         2,682
Issuance of common stock in connection with AudioMining
 acquisition.............................................                          121,359                  638
Issuance of common stock in private placement............                        1,000,000      1         5,592
Issuance of common stock issued to L&H in connection with
 registration rights as amended..........................                          150,000      1            (1)
Issuance of common stock in connection with settlement of
 note payable............................................                           65,100                  336
Compensation expense associated with restricted stock....
Recognition of liability in connection with the
 settlement of a stock price guarantee...................                                                (4,282)
Repurchase of common stock at cost.......................
Comprehensive income:
   Net income............................................
   Foreign currency translation adjustment...............
   Comprehensive income..................................
                                                           ---------   ------   ----------    ---      --------
Balance at December 31, 2002.............................  3,562,238   $4,631   65,540,154    $66      $269,858
                                                           =========   ======   ==========    ===      ========

                                                                                                 ACCUMULATED
                                                             TREASURY STOCK                         OTHER
                                                           -------------------     DEFERRED     COMPREHENSIVE   ACCUMULATED
                                                            SHARES     DOLLARS   COMPENSATION       LOSS          DEFICIT
                                                           ---------   -------   ------------   -------------   -----------
Balance at December 31, 1999.............................         --        --         --                        $ (83,131)
Issuance of common stock under employee stock
 compensation plans......................................
Issuance of common stock and common stock options in
 connection with Caere merger............................
Comprehensive loss:
   Net loss..............................................                                                          (53,251)
   Foreign currency translation adjustment...............                                           $ (93)
   Comprehensive loss....................................
                                                           ---------   -------      -----           -----        ---------
Balance at December 31, 2000.............................                                             (93)        (136,382)
Issuance of common stock under employee stock
 compensation plans......................................
Issuance of common stock in connection with L&H
 acquisition.............................................
Issuance of common stock in private placement............
Issuance of common stock in connection with settlement of
 Caere acquisition liability.............................
Issuance of restricted stock.............................                           $(291)
Compensation expense associated with restricted stock....                              15
Repurchase of common stock at cost.......................    656,000   $(1,031)
Comprehensive loss:
   Net loss..............................................                                                          (16,877)
   Foreign currency translation adjustment...............                                            (394)
   Comprehensive loss....................................
                                                           ---------   -------      -----           -----        ---------
Balance at December 31, 2001.............................    656,000    (1,031)      (276)           (487)       $(153,259)
Issuance of common stock under employee stock
 compensation plans......................................
Issuance of common stock in connection with AudioMining
 acquisition.............................................
Issuance of common stock in private placement............
Issuance of common stock issued to L&H in connection with
 registration rights as amended..........................
Issuance of common stock in connection with settlement of
 note payable............................................
Compensation expense associated with restricted stock....                             103
Recognition of liability in connection with the
 settlement of a stock price guarantee...................
Repurchase of common stock at cost.......................  1,461,378    (7,000)
Comprehensive income:
   Net income............................................                                                            6,333
   Foreign currency translation adjustment...............                                             440
   Comprehensive income..................................
                                                           ---------   -------      -----           -----        ---------
Balance at December 31, 2002.............................  2,117,378   $(8,031)     $(173)          $ (47)       $(146,926)
                                                           =========   =======      =====           =====        =========


                                                               TOTAL       COMPREHENSIVE
                                                           STOCKHOLDERS'      INCOME
                                                              EQUITY          (LOSS)
                                                           -------------   -------------
Balance at December 31, 1999.............................    $ 21,924
Issuance of common stock under employee stock
 compensation plans......................................         815
Issuance of common stock and common stock options in
 connection with Caere merger............................     118,066
Comprehensive loss:
   Net loss..............................................     (53,251)       $(53,251)
   Foreign currency translation adjustment...............         (93)            (93)
                                                                             --------
   Comprehensive loss....................................                    $(53,344)
                                                             --------        ========
Balance at December 31, 2000.............................      87,461
Issuance of common stock under employee stock
 compensation plans......................................       1,131
Issuance of common stock in connection with L&H
 acquisition.............................................      27,800
Issuance of common stock in private placement............      15,729
Issuance of common stock in connection with settlement of
 Caere acquisition liability.............................         700
Issuance of restricted stock.............................          --
Compensation expense associated with restricted stock....          15
Repurchase of common stock at cost.......................      (1,031)
Comprehensive loss:
   Net loss..............................................     (16,877)        (16,877)
   Foreign currency translation adjustment...............        (394)           (394)
                                                                             --------
   Comprehensive loss....................................                    $(17,271)
                                                             --------        ========
Balance at December 31, 2001.............................     114,534
Issuance of common stock under employee stock
 compensation plans......................................       2,683
Issuance of common stock in connection with AudioMining
 acquisition.............................................         638
Issuance of common stock in private placement............       5,593
Issuance of common stock issued to L&H in connection with
 registration rights as amended..........................
Issuance of common stock in connection with settlement of
 note payable............................................         336
Compensation expense associated with restricted stock....         103
Recognition of liability in connection with the
 settlement of a stock price guarantee...................      (4,282)
Repurchase of common stock at cost.......................      (7,000)
Comprehensive income:
   Net income............................................       6,333           6,333
   Foreign currency translation adjustment...............         440             440
                                                                             --------
   Comprehensive income..................................                    $  6,773
                                                             --------        ========
Balance at December 31, 2002.............................    $119,378
                                                             ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                 SCANSOFT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                  YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                               2002        2001        2000
                                                              -------    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...........................................  $ 6,333    $(16,877)   $(53,251)
  Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
     Depreciation...........................................    2,007       1,762       2,091
     Amortization of goodwill and other intangible assets...   11,152      27,520      22,586
     Accounts receivable allowances.........................      370      (1,102)     (2,904)
     Gain on disposal or sale of property and equipment.....      (30)         --          --
     Write-off of acquired in-process research and
       development..........................................       --          --      18,291
     Provision for impairment of intangible assets..........       --          --       3,490
     Non-cash portion of restructuring charges..............      113          --         272
     Deferred compensation..................................      103          15          --
     Gain on settlement of acquisition liability............       --      (1,050)         --
     Other..................................................       --         (83)         --
     Changes in operating assets and liabilities, net of
       effects from acquisitions:
     Accounts receivable....................................   (2,921)       (252)      3,740
     Inventory..............................................     (456)        418         257
     Prepaid expenses and other current assets..............   (1,372)         18         278
     Other assets...........................................   (2,738)        435        (441)
     Accounts payable.......................................      532        (542)       (700)
     Accrued expenses.......................................    1,166        (543)     (1,547)
     Deferred revenue.......................................   (1,916)        653       2,292
                                                              -------    --------    --------
       Net cash provided by (used in) operating
          activities........................................   12,343      10,372      (5,546)
                                                              -------    --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures for property and equipment...........   (2,410)       (943)     (1,048)
  Proceeds from sale of property and equipment..............       42         344          --
  Cash paid for acquisitions, including transaction costs...   (3,606)    (10,118)         --
  Cash of businesses acquired, net of cash paid.............       --          --       1,419
  Net change in restricted cash.............................       --          62          --
                                                              -------    --------    --------
     Net cash provided by (used in) investing activities....   (5,974)    (10,655)        371
                                                              -------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Short-term bank borrowings, net...........................       --      (3,400)      3,400
  Payments of capital lease obligation......................     (320)         --      (1,600)
  Payment of note payable...................................     (641)         --      (1,600)
  Purchase of treasury stock................................   (7,000)     (1,031)         --
  Payments under deferred payment agreement.................   (2,233)         --          --
  Proceeds from issuance of common stock, net of issuance
     costs..................................................    5,593      15,731          --
  Proceeds from issuance of common stock under employee
     stock compensation plans...............................    2,683       1,131         815
                                                              -------    --------    --------
       Net cash provided by (used in) financing
          activities........................................   (1,918)     12,431       2,615
                                                              -------    --------    --------
Effects of exchange rate changes on cash and cash
  equivalents...............................................       78        (395)        (31)
                                                              -------    --------    --------
Net increase (decrease) in cash and cash equivalents........    4,529      11,753      (2,591)
Cash and cash equivalents at beginning of year..............   14,324       2,571       5,162
                                                              -------    --------    --------
Cash and cash equivalents at end of year....................  $18,853    $ 14,324    $  2,571
                                                              =======    ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                 SCANSOFT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRESENTATION

     ScanSoft, Inc. was incorporated as Visioneer, Inc. in March 1992 and through December 1998, developed and sold scanner hardware and software products. On January 6, 1999, Visioneer sold the hardware business and the Visioneer brand name to Primax Electronics, Ltd., and on March 2, 1999, Visioneer acquired ScanSoft, in a cash election merger, from Xerox Corporation. The corporate entity "Visioneer" survived the merger, but changed its name to "ScanSoft, Inc." In addition, Visioneer changed the ticker symbol for its common stock that trades on the NASDAQ, to "SSFT." On March 13, 2000, the Company merged with Caere Corporation ("Caere"), a California-based digital imaging software company. On December 12, 2001, the Company acquired the speech and language technologies operations of Lernout & Hauspie Speech Products, N.V. (L&H). The acquisitions of Caere and L&H were accounted for under the purchase method of accounting and, accordingly, the results of operations from the acquired businesses have been included in the Company's financial statements as of the acquisition dates. (see Note 18)

     When we refer to "we" or "ScanSoft" or "the Company" in this Annual Report on Form 10-K, we mean the current Delaware corporation ScanSoft, Inc., including all of its consolidated subsidiaries.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates and assumptions included in the financial statements are revenue recognition, including estimating valuation allowances (specifically sales returns and other allowances), the recoverability of intangible assets, including goodwill, and valuation allowances for deferred tax assets. Actual amounts could differ significantly from these estimates.

  Basis of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany transactions and balances have been eliminated.

  Foreign Currency Translation

     The functional currency of the Company's foreign subsidiaries is the local currency, with the exception of Budapest, for which the functional currency is the U.S. dollar. Assets and liabilities of foreign subsidiaries that are denominated in foreign currencies are translated into U.S. dollars at exchange rates in effect at the balance sheet date. Revenue and expense items are translated using the average exchange rates for the period. Net unrealized gains and losses resulting from foreign currency translation are included in other comprehensive income (loss), which is a separate component of stockholders' equity, except for Budapest for which foreign currency translation adjustments are recorded in other income (expense). Foreign currency transaction gains and losses are included in results of operations. The Company reported foreign currency transaction gains and (losses) of $2,000, $0.2 million and $(0.1) million for the years ended 2002, 2001 and 2000, respectively.

  Revenue Recognition

     The Company derives revenue from the sale of its software products to end-users through distribution partners and value added resellers (VARs), royalties received from OEM partners, license fees from sales

                                 SCANSOFT, INC.

of its products to end-users and from services, primarily maintenance associated with software license transactions. Additionally shipping and handling costs billed to customers are recorded as revenue with the related costs recognized in cost of revenues.

     The Company applies the provisions of Statement of Position 97-2 Software Revenue Recognition, as amended by Statement of Position 98-9 Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions, to all transactions involving the sale of software products. In addition, the Company applies the provisions of Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements. Accordingly, provided that the fee is fixed or determinable and collection of the receivable is reasonably assured, the Company generally recognizes revenue from sales of its software products upon receipt of evidence of the arrangement and upon product shipment or deployment, except for shipments to a distributor or reseller.

     Under the terms of our agreements with distributors and authorized resellers (including VARs), title and risk-of-loss pass to the customer upon shipment, at which time the transaction is invoiced and payment is due. Agreements provide distributors and resellers rights of return. As a result, the Company recognizes revenue from sales to distributors and resellers only upon sale of the products by the distributor or reseller to retailers or end-users. Based on reports from distributors and resellers of their inventory balances at the end of each period, the Company records an allowance against accounts receivable for the sales price of all inventory subject to return.

     In addition, the Company records reserves for estimated sales returns by retailers and end-users to it directly or through the Company's distributors or resellers based on historical returns experience. The provision for these estimated returns is recorded as a reduction of revenue at the time that the related revenue is recorded. Such returns from retailers and end-users have not been significant. Also, from time to time, the Company offers its customers rebates or offers price protection incentive programs to retailers for the sale of the Company's products. The Company estimates the impact on revenue of rebate or price protection programs based upon its historical experience with similar programs for like products. The estimated reserve for such rebates or programs is recorded as a reduction of revenue in the period when the rebate or price protection program is available to the end-user or retailer.

     The Company also receives royalties from agreements with original equipment manufacturers (OEMs). Under the terms of its OEM licensing agreements, the Company ships a master disk to the OEM and permits the OEM to make multiple copies. Royalty payments are due to the Company upon the OEM's deployment of copies of licensed software. Royalty revenue derived from sales to OEM partners is recognized when software copies are deployed and payment becomes due. Historically, the Company had not been able to obtain royalty reports from OEM customers with whom the Company had significant past experience and, therefore, recognized revenue based on estimated deployments in the respective period. The Company has determined that it is now able to obtain royalty reports on a timely basis and as a result can more accurately record OEM revenue based on reports of actual deployments received from OEM customers. Therefore, beginning with the fourth quarter of 2002, OEM revenue is recorded based on actual deployments as reported by OEM customers. This change did not have a material effect on our financial position, results of operations or cash flows. Additionally, the differences between actual and estimated deployments were not material for the years ended December 31, 2001 or 2000, or for any interim period during those years.

     The Company applies the residual method to account for revenues when an order contains one or more elements to be delivered in the future (for example, maintenance and support services or training) and when evidence of the fair value of all undelivered elements exists. Under the residual method, the fair value of the undelivered elements is initially deferred and the remaining portion of the arrangement fee is recognized as revenues related to the delivered elements. If evidence of the fair value of one or more of the undelivered elements does not exist, all revenues are deferred and recognized only when delivery of

                                 SCANSOFT, INC.

those elements occurs or when fair value can be established. Vendor-specific objective evidence (VSOE) of the fair value of each undelivered element is based on the prices charged by the Company to its customers when these elements are sold separately or, in the case of some maintenance services, based on the contractual maintenance renewal rates. VSOE of the fair value of training service is based on the fee charged per day or per student, depending on the type of training provided.

     The Company recognizes revenue from the sale of maintenance and support to end-users ratably over the contract period, usually one year. Payments received in advance for maintenance and support revenue are initially recorded as deferred revenue. Revenue from training service is recognized as it is provided.

     The Company's products do not require installation or implementation by the Company and do not require significant production, modification or customization of the software. However, the Company occasionally enters into software license agreements with customers that require significant modification of the software. Revenue is recognized under these arrangements in accordance with Statement of Position 81-1 (SOP 81-1), Accounting for Performance of Construction-Type and Certain Performance-Type Contracts. Under the percentage-of-completion method, the Company determines progress toward completion based on costs incurred to date as compared with total estimated costs at the contract completion date. Anticipated losses, if any, are recognized in the period in which determined.

     Effective January 1, 2002, the Company implemented EITF 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products). The implementation resulted in a $0.3 million, $1.1 million and $1.1 million reduction in total revenue and a corresponding reduction of selling, general and administrative expense for the years ended 2002, 2001 and 2000, respectively.

  Costs of Revenue

     Cost of revenue consists primarily of material and fulfillment costs, third-party royalties, salaries for product support personnel, and engineering costs associated with certain contracts which are accounted for under the percentage of completion method of accounting.

  Costs of Revenue from Amortization of Intangible Assets

     Cost of revenue from amortization of intangible assets includes the amortization of acquired patents and core and completed technology.

  Cash Equivalents

     Cash equivalents are short-term, highly liquid instruments with original maturities of 90 days or less at the date of acquisition. The Company invests primarily in commercial paper.

  Accounts Receivable

     The Company establishes reserves against its accounts receivable for potential credit losses when it determines receivables are at risk for collection based upon the length of time the receivables are outstanding as well as various other criteria. Receivables are written off against these reserves in the period they are determined to be uncollectible.

  Inventory

     Inventory is stated at the lower of cost (determined on a first-in, first-out basis) or market value.

                                 SCANSOFT, INC.

  Property and Equipment

     Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the term of the related lease or the useful life, if shorter. The cost and related accumulated depreciation of sold or retired assets are removed from the accounts and any gain or loss is included in operations. Repairs and maintenance costs are expensed as incurred.

  Long-lived and Intangible Assets and Goodwill

     The Company has significant long-lived tangible and intangible assets, including goodwill, which are susceptible to valuation adjustments as a result of changes in various factors or conditions. The most significant long-lived tangible and intangible assets are fixed assets, patents, core technology, and trademarks which are amortized using the straight-line method over their estimated useful lives. The values of intangible assets, with the exception of goodwill, were initially determined by a risk-adjusted, discounted cash flow approach. We assess the potential impairment of identifiable intangible assets and fixed assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors we consider important, which could trigger an impairment of such assets, include the following:

     - Significant underperformance relative to historical or projected future operating results;

     - Significant changes in the manner of or use of the acquired assets or the strategy for our overall business;

     - Significant negative industry or economic trends;

     - Significant decline in our stock price for a sustained period; and

     - A decline in our market capitalization below net book value.

     Future adverse changes in these or other unforeseeable factors could result in an impairment charge that would impact future results of operations and financial position in the reporting period identified.

     Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets or SFAS 142. SFAS 142 requires, among other things, the discontinuance of goodwill amortization. The standard also includes provisions for the reassessment of the useful lives of existing recognized intangible assets and the identification of reporting units for purposes of assessing potential future impairments of goodwill. SFAS 142 required us to complete a transitional impairment test of goodwill within six months of the date of adoption. We have reassessed the useful lives of our existing intangible assets, other than goodwill, and believe that the original useful lives remain appropriate. In addition, we have determined that we operate in one reporting unit and, therefore, have completed our transitional goodwill impairment test on an enterprise-wide level. Based on this analysis, we have determined that goodwill recorded was not impaired, and no impairment charge has been recorded. We will complete additional goodwill impairment analyses at least annually, or more frequently when events and circumstances occur indicating that the recorded goodwill might be impaired.

     Significant judgments and estimates are involved in determining the useful lives of our intangible assets, determining what reporting units exist and assessing when events or circumstances would require an interim impairment analysis of goodwill or other long-lived assets to be performed. Changes in events or circumstances, including but not limited to technological advances or competition which could result in shorter useful lives, additional reporting units which may require alternative methods of estimating fair value, or economic or market conditions which may affect previous assumptions and estimates, could have

                                 SCANSOFT, INC.

a significant impact on our results of operations or financial position through accelerated amortization expense or impairment charges. (See Notes 4 and 5)

  Research and Development Costs

     Costs incurred in the research and development of new software products and enhancements to existing products, other than certain software development costs that qualify for capitalization, are expensed as incurred. Software development costs incurred subsequent to the establishment of technological feasibility, but prior to the general release of the product, are capitalized and amortized to cost of revenue over the estimated useful life of the related products. In the years ended December 31, 2002, 2001 and 2000, costs eligible for capitalization were not material.

  Income Taxes

     Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance against deferred tax assets is recorded if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company does not provide for U.S. income taxes on the undistributed earnings of its foreign subsidiaries, which the Company considers to be permanent investments.

  Comprehensive Income (Loss)

     Comprehensive income (loss) consists of net loss and other comprehensive income (loss), which includes foreign currency translation adjustments. For the purposes of comprehensive loss disclosures, the Company does not record tax provisions or benefits for the net changes in the foreign currency translation adjustment, as the Company intends to permanently reinvest undistributed earnings in its foreign subsidiaries.

  Concentration of Risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash equivalents, and trade accounts receivable. The Company places its cash and cash equivalents with financial institutions with high credit ratings. The Company performs ongoing credit evaluations of its customers' financial condition and does not require collateral, since management does not anticipate nonperformance of payment. The Company also maintains reserves for potential credit losses and such losses have been within management's expectations. At December 31, 2002, no customer represented greater than 10% of our net accounts receivable balance. At December 31, 2001, three customers represented 16%, 11% and 5%, of our net accounts receivable balance, respectively.

  Fair Value Disclosures of Financial Instruments

     Financial instruments include cash equivalents, accounts receivable, and long-term notes payable and are carried in the financial statements at amounts that approximate their fair value as of December 31, 2002 and 2001.

  Advertising Costs

     Advertising costs are expensed as incurred and are classified as selling, general and administrative costs. The Company incurred advertising costs of $3.0 million, $2.5 million and $1.9 million for the years ended December 31, 2002, 2001 and 2000, respectively.

                                 SCANSOFT, INC.

  Net Income (Loss) Per Share

     Basic net income (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Basic net income per share for the year ended December 31, 2002 includes the assumed conversion of the Series B Preferred Stock, which participates in dividends with common stock when and if declared as well as the weighted average impact of vested restricted stock. Diluted net income (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period plus potential dilutive common shares, which include the assumed conversion of the Series B Preferred Stock, and the effect, when dilutive, of outstanding stock options, warrants, and unvested shares of restricted stock using the treasury stock method. All potential dilutive common shares are excluded from the computation of net loss per share because they are antidilutive. Dilutive common equivalent shares consist of stock options and warrants and are calculated using the treasury stock method.

     The following is a reconciliation of the shares used in the computation of basic and diluted net income (loss) per share (in thousands, except per share amounts):

                                                                  YEAR ENDED
                                                         ----------------------------
                                                          2002      2001       2000
                                                         ------   --------   --------
Net income (loss)......................................  $6,333   $(16,877)  $(53,251)
Basic:
  Weighted average common shares outstanding...........  63,448     49,693     42,107
  Assumed conversion of Series B Preferred Stock.......   3,562         --         --
                                                         ------   --------   --------
Weighted average common shares:
basic..................................................  67,010     49,693     42,107
                                                         ======   ========   ========
Net income (loss) per share:
basic..................................................  $ 0.09   $  (0.34)  $  (1.26)
                                                         ======   ========   ========
Effect of dilutive common equivalent shares:
     Stock options.....................................   5,223         --         --
     Warrants..........................................     468         --         --
     Unvested restricted stock.........................      95         --         --
                                                         ------   --------   --------
Weighted average common shares:
diluted................................................  72,796     49,693     42,107
                                                         ======   ========   ========
Net income (loss) per share:
diluted................................................  $ 0.09   $  (0.34)  $  (1.26)
                                                         ======   ========   ========

     For the year ended December 31, 2002, stock options to purchase 1,039,955 shares of common stock were outstanding but were excluded from the calculation of diluted net income per share because the options' exercise prices were greater than the average market price of the Company's common stock. Additionally, stock options to purchase 5,080,343 and 5,179,653 shares of common stock were not included in the calculation of diluted net loss per share for the years ended December 31, 2001 and 2000, respectively, because they were antidilutive.

     Potential weighted average common shares, including stock options, unvested restricted stock, preferred shares and warrants at December 31, 2001 and 2000, were 11,755,150 and 9,534,865,

                                 SCANSOFT, INC.

respectively. These potential common shares were excluded from the calculation of diluted net loss per share as their inclusion would have been antidilutive for the period presented.

     On January 30, 2003, the Company issued a $27.5 million subordinated debenture which is convertible into the Company's common stock at $6.00 per share. (See Note 20)

  Accounting for Stock-Based Compensation

     The Company accounts for stock-based awards to employees using the intrinsic value method as prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. The Company follows the disclosure provisions of Statement of Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" (see Note 11). Deferred compensation is recorded for restricted stock granted to employees based on the fair value of the Company's common stock at the date of grant and is amortized over the period in which the restrictions lapse. All stock-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123 and related interpretations.

     Had compensation expense for the Company's stock-based compensation plans been determined based on fair market value at the grant dates, as prescribed by SFAS No. 123, the Company's net loss and pro forma net income (loss) and net (income) loss and pro forma net income (loss) per share would have been as follows (in thousands, except per share amounts):

                                                           YEAR ENDED DECEMBER 31,
                                                        -----------------------------
                                                         2002       2001       2000
                                                        -------   --------   --------
Net income (loss) -- as reported......................  $ 6,333   $(16,877)  $(53,251)
Stock-based compensation..............................    9,217      5,020      4,168
                                                        -------   --------   --------
Net loss -- pro forma.................................  $(2,884)  $(21,897)  $(57,419)
                                                        =======   ========   ========
Net income (loss) per share -- as reported: basic and
  diluted.............................................  $  0.09   $  (0.34)  $  (1.26)
Net loss per share -- pro forma: basic and diluted....  $ (0.04)  $  (0.44)  $  (1.36)

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: expected volatility of 80% for 2002 and 130% for 2001 and 2000, risk-free interest rate of 4.33% to 2.26% for options granted in 2002, 3.66% to 4.97% for options granted in 2001 and 5.02% to 6.68% for options granted in 2000, and a weighted average expected option term of 3.5 years for 2002 and 5 years for 2001 and 2000, respectively. The Company has not paid dividends to date and assumed no dividend yield.

     For the Employee Stock Purchase Plan, the fair value of each purchase right was estimated at the beginning of the offering period using the Black-Scholes option-pricing model with the following assumptions used in 2002, 2001 and 2000: expected volatility of 80% for 2002, 133% to 168% for 2001 and 128% for 2000; risk-free interest rate of 1.65% to 3.36%, 3.41% to 5.04% and 6.10% for 2002, 2001 and 2000, respectively; and expected lives of six months for all three years. The Company has not paid dividends and assumed no dividend yield. The weighted-average fair value of all purchase rights granted in 2002, 2001 and 2000, were $1.49, $1.04 and $1.73, respectively.

  Recently Issued Accounting Standards

     On December 31, 2002, the FASB issued FASB Statement No. 148 (SFAS 148), Accounting for Stock-Based Compensation -- Transition and Disclosure, amending FASB Statement No. 123 (SFAS 123), Accounting for Stock-Based Compensation. This Statement amends SFAS 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of

                                 SCANSOFT, INC.

accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, SFAS 148 amends APB Opinion No. 28, Interim Financial Reporting, to require disclosure about those effects in interim financial information. For entities that voluntarily change to the fair value based method of accounting for stock-based employee compensation, the transition provisions are effective for fiscal years ending after December 15, 2002. For all other companies, the disclosure provisions and the amendment to APB No. 28 are effective for interim periods beginning after December 15, 2002. SFAS 148 did not have any effect on our financial position, results of operations or cash flows as we have elected to continue to follow the recognition provisions of APB No. 25.

     On November 25, 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34. FIN 45 clarifies the requirements of FASB Statement No. 5, Accounting for Contingencies (SFAS 5), relating to the guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees.

     FIN 45 requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee. FIN 45 covers guarantee contracts that have any of the following four characteristics: (a) contracts that contingently require the guarantor to make payments to the guaranteed party based on changes in an underlying that is related to an asset, a liability, or an equity security of the guaranteed party (e.g., financial and market value guarantees), (b) contracts that contingently require the guarantor to make payments to the guaranteed party based on another entity's failure to perform under an obligating agreement (performance guarantees), (c) indemnification agreements that contingently require the indemnifying party (guarantor) to make payments to the indemnified party (guaranteed party) based on changes in an underlying that is related to an asset, a liability, or an equity security of the indemnified party, such as an adverse judgment in a lawsuit or the imposition of additional taxes due to either a change in the tax law or an adverse interpretation of the tax law, and
(d) indirect guarantees of the indebtedness of others.

     FIN 45 specifically excludes certain guarantee contracts from its scope. Additionally, certain guarantees are not subject to FIN 45's provisions for initial recognition and measurement but are subject to its disclosure requirements. The initial recognition and measurement provisions are effective for guarantees issued or modified after December 31, 2002. The Company has evaluated the impact of FIN 45 on its financial statements and determined that the recognition provision will not have an impact on the financial position or results of operations for 2002.

     In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, or SFAS 146. This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring), or EITF 94-3. SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. EITF 94-3 allowed for an exit cost liability to be recognized at the date of an entity's commitment to an exit plan. SFAS 146 also requires that liabilities recorded in connection with exit plans be initially measured at fair value. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002, with early adoption encouraged. The Company does not expect the adoption of SFAS 146 will have a material impact on its financial position or results of operations.

     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS
144). The objectives of SFAS 144 are to

                                 SCANSOFT, INC.

address significant issues relating to the implementation of FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS 121), and to develop a single accounting model, based on the framework established in SFAS 121, for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. SFAS 144 supersedes SFAS 121; however, it retains the fundamental provisions of SFAS 121 for (1) the recognition and measurement of the impairment of long-lived assets to be held and used and (2) the measurement of long-lived assets to be disposed of by sale. SFAS 144 supersedes the accounting and reporting provisions of Accounting Principles Board No. 30, Reporting the Results of
Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (APB
30), for segments of a business to be disposed of. However, SFAS 144 retains the requirement of APB 30 that entities report discontinued operations separately from continuing operations and extends that reporting requirement to "a component of an entity" that either has been disposed of or is classified as "held for sale." SFAS 144 also amends the guidance of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to eliminate the exception to consolidation for a temporarily controlled subsidiary. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, including interim periods, and, generally, its provisions are to be applied prospectively. The Company adopted the provisions of SFAS 144 in 2002 and its adoption had no impact on its results of operations.

3. INVENTORY

     Inventory consists of the following (in thousands):

                                                              DECEMBER 31,
                                                              -------------
                                                               2002    2001
                                                              ------   ----
Raw materials...............................................  $   26   $107
  Finished goods............................................   1,215    400
                                                              ------   ----
                                                              $1,241   $507
                                                              ======   ====

4. GOODWILL

     In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 142 (SFAS 142), "Goodwill and Other Intangible Assets." SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets, including how goodwill and other intangible assets should be accounted for after they have been initially recognized. SFAS 142 provides that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment; intangible assets with finite useful lives will continue to be amortized over their useful lives.

     The Company adopted SFAS 142 on January 1, 2002 and discontinued the amortization of goodwill (including acquired workforce) of approximately $65.2 million. Upon adoption, the Company reclassified $31,000 of previously amortizable acquired workforce to goodwill. The Company had previously been recording amortization expense on goodwill and acquired workforce of $10.4 million annually or $2.6 million per quarter.

     Under SFAS 142, the Company was required to complete a transitional impairment test on all goodwill effective as of January 1, 2002 on a reporting unit basis. A reporting unit is defined as an operating segment or one level below an operating segment referred to as a component. A component of an operating segment is a reporting unit if the component constitutes a business and discrete financial information is prepared and regularly reviewed by management. The Company determined that it operates

                                 SCANSOFT, INC.

in one reporting unit and, therefore, has completed the transitional goodwill impairment test on an enterprise-wide basis.

     SFAS 142 provides for a two-step impairment test to identify potential goodwill impairment. The first step of the goodwill impairment test compares the fair value of a reporting unit with its carrying value, including goodwill. If the fair value of a reporting unit exceeds its carrying value, goodwill of the reporting unit is considered not impaired, thus the second step of the impairment test, which determines the amount of goodwill impairment, is unnecessary.

     The fair value of the reporting unit was determined using the Company's market capitalization as of January 1, 2002. As the fair value of the reporting unit as of January 1, 2002 was in excess of the carrying amount of the net assets, the Company concluded that its goodwill was not impaired, and no impairment charge was recorded. The Company performed its annual assessment for 2002 in the fourth quarter. Based on the Company's market capitalization as of November 30, 2002, the fair value of the reporting unit was in excess of the carrying amount of the net assets as of November 30, 2002. Therefore, no further analysis was required under SFAS 142.

     Intangible assets are amortized on a straight-line basis over their estimated useful lives of three to twelve years. As required, upon adoption of SFAS 142, the Company reassessed the useful lives of its intangible assets and determined that no adjustments were required.

     The following summary reflects the consolidated results of operations as if SFAS 142 had been adopted at the beginning of the periods presented (in thousands, except net income (loss) per share amounts):

                                                           YEAR ENDED DECEMBER 31,
                                                         ----------------------------
                                                          2002      2001       2000
                                                         ------   --------   --------
Net income (loss):
  Reported net income (loss)...........................  $6,333   $(16,877)  $(53,251)
  Effect of goodwill amortization......................      --     10,387      9,601
                                                         ------   --------   --------
  Adjusted net income (loss)...........................  $6,333   $ (6,490)  $(43,650)
                                                         ======   ========   ========
Basic net income (loss) per share:
  Reported basic net income (loss) per share...........  $ 0.09   $  (0.34)  $  (1.26)
  Effect of goodwill amortization......................      --        .21        .23
                                                         ------   --------   --------
  Adjusted basic net income (loss) per share...........  $ 0.09   $  (0.13)  $  (1.03)
                                                         ======   ========   ========
Diluted net income (loss) per share:
  Reported diluted net income (loss) per share.........  $ 0.09   $  (0.34)  $  (1.26)
  Effect of goodwill amortization......................      --        .21        .23
                                                         ------   --------   --------
  Adjusted diluted net income (loss) per share.........  $ 0.09   $  (0.13)  $  (1.03)
                                                         ======   ========   ========

                                 SCANSOFT, INC.

5. OTHER INTANGIBLE ASSETS

     Other intangible assets consist of the following (in thousands):

                                                 GROSS CARRYING   ACCUMULATED    NET CARRYING
                                                     AMOUNT       AMORTIZATION      AMOUNT
                                                 --------------   ------------   ------------
DECEMBER 31, 2002
Patents and core technology....................     $48,130         $19,190        $28,910
Completed technology...........................      16,340          16,340             --
Trademarks.....................................       7,461           2,836          4,625
Non-competition agreement......................       4,048           4,048             --
Acquired favorable lease.......................         553             553             --
OEM relationships..............................       1,100             812            288
Other..........................................         200             200             --
                                                    -------         -------        -------
                                                    $77,832         $43,979        $33,823
                                                    =======         =======        =======
DECEMBER 31, 2001
Patents and core technology....................     $46,456         $11,771        $34,685
Completed technology...........................      16,340          14,714          1,626
Trademarks.....................................       7,461           1,784          5,677
Non-competition agreement......................       4,048           3,646            402
Acquired favorable lease.......................         553             355            198
OEM relationships..............................       1,100             524            576
Assembled workforce............................         374             270            104
Other..........................................         200             167             33
                                                    -------         -------        -------
                                                    $76,532         $33,231        $43,301
                                                    =======         =======        =======

     The balances of patents and core technology, trademarks and assembled workforce at December 31, 2002 reflect the impact of the restatement described in Note 18. As a result of the restatement, $16.6 million, $2.9 million and $3.3 million of patents and core technology, trademarks and assembled workforce, respectively, were reallocated to goodwill.

     Aggregate amortization expense was $11.2 million ($9.5 million included in cost of revenue) for the year ended December 31, 2002. Estimated amortization expense for each of the five succeeding fiscal years as of December 31, 2002 is as follows (in thousands):

                                                                    SELLING,
                                                       COST OF    GENERAL AND
YEAR ENDING                                            REVENUE   ADMINISTRATIVE    TOTAL
-----------                                            -------   --------------   -------
2003.................................................  $ 7,905       $  944       $ 8,849
2004.................................................    7,461          516         7,977
2005.................................................    3,060          516         3,576
2006.................................................    2,026          301         2,327
2007.................................................    2,026          258         2,284
Thereafter...........................................    7,281        1,529         8,810
                                                       -------       ------       -------
Total................................................  $29,759       $4,064       $33,823
                                                       =======       ======       =======

                                 SCANSOFT, INC.

6. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following (in thousands):

                                                                         DECEMBER 31,
                                                         USEFUL LIFE   -----------------
                                                         (IN YEARS)     2002      2001
                                                         -----------   -------   -------
Computers, software and equipment......................        3       $ 7,650   $ 6,300
Leasehold improvements.................................      2-4         1,315       436
Furniture and fixtures.................................        3           443       193
Construction in process................................       --             9       176
                                                                       -------   -------
                                                                         9,417     7,105
Accumulated depreciation...............................                 (6,571)   (4,955)
                                                                       -------   -------
                                                                       $ 2,846   $ 2,150
                                                                       =======   =======

     Depreciation expense, associated with property and equipment, for the years ended December 31, 2002, 2001 and 2000 was $2.0 million, $1.8 million, and $2.1 million, respectively.

     In January 2002, the Company entered into a one-year capital lease agreement for certain equipment. Total payments during the year were $0.3 million. No further obligation exists as of December 31, 2002. 7. ACCRUED EXPENSES

     Accrued expenses consist of the following (in thousands):

                                                                DECEMBER 31,
                                                              -----------------
                                                               2002      2001
                                                              -------   -------
Accrued compensation........................................  $ 2,122   $ 2,775
Accrued sales and marketing incentives......................    1,802     1,160
Accrued restructuring.......................................      665       634
Accrued royalties...........................................      238       750
Accrued professional fees...................................      472       571
Accrued acquisition liabilities.............................    1,437     6,065
Accrued transaction costs...................................      217       882
Accrued taxes and other.....................................    2,820     1,634
                                                              -------   -------
                                                              $ 9,773   $14,471
                                                              =======   =======

8. RESTRUCTURING AND OTHER CHARGES

     In connection with the acquisition of Caere in the first quarter of 2000, ScanSoft identified 46 employees of Caere whose positions were eliminated upon consummation of the acquisition. These positions included 22 in research and development, 14 in general and administrative functions, and 10 in sales and marketing. Additionally, the Caere president and CEO position was eliminated. As a result, ScanSoft established as part of the purchase price allocation, a restructuring reserve of $0.5 million for severance payments to employees, and a restructuring reserve of $1.1 million for severance to the Caere former president and CEO, the payments of which will continue through March 2005.

     In June 2000, ScanSoft implemented a restructuring plan to strategically refocus our business and bring operating expenses in line with net revenues. As a result, the Company eliminated 65 employee

                                 SCANSOFT, INC.

positions including 29 in research and development, 13 in general and administrative functions and 23 in support and marketing. ScanSoft recorded a restructuring charge in the amount of $1,069,000 for severance payments to these employees and a restructuring charge of $0.4 million for certain termination fees to be incurred as a result of exiting the Los Gatos facility. Additionally, ScanSoft wrote-off $3.5 million of net intangible assets acquired as part of the Caere acquisition including the acquired work force of $1.1 million and the favorable building lease of $2.4 million, which were impaired as a result of the restructuring action.

     The Company was obligated to pay retention bonuses amounting to approximately $0.8 million and $0.2 million relating to key employees who were employed in the Caere integration and restructuring of the companies, respectively. These retention bonuses were expensed as incurred and were not included in the purchase price of the acquisition. As of December 31, 2000, the Company had paid all of these bonuses.

     During the fourth quarter of 2000, the Company incurred an additional $0.3 million of facility related exit costs related to leasehold improvements on the Los Gatos facility in space vacated by the Company.

     Additionally, during the fourth quarter the Company reversed $0.4 million of restructuring accruals taken in June 2000. Facility related contracts accounted for $0.3 million of the reserve. The remaining $0.1 million related to severance accruals for employees who left the Company prior to being eligible to receive severance benefits.

     Through December 31, 2001 ScanSoft paid $1.9 million in severance payments related to these restructuring actions.

     In January 2002, the Company announced, and in March 2002 completed, a restructuring plan to consolidate facilities, worldwide sales organizations, research and development teams and other personnel following the December 12, 2001 L&H acquisition. As a result, the Company exited facilities in both North America and Europe, eliminating 21 employee positions, including 12 in research and development and 9 in selling, general and administrative functions. In the first quarter of 2002, the Company recorded a restructuring charge in the amount of $0.6 million for severance payments to these employees, and a restructuring charge of $0.4 million for certain termination fees to be incurred as a result of exiting the facilities, including the write-off of previously recorded assembled workforce of $0.1 million.

     During the fiscal year ended December 31, 2002, the Company paid a total of $0.8 million in severance payments, of which $0.6 million related to the March 2002 restructuring and $0.2 million related to severance paid to the former Caere President and CEO, pursuant to a 2000 restructuring.

     At December 31, 2002, the remaining restructuring accrual from the current and prior restructuring activities amounted to $0.7 million. This balance is comprised of $0.2 million of lease exit costs resulting from the 2002 restructuring and $0.5 million of severance to the former Caere President and CEO. The lease exit costs and severance due to the former Caere President and CEO will be paid through January 2004 and March 2005, respectively.

                                 SCANSOFT, INC.

     The following table sets forth the 2002, 2001 and 2000 restructuring accrual activity (in thousands):

                                                              LEASE   INTANGIBLE
                                                   EMPLOYEE   EXIT      ASSET
RESTRUCTURING AND OTHER CHARGES ACCRUAL            RELATED    COSTS   IMPAIRMENT   TOTAL
---------------------------------------            --------   -----   ----------   ------
Restructuring reserve provided in March 2000
  acquisition....................................   $1,552                         $1,552
Restructuring and other charges for June 2000
  restructuring..................................    1,069    $397      $3,490      4,956
Additional restructuring charges for June 2000
  restructuring..................................              276                    276
Reversal of excess restructuring charges related
  to June 2000 restructuring.....................      (73)   (347)                  (420)
Non-cash write-off...............................             (276)     (3,490)    (3,766)
Cash payments....................................   (1,120)                        (1,120)
                                                    ------    ----      ------     ------
Balance at December 31, 2000.....................    1,428      50          --      1,478
Cash payments....................................     (794)    (50)                  (844)
                                                    ------    ----      ------     ------
Balance at December 31, 2001.....................   $  634    $ --      $   --     $  634
Restructuring and other charges for March 2002
  restructuring..................................      576     465          --      1,041
Non-cash write-off...............................             (113)         --       (113)
Cash payments....................................     (764)   (133)                  (897)
                                                    ------    ----      ------     ------
Balance at December 31, 2002.....................   $  446    $219      $   --     $  665
                                                    ======    ====      ======     ======

9. DEBT

  Credit Facility

     On October 31, 2002, the Company entered into a two year Loan and Security Agreement (the "Loan Agreement") with Silicon Valley Bank (the "Bank") that consisted of a $10 million revolving loan (the "Credit Facility"). Borrowings under the Credit Facility will bear interest at the Bank's prime rate plus 0.375% or 0.75%, (4.625% at December 31, 2002) which is determined by the Company's fixed charge coverage ratio, as defined in the Loan Agreement. The maximum aggregate amount of borrowings outstanding at any one time will be limited to the lesser of $10.0 million or a borrowing base equal to either 80% or 70% of eligible accounts receivable, as defined in the Loan Agreement, based on the Company's fixed charge coverage ratio. As of December 31, 2002, based upon the calculated borrowing base, available borrowings totaled approximately $8.6 million. Borrowings under the loan agreement cannot exceed the borrowing base and must be repaid in the event they exceed the calculated borrowing base or upon expiration of the two year loan term. Pursuant to the Loan Agreement, the Company will be required to maintain certain financial and non-financial covenants, the most restrictive of which is a quarterly minimum fixed charge coverage ratio of 1.25 to 1.00. Borrowings under the Loan Agreement are collateralized by substantially all of the Company's personal property, predominantly its accounts receivable, but not its intellectual property. As of December 31, 2002, there was no outstanding balance under this Credit Facility and the Company was in compliance with all debt covenants.

     Our loan and security agreement with Silicon Valley Bank, dated October 31, 2002, contains a restrictive covenant which prohibits us from paying or declaring any dividends on our capital stock during the term of the agreement (except for dividends payable solely in capital stock) without Silicon Valley Bank's prior written consent. In addition, the zero coupon convertible subordinated debenture due in 2006

                                 SCANSOFT, INC.

that was issued to Koninklijke Royal Philips Electronics N.V. ("Philips") in connection with our acquisition of the Speech Processing Telephony and Voice Control business units of Philips contains a restrictive covenant which prohibits us from paying or declaring any dividend or distribution (other than distributions of our equity securities) on our capital stock while the note is outstanding. This restriction terminates if one half or more of the note is converted by Philips into common stock.

     On March 14, 2000, the Company entered into a one year Credit Agreement (the "Agreement") with its then primary financial institution for a $10 million revolving loan (the "Prior Credit Facility"). Borrowings under the Prior Credit Facility bore interest at the prime rate plus one percent and, as amended, expired on September 30, 2001. The maximum aggregate amount of borrowings outstanding at any one time as amended was $5.0 million. During 2001, the Company repaid all amounts due under the Prior Credit Facility, which included principal and interest amounting to $3.4 million. The Prior Credit Facility was terminated and cancelled upon the final payment.

  Note Payable

     In connection with the L&H acquisition (see Note 18), the Company issued a $3.5 million promissory note (the "Note") to Lernout & Hauspie Speech Products, N.V. The unsecured Note had a stated maturity date of December 15, 2004 and bore interest at 9% per annum. Payments of principal and interest in the amount of $133,000 were due quarterly commencing on March 15, 2002, for a total of eleven payments. During the year ended December 31, 2002, four quarterly payments were made in accordance with the terms and conditions of the promissory note.

     In connection with an agreement to repurchase 1,461,378 shares of common stock from L&H Holdings USA, Inc. and Lernout & Hauspie Speech Products N.V. (collectively, L&H) (see Note 10), entered into by the Company in September 2002, the terms of the Note were amended to provide for the acceleration of the maturity date of the outstanding principal and interest to January 1, 2003 if consummation of the underwritten public offering (also described in Note 10) did not occur by January 1, 2003. The Company did not complete the offering by January 1, 2003 and accordingly, the debt became immediately due and payable. To fulfill this obligation, on January 3, 2003, the Company paid $3.3 million in full settlement of all of the outstanding principal and accrued interest under the Note. The Company has classified the debt as current in its balance sheet at December 31, 2002.

10. STOCKHOLDERS' EQUITY

  Preferred Stock

     The Company is authorized to issue up to 40,000,000 shares of preferred stock, par value $0.001 per share. The Company has designated 100,000 shares as Series A Preferred Stock and 15,000,000 as Series B Preferred Stock. In connection with the acquisition of ScanSoft (see Note 1), the Company issued 3,562,238 shares of Series B Preferred Stock to Xerox Corporation ("Xerox"). The Series B Preferred Stock is convertible into shares of common stock on a one-for-one basis. The Series B Preferred Stock has a liquidation preference of $1.30 per share plus all declared but unpaid dividends. The Series B Preferred Stock holders are entitled to non-cumulative dividends at the rate of $0.065 per annum per share, payable when, as and if declared by the Board of Directors. To date no dividends have been declared by the Board of Directors. Holders of Series B Preferred Stock have no voting rights, except those rights provided under Delaware law. The undesignated shares of preferred stock will have rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors upon issuance of the preferred stock. The Company has reserved 3,562,238 shares of its common stock for issuance upon conversion of the Series B Preferred Stock.

                                 SCANSOFT, INC.

  Common Stock Warrants

     In connection with the ScanSoft acquisition (see Note 1), the Company issued Xerox a ten-year warrant that allows Xerox to acquire a number of shares of common stock equal to the number of stock options (whether vested or unvested) that remains unexercised at the expiration of any ScanSoft stock option assumed by the Company in the merger. The exercise price for each warrant share is $0.61. If all of the assumed ScanSoft options expire without being exercised, Xerox would be entitled to purchase 1,736,630 shares of common stock. From the date of acquisition through December 31, 2002, 525,732 ScanSoft options have been forfeited and accordingly, the Xerox warrant at December 31, 2002 was exercisable for the purchase of 525,732 shares of the Company's common stock.

  Stock Repurchase

     During 2001, the Board of Directors authorized the repurchase of up to 2 million shares of common stock for a period of one year ending on August 22, 2002. Purchases were made in the open market and in privately negotiated transactions. Repurchased shares are available for issuance under employee stock plans or in the ordinary course of business. During the year ended December 31, 2001 the Company repurchased 656,000 shares of common stock at a cost of $1.0 million. No other shares were repurchased under the program.

     In September of 2002, the Company repurchased 1,461,378 shares of common stock from L&H Holdings USA, Inc. and Lernout & Hauspie Speech Products N.V. (collectively, L&H) and certain other parties at $4.79 per share for a total consideration of $7.0 million. The price per share was based on the greater of $4.79 or the twenty day trading average beginning August 14, 2002, which was $4.67. These shares represented a portion of the common shares that were issued to L&H in connection with the December 12, 2001 acquisition of certain of L&H's speech and language technology operations and the March 21, 2002 acquisition of the AudioMining assets of L&H Holdings USA, Inc.

     As of December 31, 2002 and 2001, the Company had 2,117,378 and 656,000 shares of common stock in treasury at a cost of $8.0 million and $1.0 million, respectively.

  Other

     On April 12, 2002, the Company completed a private placement of 1.0 million shares of common stock at a purchase price of $6.00 per share with SF Capital Partners Ltd. ("SF Capital"), resulting in proceeds, net of issuance costs, of $5.6 million. In purchasing these shares, SF Capital was provided with certain registration rights which required that the shares be registered no later than August 10, 2002. The shares held by SF Capital were were registered on February 10, 2003.

     In connection with the agreement to repurchase 1,461,378 shares of common stock from L&H Holdings USA, Inc. and Lernout & Hauspie Speech Products N.V. (collectively, L&H) entered into by the Company in September 2002, the Company agreed to issue an additional 150,000 shares of its common stock to L&H if it did not complete an underwritten public offering of the shares held by L&H by December 15, 2002. The Company further agreed to issue an additional 150,000 shares of its common stock to L&H if it did not complete an underwritten public offering by February 15, 2003. The Company also would be required to issue an additional 100,000 shares of its common stock to L&H if, by February 15, 2003, it failed to file a registration statement to register the shares remaining unsold. The value ascribed to the potential right to acquire additional shares of the Company's common stock was valued at $0.3 million using a probability-weighted, Black-Scholes valuation model and recorded as a credit to additional paid-in capital, with a corresponding reduction in additional paid-in capital because the Company has an accumulated deficit. Accordingly, the right had no net effect on the Company's financial position or results of operations. The Company completed the public offering on February 14, 2003.

                                 SCANSOFT, INC.

Because the offering was not completed by December 15, 2002, the Company issued L&H 150,000 shares of common stock on December 18, 2002.

     During December 2001, the Company issued 262,200 shares of its common stock in partial settlement of a $2.1 million liability assumed in connection with the Caere acquisition. The common stock was valued at $0.7 million based on the fair value of the common stock on the date the agreement was reached. The Company also agreed to pay $0.7 million in cash as part of the settlement. The Company realized a gain on this settlement of $0.7 million as a reduction of general and administrative expenses in 2001.

     On December 21, 2001, the Company committed to issuing 65,100 shares of its common stock in partial settlement of a $1.0 million liability incurred as part of the Caere acquisition. The common stock was valued at $0.3 million based on the fair value of the common stock on the date agreement was reached. The Company also agreed to pay $0.3 million in cash as part of the settlement. The Company realized a gain on this settlement of $0.3 million as a reduction of general and administrative expenses in 2001. The $0.3 million value of the common stock is reflected in other long-term liabilities at year-end as the shares were not issued as of December 31, 2001. The stock was issued in January 2002.

11. STOCK COMPENSATION PLANS

  Stock Option and Award Plans

     The Company has several stock-based compensation plans under which employees, officers, directors and consultants may be granted stock awards or options to purchase the Company's common stock generally at the fair market value on the date of grant. Plans do not allow for options to be granted at below fair market value nor can they be re-priced at anytime. Options become exercisable over various periods, typically two to four years and have a maximum term of 10 years. At December 31, 2002, 18,028,104 shares were authorized for grant under the Company's stock-based compensation plans, of which 2,882,397 were available for future grant. To date, all stock options have been granted with exercise prices equal to or greater than the fair market value of the Company's common stock on the date of grant.

     During 2001, the Company awarded 133,824 shares of restricted common stock to senior executives at a weighted average fair value at the grant date of $2.72 resulting in deferred compensation of $291,000. Restrictions lapse over a period of 2 to 4 years depending on the grant. The restricted stock awards entitle the participant to full dividend and voting rights. Unvested shares are restricted as to disposition and subject to forfeiture under certain circumstances. Deferred compensation expense is amortized to compensation expense over the period that the restrictions lapse. During 2002 and 2001, compensation expense of $103,000 and $15,000 was recognized, respectively. No restricted stock was awarded for the year ended December 31, 2002.

                                 SCANSOFT, INC.

     The following table summarizes activity under all stock option plans and for options granted outside the plans:

                                                                              WEIGHTED
                                                                NUMBER        AVERAGE
                                                              OF SHARES    EXERCISE PRICE
                                                              ----------   --------------
Balance at December 31, 1999................................   4,178,837       $2.77
Options granted.............................................   7,453,007       $2.26
Options granted in exchange for Caere options...............   4,577,993       $2.51
Options exercised...........................................    (307,307)      $0.97
Options canceled............................................  (3,536,878)      $2.80
                                                              ----------
Balance at December 31, 2000................................  12,365,652       $2.49
Options granted.............................................   3,891,021       $2.39
Options exercised...........................................    (527,582)      $1.96
Options canceled............................................  (2,511,922)      $3.27
                                                              ----------
Balance at December 31, 2001................................  13,217,169       $2.33
Options granted.............................................   4,965,913       $5.43
Options exercised...........................................  (1,362,299)      $1.83
Options canceled............................................  (1,675,076)      $4.03
                                                              ----------
Balance at December 31, 2002................................  15,145,707       $3.20
                                                              ==========

     The weighted average grant date fair value per share of options granted was $3.12, $1.92 and $1.83 for the years ended December 31, 2002, 2001 and 2000, respectively.

     Stock options to purchase 8,389,293, 6,502,668 and 4,088,911 shares of common stock were exercisable as of December 31, 2002, 2001 and 2000, respectively.

     The following table summarizes information about stock options outstanding under the Company's stock compensation plans at December 31, 2002:

                           OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
               --------------------------------------------   ----------------------------
                               WEIGHTED
                                AVERAGE         WEIGHTED                       WEIGHTED
EXERCISE         SHARES        REMAINING        AVERAGE         SHARES         AVERAGE
PRICE RANGE    OUTSTANDING   LIFE IN YEARS   EXERCISE PRICE   EXERCISABLE   EXERCISE PRICE
-----------    -----------   -------------   --------------   -----------   --------------
$0.41 - $1.23   1,717,044        7.46            $0.90         1,264,731        $0.89
$1.25 - $1.28     787,931        7.61             1.28           638,216         1.28
$1.31 - $1.34   2,782,819        7.63             1.34         2,764,370         1.34
$1.41 - $2.22   1,674,869        6.83             1.76         1,215,901         1.77
$2.28 - $3.40   1,621,170        7.58             3.15           805,982         3.06
$3.60 - $4.30   2,461,171        8.28             4.22           635,343         4.21
$4.45 - $5.20     729,509        8.09             4.85           264,097         4.90
$5.36 - $5.36   1,687,590        9.33             5.36           461,049         5.36
$5.38 - $6.97   1,644,104        7.75             6.65           339,604         6.38
$7.14 - $8.74      39,500        9.53             7.54                 0         0.00
               ----------                                      ---------
$0.41 - $8.74  15,145,707        7.85            $3.20         8,389,293        $2.25
               ==========                                      =========

                                 SCANSOFT, INC.

  1995 Employee Stock Purchase Plan

     The Company's 1995 Employee Stock Purchase Plan, as amended on June 29, 1999, authorizes the issuance of a maximum of 1,000,000 shares of common stock in semi-annual offerings to employees at a price equal to the lower of 85% of the closing price on the applicable offering commencement date or 85% of the closing price on the applicable offering termination date. The Company issued 87,185, 95,952 and 46,896 shares of common stock under this plan during the years ended December 31, 2002, 2001 and 2000 respectively. The weighted average fair value of common stock on the grant date was $1.48, $0.71 and $1.08 during the years ended December 31, 2002, 2001 and 2000 respectively.

12. COMPREHENSIVE INCOME (LOSS)

     Total comprehensive income (loss), net of taxes, was $6.8 million, ($17.3) million and ($53.3) million for the years ended December 31, 2002, 2001 and 2000 respectively. Total comprehensive income (loss) consisted of net income or loss and foreign currency translation adjustments for the respective periods.

13. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company has various operating leases for office space around the world. These obligations extend through 2008. Future minimum payments under operating leases with an initial term of more than one year are as follows (in thousands):

YEAR ENDING
DECEMBER 31,
------------
2003........................................................   $2,020
2004........................................................    1,827
2005........................................................    1,779
2006........................................................    1,421
2007........................................................      332
Thereafter..................................................       83
                                                               ------
Total.......................................................   $7,462
                                                               ======

     Total rent expense under operating leases for the years ended December 31, 2002, 2001 and 2000 was $1.8 million, $0.8 million and $0.8 million, respectively.

  Litigation and Other Claims

     Like many companies in the software industry, the Company has from time to time been notified of claims that it may be infringing certain intellectual property rights of others. These claims have been referred to counsel, and they are in various stages of evaluation and negotiation. If it appears necessary or desirable, the Company may seek licenses for these intellectual property rights. There is no assurance that licenses will be offered by all claimants, that the terms of any offered licenses will be acceptable to the Company or that in all cases the dispute will be resolved without litigation, which may be time consuming and expensive, and may result in injunctive relief or the payment of damages by the Company.

     From time to time, we receive information concerning possible infringement by third parties of our intellectual property rights, whether developed, purchased or licensed by us. In response to any such circumstance, we have our counsel investigate the matter thoroughly and we take all appropriate action to defend our rights in these matters.

                                 SCANSOFT, INC.

     On November 27, 2002, AllVoice Computing plc filed an action against the Company in the United States District Court for the Southern District of Texas claiming patent infringement. In the lawsuit, AllVoice alleges that the Company is infringing United States Patent No. 5,799,273 entitled "Automated Proofreading Using Interface Linking Recognized Words to Their Audio Data While Text Is Being Changed" (the "'273 Patent"). The '273 Patent generally discloses techniques for manipulating audio data associated with text generated by a speech recognition engine. Although the Company has several products in the speech recognition technology field, the Company believes that its products do not infringe the '273 Patent because they do not use the claimed techniques. Damages are sought in an unspecified amount. The Company filed an Answer on December 23, 2002. For the reasons described here, the Company believes this claim has no merit, and intends to defend the action vigorously.

     In December 2001, the Massachusetts Institute of Technology and Electronics For Imaging, Inc. sued the Company in the United States District Court for the Eastern District of Texas for patent infringement. The patent infringement claim was filed against more than 200 defendants. In their lawsuit, MIT and EFI allege that the Company is infringing United States Patent No. 4,500,919 entitled "Color Reproduction System" (the "'919 Patent"). MIT and EFI allege that the '919 Patent discloses a system for adjusting the colors of a scanned image on a television screen and outputting the modified image to a device. The Company has several products that permit a user to adjust the color of an image on a computer monitor. The Company has asserted that its products do not infringe the '919 Patent because its products do not contain all elements of the structure required by the claimed invention and because its products do not perform all of the steps required by the claimed method. Further, the Company believes there may be prior art that would render the '919 Patent invalid. The '919 Patent expired on May 6, 2002. Damages are sought in an unspecified amount. The Company filed an Answer and Counterclaim on June 28, 2002. For the reasons described here, the Company believes this claim has no merit, and intends to defend the action vigorously.

     On August 16, 2001, Horst Froessl sued the Company in the United States District Court for the Northern District of California for patent infringement. In his lawsuit, Froessl alleges that the Company is infringing United States Patent No. 4,553,261 entitled "Document and Data Handling and Retrieval System" (the "'261 Patent"). Froessl alleges that the '261 Patent discloses a system for receiving and optically scanning documents, converting selected segments of the digitalized scan data into machine code, and storing and retrieving the documents and the digitalized and converted segments. Although the Company has several products in the scanning technology field, the Company has asserted that its products do not infringe the '261 Patent because its products do not contain all elements of the structure required by the claimed invention and because its products do not perform all of the steps required by the claimed method. Further, the Company believes there may be prior art that would render the '261 Patent invalid. Damages are sought in an unspecified amount. The Company filed an Answer and Counterclaim on September 19, 2001. For the reasons described here, the Company believes this claim has no merit, and intends to defend the action vigorously.

     The Company believes that the final outcome of these matters will not have a significant adverse effect on its financial position and results of operations, and the Company believes it will not be required to expend a significant amount of resources defending such claims. However, should the Company not prevail in any such litigation, its operating results and financial position could be adversely impacted.

  Guarantees

     The Company has entered into agreements to indemnify its directors and officers to the fullest extent authorized or permitted under applicable law. These agreements, among other things, provide for the indemnification of its directors and officers for expenses, judgments, fines, penalties and settlement amounts incurred by any such person in his or her capacity as a director or officer of the company, whether or not such person is acting or serving in any such capacity at the time any liability or expense is

                                 SCANSOFT, INC.

incurred for which indemnification can be provided under the agreements. The Company has a Director and Officer insurance policy in effect that reduces its exposure under these agreements and enables it to recover a portion of any future amounts paid. While the maximum potential amount of any future payments under these agreements is uncertain, as a result of its insurance coverage the Company believes the estimated fair value of these agreements is minimal.

     The Company currently includes indemnification provisions in the contracts it enters with its customers and business partners. Generally, these provisions require the Company to defend claims arising out of its products' infringement of third-party intellectual property rights, breach of contractual obligations and/or unlawful or otherwise culpable conduct on its part. The indemnity obligations imposed by these provisions generally cover damages, costs and attorneys' fees arising out of such claims. In most, but not all, cases the Company's total liability under such provisions is limited to either the value of the contract or a specified, agreed upon, amount. In some cases, its total liability under such provisions is unlimited. In many, but not all, cases the term of the indemnity provision is perpetual. Although these provisions are included in most of its contracts with customers and business partners, as noted above, the Company is currently indemnifying the liabilities of only four parties pursuant to such provisions. Each of these four parties is a defendant in a case filed by the Massachusetts Institute of Technology and Electronics for Imaging, Inc. in the United States District Court for the Eastern District of Texas in December 2001. The case, which alleges patent infringement by certain ScanSoft products, is more fully described above. The Company's indemnity obligations in this case have required it to incur costs and attorney fees of approximately $0.1 million to date. The Company cannot predict the outcome of this case or the total additional indemnity costs it may produce, though it may be required to indemnify one or more defendants in addition to those it is already indemnifying. While the maximum potential amount of future payments the Company could be required to make under all the indemnification provisions in its contracts with customers and business partners is unlimited, it believes that the estimated fair value of these provisions is moderate due to the low frequency with which these provisions have been triggered.

14. 401(K) SAVINGS PLAN

     The Company has established a retirement savings plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan covers substantially all employees of the Company who meet minimum age and service requirements, and allows participants to defer a portion of their annual compensation on a pre-tax basis. Through October 15, 2002, the Company matched an employee's contributions dollar for dollar up to 4%. Employees are 100% vested into the plan as soon as they start to contribute to the plan. Effective October 16, 2002, this match was discontinued. The Company's contributions to the 401(k) Plan totaled $0.6 million, $0.4 million and $0.4 million for the years ended December 31, 2002, 2001 and 2000, respectively.

15. SUPPLEMENTAL CASH FLOW INFORMATION

     During the years ended December 2002, 2001 and 2000, the Company made cash payments for interest totaling $0.3 million, $0.1 million and $0.6 million, respectively.

     During the years ended December 2002, 2001 and 2000, the Company made cash payments for income taxes totaling $0.6 million, $0.3 million and $0.3 million, respectively.

     During December 2002, the Company issued 150,000 shares of common stock valued at $0.3 million in connection with the agreement to repurchase 1,461,378 shares of common stock from L&H. (see Note 10)

     During 2002, the Company entered into favorable settlement agreements related to liabilities assumed in the L&H acquisition, resulting in a reduction of $2.2 million of the assumed liabilities recorded at the

                                 SCANSOFT, INC.

date of acquisition with a corresponding reduction recorded to the carrying value of goodwill. (see Note 18)

     During March 2002, the Company issued 121,359 shares of the Company's common stock valued at $0.6 million in connection with a purchase agreement in which the Company acquired patents and core technology associated with the Audiomining assets of the speech and language technology assets of L&H. In addition, the Company issued a 9% promissory note in the principal amount of $0.4 million with principal and interest to be repaid in full on July 31, 2002 and $0.5 million in cash, for total consideration of $1.5 million.

     During January 2002, the Company issued 65,100 shares of its common stock in partial settlement of a $1.0 million liability incurred as part of the Caere acquisition. The common stock was valued at $0.3 million based on the fair value of the common stock on December 21, 2001, the date the agreement was reached.

     During January 2002, the Company acquired $0.3 million of equipment through a one-year capital lease arrangement. No further obligation exists as of December 31, 2002.

     During December 2001, the Company issued 262,200 shares of its common stock in partial settlement of a $2.1 million liability assumed in connection with the Caere acquisition. The common stock was valued at $0.7 million based on the fair value of the common stock on the date agreement was reached.

     During December 2001, the Company issued 7.4 million shares of the Company's common stock valued at $27.8 million, a 9% promissory note in the principal amount of $3.5 million in connection with the L&H acquisition (see
Note 18) in which the Company acquired patents, trademarks, tradenames, product and customer contracts associated with certain of the speech and language technology assets of L&H.

     During March 2000, the Company acquired all of the outstanding capital stock of Caere Corporation. As consideration, the Company issued 19.0 million shares of common stock valued at $98.5 million and stock options for the purchase of approximately 4.6 million shares of the Company's common stock valued at $15.5 million in exchange for outstanding employee stock options of Caere. In addition, pursuant to a concurrent non-competition agreement and subject to certain other conditions, the Company agreed to pay in cash the former Caere President and CEO on the second anniversary of the merger, March 13, 2002, the difference between $13.50 and the closing price per share of ScanSoft common stock at that time, multiplied by 486,548. (see Note 19)

16. SEGMENT AND GEOGRAPHIC INFORMATION

     The Company operates in a single segment. The following table presents total revenue information by geographic area and principal product line (in thousands):

                                                           YEAR ENDED DECEMBER 31,
                                                         ----------------------------
                                                           2002      2001      2000
                                                         --------   -------   -------
North America..........................................  $ 77,540   $49,266   $39,479
Other foreign countries................................    29,079    13,451     8,482
                                                         --------   -------   -------
  Total................................................  $106,619   $62,717   $47,961
                                                         ========   =======   =======

                                 SCANSOFT, INC.

                                                           YEAR ENDED DECEMBER 31,
                                                         ----------------------------
                                                           2002      2001      2000
                                                         --------   -------   -------
Digital Capture........................................  $ 62,454   $60,966   $47,961
Speech.................................................    44,165     1,751        --
                                                         --------   -------   -------
  Total................................................  $106,619   $62,717   $47,961
                                                         ========   =======   =======

     Revenue classification above is based on the country in which the sale originates or is invoiced. Revenue in other countries predominately relates to sales to customers in Asia and Europe. Intercompany sales are insignificant as products sold in other countries are sourced within Europe or the United States.

     A number of the Company's North American OEM customers distribute its products throughout the world but because these customers do not provide the geographic dispersion of products sales, the Company recorded the revenue in the North America category.

     For the year ended December 31, 2002, two distribution and fulfillment partners, Ingram Micro and Digital River, accounted for 25% and 12% of our consolidated revenue, respectively. During the year ended December 31, 2001, Ingram Micro and Digital River accounted for 28% and 15% of our consolidated revenue, respectively. During the year ended December 31, 2000, Ingram Micro and Digital River accounted for 7% and 11% of our consolidated revenue, respectively.

     The following table summarizes the Company's long-lived assets, excluding intangible assets, by geographic location (in thousands):

                                                               DECEMBER 31,
                                                              ---------------
                                                               2002     2001
                                                              ------   ------
North America...............................................  $1,992   $2,165
Other foreign countries.....................................   1,951      662
                                                              ------   ------
                                                              $3,943   $2,827
                                                              ======   ======

17. INCOME TAXES

     The components of the income tax provision (benefit) are as follows (in thousands):

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                               2002     2001    2000
                                                              ------   ------   -----
Federal.....................................................  $(900)   $ (16)   $ --
  Foreign...................................................    907      277     382
  State.....................................................    247     (578)     90
                                                              -----    -----    ----
     Provision (benefit) for income taxes...................  $ 254    $(317)   $472
                                                              =====    =====    ====

     The benefit for federal and state income taxes in 2002 and 2001, respectively relate to refunds related to Caere Corporation.

                                 SCANSOFT, INC.

     For financial reporting purposes, income (loss) before income taxes includes the following components (in thousands):

                                                           YEAR ENDED DECEMBER 31,
                                                         ----------------------------
                                                          2002      2001       2000
                                                         ------   --------   --------
North America..........................................  $4,585   $(17,797)  $(53,609)
Foreign................................................   2,002        603        830
                                                         ------   --------   --------
  Total................................................  $6,587   $(17,194)  $(52,779)
                                                         ======   ========   ========

     The cumulative amount of undistributed earnings of foreign subsidiaries, which is intended to be permanently reinvested and for which U.S. income taxes have not been provided, totaled approximately $3.5 million at December 31, 2002.

     Deferred tax assets (liabilities) consist of the following (in thousands):

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2002       2001
                                                              --------   --------
Deferred tax assets
  Net operating loss carryforwards..........................  $ 33,212   $ 36,439
  Federal and state credit carryforwards....................     4,903      4,011
  Capitalized start-up and development costs................     1,062      1,108
  Accrued expense and other reserves........................     3,600      3,374
  Deferred revenue..........................................       558      1,136
  Depreciation..............................................     2,210      1,960
  Other.....................................................         8          4
                                                              --------   --------
  Gross deferred tax assets.................................    45,553     48,032
Deferred tax liabilities
  Acquired intangibles......................................    (4,538)    (7,767)
Valuation allowance.........................................   (41,015)   (40,265)
                                                              --------   --------
     Net deferred tax assets................................  $     --   $     --
                                                              ========   ========

     At December 31, 2002 and 2001, the Company provided a valuation allowance for the full amount of its net deferred tax assets due to the uncertainty of realization of those assets as a result of the recurring and cumulative losses from operations.

     The Company monitors the realization of its deferred tax assets based on changes in circumstances, for example, recurring periods of income for tax purposes following historical periods of cumulative losses or changes in tax laws or regulations. Our income tax provisions and our assessment of the realizability of our deferred tax assets involve significant judgments and estimates. If we continue to generate taxable income through profitable operations in future years we may be required to recognize these deferred tax assets through the reduction of the valuation allowance which would result in a material benefit to our results of operations in the period in which the benefit is determined.

                                 SCANSOFT, INC.

     A reconciliation of the Company's effective tax rate to the statutory federal rate is as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                          ---------------------------
                                                          2002       2001       2000
                                                          -----      -----      -----
Federal statutory tax rate............................     34.0%     (34.0)%    (34.0)%
Nondeductible amortization and in-process research and
  development.........................................      0.0%      20.0%       5.3%
Foreign taxes.........................................      6.6%      (0.4)%      0.4%
State tax, net of federal benefit.....................      3.1%      (4.4)%      0.1%
Other.................................................     (2.2)%      2.3%        --
Change in valuation allowance.........................    (17.4)%     16.5%      29.1%
Federal research and development credits..............     (6.5)%     (1.8)%       --
Federal benefit -- refundable taxes...................    (13.7)%       --         --
                                                          -----      -----      -----
                                                            3.9%      (1.8)%      0.9%
                                                          =====      =====      =====

     At December 31, 2002 and 2001, the Company had federal net operating loss carryforwards of approximately $82 million and $90 million, respectively, of which approximately $9.1 million and $4.1 million, respectively, relate to tax deductions from stock compensation. The tax benefit related to the stock compensation, when realized, will be accounted for as additional paid-in capital rather than as a reduction of the provision for income tax. At December 31, 2002 the Company had federal and state research and development credit carryforwards of approximately $3.4 million and $2.3 million respectively. At December 31, 2001, the Company had federal and state research and development credit carryforwards of approximately $2.8 million and $1.6 million, respectively. The net operating loss and credit carryforwards will expire at various dates through 2021, if not utilized. Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

18. ACQUISITIONS

  Audiomining Acquisition:

     On February 22, 2002, the Company entered into a definitive asset purchase agreement (the "Purchase Agreement") to acquire certain assets and intellectual property from L&H Holdings USA, Inc. The transaction was completed on March 21, 2002. Pursuant to the Purchase Agreement, the Company acquired patents and core technology associated with the Audiomining assets of the speech and language technology assets of L&H and paid $1.5 million in total consideration to L&H as follows: $0.5 million in cash, 121,359 shares of the Company's common stock valued at $0.6 million (based on the average of the closing share price of the Company's stock 5 days before and after the date the transaction was completed) and a 9% promissory note in the principal amount of $0.4 million (the "Note"), with principal and interest to be repaid in full on July 31, 2002. The Company incurred $0.2 million of acquisition related costs. The purchase price including acquisition costs of $1.7 million was allocated to core technology.

     On July 31, 2002, the Company repaid all amounts due under the Note, which included principal and interest of $0.4 million.

                                 SCANSOFT, INC.

     The following table identifies the intangible assets acquired in connection with Audiomining and their respective lives:

                                                           AMOUNT          LIFE
                                                       (IN THOUSANDS)   (IN YEARS)
                                                       --------------   ----------
Core technology......................................      $1,674          3.5
                                                           ------
                                                           $1,674
                                                           ======

  Acquisition of Lernout & Hauspie (L&H) Speech Products N.V. Assets:

     On December 7, 2001, the Company entered into a definitive asset purchase agreement (the "Purchase Agreement") to acquire certain assets and intellectual property relating to the former L&H entities that were in bankruptcy under the jurisdiction of both the U.S. Bankruptcy Court for the District of Delaware and the Commercial Court of Ieper, Belgium. The Company purchased these assets in a closed auction proceeding administered by the creditors committee of the former entities and approved by both the U.S. and Belgium courts on December 11, 2001. The transaction was completed on December 12, 2001 and the Company's results from operations include L&H activities since that date.

     Pursuant to the Purchase Agreement, the Company acquired patents, trademarks, tradenames, product and customer contracts associated with certain of the speech and language technology assets of L&H. In addition, the Company obtained rights to accounts receivable related to the customer contracts acquired and fixed assets. The Company also hired 223 employees from L&H. The Company paid $41.3 million in total consideration to the creditors as follows:
$10.0 million in cash, 7.4 million shares of the Company's common stock valued at $27.8 million (based on the average of the closing share price of our stock 3 days before and after the proposed acquisition was announced) and a 9% promissory note in the principal amount of $3.5 million, to be repaid in installments of $0.1 million of principal and interest quarterly commencing on March 15, 2002, for a total of eleven payments. All remaining principal and interest shall become due on December 15, 2004. The Company incurred approximately $1.0 million of acquisition related costs.

     On December 27, 2001, the Company filed a Form 8-K reporting the transaction as an acquisition of assets. The Company had ongoing discussions with the SEC regarding historical financial statement requirements related to the acquisition. Following these discussions, the Company concluded that, for purposes of Rule 3-05 of Regulation S-X, the L&H transaction was an acquisition of a business and not an acquisition of assets. In connection with these discussions, the Company also concluded that the transaction should be reported as an acquisition of a business for accounting purposes rather than an acquisition of assets, as previously reported. On August 14, 2002, the Company filed a Form 10-Q/A to restate the financial statements as of and for the quarter ended March 31, 2002 to reflect the impact of the change in the accounting for the acquisition. The change in the accounting for the transaction was determined to have an immaterial impact on the financial position, results of operations or cash flows of the Company for the year ended December 31, 2001. The results of operations of the acquired business have been included in the financial statements of the Company as of the date of acquisition.

                                 SCANSOFT, INC.

     The change in accounting for the transaction resulted in a reallocation of the purchase price from amortizable intangible and tangible assets to goodwill. The following summarizes the impact of the reallocation of the purchase price (in 000's):

                                                                DECEMBER 31, 2001
                                                              ---------------------
                                                                  AS
                                                              PREVIOUSLY      AS
                                                               REPORTED    REVISED
                                                              ----------   --------
Balance Sheet:
  Goodwill, net.............................................   $ 42,169    $ 65,231
  Other intangible assets, net..............................     66,107      43,301
  Property and equipment, net...............................      2,406       2,150
                                                               --------    --------
Total goodwill, other intangible assets and property and
  equipment, net............................................   $110,682    $110,682
                                                               ========    ========

     Information presented below is consistent with disclosure related to the acquisition of a business.

     The purchase price was allocated to the tangible and intangible assets acquired (patents and core technology and trade names and trademarks) and liabilities assumed based on their respective fair market values. The total identifiable tangible assets amounted to $21.0 million. The excess of the purchase price over the fair value of the identifiable intangible assets and net liabilities assumed amounted to $23.0 million and was allocated to goodwill. The Company believes that the acquisition resulted in an excess of the purchase price over the fair value of the net assets acquired because the Company purchased, in an auction as a result of L&H's bankruptcy status, a substantial portfolio of patents and core technology in speech and language technology which were internally developed or acquired by L&H over the course of several years. Furthermore, the acquisition enabled the Company to enter the speech and language market immediately upon completion of the acquisition. The entire $23.0 million allocated to goodwill is deductible for tax purposes. The purchase price including acquisition costs was allocated as follows (in thousands):

Identified intangible assets................................  $20,970
Goodwill....................................................   23,031
Net current liabilities assumed.............................   (1,701)
                                                              -------
                                                              $42,300
                                                              =======

     Net current liabilities assumed primarily relate to accounts receivable and assumed liabilities for products which were sold prior to the acquisition date and which were expected to be upgraded with newer versions in 2002 and liabilities for development contracts with customers. During 2002, the Company entered into favorable settlement agreements related to these liabilities resulting in a reduction of $2.2 million of the assumed liabilities recorded at the date of acquisition with a corresponding reduction recorded to the carrying value of goodwill.

     The values of the patents, core technology and trade names and trademarks were determined using the income approach. The income approach requires a projection of revenues and expenses specifically attributed to the intangible assets. The discounted cash flow ("DCF") method is then applied to the potential income streams after making necessary adjustments with respect to such factors as the wasting nature of the identifiable intangible assets and the allowance of a fair return on the net tangible assets and other intangible assets employed. There are several variations on the income approach, including the relief-from-royalty method, the avoided cost method and the lost profits method. The relief-from-royalty method was used to value the patents, core technology and trade names and trademarks. The relief-from-royalty method is used to estimate the cost savings that accrue to the owner of the intangible assets that would otherwise have to pay royalties or licensee fees on revenues earned through the use of the asset. The

                                 SCANSOFT, INC.

royalty rate used in the analysis is based on an analysis of empirical, market-derived royalty rates for guideline intangible assets.

     Typically, revenue is projected over the expected remaining useful life of the intangible asset. The market-derived royalty rate is then applied to estimate the royalty savings. The key assumptions used in valuing the patents and core technology are as follows: royalty rate 5%, discount rate 15%, tax rate 40% and estimated life of 10 years. The key assumptions used in valuing the trade names and trademarks are as follows: observed royalty rate 1%, discount rate 15%, tax rate 40% and estimated life of 12 years.

     OEM contracts and customer relationships, as well as completed technology, were determined to have de minimus values and, accordingly, no amount of the purchase price was allocated to these intangible assets. A discounted cash flow method was used to estimate the residual cash flows attributable to OEM contracts and customer relationships. The projections included negative cash flows over the early years of the relationship and, when combined with the contributory asset charged for the other technology-based assets, such as patents and core technology which are required to realize revenue under these arrangements, resulted in de minimus value for the OEM contracts and the customer relationships. The completed technology was valued using individual cash flow projections for each technology, adjusted for capital charges, and discounted to present value using a weighted average cost of capital. Cash flow projections and operating profits are negative for the initial years and when considered with the short life cycle of the application-based completed technology, the value ascribable to the completed technology was de minimus.

     The following table identifies the intangible assets acquired and their respective lives over which the assets will be amortized on a straight-line basis:

                                                                  AMOUNT          LIFE
                                                              (IN THOUSANDS)   (IN YEARS)
                                                              --------------   ----------
Patents and core technology.................................     $17,870           10
Trade names and trademarks..................................       3,100           12
                                                                 -------
                                                                 $20,970
                                                                 =======

  Caere Acquisition:

     On March 13, 2000, the Company acquired all of the outstanding capital stock of Caere Corporation, a California-based company that designed, developed and marketed a range of optical character recognition software tools, for approximately $48.5 million in cash, 19.0 million shares of common stock of the Company valued at $98.5 million, and the issuance of stock options for the purchase of approximately 4.6 million shares of the Company's common stock valued at $15.5 million, in exchange for outstanding employee stock options of Caere. The fair value of the employee stock options was estimated using the Black-Scholes option pricing model. In addition, pursuant to a concurrent non-competition agreement and subject to certain other conditions, the Company agreed to pay in cash the former Caere President and CEO on the second anniversary of the merger, March 13, 2002, the difference between $13.50 and the closing price per share of ScanSoft common stock at that time, multiplied by 486,548. The value of this stock price guarantee at the date of acquisition was approximately $4.1 million and has been included in the total purchase price of the acquisition (see Note 19). Additionally, in conjunction with the acquisition,

                                 SCANSOFT, INC.

the Company incurred approximately $1.8 million of acquisition related costs. The purchase price of Caere, including acquisition costs was allocated as follows (in thousands):

Property and equipment......................................   $  2,865
Current and other tangible assets...........................     58,400
Liabilities assumed.........................................    (16,985)
Goodwill....................................................     61,095
Core technology.............................................     17,905
Completed technology........................................     16,340
Other identified intangible assets..........................     10,448
Acquired in-process research and development................     18,291
                                                               --------
                                                               $168,359
                                                               ========

     The amounts allocated to identifiable tangible and intangible assets, including acquired in-process research and development, were based on the fair value of the assets. Goodwill represents the amount by which the cost of acquired net assets exceeded the fair values of those net assets on the date of purchase. Acquired in-process research and development represented development projects that had not yet reached technological feasibility and had no alternative future use. Accordingly, the amount of $18.3 million was charged to operations upon consummation of the acquisition.

     The values of the core technology, developed technology and acquired in-process technology were determined by a risk adjusted, discounted cash flow approach. The value of in-process research and development was determined by estimating the costs to develop the in-process projects into commercially viable products, estimating the resulting net cash flows from the sale of such products, discounting net cash flows back to their present values, and adjusting those results to reflect the projects' stages of completion at the acquisition date. These include projects (primarily major version upgrades) in each of Caere's major products, including OmniPage, OmniForm, and PageKeeper. The discount rates used were 14% for developed technology, 19% for core technology, and 24% for in-process technology. The discount rate for in-process technology takes into consideration the Company's weighted average cost of capital adjusted for the inherent uncertainties surrounding the successful development of the in-process research and development, the profitability levels of such technology and the uncertainty of technological advances, which could potentially impact the estimates described above.

     The percentage of completion of the in-process projects ranged from 50% to 67% at the date of the acquisition. Revenues were initially projected to be generated in late 2000 for each of the product versions in development at the acquisition date. As of December 31, 2000, revenues from these projects were expected to be generated beginning in the second quarter of 2001. All these projects were completed during 2001.

                                 SCANSOFT, INC.

     The table following identifies the intangible assets acquired in connection with Caere and their respective lives:

                                                                  AMOUNT          LIFE
                                                              (IN THOUSANDS)   (IN YEARS)
                                                              --------------   ----------
Goodwill....................................................     $ 61,095           6
Core technology.............................................       17,905           5
Completed technology........................................       16,340           2
Other identified intangible assets..........................       10,448         2-5
                                                                 --------
                                                                 $105,788
                                                                 ========

     Other identified intangible assets consist of a non-compete agreement, acquired work force, a favorable building lease agreement, and patents on the Caere technology. These assets have expected useful lives of 2, 3, 4 and 5 years, respectively, and are being amortized accordingly.

     During the year ended December 31, 2000, the Company, as a result of a June restructuring (see Note 8), wrote-off $1.1 million of acquired workforce and $2.4 million of the favorable building lease established as part of the identifiable intangible assets acquired from Caere. The portion of the assets impaired related directly to the number of employees terminated and facility space vacated in connection with these restructuring actions.

     This acquisition was accounted for under the purchase method of accounting. Accordingly, the results of operations of Caere and the fair market value of acquired assets and assumed liabilities have been included in the financial statements of the Company as of the date of acquisition.

  Pro Forma Results (Unaudited)

     The following table reflects unaudited pro forma results of operations of the Company as if that the acquisition of L&H had occurred on January 1, 2001 (in thousands, except per share data):

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   2001
                                                               ------------
Revenues....................................................     $ 93,561
Net loss....................................................     $(53,803)
Net loss per diluted share..................................     $  (0.95)

     The unaudited pro forma results of operations are not necessarily indicative of the actual results that would have occurred had the transactions actually taken place at the beginning of these periods

19. RELATED PARTIES

     At December 31, 2002, Xerox owned approximately 19% of the Company's outstanding common stock and all of the Company's outstanding Series B Preferred Stock. In addition, Xerox has the opportunity to acquire additional shares of common stock pursuant to a warrant (see Note 10). The Company and Xerox have entered into multiple non-exclusive agreements in which the Company grants Xerox the royalty-bearing right to copy and distribute certain versions of the Company's software programs with Xerox's multi-function peripherals. Xerox accounted for 5%, 11% and 12% of total net revenues during each of the years ended December 31, 2002, 2001 and 2000, respectively. As of December 31, 2002 and 2001, Xerox owed the Company $1.5 million and $1.8 million, respectively, pursuant to these agreements, which are included in accounts receivable.

                                 SCANSOFT, INC.

     In connection with the Caere acquisition in the first quarter of 2000 and pursuant to a concurrent non-competition and consulting agreement, the Company agreed to pay in cash to the former Caere President and CEO, a current member of the Board of Directors of the Company, on the second anniversary of the merger, March 13, 2002, the difference between $13.50 and the closing price per share of ScanSoft common stock at that time, multiplied by 486,548. On March 5, 2002, the Company negotiated a deferred payment agreement with the former Caere President and CEO to terminate this agreement. Under the terms of the deferred payment agreement, the Company paid $1.0 million in cash on March 5, 2002 and agreed to make future cash payments totaling $3.3 million, with such amounts payable in equal quarterly installments of approximately $0.4 million over the following two years. During the year ended December 31, 2002, the Company paid three quarterly installments under this agreement totaling $1.2 million.

     The total consideration of this agreement was accounted for in the original Caere purchase price and had no effect on the results of operations. The remaining liability at December 31, 2002 is $2.1 million, of which $1.6 million is included in other current liabilities and $0.5 million is included in other long-term liabilities.

20. SUBSEQUENT EVENTS

     On March 11, 2003, the Company received $3.8 million of net proceeds from the exercise of the over allotment option of 1,072,500 shares granted to the underwriters as part of the underwritten offering completed on February 14, 2003.

     On February 14, 2003, the Company completed an underwritten public offering of 7,184,406 shares of the Company's common stock at $3.80 per share. Of the total shares sold, 6,184,406 shares were sold on behalf of Lernout & Hauspie Speech Products N.V., and L&H Holdings USA, Inc. The Company sold 1,000,000 common shares and received gross proceeds of $3.8 million. After considering offering costs the estimated net proceeds amounted to approximately $2.1 million.

     On January 30, 2003, the Company completed the acquisition of the Speech Processing Telephony and Voice Control business units (together, "PSP") of Royal Philips Electronics, and related intellectual property on the terms set forth in the purchase agreement dated October 7, 2002, as amended. As consideration for these business units and intellectual property, the Company paid 3.1 million euros ($3.4 million) in cash at closing, subject to adjustment in accordance with the provisions of the purchase agreement, as amended, and agreed to pay an additional 1.0 million euros in cash prior to December 31, 2003, issued a 5.0 million euro note due December 31, 2003 and bearing 5.0% interest per annum and issued a $27.5 million three-year, zero-interest subordinated debenture, convertible at any time at Philips' option into shares of the Company's common stock at $6.00 per share. The zero coupon convertible subordinated debenture contains a restrictive covenant which prohibits the Company from paying or declaring any dividend or distribution (other than distributions of our equity securities) on its capital stock while the note is outstanding. This restriction terminates if one half or more of the note is converted by Philips into common stock.

     The Telephony business unit offers speech-enabled services including directory assistance, interactive voice response and voice portal applications for enterprise customers, telephony venders and carriers. The Voice Control business unit offers a product portfolio including small footprint speech recognition engines for embedded applications such as voice-controlled climate, navigation and entertainment features in automotive vehicles, as well as voice dialing for mobile phones.

     The acquisition of PSP enhances the Company's market share in key markets and provides the Company additional competitive advantages in its target markets, specifically the telephony, automotive and embedded markets. In addition, the acquisition enhances the distribution channel adding new

                                 SCANSOFT, INC.

reference accounts for both customer relationships and technology partners. These incremental intangible benefits attributed to excess purchase consideration resulting in goodwill.

     The Company's results of operations for fiscal year 2002 reported on this Form 10-K do not include the effect of operations for PSP as the acquisition was completed on January 30, 2003, subsequent to year-end.

     Under the terms of the purchase agreement the purchase price is subject to adjustment based on a comparison of net assets at the closing date to the net assets of PSP set forth in the agreement, and the amount by which the cash contributed by Philips to PSP in January 2003 exceeded or was less then 800,000 euros. Philips is required to provide to the Company a balance sheet for PSP as of January 30, 2003, as well as a statement detailing the amount of cash contributed to PSP during the month of January 2003. As of the date of this report filed on Form 10-K, neither the closing balance sheet nor the contribution schedule for January were available from Philips. Also, severance costs associated with the restructuring actions are anticipated. As a result, it is impractical to provide information with respect to the purchase price allocation as of the date of closing. It is anticipated that the majority of the purchase price of $39.4 million will be allocated to goodwill and other intangible assets.

     On January 3, 2003, in connection with a promissory note debt covenant violation, the Company paid $3.3 million in full settlement of all principal and accrued interest on the promissory note issued in connection with the L&H acquisition on December 12, 2001.

21. QUARTERLY DATA (UNAUDITED)

     The following information has been derived from unaudited consolidated financial statements that, in the opinion of management, include all recurring adjustments necessary for a fair presentation of such information.

                                              FIRST    SECOND     THIRD    FOURTH
                                             QUARTER   QUARTER   QUARTER   QUARTER      YEAR
                                             -------   -------   -------   -------    --------
                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
2002
  Total revenue............................  $23,765   $26,184   $28,235   $28,435    $106,619
Net income (loss)..........................  $(2,882)  $ 1,950   $ 2,825   $ 4,440    $  6,333
Net income (loss) per share:
  Basic....................................  $ (0.05)  $  0.03   $  0.04   $  0.07    $   0.09
  Diluted..................................  $ (0.05)  $  0.03   $  0.04   $  0.06    $   0.09
Weighted average common shares outstanding:
  Basic....................................   62,304    67,595    67,865    66,709      67,010
  Diluted..................................   62,304    76,677    74,787    73,850      72,796
2001
  Total revenue............................  $12,501   $14,864   $16,765   $18,587    $ 62,717
Net income (loss)..........................  $(6,900)  $(4,395)  $(3,214)  $(2,368)   $(16,877)
Net income (loss) per share:
  Basic....................................  $ (0.15)  $ (0.09)  $ (0.06)  $ (0.04)   $  (0.34)
  Diluted..................................  $ (0.15)  $ (0.09)  $ (0.06)  $ (0.04)   $  (0.34)
Weighted average common shares outstanding:
  Basic....................................   46,100    48,939    50,875    52,858      49,693
  Diluted..................................   46,100    48,939    50,875    52,858      49,693

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULE

To the Board of Directors of Scansoft, Inc.:

     Our audits of the consolidated financial statements referred to in our report dated February 9, 2003, except as to Note 20 for which the date is March 11, 2003, appearing in this Joint Proxy Statement/ Prospectus of ScanSoft, Inc. also included an audit of the financial statement schedule listed in Item 21(b)(2) of this Joint Proxy Statement/Prospectus. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

                                          /s/  PricewaterhouseCoopers LLP

Boston, Massachusetts
February 9, 2003

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                 (IN THOUSANDS)

                              ACCOUNTS RECEIVABLE

                                                               2002            2001             2000
                                                              ------          -------          ------
Balance at beginning of year................................  $6,273          $ 7,375          $3,690
Additions charged to costs and expenses.....................     200              186             726
Additions charged to other accounts.........................     (73)(a)       (1,185)(a)       3,116(a)
Deductions and write-offs...................................    (497)            (103)           (157)
                                                              ------          -------          ------
Balance at end of year......................................  $5,903          $ 6,273          $7,375
                                                              ======          =======          ======

---------------

(a) Net increase (decrease) in amounts recorded against revenue as of December 31, 2002, 2001 and 2000, respectively.

                                 SCANSOFT, INC.

                           CONSOLIDATED BALANCE SHEET
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

                                                               MARCH 31,
                                                                 2003
                                                               ---------
                                 ASSETS
Current assets:
  Cash and cash equivalents.................................   $ 20,277
  Accounts receivable, less allowances of $9,202............     19,482
  Receivables from related party............................      1,231
  Inventory.................................................      1,367
  Prepaid expenses and other current assets.................      4,119
                                                               --------
       Total current assets.................................     46,476
  Goodwill..................................................     97,117
  Other intangible assets, net..............................     49,569
  Property and equipment, net...............................      3,387
  Other assets..............................................      1,207
                                                               --------
       Total assets.........................................   $197,756
                                                               ========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $  8,847
  Accrued expenses..........................................     11,923
  Deferred revenue..........................................      2,782
  Note payable..............................................      5,458
  Deferred payment for business acquisition.................      1,052
  Deferred payment for technology license...................      9,434
  Other current liabilities.................................      1,666
                                                               --------
       Total current liabilities............................     41,162
Deferred revenue............................................        209
Long-term note payable......................................     27,524
Other liabilities...........................................      3,236
                                                               --------
       Total liabilities....................................     72,131
                                                               --------
Commitments and contingencies (Notes 5, 13 and 16)
Stockholders' equity:
  Preferred stock, $0.001 par value; 40,000,000 shares
     authorized; 3,562,238 shares issued and outstanding
     (liquidation preference $4,631)........................      4,631
  Common stock, $0.001 par value; 140,000,000 shares
     authorized; 67,820,379 shares issued and 65,703,001
     shares outstanding.....................................         68
  Additional paid-in capital................................    276,007
  Treasury stock, at cost (2,117,378 shares)................     (8,031)
  Deferred compensation.....................................       (147)
  Accumulated other comprehensive loss......................        (53)
  Accumulated deficit.......................................   (146,850)
                                                               --------
       Total stockholders' equity...........................    125,625
                                                               --------
       Total liabilities and stockholders' equity...........   $197,756
                                                               ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                 SCANSOFT, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2003       2002
                                                              --------   --------
Revenue, third parties......................................  $26,516    $22,416
Revenue, related party......................................    1,320      1,349
                                                              -------    -------
       Total revenue........................................   27,836     23,765
                                                              -------    -------
COSTS AND EXPENSES:
  Cost of revenue...........................................    4,302      4,129
  Cost of revenue from amortization of intangible assets....    2,057      3,542
  Research and development..................................    7,177      6,986
  Selling, general and administrative.......................   13,261      9,711
  Amortization of other intangible assets...................      361        957
  Restructuring and other charges, net......................      529      1,041
                                                              -------    -------
       Total costs and expenses.............................   27,687     26,366
                                                              -------    -------
Income (loss) from operations...............................      149     (2,601)
Other income (expense):
  Interest income...........................................       41         54
  Interest expense..........................................      (80)       (85)
  Other income (expense), net...............................       61        (44)
                                                              -------    -------
Income (loss) before income taxes...........................      171     (2,676)
Provision for income taxes..................................       95        206
                                                              -------    -------
Net income (loss)...........................................  $    76    $(2,882)
                                                              =======    =======
Net income (loss) per share: basic and diluted..............  $  0.00    $ (0.05)
                                                              =======    =======
Weighted average common shares outstanding: basic...........   67,689     62,304
                                                              =======    =======
Weighted average common shares outstanding: diluted.........   77,220     62,304
                                                              =======    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                                 SCANSOFT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2003       2002
                                                              --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...........................................  $    76    $(2,882)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation...........................................      415        450
     Amortization of goodwill and other intangible assets...    2,418      4,499
     Accounts receivable allowances.........................      171      1,060
     Non-cash portion of restructuring charges..............       --        113
     Deferred compensation..................................       26         26
     Foreign exchange gain..................................      (46)        --
     Non-cash interest expense..............................        9         --
     Changes in operating assets and liabilities, net of
      effects from business acquisitions:
     Accounts receivable....................................     (211)      (624)
     Inventory..............................................      238       (688)
     Prepaid expenses and other current assets..............      359       (754)
     Other assets...........................................      (94)       121
     Accounts payable.......................................    1,309      1,593
     Accrued expenses.......................................   (2,019)      (175)
     Other liabilities......................................      271         --
     Deferred revenue.......................................      (63)    (2,540)
                                                              -------    -------
     Net cash provided by operating activities..............    2,859        199
                                                              -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures for property and equipment...........     (605)      (661)
  Cash paid for acquisitions, including transaction costs
     net of cash received...................................   (4,341)    (1,162)
                                                              -------    -------
     Net cash used in investing activities..................   (4,946)    (1,823)
                                                              -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Payment of note payable...................................   (3,273)       (55)
  Payments of capital lease obligation......................       --       (105)
  Payments under deferred payment agreement.................     (410)    (1,000)
  Proceeds from issuance of common stock, net of issuance
     costs..................................................    6,773         --
  Proceeds from issuance of common stock under employee
     stock compensation plans...............................      531      1,240
                                                              -------    -------
     Net cash provided by financing activities..............    3,621         80
                                                              -------    -------
Effects of exchange rate changes on cash and cash
  equivalents...............................................     (110)         3
                                                              -------    -------
Net increase (decrease) in cash and cash equivalents........    1,424     (1,541)
Cash and cash equivalents at beginning of period............   18,853     14,324
                                                              -------    -------
Cash and cash equivalents at end of period..................  $20,277    $12,783
                                                              =======    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                                 SCANSOFT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements of ScanSoft, Inc. ("ScanSoft") have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, these interim consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position at March 31, 2003 and 2002 and the results of operations and cash flows for the three months ended March 31, 2003 and 2002. Although ScanSoft believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information normally included in the footnotes prepared in accordance with generally accepted accounting principles has been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission. The accompanying financial statements should be read in conjunction with the audited financial statements and notes thereto included in this joint proxy statement/prospectus. The results for the three months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003, or any future period.

     On January 30, 2003, ScanSoft completed the acquisition of the Philips Speech Processing Telephony and Voice Control business units of Royal Philips Electronics N.V. ("Philips"), and related intellectual property (the "Philips acquisition"). The Telephony business unit offers speech-enabled services including directory assistance, interactive voice response and voice portal applications for enterprise customers, telephony vendors and carriers. The Voice Control business unit offers a product portfolio including small footprint speech recognition engines for embedded applications such as voice-controlled climate, navigation and entertainment features in automotive vehicles, as well as voice dialing for mobile phones. The results of operations of the acquired business have been included in the financial statements of ScanSoft as of January 30, 2003, the date of acquisition.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates and assumptions included in the financial statements are revenue recognition, including estimating valuation allowances, specifically sales returns and other allowances, the recoverability of intangible assets, including goodwill, and valuation allowances for deferred tax assets. Actual amounts could differ significantly from these estimates.

     Certain prior year financial statement amounts have been reclassified to conform with the current year presentation.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  FOREIGN CURRENCY RISK MANAGEMENT

     In certain circumstances, ScanSoft enters into forward exchange contracts to hedge against foreign currency fluctuations. These contracts are used to reduce ScanSoft's risk associated with exchange rate movements, as the gains or losses on these contracts are intended to offset the exchange rate losses or gains on the underlying exposures. ScanSoft does not engage in foreign currency speculation. Hedges of underlying exposures are designated and documented at the inception of the hedge and are evaluated for effectiveness monthly. Forward exchange contracts hedging firm commitments qualify for hedge accounting when they are designated as a hedge of the foreign currency exposure and they are effective in minimizing such exposure. Gains and losses on forward exchange contracts that qualify for hedge accounting are recognized as other comprehensive income (loss), along with the associated losses and gains on the hedged item. As the terms of the forward exchange contract and underlying exposure are matched generally at

                                 SCANSOFT, INC.

inception, hedging effectiveness is calculated by comparing the change in fair value of the contract to the change in fair value of the underlying exposure. Based upon period-end exchange rates, ScanSoft estimates the aggregate contract value of the forward exchange contracts to be representative of the fair value of these instruments.

     On January 30, 2003, ScanSoft entered into a forward exchange contract to hedge the foreign currency exposure of its 5 million euro note payable to Philips. The contract and the note payable each have a term that expires on December 31, 2003. For the quarter ended March 31, 2003, ScanSoft recorded a net exchange rate gain of approximately $7,000 in other comprehensive income on the note payable and associated forward exchange contract.

  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In November 2002, the Emerging Issues Task Force ("EITF") issued EITF No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." EITF No. 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. EITF No. 00-21 establishes three principles: revenue should be recognized separately for separate units of accounting, revenue for a separate unit of accounting should be recognized only when the arrangement consideration is reliably measurable and the earnings process is substantially complete, and consideration should be allocated among the separate units of accounting in an arrangement based on their fair value. EITF No. 00-21 is effective for all revenue arrangements entered into in fiscal periods beginning after June 15, 2003, with early adoption permitted. ScanSoft does not expect the adoption of EITF No. 00-21 to have a material impact on its results of operations or financial condition.

3.  ACCOUNTING FOR STOCK-BASED COMPENSATION

     ScanSoft recognizes compensation costs using the intrinsic value-based method described in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". The following table illustrates the effect on net income (loss) and basic and diluted net income (loss) per common share as if the fair value method prescribed in Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation", had been applied for ScanSoft's stock-based compensation and recorded in the consolidated financial statements:

                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                              ---------------------
                                                                2003        2002
                                                              ---------   ---------
                                                              (IN THOUSANDS, EXCEPT
                                                                 PER SHARE DATA)
Net income (loss) -- as reported............................   $    76     $(2,882)
Less: Total stock-based employee compensation expense
      determined under the fair value-based-method..........    (2,310)     (1,594)
                                                               -------     -------
Net loss -- pro forma.......................................   $(2,234)    $(4,476)
                                                               =======     =======
Net income (loss) per share -- as reported: basic and
  diluted...................................................   $  0.00     $ (0.05)
Net loss per share -- pro forma: basic and diluted..........   $ (0.03)    $ (0.07)

                                 SCANSOFT, INC.

4.  INVENTORY

     Inventory consists of the following (in thousands):

                                                               MARCH 31,
                                                                 2003
                                                               ---------
Raw materials...............................................    $   26
Finished goods..............................................     1,341
                                                                ------
                                                                $1,367
                                                                ======

5.  ACQUISITION OF PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
    BUSINESS

     On January 30, 2003, ScanSoft completed the acquisition of the Philips Speech Processing Telephony and Voice Control business units of Royal Philips Electronics N.V. ("Philips"), and related intellectual property. The Telephony business unit offers speech-enabled services including directory assistance, interactive voice response and voice portal applications for enterprise customers, telephony vendors and carriers. The Voice Control business unit offers a product portfolio including small footprint speech recognition engines for embedded applications such as voice-controlled climate, navigation and entertainment features in automotive vehicles, as well as voice dialing for mobile phones.

     The acquisition of the Philips Speech Processing Telephony and Voice Control business enhances ScanSoft's market share in key markets and gives ScanSoft additional competitive momentum in its target markets, specifically the telephony, automotive and embedded markets. In addition, it enhances the distribution channel adding new reference accounts for both customer relationships and technology partners. These incremental intangible benefits attributed to excess purchase consideration resulting in goodwill.

     The results of operations of the acquired business have been included in the financial statements of ScanSoft since the date of acquisition.

     Consideration for the acquisition, including transaction costs of $2.1 million, before determination of the purchase price adjustment to be determined by the parties as described below totaled $39.5 million. The consideration consisted of 3.1 million euros ($3.4 million) in cash paid at closing, subject to adjustment in accordance with the provisions of the purchase agreement, as amended, and a deferred payment of 1.0 million euros in cash due no later than December 31, 2003, a 5.0 million euro note due December 31, 2003 bearing 5.0% interest per annum and a $27.5 million three-year, zero-interest subordinated debenture, convertible at any time at Philips' option into shares of common stock at $6.00 per share. The fair value of the convertible debenture was determined to be $27.5 million based on the present value of the expected cash outflows using an incremental borrowing rate of 12% and the value of the conversion feature based on the Black-Scholes option pricing calculation using the following assumptions: the fair value of ScanSoft's common stock of $3.62 per share, the closing price of ScanSoft's common stock on the day the parties entered into the acquisition agreement, volatility of 100%, risk-free interest rate of 2.16%, no dividends and an expected term of 3 years. The following allocation is based on

                                 SCANSOFT, INC.

the January 30, 2003 balance sheet of the Philips Speech Processing Telephony and Voice Control business units:

Total consideration:
  Cash......................................................   $ 3,350
  Other current liability (1.0 million euro payable)........     1,080
  Note payable..............................................     5,410
  Convertible debenture.....................................    27,520
  Transaction costs.........................................     2,100
                                                               -------
     Total purchase consideration...........................   $39,460
                                                               =======
Preliminary allocation of the purchase consideration:
  Current assets............................................   $ 3,930
  Property, plant and equipment.............................       310
  Identifiable intangible assets............................     5,650
  Goodwill..................................................    34,130
                                                               -------
     Total assets acquired..................................    44,020
                                                               -------
  Current liabilities.......................................    (4,560)
                                                               =======
                                                               $39,460
                                                               =======

     Current assets acquired primarily relate to accounts receivable, and current liabilities assumed primarily relate to accounts payable and assumed contractual liabilities related to development work with customers which were agreed to prior to the acquisition date. ScanSoft also assumed certain contractual liabilities, which relate to projects for the development of speech and language databases with the European Union. The fair value of the liability on these European Union contracts is still being determined based on the contractual nature of assignability of these contracts. Upon final determination of the fair value any adjustment to the liability will result in a corresponding adjustment to goodwill.

     The purchase price is subject to adjustment based on a calculation set forth in the purchase agreement, as amended, which must be agreed upon by the parties and which may result in an adjustment either to increase or decrease the total purchase consideration. Upon final determination of the purchase price adjustment, a corresponding adjustment will be recorded to goodwill. The following are the identifiable intangible assets acquired and the respective periods over which the assets will be amortized on a straight-line basis:

                                                                              AMORTIZATION
                                                                 AMOUNT          PERIOD
                                                             --------------   ------------
                                                             (IN THOUSANDS)
                                                                      (IN YEARS)
Patents and core technology................................      $3,990            10
Completed technology.......................................         460           5.5
Customer relationships.....................................       1,030           1.8
Trade names and trademarks.................................         170             5
                                                                 ------           ---
                                                                 $5,650           9.3
                                                                 ======           ===

     The values of the patents and core technology, completed technology, contractual customer relationships and trade names and trademarks were determined using the income approach. The income approach requires a projection of revenues and expenses specifically attributed to the intangible assets. The

                                 SCANSOFT, INC.

discounted cash flow ("DCF") method is then applied to the potential income streams after making necessary adjustments with respect to such factors as the wasting nature of the identifiable intangible assets and the allowance of a fair return on the net tangible assets and other intangible assets employed. There are several variations on the income approach, including the relief-from-royalty method, the avoided cost method and the lost profits method. The relief-from-royalty method was used to value the patents, core technology and trade names and trademarks. The relief-from-royalty method is used to estimate the cost savings that accrue to the owner of the intangible assets that would otherwise have to pay royalties or licensee fees on revenues earned through the use of the asset. The royalty rate used in the analysis is based on an analysis of empirical, market-derived royalty rates for guideline intangible assets.

     Typically, revenue is projected over the expected remaining useful life of the intangible asset. The market-derived royalty rate is then applied to estimate the royalty savings. The key assumptions used in valuing the patents and core technology are as follows: royalty rate 5%, discount rate 16%, tax rate 40% and estimated life of 10 years. The key assumptions used in valuing the completed product technology are as follows: royalty rate 5%, discount rate 16%, tax rate 40% and weighted average 5.5 years. The key assumptions used in valuing the trade names and trademarks are as follows: observed royalty rate 0.25%, discount rate 15%, tax rate 40% and estimated life of 5 years. The key assumptions used in valuing the contractual customer relationships are as follows: tax rate 40% and weighted average life of 1.8 years.

     Based on the preliminary purchase price allocation above, ScanSoft allocated $34.1 million of the purchase consideration to goodwill. All goodwill and other intangible assets will be deductible for tax purposes.

     Under the terms of the purchase agreement, as amended, Philips agreed to reimburse ScanSoft for the costs, up to 5 million euros, associated with certain restructuring actions taken through December 31, 2003, primarily headcount and facilities related charges associated with operations based in Germany. As of March 31, 2003, ScanSoft entered into severance agreements with a total of 70 employees of Philips resulting in severance costs totaling $1.3 million. Of these amounts, 34 employees and related severance costs of $1.0 million were subject to reimbursement by Philips pursuant to the purchase agreement and as such a related receivable was recorded and remains outstanding at March 31, 2003. The remainder was recorded as part of the purchase price allocation in accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." To the extent that the total reimbursable costs exceed 5.0 million euros as of or at any time prior to December 31, 2003, Philips will reimburse ScanSoft for one-third of the excess and ScanSoft will be responsible for the remaining two-thirds of any excess. To the extent that the total reimbursable costs are less than 5.0 million euros at December 31, 2003, Philips will pay to ScanSoft an amount equal to two-thirds of such difference. Any adjustment will either increase or decrease the total purchase consideration and a corresponding adjustment will be recorded to goodwill.

     The final purchase price, adjusted for the matters described in this Note 5, is expected to be determined no later than December 31, 2003.

                                 SCANSOFT, INC.

PRO FORMA RESULTS (UNAUDITED)

     The following table reflects unaudited pro forma results of operations of ScanSoft assuming that the Philips acquisition had occurred on January 1, 2003 and 2002, respectively (in thousands, except per share data):

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2003       2002
                                                              --------   --------
Revenues....................................................  $28,952    $27,187
Net loss....................................................  $  (547)   $(5,915)
Net loss per diluted share..................................  $ (0.01)   $ (0.09)

     The unaudited pro forma results of operations are not necessarily indicative of the actual results that would have occurred had the transactions actually taken place at the beginning of these periods.

6.  GOODWILL

     As noted in Note 5, ScanSoft completed the Philips acquisition on January 30, 2003 adding $34.1 million to goodwill.

7.  OTHER INTANGIBLE ASSETS

     Other intangible assets consist of the following (in thousands):

                                                         GROSS                      NET
                                                        CARRYING   ACCUMULATED    CARRYING
                                                         AMOUNT    AMORTIZATION    AMOUNT
                                                        --------   ------------   --------
MARCH 31, 2003
Patents and core technology...........................  $54,080      $22,374      $31,706
Completed technology..................................   29,314       16,354       12,960
Trademarks............................................    5,671        1,895        3,776
Non-competition agreement.............................    4,048        4,048           --
Acquired favorable lease..............................      553          553           --
Customer relationships................................    2,130        1,003        1,127
Other.................................................      200          200           --
                                                        -------      -------      -------
                                                        $95,996      $46,427      $49,569
                                                        =======      =======      =======

     On March 31, 2003, ScanSoft entered into an agreement that grants an exclusive license to ScanSoft to resell, in certain geographies worldwide, certain productivity applications. This period of exclusivity of the license expires after 7 years unless terminated earlier as allowed under the agreement. Total consideration paid by ScanSoft for the license is $13.0 million and will be paid as follows: 1) $6.4 million on or before June 30, 2003, 2) $3.3 million on March 31, 2004 and 3) $3.3 million on March 31, 2005. Based on the net present value of the deferred payments due in 2004 and 2005, using an interest rate of 7.0%, ScanSoft recorded $12.3 million as completed technology which will be amortized to cost of goods sold based on the greater of (a) the ratio of current gross revenue to total current and future revenues for the product(s) or
(b) the straight-line basis over the period of expected use, seven years. The difference of $0.7 million, representing the difference between the stated price and the net present value of the payments, will be charged to interest expense over the payment period. As of March 31, 2003, payments due on or before March 31, 2004, and the remaining balance due, have been classified as deferred payment for technology license and other liabilities, long-term respectively.

                                 SCANSOFT, INC.

     On March 31, 2003, ScanSoft acquired certain intellectual property assets related to multimodal speech technology, in exchange for $0.1 million in cash and the issuance of a warrant valued at $0.1 million (Note 14). The purchase price was recorded as completed technology and will be amortized over three years. Aggregate amortization expense was $2.4 million and $4.5 million (of which $2.1 million and $3.5 million was included in cost of revenue) for the three-month period ended March 31, 2003 and 2002, respectively. Estimated amortization expense for the remaining period of fiscal year 2003, the four succeeding fiscal years and thereafter as of March 31, 2003 is as follows (in thousands):

                                                                    SELLING,
                                                       COST OF    GENERAL AND
YEAR ENDING                                            REVENUE   ADMINISTRATIVE    TOTAL
-----------                                            -------   --------------   -------
2003.................................................  $ 7,577       $1,149       $ 8,726
2004.................................................    9,767        1,044        10,811
2005.................................................    5,366          550         5,916
2006.................................................    4,286          335         4,621
2007.................................................    4,270          293         4,563
Thereafter...........................................   13,400        1,532        14,932
                                                       -------       ------       -------
Total................................................  $44,666       $4,903       $49,569
                                                       =======       ======       =======

8.  ACCRUED EXPENSES

     Accrued expenses consist of the following (in thousands):

                                                              MARCH 31,
                                                                2003
                                                              ---------
Compensation................................................   $ 1,673
Sales and marketing incentives..............................     2,431
Restructuring...............................................       922
Royalties...................................................       280
Professional fees...........................................       576
Acquisition liabilities.....................................     1,743
Other.......................................................     4,298
                                                               -------
                                                               $11,923
                                                               =======

9.  RESTRUCTURING AND OTHER CHARGES

     In January 2002, ScanSoft announced, and in March 2002 completed, a restructuring plan to consolidate facilities, worldwide sales organizations, research and development teams and other personnel following the December 12, 2001 L&H acquisition. As a result, ScanSoft exited facilities in both North America and Europe, eliminating 21 employee positions, consisting of 12 in research and development and 9 in selling, general and administrative functions. In the first quarter of 2002, ScanSoft recorded a restructuring charge in the amount of $0.6 million for severance payments to these employees, and a restructuring charge of $0.4 million for certain termination fees to be incurred as a result of exiting the facilities, including the write-off of previously recorded assembled workforce of $0.1 million.

     In connection with the Philips acquisition (Note 5), ScanSoft eliminated 25 ScanSoft personnel across all functional areas resulting in approximately $0.5 million in severance related restructuring costs in the three month period ended March 31, 2003.

                                 SCANSOFT, INC.

     At March 31, 2003, the remaining restructuring accrual from the current and prior restructuring activities amounted to $0.9 million. This balance is comprised of $0.2 million of lease exit costs resulting from the 2002 restructuring and $0.7 million of employee-related severance costs, of which $0.4 million are for severance to the former Caere President and CEO. The severance costs related to the 2003 Philips related restructuring actions will be paid through June 30, 2003. The lease exit costs and severance due to the former Caere President and CEO will be paid through January 2004 and March 2005, respectively.

     The following table sets forth the 2003 and 2002 restructuring accrual activity (in thousands):

                                                                        LEASE
                                                             EMPLOYEE   EXIT
RESTRUCTURING AND OTHER CHARGES ACCRUAL                      RELATED    COSTS   TOTAL
---------------------------------------                      --------   -----   ------
Balance at December 31, 2001...............................    $634     $  --   $  634
Restructuring and other charges -- March 2002..............     576       465    1,041
Non-cash write-off.........................................      --      (113)    (113)
Cash payments..............................................    (764)     (133)    (897)
                                                               ----     -----   ------
Balance at December 31, 2002...............................    $446     $ 219   $  665
Restructuring charges -- January 2003......................     529        --      529
Cash payments..............................................    (222)      (50)    (272)
                                                               ----     -----   ------
Balance at March 31, 2003..................................    $753     $ 169   $  922
                                                               ====     =====   ======

10.  NET INCOME (LOSS) PER SHARE

     Basic net income (loss) per share is computed using the weighted average number of common shares outstanding during the period. Basic net income per share for the three months ended March 31, 2003 includes the assumed conversion of the Series B Preferred Stock, which participates in dividends with common stock when and if declared, as well as the weighted average impact of vested shares of restricted stock. Diluted net income (loss) per share is computed based on (i) the weighted average number of common shares outstanding, (ii) the assumed conversion of the Series B Preferred Stock, and (iii) the effect, when dilutive, of outstanding stock options, the convertible debenture, warrants, and unvested shares of restricted stock using the treasury stock method.

                                 SCANSOFT, INC.

     The following is a reconciliation of the shares used in the computation of basic and diluted net income (loss) per share (in thousands):

                                                               THREE MONTHS
                                                                   ENDED
                                                                 MARCH 31,
                                                              ---------------
                                                               2003     2002
                                                              ------   ------
Basic net income (loss) per share:
  Weighted average number of common shares outstanding......  64,127   62,304
  Assumed conversion of Series B Preferred Stock............   3,562       --
                                                              ------   ------
Weighted average common shares: basic.......................  67,689   62,304
Effect of dilutive common equivalent shares:
     Stock options..........................................   5,931       --
     Convertible debenture..................................   3,058       --
     Warrants...............................................     458       --
     Unvested restricted stock..............................      84       --
                                                              ------   ------
Weighted average common shares: diluted.....................  77,220   62,304
                                                              ======   ======

     For the three months ended March 31, 2003, shares used in computing diluted net income per share exclude 3,834,088 common share equivalents because their exercise prices were greater than the average market price of ScanSoft common stock for that period. For the three months ended March 31, 2002, shares used in computing diluted net loss per share excludes 10,356,614 common share equivalents. These potential common shares were excluded from the calculation of diluted net loss per share as their inclusion would have been antidilutive for all periods presented.

11.  COMPREHENSIVE INCOME (LOSS)

     Total comprehensive income (loss), net of taxes, was $70,000 and ($2.9) million for the three months ended March 31, 2003 and 2002, respectively. Total comprehensive income for the three months ended March 31, 2003, consisted of net income of $76,000, foreign currency translation adjustments of approximately ($13,000) and approximately $7,000 related to the forward foreign exchange hedge on the 5 million euro promissory note to Philips (Note 5).

12.  DEBT

  CREDIT FACILITY

     On October 31, 2002, ScanSoft entered into a two year Loan and Security Agreement (as amended, the "Loan Agreement") with Silicon Valley Bank (the "Bank") that consisted of a $10 million revolving loan (the "Credit Facility"). Borrowings under the Credit Facility bear interest at the Bank's prime rate plus 0.375% or 0.75%, (5.00% at March 31, 2003) which is determined by ScanSoft's fixed charge coverage ratio, as defined in the Loan Agreement. The maximum aggregate amount of borrowings outstanding at any one time is limited to the lesser of $10.0 million or a borrowing base equal to either 80% or 70% of eligible accounts receivable, as defined in the Loan Agreement, based on ScanSoft's fixed charge coverage ratio. As of March 31, 2003, based upon the calculated borrowing base, available borrowings totaled $10.0 million. Borrowings under the Loan Agreement cannot exceed the borrowing base and must be repaid in the event they exceed the calculated borrowing base or upon expiration of the two-year loan term. Pursuant to the Loan Agreement, ScanSoft is required to maintain certain financial and non-financial covenants, the most restrictive of which is a quarterly minimum fixed charge coverage ratio of 1.25 to 1.00. Borrowings under the Loan Agreement are collateralized by substantially all of ScanSoft's

                                 SCANSOFT, INC.

personal property, predominantly its accounts receivable, but not its intellectual property. As of March 31, 2003, there was no outstanding balance under this Credit Facility and ScanSoft was in compliance with all debt covenants.

     The Loan Agreement also contains a restrictive covenant regarding the payment or declaring of any dividends on ScanSoft's capital stock during the term of the agreement (except for dividends payable solely in capital stock) without the Bank's prior written consent.

  NOTES PAYABLE

     In connection with the L&H acquisition, ScanSoft issued a $3.5 million promissory note (the "Note") to Lernout & Hauspie Speech Products, N.V. The Note had a stated maturity date of December 15, 2004 and bore interest at 9% per annum. Payments of principal and interest in the amount of $133,000 were due quarterly commencing on March 15, 2002, for a total of eleven payments. During the year ended December 31, 2002, four quarterly payments were made in accordance with the terms and conditions of the promissory note. In connection with an agreement, entered into by ScanSoft in September 2002 to repurchase 1,461,378 shares of common stock from L&H Holdings USA, Inc. and Lernout & Hauspie Speech Products N.V. (collectively, L&H) and to register in an underwritten offering the remaining shares held by L&H, the terms of the Note were amended to provide for the acceleration of the maturity date of the outstanding principal and interest to January 1, 2003 if consummation of the underwritten public offering did not occur by January 1, 2003. ScanSoft did not complete the offering by January 1, 2003 and, accordingly, the debt became immediately due and payable. To fulfill this obligation, on January 3, 2003, ScanSoft paid $3.3 million in full settlement of all of the outstanding principal and accrued interest under the Note. In connection with the Philips acquisition on January 30, 2003, ScanSoft issued a 5 million euro promissory note (the "Philips Note") to Philips. The unsecured Philips Note matures on December 31, 2003 and bears interest at 5% per annum. Payments of principal and accrued interest are due at maturity. The Philips Note may be pre-paid by ScanSoft at any time without penalty. In connection with the issuance of the Philips Note, ScanSoft entered into a forward foreign exchange contract on January 31, 2003 to hedge the foreign exchange exposure on the Philips Note. The amount of the forward foreign exchange contract is equivalent to the principal amount of the Philips Note, and the duration of the forward contract coincides with the maturity date of the Philips Note. The foreign exchange hedge on the Philips Note resulted in a foreign exchange gain of approximately $0.1 million, which will be recorded in income over the term of the forward contract.

  CONVERTIBLE DEBENTURE

     On January 30, 2003, ScanSoft issued a $27.5 million three-year, zero-interest convertible subordinated debenture due January 2006 (the "Convertible Note") to Philips in connection with the Philips acquisition (Note
5). The Convertible Note is convertible into shares of ScanSoft's common stock at $6.00 per share at any time until maturity at Philips' option. The conversion rate may be subject to adjustments from time to time as provided in the Convertible Note. The Convertible Debenture contains a provision in which all amounts unpaid at maturity will bear interest at a rate of 3% per quarter until paid.

     The Convertible Note contains restrictive covenants that place restrictions on the declaration or payment of dividends or distributions (other than distributions of equity securities of ScanSoft) on, or the redemption or purchase of, any shares of ScanSoft's capital stock while the Convertible Note is outstanding. This restriction terminates when one-half or more of the principal amount of the Convertible Note is converted by Philips into common stock. The Convertible Note contains a restrictive provision which provides Philips the right to require ScanSoft to redeem the Convertible Note or any remaining portion of the principal amount, on the date a "Change in Control" occurs. The Convertible Note provides that a "Change in Control" is deemed to have occurred when any person or entity acquires beneficial

                                 SCANSOFT, INC.

ownership of shares of capital stock of ScanSoft entitling such person or entity to exercise 40% or more of the total voting power of all shares of capital stock of ScanSoft, or ScanSoft sells all or substantially all of its assets, subject to certain exceptions. The proposed acquisition of SpeechWorks International Inc. (Note 16) will not result in such a "Change in Control".

13.  COMMITMENTS AND CONTINGENCIES

  LITIGATION AND OTHER CLAIMS

     Like many companies in the software industry, ScanSoft has from time to time been notified of claims that it may be infringing certain intellectual property rights of others. Where appropriate these claims have been referred to counsel, and they are in various stages of evaluation and negotiation or have been resolved. If it appears necessary or desirable, ScanSoft may seek licenses for these intellectual property rights. There is no assurance that licenses will be offered by all claimants, that the terms of any offered licenses will be acceptable to ScanSoft or that in all cases the dispute will be resolved without litigation, which may be time consuming and expensive, and may result in injunctive relief or the payment of damages by ScanSoft.

     From time to time, we receive information concerning possible infringement by third parties of our intellectual property rights, whether developed, purchased or licensed by us. In response to any such circumstance, we have our counsel investigate the matter thoroughly and we take all appropriate action to defend our rights in these matters. On November 27, 2002, AllVoice Computing plc filed an action against ScanSoft in the United States District Court for the Southern District of Texas claiming patent infringement. In the lawsuit, AllVoice alleges that ScanSoft is infringing United States Patent No. 5,799,273 entitled "Automated Proofreading Using Interface Linking Recognized Words to Their Audio Data While Text Is Being Changed" (the "'273 Patent"). The '273 Patent generally discloses techniques for manipulating audio data associated with text generated by a speech recognition engine. Although ScanSoft has several products in the speech recognition technology field, ScanSoft believes that its products do not infringe the '273 Patent because they do not use the claimed techniques. Damages are sought in an unspecified amount. ScanSoft filed an answer on December 23, 2002. ScanSoft believes this claim has no merit, and intends to defend the action vigorously.

     On December 28, 2001, the Massachusetts Institute of Technology and Electronics For Imaging, Inc. sued ScanSoft in the United States District Court for the Eastern District of Texas for patent infringement. The patent infringement claim was filed against more than 200 defendants. In their lawsuit, MIT and EFI allege that ScanSoft is infringing United States Patent No. 4,500,919 entitled "Color Reproduction System" (the "'919 Patent"). MIT and EFI allege that the '919 Patent discloses a system for adjusting the colors of a scanned image on a television screen and outputting the modified image to a device. ScanSoft has several products that permit a user to adjust the color of an image on a computer monitor. ScanSoft has asserted that its products do not infringe the '919 Patent because its products do not contain all elements of the structure required by the claimed invention and because its products do not perform all of the steps required by the claimed method. Further, ScanSoft believes there may be prior art that would render the '919 Patent invalid. The '919 Patent expired on May 6, 2002. Damages are sought in an unspecified amount. ScanSoft filed an Answer and Counterclaim on June 28, 2002. ScanSoft believes this claim has no merit, and intends to defend the action vigorously.

     On August 16, 2001, Horst Froessl sued ScanSoft in the United States District Court for the Northern District of California for patent infringement. In his lawsuit, Froessl alleges that ScanSoft is infringing United States Patent No. 4,553,261 entitled "Document and Data Handling and Retrieval System" (the "'261 Patent"). Froessl alleges that the '261 Patent discloses a system for receiving and optically scanning documents, converting selected segments of the digitalized scan data into machine code, and storing and retrieving the documents and the digitalized and converted segments. Although ScanSoft

                                 SCANSOFT, INC.

has several products in the scanning technology field, ScanSoft has asserted that its products do not infringe the '261 Patent because its products do not contain all elements of the structure required by the claimed invention and because its products do not perform all of the steps required by the claimed method. Further, ScanSoft believes there may be prior art that would render the '261 Patent invalid. The '261 Patent will expire on May 31, 2003. Damages are sought in an unspecified amount. ScanSoft filed an Answer and Counterclaim on September 19, 2001. ScanSoft believes this claim has no merit, and intends to defend the action vigorously.

     ScanSoft believes that the final outcome of these matters will not have a significant adverse effect on its financial position and results of operations, and ScanSoft believes it will not be required to expend a significant amount of resources defending such claims. However, should ScanSoft not prevail in any such litigation, its operating results and financial position could be adversely impacted.

  GUARANTEES

     ScanSoft has entered into agreements to indemnify its directors and officers to the fullest extent authorized or permitted under applicable law. These agreements, among other things, provide for the indemnification of its directors and officers for expenses, judgments, fines, penalties and settlement amounts incurred by any such person in his or her capacity as a director or officer of ScanSoft, whether or not such person is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under the agreements. ScanSoft has a Director and Officer insurance policy in effect that reduces its exposure under these agreements and enables it to recover a portion of any future amounts paid. While the maximum potential amount of any future payments under these agreements is uncertain, as a result of its insurance coverage ScanSoft believes the estimated fair value of these agreements is minimal.

     ScanSoft currently includes indemnification provisions in the contracts it enters with its customers and business partners. Generally, these provisions require ScanSoft to defend claims arising out of its products' infringement of third-party intellectual property rights, breach of contractual obligations and/or unlawful or otherwise culpable conduct on its part. The indemnity obligations imposed by these provisions generally cover damages, costs and attorneys' fees arising out of such claims. In most, but not all, cases ScanSoft's total liability under such provisions is limited to either the value of the contract or a specified, agreed upon, amount. In some cases its total liability under such provisions is unlimited. In many, but not all, cases the term of the indemnity provision is perpetual. Although these provisions are included in most of its contracts with customers and business partners, as noted above, ScanSoft is currently defending only four parties pursuant to such provisions. Each of these four parties is a defendant in a case filed by the Massachusetts Institute of Technology and Electronics for Imaging, Inc. in the United States District Court for the Eastern District of Texas in December 2001. The case, which alleges patent infringement by certain ScanSoft products, is more fully described above. Although ScanSoft believes this claim has no merit, ScanSoft cannot predict the outcome of this case or the total additional indemnity costs it may produce, though it may be required to indemnify one or more defendants in addition to those it is already indemnifying, and additional indemnification obligations may arise in other litigations. While the maximum potential amount of future payments ScanSoft could be required to make under all the indemnification provisions in its contracts with customers and business partners is unlimited, it believes that the estimated fair value of these provisions is minimal due to the low frequency with which these provisions have been triggered.

                                 SCANSOFT, INC.

14.  EQUITY TRANSACTIONS

  COMMON STOCK WARRANTS

     In connection with the March 31, 2003 acquisition of the certain intellectual property assets related to multimodal speech technology (Note 7), ScanSoft issued a warrant expiring October 31, 2005, for the purchase of 78,000 shares of common stock of ScanSoft at an exercise price of $8.10 per share. The warrant was immediately exercisable and was valued at $0.1 million based upon the Black-Scholes option pricing model with the following assumptions: expected volatility of 80%, a risk-free rate of 1.87%, an expected term of 2.5 years, no dividends and a stock price of $4.57 based on ScanSoft's stock price at the time of issuance. The purchase price was recorded as completed technology and will be amortized over three years.

  UNDERWRITTEN PUBLIC OFFERING

     During the three months ended March 31, 2003, ScanSoft completed an underwritten public offering of 8,256,906 shares of ScanSoft common stock at $3.80 per share. Of the total shares sold, 6,184,406 shares were sold on behalf of Lernout & Hauspie Speech Products N.V. and L&H Holdings USA, Inc. ScanSoft sold 2,072,500 common shares and received gross proceeds of $7.9 million. After considering offering costs, the net proceeds amounted to approximately $5.5 million.

15.  SEGMENT AND GEOGRAPHIC INFORMATION

     ScanSoft operates in a single segment. The following table presents total revenue information by geographic area and principal product line (in thousands):

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2003       2002
                                                              --------   --------
North America...............................................  $20,608    $18,625
Other foreign countries.....................................    7,228      5,140
                                                              -------    -------
  Total.....................................................  $27,836    $23,765
                                                              =======    =======

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2003       2002
                                                              --------   --------
Digital Capture.............................................  $12,587    $16,370
Speech......................................................   15,249      7,395
                                                              -------    -------
  Total.....................................................  $27,836    $23,765
                                                              =======    =======

     Revenue classification above is based on the country in which the sale originates or is invoiced. Revenue in other countries predominately relates to sales to customers in Asia and Europe. Intercompany sales are insignificant as products sold outside of the United States or Europe are sourced within Europe or the United States.

     A number of ScanSoft's North American OEM customers distribute products throughout the world but because these customers do not provide the geographic dispersion of their product sales, ScanSoft recorded the revenue in the North America category. However, based on an estimate that factors our OEM partners' geographical revenue mix to our revenue generated from these OEM partners, international revenue would have represented approximately 33% and 30% of our consolidated revenue for the quarters ended March 31, 2003 and March 31, 2002, respectively.

                                 SCANSOFT, INC.

16.  SUBSEQUENT EVENT

     On April 23, 2003, ScanSoft announced it had signed a definitive merger agreement to acquire SpeechWorks International, Inc. ("SpeechWorks"), a Boston, Massachusetts-based company that provides speech recognition, text-to-speech and speaker verification for network and embedded environments, including multimodal devices with both an audio interface and visual display. Under the terms of the agreement, ScanSoft will acquire SpeechWorks in a tax-free, stock-for-stock merger with an equity value at the time of announcement of approximately $132.0 million, net of SpeechWorks' cash balance of $49.0 million as of December 31, 2002. Upon completion of the merger, holders of SpeechWorks common stock will be entitled to receive 0.860 shares of ScanSoft common stock for each share of SpeechWorks common stock exchanged in the merger. The acquisition is expected to be completed in the third quarter of 2003. The agreement may be terminated by either ScanSoft or SpeechWorks upon certain events occurring or not occurring, as defined in the agreement. In certain cases, if the agreement is terminated, ScanSoft may be required to pay SpeechWorks up to $6.5 million.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A DIVISION OF ROYAL PHILIPS ELECTRONICS N.V.)

                     INDEX TO COMBINED FINANCIAL STATEMENTS

                                                               PAGE
                                                               ----
Independent Auditors' Report................................   F-69
Combined Balance Sheets.....................................   F-70
Combined Statements of Operations and Comprehensive Loss....   F-71
Changes in the Net Investment of the Philips Group..........   F-72
Combined Statements of Cash Flows...........................   F-73
Notes to the Combined Financial Statements..................   F-74

                          INDEPENDENT AUDITORS' REPORT

The Supervisory Board of Royal Philips Electronics N.V.

     We have audited the accompanying combined balance sheets of Philips Speech Processing Telephony and Voice Control (A division of Royal Philips Electronics N.V.) as of December 31, 2002, and the related combined statements of operations and comprehensive loss, changes in the net investment of the Philips Group, and cash flows for each of the years in the two-year period ended December 31, 2002. These combined financial statements are the responsibility of Philips Speech Processing Telephony and Voice Control's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Philips Speech Processing Telephony and Voice Control (A division of Royal Philips Electronics N.V.) as of December 31, 2002, and the results of its operations and its cash flows for the two-year period ended December 31, 2002, in conformity with generally accepted accounting principles in the United States of America.

                                          /s/ KPMG ACCOUNTANTS N.V.

Eindhoven, The Netherlands
June 10, 2003

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

                            COMBINED BALANCE SHEETS

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
                                         ASSETS
CURRENTS ASSETS:
  Cash......................................................         23             7
  Accounts receivable, net (Notes 3 and 16).................      3,036         3,359
  Receivables from related parties (Note 13)................        512           347
  Inventory, net (Note 4)...................................        662           291
  Deferred income taxes (Notes 9 and 13)....................         25             0
  Other current assets (Note 5).............................        240           216
                                                                 ------         -----
TOTAL CURRENT ASSETS........................................      4,498         4,220
                                                                 ------         -----
Property, plant and equipment, net (Notes 6 and 15).........        521           336
Intangible assets, net (Note 7).............................        184           117
                                                                 ------         -----
TOTAL ASSETS................................................      5,203         4,673
                                                                 ======         =====
                   LIABILITIES AND NET INVESTMENT OF THE PHILIPS GROUP
CURRENT LIABILITIES:
  Accounts payable..........................................        850           483
  Deferred income...........................................      1,481           572
  Payables to related parties (Note 13).....................      1,541           672
  Deferred income tax liability (Notes 9 and 13)............         17            16
  Other accrued liabilities (Note 8)........................      2,153         2,896
                                                                 ------         -----
TOTAL CURRENT LIABILITIES...................................      6,042         4,639
                                                                 ------         -----
Long-term provisions (Note 10)..............................        269           245
TOTAL LIABILITIES...........................................      6,311         4,884
                                                                 ------         -----
Commitments and contingencies (Note 14)
NET INVESTMENT OF THE PHILIPS GROUP.........................     (1,108)         (211)
                                                                 ------         -----
TOTAL LIABILITIES AND NET INVESTMENT OF THE PHILIPS GROUP...      5,203         4,673
                                                                 ======         =====

    The accompanying notes are an integral part of these combined financial statements.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

            COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                               YEAR ENDED     YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Revenue:
  Revenue, third parties....................................     15,801         16,127
  Revenue, related parties..................................      2,890            582
TOTAL REVENUE (NOTES 13 AND 15).............................     18,691         16,709
Cost of sales...............................................      3,288          2,519
GROSS PROFIT................................................     15,403         14,190
                                                                -------        -------
Operating expenses:
  Selling and marketing.....................................     15,066         12,415
  Research and development (Note 13)........................     13,512         10,421
  General and administrative (Note 13)......................      3,877          3,739
Total operating expenses....................................     32,455         26,575
OPERATING LOSS..............................................    (17,052)       (12,385)
                                                                -------        -------
Interest revenue, net (Note 13).............................          2              3
LOSS BEFORE INCOME TAXES....................................    (17,050)       (12,382)
                                                                -------        -------
Income tax benefit (Note 9).................................      1,364            333
NET LOSS....................................................    (15,686)       (12,049)
                                                                =======        =======
Components of other comprehensive income:
  Foreign currency translation adjustments..................         58            (41)
COMPREHENSIVE LOSS..........................................    (15,628)       (12,090)
                                                                =======        =======

    The accompanying notes are an integral part of these combined financial statements.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

               CHANGES IN THE NET INVESTMENT OF THE PHILIPS GROUP

                                                               NET INVESTMENT OF THE
                                                                   PHILIPS GROUP
                                                               ---------------------
                                                                   (IN THOUSANDS
                                                                    OF EURO'S)
BALANCE DECEMBER 31, 2000...................................              972
Net cash transfer from Philips..............................           13,548
Components of comprehensive income:
  Net loss..................................................          (15,686)
  Foreign currency translation adjustments..................               58
BALANCE DECEMBER 31, 2001...................................           (1,108)
Net cash transfer from Philips..............................           12,987
Components of comprehensive income:
  Net loss..................................................          (12,049)
  Foreign currency translation adjustments..................              (41)
BALANCE DECEMBER 31, 2002...................................             (211)

    The accompanying notes are an integral part of these combined financial statements

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

                       COMBINED STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED     YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Cash flows from operating activities:
Net loss....................................................    (15,686)       (12,049)
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities
  Deferred taxation.........................................     (1,260)            24
  Depreciation and amortization.............................        607            438
  Change in assets and liabilities:
     Accounts receivable, net...............................      1,033           (323)
     Related parties, net...................................          2           (704)
     Inventory, net.........................................        851            371
     Other current assets...................................        207             24
     Accounts payable.......................................        (69)          (367)
     Deferred income and other accrued liabilities..........        (30)          (166)
     Long-term provisions...................................         85            (24)
Effect of exchange rate changes.............................        (38)           105
NET CASH USED IN OPERATING ACTIVITIES.......................    (14,298)       (12,671)
Cash flows from investing activities:
  Purchases of property, plant and equipment................       (201)          (189)
Effect of exchange rate changes.............................         --              3
NET CASH USED IN INVESTING ACTIVITIES.......................       (201)          (186)
Cash flows from financing activities:
  Net cash transferred from Philips.........................     13,606         12,946
Effect of exchange rate changes.............................          4           (107)
NET CASH PROVIDED BY FINANCING ACTIVITIES...................     13,610         12,839
Effect of exchange rate changes.............................         34              2
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       (855)           (16)
Cash and cash equivalents, beginning of period..............        878             23
Cash and cash equivalents, end of period....................         23              7
Supplementary information:
  Cash received from Philips for income taxes...............      9,897            105
  Cash received from (paid to) Philips for interest.........       (576)             2

    The accompanying notes are an integral part of these combined financial statements

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002

1.  DESCRIPTION OF THE COMPANY AND BASIS OF PRESENTATION

  DESCRIPTION OF THE COMPANY

     PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL (PSP), a division of Royal Philips Electronics N.V. (Philips and Philips Group) is active in the field of speech processing technology. Starting from the traditional tape-recorded dictation Philips in the past two decades has become a global leader in the field of speech processing, offering a wide portfolio of state-of-the-art products and technologies. Philips Speech Processing Telephony is offering speech-enabled services including directory assistance, interactive voice response and voice portal applications for enterprise customers, telephony vendors and carriers. Philips Speech Processing Voice Control is operating on the market for speech-enabled automotive and mobile products. It offers a product portfolio including small footprint speech recognition engines for embedded applications like voice controlled climate, navigation and entertainment features within cars as well as voice dialing within mobile phones. With presence in Aachen, Germany, Dallas, USA, and Taipei, Taiwan PSP is able to cover the global market with products supporting more than 40 languages and that can process a vocabulary of more than one million words.

     Royal Philips Electronics N.V., the Netherlands, and ScanSoft, Inc., of Peabody, MA, USA entered into a purchase agreement in which ScanSoft acquires the business, employees and intellectual property of Philips Speech Processing Telephony and Philips Speech Processing Voice Control. The transaction was consummated on January 30, 2003. See note 17 for additional disclosure of the transaction.

  BASIS OF PRESENTATION

     The combined financial statements reflect the financial position, results of operations, changes in net investment of the Philips Group, and cash flows of the PSP business unit of Philips as if PSP had been a separate entity for all periods presented. The combined financial statements have been prepared using Philips' historical basis for PSP's assets and liabilities and results of operations, which have been stated in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). All significant intercompany transactions and balances have been eliminated in preparation of the combined financial statements.

     Corporate overheads have been allocated to PSP from Philips at central, regional and local levels for amounts, including directors remuneration, marketing, management information systems, accounting and financial reporting, treasury, human resources, legal, tax and security, based on the net sales of PSP compared to the consolidated net sales of Philips. Management believes these allocations are reasonable. However, the costs of these services charged to PSP are not necessarily indicative of the costs that would have been incurred had PSP operated as an entity independent of Philips, or as an autonomous public company, for all periods presented.

     PSP purchases components used in the production process, as well as equipment and supplies under collective purchase agreements and purchase conditions negotiated by Philips. Management believes that the benefits derived from such agreements and conditions would unlikely have been obtained had PSP been a stand-alone company.

     The pension and other postretirement benefit costs attributable to PSP have been based on the charge incurred by individual operations in respect of specific plans of which employees of PSP are members. For the purposes of presentation of the combined financial statements, the participation in the Philips plans has been treated as participation in various multi-employer plans. The charges included in the combined financial statements reflect the arrangements of Philips and are therefore not necessarily indicative of the pension and other postretirement benefit costs had PSP been a stand-alone company. During the year

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

ended December 31, 2001, PSP has benefited from contribution holidays with respect to certain over-funded Philips pension plans. During 2002 no contribution holidays existed anymore. Upon divestment, PSP will not benefit from any contribution holidays, as the employees will no longer participate in Philips' plans.

     Because in the past PSP was not a separate legal group of companies or a separate holding company within the Philips Group of companies, the proportion of share capital and reserves attributable to PSP has been shown in the combined balance sheets as part of the "Net investment of the Philips Group". For the purpose of these combined financial statements, interest charge is calculated based on the average rate of interest for long-term debt paid by Philips and the average amount of net investment of the Philips Group invested in PSP during the reporting periods, taking into account the debt-to-equity ratio reported by Philips during the reporting periods. In addition, PSP has a number of short-term balances with other Philips Group businesses. These balances arise from trading transactions and services or other items and have been aggregated on the combined balance sheets under the headings "Receivables from related parties" and "Payables to related parties".

     Historically, PSP's operations have been included in the combined income tax returns filed by Philips in each of the countries where PSP is located (country fiscal unity). Income tax expense in these combined financial statements has been calculated on an as if separate tax return basis. The current tax expense is assumed to be settled within the financial period following the period in which it arises. Tax effects that may arise from PSP's divestment from the Philips Group have not been reflected in PSP's combined financial statements.

     Other significant features of the PSP divestment from Philips are described in Note 17.

     The financial information included herein is not necessarily indicative of the combined results of operations, financial position, changes in the net investment of the Philips Group and cash flows of PSP in the future or what they would have been for the periods presented had PSP been a separate stand-alone entity.

  REPORTING CURRENCY

     The Euro is used as reporting currency. The financial statements of foreign operations are translated into euros. Assets and liabilities are translated using the exchange rates on the respective balance sheet dates. Income and expense items are translated at average rates during the period.

2.  SUMMARY OF ACCOUNTING POLICIES

  CASH AND CASH EQUIVALENTS

     Historically, Philips manages cash and cash equivalents on a centralized basis. Cash receipts associated with PSP's business are transferred to Philips on a daily basis and Philips funds PSP's disbursements. These cash transactions are reflected in the caption "Net investment of the Philips Group". In certain countries, however, PSP has dedicated bank accounts, operating under periodic cash pooling with Philips. Furthermore, PSP entities have small amounts of petty cash.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  ACCOUNTS RECEIVABLE

     Accounts receivables are stated at face value, net of allowances for doubtful accounts.

  INVENTORY

     Finished goods inventories are valued at the lower of cost, as determined by the first-in, first-out (FIFO) method, or net realizable value. Provision is made for obsolescence. Work in process comprises deferred costs on uncompleted contracts.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the expected economic life of the asset. Costs related to maintenance activities are expensed in the period in which they are incurred. Following are the expected useful lives of the assets:

Machines and installations..................................   from 5 to 10 years
Other fixed assets..........................................   from 3 to 5 years

  INTANGIBLE ASSETS

     Intangible assets consists of acquired intellectual property rights consisting of computer software for resale, which is being amortized on the straight-line method over 5 years.

  IMPAIRMENT OF LONG-LIVED ASSETS

     Through December 31, 2001, PSP evaluated the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of". Whenever adverse events or changes in business climate result in the expected undiscounted future cash flows from the related asset being less than the carrying value of the asset, an impairment loss would be recognized for the excess of the carrying value of the assets over the expected discounted future cash flows.

     On January 1, 2002, PSP adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 amends existing guidance on asset impairment and provides a single accounting model for long-lived assets to be disposed of SFAS No. 144 also changes the criteria for classifying an asset as held-for-sale; and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations, and changes the timing of recognizing losses on such operations. The adoption of SFAS No. 144 on January 1, 2002 did not have an impact on the Company's combined financial statements.

  INCOME TAXES

     Historically, PSP's operations have been included in the combined income tax returns filed by Philips in each of the countries where PSP is located (country fiscal unity). Income tax expense in these combined financial statements has been calculated on an as if separate tax return basis.

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets, including assets arising from loss carry forwards, are recognized if it is more likely than not that the asset will be realized.

  REVENUE RECOGNITION

     PSP recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition, as amended by Statement of Position 98-9, and the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 Revenue Recognition in Financial Statements. Revenue from the sale of hardware and software to end users is recognized upon delivery, provided that no significant obligations remain, evidence of the arrangement exists, the fees are fixed or determinable, and collectibility of the related receivable is reasonably assured.

     Revenue from royalties on sales of PSP's products by original equipment manufacturers to third parties is recognized upon delivery to the third party when such information is available, or when notified by the reseller that such royalties are due as a result of a sale, provided that collectibility of the related receivable is reasonably assured. Revenue from maintenance contracts is recognized ratably over the contract term.

     Revenue from development of custom software is recognized on a completed contract basis. The Company has applied the completed contract method for recognizing revenues on contracts involving software and services which represent significant customization or modification of the software because they do not have the ability to make reasonably dependable estimates of the extent of progress to completion. Accordingly, all project costs and progress payments are deferred until the project is complete. Any anticipated losses are recognized immediately.

  RESEARCH AND DEVELOPMENT AND CAPITALIZED SOFTWARE DEVELOPMENT COSTS

     Under SFAS No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed ", costs incurred in the research and development of software products are expensed as incurred until technological feasibility has been established. Once established, these costs would be capitalized. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life and changes in software and hardware technologies. In the year ended December 31, 2001 and the nine-month period ended September 29, 2002, costs eligible for capitalization were not material.

  PENSION AND OTHER POSTRETIREMENT BENEFITS

     PSP accounts for the cost of pension plans and postretirement benefits other than pensions in accordance with SFAS No. 87, "Employers Accounting for Pensions" and SFAS No. 106, "Employers Accounting for Postretirement Benefits Other Than Pensions", respectively. These plans are generally part of pension and postretirement benefit plans within Philips, and are accounted for by PSP as multi-employer plans.

  STOCK-BASED COMPENSATION

     PSP applies SFAS No. 123, "Accounting for Stock-Based Compensation", which allows companies which have stock-based compensation arrangements with employees to continue to apply the existing accounting required by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Issued to Employees", and to provide pro forma disclosure of the accounting results of applying the fair value method of SFAS No. 123. PSP accounts for stock-based compensation arrangements (related to Philips stock options granted to PSP employees) under the intrinsic value method of APB Opinion No. 25. The following table illustrates the effect on net income if the fair value based method had been applied to all outstanding and unvested awards in each period.

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Net loss, as reported.......................................    (15,686)       (12,049)
Deduct: Total share-based employee compensation expense
  determined under fair value based method for all awards,
  net of related tax effects................................       (116)          (148)
Pro forma net loss..........................................    (15,802)       (12,197)
                                                                =======        =======

  USE OF ESTIMATES

     The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts in the financial statements and the accompanying notes. While management bases its assumptions and estimates on the facts and circumstances known at the balance sheet date, actual results could materially differ from those estimates.

  ACCOUNTING STANDARDS NOT YET ADOPTED

     In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, "Accounting for Asset Retirement Obligations" (SFAS No. 143). SFAS No. 143 requires PSP to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. PSP would also record a corresponding asset, which is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. PSP is required to adopt SFAS No. 143 on January 1, 2003. PSP believes that the adoption of SFAS No. 143 will not have a material impact on its financial statements.

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" (SFAS No. 145). SFAS No. 145 provides for the rescission of several previously issued accounting standards, new accounting guidance for the accounting for certain lease modifications and various technical corrections to existing pronouncements that are not substantive in nature. SFAS No. 145 will be adopted on January 1, 2003, except for the provisions relating to the amendment of SFAS No. 13, "Accounting for Leases", which was adopted as required for transactions occurring subsequent to May 15, 2002. PSP believes that the adoption of SFAS No. 145 will not have a material impact on its financial statements.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities" (SFAS No. 146). SFAS No. 146 addresses significant issues regarding the recognition, measurement and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (EITF) has set forth in EITF Issue No. 94-3, " Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". The scope of SFAS No. 146 also includes (1) costs related to terminating a contract that is not a capital lease, and

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred compensation contract. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. PSP believes that the adoption of SFAS No. 146 will not have a material impact on its financial statements.

     In December 2002, the FASB issued SFAS 148, "Accounting for Stock Based Compensation -- Transition and Disclosure -- an amendment of FASB statement No. 123" ("SFAS 148"). SFAS 148 permits two additional transition methods for entities that adopt the fair value based method of accounting for stock-based employee compensation. The Statement also requires new disclosures about the ramp-up effect of stock-based employee compensation on reported results. The Statement also requires that those effects be disclosed more prominently by specifying the form, content, and location of those disclosures. The transition guidance and annual disclosure provisions of SFAS 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. PSP has adopted the disclosure requirements as from 2002.

     PSP has decided to adopt the fair value recognition of SFAS 123 accounting "Stock Based Compensation" as from January 1, 2003 prospectively to all employee awards granted, modified or settled after January 1, 2003.

     In November 2002, the Emerging Task-Force issued its consensus on EITF 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21") on an approach to determine whether an entity should divide an arrangement with multiple deliverables into separate units of accounting. According to the EITF in an arrangement with multiple deliverables, the delivered item(s) should be considered a separate unit of accounting if all of the following criteria are met: (1) The delivered item(s) has value to the customer on a standalone basis,
(2) There is objective and reliable evidence of the fair value of the undelivered item(s), (3) If the arrangement includes a general right of return, delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the vendor. If all the conditions above are met and there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration should be allocated to the separate units of accounting based on their relative fair values. However, there may be cases in which there is objective and reliable evidence of the fair value(s) of the undelivered item(s) in an arrangement, but no such evidence for one or more of the delivered items. In those cases, the residual method should be used to allocate the arrangement consideration. The guidance in this Issue is effective for revenue arrangements entered into in fiscal beginning after June 15, 2003. Alternatively, entities may elect to report the change in accounting as a cumulative-effect adjustment in accordance with Opinion 20. If so elected, disclosure should be made in periods subsequent to the date of initial application of this consensus of the amount of recognized revenue that was previously included in the cumulative effect adjustment. PSP believes that the adoption of EITF 00-21 will not have a significant impact on the combined financial statements.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  ACCOUNTS RECEIVABLE

     Accounts receivable consisted of the following:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Trade accounts receivable...................................      4,503          5,055
Allowance for doubtful accounts.............................     (1,467)        (1,696)
                                                                 ------         ------
Total accounts receivable, net..............................      3,036          3,359
                                                                 ======         ======

4.  INVENTORY

     Inventory consisted of the following:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Work in process.............................................       606            69
Finished goods..............................................       225           257
Allowance for obsolescence..................................      (169)          (35)
                                                                  ----           ---
Total inventory, net........................................       662           291
                                                                  ====           ===

5.  OTHER CURRENT ASSETS

     Other current assets consisted of the following:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Royalties receivable........................................       22              0
Prepaid expenses and sundry receivables.....................      218            216
                                                                  ---            ---
Total Other current assets..................................      240            216
                                                                  ===            ===

6.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consisted of the following:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Machines and installations..................................      1,374          1,155
Other fixed assets..........................................      3,730          3,389
Accumulated depreciation....................................     (4,583)        (4,208)
                                                                 ------         ------
Total property, plant and equipment, net....................        521            336
                                                                 ======         ======

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  INTANGIBLE ASSETS

     Intangible assets consisted of the following:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Computer software for resale, gross.........................      230            194
Accumulated amortisation....................................      (46)           (77)
                                                                  ---            ---
Intangible asset, net.......................................      184            117
                                                                  ===            ===

     Amortization of computer software costs was E 46 thousand and E 31 thousand for the year ended December 31, 2001 and the year ended December 31, 2002, respectively. The estimated amortisation expense for the next three years is E 39 thousand per year.

8.  OTHER ACCRUED LIABILITIES

     Other accrued liabilities consisted of the following:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Salaries and wages, holiday allowance, year-end payment.....     1,245          1,113
Accrued holiday rights......................................       335            242
Obligation towards former stock holders.....................       196            165
Accrued sales tax...........................................        56            139
Accrued commercial costs....................................        83            348
Accrued R&D costs...........................................         0            156
Customer deposit............................................         0            330
Others......................................................       238            403
                                                                 -----          -----
Total other accrued liabilities.............................     2,153          2,896
                                                                 =====          =====

9.  INCOME TAXES

     Historically, PSP's operations have been included in the combined income tax returns filed by Philips in each of the countries where PSP is located (country fiscal unity). The income tax expense reported and the determination of deferred tax assets to be realized in PSP's combined financial statements is based on an as if separate tax return basis.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table presents the principal reasons for the difference between the effective income tax rate and statutory income tax rate in the
Netherlands:

                                                               YEAR ENDED     YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                                   (IN PERCENTAGES)
Statutory income tax rate in the Netherlands................        35%            35%
Foreign rate differentials..................................         4%             4%
Change in valuation allowance...............................       -31%           -35%
Others......................................................         0%            -1%
Effective income tax rate...................................         8%             3%

     The income tax expense is as follows:

                                                               YEAR ENDED     YEAR ENDED
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Income (loss) before income taxes:
  The Netherlands...........................................          0              0
  Foreign...................................................    (17,050)       (12,382)
Income tax benefit (expense):
Current taxes
  The Netherlands...........................................          0              0
  Foreign...................................................        105            357
Deferred taxes
  The Netherlands...........................................          0              0
  Foreign...................................................      1,259            (24)
Income tax benefit..........................................      1,364            333

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The sources of differences between the financial accounting and tax basis of PSP's assets and liabilities that give rise to the net deferred tax assets are as follows:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Deferred tax assets:
  Doubtful accounts.........................................         84             66
  Accrued compensation......................................        131            288
  Taxes other than income taxes.............................         84             10
  Jubilee provision.........................................         19             25
  Others....................................................        174            168
  Property, plant and equipment.............................        110             78
  Net operating losses......................................     29,436         32,941
                                                                -------        -------
TOTAL GROSS DEFERRED TAX ASSETS.............................     30,038         33,576
                                                                -------        -------
Valuation allowance.........................................    (29,978)       (33,546)
NET DEFERRED TAX ASSETS.....................................         60             30
Deferred tax liabilities:
  Fixed assets..............................................         27             21
  Accruals..................................................         17             18
  Others....................................................          8              7
                                                                -------        -------
TOTAL GROSS DEFERRED LIABILITIES............................         52             46
                                                                =======        =======
NET DEFERRED TAX ASSETS (LIABILITIES).......................          8            (16)

     Based upon an as if separate tax return basis, as at December 31, 2002 PSP has incurred E 22.8 million of operating loss carry forwards expiring at various dates through 2022 and E 59.3 million of operating loss carry forwards with no expiration date.

     The valuation allowance for deferred tax assets as of December 31, 2001 and December 31, 2002 was E 30.0 million and E 33.5 million, respectively. The net change in total valuation allowance for the year ended December 31, 2001 and the year ended December 31, 2002 was an increase of E 4.1 million and E 3.5 million, respectively. In assessing the realizability of deferred tax assets, PSP considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. PSP considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that PSP will realize the benefits of those deductible differences for which a valuation allowance has not been recorded.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

10.  LONG-TERM PROVISIONS

     Long-term provisions consisted of the following:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
                                                               (IN THOUSANDS OF EURO'S)
Provision for pensions......................................      199            162
Provision for jubilee benefit obligations...................       70             83
                                                                  ---            ---
Total long-term provisions..................................      269            245
                                                                  ===            ===

11.  PENSION AND OTHER POST RETIREMENT COSTS

     Employees of PSP participate in various defined benefit and defined contribution pension plans of the Philips Group. For the purposes of the preparation of these combined financial statements, PSP's participation in the Philips plans has been treated as participation in various multi-employer plans. Accordingly, the charges included in the combined financial statements may not be indicative of the pension and other post retirement costs had PSP been a stand alone entity.

     Pension premium charged for the year ended December 31, 2001 and the year ended December 31, 2002 were E 86 thousand and E 114 thousand, respectively.

     In addition to receiving pension benefits, PSP employees in certain countries participate in other postretirement benefit plans of the Philips Group. These other postretirement benefits under SFAS No. 106 are recorded at the country central level and charged out to the various local entities as part of human resource overhead (surcharge on salaries paid). The charge to PSP is approximately E 13 thousand and E 48 thousand for the year ended December 31, 2001 and the year ended December 31, 2002, respectively.

12.  EQUITY INCENTIVE PLANS

  EXISTING PHILIPS INCENTIVE PLANS

     Philips has granted stock options on its ordinary shares to members of PSP's management and certain key employees under either a Euro (EUR) denominated plan or a United States Dollar (USD) denominated plan. Under Philips' plans, options are granted with an exercise price equal to the fair market value of the underlying ordinary shares on the date of grant. Options are subject to vesting periods typically of three years and expirations of five or ten years. A limited number of options have also been granted under variable plans, subject to achievement of certain financial objectives during multi-year performance cycles. Exercise of all options is restricted by Philips' rules on insider trading.

  STOCK-BASED COMPENSATION

     Pro forma net income information, as required by SFAS No. 123, has been determined as if PSP had accounted for employee share options granted to PSP's employees by Philips under SFAS No. 123's fair value method. The pro forma amounts below are not necessarily representative of the effects of share-based awards on future net income because the plans eventually adopted by PSP after divestment from Philips may differ from Philips share options plans. Accordingly future grants of employee stock options to PSP's employees may not be comparable to awards made to employees while PSP was a part of Philips.

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The fair value of each option was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2002
                                                              ------------   ------------
(EUR -- DENOMINATED)
Risk-free interest rate.....................................       4.66%          4.70%
Expected dividend yield.....................................        1.2%           1.2%
Expected option life........................................  5 yrs....         5 yrs.
Expected stock price volatility.............................         49%            53%

(USD -- DENOMINATED)
Risk-free interest rate.....................................       4.77%          4.65%
Expected dividend yield.....................................        1.2%           1.2%
Expected option life........................................  5 yrs....         5 yrs.
Expected stock price volatility.............................         49%            49%

     The assumptions were used for these calculations only and do not necessarily represent an indication of management's expectations of future development.

     The following table summarizes information about the number of Philips share options granted to PSP's employees, those outstanding at December 31, 2001 and December 31, 2002 and changes during the period:

          Fixed option plans:

                                                   DECEMBER 31, 2001            DECEMBER 31, 2002
                                               --------------------------   -------------------------
                                                             WEIGHTED                    WEIGHTED
                                                         AVERAGE EXERCISE            AVERAGE EXERCISE
                                               SHARES         PRICE         SHARES        PRICE
                                               -------   ----------------   ------   ----------------
                                                             (IN EUR)                    (IN EUR)
Options outstanding, beginning of period.....    3,200          43.18        9,325          33.77
Options granted..............................    6,125          28.85        6,336          34.78
Options exercised............................
Options forfeited............................                               (3,107)         32.74
Options outstanding, end of period...........    9,325          33.77       12,554          34.53
Weighted average fair value of options
  granted during the year in EUR.............    14.75                       14.90
                                                              (IN USD)                    (IN USD)

Options outstanding, beginning of period.....   24,500          40.61       16,700          29.57
Options granted..............................   11,950          25.68        8,892          30.70
Options exercised............................
Options forfeited............................  (19,750)         40.90       (4,750)         39.08
Options outstanding, end of period...........   16,700          29.57       20,842          27.90
Weighted average fair value of options
  granted during the year in USD.............    11.90                       13.01

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

          Variable option plans:

                                                   DECEMBER 31, 2001            DECEMBER 31, 2002
                                               --------------------------   -------------------------
                                                             WEIGHTED                    WEIGHTED
                                                         AVERAGE EXERCISE            AVERAGE EXERCISE
                                               SHARES         PRICE         SHARES        PRICE
                                               -------   ----------------   ------   ----------------
                                                             (IN EUR)                    (IN EUR)
Options outstanding, beginning of period.....    3,200          43.18        9,325          33.77
Options granted..............................    6,125          28.85
Options exercised............................
Options forfeited............................                               (2,675)         32.41
Options outstanding, end of period...........    9,325          33.77        6,650          34.31
Weighted average fair value of options
  granted during the year in EUR.............    14.75
                                                              (IN USD)                    (IN USD)
Options outstanding, beginning of period.....   22,500          42.00       14,700          30.20
Options granted..............................   11,950          25.68
Options exercised............................
Options forfeited............................  (19,750)         40.90       (1,750)         43.04
Options outstanding, end of period...........   14,700          30.20       12,950          28.48
Weighted average fair value of options
  granted during the year in USD.............    11.90

     The following table summarizes information about stock options outstanding at December 31, 2002:

          Fixed option plans:

                                      OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
                       --------------------------------------------------   -----------------------------------
                           NUMBER                        WEIGHTED AVERAGE
                       OUTSTANDING AT                       REMAINING       NUMBER EXERCISABLE
                        DECEMBER 31,    EXERCISE PRICE   CONTRACTUAL LIFE    AT DECEMBER 31,     WEIGHTED PRICE
YEAR OF GRANT               2002          PER SHARE          (YEARS)               2002            PER SHARE
-------------          --------------   --------------   ----------------   ------------------   --------------
                                        (price in EUR)                                           (price in EUR)
2000.................       2,500               42.90          7.79                  --                     --
2001.................       4,150               29.14          8.29                  --                     --
2002.................       5,904               34.78          9.29                  --                     --
                                        (price in USD)                                           (price in USD)
1999.................       2,000               24.96           6.5               2,000                  24.96
2000.................       3,000         36.65-43.05          7.46                  --                     --
2001.................       9,950               25.68          8.29                  --                     --
2002.................       5,892               30.70          9.29                  --                     --
TOTAL................      33,396                                                 2,000

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

          Variable option plans:

                                      OPTIONS OUTSTANDING                           OPTIONS EXERCISABLE
                       --------------------------------------------------   -----------------------------------
                           NUMBER                        WEIGHTED AVERAGE
                       OUTSTANDING AT                       REMAINING       NUMBER EXERCISABLE
                        DECEMBER 31,    EXERCISE PRICE   CONTRACTUAL LIFE    AT DECEMBER 31,     WEIGHTED PRICE
                            2002          PER SHARE          (YEARS)               2002            PER SHARE
                       --------------   --------------   ----------------   ------------------   --------------
                                        (price in EUR)                                           (price in EUR)
2000.................       2,500               42.90          7.79                  --                     --
2001.................       4,150               29.14          8.29                  --                     --
                                        (price in USD)                                           (price in USD)
2000.................       3,000       36.65 - 43.05          7.46                  --                     --
2001.................       9,950               25.68          8.29                  --                     --
TOTAL................      19,600

13.  TRANSACTIONS WITH RELATED PARTIES

     PSP sells products to and purchases certain products and services from Philips in the normal course of business. Transactions between PSP and Philips are effected at prices that are intended to reflect the market value of the products and services involved. The following table summarizes transactions between PSP and Philips:

                                                              DECEMBER 31,   DECEMBER 31,
IN THOUSANDS OF EURO'S                                            2001           2002
----------------------                                        ------------   ------------
STATEMENT OF OPERATIONS:
Sales to Philips group......................................     2,890            582
Interest revenue............................................         2              3
Corporate overhead allocation...............................       308            212
Corporate Research..........................................     3,058          1,958

                                                              DECEMBER 31,   DECEMBER 31,
IN THOUSANDS OF EURO'S                                            2001           2002
----------------------                                        ------------   ------------
BALANCE SHEET:
Income taxes receivable (included in Receivables from
  related parties)..........................................       105           259
Trade accounts receivable from Philips Group................       512           347
Trade accounts payable to Philips Group.....................     1,541           672
Deferred income taxes.......................................         8           (16)

     Interest revenue in these combined financial statements is calculated based on the average rate of interest for long-term debt paid by Philips and the average amount of net investment of the Philips Group invested in PSP during the reporting periods, taking into account the debt-to-equity ratio reported by Philips during the reporting periods.

     Income tax expense has been calculated on an as if separate tax return basis. Tax effects that may arise from PSP's divestment from the Philips Group have not been reflected in PSP's combined financial statements.

     Corporate overheads have been allocated to PSP from Philips at central, regional and local levels for amounts including, but not limited to, directors remuneration, marketing, management information systems, accounting and financial reporting, treasury, human resources, legal, tax and security, based on

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

the net sales of PSP compared to the consolidated net sales of Philips. Management believes these allocations are reasonable. However, the costs of these services charged to PSP are not necessarily indicative of the costs that would have been incurred had PSP operated as an entity independent of Philips.

     Philips Corporate Research is contracted by PSP to perform certain research and development projects; the projects are determined on a yearly basis. The fee charged is reported under Research & Development expenses.

14.  COMMITMENTS AND CONTINGENCIES

     PSP is potentially subject to lawsuits, claims and proceedings, which arise in the ordinary course of business. There are no such matters pending that PSP expects to be material in relation to its business, financial condition or results of operations.

  RENT AGREEMENTS

     PSP has entered into certain short-term contracts to rent office and warehouse facilities. The rent charged to income amounted to E 1,112 thousand and E 1,013 thousand for the year ended December 31, 2001 and the year ended December 31, 2002 respectively, of which E 181 thousand and E 284 thousand respectively relates to charges from Philips based on square meters occupied.

     The table below presents the amounts of rent payable under the present contracts for the upcoming periods.

                                                                 RENT
IN THOUSANDS OF EURO'S                                          AMOUNT
----------------------                                        -----------
Year 2003...................................................      779
Year 2004...................................................      531
Year 2005...................................................      531
Year 2006...................................................      133
Year 2007 and later.........................................        0

15.  GEOGRAPHICAL INFORMATION

     PSP operates and derives its revenue from all major regions in the world. The geographical location of property, plant and equipment and the geographical origin of revenues are as follows:

                                                  AMERICAS   EUROPE   ASIA PACIFIC   TOTAL
                                                  --------   ------   ------------   ------
December 31, 2001
  Net sales.....................................   7,883     9,446       1,362       18,691
  Property, plant and equipment, net............     129       378          14          521
December 31, 2002
  Net sales.....................................   8,424     7,907         378       16,709
  Property, plant and equipment, net............      48       284           4          336

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

16.  CONCENTRATION OF RISKS AND FINANCIAL INSTRUMENTS

  CONCENTRATION OF CREDIT RISK

     Credit risk represents the risk that a loss would be recognized at the reporting date if counter parties failed completely to perform as contracted. Financial instruments which potentially subject PSP to a concentration of credit risk consist principally of accounts receivable. Management believes it has adequately provided for the collection risk in PSP's trade accounts receivable by recording an allowance for doubtful accounts which reduces such amounts to their net realizable value.

     Due to the project nature of the speech processing business, PSP derives a substantial portion of its revenues from a limited number of customers. In the year 2001 and the year 2002, two and three customers, respectively accounted for more than 10% of revenues each, and in the aggregate for 28% and 45% of revenues, respectively.

  FINANCIAL INSTRUMENTS

     PSP's earnings, cash flows, and financial position are exposed to foreign currency risk from foreign currency denominated receivables, payables, forecasted transactions, as well as net investments in certain foreign operations. These items are denominated in various foreign currencies, including mainly the U.S. Dollar.

     PSP periodically assesses its foreign currency exchange risk exposure. As USA customers are invoiced from Dallas, USA, in US Dollars and European customers are invoiced from Aachen, Germany, in Euro the currency risk exposure is very limited. Accordingly, PSP does not enter into any hedging activities or purchase derivative instruments.

     During 2001, PSP recorded a net foreign currency transaction profit of E 23 thousand and during the year 2002, a loss was recorded of E 16 thousand, which is included in cost of sales.

  FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES

     The carrying values of accounts receivable and accounts payable approximate fair value because of the short maturity of these instruments.

17.  PSP DIVESTMENT

     On October 7, 2002, Royal Philips Electronics N.V. and ScanSoft, Inc. signed a purchase agreement for the transfer of PSP's business, employees, assets and liabilities to ScanSoft. The transaction was consummated on January 30, 2003.

     To provide for an orderly transfer and transition of PSP from Philips to ScanSoft, various ancillary agreements were executed that cover a wide range of matters, including but not limited to:

     - the transfer by Philips to ScanSoft of the business, employees, assets and liabilities associated with PSP's business (Purchase Agreement, Local Asset Transfer Agreements);

     - the transfer or license by Philips to ScanSoft of certain intellectual property rights (Technology Transfer and License Agreement, Trademark Transfer and License Agreement);

     - the provision by Philips of certain corporate and local human resource management, finance and accounting, housing, information technology and other services to ScanSoft (Transition Services Agreement).

             PHILIPS SPEECH PROCESSING TELEPHONY AND VOICE CONTROL
                 (A division of Royal Philips Electronics N.V.)

           NOTES TO THE COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

STOCK INCENTIVE PLANS

     The Philips stock options granted to the PSP employees were not converted into options for shares of ScanSoft. Upon closing, PSP employees with outstanding exercisable options had a limited period of time to exercise these options and all unvested options were cancelled. In addition, ScanSoft has assumed no obligation towards the beneficiaries or towards Philips with respect to these outstanding Philips' stock options.

  PENSIONS AND OTHER POSTRETIREMENT BENEFITS

     In most countries PSP's employees have pension entitlements as part of their benefit packages, and as it is common practice that in offering transferring employees equivalent benefit packages, this equivalence also extends to pension rights. In fact there exists a compulsory European Directive obliging member states to implement legislation in each EC country to the effect that in case of transfer of a business, all pension entitlements transfer with the transferred employees. In the Netherlands, this law has become effective on July 1, 2002.

     In some countries, the pension entitlements are part of a state scheme; in many countries, however, the entitlements are specifically related to Philips, and require a per country approach on how to deal with pension rights going forward and the treatment of accrued rights in the past. There are legal requirements which dictate a transfer of pension liabilities, but also if there is not a strict legal requirement, in many cases taking into account the justified interest of employees will be a precondition for a smooth transition process in terms of consultation with works council and unions.

     Pension entitlement for PSP's employees may be funded by way of a separate pension fund, with an insurance company or by way of a book reserve system.

     In case a book reserve system was used by Philips in a country, the pension liabilities transferred to ScanSoft and Philips included a provision in the local balance sheet which was equal to the actuarial present value of pension rights accrued up to the effective date as calculated under the relevant local book reserve system concerned.

     In case of a dedicated Philips pension fund, transferred employees either received a premium free policy or a collective transfer of liabilities and assets under the terms and rules set by the pertaining pension fund took place.

                            FINANCIAL STATEMENTS OF
                THE SPEECH AND LANGUAGE TECHNOLOGIES OPERATIONS
                   OF LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of ScanSoft, Inc.:

     We have audited the accompanying statement of assets and liabilities of the Speech and Language Technologies operations of Lernout & Hauspie Speech Products N.V. (the "Business" as defined in Note 1) as of September 30, 2001 and the related statement of revenue and direct operating expenses for the nine months ended September 30, 2001 (herein referred to as the "financial statements"). These financial statements are the responsibility of the management of ScanSoft, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and are not intended to be a complete presentation of the Business' results of operations and financial position.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the assets and liabilities as of September 30, 2001 and the revenue and direct operating expenses (as described in Note 1 to the financial statements) for the nine months ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ PricewaterhouseCoopers LLP

September 6, 2002
Boston, Massachusetts

                  SPEECH AND LANGUAGE TECHNOLOGIES OPERATIONS
                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                      STATEMENT OF ASSETS AND LIABILITIES
                               SEPTEMBER 30, 2001
                                 (IN THOUSANDS)

                               ASSETS
Accounts receivable, net of allowance for doubtful accounts
  of $767...................................................  $ 7,703
Inventory...................................................      138
Prepaid expenses and other current assets...................      126
Property and equipment, net.................................    4,160
Intangible assets, net of accumulated amortization of
  $1,734....................................................    8,448
                                                              -------
  Total assets..............................................  $20,575
                                                              =======

              LIABILITIES AND PARENT COMPANY INVESTMENT
Accounts payable............................................    4,694
Accrued liabilities.........................................    4,383
                                                              -------
  Total liabilities.........................................    9,077
Commitments and contingencies (Note 7)
Parent company investment...................................   11,498
                                                              -------
  Total liabilities and parent company investment...........  $20,575
                                                              =======

   The accompanying notes are an integral part of these financial statements.

                  SPEECH AND LANGUAGE TECHNOLOGIES OPERATIONS
                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

               STATEMENT OF REVENUE AND DIRECT OPERATING EXPENSES
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                                 (IN THOUSANDS)

Revenue.....................................................  $ 34,173
Direct operating expenses:
  Cost of revenue...........................................     4,439
  Cost of revenue from amortization of intangible assets....     1,734
  Research and development..................................    28,440
  Selling, general and administrative.......................    32,742
                                                              --------
     Total direct operating expenses........................    67,355
                                                              --------
Excess of direct operating expenses over revenue............  $(33,182)
                                                              ========

   The accompanying notes are an integral part of these financial statements.

                 SPEECH AND LANGUAGE TECHNOLOGIES OPERATIONS OF
                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                         NOTES TO FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

     General. The accompanying financial statements have been prepared pursuant to the transaction described below and present the assets and liabilities and the revenue and direct operating expenses of the Speech and Language Technologies operations of Lernout & Hauspie Speech Products N.V. ("L&H"), hereinafter defined as the "Business" or "SLT." SLT was a provider of speech and language software, which included the RealSpeak text-to-speech technology, Dragon speech recognition software and other speech and voice-related technologies aimed at the telecommunications, automotive and mobile device markets. L&H did not maintain SLT as a separate business unit, but rather operated the Business within Lernout & Hauspie Speech Products N.V. and several of its subsidiaries, the most significant of which was L&H Holdings USA. In November 2000, Lernout & Hauspie Speech Products N.V. and L&H Holdings USA, Inc. filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the District of Delaware. L&H NV also filed a bankruptcy proceeding in Icper, Belgium. In order to facilitate the sale of its assets in connection with the bankruptcy proceedings, L&H segregated the SLT operations into eight speech and language technology asset groups.

     On December 7, 2001, ScanSoft, Inc. ("ScanSoft") entered into an Asset Purchase Agreement (the "Purchase Agreement") to acquire certain assets and intellectual property and assume certain liabilities of the Speech and Language Technologies operations of L&H. The acquisition was conducted in a closed auction proceeding and approved by the United States bankruptcy court on December 11, 2001. The acquisition was completed on December 12, 2001.

     Pursuant to the Purchase Agreement, ScanSoft acquired three of the eight asset groups of SLT: Dragon Naturally Speaking ("DNS"), Text to Speech ("TTS") and Automated Speech Recognition ("ASR"), which represented the majority of the revenue-generating assets of SLT. The net assets acquired by ScanSoft consisted of (1) patents, trademarks, trade names and products associated with the acquired speech and language technology assets of L&H; (2) customer contracts and relationships and certain obligations associated with such contracts; (3) rights to accounts receivable related to the customer contracts acquired; and
(4) certain inventory, fixed assets and other liabilities. ScanSoft also hired 223 employees of the research and development, sales and marketing and general and administrative organizations of SLT. ScanSoft paid total consideration of $41.3 million as follows: $10.0 million in cash, 7.4 million shares of ScanSoft common stock valued at $27.8 million (based on the average of the closing share price of the common stock 3 days before and after the proposed acquisition was announced) and a 9% promissory note in the principal amount of $3.5 million to be repaid in installments of $0.1 million of principal and interest quarterly commencing on March 15, 2002. All remaining principal and interest on the note is due and payable on December 15, 2004.

     On August 13, 2002, the U.S. Bankruptcy Court for the District of Delaware approved, without objection, ScanSoft's agreement with representatives of L&H Holdings USA and Lernout & Hauspie Speech Products N.V. to repurchase shares of ScanSoft common stock worth $7.0 million at a share price equal to the average of the closing price for the 20 trading days beginning August 14, 2002, but no less than $4.79 per share. In addition, ScanSoft agreed to issue up to 300,000 shares of common stock to the holders of approximately six million shares remaining in the event that Scansoft does not offer the remaining shares in a public offering by February 15, 2003, and 100,000 shares of common stock if ScanSoft has not registered the remaining shares by February 15, 2003.

     Basis of Presentation. As described above, L&H did not operate SLT as a separate business unit, therefore, complete financial statements historically were not prepared for SLT. The accompanying financial statements were derived from the historical accounting records of L&H in order to present the statement of assets and liabilities as of September 30, 2001, and the statement of revenue and direct operating expenses for the nine months ended September 30, 2001, in accordance with accounting

                 SPEECH AND LANGUAGE TECHNOLOGIES OPERATIONS OF
                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

principles generally accepted in the United States of America. As noted above, the three asset groups acquired by ScanSoft represented the majority of the revenue-generating assets of SLT. Accordingly, the statement of assets and liabilities and the statement of revenue and direct operating expenses reflect all of the eight technology asset groups. All other assets, liabilities, revenues, and operating expenses of L&H were excluded from the financial statements, as they were not directly attributable to SLT.

     Direct operating expenses are comprised primarily of employee-related expenses, including employee salaries and benefits, and other direct costs related to the operations of the Business such as cost of revenue, advertising, depreciation and amortization. Direct operating expenses also include other operating expenses, including facilities and related costs, which were allocated to the Business based on the number of employees dedicated to the Business. Additionally, the Business relied on L&H for certain administrative, management and other support services, and the related expenses were also allocated to the Business based on the number of employees dedicated to the Business. Management believes the method used to allocate the direct operating expenses and other infrastructure and support costs is reasonable. L&H did not segregate indirect corporate expenses and interest income (expense); accordingly these items are not included in the financial statements of the Business. The statement of assets and liabilities includes liabilities which existed at the time of bankruptcy filing. No adjustment to reflect the ultimate settlement of these liabilities subsequent to September 30, 2001 has been reflected in these financial statements. The financial statements are therefore stated at historical cost.

     The financial statements were prepared to substantially comply with the rules and regulations of the Securities and Exchange Commission for business combinations and are not intended to be a complete presentation of the Business' financial position, results of operations and cash flows. The historical net assets and historical revenue and direct operating expenses of the Business could differ from those that would have resulted had the Business operated autonomously or as an entity independent of L&H. Furthermore, the financial statements reflect all of the operations of the Business; however, as described above, ScanSoft did not acquire all of the net assets of SLT, did not retain a significant number of personnel directly related to historical operations of the Business, and did not continue to operate the facilities previously used by the Business. Consequently, the historical operating results may not be indicative of the results of operations of the Business in the future.

     As described above, L&H did not maintain SLT as a separate business unit. More specifically, SLT was defined by L&H during 2001 in connection with bankruptcy proceedings. Since L&H did not have a policy of allocating certain assets and liabilities and income and expense balances to the Business, such amounts, as described above, have not been included in the financial statements. Consequently, a full balance sheet, statement of operations and stockholders' equity are impractical to prepare. Furthermore, a statement of cash flows is not presented because the Business did not maintain a cash balance and was dependent upon L&H for financing the cash flows of the operations.

     In accordance with Rule 3-06 of Regulation S-X, the statement of revenue and direct operating expenses is presented for the nine months ended September 30, 2001 in satisfaction of the requirement for one year of audited financial statements.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

     Revenue was derived primarily from the sale of software products to end-users through distribution partners and value added resellers (VARs), royalty revenues from OEM partners, and license fees from direct sales of products to end-users.

                 SPEECH AND LANGUAGE TECHNOLOGIES OPERATIONS OF
                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     SLT applied the provisions of Statement of Position 97-2 "Software Revenue Recognition," as amended by Statement of Position 98-9 "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions" to all transactions involving the sale of software products. In addition, SLT applied the provisions of Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements."

     SLT sold software products to distributors and resellers who in turn sold the products to retailers and VARs. Title and risk-of-loss passed to the distributor upon shipment, at which time payment was generally due. Revenue from sales of products to distributors and resellers was recognized (i) upon shipment by the distributor or reseller to the VAR or (ii) upon shipment by the retailer to end-users of the products. Agreements with distributors and resellers provided for rights of return which, in the case of VARs, generally lapsed upon shipment to the VARs, and, in the case of sales to retailers, upon shipment to end-users. Provisions for product returns were recorded as a reduction of revenue.

     From late 2000 to mid-2001, SLT changed the distribution channel of its retail products from traditional distributors and resellers to republishers. Republishers had sole responsibility for the marketing, manufacturing and distribution of SLT's products to retailers. Under the republishing arrangements, SLT earned a royalty based on the sale price of its products by republishers to retailers, as reported by republishers. Republishing arrangements generated proportionately lower revenue than did traditional distribution channels since the seller received a royalty in lieu of the full sales price. Similarly, the direct costs, primarily manufacturing and marketing, were proportionately lower under republisher agreements than under agreements with traditional distributors and resellers.

     SLT entered into royalty-bearing agreements with original equipment manufacturers (OEMs) and recognized revenue for royalty fees based on actual royalties earned and reported.

     Revenue from the direct sales of licenses of SLT's software products to end-users was recognized upon delivery, provided that no significant obligations remained, evidence of the arrangement existed, the fees were fixed or determinable, and collectibility was reasonably assured.

     For arrangements with multiple elements (e.g., undelivered maintenance and support bundled with perpetual licenses), SLT allocated revenue to the delivered elements of the arrangement using the residual value method, deferring revenue for undelivered elements based on evidence of the fair value of those undelivered elements, which was specific to SLT. The vendor specific objective evidence of fair values for the ongoing maintenance and support obligations was based upon substantive renewal rates stated in the contractual arrangements. Maintenance and support revenue, which was not significant to the results of operations, was recognized ratably over the service period.

     SLT also entered into fixed-fee contracts for software and related services, which included significant customization or modification of the software. As a result, SLT recognized revenue on the percentage-of-completion basis of accounting. Under the percentage-of-completion basis of accounting, revenue was recognized as the work progressed in amounts estimated to equal the actual progress on the contract. In applying this method, SLT measured each project's percentage-of-completion by the ratio of labor hours incurred to date to the estimated total labor hours for the project. Losses on contracts were recorded in the period they are determined, and the related obligations to perform the remaining services were included in accrued liabilities. For contracts in which SLT was unable to reasonably estimate the cost to complete the contract, SLT recognized revenue upon completion of the contract.

INVENTORY

     Inventory is stated at the lower of cost (determined on a first-in, first-out basis) or market value. At September 30, 2001, inventory consisted primarily of finished goods.

                 SPEECH AND LANGUAGE TECHNOLOGIES OPERATIONS OF
                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Major improvements are capitalized, while expenditures for maintenance, repairs, and minor improvements are charged to expense. When assets are retired or otherwise disposed of, the assets and related accumulated depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in results of operations. Depreciation was computed using the straight-line method over the estimated useful lives of the assets for computer equipment, software, furniture, fixtures and office equipment. Leasehold improvements are depreciated over the term of the lease.

INTANGIBLE ASSETS

     Intangible assets represent the original fair value of intangible assets resulting from prior business or asset acquisitions, adjusted for impairment charges to reduce the carrying value to its fair value at the time of the impairment charge. Intangible assets were amortized using the straight-line method over their estimated useful lives of 5 years. Amortization expense amounted to $1.7 million for the nine months ended September 30, 2001. This amount is included in cost of revenue.

IMPAIRMENT OF LONG-LIVED ASSETS

     The recoverability of long-lived assets is evaluated upon indication of possible impairment by measuring the carrying value of the assets against the related undiscounted future cash flows. When an evaluation indicates that the future undiscounted cash flows are not sufficient to recover the carrying value of the asset, the asset is adjusted to its estimated fair value by recording an impairment charge based on the excess of the carrying value of the assets over the discounted estimated cash flows.

RESEARCH AND DEVELOPMENT

     Research and development costs were expensed as incurred.

FOREIGN CURRENCY TRANSLATION

     The functional currencies for the Business were the U.S. Dollar and the Euro as determined by the location of the operation. The financial information recorded in the Euro was translated to U.S. dollars using the average exchange rate for the nine months ended September 30, 2001. Translation gains and losses were recorded as non-operating expense and therefore are not included in the statement of revenues and direct operating expenses.

INCOME TAXES

     No provision for income taxes was provided in the accompanying statement of revenue and direct operating expenses because, on a separate return basis, the business would have generated a taxable loss. No tax benefit resulting from such taxable loss was recorded due to the uncertainty of realizing such tax benefit.

     There are no net deferred tax assets reflected in the accompanying statement of assets and liabilities because, on a separate return basis, a full valuation allowance would have been recorded due to the uncertainty of realization of the net assets.

                 SPEECH AND LANGUAGE TECHNOLOGIES OPERATIONS OF
                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

CONCENTRATION OF CREDIT RISK

     SLT sold its software products and services to channel partners or customers located mainly in North America, Europe, and Asia-Pacific. SLT did not require collateral from its customers. For the nine months ended September 30, 2001, no customer accounted for more than 10% of revenue. At September 30, 2001, two customers accounted for 21% and 17% of net accounts receivable, respectively.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

3.  PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at September 30, 2001 (in thousands):

                                                              USEFUL LIVES
                                                                IN YEARS
                                                              ------------
Computer equipment and software.............................     3           $ 19,108
Furniture, fixtures and office equipment....................    5-7             5,633
Leasehold improvements......................................     6              2,724
                                                                             --------
                                                                               27,465
Accumulated depreciation....................................                  (23,305)
                                                                             --------
                                                                             $  4,160
                                                                             ========

     Depreciation expense associated with property and equipment was $5.1 million for the nine months ended September 30, 2001.

4.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable at September 30, 2001 include $3.7 million of liabilities that existed prior to the bankruptcy filings during 2000.

     Accrued liabilities were comprised of the following at September 30, 2001 (in thousands):

Accrued employee compensation and benefits..................  $2,546
Obligations to perform services under customer development
  contracts.................................................   1,283
Accrued expenses............................................     554
                                                              ------
     Total accrued liabilities..............................  $4,383
                                                              ======

5.  INTERCOMPANY COST ALLOCATIONS AND PARENT COMPANY INVESTMENT

     Certain costs are allocated to the Business by the Parent, primarily related to certain facilities, infrastructure and support services. The estimated costs of such services have been allocated to the financial statements of the Business based on employee headcount of the Business proportionate to the headcount of the Parent. Management believes these allocations are reasonable. See Note 1.

                 SPEECH AND LANGUAGE TECHNOLOGIES OPERATIONS OF
                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Business obtained financing for its day-to-day operations from L&H (the "Parent"). Parent company investment represents these investments made by the Parent. Interest expense associated with the Parent's general corporate debt has not been included in the financial statements because amounts were neither charged nor allocated to the Business.

6.  EMPLOYEE BENEFIT PLANS

     Employee benefit costs included in direct operating expenses comprise the cost of medical, dental, life insurance and other benefit costs. For U.S. employees, employee benefit costs included employer contributions to a retirement savings plan under Section 401(k) of the Internal Revenue Service, which covered substantially all U.S. employees who met minimum age and service requirements. Employer contributions represented a match of 50% of contributions made by employees through payroll deductions in amounts allowed up to 3% of an employee's salary. The employer contribution was capped at 50% of the statutory maximums. The 401(k) employer contribution associated with the SLT employees for the nine months ended September 30, 2001 was approximately $150,000.

7.  COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     Operating leases for facilities were entered into by L&H. The Business' operations were conducted from several of these facilities which also supported other operations of L&H. Rent expense allocated to the Business was approximately $3.0 million for the nine months ended September 30, 2001.

COMMITMENTS AND CONTINGENCIES

     L&H entered into arrangements with third-parties under which L&H granted rights to the manufacturing, marketing and distribution of certain products of the Business. Under certain of these agreements, L&H granted rights to future products. As a result of the bankruptcy proceedings, and more specifically the transfer to ScanSoft of the rights to the same products and technologies, certain of these third parties claimed that L&H breached their respective contracts. Subsequent to the acquisition of the Business by ScanSoft, L&H, ScanSoft and certain of these third parties entered into settlement agreements which required payments by each of the parties. The total amount due to the third parties amounted to approximately $2.2 million, of which L&H was obligated for approximately $0.7 million. No amounts have been recorded in the historical financial statements of the Business at September 30, 2001 because the financial obligation arose in connection with the acquisition by ScanSoft on December 12, 2001.

     L&H established a Key Employee Retention Plan ("KERP") in order to retain certain employees during 2001. Under the KERP, L&H was obligated to make payments to employees, including SLT employees, only upon termination of employment due to the acquisition by a third party of the assets of L&H. The maximum KERP obligation related to SLT employees totaled $3.0 million at September 30, 2001.

                 SPEECH AND LANGUAGE TECHNOLOGIES OPERATIONS OF
                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8.  SEGMENT INFORMATION

     SLT operated in one segment. The revenue and related cost of revenue SLT attributed to geographic areas (based on the location in which the sale was invoiced) was as follows for the nine months ended September 30, 2001 (in thousands):

                                                            NORTH
                                                           AMERICA   EUROPE    TOTAL
                                                           -------   ------   -------
Revenue..................................................  $25,105   $9,068   $34,173
Cost of revenue..........................................    3,315    1,124     4,439
Cost of revenue from amortization of intangible assets...       --    1,734     1,734
Property and equipment, net..............................    3,135    1,025     4,160

9.  RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141 ("SFAS 141"), Business Combinations and No. 142 ("SFAS 142"), Goodwill and Other Intangible Assets. SFAS 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets separate from goodwill. SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets, including how goodwill and other intangible assets should be accounted for after they have been initially recognized. In addition, SFAS 142 includes provisions for the reclassification of certain existing recognized intangible assets, such as acquired workforce, into goodwill. SFAS 142 provides that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment; intangible assets with finite useful lives will continue to be amortized over their useful lives. SFAS 142 also provides specific guidance for testing goodwill for impairment. The statement is effective for acquisitions that are completed after June 30, 2002 and for existing acquisitions on January 1, 2002. The statement would not have had a significant impact on the Business' financial position or results of operations.

     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"). SFAS 144 superseded SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of and provides a single accounting model, based on the framework established in SFAS 121, for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The statement would not have had a significant impact on the Business' financial position or results of operations.

     In November 2001, the Emerging Issues Task Force ("EITF"), a committee of the FASB, reached a consensus on EITF Issue 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)("EITF 01-9"). EITF 01-9 presumes that consideration from a vendor to a customer or reseller of the vendor's products is a reduction of the selling prices of the vendor's products and, therefore, should be characterized as a reduction of revenue when recognized in the vendor's income statement and could lead to negative revenue under certain circumstances. Revenue reduction is required unless consideration relates to a separate identifiable benefit and the benefit's fair value can be established, in which case such amounts may be recorded as operating expenses. EITF 01-9 would not have had a significant impact on the Business' results of operations.

     In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS No. 146"). This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF Issue No. 94-3, Liability Recognition for

                 SPEECH AND LANGUAGE TECHNOLOGIES OPERATIONS OF
                     LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) ("EITF 94-3"). SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. EITF 94-3 allowed for an exit cost liability to be recognized at the date of an entity's commitment to an exit plan. SFAS 146 also requires that liabilities recorded in connection with exit plans be initially measured at fair value. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The statement would not have had a significant impact on the Business' financial position or results of operations.

                                                                         ANNEX A

                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                                 SCANSOFT, INC.
                       SPIDERMAN ACQUISITION CORPORATION
                                      AND
                        SPEECHWORKS INTERNATIONAL, INC.
                                  DATED AS OF
                                 APRIL 23, 2003

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I
THE MERGER.................................................................   A-6
1.1            The Merger..................................................   A-6
1.2            Effective Time; Closing.....................................   A-6
1.3            Effect of the Merger........................................   A-6
1.4            Certificate of Incorporation and Bylaws.....................   A-6
1.5            Directors and Officers......................................   A-6
1.6            Effect on Capital Stock.....................................   A-6
1.7            Surrender of Certificates...................................   A-7
1.8            No Further Ownership Rights in the Company Common Stock.....   A-9
1.9            Lost, Stolen or Destroyed Certificates......................   A-9
1.10           Tax Consequences............................................  A-10
1.11           Further Action..............................................  A-10

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................  A-10
2.1            Organization; Standing and Power; Charter Documents;
               Subsidiaries................................................  A-10
2.2            Capital Structure...........................................  A-11
2.3            Authority; Non-Contravention; Necessary Consents............  A-12
2.4            SEC Filings; Financial Statements...........................  A-13
2.5            Absence of Certain Changes or Events........................  A-14
2.6            Taxes.......................................................  A-15
2.7            Intellectual Property.......................................  A-16
2.8            Compliance; Permits.........................................  A-17
2.9            Litigation..................................................  A-18
2.10           Brokers' and Finders' Fees; Fees and Expenses...............  A-18
2.11           Transactions with Affiliates................................  A-18
2.12           Employee Benefit Plans......................................  A-18
2.13           Title to Properties.........................................  A-21
2.14           Environmental Matters.......................................  A-22
2.15           Contracts...................................................  A-22
2.16           Disclosure..................................................  A-24
2.17           Board Approval..............................................  A-24
2.18           Fairness Opinion............................................  A-24
2.19           Takeover Statutes...........................................  A-24
2.20           Non-Competition Agreements..................................  A-24

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB....................  A-25
3.1            Organization; Standing and Power; Charter Documents;
               Subsidiaries................................................  A-25
3.2            Capital Structure...........................................  A-25
3.3            Authority; Non-Contravention; Necessary Consents............  A-26
3.4            SEC Filings; Financial Statements...........................  A-27
3.5            Absence of Certain Changes or Events........................  A-28

                                                                             PAGE
                                                                             ----
3.6            Taxes.......................................................  A-29
3.7            Intellectual Property.......................................  A-30
3.8            Compliance; Permits.........................................  A-31
3.9            Litigation..................................................  A-31
3.10           Brokers' and Finders' Fees..................................  A-31
3.11           Transactions with Affiliates................................  A-31
3.12           Parent Employee Benefit Plans...............................  A-31
3.13           Title to Properties.........................................  A-34
3.14           Environmental Matters.......................................  A-35
3.15           Contracts...................................................  A-35
3.16           Disclosure..................................................  A-37
3.17           Board Approval..............................................  A-37
3.18           Fairness Opinion............................................  A-37
3.19           Rights Plan.................................................  A-37

ARTICLE IV
CONDUCT PRIOR TO THE EFFECTIVE TIME........................................  A-37
4.1            Conduct of Business by the Company..........................  A-37
4.2            Conduct of Business by Parent...............................  A-40

ARTICLE V
ADDITIONAL AGREEMENTS......................................................  A-41
5.1            Prospectus/Proxy Statement; Registration Statement..........  A-41
5.2            Meetings of Stockholders; Board Recommendation..............  A-42
5.3            Acquisition Proposals.......................................  A-43
5.4            Confidentiality; Access to Information; No Modification of
               Representations, Warranties or Covenants....................  A-46
5.5            Public Disclosure...........................................  A-46
5.6            Regulatory Filings; Reasonable Efforts......................  A-46
5.7            Notification of Certain Matters.............................  A-48
5.8            Third-Party Consents........................................  A-48
5.9            Equity Awards and Employee Benefits; Company Warrants.......  A-49
5.10           Form S-8....................................................  A-50
5.11           Indemnification.............................................  A-50
5.12           Nasdaq Listing..............................................  A-51
5.13           Company Affiliates; Restrictive Legend......................  A-51
5.14           Treatment as Reorganization.................................  A-51
5.15           Section 16 Matters..........................................  A-51
5.16           Merger Sub Compliance.......................................  A-51
5.17           Board of Directors..........................................  A-51
5.18           Comfort Letter..............................................  A-51
5.19           Agreements with Respect to Salary...........................  A-52

                                                                             PAGE
                                                                             ----

ARTICLE VI
CONDITIONS TO THE MERGER...................................................  A-52
6.1            Conditions to the Obligations of Each Party to Effect the
               Merger......................................................  A-52
6.2            Additional Conditions to the Obligations of the Company.....  A-53
6.3            Additional Conditions to the Obligations of Parent and
               Merger Sub..................................................  A-53

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER..........................................  A-54
7.1            Termination.................................................  A-54
7.2            Notice of Termination; Effect of Termination................  A-56
7.3            Fees and Expenses...........................................  A-56
7.4            Amendment...................................................  A-57
7.5            Extension; Waiver...........................................  A-57

ARTICLE VIII
GENERAL PROVISIONS.........................................................  A-58
8.1            Non-Survival of Representations and Warranties..............  A-58
8.2            Notices.....................................................  A-58
8.3            Interpretation..............................................  A-59
8.4            Counterparts................................................  A-59
8.5            Entire Agreement; Third-Party Beneficiaries.................  A-59
8.6            Severability................................................  A-60
8.7            Other Remedies; Specific Performance........................  A-60
8.8            Governing Law...............................................  A-60
8.9            Rules of Construction.......................................  A-60
8.10           Assignment..................................................  A-60
8.11           Waiver of Jury Trial........................................  A-60

                                                                  EXECUTION COPY

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of April 23, 2003, by and among ScanSoft, Inc., a Delaware corporation ("PARENT"), Spiderman Acquisition Corporation, a Delaware corporation and direct wholly-owned subsidiary of Parent ("MERGER SUB"), and SpeechWorks International, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

     A. The respective Boards of Directors of Parent, Merger Sub and the Company have deemed it advisable and in the best interests of their respective corporations and stockholders that Parent and the Company consummate the business combination and other transactions provided for herein in order to advance their respective long-term strategic business interests.

     B. The respective Boards of Directors of Parent, Merger Sub and the Company have approved, in accordance with applicable provisions of the laws of the state of Delaware ("DELAWARE LAW"), this Agreement and the transactions contemplated hereby, including the Merger (as defined in Section 1.1).

     C. The Board of Directors of Parent has resolved to recommend to its stockholders approval of the issuance of shares of Parent Common Stock (as defined in Section 1.6(a)) in connection with the Merger (the "STOCK ISSUANCE").

     D. The Board of Directors of the Company has resolved to recommend to its stockholders approval and adoption of this Agreement and approval of the Merger.

     E. Concurrent with the execution and delivery of this Agreement, and as a material inducement for Parent to consummate the Merger, Parent and the Chief Executive Officer of the Company are entering into an employment agreement and an employee proprietary information, inventions and non-competition agreement.

     F. Concurrent with the execution and delivery of this Agreement, and as a material inducement for Parent to consummate the Merger, certain employees of the Company (other than employees set forth in Section 2.20 of the Company Disclosure Letter (as defined herein)) shall continue to be subject to non-competition agreements, each of which shall be effective as of the Effective Time.

     G. Concurrent with the execution and delivery of this Agreement, and as a material inducement for Parent to consummate the Merger, certain stockholders who are executive officers and directors of the Company are executing and delivering voting agreements and irrevocable proxies (the "COMPANY VOTING AGREEMENTS"), substantially in the form attached hereto as Exhibit A-1, to Parent.

     H. Concurrent with the execution and delivery of this Agreement, and as a material inducement for the Company to consummate the Merger, certain stockholders who are executive officers and directors of Parent are executing and delivering voting agreements and irrevocable proxies (the "PARENT VOTING AGREEMENTS"), substantially in the form attached hereto as Exhibit A-2, to the Company.

     I. For United States federal income tax purposes, the parties intend that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into the Company (the "MERGER"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "CERTIFICATE OF MERGER") (the time of such filing with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by the Company and Parent and specified in the Certificate of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as defined below). The closing of the Merger (the "CLOSING") shall take place at the offices of Hale and Dorr LLP, located at 60 State Street, Boston, Massachusetts 02109, at a time and date to be specified by the parties, which shall be not later than the fifth business day after the satisfaction or waiver of the conditions set forth in
Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law.

     1.4 Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation of the Company shall be amended in its entirety in the form attached hereto as Exhibit 1.4 and as so amended shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with Delaware Law and as provided in such Certificate of Incorporation. At the Effective Time, the Bylaws of the Company shall be amended and restated in their entirety to be identical to the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Delaware Law and as provided in such Bylaws.

     1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time, until their respective successors are duly appointed.

     1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of capital stock of the Company, the following shall occur:

          (a) Company Common Stock. Each share of the Common Stock, par value $0.001 per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time, other than any shares of the Company Common Stock to be canceled pursuant to Section 1.6(c), will be canceled and extinguished and automatically converted (subject to Section 1.6(f)) into the right to receive 0.860 of a validly issued, fully paid and nonassessable share (the "EXCHANGE RATIO") of the Common Stock, par value $0.001 per share, of Parent ("PARENT COMMON STOCK") upon surrender of the certificate representing such share of the Company Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9).

          (b) Company Restricted Stock. If any shares of Common Stock are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company ("COMPANY RESTRICTED STOCK") as of the Effective Time, then the shares of Parent Common Stock issued in exchange for such shares of the Company Restricted Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, the Surviving Corporation is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

          (c) Cancellation of Treasury and Parent Owned Stock. Each share of the Company Common Stock held by the Company or Parent or any direct or indirect wholly-owned Subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (d) Capital Stock of Merger Sub. Each share of common stock, par value $0.001, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

          (e) Company Options; Employee Stock Purchase Plan; Company
     Warrants.  At the Effective Time, all Company Options (as defined in
     Section 2.2(b)) shall be treated in accordance with Section 5.9(a). Rights outstanding under the Company's 2000 Employee Stock Purchase Plan (the "COMPANY PURCHASE PLAN") shall be treated as set forth in Section 5.9(b). All warrants to purchase shares of Company Common Stock set forth on
     Schedule 2.2(d) of the Company Disclosure Letter ("COMPANY WARRANTS") shall be treated as set forth in Section 5.9(e).

          (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificate(s) (as defined in Section 1.7(c)), receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of: (i) such fraction, multiplied by (ii) the average closing price of one share of Parent Common Stock for the ten (10) most recent trading days that Parent Common Stock has traded ending on the trading day one day prior to the Effective Time, as reported on The Nasdaq Stock Market, Inc. ("Nasdaq").

          (g) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the appropriate effect of (i) any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock having a record date on or after the date hereof and prior to the Effective Time; and (ii) any change during the period between April 22, 2003 and the Closing Date in the number of issued and outstanding shares of Company Common Stock set forth in Section 2.2(a) other than as a result of the exercise of (A) options or warrants issued and outstanding as of April 22, 2003 or (B) purchase rights of participants in the Company Purchase Plan for up to the aggregate number of shares of Company Common Stock authorized and available for issuance thereunder on April 22, 2003, and as may be increased pursuant to Section 4.1(b)(xiii) hereof or (C) options issuable to Allowable New Hires (as defined in Section 4.1(b)(xviii)).

     1.7 Surrender of Certificates.

     (a) Exchange Agent. Parent shall designate a bank or trust company reasonably satisfactory to the Company to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

     (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall enter into an agreement with the Exchange Agent effective as of the Effective Time, reasonably satisfactory to the

Company, which shall provide that as of the Effective Time Parent shall deposit with the Exchange Agent for exchange in accordance with this Article I, the shares of Parent Common Stock issuable pursuant to Section 1.6(a) in exchange for outstanding shares of the Company Common Stock. In addition, Parent shall deposit with, and make available as necessary from time to time after the Effective Time as needed, cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions which holders of shares of Company Common Stock may be entitled pursuant to
Section 1.7(d). Any cash and Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND."

     (c) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective
Time) of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6(a), cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to
Section 1.7(d): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificates shall be entitled to receive in exchange therefor the number of whole shares of Parent Common Stock (after taking into account all Certificates surrendered by such holder) to which such holder is entitled pursuant to Section 1.6(a), payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the number of whole shares of Parent Common Stock provided for herein and an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

     (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date hereof with respect to Parent Common Stock with a record date after the Effective Time and no payment in lieu of fractional shares pursuant to Section 1.6(f) will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock entitled to thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest (i) promptly after such surrender, the number of whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) and the amount of any such dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

     (e) Transfers of Ownership. If shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Persons (as defined in Section 8.3(c)) requesting such exchange will have paid to Parent or any agent designated by it any transfer or other Taxes (as defined in Section 2.6) required by reason of the issuance of shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

     (f) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of the Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign Tax law or under any other applicable Legal Requirement (as defined in Section 2.2(d)). To the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

     (g) No Liability.  Notwithstanding anything to the contrary in this Section
1.7 and to the extent permitted by applicable law, neither the Exchange Agent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to, or for any such shares (or dividends or distributions with respect thereto) delivered to, a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable to the Company stockholders pursuant to this Article I. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable to the Company stockholders pursuant to this Article I shall promptly be paid to Parent.

     (i) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates six (6) months after the Effective Time shall, at the request of the Surviving Corporation, be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not surrendered such Certificates in compliance with this Section 1.7 shall after such delivery to Surviving Corporation look only to the Surviving Corporation for the shares of Parent Common Stock pursuant to Section 1.6(a), cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d) with respect to the shares of the Company Common Stock formerly represented thereby. To the extent permitted under applicable law, any such portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 2.3(c)) shall become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

     1.8 No Further Ownership Rights in the Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, cash for fractional shares, if any, as may be required pursuant to
Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

     1.11 Further Action. At and after the Effective Time, the officers and directors of Parent and the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company and Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by Company to Parent dated as of the date hereof and certified by a duly authorized executive officer of Company (the "COMPANY DISCLOSURE LETTER"), including to the extent further qualified by the applicable provisions of
Section 8.3(a), as follows:

     2.1 Organization; Standing and Power; Charter Documents; Subsidiaries.

     (a) Organization; Standing and Power. The Company and each of its Subsidiaries (as defined below) (i) is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined in Section 8.3(b)) on the Company. For purposes of this Agreement, "SUBSIDIARY," when used with respect to any party, shall mean any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     (b) Charter Documents.  The Company has delivered or made available to
Parent: (i) a true and correct copy of the Certificate of Incorporation (including any Certificate of Designations) and Bylaws of the Company, each as amended to date (collectively, the "COMPANY CHARTER DOCUMENTS") and (ii) the certificate of incorporation and bylaws, or like organizational documents (collectively, "SUBSIDIARY CHARTER DOCUMENTS"), of each of its Subsidiaries, and each such instrument is in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents and each Subsidiary is not in violation of its respective Subsidiary Charter Documents.

     (c) Subsidiaries. Section 2.1(c) of the Company Disclosure Letter sets forth each Subsidiary of the Company. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, a wholly-owned Subsidiary of the Company, or the Company and another wholly-owned Subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances, options and security interests of any kind or nature whatsoever (collectively, "LIENS"), including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws, except as would not reasonably be expected to have a Material Adverse Effect on the Company or a Material Adverse Effect on such Subsidiary. Other than the Subsidiaries of the Company, neither the Company nor any of its Subsidiaries owns any capital stock of, or other equity or voting interests of any nature in, or any interest convertible, exchangeable or exercisable for, capital stock of, or other equity or voting interests of any nature in, any other Person.

     2.2  Capital Structure.

     (a) Capital Stock.  The authorized capital stock of Company consists of:
(i) 100,000,000 shares of Company Common Stock, par value $0.001 per share and
(ii) 10,000,000 shares of preferred stock, par value $0.001 per share (the "COMPANY PREFERRED STOCK"). At the close of business on April 22, 2003: (i) 33,903,543 shares of Company Common Stock were issued and outstanding, excluding shares of Company Common Stock held by the Company in its treasury, (ii) no shares of Company Common Stock were issued and held by the Company in its treasury, and (iii) no shares of Company Preferred Stock were issued and outstanding, and on the date hereof there has been no change to the number of shares of Company Common Stock issued and outstanding set forth in clause (i) other than pursuant to the exercise of Company Options. No shares of Company Common Stock are owned or held by any Subsidiary of the Company. All of the outstanding shares of capital stock of Company are, and all shares of capital stock of Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights. Section 2.2(a) of the Company Disclosure Letter sets forth each a list of each holder of Company Restricted Stock and (a) the name of the holder of such Company Restricted Stock, (b) the number of shares of Company Restricted Stock held by such holder,
(c) the repurchase price of such Company Restricted Stock, (d) the date on which such Company Restricted Stock was purchased or granted, (e) the applicable vesting schedule pursuant to which the Company's right of repurchase or forfeiture lapses and (f) the extent to which such Company right of repurchase or forfeiture has lapsed as of April 22, 2003. Upon consummation of the Merger,
(A) the shares of Parent Common Stock issued in exchange for any shares of Company Restricted Stock will, without any further act of Parent, Merger Sub, the Company or any other Person, become subject to the restrictions, conditions and other provisions contained in the contract relating to such Company Restricted Stock and (B) Parent will automatically succeed to and become entitled to exercise the Company's rights and remedies under any such contract without modification. There are no commitments or agreements of any character to which the Company is bound obligating Company to waive (in whole or in part) its right of repurchase or forfeiture with respect to any Company Restricted Stock as a result of the Merger (whether alone or upon the occurrence of any additional or subsequent events).

     (b) Stock Options. As of April 22, 2003: (i) an aggregate of 8,002,424 shares of Company Common Stock are subject to issuance pursuant to outstanding options to purchase Company Common Stock ("COMPANY OPTIONS") under the Company's Amended and Restated 1995 Stock Option Plan and the Company's 2000 Employee, Director and Consultant Stock Plan or otherwise (the "COMPANY STOCK PLANS"), and
(ii) 32 shares of Company Common Stock are reserved for future issuance under the Company Purchase Plan. Section 2.2(b) of the Company Disclosure Letter sets forth a list of each outstanding Company Option issued other than pursuant to the Company Purchase Plan, and (a) the particular Company Stock Plan (if any) pursuant to which such Company Option was granted, (b) the name of the holder of such Company Option, (c) the number of shares of Company Common Stock subject to such outstanding Company Option, (d) the exercise price of such Company Option,
(e) the date on which such Company Option was granted, (e) the applicable vesting schedule, and the extent to which such Company Option is vested and exercisable as of April 11, 2003, and (f) the date on which such Company Option expires; and since April 11, 2003 there have been no changes in the information provided pursuant to clauses (a) through (f) except changes resulting from the vesting or exercise of Company Options in accordance with the terms of the applicable Company Stock Plan and option agreement. All shares of Company Common Stock subject to issuance under the Company Stock Plans and the Company Purchase Plan, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Except as otherwise set forth in
Section 2.2(b) of the Company Disclosure Letter, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option or Common Restricted Stock as a result of the Merger (whether alone or upon the occurrence of any additional or subsequent events). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company.

     (c) Voting Debt. No bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is any way based upon or derived from capital or voting stock of the Company, is issued or outstanding as of the date hereof (collectively, "VOTING DEBT").

     (d) Other Securities. Except as otherwise set forth in Section 2.2(d) of the Company Disclosure Letter, as of the date hereof, there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating Company or any of its Subsidiaries to (including on a deferred basis) issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Voting Debt or other voting securities of Company or any of its Subsidiaries, or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking. All outstanding shares of Company Common Stock, all outstanding Company Options, and all outstanding shares of capital stock of each Subsidiary of Company have been issued and granted in compliance in all material respects with (i) all applicable securities laws and all other applicable Legal Requirements (as defined below) and (ii) all requirements set forth in applicable material Contracts. Except for shares of Company Restricted Stock, there are not any outstanding Contracts of the Company or any of its Subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (ii) dispose of any shares of the capital stock of, or other equity or voting interests in, any of its Subsidiaries. Except as otherwise set forth in Section 2.2(d) of the Company Disclosure Letter, the Company is not a party to any voting agreement with respect to shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries and, to the knowledge of the Company, other than the Company Voting Agreements and the irrevocable proxies granted pursuant to the Company Voting Agreements, there are no irrevocable proxies and no voting agreements, voting trusts, rights plans, anti-takeover plans or registration rights agreements with respect to any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. For purposes of this Agreement, "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, settlement agreement, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect. For purposes of this Agreement, "LEGAL REQUIREMENTS" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

     2.3 Authority; Non-Contravention; Necessary Consents.

     (a) Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the approval and adoption of this Agreement and the approval of the Merger by the Company's stockholders and the filing of the

Certificate of Merger pursuant to Delaware Law. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock to approve and adopt this Agreement and approve the Merger is the only vote of the holders of any class or series of Company capital stock necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (b) Non-Contravention. The execution and delivery of this Agreement by the Company does not, and performance of this Agreement by the Company and the consummation of the Merger and the transactions contemplated hereby will not:
(i) conflict with or violate the Company Charter Documents or any Subsidiary Charter Documents of any Subsidiary of the Company, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by the Company's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.3(c), conflict with or violate any material Legal Requirement applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any Company Material Contract (as defined in Section 2.15). Section 2.3(b) of the Company Disclosure Letter lists all consents, waivers and approvals under any of the Company's or any of its Subsidiaries' Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate are not obtained, would result in a material loss of benefits to the Company, Parent or the Surviving Corporation as a result of the Merger.

     (c) Necessary Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "GOVERNMENTAL ENTITY") is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company and/or Parent are qualified to do business,
(ii) the filing of the Prospectus/Proxy Statement (as defined in Section 2.16) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the effectiveness of the Registration Statement (as defined in Section 2.16), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities or "blue sky" laws and the securities laws of any foreign country, and (v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to the Company or Parent or materially adversely affect the ability of the parties hereto to consummate the Merger within the time frame in which the Merger would otherwise be consummated in the absence of the need for such consent, approval, order, authorization, registration, declaration or filings. The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in (i) through
(iv) are referred to herein as the "NECESSARY CONSENTS."

     2.4 SEC Filings; Financial Statements.

     (a) SEC Filings. The Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since January 1, 2002. The Company has made available to Parent all such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including those that the Company may file subsequent to the date hereof until the Effective Time) are referred to herein as the "COMPANY SEC REPORTS." As of their respective dates, the Company SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "COMPANY FINANCIALS"), including each Company SEC Report filed after the date hereof until the Closing: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of the Company operations and cash flows for the periods indicated. The balance sheet of the Company contained in the Company SEC Reports as of December 31, 2002 is hereinafter referred to as the "COMPANY BALANCE SHEET." Except as disclosed in the Company Financials, since the date of the Company Balance Sheet, neither Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a consolidated balance sheet or in the related notes to the consolidated financial statement prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, other than liabilities incurred (i) in the ordinary course of business consistent with past practices or (ii) in connection with the performance by the Company of its obligations under this Agreement and the transactions contemplated herein.

     2.5 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet through the date hereof each of the Company and its Subsidiaries has conducted its respective business only in the ordinary course of business consistent with past practice and there has not been: (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its Subsidiaries' capital stock, or any purchase, redemption or other acquisition by the Company or any of its Subsidiaries of any of the Company's capital stock or any other securities of the Company or its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from Company Employees or independent contractors following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of the Company's or any of its Subsidiaries' capital stock, (iv) any granting by the Company or any of its Subsidiaries of any increase in compensation or fringe benefits, except for increases of cash compensation (other than to directors or executive officers of the Company) in the ordinary course of business consistent with past practice, or any payment by the Company or any of its Subsidiaries of any bonus, except for bonuses (other than to directors or executive officers of the Company) made in the ordinary course of business consistent with past practice, or any granting by the Company or any of its Subsidiaries of any increase in severance or termination pay or any entry by the Company or any of its Subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company or any of its Subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property (as defined in Section 2.7(h)) other than licenses, distribution agreements, advertising agreements, sponsorship agreements, or merchant program agreements entered into in the ordinary course of business consistent with past practice, (vi) any amendment or consent with respect to any Company Material Contract in effect since the date of the Company Balance Sheet other than statements of work or similar amendments to such Company Material Contracts in the ordinary course of business consistent with past practice, (vii) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or by the SEC,
(viii) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice, (ix) any communication from Nasdaq with respect to the delisting of the Company Common Stock, (x) any cancellation by the Company or any of its Subsidiaries of any debts or waiver of any claims or rights of material value, (xi) any sale, transfer or other disposition outside of the ordinary course of business of any properties or assets (real, personal or mixed, tangible or intangible) by the Company or any of its Subsidiaries, or
(xii) any agreement, whether in writing or otherwise, to take any action described in this section by the Company or any of its Subsidiaries.

     2.6 Taxes.

     (a) Definition. For the purposes of this Agreement, the term "TAX" or, collectively, "TAXES" shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities in the nature of taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

     (b) Tax Returns and Audits.

     (i) The Company and each of its Subsidiaries have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports and any amendments thereto ("TAX RETURNS") relating to any and all Taxes concerning or attributable to the Company, its Subsidiaries or their respective operations and such Tax Returns are true and correct and have been completed in accordance with applicable law.

     (ii) The Company and each of its Subsidiaries have timely paid to the appropriate Taxing authority all Taxes and any other amounts required to be paid or withheld.

     (iii) Neither the Company nor any of its Subsidiaries has been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

     (iv) No audit or other examination of any Tax Return of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified of any request for such an audit or other examination.

     (v) Neither the Company nor any of its Subsidiaries has any liabilities for unpaid Taxes which have not been accrued or reserved on the Company Balance Sheet in accordance with GAAP, and neither the Company nor any of its Subsidiaries has incurred any liability for Taxes since the date of the Company Balance Sheet other than in the ordinary course of business.

     (vi) The Company has made available to Parent or its legal counsel, copies of all Tax Returns for the Company and each of its Subsidiaries filed for all periods since inception.

     (vii) There are no Liens on the assets of the Company or any of its Subsidiaries relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable. There is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien for Taxes on the assets of the Company or any of its Subsidiaries.

     (viii) None of the assets of the Company or any of its Subsidiaries is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

     (ix) Neither the Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

     (x) Neither the Company nor any of its Subsidiaries is, nor has been at any time, a "United States Real Property Holding Corporation" within the meaning of
Section 897(c)(2) of the Code.

     (xi) No adjustment relating to any Tax Return filed by the Company or any of its Subsidiaries has been proposed formally or, to the knowledge of the Company or any of its Subsidiaries, informally by any tax authority to the Company, any of its Subsidiaries or any representative thereof.

     (xii) Neither the Company nor any of its Subsidiaries has (a) ever been a member of an affiliated group (within the meaning of Code sec. 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (b) ever been a party to any Tax sharing, indemnification or allocation agreement, nor does the Company or any of its Subsidiaries owe any amount under any such agreement, (c) any liability for the Taxes of any person (other than Company or any of its Subsidiaries) under Treas. Reg. sec. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise and (d) ever been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

     (xiii) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     2.7 Intellectual Property. Except as set forth in Section 2.7 of the Company Disclosure Letter:

          (a) To the knowledge of the Company the operation of the business of the Company and each of its Subsidiaries, including their products and services, does not infringe or misappropriate in any material respect the Intellectual Property (defined below) of any third party or constitute unfair competition or unfair trade practices under the laws of any jurisdiction. The Company and its Subsidiaries own or possess sufficient rights to all material Intellectual Property used in their businesses and all Intellectual Property necessary for the operation of their businesses.

          (b) As of the date hereof and, except as will not have a Material Adverse Effect on or after the Closing Date, neither Company nor any of its Subsidiaries have received or will have received any written notice from any third party, and, to the knowledge of Company, there is and will be no other assertion or pending threat from any third party, that the operation of the business of Company or any of its Subsidiaries, or any of their products or services, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or unfair trade practices under the laws of any jurisdiction. As of the date hereof and, except as will not have a Material Adverse Effect, on the Closing Date, neither Company nor any its Subsidiaries have brought or will have brought, or have been or will have been, a party to any suits, arbitrations or other adversarial proceedings with respect to a third party's Intellectual Property that remain unresolved.

          (c) To the knowledge of the Company, as of the date hereof, no person is infringing or misappropriating any material Intellectual Property owned or exclusively licensed by the Company or any of its Subsidiaries. Neither the Company nor any its Subsidiaries have brought or have been a party to any suits, arbitrations or other adversarial proceedings with respect to their Intellectual Property against any third party that remain unresolved.

          (d) The Company and its Subsidiaries are not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, which restricts or impairs the use of any of their Intellectual Property. The Intellectual Property owned or exclusively licensed by the Company is free and clear of any Liens.

          (e) The Company and each of its Subsidiaries are in material compliance with, and have not materially breached any term of any contracts, licenses or other agreements in which the Company and its Subsidiaries have granted or received any Intellectual Property ("COMPANY IP AGREEMENTS"). To the knowledge of the Company, all third parties to such Company IP Agreements are in compliance in all material respects with, and have not materially breached, any of their terms.

          (f) The Merger will not result in the termination or breach of any Company IP Agreements, or any material loss or change in the rights or obligations of the Company or its Subsidiaries or any third party to such Company IP Agreements. The Merger will not result in the obligation for the Company or its Subsidiaries to pay any consideration, royalties or other amounts to any third party in excess of those amounts otherwise owed by the Company or its Subsidiaries immediately prior to the Merger.

          (g) The Merger will not result in: (i) Parent or its Subsidiaries (other than Merger Sub, but only to the extent existing prior to the Merger) being bound by any material non-compete, material exclusivity obligation or other material restriction on the operation of any business of the Company or its Subsidiaries, including any of their products or services, or (ii) Parent or its Subsidiaries (other than Merger Sub, but only to the extent existing prior to the Merger) granting to any third party any rights or licenses to any material Intellectual Property of Parent or any affiliate of Parent (including without limitation a covenant not to sue) pursuant to any agreements or obligations of the Company or its Subsidiaries.

          (h) "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (c) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (d) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (e) domain names, uniform resource locators, and other names and locators associated with the Internet, (f) all computer software, including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (g) all industrial designs and any registrations and applications therefor throughout the world; (h) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (i) all databases and data collections and all rights therein throughout the world; (j) all moral and economic rights of authors and inventors, however denominated, throughout the world, and
     (k) any similar or equivalent rights to any of the foregoing anywhere in the world.

     2.8 Compliance; Permits.

     (a) Compliance. Neither the Company nor any of its Subsidiaries is, in any material respect, in conflict with, or in default or in violation of any Legal Requirement applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is, or the Company believes is reasonably likely to be, bound or affected, except, in each case, or in the aggregate, for conflicts, violations and defaults that would not have a Material Adverse Effect on the Company. As of the date hereof, no investigation or review by any Governmental Entity is pending or, to the knowledge of the Company, has been threatened in a writing delivered to the Company or any of its Subsidiaries, against the Company or any of its Subsidiaries other than as contemplated by this Agreement. There is no judgment, injunction, order or decree binding upon the Company or any of its

Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company and its Subsidiaries as currently conducted, except as would not have a Material Adverse Effect on the Company.

     (b) Permits. The Company and its Subsidiaries hold, to the extent legally required, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders, authorizations and approvals from Governmental Entities ("PERMITS") that are required for the operation of the business of the Company (collectively, "COMPANY PERMITS"), except where the failure to hold such Permits would not have a Material Adverse Effect on the Company. As of the date hereof, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. The Company and its Subsidiaries are in compliance in all material respects with the terms of the Company Permits.

     2.9 Litigation. As of the date hereof and, except as will not have a Material Adverse Effect on or after the Closing Date, there are and will be no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

     2.10 Brokers' and Finders' Fees; Fees and Expenses. Except for fees payable to Morgan Stanley & Co. Incorporated pursuant to an engagement letter dated October 15, 2002, a copy of which has been provided to Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, and the Company has not entered into any indemnification agreement or arrangement with any Person in connection with this Agreement and the transactions contemplated hereby. An itemized good faith estimate of the fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other Person retained by the Company in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred by the Company in connection with this Agreement and the transactions contemplated hereby (including any agreement or understanding with respect to such agreement or understanding, whether written or oral) is set forth in Section 2.10 of the Company Disclosure Letter, and all such fees are, and shall be, reasonable and customary in nature.

     2.11 Transactions with Affiliates. Except as set forth in the Company SEC Reports, since the date of the Company's last proxy statement filed with the SEC, no event has occurred as of the date hereof that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 2.11 of the Company Disclosure Letter identifies each Person who is an "affiliate" (as that term is used in Rule 145 promulgated under the Securities Act) of the Company as of the date hereof.

     2.12 Employee Benefit Plans.

     (a) Schedule. Except with respect to plans such as workers' compensation which are required by law, Section 2.12(a) of the Company Disclosure Letter contains an accurate and complete list of (i) each plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been, within the past three years, maintained, contributed to, or required to be contributed to, by the Company or any Subsidiary of the Company or any other person or entity under common control with the Company or any Subsidiaries within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations issued thereunder (each a "COMPANY ERISA AFFILIATE") for the benefit of any current or former or retired employee, consultant or director of the Company or any Company ERISA Affiliate (each a "COMPANY EMPLOYEE"), or with respect to which the Company or any Company ERISA Affiliate has or may have any liability or obligation (collectively, the "COMPANY EMPLOYEE PLANS"), and (ii) each employment, severance or consulting agreement between the Company or any Company ERISA Affiliate and any Company Employee (each a "COMPANY

EMPLOYEE AGREEMENT"), except to the extent a Company Employee Agreement provides for "at-will" employment and does not provide for severance payments or benefits. Neither the Company nor any Company ERISA Affiliate has any plan or commitment to establish any new Company Employee Plan or Company Employee Agreement, to modify any Company Employee Plan or Company Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan or Company Employee Agreement, except, in each case, or in the aggregate, as would not result in material liability to the Company or its Subsidiaries.

     (b) Documents. The Company has provided or made available to Parent correct and complete copies of: (i) all documents embodying each Company Employee Plan and each Company Employee Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters; (vii) all material correspondence to or from any governmental agency in the past three years relating to any Company Employee Plan; (viii) discrimination tests for each Company Employee Plan for the last plan year ending prior to the Closing Date, to the extent applicable; (ix) all prospectuses prepared in connection with each Company Employee Plan; and (x) visa and work permit information with respect to the current Company Employees; provided that the Company may limit any information under this Section 2.12 as required by law, treaty rule or regulation of any Governmental Entity applicable to the Company or its Subsidiaries to restrict or prohibit access to such information.

     (c) Employee Plan Compliance. The Company and its Company ERISA Affiliates have performed in all material respects all obligations required to be performed by them under, are not in material default or violation of, and have no knowledge of any default or violation by any other party to, each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Except as set forth in Section 2.12(c) of the Company Disclosure Letter, any Company Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either applied for, prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements, or obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination. For each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code there has been no event, condition or circumstance that has adversely affected or is, in any material respect, likely to adversely affect such qualified status. Except, in each case, or in the aggregate, as would not result in material liability to the Company or its Subsidiaries: (i) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (ii) neither the Company nor any Company ERISA Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under
Section 502(i) of ERISA or Sections 4975 through 4980 of the Code; and (iii) the Company and each Company ERISA Affiliate have timely made all contributions and other payments required by and due under the terms of each Company Employee Plan. There are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Except to the extent limited by applicable law, each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, Company or any of its Company ERISA Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Company ERISA Affiliates, threatened by the IRS or the Department of Labor ("DOL"), or any other Governmental Entity with respect to any Company Employee Plan.

     (d) No Pension or Welfare Plans. Neither the Company nor any Company ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA ("PENSION PLAN") and is subject to Title IV of ERISA or Section 412 of the Code, (ii) Pension Plan which is a "multiemployer plan," as defined in Section 3(37) of ERISA, (iii) "multiple employer plan" as defined in ERISA or the Code, or (iv) a "funded welfare plan" within the meaning of Section 419 of the Code. No Company Employee Plan provides health benefits that are not fully insured through an insurance contract except as set forth in Section 2.12(d) of the Company Disclosure Letter.

     (e) No Post-Employment Obligations. Except as set forth in Section 2.12(e) of the Company Disclosure Letter, no Company Employee Plan currently provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and neither the Company nor any Company ERISA Affiliate has any liability to provide post-termination or retiree welfare benefits to any person or ever represented, promised or contracted (other than in written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with post-termination or retiree welfare benefits, except to the extent required by statute. As used in this Agreement, "COBRA"shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

     (f) Health Care Compliance. Neither the Company nor any Company ERISA Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

     (g) Executive Loans. Neither the Company nor any Company ERISA Affiliate has violated Section 402 of Sarbanes-Oxley Act of 2002 and the execution of this Agreement and the consummation of the transactions contemplated hereby will not, to the knowledge of the Company, cause such a violation.

     (h) Effect of Transaction.

     (i) Except as set forth in Section 2.12(h)(i) of the Company Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of an individual's termination of employment within one year prior to or three years following the transactions contemplated hereby), constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

     (ii) Except as set forth in Section 2.12(h)(ii) of the Company Disclosure Letter, no payment or benefit which will or may be made by the Company or its Company ERISA Affiliates with respect to any Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code. There is no contract, agreement, plan or arrangement to which Company or any of its Company ERISA Affiliates is a party or by which it is bound to compensate any Employee for excise taxes paid pursuant to Section 4999 of the Code.

     (i) Employment Matters. The Company: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; and
(ii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no claims or actions against the Company under any worker's compensation policy or long-term disability policy except as set forth in Section 2.12(i) of the Company Disclosure Letter. Neither the Company nor any Company ERISA Affiliate has or reasonably anticipates any direct or indirect material liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

     (j) Labor. No work stoppage or labor strike against the Company or any Company ERISA Affiliate is pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Section 2.12(j) of the Company Disclosure Letter, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Section 2.12(j) of the Company Disclosure Letter, the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated with respect to Employees. Neither the Company nor any of its Subsidiaries have incurred any material liability or material obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local law which remains unsatisfied.

     (k) International Employee Plan. Each Company Employee Plan that has been adopted or maintained by the Company or any Company ERISA Affiliate, whether informally or formally, or with respect to which the Company or any Company ERISA Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States (each a "COMPANY INTERNATIONAL EMPLOYEE PLAN") has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Company International Employee Plan. Furthermore, no Company International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Parent from terminating or amending any Company International Employee Plan at any time for any reason without liability to the Company or its Company ERISA Affiliates (other than ordinary administration expenses or routine claims for benefits).

     2.13 Title to Properties.

     (a) Properties. Neither Company nor any of its Subsidiaries owns any real property. Section 2.13 of the Company Disclosure Letter sets forth a list of all real property currently leased by the Company or any of its Subsidiaries, the name of the lessor, the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or material event of default (or event which with notice or lapse of time, or both, would constitute a material default).

     (b) Valid Title. The Company and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens except for Liens imposed by law in respect of obligations not yet due which are owed in respect of taxes, except for such

Liens which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.14 Environmental Matters.

     (a) Hazardous Material. Except as would not result in a Material Adverse Effect on the Company or its Subsidiaries, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies, (a "HAZARDOUS MATERIAL") are present, as a result of the actions of the Company or any of its Subsidiaries or any affiliate of the Company, or, to the knowledge of the Company, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its Subsidiaries has at any time owned, operated, occupied or leased.

     (b) Hazardous Materials Activities. Except as would not result in a Material Adverse Effect on the Company: (i) neither the Company nor any of its Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date and (ii) neither the Company nor any of its Subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively, "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

     2.15 Contracts.

     (a) Material Contracts. For purposes of this Agreement, "COMPANY MATERIAL CONTRACT" shall mean:

          (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries;

          (ii) any employment or consulting Contract with any executive officer or other employee of the Company or member of the Company's Board of Directors earning an annual salary in excess of the lowest annual base salary reported in the Company's most recent annual report on Form 10-K or definitive proxy statement for any of the Company's "named executive officers," as such term is defined in Item 402(a)(3) of Regulation S-K of the SEC, other than those that are terminable by the Company or any of its Subsidiaries on no more than thirty (30) days notice without liability or financial obligation to the Company;

          (iii) any Contract or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (iv) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of services or hardware or software products in the ordinary course of business;

          (v) any Contract containing any covenant (A) limiting in any respect the right of the Company or any of its Subsidiaries to engage in any line of business, to make use of any Intellectual Property or compete with any Person in any line of business or to compete with any person, (B) granting any exclusive rights, or (C) otherwise prohibiting or limiting the right of the Company and its

     Subsidiaries to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or subassemblies;

          (vi) any Contract relating to the disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company or any of its Subsidiaries has any material ownership interest in any other Person or other business enterprise other than the Company's Subsidiaries;

          (vii) any dealer, distributor, joint marketing or development agreement, under which the Company or any of its Subsidiaries have continuing obligations or costs in excess of $100,000 per year, to jointly market any product, technology or service, and which may not be canceled without penalty upon notice of ninety (90) days or less; or any agreement pursuant to which the Company or any of its Subsidiaries have continuing obligations to jointly develop any Intellectual Property that will not be owned, in whole or in part, by the Company or any of its Subsidiaries;

          (viii) any Contract to provide source code to any third party for any product or technology that is material to the Company and its Subsidiaries taken as a whole;

          (ix) any Contract (A) containing any support or maintenance obligation on the part of the Company or any of its Subsidiaries outside of the ordinary course of business consistent with past practice or (B) containing any service obligation or cost on the part of the Company or any of its Subsidiaries in excess of $100,000, other than those obligations that are terminable by the Company or any of its Subsidiaries on no more than thirty
     (30) days notice without liability or financial obligation to the Company or its Subsidiaries;

          (x) any Contract to license any third party to manufacture or reproduce any of the Company's products, services or technology or any Contract to sell or distribute any of the Company's products, services or technology, except (A) agreements with distributors or sales representatives in the ordinary course of business consistent with past practice, or (B) agreements allowing internal backup copies made or to be made by end-user customers in the ordinary course of business consistent with past practice;

          (xi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, other than accounts receivables and payables in the ordinary course of business;

          (xii) (A) any settlement agreement entered into within five (5) years prior to the date of this Agreement relating to Intellectual Property, and
     (B) any settlement agreement not relating to Intellectual Property entered into within two (2) years prior to the date of this Agreement, other than
     (I) releases immaterial in nature or amount entered into with former employees or independent contractors of the Company in the ordinary course of business consistent with past practice in connection with the routine cessation of such employee's or independent contractor's employment with the Company or (II) settlement agreements for cash only (which has been paid) and does not exceed $20,000 as to such settlement;

          (xiii) any other agreement, contract or commitment that has a value of $250,000 or more in any individual case not described in clauses (i) through (xii) above;

          (xiv) any Company IP Agreement; or

          (xv) any Contract, or group of Contracts with a Person (or group of affiliated Persons), the termination or breach of which would be reasonably expected to have a material adverse effect on any material division or business unit or other material operating group of product or service offerings of the Company or otherwise have a Material Adverse Effect on the Company.

     (b) Schedule. Section 2.15(b) of the Company Disclosure Letter sets forth a list of all Company Material Contracts to which the Company or any of its Subsidiaries is a party or is bound by as of the date hereof which are described in Sections 2.15(a)(i) through 2.15(a)(xiii) and 2.15(a)(xv) hereof.

     (c) No Breach. All Company Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. To the knowledge of the Company, neither the Company nor any of its Subsidiaries are in breach of any material provision of a Company Material Contract.

     2.16 Disclosure. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the registration statement on Form S-4 (or similar successor form) to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock pursuant to the Merger (including amendments or supplements thereto) (the "REGISTRATION STATEMENT") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement to be filed with the SEC as part of the Registration Statement (the "PROSPECTUS/PROXY STATEMENT"), will, at the time the Prospectus/ Proxy Statement is mailed to the stockholders of the Company, at the time of the Company Stockholders' Meeting (as defined in Section 5.2(a)) or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein about Parent supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Prospectus/Proxy Statement.

     2.17 Board Approval. The Board of Directors of the Company has, by resolutions duly adopted by unanimous vote at a meeting of all Directors duly called and held and not subsequently rescinded or modified in any way (the "COMPANY BOARD APPROVAL") (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and declared this Agreement and the Merger to be advisable, (ii) approved this Agreement and the transactions contemplated thereby, including the Merger, and (iii) recommended that the stockholders of the Company approve and adopt this Agreement and approve the Merger and directed that such matter be submitted to the Company's stockholders at the Company Stockholders' Meeting.

     2.18 Fairness Opinion. The Company's Board of Directors has received a written opinion from Morgan Stanley & Co. Incorporated, dated as of April 23, 2003, in customary form to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the Company stockholders, and has delivered to Parent a copy of such opinion.

     2.19 Takeover Statutes. The Board of Directors of the Company has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in such Section 203), and any other similar Legal Requirement, will not apply to Parent during the pendency of this Agreement, including the execution, delivery or performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

     2.20 Non-Competition Agreements. Except as set forth in Section 2.20 of the Company Disclosure Letter, each Company Employee has entered into a non-competition agreement with the Company (the "NON-COMPETITION AGREEMENTS"). Each Non-Competition Agreement is in substantially the form of one of the three standard form agreements provided to Parent, is enforceable by the Company on the date hereof (except as otherwise limited by applicable law or public policy) and shall be enforceable by each of the Company and Parent immediately following the Merger to the full extent enforceable by the Company immediately prior to the Merger.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by Parent and Merger Sub to the Company dated as of the date hereof and certified by a duly authorized executive officer of each of Parent and Merger Sub (the "PARENT DISCLOSURE LETTER"), including to the extent further qualified by the applicable provisions of Section 8.3(a), as follows:

     3.1 Organization; Standing and Power; Charter Documents; Subsidiaries.

     (a) Organization; Standing and Power.  Parent and each of its Subsidiaries
(i) is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and
(iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

     (b) Charter Documents. Parent has delivered or made available to the Company (i) a true and correct copy of the Certificate of Incorporation (including any Certificate of Designations) and Bylaws of Parent, each as amended to date (collectively, the "PARENT CHARTER DOCUMENTS") and (ii) the Subsidiary Charter Documents of each of its Significant Subsidiaries (as defined in Rule 1.02 of Regulation of S-X of the SEC), and each such instrument is in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents and each Significant Subsidiary of Parent is not in violation of its respective Subsidiary Charter Documents.

     (c) Subsidiaries. Exhibit 21 to Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 includes all the Subsidiaries of Parent which are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned by Parent, a wholly-owned Subsidiary of Parent, or Parent and another wholly-owned Subsidiary of Parent, free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws, except as would not reasonably be expected to have a Material Adverse Effect on Parent or a Material Adverse Effect on such Subsidiary. Other than the Subsidiaries of Parent, neither Parent nor any of its Subsidiaries owns any capital stock of, or other equity or voting interests of any nature in, or any interest convertible, exchangeable or exercisable for, capital stock of, or other equity or voting interests of any nature in, any other Person.

     3.2 Capital Structure.

     (a) Capital Stock. The authorized capital stock of Parent consists of: (i) 140,000,000 shares of Parent Common Stock, par value $0.001 per share and (ii) 40,000,000 shares of preferred stock, par value $0.001 per share, of which 100,000 shares have been designated as Series A Preferred Stock (the "PARENT SERIES A PREFERRED STOCK"), all of which will be reserved for issuance upon exercise of preferred stock purchase rights (the "PARENT RIGHTS") issuable pursuant to the Preferred Shares Rights Agreement dated as of October 23, 1996 by and between Parent and U.S. Stock Transfer Corporation (the "PARENT RIGHTS AGREEMENT"), a true and complete copy of which is filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission on October 31, 1996, and of which 15,000,000 shares have been designated as Series B Preferred Stock (the "PARENT SERIES B PREFERRED STOCK," and together with the Parent Series A Preferred Stock, the "PARENT PREFERRED STOCK"). At the close of business on April 22, 2003: (i) 65,722,922 shares of Parent Common Stock were issued and outstanding, excluding shares of Parent Common Stock held by Parent in its treasury, (ii) 2,117,378 shares of Parent Common Stock were issued and held by Parent in its treasury, (iii) no shares of Parent Series A Preferred Stock were issued and outstanding and (iv) 3,562,238 shares of Parent Series B Preferred Stock were issued and outstanding, and on the date hereof there has been no change to the number of shares of Parent Common Stock issued and outstanding set forth in clause (i) other than pursuant to the exercise of Parent Options. No shares of Parent Common Stock are owned or held by any Subsidiary of Parent. All of the outstanding shares of capital stock of Parent are, and all shares of capital stock of Parent which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights.

     (b) Stock Options. As of April 22, 2003: (i) an aggregate of 16,223,144 shares of Parent Common Stock are subject to issuance pursuant to outstanding options to purchase Parent Common Stock ("PARENT OPTIONS") under the stock option, stock award, stock appreciation or phantom stock plans of Parent (the "PARENT STOCK OPTION PLANS"), and (ii) 2,158,264 shares of Parent Common Stock are reserved for future issuance under the Parent Stock Option Plans. All shares of Parent Common Stock subject to issuance under the Parent Stock Option Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Except as otherwise set forth in
Section 3.2 of the Parent Disclosure Letter, there are no commitments or agreements of any character to which Parent is bound obligating Parent to accelerate the vesting of any Parent Option as a result of the Merger (whether alone or upon the occurrence of any additional or subsequent events). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Parent.

     (c) Voting Debt. No Voting Debt of Parent is issued or outstanding as of the date hereof.

     (d) Other Securities. Except as otherwise set forth in Section 3.2 of the Parent Disclosure Letter, as of the date hereof, there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to (including on a deferred basis) issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Voting Debt or other voting securities of Parent or any of its Subsidiaries, or obligating Parent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking. All outstanding shares of Parent Common Stock, all outstanding Parent Options, and all outstanding shares of capital stock of each Subsidiary of Parent have been issued and granted in compliance in all material respects with (i) all applicable securities laws and all other applicable Legal Requirements and (ii) all requirements set forth in applicable material Contracts.

     (e) Merger Sub Capital Stock. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, of which 1,000 shares are issued and outstanding. Parent is the sole stockholder of Merger Sub and is the legal and beneficial owner of all 1,000 issued and outstanding shares. Merger Sub was formed by counsel to Parent at the direction of Parent on April 21, 2003, solely for purposes of effecting the Merger and the other transactions contemplated hereby. Except as contemplated by this Agreement, Merger Sub does not hold, nor has it held, any material assets or incurred any material liabilities nor has Merger Sub carried on any business activities other than in connection with the Merger and the transactions contemplated by this Agreement. All of the outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued, and are fully paid and nonassessable and not subject to any preemptive rights.

     3.3 Authority; Non-Contravention; Necessary Consents.

     (a) Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to (i) the approval of the Stock Issuance by the Parent's stockholders as required under the rules of Nasdaq, and (ii) the approval and adoption of this Agreement and the approval of the Merger by Parent as Merger Sub's sole stockholder and the filing of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the valid and binding obligation of Parent, enforceable against Parent and Merger Sub in accordance with its terms.

     (b) Non-Contravention. The execution and delivery of this Agreement by Parent and Merger Sub does not, and performance of this Agreement by Parent and the consummation of the Merger and the transactions contemplated hereby will not: (i) conflict with or violate the Parent Charter Documents, the certificate of incorporation or bylaws of Merger Sub or any other Subsidiary Charter Documents of any Subsidiary of Parent, (ii) subject to compliance with the requirements set forth in Section 3.3(c), conflict with or violate any material Legal Requirement applicable to Parent, Merger Sub or any of Parent's other Subsidiaries or by which Parent, Merger Sub or any of Parent's other Subsidiaries or any of their respective properties is bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any Parent Material Contract (as defined in Section 3.15). Section 3.3(b) of the Parent Disclosure Letter lists all consents, waivers and approvals under any of Parent's or any of its Subsidiaries' Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate are not obtained, would result in a material loss of benefits to the Company, Parent or the Surviving Corporation as a result of the Merger.

     (c) Necessary Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by Parent in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby, except for (i) the Necessary Consents and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Parent, Merger Sub or the Company or materially adversely affect the ability of the parties hereto to consummate the Merger within the time frame in which the Merger would otherwise be consummated in the absence of the need for such consent, approval, order, authorization, registration, declaration or filings.

     3.4 SEC Filings; Financial Statements.

     (a) SEC Filings. Parent has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since January 1, 2002. Parent has made available to the Company all such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including those that Parent may file subsequent to the date hereof until the Effective Time) are referred to herein as the "PARENT SEC REPORTS." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "PARENT FINANCIALS"), including each Parent SEC Report filed after the date hereof until the Closing: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act), and
(iii) fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated. The balance sheet of Parent contained in the Parent SEC Reports as of December 31, 2002 is hereinafter referred to as the "PARENT BALANCE SHEET." Except as disclosed in the Parent Financials, since the date of the Parent Balance Sheet, neither Parent nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a consolidated balance sheet or in the related notes to the consolidated financial statement prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole, other than liabilities incurred (i) in the ordinary course of business consistent with past practices or (ii) in connection with the performance by the Parent or any of its Subsidiaries of their respective obligations under this Agreement and the transactions contemplated herein.

     3.5 Absence of Certain Changes or Events.  Except as otherwise set forth in
Section 3.5 of the Parent Disclosure Letter, since the date of the Parent Balance Sheet through the date hereof Parent has conducted its business only in the ordinary course of business consistent with past practice and there has not been: (i) any Material Adverse Effect on Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its Subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent or any of its Subsidiaries of any of Parent's capital stock or any other securities of Parent or its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from Employees or independent contractors following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Parent's or any of its Subsidiaries' capital stock, (iv) any granting by Parent or any of its Subsidiaries of any increase in compensation or fringe benefits, except for increases of cash compensation (other than to directors or executive officers of Parent) in the ordinary course of business consistent with past practice, or any payment by Parent or any of its Subsidiaries of any bonus, except for bonuses (other than to directors or executive officers of Parent) made in the ordinary course of business consistent with past practice, or any granting by Parent or any of its Subsidiaries of any increase in severance or termination pay or any entry by Parent or any of its Subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby, (v) entry by Parent or any of its Subsidiaries into any licensing or other agreement with regard to the disposition of any material Intellectual Property (as defined in Section 2.7(h)) other than licenses, distribution agreements, advertising agreements, sponsorship agreements or merchant program agreements entered into in the ordinary course of business consistent with past practice, (vi) any amendment or consent with respect to any Parent Material Contract in effect since the date of the Parent Balance Sheet other than statements of work or similar amendments to such Company Material Contracts in the ordinary course of business consistent with past practice, (vii) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or by the SEC, (viii) any material revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice, (ix) any communication from Nasdaq with respect to the delisting of the Parent Common Stock, (x) any cancellation by Parent or any of its Subsidiaries of any debts or waiver of any claims or rights of material value, (xi) any sale, transfer or other disposition outside of the ordinary course of business of any properties or assets (real, personal or mixed, tangible or intangible) by Parent or any of its Subsidiaries, or (xii) any agreement, whether in writing or otherwise, to take any action described in this section by Parent or any of its Subsidiaries.

     3.6 Taxes.

     (a) Tax Returns and Audits. Except as otherwise set forth in Section 3.6(a) of the Parent Disclosure Letter:

          (i) Parent and each of its Subsidiaries have prepared and timely filed all required Tax Returns relating to any and all Taxes concerning or attributable to Parent, its Subsidiaries or their respective operations and such Tax Returns are true and correct and have been completed in accordance with applicable law.

          (ii) Parent and each of its Subsidiaries have timely paid to the appropriate Taxing authority all Taxes and any other amounts required to be paid or withheld.

          (iii) Neither Parent nor any of its Subsidiaries has been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against Parent or any of its Subsidiaries, nor has Parent or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (iv) No audit or other examination of any Tax Return of Parent or any of its Subsidiaries is presently in progress, nor has Parent or any of its Subsidiaries been notified of any request for such an audit or other examination.

          (v) Neither Parent nor any of its Subsidiaries has any liabilities for unpaid Taxes which have not been accrued or reserved on the Parent Balance Sheet in accordance with GAAP, and neither Parent nor any of its Subsidiaries has incurred any liability for Taxes since the date of the Parent Balance Sheet other than in the ordinary course of business.

          (vi) Parent has made available to the Company or its legal counsel, copies of all Tax Returns for Parent and each of its Subsidiaries filed for all periods since inception.

          (vii) There are no Liens on the assets of Parent or any of its Subsidiaries relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable. There is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien for Taxes on the assets of Parent or any of its Subsidiaries.

          (viii) None of the assets of Parent or any of its Subsidiaries is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

          (ix) Neither Parent nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries.

          (x) Neither Parent nor any of its Subsidiaries is, nor has been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

          (xi) No adjustment relating to any Tax Return filed by Parent or any of its Subsidiaries has been proposed formally or, to the knowledge of Parent or any of its Subsidiaries, informally by any tax authority to Parent, any of its Subsidiaries or any representative thereof.

          (xii) Neither Parent nor any of its Subsidiaries has (a) ever been a member of an affiliated group (within the meaning of Code sec. 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent), (b) ever been a party to any Tax sharing, indemnification or allocation agreement, nor does Parent or any of its Subsidiaries owe any amount under any such agreement, (c) any liability for the Taxes of any person (other than Parent or any of its Subsidiaries) under Treas. Reg. sec. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise and
     (d) ever been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

          (xiii) Neither Parent nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under
     Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     3.7 Intellectual Property. Except as set forth in Section 3.7 of the Parent Disclosure Letter:

          (a) To the knowledge of Parent the operation of the business of Parent and each of its Subsidiaries, including their products and services, does not infringe or misappropriate in any material respect the Intellectual Property of any third party or constitute unfair competition or unfair trade practices under the laws of any jurisdiction. Parent and its Subsidiaries own or possess sufficient rights to all material Intellectual Property used in their businesses and all Intellectual Property necessary for the operation of their businesses.

          (b) As of the date hereof and, except as will not have a Material Adverse Effect on or after the Closing Date, neither Parent nor any of its Subsidiaries have received or will have received any written notice from any third party, and, to the knowledge of Parent, there is and will be no other assertion or pending threat from any third party, that the operation of the business of Parent or any of its Subsidiaries, or any of their products or services, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or unfair trade practices under the laws of any jurisdiction. As of the date hereof and, except as will not have a Material Adverse Effect, on the Closing Date, neither Parent nor any its Subsidiaries have brought or will have brought, or have been or will have been, a party to any suits, arbitrations or other adversarial proceedings with respect to a third party's Intellectual Property that remain unresolved.

          (c) To the knowledge of Parent, as of the date hereof, no person is infringing or misappropriating any material Intellectual Property owned or exclusively licensed by Parent or any of its Subsidiaries. Neither Parent nor any its Subsidiaries have brought or have been a party to any suits, arbitrations or other adversarial proceedings with respect to their Intellectual Property against any third party that remain unresolved.

          (d) Parent and its Subsidiaries are not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, which restricts or impairs the use of any of their Intellectual Property. The Intellectual Property owned or exclusively licensed by Parent is free and clear of any Liens.

          (e) Parent and each of its Subsidiaries are in material compliance with, and have not materially breached any term of any contracts, licenses or other agreements in which Parent and its Subsidiaries have granted or received any Intellectual Property ("PARENT IP AGREEMENTS"). To the knowledge of Parent, all third parties to such Parent IP Agreements are in compliance in all material respects with, and have not materially breached, any of their terms.

          (f) The Merger will not result in the termination or breach of any Parent IP Agreements, or any material loss or change in the rights or obligations of Parent or its Subsidiaries or any third party to such Parent IP Agreements. The Merger will not result in the obligation for Parent or its Subsidiaries to pay any consideration, royalties or other amounts to any third party in excess of those amounts otherwise owed by Parent or its Subsidiaries immediately prior to the Merger.

          (g) The Merger will not result in: (i) the Company being bound by any material non-compete, material exclusivity obligation or other material restriction on the operation of any business of Parent or its Subsidiaries, including any of their products or services, or (ii) the Company granting to any third party any rights or licenses to any material Intellectual Property of the Company or any affiliate

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     of the Company (including without limitation a covenant not to sue)
     pursuant to any agreements or obligations of Parent or its Subsidiaries.

     3.8 Compliance; Permits.

     (a) Compliance. Neither Parent nor any of its Subsidiaries is, in any material respect, in conflict with, or in default or in violation of any Legal Requirement applicable to Parent or any of its Subsidiaries or by which Parent or any of its Subsidiaries or any of their respective businesses or properties is, or Parent believes is reasonably likely to be, bound or affected, except, in each case, or in the aggregate, for conflicts, violations and defaults that would not have a Material Adverse Effect on Parent. Except as otherwise set forth in Section 3.8 of the Parent Disclosure Letter, as of the date hereof, no investigation or review by any Governmental Entity is pending or, to the knowledge of Parent, has been threatened in a writing delivered to Parent or any of its Subsidiaries, against Parent or any of its Subsidiaries other than as contemplated by this Agreement. There is no judgment, injunction, order or decree binding upon Parent or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Parent or any of its Subsidiaries, any acquisition of property by Parent or any of its Subsidiaries or the conduct of business by Parent and its Subsidiaries as currently conducted, except as would not have a Material Adverse Effect on Parent.

     (b) Permits. Parent and its Subsidiaries hold, to the extent legally required, all Permits that are required for the operation of the business of Parent (collectively, "PARENT PERMITS"), except where the failure to hold such Permits would not have a Material Adverse Effect on Parent. As of the date hereof, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened. Parent and its Subsidiaries are in compliance in all material respects with the terms of the Parent Permits.

     3.9 Litigation. Except as otherwise set forth in Section 3.9 of the Parent Disclosure Letter, as of the date hereof and, except as will not have a Material Adverse Effect on or after the Closing Date, there are and will be no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

     3.10 Brokers' and Finders' Fees. Except for fees payable to Evercore Partners pursuant to an engagement letter dated March 20, 2003, a copy of which has been provided to the Company, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, and Parent has not entered into any indemnification agreement or arrangement with any Person in connection with this Agreement and the transactions contemplated hereby. An itemized good faith estimate of the fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other Person retained by Parent in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred by Parent in connection with this Agreement and the transactions contemplated hereby (including any agreement or understanding with respect to such agreement or understanding, whether written or oral) is set forth in
Section 3.10 of the Parent Disclosure Letter, and all such fees are, and shall be, reasonable and customary in nature.

     3.11 Transactions with Affiliates. Except as set forth in the Parent SEC Reports, since the date of Parent's last proxy statement filed with the SEC, no event has occurred as of the date hereof that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.
Section 3.11 of the Parent Disclosure Letter identifies each Person who is an "affiliate" (as that term is used in Rule 145 promulgated under the Securities
Act) of Parent as of the date hereof.

     3.12 Parent Employee Benefit Plans.

     (a) Schedule. Except with respect to plans such as workers' compensation which are required by law, Section 3.12(a) of the Parent Disclosure Letter contains an accurate and complete list of (i) each plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been, within the past three years, maintained, contributed to, or required to be contributed to, by Parent or any Subsidiary of Parent or any other person or entity under common control with Parent or any Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder (each a "PARENT ERISA AFFILIATE") for the benefit of any current or former or retired employee, consultant or director of Parent or any Parent ERISA Affiliate (each a "PARENT EMPLOYEE"), or with respect to which Parent or any Parent ERISA Affiliate has or may have any liability or obligation (collectively, the "PARENT EMPLOYEE PLANS"), and (ii) each employment, severance or consulting agreement between Parent or any Parent ERISA Affiliate and any Parent Employee (each a "PARENT EMPLOYEE AGREEMENT"), except to the extent a Parent Employee Agreement provides for "at-will" employment and does not provide for severance payments or benefits. Neither the Company nor any Parent ERISA Affiliate has any plan or commitment to establish any new Parent Employee Plan or Parent Employee Agreement, to modify any Parent Employee Plan or Parent Employee Agreement (except to the extent required by law or to conform any such Parent Employee Plan or Parent Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to the Company in writing, or as required by this Agreement), or to adopt or enter into any Parent Employee Plan or Parent Employee Agreement, except, in each case, or in the aggregate, as would not result in material liability to Parent or its Subsidiaries.

     (b) Documents. Parent has provided or made available to the Company correct and complete copies of: (i) all documents embodying each Parent Employee Plan and each Parent Employee Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Parent Employee Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Parent Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Parent Employee Plan; (iv) if the Parent Employee Plan is funded, the most recent annual and periodic accounting of Parent Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Parent Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters; (vii) all material correspondence to or from any governmental agency in the past three years relating to any Parent Employee Plan; (viii) discrimination tests for each Parent Employee Plan for the last plan year ending prior to the Closing Date, to the extent applicable; (ix) all prospectuses prepared in connection with each Parent Employee Plan; and (x) visa and work permit information with respect to the current Parent Employees; provided that Parent may limit any information under this Section 3.12 as required by law, treaty rule or regulation of any Governmental Entity applicable to Parent or its Subsidiaries to restrict or prohibit access to such information.

     (c) Parent Employee Plan Compliance. Parent and its Parent ERISA Affiliates have performed in all material respects all obligations required to be performed by them under, are not in material default or violation of, and have no knowledge of any default or violation by any other party to, each Parent Employee Plan, and each Parent Employee Plan has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Any Parent Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either applied for, prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements, or obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination. For each Parent Employee Plan that is intended to be qualified under Section 401(a) of the Code there has been no event, condition or circumstance that has adversely affected or is, in any material respect, likely to adversely affect such qualified status. Except, in each case, or in the aggregate, as would not result in material liability to Parent or its Subsidiaries: (i) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Parent Employee Plan; (ii) neither Parent nor any Parent ERISA Affiliate is subject to any penalty or tax with respect to any Parent Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code; and (iii) Parent and each Parent ERISA Affiliate have timely made all contributions and other payments required by and due under the terms of each Parent Employee Plan. There are no actions, suits or claims pending, or, to the knowledge of Parent, threatened or reasonably anticipated (other than routine claims for benefits) against any Parent Employee Plan or against the assets of any Parent Employee Plan. Except to the extent limited by applicable law, each Parent Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to the Company, Parent or any of its Parent ERISA Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the knowledge of Parent or any Parent ERISA Affiliates, threatened by the IRS or DOL, or any other Governmental Entity with respect to any Parent Employee Plan.

     (d) No Pension or Welfare Plans. Neither Parent nor any Parent ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Parent Employee Plan which is a Pension Plan and is subject to Title IV of ERISA or Section 412 of the Code, (ii) Pension Plan which is a "multiemployer plan," as defined in Section 3(37) of ERISA, (iii) "multiple employer plan" as defined in ERISA or the Code, or (iv) a "funded welfare plan" within the meaning of Section 419 of the Code. No Parent Employee Plan provides health benefits that are not fully insured through an insurance contract.

     (e) No Post-Employment Obligations. Except as set forth in Section 3.12(e) of the Parent Disclosure Letter, no Parent Employee Plan currently provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and neither Parent nor any Parent ERISA Affiliate has any liability to provide post-termination or retiree welfare benefits to any person or ever represented, promised or contracted (other than in written form) to any Parent Employee (either individually or to Parent Employees as a group) or any other person that such Parent Employee(s) or other person would be provided with post-termination or retiree welfare benefits, except to the extent required by statute.

     (f) Health Care Compliance. Neither Parent nor any Parent ERISA Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Parent Employees.

     (g) Executive Loans. Neither Parent nor any Parent ERISA Affiliate has violated Section 402 of Sarbanes-Oxley Act of 2002 and the execution of this Agreement and the consummation of the transactions contemplated hereby will not, to the knowledge of Parent, cause such a violation.

     (h) Effect of Transaction.

          (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of an individual's termination of employment within one year prior to or three years following the transactions contemplated hereby), constitute an event under any Parent Employee Plan, Parent Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Parent Employee.

          (ii) No payment or benefit which will or may be made by Parent or its Parent ERISA Affiliates with respect to any Parent Employee will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code. There is no contract, agreement, plan or arrangement to which Parent or any of its Parent ERISA Affiliates is a party or by which it is bound to compensate any Parent Employee for excise taxes paid pursuant to Section 4999 of the Code.

     (i) Employment Matters. Parent: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Parent Employees;
(ii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Parent Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no claims or actions against Parent under any worker's compensation policy or long-term disability policy. Neither Parent nor any Parent ERISA Affiliate has or reasonably anticipates any direct or indirect material liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

     (j) Labor. No work stoppage or labor strike against Parent or any Parent ERISA Affiliate is pending, threatened or reasonably anticipated. Parent does not know of any activities or proceedings of any labor union to organize any Parent Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Parent, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Parent Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Parent. Neither Parent nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Parent is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Parent Employees and no collective bargaining agreement is being negotiated with respect to Parent Employees. Neither Parent nor any of its Subsidiaries have incurred any material liability or material obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local law which remains unsatisfied.

     (k) Parent International Employee Plan. Each Parent Employee Plan that has been adopted or maintained by Parent or any Parent ERISA Affiliate, whether informally or formally, or with respect to which Parent or any Parent ERISA Affiliate will or may have any liability, for the benefit of Parent Employees who perform services outside the United States (each a "PARENT INTERNATIONAL EMPLOYEE PLAN") has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Parent International Employee Plan. Furthermore, no Parent International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Parent or the Company from terminating or amending any Parent International Employee Plan at any time for any reason without liability to Parent or its Parent ERISA Affiliates (other than ordinary administration expenses or routine claims for benefits).

     3.13 Title to Properties.

     (a) Properties. Neither Parent nor any of its Subsidiaries owns any real property. Section 3.13 of the Parent Disclosure Letter sets forth a list of all real property currently leased by Parent or any of its Subsidiaries, the name of the lessor, the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or material event of default (or event which with notice or lapse of time, or both, would constitute a material default).

     (b) Valid Title. Parent and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens except for Liens imposed by law in respect of obligations not yet due which are owed in respect of taxes, except for such Liens which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     3.14 Environmental Matters.

     (a) Hazardous Material. Except as would not result in a Material Adverse Effect on Parent or its Subsidiaries, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be a Hazardous Material are present, as a result of the actions of Parent or any of its Subsidiaries or any affiliate of Parent, or, to the knowledge of Parent, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Parent or any of its Subsidiaries has at any time owned, operated, occupied or leased.

     (b) Hazardous Materials Activities. Except as would not result in a Material Adverse Effect on Parent: (i) neither Parent nor any of its Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date and (ii) neither Parent nor any of its Subsidiaries has conducted any Hazardous Material Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

     3.15 Contracts.

     (a) Material Contracts. For purposes of this Agreement, "PARENT MATERIAL CONTRACT" shall mean:

          (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Parent and its Subsidiaries;

          (ii) any employment or consulting Contract with any executive officer or other employee of Parent or member of Parent's Board of Directors earning an annual salary in excess of the lowest annual base salary reported in Parent's most recent annual report on Form 10-K or definitive proxy statement for any of Parent's "named executive officers," as such term is defined in Item 402(a)(3) of Regulation S-K of the SEC, other than those that are terminable by Parent or any of its Subsidiaries on no more than thirty (30) days notice without liability or financial obligation to Parent;

          (iii) any Contract or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (iv) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of services or hardware or software products in the ordinary course of business;

          (v) any Contract containing any covenant (A) limiting in any respect the right of Parent or any of its Subsidiaries to engage in any line of business, to make use of any Intellectual Property or compete with any Person in any line of business or to compete with any person, (B) granting any exclusive rights, or (C) otherwise prohibiting or limiting the right of Parent and its Subsidiaries to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or subassemblies;

          (vi) any Contract relating to the disposition or acquisition by Parent or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Parent or any of its Subsidiaries has any material ownership interest in any other Person or other business enterprise other than Parent's Subsidiaries;

          (vii) any dealer, distributor, joint marketing or development agreement, under which Parent or any of its Subsidiaries have continuing obligations or costs in excess of $100,000 per year, to jointly market any product, technology or service, and which may not be canceled without penalty upon notice of ninety (90) days or less; or any agreement pursuant to which Parent or any of its Subsidiaries have continuing obligations to jointly develop any Intellectual Property that will not be owned, in whole or in part, by Parent or any of its Subsidiaries;

          (viii) any Contract to provide source code to any third party for any product or technology that is material to Parent and its Subsidiaries taken as a whole;

          (ix) any Contract (A) containing any support or maintenance obligation on the part of Parent or any of its Subsidiaries outside of the ordinary course of business consistent with past practice or (B) containing any service obligation or cost on the part of Parent or any of its Subsidiaries in excess of $100,000, other than those obligations that are terminable by Parent or any of its Subsidiaries on no more than thirty (30) days notice without liability or financial obligation to Parent or its Subsidiaries;

          (x) any Contract to license any third party to manufacture or reproduce any of Parents products, services or technology or any Contract to sell or distribute any of the Parent's products, services or technology, except (A) agreements with distributors or sales representatives in the ordinary course of business consistent with past practice, or (B) agreements allowing internal backup copies made or to be made by end-user customers in the ordinary course of business consistent with past practice;

          (xi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, other than accounts receivables and payables in the ordinary course of business;

          (xii) (A) any settlement agreement entered into within five (5) years prior to the date of this Agreement relating to Intellectual Property, and
     (B) any settlement agreement not relating to Intellectual Property entered into within two (2) years prior to the date of this Agreement, other than
     (I) releases immaterial in nature and amount entered into with former employees or independent contractors of Parent in the ordinary course of business consistent with past practice in connection with the routine termination of such employee's or independent contractor's employment with Parent and (II) settlement agreements under which Parent's obligations do not exceed $20,000 in the aggregate under any single agreement;

          (xiii) any other agreement, contract or commitment that has a value of $600,000 or more in any individual case not described in clauses (i) through (xii) above;

          (xiv) any Parent IP Agreement; or

          (xv) any Contract, or group of Contracts with a Person (or group of affiliated Persons), the termination or breach of which would be reasonably expected to have a material adverse effect on any material division or business unit or other material operating group of product or service offerings of Parent or otherwise have a Material Adverse Effect on Parent.

     (b) Schedule. Section 3.15(b) of the Parent Disclosure Letter sets forth a list of all contracts to which Parent or any of its Subsidiaries is a party or is bound by as of the date hereof which are described in Section 3.15(a)(v) or
Section 3.15(a)(vi) hereof.

     (c) No Breach. All Parent Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Parent Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse

Effect on Parent. To the knowledge of Parent, neither Parent nor any of its Subsidiaries are in breach of any material provision of a Parent Material Contract.

     3.16 Disclosure. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent and Merger Sub for inclusion or incorporation by reference in the Prospectus/Proxy Statement, will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of Company, the time of the Stockholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein about the Company supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Prospectus/ Proxy Statement.

     3.17 Board Approval. The Board of Directors of Parent has, by resolutions duly adopted by unanimous vote at a meeting of all Directors duly called and held and not subsequently rescinded or modified in any way (the "PARENT BOARD APPROVAL") (i) determined that the Merger is fair to, and in the best interests of, Parent and its stockholders and declared this Agreement and the Merger to be advisable, and (ii) approved this Agreement and the transactions contemplated thereby, including the Merger, and (iii) recommended that the stockholders of Parent approve the Stock Issuance.

     3.18 Fairness Opinion. Parent's Board of Directors has received a written opinion from Evercore Partners, dated as of April 23, 2003, in customary form to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Parent stockholders, and has delivered to the Company a copy of such opinion.

     3.19 Rights Plan. Parent's Board of Directors has not adopted any resolution pursuant to Section 3(c) of the Parent Rights Agreement to the effect that shares of Parent Common Stock issued pursuant to the Merger shall not be entitled to the benefit of the Parent Rights.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business by the Company.

     (a) Ordinary Course. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall and shall cause each of its Subsidiaries to, except as otherwise expressly contemplated by this Agreement or to the extent that Parent shall otherwise consent in writing, (i) carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations,
(ii) pay its debts and taxes when due, pay or perform other material obligations when due (subject to good faith disputes over such debts, taxes or obligations), and (iii) use all commercially reasonable efforts consistent with past practices and policies to (x) preserve intact its present business organization, (y) keep available the services of its present executive officers and Employees, and (z) preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings.

     (b) Required Consent.  In addition, without limiting the generality of
Section 4.1(a), except as permitted or specifically contemplated by the terms of this Agreement, without the prior written consent of

Parent, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following, and shall not permit any of its Subsidiaries to do any of the following:

          (i) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, other than any such transaction by a wholly-owned Subsidiary of it that remains a wholly-owned Subsidiary of it after consummation of such transaction, in the ordinary course of business consistent with past practice;

          (ii) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or the capital stock of its Subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

          (iii) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock, Voting Debt or any securities convertible into shares of capital stock or Voting Debt, or subscriptions, rights, warrants or options to acquire any shares of capital stock or Voting Debt or any securities convertible into shares of capital stock or Voting Debt, or enter into other agreements or commitments of any character obligating it to issue any such securities or rights, other than (i) issuances of Company Common Stock upon the exercise of Company Options, warrants or other rights of the Company existing on the date hereof in accordance with their present terms or (ii) issuances of Company Options for up to an aggregate 200,000 shares of Company Common Stock to Allowable New Hires (as defined in
     Section 4.1(b)(xviii)); provided, however, that no Allowable New Hire shall receive Company Options for more than 10,000 shares (in the aggregate as to such Allowable New Hire) of Company Common Stock;

          (iv) Cause, permit or propose any amendments to the Company Charter Documents or any of the Subsidiary Charter Documents of the Company's Subsidiaries;

          (v) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity or voting interest in or a portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

          (vi) Enter into any binding agreement, agreement in principle, letter of intent, memorandum of understanding or similar agreement with respect to any joint venture, strategic partnership or alliance; provided, however, that this clause (vi) shall not prohibit the Company from entering into, in the ordinary course of business consistent with past practice (i) original equipment manufacturer agreements, (ii) agreements with end-user customers or (iii) agreements with distributors or sales representatives; provided, further, that nothing contained in this clause (vi) shall affect the restrictions upon the Company set forth elsewhere in this Section 4.1;

          (vii) Sell, lease, license, encumber or otherwise dispose of any properties or assets except (A) sales of inventory in the ordinary course of business consistent with past practice, (B) the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Company and its Subsidiaries, (C) the sale of goods or non-exclusive licenses of Intellectual Property in the ordinary course of business and in a manner consistent with past practice or (D) dispositions of other immaterial assets in the ordinary course of business and in a manner consistent with past practice;

          (viii) Make any loans, advances or capital contributions to, or investments in, any other Person, other than employee advances for travel, business and entertainment expenses made in the ordinary course of business consistent with past practices provided such employee loans are in compliance with applicable law;

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

          (ix) Except as required by GAAP or the SEC as concurred in by its independent auditors, make any material change in its methods or principles of accounting since the date of the Company Balance Sheet;

          (x) Make or change any material Tax election or adopt or change any accounting method, enter into any closing agreement, settle or compromise any claim or assessment in respect of Taxes or consent to any extension or waiver of any limitation period with respect to any claim or assessment for Taxes;

          (xi) Except as required by GAAP or the SEC (and upon consultation with its independent auditors), revalue any of its assets or make any change in accounting methods, principles or practices;

          (xii) (A) Pay, discharge, settle or satisfy any claims (including any Tax claim), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction for money, of claims, liabilities, obligations or litigation (x) in the ordinary course of business consistent with past practice or in accordance with their terms, of claims not in excess of $100,000 individually or $500,000 in the aggregate or (y) to the extent subject to reserves on the Company Financials existing as of the date hereof in accordance with GAAP, or (B) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which Company or any of its Subsidiaries is a party or of which Company or any of its Subsidiaries is a beneficiary;

          (xiii) Except as required by applicable law and disclosed in writing to Parent, take any of the following actions: (1) increase in any manner (including by means of acceleration of payment) the amount of salary, cash bonus, compensation or fringe benefits of, or pay any bonus to or grant severance or termination pay to any Employee or director of the Company or any Subsidiary of the Company, (2) make any increase in or commitment to increase any Company Benefit Plan (including any severance plan), adopt or amend or make any commitment to adopt or amend any Company Benefit Plan, or make any contribution to any Company Benefit Plan, other than (x) regularly scheduled contributions to a Company Benefit Plan or (y) an increase in the number of shares of Company Common Stock authorized for issuance under the Company Purchase Plan from an aggregate of 349,968 shares (which shares have been issued prior to the date of this Agreement) to an aggregate of 700,000 shares, (3) waive any stock repurchase rights, accelerate (other than by operation of the terms of the respective agreement or the Company Purchase Plan as in effect on the date hereof), amend or change the period of exercisability (other than by operation of the terms of the respective agreement or the Company Purchase Plan as in effect on the date hereof) of Company Options or Company Restricted Stock, or reprice any Company Options or authorize cash payments in exchange for any Company Options, (4) enter into any employment, severance, termination or indemnification agreement with any Company Employee or enter into any collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), (5) make any material oral or written representation or commitment with respect to any material aspect of any Company Benefit Plan that is not materially in accordance with the existing written terms and provision of such Company Benefit Plan, (6) grant any stock appreciation right, phantom stock award, stock-related award or performance award (whether payable in cash, shares or otherwise) to any Person (including any Company Employee), or (7) enter into any agreement with any Company Employee the benefits of which are (in whole or in part) contingent or the terms of which are materially altered in favor of the Company Employee upon the occurrence of a transaction involving Company of the nature contemplated hereby; provided, however, that the Company shall not be prohibited from increasing the compensation of Company Employees in the ordinary course of business consistent with past practice to the extent such increases are consistent with plans and forecasts that have been previously provided to, and agreed with by, Parent.

          (xiv) Grant any exclusive rights with respect to any Intellectual Property of such party;

          (xv) Enter into or renew any Contracts containing, or otherwise subject the Surviving Corporation or Parent to, any non-competition, exclusivity or other material restrictions on the Company or the Surviving Corporation or Parent, or any of their respective businesses, following the Closing;

          (xvi) Enter into any agreement or commitment the effect of which would be to grant to a third party following the Merger any actual or potential right of license to any Intellectual Property owned by Parent or any of its Subsidiaries (other than the Surviving Corporation);

          (xvii) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code;

          (xviii) Hire or offer to hire employees, other than: (i) up to ten
     (10) new employees below the level of vice president hired to replace up to ten (10) existing employees of the Company who leave the Company's employ after the date hereof ("REPLACEMENT NEW HIRES"), provided however that the hiring of Replacement New Hires shall not increase the then-current number of existing employees of the Company; or (ii) additional new employees hired to provide professional services on behalf of the Company with a view toward building revenues, consistent with the Company operating plan provided to Parent ("PROFESSIONAL SERVICES NEW HIRES" and together with the Replacement New Hires, "ALLOWABLE NEW HIRES"), provided however that the hiring of Professional Services New Hires shall not increase the current number of existing professional services employees of the Company by more than twelve (12) professional services employees, on a net basis as to professional services employees; provided, further, that the Company shall consult with Parent prior to hiring any Allowable New Hire; provided, further, that this obligation to consult shall not, in any manner whatsoever, be construed or implied to require the Company to obtain the consent of Parent in connection with the hiring of any Allowable New Hire;

          (xix) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of any other Person or enter into any arrangement having the economic effect of any of the foregoing;

          (xx) Make any individual or series of related payments outside of the ordinary course of business or make or commit to make capital expenditures beyond those contained in the Company's capital expenditure budget in effect on the date hereof, a copy of which is attached hereto as Schedule 4.1(b)(xx);

          (xxi) Enter into, modify or amend in a manner adverse in any material respect to the Company, or terminate any lease, sublease or Company Material Contract, or waive, release or assign any material rights or claims thereunder, in each case, in a manner adverse in any material respect to the Company, other than entering into any new, or any modification, amendment or termination of any existing, Company Material Contract in the ordinary course of business, consistent with past practice;

          (xxii) Permit Employees to exercise their Company Options with a promissory note or through a net exercise;

          (xxiii) Enter into any Contract requiring the Company or any of its Subsidiaries to pay in excess of an aggregate of $250,000 or

          (xxiv) Agree in writing or otherwise to take any of the actions described in (i) through (xxiii) above.

     4.2 Conduct of Business by Parent.

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, except as permitted by the terms of this Agreement, without the prior written consent of the Company, Parent shall not (i) cause, permit or propose any amendments to the Parent Charter Documents or any of the Subsidiary Charter Documents of the Parent's Significant Subsidiaries that would materially impair or adversely affect the ability of Parent to consummate the transactions contemplated by this Agreement; (ii) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any Parent capital stock unless the Exchange Ratio shall be appropriately adjusted; (iii) adopt a plan of liquidation or dissolution;
(iv) purchase, redeem or otherwise acquire, directly or indirectly, shares of its capital stock or the capital stock of its Subsidiaries for an aggregate repurchase price in excess of $10,000,000, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof; (v) acquire any Person if such acquisition is likely to delay the Merger; (vi) except as required by GAAP or the SEC (and upon consultation with its independent auditors), revalue any of its assets or make any change in accounting methods, principles or practices; or (vii) adopt any resolution pursuant to Section 3(c) of the Parent Rights Agreement that is intended to treat the shares of Parent Common Stock issued pursuant to the Merger differently under the Parent Rights Agreement than other outstanding shares of Parent Common Stock for purposes of the issuance of Parent Rights in respect of such shares of Parent Common Stock; provided, however, that nothing in this clause (vii) shall in any manner whatsoever limit the ability of Parent to treat differently under the Parents Rights Agreement shares of Parent Common Stock beneficially owned by an "Acquiring Person," as such term is defined in the Parent Rights Agreement. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall consult with the Company prior to:
(A) granting any exclusive rights with respect to any Intellectual Property of Parent or any of its Subsidiaries, (B) entering into any settlement agreement obligating Parent or any of its Subsidiaries to make cash payments in excess of $100,000 individually or $1,000,000 in the aggregate in settlement of claims with respect to the Intellectual Property of Parent or any of its Subsidiaries, or (C) entering into any agreement or commitment the effect of which would be to grant to a third party following the Merger a right to use any material Intellectual Property owned by the Company; provided, however, that this obligation to consult shall not, in any manner whatsoever, be construed or implied to require Parent to obtain the consent of the Company in connection with the actions set forth in clause (A), (B) or (C) of this sentence.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1 Prospectus/Proxy Statement; Registration Statement. As promptly as practicable after the execution of this Agreement, Parent and the Company will prepare and file with the SEC the Prospectus/ Proxy Statement, and Parent will prepare and file with the SEC the Registration Statement in which the Prospectus/Proxy Statement is to be included as a prospectus. Parent and the Company will provide each other with any information which may be required in order to effectuate the preparation and filing of the Prospectus/Proxy Statement and the Registration Statement pursuant to this Section 5.1. Each of Parent and the Company will respond to any comments from the SEC, will use all commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Parent and the Company will notify the other promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Registration Statement and/or the Prospectus/Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Prospectus/Proxy Statement and/or the Registration Statement, Parent or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Parent and/or the Company, such amendment or supplement. Each of Parent and the Company shall cooperate and provide the other (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement and Prospectus/Proxy Statement prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. Each of Parent and the Company will cause the Prospectus/Proxy Statement to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. Parent shall also use all commercially reasonable efforts to take any action required to be taken by it under any applicable state securities laws in connection with the issuance of Parent Common Stock pursuant to the Merger and the conversion of the Company Options into options to acquire Parent Common Stock, and the Company shall furnish any information concerning the Company and the holders of the Company Common Stock and the Company Options as may be reasonably requested in connection with any such action.

     5.2 Meetings of Stockholders; Board Recommendation.

     (a) Company Stockholders' Meeting. Promptly after the Registration Statement is declared effective under the Securities Act, the Company will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to call, hold and convene a meeting of its stockholders to consider the adoption and approval of this Agreement and approval of the Merger (the "COMPANY STOCKHOLDERS' MEETING") to be held as promptly as practicable (without limitation, within 60 days, if practicable) after the declaration of effectiveness of the Registration Statement. The Company will use all commercially reasonable efforts to hold the Company Stockholders' Meeting on the same date as the Parent Stockholders' Meeting (as defined below). The Company will use all commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Delaware Law to obtain such approvals; provided, however, that the taking of any action allowed by Section 5.2(c) shall not be deemed to be a breach or failure of performance under this Section 5.2(a). Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to its stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Company Stockholders' Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) there are insufficient shares of Common Stock of Company represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Company Stockholders' Meeting. The Company shall ensure that the calling, notice, convening and conduct of the Company Stockholders' Meeting, and that all proxies solicited by it in connection with the Company Stockholders' Meeting, are solicited and done in compliance with Delaware Law, its Certificate of Incorporation and Bylaws, the rules of Nasdaq and all other applicable Legal Requirements.

     (b) Parent Stockholders' Meeting. Promptly after the Registration Statement is declared effective under the Securities Act, Parent will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to call, hold and convene a meeting of its stockholders to consider the Stock Issuance (the "PARENT STOCKHOLDERS' MEETING") to be held as promptly as practicable (without limitation, within 60 days, if practicable) after the declaration of effectiveness of the Registration Statement. Parent will use all commercially reasonable efforts to hold the Parent Stockholders' Meeting on the same date as the Company Stockholders' Meeting. Parent will use all commercially reasonable efforts to solicit from its stockholders proxies in favor of the Stock Issuance and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to its stockholders in advance of a vote on the Stock Issuance or, if as of the time for which the Parent Stockholders' Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) there are insufficient shares of Common Stock of Parent represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Parent Stockholders' Meeting. Parent shall ensure that the calling, notice, convening and conduct of the Parent Stockholders' Meeting, and that all proxies solicited by it in connection with the Parent Stockholders' Meeting, are solicited and done in compliance with Delaware Law, its Certificate of Incorporation and Bylaws, the rules of Nasdaq and all other applicable Legal Requirements.

     (c) Company Board Recommendation. (i) The Board of Directors of the Company shall recommend that the stockholders of the Company vote in favor of the adoption and approval of this Agreement and approval of the Merger at the Company Stockholders' Meeting, (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has recommended that the Company's stockholders vote in favor of adoption and approval of this Agreement and approval of the Merger at the Company Stockholders' Meeting, and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of its Board of Directors that the stockholders of the Company vote in favor of the adoption and approval of this Agreement and the Merger; provided, however, that the foregoing shall not prohibit the Board of Directors of the Company from fulfilling its duty of candor or disclosure to the Company's stockholders under applicable law. Notwithstanding the foregoing, the Board of Directors of the Company may withhold, withdraw, amend or modify its recommendation in favor of this Agreement and the Merger to the extent (and only to the extent) expressly permitted by Section 5.3(d).

     (d) Parent Board Recommendation. (i) The Board of Directors of Parent shall recommend that the stockholders of Parent vote in favor of the Stock Issuance at the Parent Stockholders' Meeting, (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of Parent has recommended that Parent's stockholders vote in favor of the Stock Issuance at the Parent Stockholders' Meeting, and (iii) neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Company, the recommendation of its Board of Directors that the stockholders of Parent vote in favor of the Stock Issuance; provided, however, that the foregoing shall not prohibit the Board of Directors of Parent from fulfilling its duty of candor or disclosure to Parent stockholders under applicable law.

     5.3 Acquisition Proposals.

     (a) No Solicitation. The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use all commercially reasonable efforts to cause its and its Subsidiaries' Employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to (and shall not authorize any of them to) directly or indirectly: (i) solicit or initiate, or knowingly encourage, facilitate or induce, the making, submission or announcement of any Acquisition Proposal (as defined in Section 5.3(g)(i)), (ii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to knowingly encourage, facilitate or induce any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any Acquisition Proposal (except to the extent specifically permitted pursuant to Section 5.3(d)), or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby. The Company and its Subsidiaries will each immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal.

     (b) Notification of Unsolicited Acquisition Proposals. As promptly as practicable after receipt of any (i) Acquisition Proposal; (ii) request for nonpublic information; or (iii) inquiry from a third party regarding the making of an Acquisition Proposal, or regarding whether the Company would be amenable to the making of an Acquisition Proposal or as to the manner in which such third party could proceed with the making of an Acquisition Proposal, the Company shall provide Parent with oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the person or group making any such Acquisition Proposal, request or inquiry and a copy of all such written Acquisition Proposals, requests or inquiries. The Company shall (x) provide Parent as promptly as practicable oral and written notice setting forth reasonable details of any material amendments or proposed material amendments of any such Acquisition Proposal, request or inquiry and shall promptly provide to Parent a copy of all written materials subsequently provided by the Company to such third party in connection with such Acquisition Proposal, request or inquiry, and (y) keep Parent informed, on a current basis, of all material developments with respect to the status of any negotiations or related discussions in connection with such Acquisition Proposal.

     (c) Superior Offers.  Notwithstanding anything to the contrary contained in
Section 5.3(a), in the event that the Company receives an unsolicited, bona fide written Acquisition Proposal from a third party that its Board of Directors has in good faith concluded (following consultation with its outside legal counsel and its financial advisor), is, or is reasonably likely to result in, a Superior Offer (as defined in Section 5.3(g)(ii)), it may then take the following actions (but only if and to the extent that its Board of Directors concludes in good faith, following consultation with its outside legal counsel, that such actions are required in order for the Board of Directors to comply with its fiduciary obligations under applicable law):

          (i) Furnish nonpublic information to the third party making such Acquisition Proposal, provided that (A) (1) concurrently with furnishing any such nonpublic information to such party, it gives Parent written notice of its intention to furnish nonpublic information and (2) it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on its behalf, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement (as defined in Section 5.4(a)), it being understood that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company from satisfying its obligations hereunder and (B) contemporaneously with furnishing any such nonpublic information to such third party, it furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously so furnished), together with a complete list identifying all nonpublic information furnished to such third party; and

          (ii) Engage in negotiations with the third party with respect to the Acquisition Proposal, provided that concurrently with entering into negotiations with such third party, it gives Parent written notice of its intention to enter into negotiations with such third party and (x) provides Parent as promptly as practicable oral and written notice setting forth reasonable details of any material amendments or proposed material amendments of such Acquisition Proposal and promptly provides to Parent a copy of all written materials subsequently provided by the Company to such third party in connection with such Acquisition Proposal, and (y) continues to keep Parent informed, on a current basis, of all material developments with respect to the status of any such negotiations or related discussions.

     (d) Changes of Recommendation. In response to the receipt of an Acquisition Proposal, the Company Board of Directors may withhold, withdraw, amend or modify its recommendation in favor of the Merger, and, in the case of a Superior Offer that is a tender or exchange offer made directly to its stockholders, may recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions, whether by the Company Board of Directors or a committee thereof, a "CHANGE OF RECOMMENDATION"), if all of the following conditions in clauses (i) through (v) are met:

          (i) The Board of Directors determines, in good faith, that the Acquisition Proposal constitutes a Superior Offer and such Acquisition Proposal has been made and has not been withdrawn;

          (ii) The Company Stockholders' Meeting has not occurred;

          (iii) (A) The Company shall have delivered to Parent written notice (a "CHANGE OF RECOMMENDATION NOTICE") at least three (3) business days prior to effecting such Change of Recommendation, which notice shall state expressly (1) that it has received an Acquisition Proposal which it has determined is a Superior Offer and (2) that it intends to effect a Change of

     Recommendation and the manner in which it intends or may intend to do so; and (B) the Company and its Board of Directors shall have complied with all obligations under Sections 5.3(a), (b) and (c) of this Agreement;

          (iv) The Company Board of Directors has concluded in good faith, after consultation with its outside legal counsel, that, in light of such Superior Offer, such Change of Recommendation is required in order for the Board of Directors to comply with its fiduciary obligations under applicable law; and

          (v) The Company shall not have breached any of the provisions set forth in Section 5.2 or this Section 5.3.

     During the three business day period set forth in Section 5.3(d)(iii)(A), the Board of Directors of the Company shall provide Parent the opportunity to make, and shall give due consideration to, adjustments to the terms and conditions of this Agreement or the transactions contemplated hereby, and alternative proposals in connection therewith.

     (e) Continuing Obligation to Call, Hold and Convene Stockholders' Meeting; No Other Vote. Notwithstanding anything to the contrary contained in this Agreement, the obligation of the Company or Parent, as the case may be, to call, give notice of, convene and hold its Stockholders' Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal, or by any Change of Recommendation. The Company shall not submit to the vote of its stockholders any Acquisition Proposal, or propose to do so.

     (f) Compliance with Tender Offer Rules. Nothing contained in this Agreement shall prohibit either the Company or Parent or their respective Boards of Directors from taking and disclosing to their respective stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that the content of any such disclosure thereunder shall be governed by the terms of this Agreement. Without limiting the foregoing proviso, the Company shall not effect a Change of Recommendation unless specifically permitted pursuant to the terms of this Agreement. Nothing contained in this
Section 5.3(f) shall be interpreted to affect or otherwise qualify, limit or modify in any way the definition of "Parent Triggering Event" set forth in
Section 7.1 hereof.

     (g) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          (i) "ACQUISITION PROPOSAL" shall mean any offer or proposal, relating to any transaction or series of related transactions involving: (A) any purchase from such party or acquisition by any Person or "GROUP" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a fifteen percent (15%) interest in the total outstanding voting securities of the Company or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning fifteen percent (15%) or more of the total outstanding voting securities of the Company or any of its Subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company or any of its Subsidiaries,
     (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of assets of the Company (including its Subsidiaries taken as a whole) representing more than fifteen percent (15%) of the aggregate fair market value of the Company's business immediately prior to such acquisition, or (C) any liquidation or dissolution (or the adoption of a plan pertaining thereto) of the Company or the declaration or payment of an extraordinary dividend (whether in cash or other property); provided, however, the Merger and the transactions contemplated hereby shall not be deemed an Acquisition Proposal in any case; and

          (ii) "SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of the Company or all of the outstanding voting securities of the Company and as a result of which the stockholders of the

     Company immediately preceding such transaction would hold less than fifty percent (50%) of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or Subsidiary thereof, on terms that the Company Board of Directors has in good faith concluded (following consultation with its outside legal counsel and its financial adviser), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the Person making the offer, to be more favorable to the Company's stockholders (in their capacities as stockholders) than the terms of the Merger and is reasonably capable of being consummated.

     5.4 Confidentiality; Access to Information; No Modification of Representations, Warranties or Covenants.

     (a) Confidentiality. The parties acknowledge that the Company and Parent have previously executed a Confidentiality Agreement dated November 19, 2002 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms and each of Parent and the Company will hold, and will cause its respective directors, officers, Employees, agents and advisors (including attorneys, accountants, consultants, bankers and financial advisors) to hold, any Information (as defined in the Confidentiality Agreement) confidential in accordance with the terms of the Confidentiality Agreement. Notwithstanding the foregoing, the Company and Parent (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. federal tax treatment and tax structure of the transaction contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company or Parent relating to such tax treatment and tax structure. For this purpose, "tax structure" is limited to any facts relevant to the U.S. federal income tax treatment of the transaction.

     (b) Access to Information. Each party will afford the other party's accountants, counsel and other identified representatives (the "DESIGNATED REPRESENTATIVES") reasonable access during normal business hours to its properties, books, records and personnel during the period prior to the Effective Time to obtain all reasonable information concerning its business as may be reasonably requested, consistent with those certain Non-Disclosure Agreements entered into by and among Parent, the Company and certain of the Designated Representatives; provided, however, that the parties may restrict the foregoing access to the extent that any law, treaty, rule or regulation of any Governmental Entity applicable to a party requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information.

     (c) No Modification of Representations and Warranties or Covenants. No information or knowledge obtained in any investigation or notification pursuant to this Section 5.4, Section 5.6 or Section 5.7 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

     5.5 Public Disclosure. Without limiting any other provision of this Agreement, Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, and use all commercially reasonable efforts to agree on any press release or public statement with respect to this Agreement and the transactions contemplated hereby, including the Merger and any Acquisition Proposal, and will not issue any such press release or make any such public statement prior to such consultation and (to the extent practicable) agreement, except as may be required by law or any listing agreement with Nasdaq or any other applicable national or regional securities exchange. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

     5.6 Regulatory Filings; Reasonable Efforts.

     (a) Regulatory Filings. Each of Parent, Merger Sub and the Company shall coordinate and cooperate with one another and shall each use all commercially reasonable efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all Legal Requirements, and as promptly as practicable after the date hereof, each of Parent, Merger Sub and the Company shall make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any Governmental Entity in connection with the Merger and the transactions contemplated hereby, including, without limitation:
(i) Notification and Report Forms with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") as required by the HSR Act, (ii) any other filing necessary to obtain any Necessary Consent, (iii) filings under any other comparable pre-merger notification forms required by the merger notification or control laws of any applicable jurisdiction, as agreed by the parties hereto, and (iv) any filings required under the Securities Act, the Exchange Act, any applicable state or securities or "blue sky" laws and the securities laws of any foreign country, or any other Legal Requirement relating to the Merger. Each of Parent and the Company will cause all documents that it is responsible for filing with any Governmental Entity under this Section 5.6(a) to comply in all material respects with all applicable Legal Requirements.

     (b) Exchange of Information. Parent, Merger Sub and the Company each shall promptly supply the other with any information that may be required in order to effectuate any filings or application pursuant to Section 5.6(a). Except where prohibited by applicable Legal Requirements, and subject to the Confidentiality Agreement, each of the Company and Parent shall consult with the other prior to taking a position with respect to any such filing, shall permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Entity by or on behalf of any party hereto in connection with any investigations or proceedings in connection with this Agreement or the transactions contemplated hereby (including under any antitrust or fair trade Legal Requirement), coordinate with the other in preparing and exchanging such information and promptly provide the other (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby, provided that with respect to any such filing, presentation or submission, each of Parent and the Company need not supply the other (or its counsel) with copies (or in case of oral presentations, a summary) to the extent that any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information. It is acknowledged and agreed by the parties hereto that, except where prohibited by applicable Legal Requirements, Parent and the Company shall mutually consult with each other on the strategy for dealing with the FTC, DOJ or any other Governmental Authority with responsibility for reviewing the Merger with respect to antitrust or competition issues; provided, however, in the event Parent and the Company differ upon such strategy following such consultation, Parent's strategy shall prevail and be cooperated with by the Company.

     (c) Notification. Each of Parent, Merger Sub and the Company will notify the other promptly upon the receipt of: (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and
(ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.6(a), Parent, Merger Sub or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

     (d) Reasonable Efforts. Subject to the express provisions of Section 5.2 and Section 5.3 hereof and upon the terms and subject to the conditions set forth herein, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using all commercially reasonable efforts to accomplish the following: (i) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity,
(iii) the obtaining of all necessary consents, approvals or waivers from third parties, including all Necessary Consents, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any takeover statute or similar Legal Requirement is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Legal Requirement on the Merger, this Agreement and the transactions contemplated hereby.

     (e) Limitation on Divestiture. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall be deemed to require Parent or any Subsidiary or affiliate of Parent to agree to any Action of Divestiture (as defined below). The Company shall not take or agree to take any Action of Divestiture without the prior written consent of Parent. For purposes of this Agreement, an "ACTION OF DIVESTITURE" shall mean (i) making proposals, executing or carrying out agreements or submitting to Legal Requirements providing for the license, sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets that are material to Parent, the Company or any of their respective Subsidiaries or the holding separate of the Company capital stock or imposing or seeking to impose any limitation on the ability of Parent, the Company or any of their respective Subsidiaries, to conduct their respective businesses or own such assets or to acquire, hold or exercise full rights of ownership of the Company's business or (ii) otherwise taking any step to avoid or eliminate any impediment which may be asserted under any Legal Requirement governing competition, monopolies or restrictive trade practices.

     5.7 Notification of Certain Matters.

     (a) By the Company. The Company shall give prompt notice to Parent and Merger Sub of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied.

     (b) By Parent. Parent and Merger Sub shall give prompt notice to the Company of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Parent to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied.

     5.8 Third-Party Consents.

     (a) Company Efforts. As soon as practicable following the date hereof, the Company will use all commercially reasonable efforts to obtain any material consents, waivers and approvals under any of its or its Subsidiaries' respective Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby.

     (b) Parent Efforts. As soon as practicable following the date hereof, Parent will use all commercially reasonable efforts to obtain any material consents, waivers and approvals under any of its or its Subsidiaries' respective Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.9 Equity Awards and Employee Benefits; Company Warrants.

     (a) Stock Plan; Company Options. Parent shall assume the Company's 2000 Employee, Director and Consultant Stock Plan at the Effective Time. Prior to the Effective Time, the Company shall provide that each outstanding Company Option shall accelerate and become fully vested, and to the extent not exercised prior to the Effective Time shall terminate and be cancelled and shall not be assumed by Parent. The Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective immediately prior to the Effective Time, each Company Option, ensuring that no Company Employee (and no other person) has any rights under such Company Options and that any liabilities of the Company under such Company Options are fully extinguished at no cost to the Company. In furtherance of the foregoing, the Company shall provide a notice to the optionees informing them that the Company Options not exercised prior to the Effective Time shall terminate immediately prior to the Effective Time, which notice shall be provided to the optionees no later than thirty (30) days prior to the Effective Time. The form and substance of such notice shall be subject to advance review and approval of Parent, which approval will not be unreasonably withheld.

     (b) Termination of the Company's Stock Purchase Plan. Prior to the Effective Time, the Company Purchase Plan shall be terminated. The rights of participants in the Company Purchase Plan with respect to any offering period then underway under such the Company Purchase Plan shall be determined by treating the last business day prior to, or if more administratively advisable, the last payroll date of the Company immediately prior to, the Effective Time, as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under such Company Purchase Plan. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of such Company Purchase Plan) that are necessary to give effect to the transactions contemplated by this Section 5.9(b).

     (c) Termination of 401(k) Plans. To the extent requested in writing by Parent no later than five (5) business days prior to the Closing Date, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the date immediately preceding the Closing Date, any Company Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (the "401(K) PLANS"). If Parent provides such notice to the Company, Parent shall receive from the Company, prior to the Effective Time, evidence that the Company's Board of Directors has adopted resolutions to terminate the 401(k) Plans (the form and substance of which resolutions shall be subject to review and approval of Parent, which approval shall not be unreasonably withheld), effective no later than the date immediately preceding the Closing Date.

     (d) Employee Benefits. As soon as practicable after the Effective Time and in any event within one year of the Effective Time, Parent shall use commercially reasonable efforts to provide the employees of the Company and its Subsidiaries who are employed by Parent or one of its Subsidiaries after the Effective Time (the "CONTINUING EMPLOYEES") with similar types and levels of employee benefits as those provided to similarly situated employees of Parent. For purposes of determining eligibility to participate, vesting and entitlement to benefits where length of service is relevant under any benefit plan or arrangement (other than a defined benefit plan) of Parent and to the extent permitted by applicable law, Parent shall provide that the Continuing Employees shall receive service credit under Parent's benefit plans or arrangements for their period of service with the Company and its Subsidiaries prior to the Closing. Parent shall use commercially reasonable efforts to waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any medical, dental and vision plans that such employees may be eligible to participate in after the Closing Date, other than limitations or waiting periods that would apply if such Continuing Employee had been employed by Parent for the period of the Continuing Employee's employment with the Company or one of its Subsidiaries; provided that with respect to those employees for whom such limitations and waiting periods cannot be waived, Parent shall use commercially reasonable efforts to provide such employees with the opportunity to retain any affected coverage they had under the Company Employee Plans. Subject to Parent receiving sufficient information to comply with the following, Parent shall also use its commercially reasonable efforts to provide Continuing Employees and their eligible dependents with credit for any co-payments and deductibles paid under Company's medical plans for the year in which the Closing occurs under Parent's medical plans for the purposes of satisfying any applicable co-payments and deductibles in the year in which the Closing occurs. Prior to the time that the provisions of the first sentence of this paragraph are satisfied, Parent or one of its Subsidiaries may continue one or more of the Company Employee Plans; provided the employee benefits provided would, in the aggregate, in the reasonable judgment of Parent, be no less favorable than those provided under the Company Employee Plans (not including those provided under individual agreements). Parent shall provide to the individual employees set forth in
Section 5.9(d) of the Parent Disclosure Letter the employee benefits described therein as applicable to such individual employee

     (e) Company Warrants. At the Effective Time, each outstanding Company Warrant shall, in connection with the Merger, be automatically assumed by Parent in accordance with the terms of the applicable Company Warrant. After the Effective Time, each Company Warrant shall be exercisable upon the same terms and conditions as were applicable to such Company Warrant immediately prior to the Effective Time, except that each such Company Warrant shall, following the Effective Time, become exercisable for that number of shares of Parent Common Stock equal to the number of shares of Company Common Stock issuable upon exercise of such Company Warrant multiplied by the Exchange Ratio and at an exercise price per share equal to the exercise price per share of Company Common Stock under such Company Warrant divided by the Exchange Ratio. Parent shall take all corporate actions necessary to assume the Company Warrants and to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery following the exercise of the Company Warrants. The Company will provide notice required under the terms of any Company Warrant to the holder of such Company Warrant in connection with the Merger.

     5.10 Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options to the extent Form S-8 is available as soon as is reasonably practicable after the Effective Time and shall maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

     5.11 Indemnification.

     (a) Indemnity. From and after the Effective Time, Parent will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, with respect to the Company's directors and officers (the "INDEMNIFIED PARTIES"), subject to applicable law. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation, advancement of expenses and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, Employees or agents of the Company, unless such modification is required by law.

     (b) Insurance. For a period of three (3) years after the Effective Time, Parent will cause the Surviving Corporation to maintain directors' and officers' liability insurance covering those persons who are covered by the Company's directors' and officers' liability insurance policy as of the date hereof, on terms comparable to those applicable as of the date hereof to the current directors and officers of Parent (i.e., with policy coverage of $10,000,000).

     (c) Third-Party Beneficiaries. This Section 5.11 is intended to be for the benefit of, and shall be enforceable by the Indemnified Parties and their heirs and personal representatives and shall be binding on Parent and the Surviving Corporation and its successors and assigns. In the event Parent or the Surviving Corporation or its successor or assign (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successor and assign of Parent or the Surviving Corporation, as the case may be, honor the obligations set forth with respect to Parent or the Surviving Corporation, as the case may be, in this Section 5.11.

     5.12 Nasdaq Listing. Prior to the Effective Time, Parent agrees to use all commercially reasonable efforts to authorize for listing on Nasdaq the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, subject to official notice of issuance.

     5.13 Company Affiliates; Restrictive Legend. The Company will use all commercially reasonable efforts to deliver or cause to be delivered to Parent, as promptly as practicable on or following the date hereof, from each person who may reasonably be deemed to be an affiliate of the Company for purposes of Rule 145 promulgated under the Securities Act an executed affiliate agreement pursuant to which such affiliate shall agree to be bound by the provision of Rule 145 promulgated under the Securities Act in a form provided by Parent and reasonably acceptable to the Company. Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received pursuant to the Merger by any stockholder of the Company who may reasonably be deemed to be an affiliate of the Company for purposes of Rule 145 promulgated under the Securities Act and there will be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, a legend stating in substance that the shares were issued in a transaction to which Rule 145 promulgated under the Securities Act applies and may only be transferred (i) in conformity with Rule 145 or (ii) in accordance with a written opinion of counsel, reasonably acceptable to Parent, in form and substance that such transfer is exempt from registration under the Securities Act.

     5.14 Treatment as Reorganization. None of Parent, Merger Sub or the Company shall, and they shall not permit any of their respective Subsidiaries to, take any action prior to or following the Closing that would reasonably be expected to cause the Merger to fail to qualify as a reorganization with the meaning of Section 368(a) of the Code.

     5.15 Section 16 Matters. Prior to the Effective Time, (i) the Company shall take all such steps as may be required to cause any dispositions of the Company Common Stock (including derivative securities with respect to the Company Common Stock) resulting from the transactions contemplated by Article I of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, and (ii) Parent shall take all such steps as may be required to cause any acquisitions of Parent Common Stock (including associated Parent Rights and derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by
Article I of this Agreement by each individual who will, as a result of the transactions contemplated by Article I of this Agreement, be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

     5.16 Merger Sub Compliance. Parent shall cause Merger Sub to comply with all of Merger Sub's obligations under or relating to this Agreement. Merger Sub shall not engage in any business which is not in connection with the merger with and into the Company pursuant to this Agreement.

     5.17 Board of Directors. The Board of Directors of Parent shall take all actions necessary such that effective as of immediately following the Effective Time, the Board of Directors of Parent shall be comprised of 8 directors, and shall include three (3) directors designated by the Company, who shall initially be Stuart R. Patterson and two other directors reasonably acceptable to Parent (the "COMPANY DESIGNATED DIRECTORS"). If any of the above named Company Designated Directors is unable or unavailable to serve as a director of Parent at the Effective Time, then the Company shall be entitled to designate another Person to serve as a Company Designated Director, as long as such alternate Person serves as a director on the Board of Directors of the Company on the date hereof and is reasonably acceptable to Parent.

     5.18 Comfort Letter. The Company shall use all commercially reasonable efforts to cause its independent public accountants to deliver a letter dated not more than five (5) days prior to the date on which the Registration Statement shall become effective and addressed to itself and Parent and their respective Boards of Directors in form and substance reasonably satisfactory to Parent and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and prospectus/proxy statements similar to the Registration Statement and the Prospectus/Proxy Statement.

     5.19 Agreements with Respect to Salary.  Except as set forth in Section
5.19 of the Company Disclosure Letter, if the Company has taken any action prior to the date hereof to (i) increase in any manner the salary, cash bonus, severance pay, termination pay or other cash compensation of any Company Employee ("CASH COMPENSATION"), or (ii) accelerate in any manner the payment of any Cash Compensation to any Company Employee, which increase or acceleration would take effect after the date of this Agreement, then the Company shall rescind any such previously taken actions that provide for any such increases or acceleration.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     6.1 Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of the Company and the Stock Issuance shall have been approved, by the requisite vote under the Nasdaq Marketplace Rules, by the stockholders of Parent.

          (b) No Order. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which (i) is in effect and (ii) has the effect of making the Merger or the Stock Issuance illegal or otherwise prohibiting consummation of the Merger or the Stock Issuance.

          (c) Registration Statement Effective; Prospectus/Proxy Statement. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Prospectus/Proxy Statement, shall have been initiated or threatened in writing by the SEC.

          (d) HSR Act. All waiting periods (and any extension thereof) under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early. All other material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

          (e) No Governmental Restriction. There shall not be any pending or overtly threatened suit, action or proceeding asserted by any Governmental Authority (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement, the effect of which restraint or prohibition if obtained would cause the condition set forth in Section 6.1(b) to not be satisfied or (ii) seeking to require Parent or the Company or any Subsidiary or affiliate to effect an Action of Divestiture.

          (f) Tax Opinions. Parent and the Company shall each have received written opinions from Wilson Sonsini Goodrich & Rosati, Professional Corporation and Hale and Dorr LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent or the Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders the opinion to such party that the Merger will constitute a tax-free reorganization within the meaning of
     Section 368(a) of the Code. Parent and the Company shall deliver to tax counsel, and tax counsel shall be entitled to rely upon, reasonable and customary tax representations in connection with rendering such opinions substantially in the form attached as Appendix 6.1(f) to each of the Company Disclosure Letter and the Parent Disclosure Letter.

          (g) Nasdaq Listing. The shares of Parent Common Stock to be issued pursuant to the Merger and the transactions contemplated hereby shall have been authorized for listing on Nasdaq, subject to official notice of issuance.

     6.2 Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date with the same force and effect as if made on the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only on such date), except, in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent at the Closing Date (it being understood that, (i) for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Disclosure Letter made or purported to have been made after the execution of this Agreement shall be disregarded; and (ii) for purposes of determining whether the inaccuracy of such representations and warranties constitutes, in each case or in the aggregate, a Material Adverse Effect on Parent at the Closing Date, any references in such representations and warranties to materiality, whether by reference to the words "material," Material Adverse Effect" or otherwise, shall be disregarded). The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent, with respect to the representations and warranties of Parent, by an authorized executive officer of Parent and a certificate with respect to the foregoing signed on behalf of Merger Sub, with respect to the representations and warranties of Merger Sub, by an authorized officer of Merger Sub.

          (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Company shall have received a certificate with respect to the foregoing signed on behalf of Parent, with respect to the covenants of Parent, by an authorized executive officer of Parent and a certificate with respect to the foregoing signed on behalf of Merger Sub, with respect to the covenants of Merger Sub, by an authorized officer of Merger Sub.

          (c) Material Adverse Effect. No Material Adverse Effect on Parent shall have occurred since the date hereof and be continuing.

     6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Merger Sub:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date with the same force and effect as if made on the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only on such date), except, in each case, or in the aggregate, as does not constitute a Material Adverse Effect on the Company at the Closing Date (it being understood that, (i) for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Letter made or purported to have been made after the execution of this Agreement shall be disregarded; and (ii) for purposes of determining whether the inaccuracy of such representations and warranties constitutes, in each case or in the aggregate, a Material Adverse Effect on the Company at the Closing Date, any references in such representations and warranties to materiality, whether by reference to the words "material," Material Adverse Effect" or otherwise, shall be disregarded). Parent and Merger Sub shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized executive officer of the Company.

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by an authorized executive officer of the Company.

          (c) Material Adverse Effect. No Material Adverse Effect on the Company shall have occurred since the date hereof and be continuing.

          (d) Non-Competition Agreements. Each Non-Competition Agreement entered into by and between the Company and (except as set forth in Section
     2.20 of the Company Disclosure Letter) each Company Employee shall not have been modified or amended since the date hereof, and shall be enforceable by each of the Company and Parent immediately following the Merger to the full extent enforceable by the Company immediately prior to the Merger.

          (e) Material Consents. All third party consents, permits and approvals listed in Section 6.3(e) of the Company Disclosure Letter shall have been obtained.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after the requisite approvals of the stockholders of the Company or Parent:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

          (b) by either the Company or Parent if the Merger shall not have been consummated by October 15, 2003 (which date shall be extended by one calendar day for each calendar day the Merger is delayed by reason of a pending Parent Change of Control Transaction (as such term is defined in Section 7.3(b)(ii) hereof), but only to the extent such delay is directly attributable to such pending Parent Change of Control Transaction) (the "END DATE"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

          (c) by either the Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or the Stock Issuance, which order, decree, ruling or other action is final and nonappealable;

          (d) by either the Company or Parent if the required approval of the stockholders of Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Parent stockholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Parent where the failure to obtain Parent stockholder approval shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of this Agreement;

          (e) by either the Company or Parent if the required approval of the stockholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the Company stockholders duly convened therefore or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to the Company where the failure to obtain the Company stockholder approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement;

          (f) by Parent (at any time prior to the adoption and approval of this Agreement and the Merger by the required vote of the stockholders of the Company) if a Parent Triggering Event (as defined below) shall have occurred;

          (g) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent prior to the End Date through the exercise of reasonable efforts, then the Company may not terminate this Agreement under this Section 7.1(g) prior to thirty (30) days following the receipt of written notice from the Company to Parent of such breach, provided that Parent continues to exercise all commercially reasonable efforts to cure such breach through such thirty (30) period (it being understood that the Company may not terminate this Agreement pursuant to this paragraph 7.1(g) if it shall have materially breached this Agreement or if such breach by Parent is cured within such thirty (30) day period);

          (h) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company prior to the End Date through the exercise of commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 7.1(h) prior to thirty (30) days following the receipt of written notice from Parent to the Company of such breach, provided that the Company continues to exercise all commercially reasonable efforts to cure such breach through such thirty
     (30) day period (it being understood that Parent may not terminate this Agreement pursuant to this paragraph 7.1(h) if it shall have materially breached this Agreement or if such breach by the Company is cured within such thirty (30) day period);

          (i) by Parent, if a Material Adverse Effect on the Company shall have occurred since the date hereof; and

          (j) by the Company, if a Material Adverse Effect on Parent shall have occurred since the date hereof.

     For the purposes of this Agreement, a "PARENT TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Company's Board of Directors or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent, including through the discharge of its duty of candor or disclosure to its stockholders, its recommendation in favor of, the adoption and approval of this Agreement or the approval of the Merger,
(ii) the Company shall have failed to include in the Prospectus/Proxy Statement the recommendation of the Company's Board of Directors in favor of the adoption and approval of this Agreement and the approval of the Merger, (iii) the Company's Board of Directors fails to reaffirm (publicly, if so requested), after public announcement of an Acquisition

Proposal, its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten (10) business days after Parent requests in writing that such recommendation be reaffirmed, (iv) the Company's Board of Directors or any committee thereof shall have approved or recommended any Acquisition Proposal, or (v) a tender or exchange offer relating to the Company's securities shall have been commenced by a Person unaffiliated with Parent and the Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Board of Directors of the Company recommends rejection of such tender or exchange offer.

     7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of a valid written notice of the terminating party to the other party hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in Section 5.4(a), this Section 7.2, Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     7.3 Fees and Expenses.

     (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally (i) all fees and expenses, other than attorneys' and accountants' fees and expenses which fees shall be paid for by the party incurring such expense, incurred in relation to the printing and filing (with the SEC) of the Prospectus/Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and (ii) the filing fee for the Notification and Report Forms filed with the FTC and DOJ under the HSR Act and premerger notification and reports forms under similar applicable laws of other jurisdictions, in each case pursuant to Section 5.6(a).

     (b) Payments.

     (i) Payment by the Company. In the event that this Agreement is terminated by Parent or the Company, as applicable, pursuant to Sections 7.1(b), (e), or
(f), the Company shall promptly, but in no event later than two (2) business days after the date of such termination, pay Parent a fee equal to Six Million Five Hundred Thousand Dollars ($6,500,000) in immediately available funds (the "COMPANY TERMINATION FEE"); provided, that in the case of termination under
Section 7.1(b) or 7.1(e): (A) such payment shall be made only if following the date hereof and prior to the termination of this Agreement, there has been public disclosure of an Acquisition Proposal with respect to the Company and (1) within twelve (12) months following the termination of this Agreement an Acquisition (as defined in Section 7.3(b)(v)) of the Company is consummated or
(2) within twelve (12) months following the termination of this Agreement the Company enters into an agreement providing for an Acquisition of the Company and an Acquisition of the Company is consummated within twenty-four (24) months of the termination of this Agreement and (B) such payment shall be made promptly, but in no event later than two (2) business days after the consummation of such Acquisition of the Company.

     (ii) Payment by Parent. In the event that this Agreement is terminated by Parent or the Company, as applicable, pursuant to Section 7.1(d), Parent shall pay as provided below the Company a fee equal to Six Million Five Hundred Thousand Dollars ($6,500,000) in immediately available funds (the "PARENT TERMINATION FEE"); provided, however, that such payment shall be made only if following the date hereof and prior to the Parent Stockholders' Meeting, there has been public disclosure of a bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of Parent or all of the outstanding voting securities of Parent and as a result of which the stockholders of Parent immediately preceding such transaction would hold less than fifty percent (50%) of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or Subsidiary thereof (a "PARENT CHANGE OF CONTROL TRANSACTION") and within twelve (12) months following the termination of this Agreement such Parent Change of Control Transaction is consummated. Such payment, if any, shall be made not later than two (2) business days after the consummation of such Parent Change of Control Transaction.

     (iii) Liquidated Damages.  Each of Parent and the Company acknowledges that
(1) the damages that would result from a termination described in Section 7.3(b)(i) or 7.3(b)(ii) above are uncertain and incapable of accurate calculation by any accepted rule of law; and (2) accordingly, the amount fixed as the Company Termination Fee and the Parent Termination Fee are reasonable estimates of the actual damages that would result from such a termination described in Section 7.3(b)(i) or 7.3(b)(ii) above.

     (iv) Interest and Costs; Other Remedies. Each of Parent and the Company acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party hereto would not enter into this Agreement; accordingly, if Parent or the Company, as the case may be, fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b), and, in order to obtain such payment, the other party hereto makes a claim that results in a judgment against the party failing to pay for the amounts set forth in this
Section 7.3(b), the party so failing to pay shall pay to the other party its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

     (v) Certain Definitions. For the purposes of this Section 7.3(b) only, "ACQUISITION," with respect to a party hereto, shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the party pursuant to which the stockholders of the party immediately preceding such transaction hold less than sixty percent (60%) of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof,
(ii) a sale or other disposition by the party of assets representing in excess of forty percent (40%) of the aggregate fair market value of the party's business immediately prior to such sale, or (iii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or issuance by the party or such Person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of forty percent (40%) of the voting power of the then outstanding shares of capital stock of the party.

     7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Parent and the Company, provided, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further stockholder approval. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company.

     7.5 Extension; Waiver. At any time prior to the Effective Time either party hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Non-Survival of Representations and Warranties. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement, or any instrument delivered pursuant to this Agreement, shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Article VIII shall survive the Effective Time.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

     (a)  if to Parent or Merger Sub, to:

          ScanSoft, Inc.
          9 Centennial Drive
          Peabody, MA 01960
          Attention: Chief Financial Officer
          Telephone No.: (978) 977-2000
          Telecopy No.:  (978) 977-2436

          with copies to:

          Wilson Sonsini Goodrich & Rosati
          Professional Corporation
          12 East 49th Street, 30th Floor
          New York, New York 10017
          Attention: Larry W. Sonsini
                     Katharine A. Martin
                     Robert Sanchez

          Telephone No.: (212) 999-5800
          Telecopy No.:  (212) 999-5899

     (b) if to the Company, to:

         SpeechWorks International, Inc.
         695 Atlantic Avenue, 3rd Floor
         Boston, MA 02111
         Attention: Chief Executive Officer
         Telephone No.: (617) 428-4444
         Telecopy No.:  (617) 428-0027

         with copies to:

         Hale and Dorr LLP
         60 State Street
         Boston, MA 02109
         Attention: Mark G. Borden, Esq.

         Telephone No.: (617) 526-6000
         Telecopy No.:  (617) 526-5000

     8.3 Interpretation.

     (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a section of this Agreement unless otherwise indicated. For purposes of this Agreement, the words "INCLUDE," "INCLUDES" and "INCLUDING," when used herein, shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all such entity and its Subsidiaries, taken as a whole. For purposes of Article II and Article III hereof the word "MATERIAL" shall modify only the object of the specific representation and warranty and shall not be deemed to modify the business of an entity and its Subsidiaries, taken as a whole, except where otherwise clearly indicated. An exception or disclosure made in the Company Disclosure Letter with regard to a representation of the Company, or in the Parent Disclosure Letter with regard to a representation of Parent or Merger Sub, shall be deemed made with respect to any other representation by such party which a reasonable person would understand that such exception or disclosure would apply to such representation or warranty (notwithstanding the absence of a specific cross-reference); provided however, that this shall not be construed to expand the scope of or otherwise include any information not specifically described in such Disclosure Letter.

     (b) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT,"when used in connection with an entity, means any change, event, violation, inaccuracy, circumstance or effect (any such item, an "EFFECT"), individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, that is or is reasonably likely to (i) be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity taken as a whole with its Subsidiaries or (ii) materially impede the authority of such entity to consummate the transactions contemplated by this Agreement in accordance with the terms hereof and applicable Legal Requirements; provided, however, that, for purposes of clause
(i) above, in no event shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on any entity: (A) any Effect resulting from compliance with the terms and conditions of this Agreement, (B) any Effect resulting from the announcement or pendency of the Merger (other than any Effects resulting from a breach of the representations and warranties contained in Sections 2.7, 2.15, 3.7 or 3.15 of this Agreement, which Effects, if any, shall be taken into account in determining whether there has been or will be a Material Adverse Effect on any entity), (C) any change in such entity's stock price or trading volume, (D) any Effect that results from changes affecting any of the industries in which such entity operates generally or the United States economy generally (which changes in each case do not disproportionately affect such entity in any material respect), or (E) any Effect that results from changes affecting general worldwide economic or capital market conditions (which changes in each case do not disproportionately affect such entity in any material respect).

     (c) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

     8.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5 Entire Agreement; Third-Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Parent Disclosure Letter (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement and (ii) are not intended to confer upon any other Person any rights or remedies hereunder, except as specifically provided, following the Effective Time, in Section 5.11.

     8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7 Other Remedies; Specific Performance.

     (a) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

     (b) Specific Performance. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Any purported assignment in violation of this Section 8.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.11 Waiver of Jury Trial. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                          SCANSOFT, INC.

                                          By:       /s/ PAUL A. RICCI
                                            ------------------------------------
                                              Paul A. Ricci
                                              Chairman and Chief Executive
                                              Officer

                                          SPIDERMAN ACQUISITION CORPORATION

                                          By:       /s/ PAUL A. RICCI
                                            ------------------------------------
                                              Paul A. Ricci
                                              Chairman and Chief Executive
                                              Officer

                                          SPEECHWORKS INTERNATIONAL, INC.

                                          By:    /s/ STUART R. PATTERSON
                                            ------------------------------------
                                              Stuart R. Patterson
                                              Chief Executive Officer

                  ****AGREEMENT AND PLAN OF REORGANIZATION****

                                                                         ANNEX B

                                          April 23, 2003

Board of Directors
ScanSoft, Inc.
9 Centennial Drive
Peabody, MA 01960

Members of the Board of Directors:

     You have informed us that ScanSoft, Inc. ("ScanSoft"), Spiderman Acquisition Corporation ("Merger Sub") and SpeechWorks International Inc. ("SpeechWorks") plan to enter into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, SpeechWorks will merge with and into Merger Sub (the "Merger") and each outstanding share of SpeechWorks common stock, par value $0.001 per share (the "SpeechWorks Common Stock"), will be converted into the right to receive 0.860 shares (the "Exchange Ratio") of ScanSoft common stock, par value $0.001 per share ("ScanSoft Common Stock").

     You have asked us for our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to ScanSoft.

     In connection with rendering our opinion, we have, among other things:

     (i) Analyzed certain publicly available financial statements and other publicly available information relating to SpeechWorks and ScanSoft;

     (ii) Analyzed certain internal financial statements and other non-public financial and operating data relating to SpeechWorks and ScanSoft that were prepared and furnished to us by the managements of SpeechWorks and ScanSoft;

     (iii) Analyzed certain internal financial projections relating to SpeechWorks and ScanSoft that were prepared and furnished to us by the managements of SpeechWorks and ScanSoft;

     (iv) Discussed the past and current operations, financial projections and current financial condition of SpeechWorks and ScanSoft with the managements of SpeechWorks and ScanSoft;

     (v) Reviewed certain internal presentations that the management of ScanSoft has previously made to the Board of Directors of ScanSoft describing ScanSoft's customers, competitors and strategy;

     (vi) Reviewed the reported prices, trading activity and valuation multiples for each of SpeechWorks Common Stock and ScanSoft Common Stock;

     (vii) Compared the financial performance of SpeechWorks and the prices, trading activity and valuation multiples of the SpeechWorks Common Stock with that of certain other publicly-traded companies and their securities that we deemed relevant;

     (viii) Reviewed the financial terms, to the extent available, of certain comparable transactions and compared them to the proposed financial terms of the Merger;

     (ix) Reviewed certain information concerning cost savings and combination benefits ("Synergies") expected to result from the Merger that was prepared by and furnished to us by the management of ScanSoft, including the amounts and timing of such Synergies and related expenses;

     (x) Participated in discussions and negotiations among representatives of SpeechWorks and ScanSoft, and their advisors;

     (xi) Reviewed the Merger Agreement in substantially final form and assumed that the final form of such Merger Agreement will not vary in any respect material to our analysis; and

April 23, 2003
Page  2

     (xii) Performed other examinations and analyses and considered other factors that we deemed appropriate

     For purposes of our analysis and opinion, we have assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of the information publicly available, and the information supplied or otherwise made available to, discussed with, reviewed by or for us. With respect to the financial projections of ScanSoft and SpeechWorks and the underlying analysis concerning the potential Synergies which were furnished to us, discussed with us or reviewed for us by the managements of ScanSoft and SpeechWorks, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of ScanSoft and SpeechWorks. We have further assumed that, in all material respects, such financial projections and Synergies will be realized in the amounts and times indicated thereby. We express no view as to such financial projections or Synergies, or the assumptions on which they are based. Additionally, we have relied on ScanSoft management's views as to the future strategic benefits of the Merger.

     We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of ScanSoft and SpeechWorks, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of SpeechWorks or ScanSoft under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information and Merger Agreement made available to us as of, the date hereof. We have assumed the Merger will qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. We did not evaluate, nor did ScanSoft request us to evaluate, alternative transaction structures or other financial alternatives other than the Merger. Our opinion does not address ScanSoft's underlying business decision to effect the Merger nor constitute a recommendation to any ScanSoft shareholder as to how such holder should vote with respect to the Merger. Furthermore, we express no opinion as to the price or range of prices at which the shares of ScanSoft Common Stock will trade at any future time.

     For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all the covenants and agreements required under the Merger Agreement, and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that in the course of obtaining the necessary regulatory or other approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments and modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

     We have acted as financial advisor to ScanSoft in connection with the Merger and will receive a fee for our services, including for rendering this opinion. Payment of a portion of our fee is contingent upon the consummation of the Merger. In addition, ScanSoft has agreed to indemnify us for certain liabilities arising out of our engagement. In the past, Evercore and its affiliates have provided financial advisory services for ScanSoft and have received fees for the rendering of these services.

     It is understood that this letter and the opinion expressed herein is for the information of the Board of Directors of ScanSoft only and may not be quoted or referred to or relied upon or used for any other purpose without our prior written consent, provided that we hereby consent to the inclusion in full of the text of this opinion in any document delivered to the stockholders of ScanSoft in connection with the Merger.

April 23, 2003
Page  3

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to ScanSoft.

                                          Very truly yours,

                                          Evercore Group Inc.

                                          By: /s/ DAVID G. OFFENSEND
                                            ------------------------------------
                                              David G. Offensend
                                              Vice Chairman

                                                                         ANNEX C

                                                        1585 Broadway
                                                        New York, NY 10036

                                                        tel 212 761 6863
                                                        fax 212 507 4469

[MORGANSTANLEY LOGO]

April 23, 2003

Board of Directors
SpeechWorks International, Inc.
695 Atlantic Avenue
Boston, MA 02111

Members of the Board:

     We understand that SpeechWorks International, Inc. ("SpeechWorks" or the "Company"), ScanSoft, Inc. ("ScanSoft") and Spiderman Acquisition Corporation, a direct wholly-owned subsidiary of ScanSoft ("Merger Sub"), propose to enter into an Agreement and Plan of Reorganization, substantially in the form of the draft dated April 22, 2003 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into ScanSoft. Pursuant to the Merger, SpeechWorks will become a wholly-owned subsidiary of ScanSoft, and each outstanding share of common stock, par value $0.001 per share, of SpeechWorks (the "SpeechWorks Common Stock"), other than shares held in treasury or held by ScanSoft or any affiliate of ScanSoft or SpeechWorks, will be converted into the right to receive 0.86 shares (the "Exchange Ratio") of common stock, par value $0.001 per share of ScanSoft (the "ScanSoft Common Stock"), subject to adjustment in certain circumstances. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of the SpeechWorks Common Shares.

     For purposes of the opinion set forth herein, we have:

     i) reviewed certain publicly available financial statements and other information of SpeechWorks and ScanSoft, respectively;

     ii) reviewed certain internal financial statements and other financial and operating data concerning SpeechWorks and ScanSoft prepared by the management of SpeechWorks and ScanSoft, respectively;

     iii) reviewed certain financial projections prepared by the managements of SpeechWorks and ScanSoft, respectively;

     iv) discussed the past and current operations and financial condition and the prospects of SpeechWorks and ScanSoft, including information relating to certain strategic, financial, and operational benefits anticipated from the Merger, with senior executives of SpeechWorks and ScanSoft, respectively;

     v) reviewed the reported prices and trading activity for the SpeechWorks Common Stock and the ScanSoft Common Stock;

     vi) compared the financial performance of SpeechWorks and ScanSoft and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

[MORGANSTANLEY LOGO]

     vii) reviewed the pro forma impact of the Merger on ScanSoft's earnings per share;

     viii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     ix) participated in discussions and negotiations among representatives of SpeechWorks and ScanSoft and their financial and legal advisors;

     x)  reviewed the Merger Agreement and certain related documents; and

     xi)  considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial, and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of SpeechWorks and ScanSoft. We have relied upon, without independent verification, the assessment by the managements of SpeechWorks and ScanSoft of SpeechWorks's and ScanSoft's technologies, products, and intellectual property, the timing and risks associated with the integration of SpeechWorks with ScanSoft and the validity of, and risks associated with SpeechWorks's and ScanSoft's existing and future technologies, products, and intellectual property. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the merger will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination, or other extraordinary transaction, involving SpeechWorks.

     We have acted as financial advisor to the Board of Directors of SpeechWorks in connection with this transaction and will receive a fee for our services. In the ordinary course of our business we may actively trade the securities of SpeechWorks and ScanSoft for our own account and for the accounts of our customers or their or our affiliates and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the information of the Board of Directors of SpeechWorks and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company in respect of the transaction with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the ScanSoft Common Stock or the SpeechWorks Common Stock will trade following announcement of the Merger, or at any time thereafter, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders meeting held in connection with the Merger.

[MORGANSTANLEY LOGO]

     Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of SpeechWorks Common Stock.

                                          Very truly yours,

                                          Morgan Stanley & Co. Incorporated

                                          By: /s/ ROBERT L. EATROFF
                                            ------------------------------------
                                              Robert L. Eatroff
                                              Managing Director

                                                                         ANNEX D

                  AMENDED AND RESTATED PARENT VOTING AGREEMENT

     This Amended and Restated Voting Agreement ("AGREEMENT") is made and
entered into as of June   , 2003, between SPEECHWORKS INTERNATIONAL, INC., a
Delaware corporation (the "COMPANY") and the undersigned stockholder ("STOCKHOLDER") of SCANSOFT, INC., a Delaware corporation ("PARENT").

                                    RECITALS

     A. Parent, Spiderman Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company have entered into an Agreement and Plan of Reorganization dated as of April 23, 2003 (the "REORGANIZATION AGREEMENT"), which provides for the merger (the "MERGER") of Merger Sub with and into the Company, with the Company being the surviving corporation. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive common stock of Parent.

     B. The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding capital stock of Parent, and such number of shares of capital stock of Parent issuable upon the exercise of outstanding options and warrants, as is indicated on the signature page of this Agreement.

     C. In consideration of the execution of the Reorganization Agreement by the Company, the Stockholder (in his or her capacity as such) has agreed to vote the Shares (as defined below) and such other shares of capital stock of Parent over which the Stockholder has voting power, so as to facilitate consummation of the Merger.

     D. Stockholder and the Company entered into a voting agreement on April 23, 2003 (the "ORIGINAL AGREEMENT").

     E. Stockholder and the Company desire to amend and restate the Original Agreement.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Certain Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Reorganization Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          1.1 "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Reorganization Agreement, or (iii) such date and time as the Stockholder's employment with Parent has been terminated by action of Parent.

          1.2 "PERSON" shall mean any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental authority.

          1.3 "SHARES" shall mean: (i) all securities of Parent (including all shares of Parent Common Stock and all options, warrants and other rights to acquire shares of Parent Common Stock) owned by the Stockholder as of the date of this Agreement, and (ii) all additional securities of Parent (including all additional shares of Parent Common Stock and all additional options, warrants and other rights to acquire shares of Parent Common Stock) of which the Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

          1.4 Transfer. A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

     2. Restriction on Transfer of Shares. Except (x) as expressly contemplated by this Agreement or the Reorganization Agreement, or (y) sales of shares of Parent Common Stock by Stockholder in connection with 10b5-1 plans of the Parent currently in effect, during the term of this Agreement, Stockholder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein (except that Stockholder may transfer any or all of the Shares to a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder's immediate family, provided that in the event of such transfer or gift, the transferee of such Shares agrees to be bound by the terms and conditions of this Agreement); (ii) grant any proxies or powers of attorney with respect to any Shares not Transferred or deposit any Shares not Transferred into a voting trust or enter into a voting agreement with respect to any Shares not Transferred, or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing any of Stockholder's obligations under this Agreement. Stockholder further agrees with and covenants to the Company that Stockholder shall not request that Parent register the transfer of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement. Stockholder agrees that, in order to ensure compliance with the restrictions referred to herein, Parent may issue appropriate "stop transfer" instructions to its transfer agent.

     3. Agreement to Vote Shares. Until the Expiration Date, at every meeting of stockholders of Parent called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of Parent with respect to any of the following, the Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 4 hereof), the Shares beneficially owned by the Stockholder:

          3.1 in favor of the issuance of shares of Parent Common Stock in connection with the Merger, and in favor of each of the other actions contemplated by the Reorganization Agreement, as the Reorganization Agreement may be modified or amended from time to time, and the Proxy and any action required in furtherance thereof;

          3.2 against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Reorganization Agreement;

          3.3 against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement;

          3.4 against any proposal that would result in a breach by Parent of the Reorganization Agreement; and

          3.5 against the election of a group of individuals to replace a majority or more of the individuals on the Board of Directors of Parent as of the date of this Agreement.

     Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

     4. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to the Company a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by applicable law, with respect to the Shares.

     5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company that, as of the date hereof and at all times until the Expiration Date, (i) the Stockholder is and will be the beneficial owner of the shares of Parent Common Stock, and the options, warrants and other rights to purchase shares of Parent Common Stock, set forth on signature page of this Agreement and not Transferred, with full power to vote or direct the voting of the Shares not Transferred for and on behalf of all beneficial owners of the Shares not Transferred; (ii) the Shares are and will be, unless Transferred, free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature (other than pursuant to the terms of restricted stock agreements as in effect on the date hereof);
(iii) the Stockholder does not beneficially own any securities of Parent other than the shares of Parent Common Stock, and options, warrants and other rights to purchase shares of Parent Common Stock, set forth on the signature page of this Agreement; (iv) with respect to the Shares not Transferred, the Stockholder has and will have full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy; (v) the execution, delivery and performance of this Agreement by Stockholder will not violate any agreement or court order to which the Shares are subject, including, without limitation, any voting agreement or voting trust; and (vi) this Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms.

     6. Legending of Shares. If so requested by the Company, the Stockholder hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy.

     7. Termination. This Agreement shall terminate and be of no further force or effect as of the Expiration Date.

     8. Fiduciary Duties. Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of Parent, to the extent permitted by the Reorganization Agreement.

     9. Miscellaneous.

          9.1 Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

          9.2 Severability. In the event that any term, provision, covenant or restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement, and the application of such terms, provisions, covenants and restrictions to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

          9.3 Binding Effect; Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned to any other Person without the prior written consent of the Company.

          9.4 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          9.5 Specific Performance; Injunctive Relief. Each of the parties hereto hereby acknowledge that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of the Company and to preserve for the Company the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each such representation, warranty, covenant and restriction a special, unique, and extraordinary value; and (iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to the Company which cannot be adequately compensated by a monetary award. Accordingly, the Company and the Stockholder hereby expressly agree that in addition to all other remedies available at law or in equity, the Company shall be entitled to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof.

          9.6 Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          9.7 Entire Agreement. This Agreement and the Proxy and the other agreements referred to in this Agreement set forth the entire agreement and understanding of the Company and the Stockholder with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between the Company and the Stockholder, both oral and written, with respect to the subject matter hereof and thereof.

          9.8 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the respective parties at the following address (or at such other address for a party as shall be specified by like notice):

             (a) if to the Company, to:

                                          SPEECHWORKS INTERNATIONAL, INC.
                                          695 Atlantic Avenue
                                          Boston, MA 02111
                                          Attention: Stuart R. Patterson
                                          Tel.: (617) 428-4444

                                          with a copy to:

                                          Hale and Dorr
                                          60 State Street
                                          Boston, MA 02109
                                          Attention: Mark G. Borden, Esq.
                                          Tel.: (617) 526-6000
                                          Fax: (617) 526-5000

             (b) if to the Stockholder, to the address for notice set forth on the last page hereof,

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          9.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          9.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have caused this Amended and Restated Voting Agreement to be duly executed on the date and year first above written.

                                          SPEECHWORKS INTERNATIONAL, INC.

                                          By:
                                            ------------------------------------
                                              Stuart R. Patterson
                                              Chief Executive Officer

                **** AMENDED AND RESTATED VOTING AGREEMENT ****

                                          STOCKHOLDER:

                                          --------------------------------------
                                          [Name of Stockholder]

                                          --------------------------------------
                                          Telephone

                                          --------------------------------------
                                          Facsimile No.

                                          Shares beneficially owned:

                                          ______ shares of the Parent Common
                                          Stock
                                          ______ shares of the Parent Common
                                          Stock issuable upon the exercise of
                                          outstanding options, warrants or other
                                          rights

                                          Address:

                                          --------------------------------------

                                          --------------------------------------


                **** AMENDED AND RESTATED VOTING AGREEMENT ****

                                   EXHIBIT A

                               IRREVOCABLE PROXY

     The undersigned stockholder of SCANSOFT, INC., a Delaware corporation (the "PARENT"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of SPEECHWORKS INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of the Parent as of the date of this Proxy are listed on the final page of this Proxy. Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Amended and Restated Voting Agreement of even date herewith by and between the Company and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of the Company entering into that certain Agreement and Plan of Reorganization (the "REORGANIZATION AGREEMENT"), by and among Parent, Merger Sub and the Company, which provides for the merger of the Merger Sub with and into the Company in accordance with its terms (the "MERGER"). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Reorganization Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Parent and in every written consent in lieu of such meeting:
(i) in favor of approval of the Merger and the adoption and approval of the Reorganization Agreement, and in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance thereof;
(ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Reorganization Agreement; (iii) against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement; (iv) against any proposal that would result in a breach by the Parent of the Reorganization Agreement; and (v) against the election of a group of individuals to replace a majority or more of the individuals on the Board of Directors of the Parent as of the date of this Proxy.

     The attorneys and proxies named above may not exercise this Proxy to vote, consent or act on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned other than with respect to any Shares sold in open market transactions and in accordance with Section 2 of the Voting Agreement.

                  [Remainder of Page Intentionally Left Blank]

Dated: June   , 2003

                                          Signature of Stockholder:
                                                                    -----------

                                          Print Name of Stockholder:
                                                                     -----------

                                          shares beneficially owned:

                                          ________ shares of the Parent Common
                                          Stock

                                          ________ shares of the Parent Common
                                          Stock issuable upon the exercise of
                                          outstanding options, warrants or other
                                          rights

                          **** IRREVOCABLE PROXY ****

                                                                         ANNEX E
                                                                  EXECUTION COPY

                 AMENDED AND RESTATED COMPANY VOTING AGREEMENT


     This Amended and Restated Voting Agreement ("AGREEMENT") is made and
entered into as of June   , 2003, between SCANSOFT, INC., a Delaware corporation
("PARENT"), and the undersigned stockholder ("STOCKHOLDER") of SPEECHWORKS INTERNATIONAL, INC., a Delaware corporation (the "COMPANY").


                                    RECITALS

     A. Parent, Spiderman Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company have entered into an Agreement and Plan of Reorganization dated as of April 23, 2003 (the "REORGANIZATION AGREEMENT"), which provides for the merger (the "MERGER") of Merger Sub with and into the Company, with the Company being the surviving corporation. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive common stock of Parent.

     B. The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding capital stock of the Company, and such number of shares of capital stock of the Company issuable upon the exercise of outstanding options and warrants, as is indicated on the signature page of this Agreement.

     C. In consideration of the execution of the Reorganization Agreement by Parent, the Stockholder (in his or her capacity as such) has agreed to vote the Shares (as defined below) and such other shares of capital stock of the Company over which the Stockholder has voting power, so as to facilitate consummation of the Merger.

     D. Stockholder and Parent entered into a voting agreement on April 23, 2003 (the "ORIGINAL AGREEMENT").

     E. Stockholder and Parent desire to amend and restate the Original
Agreement.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Certain Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Reorganization Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          1.1 "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Reorganization Agreement, or (iii) such date and time as the Stockholder's employment with the Company has been terminated by action of the Company.

          1.2 "PERSON" shall mean any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental authority.

          1.3 "SHARES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by the Stockholder as of the date of this Agreement, and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the

     Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

          1.4 Transfer. A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

          1.5 Beneficial Ownership. Notwithstanding anything to the contrary set forth herein or under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, the terms "beneficially own," "beneficial owner," "beneficial ownership" and the like shall not include shares of Company Common Stock held of record by Atlas Venture Fund II, L.P. and Charles River Partnership VII.

     2. Restriction on Transfer of Shares. Except (x) as expressly contemplated by this Agreement or the Reorganization Agreement, (y) for sales of shares of Company Common Stock by Stockholder issued after the date of initial filing of the Joint Proxy Statement/Prospectus with the SEC pursuant to the valid exercise of stock options by such Stockholder or (z) for sales of shares of restricted Company Common Stock that accelerate and vest in connection with the Merger, during the term of this Agreement, Stockholder shall not, directly or indirectly:

     (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein (except that Stockholder may transfer any or all of the Shares to a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder's immediate family, provided that in the event of such transfer or gift, the transferee of such Shares agrees to be bound by the terms and conditions of this Agreement);

     (ii) grant any proxies or powers of attorney with respect to any Shares not Transferred or deposit any Shares not Transferred into a voting trust or enter into a voting agreement with respect to any Shares not Transferred; or

     (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing any of Stockholder's obligations under this Agreement.

     Stockholder further agrees with and covenants to Parent that Stockholder shall not request that the Company register the transfer of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement. Stockholder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent. Notwithstanding anything to the contrary herein, Stockholder may elect to substitute and sell other shares (the "Substituted Shares") of the Company Common Stock beneficially owned by Stockholder, up to and in lieu of the number of shares of Company Common Stock otherwise permitted to be sold under this
Section 2, provided that Stockholder is vested in any such Substituted Shares as of the date of such substitution and sale.

     3. Agreement to Vote Shares. Until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 4 hereof), the Shares beneficially owned by the Stockholder:

          3.1 in favor of approval of the Merger and the adoption and approval of the Reorganization Agreement, and in favor of each of the other actions contemplated by the Reorganization Agreement, as the Reorganization Agreement may be modified or amended from time to time, and the Proxy and any action required in furtherance thereof;

          3.2 against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Reorganization Agreement;

          3.3 against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement;

          3.4 against any proposal that would result in a breach by the Company of the Reorganization Agreement; and

          3.5 against the election of a group of individuals to replace a majority or more of the individuals on the Board of Directors of the Company as of the date of this Agreement.

     Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

     4. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by applicable law, with respect to the Shares.

     5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent that, as of the date hereof and at all times until the Expiration Date, (i) the Stockholder is and will be the beneficial owner of the shares of Company Common Stock, and the options, warrants and other rights to purchase shares of Company Common Stock, set forth on signature page of this Agreement and not Transferred, with full power to vote or direct the voting of the Shares not Transferred for and on behalf of all beneficial owners of the Shares not Transferred; (ii) the Shares are and will be, unless Transferred, free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature (other than pursuant to the terms of restricted stock agreements as in effect on the date hereof); (iii) the Stockholder does not beneficially own any securities of the Company other than the shares of Company Common Stock, and options, warrants and other rights to purchase shares of Company Common Stock, set forth on the signature page of this Agreement; (iv) with respect to the Shares not Transferred, the Stockholder has and will have full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy; (v) the execution, delivery and performance of this Agreement by Stockholder will not violate any agreement or court order to which the Shares are subject, including, without limitation, any voting agreement or voting trust; and (vi) this Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms.

     6. Legending of Shares. If so requested by Parent, the Stockholder hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy.

     7. Termination. This Agreement shall terminate and be of no further force or effect as of the Expiration Date.

     8. Fiduciary Duties. Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Reorganization Agreement.

     9. Miscellaneous.

          9.1 Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

          9.2 Severability. In the event that any term, provision, covenant or restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement, and the application of such terms, provisions, covenants and restrictions to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

          9.3 Binding Effect; Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholder may be assigned to any other Person without the prior written consent of Parent.

          9.4 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          9.5 Specific Performance; Injunctive Relief. Each of the parties hereto hereby acknowledge that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of Parent and to preserve for Parent the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each such representation, warranty, covenant and restriction a special, unique, and extraordinary value; and (iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to Parent which cannot be adequately compensated by a monetary award. Accordingly, Parent and the Stockholder hereby expressly agree that in addition to all other remedies available at law or in equity, Parent shall be entitled to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof.

          9.6 Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          9.7 Entire Agreement. This Agreement and the Proxy and the other agreements referred to in this Agreement set forth the entire agreement and understanding of Parent and the Stockholder with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between Parent and the Stockholder, both oral and written, with respect to the subject matter hereof and thereof.

          9.8 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the respective parties at the following address (or at such other address for a party as shall be specified by like notice):

             (a) if to Parent, to:

                                          SCANSOFT, INC.
                                          9 Centennial Drive
                                          Peabody, MA 01960
                                          Attention: Paul A. Ricci
                                          Tel.: (978) 977-2000
                                          Fax: (978) 977-2436

                                          with a copy to:

                                          Wilson Sonsini Goodrich & Rosati
                                          Professional Corporation
                                          650 Page Mill Road
                                          Palo Alto, California 94304-1050
                                          Attention: Katherine A. Martin
                                                Robert Sanchez
                                          Tel.: (650) 493-9300
                                          Fax: (650) 493-6811

             (b) if to Stockholder, to the address for notice set forth on the last page hereof,

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     9.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     9.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have caused this Amended and Restated Voting Agreement to be duly executed on the date and year first above written.

                                          SCANSOFT, INC.

                                          By:
                                            ------------------------------------
                                              Paul A. Ricci
                                              Chairman and Chief Executive
                                              Officer

                 ****AMENDED AND RESTATED VOTING AGREEMENT ****

                                          STOCKHOLDER:

                                          By:
                                            ------------------------------------
                                                       (Signature)

                                          Name:
                                              ----------------------------------
                                                       (Print Name)

                                          --------------------------------------
                                          Telephone

                                          --------------------------------------
                                          Facsimile No.

                                          Shares beneficially owned:

                                          ______ shares of the Company Common
                                          Stock

                                          ______ shares of the Company Common
                                          Stock issuable upon the exercise of
                                          outstanding options, warrants or other
                                          rights

                                          Address:

                                          --------------------------------------

                                          --------------------------------------

                 ****AMENDED AND RESTATED VOTING AGREEMENT ****

                                   EXHIBIT A

                               IRREVOCABLE PROXY

     The undersigned stockholder of SPEECHWORKS INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of SCANSOFT, INC., a Delaware corporation ("PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Proxy. Notwithstanding anything to the contrary set forth herein or under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, the terms "beneficially own," "beneficial owner," "beneficial ownership" and the like shall not include shares of Company Common Stock held of record by Atlas Venture Fund II, L.P. and Charles River Partnership VII. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Amended and Restated Voting Agreement of even date herewith by and between Parent and the undersigned stockholder (the "VOTING AGREEMENT"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Reorganization (the "REORGANIZATION AGREEMENT"), by and among Parent, Merger Sub and the Company, which provides for the merger of the Merger Sub with and into the Company in accordance with its terms (the "MERGER"). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Reorganization Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting: (i) in favor of approval of the Merger and the adoption and approval of the Reorganization Agreement, and in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance thereof; (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Reorganization Agreement; (iii) against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement; (iv) against any proposal that would result in a breach by the Company of the Reorganization Agreement; and (v) against the election of a group of individuals to replace a majority or more of the individuals on the Board of Directors of the Company as of the date of this Proxy.

     The attorneys and proxies named above may not exercise this Proxy to vote, consent or act on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned other than with respect to any Shares sold in open market transactions and in accordance with Section 2 of the Voting Agreement.

Dated: June   , 2003

                                          Signature of Stockholder:
                                                                    -----------

                                          Print Name of Stockholder:
                                                                     -----------

                                          Shares beneficially owned:

                                          ______ shares of the Company Common
                                          Stock

                                          ______ shares of the Company Common
                                          Stock issuable upon the exercise of
                                          outstanding options, warrants or other
                                          rights

                          **** IRREVOCABLE PROXY ****

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         SPEECHWORKS INTERNATIONAL, INC.
  FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, AUGUST 11, 2003

      The undersigned stockholder of SpeechWorks International, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Joint Proxy Statement/Prospectus, each dated July 2, 2003 and hereby appoints Stuart R. Patterson and Richard J. Westelman, or one of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of SpeechWorks International, Inc. to be held on Monday, August 11, 2003 at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournments or postponements thereof, with all power which the undersigned would possess if personally present, and to vote all shares of Common Stock of the Company held of record by the undersigned as of the record date upon the proposal hereinafter specified, and with discretionary authority upon such other matters as may properly come before the meeting. All previous proxies are hereby revoked.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                 (REVERSE SIDE)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE AS SHOWN HERE. [X]

1. To adopt the Agreement and Plan of Reorganization by and among ScanSoft, Inc., Spiderman Acquisition Corporation and SpeechWorks International, Inc., and approve the merger contemplated by the Agreement and Plan of Reorganization.

      FOR [  ]  AGAINST [  ]  ABSTAIN [  ]


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL BELOW AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL BELOW.

Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may revoke your proxy and vote in person if you desire.


To change address on your account, please check the box at right and indicate your new address in the address space above. [ ]

Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder _____________           Date:___________

Signature of Stockholder ______________          Date:___________


Please sign exactly as your name appears hereon. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.